                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-86366

The information in this prospectus supplement and the prospectus is not complete and may be changed. These securities may not be sold nor may offers to buy be accepted prior to the time a final prospectus is delivered. This prospectus supplement and prospectus are not an offering to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                SUBJECT TO COMPLETION, DATED SEPTEMBER 19, 2003

PROSPECTUS SUPPLEMENT
(To Prospectus dated August 13, 2003)


                         $1,097,261,000 (APPROXIMATE)


          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2003-TOP12
                                   as Issuer


               BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                 as Depositor


                    BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                     MORGAN STANLEY MORTGAGE CAPITAL INC.
                       PRINCIPAL COMMERCIAL FUNDING, LLC
                    WELLS FARGO BANK, NATIONAL ASSOCIATION
                    JOHN HANCOCK REAL ESTATE FINANCE, INC.
                           as Mortgage Loan Sellers


       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-TOP12

                                --------------

     Bear Stearns Commercial Mortgage Securities Inc. is offering selected classes of its Series 2003-TOP12 Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in a trust. The trust's assets will primarily be 152 mortgage loans secured by first mortgage liens on commercial, manufactured housing community and multifamily properties. The Series 2003-TOP12 Certificates are not obligations of Bear Stearns Commercial Mortgage Securities Inc., the sellers of the mortgage loans or any of their affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

     Investing in the certificates offered to you involves risks. See "Risk Factors" beginning on page S-29 of this prospectus supplement and page 7 of the prospectus.

                                --------------

          Characteristics of the certificates offered to you include:

                                --------------

                                                                PASS-THROUGH
               APPROXIMATE INITIAL     INITIAL PASS-THROUGH         RATE            RATINGS
   CLASS       CERTIFICATE BALANCE             RATE             DESCRIPTION     (MOODY'S/FITCH)
-----------   ---------------------   ----------------------   -------------   ----------------
Class A-1          $218,000,000       %                        Fixed                Aaa/AAA
Class A-2          $130,600,000       %                        Fixed                Aaa/AAA
Class A-3          $185,900,000       %                        Fixed                Aaa/AAA
Class A-4          $487,288,000       %                        Fixed                Aaa/AAA
Class B            $ 30,479,000       %                        WAC                  Aa2/AA
Class C            $ 31,931,000       %                        WAC                   A2/A
Class D            $ 13,063,000       %                        WAC                   A3/A-

The certificate balances are approximate and may vary by up to 5%.

                                --------------

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THE CERTIFICATES OFFERED TO YOU OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                --------------

     Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated will act as co-lead managers and co-bookrunners with respect to the offered certificates. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC, the underwriters, will purchase the certificates offered to you from Bear Stearns Commercial Mortgage Securities Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the certificates to purchasers on or about October , 2003. Bear Stearns Commercial Mortgage Securities Inc. expects to receive from this offering approximately
$ , plus accrued interest from the cut-off date, before deducting expenses payable by Bear Stearns Commercial Mortgage Securities Inc.

                                --------------

BEAR, STEARNS & CO. INC.                                          MORGAN STANLEY
GOLDMAN, SACHS & CO.                         WELLS FARGO BROKERAGE SERVICES, LLC

                                October   , 2003

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-TOP12
                     GEOGRAPHIC OVERVIEW OF MORTGAGE POOL


WASHINGTON                                      FLORIDA
2 properties                                    13 properties
$2,628,773                                      $139,354,260
0.2% of total                                   12.0% of total

UTAH                                            ALABAMA
5 properties                                    1 property
$18,501,732                                     $13,777,409
1.6% of total                                   1.2% of total

MINNESOTA                                       OKLAHOMA
2 properties                                    1 property
$5,384,404                                      $8,820,172
0.5% of total                                   0.8% of total

ILLINOIS                                        TEXAS
4 properties                                    10 properties
$36,904,073                                     $70,024,983
3.2% of total                                   6.0% of total

INDIANA                                         COLORADO
1 property                                      4 properties
$7,987,919                                      $23,599,795
0.7% of total                                   2.0% of total

MICHIGAN                                        ARIZONA
3 properties                                    6 properties
$21,777,169                                     $43,630,697
1.9% of total                                   3.8% of total

OHIO                                            SOUTHERN CALIFORNIA
3 properties                                    26 properties
$10,493,340                                     $112,524,018
0.9% of total                                   9.7% of total

PENNSYLVANIA                                    NORTHERN CALIFORNIA
3 properties                                    14 properties
$18,144,385                                     $108,297,348
0.6% of total                                   9.3% of total

NEW YORK                                        NEVADA
12 properties                                   2 properties
$136,427,614                                    $2,290,699
11.7% of total                                  0.2% of total

NEW HAMPSHIRE
1 property
$8,869,876
0.8% of total

MASSACHUSETTS                                   IDAHO
7 properties                                    3 properties
$104,661,338                                    $10,319,852
9.0% of total                                   0.9% of total

NEW JERSEY                                      OREGON
11 properties                                   3 properties
$121,643,094                                    $10,776,598
10.5% of total                                  0.9% of total

MARYLAND                                        ALASKA
3 properties                                    1 property
$29,603,240                                     $1,945,379
2.5% of total                                   0.2% of total

VIRGINIA                                        HAWAII
7 properties                                    1 property
$37,632,603                                     $4,135,076
3.2% of total                                   0.4% of total

NORTH CAROLINA
6 properties
$17,324,153
1.5% of total

KENTUCKY
2 properties
$12,572,015
1.1% of total

SOUTH CAROLINA
1 property
$3,480,000
0.3% of total

GEORGIA
8 properties
$17,590,779
1.5% of total



       (Less than) 1.0% of Cut-Off Date Balance

[   ]  1.0% - 5.0% of Cut-Off Date Balance

[   ]  5.1% - 10.0% of Cut-Off Date Balance

[   ]  (Greater than 10.0% of Cut-Off Date Balance

[GRAPHIC OMITTED]

SUN VALLEY APARTMENTS, Floral Park, NJ



[GRAPHIC OMITTED]

WEST VALLEY MALL, Tracy, CA


[GRAPHIC OMITTED]

WESTSHORE PLAZA, Tampa, FL


 [GRAPHIC OMITTED]

 360 LEXINGTON, New York, NY



 [GRAPHIC OMITTED]

 WESTGATE MARKETPLACE, Houston, TX

[GRAPHIC OMITTED]

STEPHEN L. BROWN BUILDING, Boston, MA


[GRAPHIC OMITTED]

284 MOTT STREET, New York, NY


[GRAPHIC OMITTED]

GGP PORTFOLIO -- WOODLANDS VILLAGE, Flagstaff, AZ


[GRAPHIC OMITTED]

BERKELEY BUILDING, Boston, MA


[GRAPHIC OMITTED]

CEDAR KNOLLS SHOPPING CENTER, Cedar Knolls, NJ


[GRAPHIC OMITTED]

TOWN SQUARE MALL, Vestal, NY


[GRAPHIC OMITTED]

GGP PORTFOLIO -- DIVISION CROSSING, Portland, OR

The pass-through rates on the Class A-1 and Class A-2 Certificates will be fixed at the respective per annum rates set forth on the cover. The Class A-3, Class A-4, Class B, Class C and Class D Certificates will accrue interest at a per annum rate equal to either (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero. You should read the section entitled "Ratings" in this prospectus supplement.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         Information about the certificates offered to you is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this prospectus supplement, which describes the specific terms of the certificates offered to you.

         You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. Bear Stearns Commercial Mortgage Securities Inc. has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.
                         ------------------------------

         This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

         The Series 2003-TOP12 Certificates are not obligations of Bear Stearns Commercial Mortgage Securities Inc. or any of its affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

         In this prospectus supplement, the terms "depositor," "we" and "us" refer to Bear Stearns Commercial Mortgage Securities Inc.

                         ------------------------------

         Bear Stearns Commercial Mortgage Securities Inc. will not list the certificates offered to you on any national securities exchange or any automated quotation system of any registered securities association such as NASDAQ.

                         ------------------------------

         Until ninety days after the date of this prospectus supplement, all dealers that buy, sell or trade the certificates offered by this prospectus supplement, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

         The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

         The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"), and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (1) are outside the United Kingdom, or (2) have professional experience in participating in unregulated collective investment schemes, or (3) are persons falling within
Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons" and together with the FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

         Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT INFORMATION                              Repurchases and Other Remedies.............S-110
PRESENTED IN THIS PROSPECTUS SUPPLEMENT                         Changes In Mortgage Pool Characteristics...S-111
AND THE ACCOMPANYING PROSPECTUS...................S-3      Servicing Of The Mortgage Loans.................S-111
NOTICE TO RESIDENTS OF THE UNITED KINGDOM.........S-3           General....................................S-111
Executive Summary.................................S-6           Servicing of the Berkeley & Brown Loan
Summary of Prospectus Supplement..................S-7               Group and the RSA Loan Group ..........S-113
     What You Will Own............................S-7           The Master Servicer and Special Servicer...S-117
     Relevant Parties and Dates...................S-7           The Master Servicer........................S-118
     Offered Certificates.........................S-9           Events of Default..........................S-118
     Information About the Mortgage Pool.........S-18           The Special Servicer.......................S-119
     Additional Aspects of Certificates..........S-26           The Operating Adviser......................S-120
Risk Factors.....................................S-29           Mortgage Loan Modifications................S-121
Description Of The Offered Certificates..........S-64           Sale of Defaulted Mortgage Loans...........S-122
     General.....................................S-64           Foreclosures...............................S-123
     Certificate Balances........................S-65      Material Federal Income Tax Consequences........S-124
     Pass-Through Rates..........................S-67           General....................................S-124
     Distributions...............................S-69           Original Issue Discount and Premium........S-125
     Optional Termination........................S-76           Prepayment Premiums and Yield Maintenance
     Advances....................................S-76               Charges ...............................S-126
     Reports to Certificateholders; Available                   Jobs and Growth Tax Relief Reconciliation
         Information ............................S-79               Act of 2003 ...........................S-126
     Example of Distributions....................S-82           Additional Considerations..................S-127
     The Trustee and the Fiscal Agent............S-83      Legal Aspects Of Mortgage Loans.................S-127
     The Paying Agent, Certificate Registrar and                California.................................S-127
         Authenticating Agent ...................S-84      ERISA Considerations............................S-127
     Expected Final Distribution Date; Rated                    Plan Assets................................S-128
         Final Distribution Date ................S-84           Special Exemption Applicable to the
     Amendments to the Pooling and Servicing                        Offered Certificates ..................S-128
         Agreement ..............................S-84           Insurance Company General Accounts.........S-130
Yield, Prepayment And Maturity Considerations....S-85           General Investment Considerations..........S-130
     General.....................................S-85      Legal Investment................................S-131
     Pass-Through Rates..........................S-86      Use Of Proceeds.................................S-131
     Rate and Timing of Principal Payments.......S-86      Plan Of Distribution............................S-131
     Unpaid Distributable Certificate Interest...S-87      Legal Matters...................................S-132
     Losses and Shortfalls.......................S-88      Ratings.........................................S-133
     Relevant Factors............................S-88      Glossary Of Terms...............................S-134
     Weighted Average Life.......................S-88      APPENDIX I - Mortgage Pool
Description of the Mortgage Pool.................S-92           Information  (Tables)........................I-1
     General.....................................S-92      APPENDIX II - Certain Characteristics
     Material Terms and Characteristics of the                  Of The Mortgage Loans.......................II-1
         Mortgage Loans .........................S-92      APPENDIX III - Significant
     The Berkeley & Brown Pari Passu Loan........S-98           Loan Summaries.............................III-1
     The RSA Pari Passu Loan....................S-100      APPENDIX IV - Term Sheet..........................T-1
     The WestShore Plaza Pari Passu Loan........S-101      APPENDIX V - Form of Statement to
     Assessments of Property Value and ConditionS-101           Certificateholders...........................V-1
     Environmental Insurance....................S-103      SCHEDULE A - Rates Used in Determination
     Additional Mortgage Loan Information.......S-104           of Class X Pass-Through Rates................A-1
     Standard Hazard Insurance..................S-105
     The Sellers................................S-107
     Sale of the Mortgage Loans.................S-107
     Representations and Warranties.............S-108


                                      S-5

                                EXECUTIVE SUMMARY
            This Executive Summary highlights selected information regarding the certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THIS OFFERING AND THE UNDERLYING MORTGAGE LOANS, YOU SHOULD READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                              CERTIFICATE STRUCTURE

--------------- ------------- ---------------- -------------- ---------------- --------------- ------------ ------------
                                APPROXIMATE     APPROXIMATE                     APPROXIMATE
                                  INITIAL         INITIAL                        PERCENT OF     WEIGHTED     PRINCIPAL
 APPROXIMATE                    CERTIFICATE    PASS-THROUGH       RATINGS          TOTAL         AVERAGE      WINDOW
CREDIT SUPPORT     CLASS          BALANCE          RATE       (MOODY'S/FITCH)   CERTIFICATES   LIFE (YRS.)   (MONTHS)
--------------- ------------- ---------------- -------------- ---------------- --------------- ------------ ------------
   12.000%      CLASS A-1      $218,000,000        ___%           Aaa/AAA         18.775%         3.75         1-59
--------------- ------------- ---------------- -------------- ---------------- --------------- ------------ ------------
   12.000%      CLASS A-2      $130,600,000        ___%           Aaa/AAA         11.248%         5.98        59-78
--------------- ------------- ---------------- -------------- ---------------- --------------- ------------ ------------
   12.000%      CLASS A-3      $185,900,000        ___%           Aaa/AAA         16.010%         7.00        78-102
--------------- ------------- ---------------- -------------- ---------------- --------------- ------------ ------------
   12.000%      CLASS A-4      $487,288,000        ___%           Aaa/AAA         41.967%         9.55       102-119
--------------- ------------- ---------------- -------------- ---------------- --------------- ------------ ------------
   9.375%       CLASS B        $ 30,479,000        ___%           Aa2/AA          2.625%          9.91       119-119
--------------- ------------- ---------------- -------------- ---------------- --------------- ------------ ------------
   6.625%       CLASS C        $ 31,931,000        ___%            A2/A           2.750%         10.06       119-131
--------------- ------------- ---------------- -------------- ---------------- --------------- ------------ ------------
   5.500%       CLASS D        $ 13,063,000        ___%            A3/A-          1.125%         11.53       131-142
--------------- ------------- ---------------- -------------- ---------------- --------------- ------------ ------------
   4.250%       CLASS E        $ 14,514,000        ___%          Baa1/BBB+        1.250%         12.02       142-152
--------------- ------------- ---------------- -------------- ---------------- --------------- ------------ ------------
   3.625%       CLASS F        $  7,257,000        ___%          Baa2/BBB         0.625%         12.91       152-158
--------------- ------------- ---------------- -------------- ---------------- --------------- ------------ ------------
   3.000%       CLASS G        $  7,257,000        ___%          Baa3/BBB-        0.625%         13.59       158-168
--------------- ------------- ---------------- -------------- ---------------- --------------- ------------ ------------
__________      CLASSES H-O    ___________        _______        _________        ________      ________     ________
--------------- ------------- ---------------- -------------- ---------------- --------------- ------------ ------------
__________      CLASS X-1      ___________        _______         Aaa/AAA         ________      ________     ________
--------------- ------------- ---------------- -------------- ---------------- --------------- ------------ ------------
__________      CLASS X-2      ___________        _______         Aaa/AAA         ________      ________     ________
--------------- ------------- ---------------- -------------- ---------------- --------------- ------------ ------------

o The notional amount of the Class X-1 Certificates initially will be $1,161,122,793 and the notional amount of the Class X-2 Certificates initially will be $1,097,720,000.
o The percentages indicated under the column "Approximate Credit Support" with respect to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates in the aggregate.
o    The initial certificate balance may vary by up to 5%.
o The Class X-1 Certificates and the Class X-2 Certificates (together, the "Class X Certificates") and the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates are not offered pursuant to this prospectus supplement.
o The pass-through rates for the Class A-1 and Class A-2 Certificates presented in the table are fixed at their respective per annum rates set forth above. The Class A-3, Class A-4, Class B, Class C and Class D Certificates will accrue interest at a per annum rate equal to either (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage which percentage may be zero.
o The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The Weighted Average Life and principal window figures set forth above are based on the following assumptions, among others: (i) no losses on the underlying mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have anticipated repayment dates; (iii) payment in full on the "anticipated repayment date" or stated maturity date of each mortgage loan having such a date and (iv) a 0% CPR. See the assumptions set forth under "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and under "Structuring Assumptions" in the Glossary of Terms.
o Each Class X Certificate is an investment unit consisting of multiple REMIC regular interests.
o Each Class O Certificate is an investment unit consisting of a REMIC regular interest and beneficial ownership of certain excess interest in respect of mortgage loans having a hyperamortization feature.
o The Class R-I, R-II and R-III Certificates also represent ownership interests in the trust. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

     -----
           Offered certificates.
     -----
           Certificates not offered pursuant to this prospectus supplement.
     -----

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                                WHAT YOU WILL OWN

GENERAL...................................  Your certificates (along with the privately offered certificates)
                                            will represent beneficial interests in a trust created by Bear
                                            Stearns Commercial Mortgage Securities Inc. on the closing date.
                                            All payments to you will come only from the amounts received in connection with the assets of the trust. The trust's assets will primarily be 152 mortgage loans secured by first mortgage liens on 166 commercial, manufactured housing community and multifamily properties.

TITLE OF CERTIFICATES.....................  Commercial Mortgage Pass-Through Certificates, Series 2003-TOP12.

MORTGAGE POOL.............................  The mortgage pool consists of 152 mortgage loans with an aggregate principal balance of all mortgage loans as of October
                                            1, 2003, of approximately $1,161,122,793, which may vary by up to
                                            5%. Each mortgage loan requires scheduled payments of principal and/or interest to be made monthly. For purposes of those
                                            mortgage loans that have a due date on a date other than the first of the month, we have assumed that those mortgage loans are due on the first of the month for purposes of determining their cut-off dates and cut-off date balances.

                                            As of October 1, 2003, the balances of the mortgage loans in the mortgage pool ranged from approximately $659,077 to approximately
                                            $66,587,397 and the mortgage loans had an approximate average balance of $7,638,966.


                           RELEVANT PARTIES AND DATES


ISSUER....................................  Bear Stearns Commercial Mortgage Securities Trust 2003-TOP12.

DEPOSITOR.................................  Bear Stearns Commercial Mortgage Securities Inc.

MASTER SERVICER...........................  Wells Fargo Bank, National Association.

SPECIAL SERVICER..........................  ARCap Servicing, Inc.

PRIMARY SERVICERS.........................  Principal Global Investors, LLC with respect to those mortgage loans sold to the trust by Principal Commercial Funding, LLC and
                                            John Hancock Real Estate Finance, Inc. with respect to those mortgage loans sold by it to the trust. In addition, Wells Fargo
                                            Bank, National Association will act as primary servicer with respect to those mortgage loans sold to the trust by Bear Stearns
                                            Commercial Mortgage, Inc., Wells Fargo Bank, National Association
                                            and Morgan Stanley Mortgage Capital Inc.

TRUSTEE...................................  LaSalle Bank National Association, a national banking association.

FISCAL AGENT..............................  ABN AMRO Bank N.V., a Netherlands banking corporation and indirect corporate parent of the trustee.


                                      S-7

PAYING AGENT..............................  Wells Fargo Bank Minnesota, National Association, which will also act as the certificate registrar. See "Description of the
                                            Certificates--The Paying Agent" in this prospectus supplement.

OPERATING ADVISER.........................  The holders of certificates representing more than 50% of the aggregate certificate balance of the most subordinate class of certificates, outstanding at any time of determination, or, if the certificate balance of that class of certificates is less than 25% of the initial certificate balance of that class, the next most subordinate class of certificates, may appoint a representative to act as operating adviser for the purposes described in this prospectus supplement. The initial operating adviser will be ARCap CMBS Fund REIT, Inc.

SELLERS...................................  Bear Stearns Commercial Mortgage, Inc., as to 35 mortgage loans, representing 28.2% of the initial outstanding pool balance.

                                            Morgan Stanley Mortgage Capital Inc., as to 10 mortgage loans, representing 21.8% of the initial outstanding pool balance.

                                            Principal Commercial Funding, LLC, as to 40 mortgage loans, representing 19.9% of the initial outstanding pool balance.

                                            Wells Fargo Bank, National Association, as to 47 mortgage loans, representing 19.8% of the initial outstanding pool balance.

                                            John Hancock Real Estate Finance, Inc., as to 20 mortgage loans, representing 10.3% of the initial outstanding pool balance.

UNDERWRITERS..............................  Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated,
                                            Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC.

CUT-OFF DATE..............................  October 1, 2003. For purposes of the information contained in this prospectus supplement (including the appendices to this prospectus supplement), scheduled payments due in October 2003 with respect to mortgage loans not having payment dates on the first of each month have been deemed received on October 1, 2003, not the actual day on which such scheduled payments were due.

CLOSING DATE..............................  On or about October ___, 2003.

DISTRIBUTION DATE.........................  The 13th day of each month, or, if such 13th day is not a business day, the business day immediately following such 13th day, commencing in November 2003.

RECORD DATE...............................  With respect to each distribution date, the close of business on the last business day of the preceding calendar month.


                                      S-8

                                            ------------------------ -------------------------------------
EXPECTED FINAL DISTRIBUTION DATES........          Class A-1                  September 13, 2008
                                            ------------------------ -------------------------------------
                                                   Class A-2                    April 13, 2010
                                            ------------------------ -------------------------------------
                                                   Class A-3                    April 13, 2012
                                            ------------------------ -------------------------------------
                                                   Class A-4                  September 13, 2013
                                            ------------------------ -------------------------------------
                                                    Class B                   September 13, 2013
                                            ------------------------ -------------------------------------
                                                    Class C                   September 13, 2014
                                            ------------------------ -------------------------------------
                                                    Class D                     August 13, 2015
                                            ------------------------ -------------------------------------

                                            The Expected Final Distribution Date for each class of
                                            certificates is the date on which such class is expected to be paid in full, assuming no delinquencies, losses, modifications, extensions of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the certificates.
                                            Mortgage loans with anticipated repayment dates are assumed to repay in full on such dates.

RATED FINAL DISTRIBUTION DATE.............  As to each class of certificates, the distribution date in August
                                            2039.


                              OFFERED CERTIFICATES

GENERAL...................................  Bear Stearns Commercial Mortgage Securities Inc. is offering the following seven (7) classes of its Series 2003-TOP12
                                            Commercial Mortgage Pass-Through Certificates:

                                            o    Class A-l

                                            o    Class A-2

                                            o    Class A-3

                                            o    Class A-4

                                            o    Class B

                                            o    Class C

                                            o    Class D

                                            The entire series will consist of a total of twenty-two (22)
                                            classes, the following fifteen (15) of which are not being offered by this prospectus supplement and the accompanying prospectus: Class X-1, Class X-2, Class E, Class F, Class G,
                                            Class H, Class J, Class K, Class L, Class M, Class N, Class
                                            O, Class R-I, Class R-II and Class R-III.




                                      S-9

CERTIFICATE BALANCE.......................  Your certificates will have the approximate aggregate initial certificate balance presented in the chart below and this balance below may vary by up to 5%:

                                            ---------------------- ----------------------------------------
                                                  Class A-1            $218,000,000 Certificate Balance
                                            ---------------------- ----------------------------------------
                                                  Class A-2            $130,600,000 Certificate Balance
                                            ---------------------- ----------------------------------------
                                                  Class A-3            $185,900,000 Certificate Balance
                                            ---------------------- ----------------------------------------
                                                  Class A-4            $487,288,000 Certificate Balance
                                            ---------------------- ----------------------------------------
                                                   Class B             $ 30,479,000 Certificate Balance
                                            ---------------------- ----------------------------------------
                                                   Class C             $ 31,931,000 Certificate Balance
                                            ---------------------- ----------------------------------------
                                                   Class D             $ 13,063,000 Certificate Balance
                                            ---------------------- ----------------------------------------


                                            The certificate balance at any time is the maximum amount of principal distributable to a class and is subject to
                                            adjustment on each distribution date to reflect any
                                            reductions resulting from distributions of principal to that class or any allocations of losses to that class.

                                            The Class X-1 Certificates and the Class X-2 Certificates,
                                            which are private certificates, will not have certificate
                                            balances; each such class of certificates will instead
                                            represent the right to receive distributions of interest
                                            accrued as described herein on a notional amount. The
                                            notional amount of the Class X-1 Certificates will be equal to the aggregate of the certificate balances of the classes of certificates (other than the Class X-1, Class X-2, Class
                                            R-I, Class R-II and Class R-III Certificates) outstanding
                                            from time to time.

                                            The notional amount of the Class X-2 Certificates will
                                            equal:

                                            o    during the period from the Closing Date through and
                                                 including the distribution date occurring in April
                                                 2005, the sum of (a) the lesser of $174,917,000 and the
                                                 certificate balance of the Class A-1 Certificates
                                                 outstanding from time to time and (b) the aggregate of
                                                 the certificate balances of the Class A-2, Class A-3,
                                                 Class A-4, Class B, Class C, Class D, Class E, Class F,
                                                 Class G, Class H, Class J and Class K Certificates
                                                 outstanding from time to time;

                                            o    during the period following the distribution date
                                                 occurring in April 2005 through and including the
                                                 distribution date occurring in April 2006, the sum of
                                                 (a) the lesser of $114,520,000 and the certificate
                                                 balance of the Class A-1 Certificates outstanding from
                                                 time to time, (b) the aggregate of the certificate
                                                 balances of the Class A-2, Class A-3, Class A-4, Class
                                                 B, Class C, Class D, Class E, Class F and Class G
                                                 Certificates outstanding from time to time and (c) the
                                                 lesser of $1,051,000 and the certificate balance of the
                                                 Class H Certificates outstanding from time to time;

                                            o    during the period following the distribution date
                                                 occurring in April 2006 through and including the
                                                 distribution date occurring in April 2007, the sum of
                                                 (a) the lesser of $56,563,000 and the certificate

                                      S-10

                                                 balance of the Class A-1 Certificates outstanding from
                                                 time to time, (b) the aggregate of the certificate
                                                 balances of the Class A-2, Class A-3, Class A-4, Class
                                                 B, Class C and Class D Certificates outstanding from
                                                 time to time and (c) the lesser of $8,375,000 and the
                                                 certificate balance of the Class E Certificates
                                                 outstanding from time to time;

                                            o    during the period following the distribution date
                                                 occurring in April 2007 through and including the
                                                 distribution date occurring in April 2008, the sum of
                                                 (a) the lesser of $85,051,000 and the certificate
                                                 balance of the Class A-2 Certificates outstanding from
                                                 time to time, (b) the aggregate of the certificate
                                                 balances of the Class A-3, Class A-4, Class B and Class
                                                 C Certificates outstanding from time to time and (c)
                                                 the lesser of $1,421,000 and the certificate balance of
                                                 the Class D Certificates outstanding from time to time;

                                            o    during the period following the distribution date
                                                 occurring in April 2008 through and including the
                                                 distribution date occurring in April 2009, the sum of
                                                 (a) the lesser of $148,324,000 and the certificate
                                                 balance of the Class A-3 Certificates outstanding from
                                                 time to time, (b) the certificate balance of the Class
                                                 A-4 and Class B Certificates outstanding from time to
                                                 time and (c) the lesser of $16,453,000 and the
                                                 certificate balance of the Class C Certificates
                                                 outstanding from time to time;

                                            o    during the period following the distribution date
                                                 occurring in April 2009 through and including the
                                                 distribution date occurring in April 2010, the sum of
                                                 (a) the lesser of $51,722,000 and the certificate
                                                 balance of the Class A-3 Certificates outstanding from
                                                 time to time, (b) the certificate balance of the Class
                                                 A-4 and Class B Certificates outstanding from time to
                                                 time and (c) the lesser of $1,937,000 and the
                                                 certificate balance of the Class C Certificates
                                                 outstanding from time to time;

                                            o    during the period following the distribution date
                                                 occurring in April 2010 through and including the
                                                 distribution date occurring in April 2011, the sum of
                                                 (a) the lesser of $423,463,000 and the certificate
                                                 balance of the Class A-4 Certificates outstanding from
                                                 time to time and (b) the lesser of $21,292,000 and the
                                                 certificate balance of the Class B Certificates
                                                 outstanding from time to time;

                                            o    during the period following the distribution date
                                                 occurring in April 2011 through and including the
                                                 distribution date occurring in October 2011, the sum of
                                                 (a) the lesser of $400,483,000 and the certificate
                                                 balance of the Class A-4 Certificates outstanding from
                                                 time to time and (b) the lesser of $16,433,000 and the
                                                 certificate balance of the Class B Certificates
                                                 outstanding from time to time; and

                                            o    following the distribution date occurring in October
                                                 2011, $0.

                                            Accordingly, the notional amount of the Class X-1
                                            Certificates will be reduced on each distribution date by
                                            any distributions of principal actually made on, and any
                                            losses actually allocated to, any class of certificates
                                            (other than the Class X-1, Class X-2, Class R-I, Class R-II and Class R-III Certificates) outstanding from time to time.
                                            The



                                      S-11

                                            notional amount of the Class X-2 Certificates will be
                                            reduced on each distribution date by any distributions of
                                            principal actually made on, and any losses actually
                                            allocated to any component and any class of Certificates
                                            included in the calculation of the notional amount for the
                                            Class X-2 Certificates on such distribution date, as
                                            described above. Holders of the Class X-2 Certificates will not be entitled to distributions of interest at any time
                                            following the distribution date occurring in October 2011.

PASS-THROUGH RATES........................  Your certificates will accrue interest at an annual rate called a pass-through rate. The following table lists the
                                            initial pass-through rates for each class of offered
                                            certificates:

                                            ---------------------- -----------------------------------

                                                  Class A-1                   ___% (Fixed)
                                            ---------------------- -----------------------------------
                                                  Class A-2                   ___% (Fixed)
                                            ---------------------- -----------------------------------
                                                  Class A-3                   ___% (Fixed)
                                            ---------------------- -----------------------------------
                                                  Class A-4                   ___% (Fixed)
                                            ---------------------- -----------------------------------
                                                   Class B                     ___% (WAC)
                                            ---------------------- -----------------------------------
                                                   Class C                     ___% (WAC)
                                            ---------------------- -----------------------------------
                                                   Class D                     ___% (WAC)
                                            ---------------------- -----------------------------------

                                            Interest on your certificates will be calculated on the
                                            basis of a 360-day year consisting of twelve 30-day months, also referred to in this prospectus supplement as a 30/360 basis.

                                            The pass-through rates for the Class A-1 and Class A-2
                                            Certificates presented in the table are fixed at their
                                            respective per annum rates set forth above. The Class A-3,
                                            Class A-4, Class B, Class C and Class D Certificates will
                                            accrue interest at a per annum rate equal to either (i) a
                                            fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified
                                            percentage which percentage may be zero.

                                            The weighted average net mortgage rate for a particular
                                            distribution date is a weighted average of the interest
                                            rates on the mortgage loans minus a weighted average annual administrative cost rate, which includes the master
                                            servicing fee rate, any excess servicing fee rate, the
                                            primary servicing fee rate, and the trustee fee rate. The
                                            relevant weighting is based upon the respective principal
                                            balances of the mortgage loans as in effect immediately
                                            prior to the relevant distribution date. For purposes of
                                            calculating the weighted average net mortgage rate, the
                                            mortgage loan interest rates will not reflect any default
                                            interest rate. The mortgage loan interest rates will also be determined without regard to any loan term modifications
                                            agreed to by the special servicer or resulting from any
                                            borrower's bankruptcy or insolvency. In addition, for
                                            purposes of calculating the weighted average net mortgage
                                            rate, if a mortgage loan does not accrue interest on a
                                            30/360 basis, its interest rate for any month will, in
                                            general, be


                                      S-12

                                            deemed to be the rate per annum that, when calculated on a
                                            30/360 basis, will produce the amount of interest that
                                            actually accrues on that mortgage loan in that month.

                                            The pass-through rate applicable to the Class X-1
                                            Certificates for the initial distribution date will equal
                                            approximately ___% per annum.

                                            The pass-through rate applicable to the Class X-1
                                            Certificates for each distribution date subsequent to the
                                            initial distribution date will equal the weighted average of the respective strip rates (the "Class X-1 Strip Rates") at which interest accrues from time to time on the respective components of the total notional amount of the Class X-1
                                            Certificates outstanding immediately prior to the related
                                            distribution date (weighted on the basis of the respective balances of such components outstanding immediately prior to such distribution date). Each of those components will be
                                            comprised of all or a designated portion of the certificate balance of one of the classes of the Principal Balance
                                            Certificates. In general, the certificate balance of each
                                            class of Principal Balance Certificates will constitute a
                                            separate component of the total notional amount of the Class
                                            X-1 Certificates; provided that, if a portion, but not all, of the certificate balance of any particular class of
                                            Principal Balance Certificates is identified under
                                            "--Certificate Balance" above as being part of the total
                                            notional amount of the Class X-2 Certificates immediately
                                            prior to any distribution date, then that identified portion of such certificate balance will also represent one or more separate components of the total notional amount of the
                                            Class X-1 Certificates for purposes of calculating the
                                            accrual of interest for the related distribution date, and the remaining portion of such certificate balance will
                                            represent one or more other separate components of the Class
                                            X-1 Certificates for purposes of calculating the accrual of interest for the related distribution date. For any
                                            distribution date occurring in or before October 2011, on
                                            any particular component of the total notional amount of the
                                            Class X-1 Certificates immediately prior to the related
                                            distribution date, the applicable Class X-1 Strip Rate will be calculated as follows:

                                            o    if such particular component consists of the entire
                                                 certificate balance of any class of Principal Balance
                                                 Certificates, and if such certificate balance also
                                                 constitutes, in its entirety, a component of the total
                                                 notional amount of the Class X-2 Certificates
                                                 immediately prior to the related distribution date,
                                                 then the applicable Class X-1 Strip Rate will equal the
                                                 excess, if any, of (a) the weighted average net
                                                 mortgage rate for such distribution date, over (b) the
                                                 greater of (i) the rate per annum corresponding to such
                                                 distribution date as set forth on Schedule A attached
                                                 to this prospectus supplement and (ii) the pass-through
                                                 rate for such distribution date for such class of
                                                 Principal Balance Certificates;

                                            o    if such particular component consists of a designated
                                                 portion (but not all) of the certificate balance of any
                                                 class of Principal Balance Certificates, and if such
                                                 designated portion of such certificate balance also
                                                 constitutes a component of the total notional amount of
                                                 the Class X-2 Certificates immediately prior to the
                                                 related distribution date, then the applicable Class
                                                 X-1 Strip Rate will equal the excess, if any, of (a)
                                                 the weighted average net mortgage rate for such
                                                 distribution date, over (b) the greater of (i) the rate
                                                 per


                                      S-13

                                                 annum corresponding to such distribution date as
                                                 set forth on Schedule A attached to this prospectus
                                                 supplement and (ii) the pass-through rate for such
                                                 distribution date for such class of Principal Balance
                                                 Certificates;

                                            o    if such particular component consists of the entire
                                                 certificate balance of any class of Principal Balance
                                                 Certificates, and if such certificate balance does not,
                                                 in whole or in part, also constitute a component of the
                                                 total notional amount of the Class X-2 Certificates
                                                 immediately prior to the related distribution date,
                                                 then the applicable Class X-1 Strip Rate will equal the
                                                 excess, if any, of (a) the weighted average net
                                                 mortgage rate for such distribution date, over (b) the
                                                 pass-through rate for such distribution date for such
                                                 class of Principal Balance Certificates; and

                                            o    if such particular component consists of a designated
                                                 portion (but not all) of the certificate balance of any
                                                 class of Principal Balance Certificates, and if such
                                                 designated portion of such certificate balance does not
                                                 also constitute a component of the total notional
                                                 amount of the Class X-2 Certificates immediately prior
                                                 to the related distribution date, then the applicable
                                                 Class X-1 Strip Rate will equal the excess, if any, of
                                                 (a) the weighted average net mortgage rate for such
                                                 distribution date, over (b) the pass-through rate for
                                                 such distribution date for such class of Principal
                                                 Balance Certificates.

                                            For any distribution date occurring after October 2011, the certificate balance of each class of Principal Balance
                                            Certificates will constitute a separate component of the
                                            total notional amount of the Class X-1 Certificates, and the applicable Class X-1 Strip Rate with respect to each such
                                            component for each such distribution date will equal the
                                            excess, if any, of (a) the weighted average net mortgage
                                            rate for such distribution date, over (b) the pass-through rate for such distribution date for such class of Principal
                                            Balance Certificates. Under no circumstances will any Class
                                            X-1 Strip Rate be less than zero.

                                            The pass-through rate applicable to the Class X-2
                                            Certificates for the initial distribution date will equal
                                            approximately ___% per annum. The pass-through rate
                                            applicable to the Class X-2 Certificates for each
                                            distribution date subsequent to the initial distribution
                                            date and on or before the distribution date in October 2011 will equal the weighted average of the respective strip
                                            rates (the "Class X-2 Strip Rates") at which interest
                                            accrues from time to time on the respective components of
                                            the total notional amount of the Class X-2 Certificates
                                            outstanding immediately prior to the related distribution
                                            date (weighted on the basis of the respective balances of
                                            such components outstanding immediately prior to such
                                            distribution date). Each of those components will be
                                            comprised of all or a designated portion of the certificate balance of a specified class of Principal Balance
                                            Certificates. If all or a designated portion of the
                                            certificate balance of any class of Principal Balance
                                            Certificates is identified under "--Certificate Balance"
                                            above as being part of the total notional amount of the
                                            Class X-2 Certificates immediately prior to any distribution date, then that certificate balance (or designated portion of it) will represent one or more separate components of the total notional amount of the Class X-2 Certificates for
                                            purposes of calculating the accrual of interest for the
                                            related


                                      S-14

                                            distribution date. For any distribution date occurring in
                                            or before October 2011, on any particular component of the total notional amount of the Class X-2 Certificates
                                            immediately prior to the related distribution date, the
                                            applicable Class X-2 Strip Rate will equal the excess, if
                                            any, of:

                                            o    the lesser of (a) the rate per annum corresponding to
                                                 such distribution date as set forth on Schedule A
                                                 attached to this prospectus supplement and (b) the
                                                 weighted average net mortgage rate for such
                                                 distribution date, over

                                            o    the pass-through rate for such distribution date for
                                                 the class of Principal Balance Certificates whose
                                                 certificate balance, or a designated portion of it,
                                                 comprises such component.

                                            Under no circumstances will any Class X-2 Strip Rate be less than zero.

                                            The Class E, Class F and Class G Certificates will each
                                            accrue interest at a per annum rate equal to either (i) a
                                            fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified
                                            percentage which percentage may be zero. The pass-through
                                            rate applicable to the Class H, Class J, Class K, Class L,
                                            Class M, Class N and Class O Certificates will, at all
                                            times, be a per annum rate equal to the lesser of ___% and the weighted average net mortgage rate.

DISTRIBUTIONS


     A.  AMOUNT AND ORDER
            OF DISTRIBUTIONS..............  On each distribution date, funds available for distribution from the mortgage loans, net of specified trust expenses,
                                            including all servicing fees, trustee fees and related
                                            compensation, will be distributed in the following amounts and priority:

                                                 Step 1/Class A and Class X: To interest on Classes A-1,
                                            A-2, A-3, A-4, X-1 and X-2, pro rata, in accordance with
                                            their interest entitlements.

                                                 Step 2/Class A: To the extent of amounts then required
                                            to be distributed as principal, (i) first, to the Class A-1
                                            Certificates, until the Class A-1 Certificates are reduced to zero, (ii) second, to the Class A-2 Certificates, until the Class A-2 Certificates are reduced to zero, (iii) third, to the Class A-3 Certificates, until the Class A-3
                                            Certificates are reduced to zero and (iv) fourth, to the
                                            Class A-4 Certificates, until the Class A-4 Certificates are reduced to zero. If the principal amount of each class of
                                            certificates other than Classes A-1, A-2, A-3 and A-4 has
                                            been reduced to zero as a result of losses on the mortgage loans or an appraisal reduction, principal will be
                                            distributed to Classes A-1, A-2, A-3 and A-4, pro rata.

                                                 Step 3/Class A and Class X: To reimburse Classes A-1,
                                            A-2, A-3 and A-4 and, in respect of interest only, Classes
                                            X-1 and X-2, pro rata, for any previously unreimbursed
                                            losses on the mortgage loans that were previously borne by those classes, together with interest at the applicable
                                            pass-through rate.

                                                 Step 4/Class B: To Class B as follows: (a) to interest
                                            on Class B in the amount of its interest entitlement; (b) to the extent of amounts required to be distributed as
                                            principal, to principal on Class B in the


                                      S-15

                                            amount of its principal entitlement until its principal
                                            balance is reduced to zero; and (c) to reimburse Class B for any previously unreimbursed losses on the mortgage loans
                                            allocable to principal that were previously borne by that
                                            class, together with interest at the applicable pass-through rate.

                                                 Step 5/Class C: To Class C in a manner analogous to the
                                            Class B allocations of Step 4.

                                                 Step 6/Class D: To Class D in a manner analogous to the
                                            Class B allocations of Step 4.

                                                 Step 7/Subordinate Private Certificates: To these
                                            certificates in the amounts and order of priority described in this prospectus supplement.

                                            Each certificateholder will receive its share of
                                            distributions on its class of certificates on a pro rata
                                            basis with all other holders of certificates of the same
                                            class. See "Description of the Offered
                                            Certificates-Distributions" in this prospectus supplement.

     B.  INTEREST AND
            PRINCIPAL ENTITLEMENTS........  A description of the interest entitlement payable to each
                                            Class can be found in "Description of the Offered
                                            Certificates--Distributions" in this prospectus supplement.
                                            As described in that section, there are circumstances
                                            relating to the timing of prepayments in which your interest entitlement for a distribution date could be less than one full month's interest at the pass-through rate on your
                                            certificate's principal balance. In addition, the right of the master servicer, the special servicer, the trustee and the fiscal agent to reimbursement for payment of
                                            nonrecoverable advances will be prior to your right to
                                            receive distributions of principal or interest.

                                            The Class X Certificates will not be entitled to principal distributions. The amount of principal required to be
                                            distributed on the classes entitled to principal on a
                                            particular distribution date will, in general, be equal to:

                                            o    the principal portion of all scheduled payments, other
                                                 than balloon payments, to the extent received or
                                                 advanced by the master servicer or other party (in
                                                 accordance with the Pooling and Servicing Agreement)
                                                 during the related collection period;

                                            o    all principal prepayments and the principal portion of
                                                 balloon payments received during the related collection
                                                 period;

                                            o    the principal portion of other collections on the
                                                 mortgage loans received during the related collection
                                                 period, such as liquidation proceeds, condemnation
                                                 proceeds, insurance proceeds and income on "real estate
                                                 owned"; and

                                            o    the principal portion of proceeds of mortgage loan
                                                 repurchases received during the related collection
                                                 period,

                                            subject, however, to the adjustments described herein. See the definition of "Principal Distribution Amount" in the
                                            Glossary.

     C.  PREPAYMENT
            PREMIUMS/YIELD MAINTENANCE
            CHARGES.......................  The manner in which any prepayment premiums and yield maintenance charges received during a particular collection period will be allocated


                                      S-16

                                            to the Class X Certificates, on the one hand, and the
                                            classes of certificates entitled to principal, on the other hand, is described in "Description of the Offered
                                            Certificates--Distributions" in this prospectus supplement.

SUBORDINATION

     A.  GENERAL..........................  The chart below describes the manner in which the rights of various classes will be senior to the rights of other
                                            classes. Entitlement to receive principal and interest
                                            (other than certain excess interest in connection with any hyperamortizing loan) on any distribution date is depicted in descending order. The manner in which mortgage loan
                                            losses (including interest other than certain excess
                                            interest (over the amount of interest that would have
                                            accrued if the interest rate did not increase) in connection with any hyperamortizing loan) are allocated is depicted in ascending order.

                                                             ------------------------------

                                                                 Class A-1, Class A-2,
                                                                 Class A-3, Class A-4,
                                                                    Class X-1* and
                                                                      Class X-2*

                                                             ------------------------------

                                                             ------------------------------

                                                                        Class B

                                                             ------------------------------

                                                             ------------------------------

                                                                        Class C

                                                             ------------------------------

                                                             ------------------------------

                                                                        Class D

                                                             ------------------------------

                                                             ------------------------------

                                                                      Classes E-O

                                                             ------------------------------

                                            NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE AVAILABLE TO YOU
                                            AS A HOLDER OF OFFERED CERTIFICATES.

                                            *Interest only certificates. No principal payments or
                                            realized loan losses of principal will be allocated to the
                                            Class X-1 or Class X-2 Certificates. However, any loan
                                            losses will reduce the notional amount of the Class X-1
                                            Certificates and loan losses allocated to any component and any class of Certificates included in the calculation of the notional amount for the Class X-2 Certificates will reduce the notional amount of the Class X-2 Certificates.

     B.  SHORTFALLS IN
            AVAILABLE FUNDS...............  Shortfalls in available funds will reduce amounts available for distribution and will be allocated in the same manner as mortgage loan losses. Among the causes of these shortfalls are the following:

                                            o    shortfalls resulting from compensation which the
                                                 special servicer is entitled to receive;



                                      S-17

                                            o    shortfalls resulting from interest on advances made by
                                                 the master servicer, the trustee or the fiscal agent,
                                                 to the extent not covered by default interest and late
                                                 payment charges paid by the borrower; and

                                            o    shortfalls resulting from a reduction of a mortgage
                                                 loan's interest rate by a bankruptcy court or from
                                                 other unanticipated, extraordinary or default-related
                                                 expenses of the trust.

                                            Shortfalls in mortgage loan interest as a result of the
                                            timing of voluntary and involuntary prepayments (net of
                                            certain amounts required to be used by the master servicer to offset such shortfalls) will be allocated to each class of certificates, pro rata, in accordance with their
                                            respective interest entitlements as described herein.


                       INFORMATION ABOUT THE MORTGAGE POOL

CHARACTERISTICS OF THE MORTGAGE POOL

     A.  GENERAL..........................  All numerical information in this prospectus supplement concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects
                                            the weighting of the mortgage loans based upon their
                                            outstanding principal balances as of October 1, 2003. With respect to mortgage loans not having due dates on the first day of each month, scheduled payments due in October 2003
                                            have been deemed received on October 1, 2003.

     B.  PRINCIPAL BALANCES...............  The trust's primary assets will be 152 mortgage loans with an aggregate principal balance as of October 1, 2003 of
                                            approximately $1,161,122,793. It is possible that the
                                            aggregate mortgage loan balance will vary by up to 5%. As of
                                            October 1, 2003, the principal balance of the mortgage loans in the mortgage pool ranged from approximately $659,077 to approximately $66,587,397 and the mortgage loans had an
                                            approximate average balance of $7,638,966.

     C.  FEE SIMPLE/LEASEHOLD.............  One hundred sixty (160) mortgaged properties, securing mortgage loans representing 95.3% of the initial outstanding pool balance, are subject to a first mortgage lien on a fee simple estate in such mortgaged properties.

                                            One (1) mortgaged property, securing a mortgage loan
                                            representing 1.8% of the initial outstanding pool balance, is subject to a first mortgage lien on a fee interest in a portion of such mortgaged property and a leasehold interest in the remaining portion of such property.

                                            Five (5) mortgaged properties, securing mortgage loans
                                            representing 2.9% of the initial outstanding pool balance, are subject to a first mortgage lien on a leasehold interest in such mortgaged property.



                                      S-18


     D.  PROPERTY TYPES...................  The following table shows how the mortgage loans are secured  by collateral which is distributed among different types of properties.

                                             -------------------- --------------------------------- ------------------
                                                                                                        Number of
                                                                       Percentage of Initial            Mortgaged
                                             Property Type            Outstanding Pool Balance         Properties
                                             -------------------- --------------------------------- ------------------
                                             Retail                            52.0%                       76
                                             -------------------- --------------------------------- ------------------
                                             Office                            20.3%                       22
                                             -------------------- --------------------------------- ------------------
                                             Industrial                         8.9%                       29
                                             -------------------- --------------------------------- ------------------
                                             Multifamily                        8.3%                       18
                                             -------------------- --------------------------------- ------------------
                                             Mixed Use                          3.2%                        6
                                             -------------------- --------------------------------- ------------------
                                             Other                              2.5%                        3
                                             -------------------- --------------------------------- ------------------
                                             Manufactured                       2.4%                        5
                                             Housing
                                             Community
                                             -------------------- --------------------------------- ------------------
                                             Hospitality                        1.5%                        4
                                             -------------------- --------------------------------- ------------------
                                             Self Storage                       0.9%                        3
                                             -------------------- --------------------------------- ------------------

     E.  PROPERTY LOCATION................  The number of mortgaged properties, and the approximate percentage of the aggregate principal balance of the mortgage loans secured by mortgaged properties located in the geographic areas with the highest concentrations of mortgaged properties, are as described in the table below:

                                            --------------------------- -------------------------------- -------------
                                                                                                          Number of
                                                                             Percentage of Initial        Mortgaged
                                            Geographic Areas               Outstanding Pool Balance       Properties
                                            --------------------------- -------------------------------- -------------
                                            California                              19.0%                     40
                                            --------------------------- -------------------------------- -------------
                                               Southern                              9.7%                     26
                                            --------------------------- -------------------------------- -------------
                                               Northern                              9.3%                     14
                                            --------------------------- -------------------------------- -------------
                                            Florida                                 12.0%                     13
                                            --------------------------- -------------------------------- -------------
                                            New York                                11.7%                     12
                                            --------------------------- -------------------------------- -------------
                                            New Jersey                              10.5%                     11
                                            --------------------------- -------------------------------- -------------
                                            Massachusetts                            9.0%                     7
                                            --------------------------- -------------------------------- -------------
                                            Texas                                    6.0%                     10
                                            --------------------------- -------------------------------- -------------

                                            The remaining mortgaged properties are located throughout 24 other states. None of these states has a concentration of mortgaged properties that represents security for more than 5.0% of the aggregate principal balance of the mortgage loans, as of October 1,
                                            2003.

                                      S-19

     F.  OTHER MORTGAGE
            LOAN FEATURES.................  As of October 1, 2003, the mortgage loans had the following characteristics:

                                            o    No scheduled payment of principal and interest on any mortgage loan was thirty days or more past due, and no mortgage loan had been thirty days or more delinquent in the past year.

                                            o    Nine (9) groups of mortgage loans were made to the same borrower or to borrowers that are affiliated with one another through partial or complete direct or indirect common ownership. The three (3) largest groups represent 7.4%, 2.8% and 2.1%
                                                 respectively, of the initial outstanding pool balance. See
                                                 Appendix II attached to this prospectus supplement.

                                            o    Twenty-five (25) of the mortgaged properties, securing mortgage loans representing 6.2% of the initial outstanding pool balance, are each 100% leased to a single tenant.

                                            o    All of the mortgage loans bear interest at fixed rates.

                                            o    Fixed periodic payments on the mortgage loans are generally determined assuming interest is calculated on a 30/360 basis, but interest actually accrues and is applied on certain mortgage loans on an actual/360 basis. Accordingly, there will be less amortization of the principal balance during the term of such mortgage loans, resulting in a higher final payment on such mortgage loans.

                                            o    No mortgage loan permits negative amortization or the deferral of accrued interest (except excess interest that would accrue in the case of any hyperamortizing loan after the applicable anticipated repayment date for such loan).

     G.  BALLOON LOANS/ARD LOANS..........       As of October 1, 2003, the mortgage loans had the following additional characteristics:

                                            o    One hundred thirty-five (135) of the mortgage loans, representing
                                                 92.1% of the initial outstanding pool balance, are "balloon loans." One (1) of these mortgage loans, representing 0.5% of the initial outstanding pool balance, is an ARD Loan. For purposes of this prospectus supplement, we consider a mortgage loan to be a
                                                 "balloon loan" if its principal balance is not scheduled to be fully or substantially amortized by the loan's maturity date or anticipated repayment date, as applicable.

                                            o    The remaining seventeen (17) mortgage loans, representing 7.9% of the initial outstanding pool balance, are fully amortizing and are expected to have less than 5% of the original principal balance outstanding as of their related stated maturity dates.

     H.  INTEREST ONLY LOANS..............       As of October 1, 2003, the mortgage loans had the following additional characteristics:

                                            o    Twenty-one (21) mortgage loans, representing 21.6% of the initial outstanding pool balance, provide for monthly payments of
                                                 interest only for their entire respective terms.

                                            o    Fifteen (15) mortgage loans, representing 7.2% of the initial outstanding pool balance, provide for monthly payments of
                                                 interest only for a portion of their respective terms and then provide for the



                                      S-20

                                            monthly payment of principal and interest over their respective remaining terms.

     I.  PREPAYMENT/DEFEASANCE
            PROVISIONS....................  As of October 1, 2003, all of the mortgage loans restricted voluntary principal prepayments as follows:

                                            o    Eighty-one (81) mortgage loans, representing 61.8% of the
                                                 initial outstanding pool balance, prohibit voluntary
                                                 principal prepayments for a period ending on a date
                                                 determined by the related mortgage note (which may be the
                                                 maturity date), which period is referred to in this
                                                 prospectus supplement as a lock-out period, but permit the related borrower, after an initial period of at least two
                                                 years following the date of issuance of the certificates, to defease the loan by pledging direct, non-callable United
                                                 States Treasury obligations and obtaining the release of the mortgaged property from the lien of the mortgage.

                                            o    Forty-one (41) mortgage loans, representing 26.5% of the
                                                 initial outstanding pool balance, prohibit voluntary
                                                 principal prepayments during a lock-out period, and
                                                 following the lock-out period provide for prepayment
                                                 premiums or yield maintenance charges calculated on the
                                                 basis of the greater of a yield maintenance formula and 1%
                                                 of the amount prepaid.

                                            o    Thirty (30) mortgage loans, representing 11.7% of the
                                                 initial outstanding pool balance, prohibit voluntary
                                                 principal prepayments during a lock-out period, and
                                                 following the lock-out period provide for a prepayment
                                                 premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid, and also permit the related borrower, after an initial period of at least two years following the date of the issuance of the certificates, to defease the loan by pledging direct, non-callable United States Treasury
                                                 obligations and obtaining the release of the mortgaged
                                                 property from the lien of the mortgage.

                                            With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include
                                            provisions described below:

                                            o    Four (4) mortgage loans, representing 9.6% of the initial
                                                 outstanding pool balance, permit the release of a mortgaged property from the lien of the mortgage, if there is a
                                                 defeasance of a portion of the mortgage loan in connection with such release.

                                            o    One (1) mortgage loan, representing 0.4% of the initial
                                                 outstanding pool balance, permits the release of a mortgaged property from the lien of the mortgage, subject to the
                                                 payment of a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield
                                                 maintenance formula and 1% of the amount prepaid on a
                                                 portion of the mortgage loan in connection with such
                                                 release.

                                            o    Two (2) mortgage loans, representing 1.4% of the initial
                                                 outstanding pool balance, which are cross collateralized and cross defaulted, permit the release of either of the
                                                 mortgaged properties from the lien of the mortgage and the release from the cross collateralization upon prepayment of an amount equal to at least 115% of the amount of the
                                                 mortgage loan being released, subject


                                      S-21

                                                 to payment of a yield maintenance charge on the full amount of the prepayment. Any amount prepaid in excess of the amount required to prepay in full, with yield maintenance charge, the mortgage loan being released, will be applied to
                                                 partially prepay the remaining mortgage loan.

                                            o    Notwithstanding the above, the mortgage loans generally
                                                 provide for a maximum period commencing one (1) to seven (7)
                                                 payment dates prior to and including the maturity date or
                                                 the anticipated repayment date during which the related
                                                 borrower may prepay the mortgage loan without premium or
                                                 defeasance requirements.

                                            See Appendix II attached to this prospectus supplement for specific yield maintenance provisions with respect to the
                                            prepayment and defeasance provisions set forth above.

     J.  MORTGAGE LOAN RANGES
            AND WEIGHTED AVERAGES.........  As of October 1, 2003, the mortgage loans had the following additional characteristics:

           I.   MORTGAGE INTEREST
                RATES                       Mortgage interest rates ranging from 3.430% per annum to 7.520%
                                            per annum, and a weighted average mortgage interest rate of
                                            5.147% per annum;

           II.  REMAINING TERMS             Remaining terms to scheduled maturity ranging from 40 months to
                                            239 months, and a weighted average remaining term to scheduled maturity of 109 months;

           III. REMAINING
                AMORTIZATION TERMS          Remaining amortization terms (excluding loans which provide for interest only payments for the entire loan term) ranging from 143 months to 360 months, and a weighted average remaining
                                            amortization term of 311 months;

           IV.  LOAN-TO-VALUE RATIOS        Loan-to-value ratios ranging from 4.4% to 77.3% and a weighted average loan-to-value ratio, calculated as described in this prospectus supplement, of 59.7%; and

            V.  DEBT SERVICE
                COVERAGE RATIOS             Debt service coverage ratios, determined according to the
                                            methodology presented in this prospectus supplement, ranging from
                                            1.20x to 35.43x and a weighted average debt service coverage ratio, calculated as described in this prospectus supplement, of
                                            2.13x.

ADVANCES

     A.  PRINCIPAL AND
             INTEREST ADVANCES............  Subject to a recoverability determination described in this prospectus supplement, the master servicer is required to advance delinquent monthly mortgage loan payments for the mortgage loans that are part of the trust. The master servicer will not be required to advance any additional interest accrued as a result of the imposition of any default rate or any rate increase after an anticipated repayment date. The master servicer also is not required to advance prepayment or yield maintenance premiums, excess interest or balloon payments. With respect to any balloon payment, the master servicer will instead be required to advance an amount equal to the scheduled payment that would have been due if the related balloon payment had not become due. If a P&I
                                            Advance is made, the master servicer will defer rather


                                      S-22


                                            than advance its master servicing fee, the excess servicing fee and the primary servicing fee, but will advance the trustee fee.

                                            For an REO Property, the advance will equal the scheduled payment that would have been due if the predecessor mortgage loan had remained outstanding and continued to amortize in accordance with its amortization schedule in effect immediately before the REO
                                            Property was acquired.

     B.  SERVICING ADVANCES...............  Subject to a recoverability determination described in this prospectus supplement, the master servicer, the special servicer, trustee and fiscal agent may also make servicing advances to pay delinquent real estate taxes, insurance premiums and similar expenses necessary to maintain and protect the mortgaged
                                            property, to maintain the lien on the mortgaged property or to enforce the mortgage loan documents.

     C.  INTEREST ON ADVANCES.............  All advances made by the master servicer, the special servicer, the trustee or the fiscal agent will accrue interest at a rate equal to the "prime rate" as reported in The Wall Street Journal.

     D.  BACK-UP ADVANCES.................  Pursuant to the requirements of the Pooling and Servicing
                                            Agreement, if the master servicer fails to make a required advance, the trustee will be required to make the advance, and if the trustee fails to make a required advance, the fiscal agent will be required to make the advance, each subject to the same limitations, and with the same rights of the master servicer.

     E.  RECOVERABILITY...................  None of the master servicer, the special servicer, the trustee or the fiscal agent will be obligated to make any advance if it or the special servicer reasonably determines that such advance would not be recoverable in accordance with the servicing
                                            standard and the trustee and the fiscal agent may rely on any such determination made by the master servicer or the special servicer.

     F.  ADVANCES DURING AN
            APPRAISAL REDUCTION EVENT.....  The occurrence of certain adverse events affecting a mortgage loan will require the special servicer to obtain a new appraisal or other valuation of the related mortgaged property. In general, if the principal amount of the mortgage loan plus all other amounts due under the mortgage loan and interest on advances made with respect to the mortgage loan exceeds 90% of the value of the mortgaged property determined by an appraisal or other valuation, an appraisal reduction may be created in the amount of the excess as described in this prospectus supplement. If there exists an appraisal reduction for any mortgage loan, the amount of interest required to be advanced on that mortgage loan will be
                                            proportionately reduced to the extent of the appraisal reduction.
                                            This will reduce the funds available to pay interest and
                                            principal on the most subordinate class or classes of
                                            certificates then outstanding.

                                            See "Description of the Offered Certificates - Advances" in this prospectus supplement.

     G.  2003-IQ5 MASTER SERVICER,
            2003-IQ5 SPECIAL SERVICER,
            2003-TOP11 MASTER SERVICER,
            2003-TOP11 SPECIAL SERVICER
            AND OTHER NOTEHOLDERS.......... The Berkeley & Brown Pari Passu Loan, which, as of the cut-off date, had an unpaid principal balance of $50,000,000 and
                                            represents 4.3% of the initial outstanding pool balance, is secured by the related mortgaged


                                      S-23


                                            property on a pari passu basis with, and pursuant to the same mortgage as, the two (2) Berkeley & Brown Companion Loans that are not included in the trust and that have unpaid principal balances, as of the cut-off date, of $25,000,000 and $75,000,000, respectively. The Berkeley & Brown Companion Loans have the same interest rate, maturity date and amortization terms as the
                                            Berkeley & Brown Pari Passu Loan.

                                            In addition, with respect to the Berkeley & Brown Pari Passu
                                            Loan, the mortgage on the related mortgaged property also secures two (2) subordinated B Notes (the "Berkeley & Brown B1 Note" and the "Berkeley & Brown B2 Note" and together, the "Berkeley &
                                            Brown B Notes"), which are pari passu in right of payment with each other, and each of which had an original principal balance as of the cut-off date of $15,000,000. Neither of the
                                            subordinated B Notes is an asset of the trust. The Berkeley &
                                            Brown B Notes are currently included in the Morgan Stanley
                                            Capital I Trust 2003-IQ5, Commercial Mortgage Pass-Through
                                            Certificates, Series 2003-IQ5 commercial mortgage securitization.

                                            One of the Berkeley & Brown Companion Loans, with an unpaid principal balance of $25,000,000 as of the cut-off date, is currently included in the Morgan Stanley Capital I Trust
                                            2003-IQ5, and it is expected that the other Berkeley & Brown
                                            Companion Loan will be included in the LB-UBS Commercial Mortgage
                                            Trust 2003-C7. The Berkeley & Brown Loan Group is currently being serviced and administered pursuant to the 2003-IQ5 Pooling and
                                            Servicing Agreement. The 2003-IQ5 Pooling and Servicing Agreement
                                            provides for servicing arrangements that are similar but not identical to those under the Pooling and Servicing Agreement. In that regard:

                                            o    LaSalle Bank National Association, which is the trustee
                                                 under the 2003-IQ5 Pooling and Servicing Agreement, will, in that capacity, be the mortgagee of record with respect to
                                                 the mortgaged property securing the Berkeley & Brown Pari
                                                 Passu Loan;

                                            o    GMAC Commercial Mortgage Corporation, which is the master
                                                 servicer under the 2003-IQ5 Pooling and Servicing Agreement, will, in that capacity, be the master servicer for the
                                                 Berkeley & Brown Pari Passu Loan, subject to replacement
                                                 pursuant to the terms of the 2003-IQ5 Pooling and Servicing
                                                 Agreement;

                                            o    ARCap Servicing, Inc. is the special servicer with respect to the Berkeley & Brown Loan Group under the 2003-IQ5
                                                 Pooling and Servicing Agreement; and

                                            o    for as long as the Berkeley & Brown Pari Passu Loan is
                                                 serviced under the 2003-IQ5 Pooling and Servicing Agreement and the aggregate principal amount of the Berkeley & Brown B
                                                 Notes, net of any appraisal reductions and any realized
                                                 losses, is equal to or greater than 25% of the aggregate
                                                 original principal balance of the Berkeley & Brown B Notes, the holder of the Berkeley & Brown B1 Note has the right to advise the 2003-IQ5 Master Servicer and the 2003-IQ5 Special
                                                 Servicer with respect to, and consent to the 2003-IQ5 Master
                                                 Servicer's or the 2003-IQ5 Special Servicer's taking,
                                                 certain actions affecting all of the mortgage loans in the
                                                 Berkeley & Brown Loan Group, including the Berkeley & Brown
                                                 Pari Passu Loan.


                                      S-24



                                            The RSA Pari Passu Loan, which as of the cut-off date had an unpaid principal balance of $15,466,173 and represents 1.3% of the initial outstanding pool balance, is secured by the related mortgage property on a pari passu basis with, and pursuant to the same mortgage as, one (1) other mortgage loan that is not
                                            included in the trust and as of the cut-off date had an unpaid principal balance of $15,466,173. This one (1) other mortgage loan has the same interest rate, maturity date and amortization term as the RSA Pari Passu Loan.

                                            The RSA Companion Loan is currently included in Morgan Stanley
                                            Capital I Trust 2003-TOP11, Commercial Mortgage Pass-Through
                                            Certificates, Series 2003-TOP11 commercial mortgage
                                            securitization. In connection therewith, the RSA Pari Passu Loan and the RSA Companion Loan are currently being serviced and administered pursuant to the 2003-TOP11 Pooling and Servicing
                                            Agreement. The 2003-TOP11 Pooling and Servicing Agreement
                                            provides for servicing arrangements that are similar but not identical to those under the Pooling and Servicing Agreement. In that regard:

                                            o    LaSalle Bank National Association, which is the trustee
                                                 under the 2003-TOP11 Pooling and Servicing Agreement, will, in that capacity, be the mortgagee of record with respect to the mortgaged property securing the RSA Pari Passu Loan;

                                            o    Wells Fargo Bank, National Association, which is the master servicer under the 2003-TOP11 Pooling and Servicing
                                                 Agreement, will, in that capacity, be the master servicer
                                                 for the RSA Pari Passu Loan, subject to replacement pursuant to the terms of the 2003-TOP11 Pooling and Servicing
                                                 Agreement; and

                                            o    ARCap Servicing, Inc., which is the special servicer under the 2003-TOP11 Pooling and Servicing Agreement, will, in
                                                 that capacity, be the special servicer for the RSA Pari
                                                 Passu Loan, subject to replacement pursuant to the terms of the 2003-TOP11 Pooling and Servicing Agreement and the
                                                 related intercreditor agreements, including without cause by an operating advisor designated by the most subordinate
                                                 class of series 2003-TOP11 certificates with a total
                                                 principal balance equal to at least 25% of its initial total principal balance.

                                            See "Servicing of the Mortgage Loans--The Berkeley & Brown Loan
                                            Group" and "--The RSA Loan Group" in this prospectus supplement.

                                            References in this prospectus supplement, however, to the
                                            trustee, master servicer and special servicer will mean the trustee, master servicer and special servicer, respectively, under the Pooling and Servicing Agreement unless the context clearly indicates otherwise.


                                      S-25

                       ADDITIONAL ASPECTS OF CERTIFICATES


RATINGS...................................  The certificates offered to you will not be issued unless each of the classes of certificates being offered by this prospectus supplement receives the following ratings from Moody's Investors
                                            Service, Inc. and Fitch, Inc.

                                            ------------------------------------ ----------------------------------
                                                                                              Ratings
                                                           Class                           Moody's/Fitch
                                            ------------------------------------ ----------------------------------
                                            Classes A-1, A-2, A-3 and A-4                     Aaa/AAA
                                            ------------------------------------ ----------------------------------
                                            Class B                                           Aa2/AA
                                            ------------------------------------ ----------------------------------
                                            Class C                                            A2/A
                                            ------------------------------------ ----------------------------------
                                            Class D                                            A3/A-
                                            ------------------------------------ ----------------------------------

                                            A rating agency may lower or withdraw a security rating at any time.

                                            See "Ratings" in this prospectus supplement and "Rating" in the prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating.

OPTIONAL TERMINATION......................  On any distribution date on which the aggregate principal balance of the mortgage loans is less than or equal to 1% of the initial outstanding pool balance, the holders of a majority of the controlling class, the master servicer, the special servicer and any holder of a majority interest in the Class R-I Certificates, in that order of priority, will have the option to purchase all of the remaining mortgage loans, and all property acquired through exercise of remedies in respect of any mortgage loan, at the price specified in this prospectus supplement. Exercise of this option would terminate the trust and retire the then
                                            outstanding certificates at par plus accrued interest.

DENOMINATIONS.............................  The Class A-1, Class A-2, Class A-3 and Class A-4 Certificates
                                            will be offered in minimum denominations of $25,000. The
                                            remaining offered certificates will be offered in minimum
                                            denominations of $100,000. Investments in excess of the minimum denominations may be made in multiples of $1.

REGISTRATION, CLEARANCE
   AND SETTLEMENT.........................  Your certificates will be registered in the name of Cede & Co., as nominee of The Depository Trust Company, and will not be registered in your name. You will not receive a definitive certificate representing your ownership interest, except in very limited circumstances described in this prospectus supplement. As a result, you will hold your certificates only in book-entry form and will not be a certificateholder of record. You will receive distributions on your certificates and reports relating to distributions only through The Depository Trust Company,
                                            Clearstream Bank, societe anonyme or Euroclear Bank, S.A./N.V., as operator of the Euroclear system, or through participants in
                                            The Depository Trust Company, Clearstream Bank or Euroclear Bank.


                                      S-26

                                            You may hold your certificates through:

                                            o    The Depository Trust Company in the United States; or

                                            o    Clearstream Bank or Euroclear Bank in Europe.

                                            Transfers within The Depository Trust Company, Clearstream Bank or Euroclear Bank will be made in accordance with the usual rules and operating procedures of those systems. Cross-market transfers between persons holding directly through The Depository Trust
                                            Company, Clearstream Bank or Euroclear Bank will be effected in
                                            The Depository Trust Company through the relevant depositories of
                                            Clearstream Bank or Euroclear Bank.

                                            We may elect to terminate the book-entry system through The
                                            Depository Trust Company with respect to all or any portion of any class of the certificates offered to you.

                                            We expect that the certificates offered to you will be delivered in book-entry form through the facilities of The Depository Trust
                                            Company, Clearstream Bank or Euroclear Bank on or about the closing date.

TAX STATUS................................  Elections will be made to treat designated portions of the trust as four separate "real estate mortgage investment conduits"
                                            --REMIC I, REMIC II, REMIC III and the Kimball Lane Loan
                                            REMIC--for federal income tax purposes. In the opinion of
                                            counsel, each such designated portion of the trust will qualify for this treatment and each class of offered certificates will evidence "regular interests" in REMIC III. The portion of the trust consisting of the right to excess interest (above the amount of interest that would have accrued on an ARD Loan if the interest rate did not increase as a result of the ARD Loan not paying off on its anticipated repayment date) and the related excess interest sub-account will be treated as a grantor trust for federal income tax purposes.

                                            Pertinent federal income tax consequences of an investment in the offered certificates include:

                                            o    The regular interests will be treated as newly originated
                                                 debt instruments for federal income tax purposes.

                                            o    Beneficial owners of offered certificates will be required to report income on the certificates in accordance with the accrual method of accounting.

                                            o    We anticipate that the offered certificates will not be
                                                 issued with original issue discount.

                                            See "Material Federal Income Tax Consequences" in this prospectus supplement.

CONSIDERATIONS RELATED TO TITLE I
   OF THE EMPLOYEE RETIREMENT
   INCOME SECURITY ACT OF 1974............  Subject to the satisfaction of important conditions described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the offered certificates may be purchased by persons investing assets of employee benefit plans or individual retirement accounts.


                                      S-27



LEGAL INVESTMENTS.........................  The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
                                            Enhancement Act of 1984, as amended.

                                            For purposes of any applicable legal investment restrictions, regulatory capital requirements or other similar purposes, neither the prospectus nor this prospectus supplement makes any representation to you regarding the proper characterization of the certificates offered by this prospectus supplement. Regulated entities should consult with their own advisors regarding these matters.


                                  RISK FACTORS

         You should carefully consider the risks involved in owning a certificate before purchasing a certificate. Among other risks, the timing of payments and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the certificates.

         The risks and uncertainties described in this section, together with those risks described in the prospectus under "Risk Factors", summarize the material risks relating to your certificates. Your investment could be materially and adversely affected by the actual and potential circumstances that we describe in those sections.

YOUR INVESTMENT IS NOT INSURED OR
GUARANTEED AND YOUR SOURCE
FOR REPAYMENTS IS LIMITED TO
PAYMENTS UNDER THE MORTGAGE LOANS           Payments under the mortgage loans are not insured or guaranteed by any governmental entity or mortgage insurer. Accordingly, the sources for repayment of your certificates are limited to amounts due with respect to the mortgage loans.

                                            You should consider all of the mortgage loans to be nonrecourse loans. Even in those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not necessarily undertaken an evaluation of the financial
                                            condition of any of these persons. If a default occurs, the lender's remedies generally are limited to foreclosing against the specific properties and other assets that have been pledged to secure the loan. Such remedies may be insufficient to provide a full return on your investment. Payment of amounts due under a mortgage loan prior to its maturity or anticipated repayment date is dependent primarily on the sufficiency of the net operating income of the related mortgaged property. Payment of those mortgage loans that are balloon loans at maturity or on its anticipated repayment date is primarily dependent upon the borrower's ability to sell or refinance the property for an amount sufficient to repay the loan.

                                            In limited circumstances, Bear Stearns Commercial Mortgage Inc.,
                                            Morgan Stanley Mortgage Capital Inc., Principal Commercial
                                            Funding, LLC, Wells Fargo Bank, National Association and John
                                            Hancock Real Estate Finance, Inc., each as mortgage loan seller, may be obligated to repurchase or replace a mortgage loan that it sold to Bear Stearns Commercial Mortgage Securities Inc. if the
                                            applicable seller's representations and warranties concerning that mortgage loan are materially breached or if there are material defects in the documentation for that mortgage loan.
                                            However, there can be no assurance that any of these entities will be in a financial position to effect a repurchase or
                                            substitution. The representations and warranties address the characteristics of the mortgage loans and mortgaged properties as of the date of issuance of the certificates. They do not relieve you or the trust of the risk of defaults and losses on the mortgage loans.




                                      S-29

THE REPAYMENT OF A COMMERCIAL
MORTGAGE LOAN IS DEPENDENT ON
THE CASH FLOW PRODUCED
BY THE PROPERTY WHICH
CAN BE VOLATILE AND
INSUFFICIENT TO ALLOW TIMELY
PAYMENT ON YOUR CERTIFICATES                The mortgage loans are secured by various types of
                                            income-producing commercial, multifamily and manufactured housing community properties. Commercial lending is generally thought to expose a lender to greater risk than one-to-four family
                                            residential lending because, among other things, it typically involves larger loans.

                                            One hundred fifty (150) mortgage loans, representing 97.5% of the initial outstanding pool balance, were originated within twelve
                                            (12) months prior to the cut-off date. Consequently, these mortgage loans do not have a long-standing payment history.

                                            The repayment of a commercial mortgage loan is typically
                                            dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property's cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be
                                            insufficient to cover debt service on the loan at any given time.

                                            The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by any one or more of the following factors:

                                            o    the age, design and construction quality of the property;

                                            o    the lack of any operating history in the case of a newly
                                                 built or renovated mortgaged property;

                                            o    perceptions regarding the safety, convenience and
                                                 attractiveness of the property;

                                            o    the proximity and attractiveness of competing properties;

                                            o    the adequacy of the property's management and maintenance;

                                            o    increases in operating expenses (including common area
                                                 maintenance charges) at the property and in relation to
                                                 competing properties;

                                            o    an increase in the capital expenditures needed to maintain the property or make improvements;

                                            o    the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

                                            o    a decline in the financial condition of a major tenant;

                                            o    an increase in vacancy rates; and

                                            o    a decline in rental rates as leases are renewed or entered into with new tenants.





                                      S-30

                                            Other factors are more general in nature, such as:

                                            o    national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

                                            o    local real estate conditions (such as an oversupply of
                                                 competing properties, rental space or multifamily housing);

                                            o    demographic factors;

                                            o    decreases in consumer confidence (caused by events such as threatened military action, recent disclosures of wrongdoing or financial misstatements by major corporations and
                                                 financial institutions and other factors);

                                            o    changes in consumer tastes and preferences; and

                                            o    retroactive changes in building codes.

                                            The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

                                            o    the length of tenant leases;

                                            o    the creditworthiness of tenants;

                                            o    the level of tenant defaults;

                                            o    the ability to convert an unsuccessful property to an
                                                 alternative use;

                                            o    new construction in the same market as the mortgaged
                                                 property;

                                            o    rent control laws;

                                            o    the number and diversity of tenants;

                                            o    the rate at which new rentals occur;

                                            o    the property's operating leverage (which is the percentage of total property expenses in relation to revenue), the
                                                 ratio of fixed operating expenses to those that vary with
                                                 revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants; and

                                            o    in the case of residential cooperative properties, the
                                                 payments received by the cooperative corporation from its
                                                 tenants/shareholders, including any special assessments
                                                 against the property.

                                            A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources (such as short-term or month-to-month leases) and may lead to higher rates of delinquency or defaults under mortgage loans secured by such properties.



                                      S-31

CONVERTING COMMERCIAL PROPERTIES
TO ALTERNATIVE USES MAY REQUIRE
SIGNIFICANT EXPENSES WHICH COULD
REDUCE PAYMENTS ON YOUR CERTIFICATES        Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become
                                            unprofitable for any reason. This is because:

                                            o    converting commercial properties to alternate uses or
                                                 converting single-tenant commercial properties to
                                                 multi-tenant properties generally requires substantial
                                                 capital expenditures; and

                                            o    zoning or other restrictions also may prevent alternative
                                                 uses.

                                            The liquidation value of a mortgaged property not readily
                                            convertible to an alternative use may be substantially less than would be the case if the mortgaged property were readily
                                            adaptable to other uses. If this type of mortgaged property were liquidated and a lower liquidation value were obtained, less funds would be available for distributions on your certificates.

PROPERTY VALUE MAY BE ADVERSELY
AFFECTED EVEN WHEN THERE IS NO
CHANGE IN CURRENT OPERATING
INCOME                                      Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net
                                            operating income. These factors include, among others:

                                            o    changes in governmental regulations, fiscal policy, zoning or tax laws;

                                            o    potential environmental legislation or liabilities or other legal liabilities;

                                            o    proximity and attractiveness of competing properties;

                                            o    new construction of competing properties in the same market;

                                            o    convertibility of a property to an alternative use;

                                            o    the availability of refinancing; and

                                            o    changes in interest rate levels.

TENANT CONCENTRATION INCREASES THE
RISK THAT CASH FLOW WILL BE
INTERRUPTED WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES               A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single or large tenant or a small number of tenants, because rent interruptions by a tenant may cause the borrower to default on its obligations to the lender. Twenty-five (25) of the mortgaged properties, securing mortgage loans representing 6.2% of the initial outstanding pool balance, are leased to single tenants, and in some cases the tenant is related to the borrower.
                                            Mortgaged properties leased to a single tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because:

                                            o    the financial effect of the absence of rental income may be severe;



                                      S-32

                                            o    more time may be required to re-lease the space; and

                                            o    substantial capital costs may be incurred to make the space appropriate for replacement tenants.

                                            Another factor that you should consider is that retail,
                                            industrial and office properties also may be adversely affected if there is a concentration of tenants or of tenants in the same or similar business or industry.

                                            For further information with respect to tenant concentrations, see Appendix II.

LEASING MORTGAGED PROPERTIES TO
MULTIPLE TENANTS MAY RESULT IN
HIGHER RE-LEASING COSTS WHICH
COULD REDUCE PAYMENTS
ON YOUR CERTIFICATES                        If a mortgaged property has multiple tenants, re-leasing costs and costs of enforcing remedies against defaulting tenants may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. These costs may cause a borrower to default in its obligations to a lender which could reduce cash flow
                                            available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

RE-LEASING RISKS                            Repayment of mortgage loans secured by retail, office and
                                            industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on comparable terms. Certain mortgaged properties may be leased in whole or in part to government sponsored tenants who have the right to cancel their leases at any time because of lack of appropriations. In addition, with respect to Mortgage Loan No. 3, the borrower has agreed not to lease (i) any space in the mortgaged property to any governmental agency or (ii) more than two floors in the mortgaged property to certain identified competitors of the primary tenant.

                                            Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing
                                            commissions, could be substantial and could reduce cash flow from the related mortgaged properties. Forty-seven (47) of the
                                            mortgaged properties, securing mortgage loans representing approximately 35.0% of the initial outstanding pool balance
                                            (excluding, multifamily, manufactured housing community, self storage properties, hospitality and certain other property types), as of the cut-off date have reserves for tenant
                                            improvements and leasing commissions which may serve to defray such costs. There can be no assurances, however, that the funds
                                            (if any) held in such reserves for tenant improvements and leasing commissions will be sufficient to cover any of the costs and expenses associated with tenant improvements or leasing commission obligations. In addition, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing rights and protecting its investment, including costs incurred in renovating or reletting the property.


                                      S-33


THE CONCENTRATION OF LOANS WITH
THE SAME OR RELATED BORROWERS
INCREASES THE POSSIBILITY OF LOSS
ON THE LOANS WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES               The effect of mortgage pool loan losses will be more severe:

                                            o    if the pool is comprised of a small number of loans, each
                                                 with a relatively large principal amount; or

                                            o    if the losses relate to loans that account for a
                                                 disproportionately large percentage of the pool's aggregate principal balance of all mortgage loans.

                                            Mortgage loans with the same borrower or related borrowers pose additional risks. Among other things, financial difficulty at one mortgaged real property could cause the owner to defer
                                            maintenance at another mortgaged real property in order to satisfy current expenses with respect to the troubled mortgaged real property; and the owner could attempt to avert foreclosure on one mortgaged real property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

                                            Nine (9) groups of mortgage loans are made to the same borrower or borrowers related through common ownership and where, in general, the related mortgaged properties are commonly managed.
                                            The related borrower concentrations of the three (3) largest groups represent 7.4%, 2.8% and 2.1% respectively of the initial outstanding pool balance.

                                            The largest mortgage loan represents 5.7% of the initial
                                            outstanding pool balance. The ten largest mortgage loans in the aggregate represent 32.7% of the initial outstanding pool
                                            balance. Each of the other mortgage loans represents no greater than 1.7% of the initial outstanding pool balance.

                                            In some cases, the sole or a significant tenant is related to the subject borrower. In the case of Mortgage Loan Nos. 40, 46, 77,
                                            91 and 142, the tenant at all of those mortgaged properties is the parent of the related borrower. For further information with respect to tenant concentrations, see Appendix II.

A CONCENTRATION OF LOANS WITH THE
SAME PROPERTY TYPES INCREASES THE
POSSIBILITY OF LOSS ON THE LOANS
WHICH COULD REDUCE PAYMENTS ON YOUR
CERTIFICATES                                A concentration of mortgaged property types also can pose
                                            increased risks. A concentration of mortgage loans secured by the same property type can increase the risk that a decline in a particular industry will have a disproportionately large impact on the pool of mortgage loans. The following property types represent the indicated percentage of the initial outstanding pool balance:

                                            o    retail properties represent 52.0%;

                                            o    office properties represent 20.3%;

                                            o    industrial properties represent 8.9%;

                                      S-34

                                            o    multifamily properties represent 8.3%;

                                            o    mixed use properties represent 3.2%;

                                            o    other property types represent 2.5%;

                                            o    manufactured housing community properties represent 2.4%;

                                            o    hospitality properties represent 1.5%; and

                                            o    self storage properties represent 0.9%.

A CONCENTRATION OF MORTGAGED
PROPERTIES IN A LIMITED NUMBER OF
LOCATIONS MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES               Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or a natural disaster or act of terrorism affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by the properties. In the past, several regions of the United States have experienced significant real estate downturns at times when other regions have not. Regional economic declines or adverse conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties located in the region. Other regional factors--e.g., earthquakes, floods or hurricanes or changes in governmental rules or fiscal
                                            policies--also may adversely affect those mortgaged properties.

                                            The mortgaged properties are located in 30 different states. In particular, investors should note that approximately 19.0% of the mortgaged properties, based on the initial outstanding pool balance, are located in California. Mortgaged properties located in California may be more susceptible to some types of special hazards that may not be covered by insurance (such as
                                            earthquakes) than properties located in other parts of the country. The mortgage loans generally do not require any
                                            borrowers to maintain earthquake insurance.

                                            In addition, 12.0%, 11.7%, 10.5%, 9.0% and 6.0% of the mortgaged properties, based on the initial outstanding pool balance, are located in Florida, New York, New Jersey, Massachusetts and Texas
                                            respectively, and concentrations of mortgaged properties, in each case, representing less than 5.0% of the initial outstanding pool balance, also exist in several other states.

A LARGE CONCENTRATION OF RETAIL
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF RETAIL
PROPERTIES                                  Seventy-six (76) of the mortgaged properties, securing mortgage loans representing 52.0% of the initial outstanding pool balance, are retail properties. The quality and success of a retail property's tenants significantly affect the property's value. The success of retail properties can be adversely affected by local competitive conditions and changes in consumer spending patterns.
                                            A borrower's ability to make debt service payments can be
                                            adversely affected if rents are based on a percentage of the tenant's sales and sales decline.


                                      S-35


                                            An "anchor tenant" is proportionately larger in size and is vital in attracting customers to a retail property, whether or not it is part of the mortgaged property. Fifty-nine (59)
                                            of the mortgaged properties, securing 46.0% of the initial outstanding pool balance, are properties considered by the applicable mortgage loan seller to be leased to or are
                                            adjacent to or are occupied by anchor tenants.

                                            The presence or absence of an anchor store in a shopping
                                            center also can be important because anchor stores play a
                                            key role in generating customer traffic and making a center desirable for other tenants. Consequently, the economic
                                            performance of an anchored retail property will be adversely affected by:

                                            o    an anchor store's failure to renew its lease;

                                            o    termination of an anchor store's lease;

                                            o    the bankruptcy or economic decline of an anchor store
                                                 or self-owned anchor or its parent company; or

                                            o    the cessation of the business of an anchor store at the
                                                 shopping center, even if, as a tenant, it continues to
                                                 pay rent.

                                            There may be retail properties with anchor stores that are permitted to cease operating at any time if certain other
                                            stores are not operated at those locations. Furthermore,
                                            there may be non-anchor tenants that are permitted to offset all or a portion of their rent, pay rent based solely on a percentage of their sales or to terminate their leases if
                                            certain anchor stores and/or major tenants are either not
                                            operated or fail to meet certain business objectives.

                                            Retail properties also face competition from sources outside a given real estate market. For example, all of the
                                            following compete with more traditional retail properties
                                            for consumer dollars: factory outlet centers, discount
                                            shopping centers and clubs, catalogue retailers, home
                                            shopping networks, internet web sites and telemarketing.
                                            Continued growth of these alternative retail outlets, which often have lower operating costs, could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties. Moreover, additional competing retail properties may be built in the areas where the retail properties are located, which could adversely affect the
                                            rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties.

A LARGE CONCENTRATION OF OFFICE
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF OFFICE
PROPERTIES                                  Twenty-two (22) of the mortgaged properties, securing
                                            mortgage loans representing 20.3% of the initial outstanding pool balance, are office properties.

                                            A large number of factors affect the value of these office properties, including:

                                            o    the quality of an office building's tenants;

                                      S-36

                                            o    the diversity of an office building's tenants (or
                                                 reliance on a single or dominant tenant);

                                            o    the physical attributes of the building in relation to
                                                 competing buildings, e.g., age, condition, design,
                                                 location, access to transportation and ability to offer
                                                 certain amenities, such as sophisticated building
                                                 systems;

                                            o    the desirability of the area as a business location;

                                            o    the strength and nature of the local economy (including
                                                 labor costs and quality, tax environment and quality of
                                                 life for employees); and

                                            o    certain office properties have tenants that are
                                                 technology and internet start-up companies. Technology
                                                 and internet start-up companies have recently
                                                 experienced a variety of circumstances that tend to
                                                 make their businesses relatively volatile. Many of
                                                 those companies have little or no operating history,
                                                 their owners and management are often inexperienced and
                                                 such companies may be heavily dependent on obtaining
                                                 venture capital financing. In addition, technology and
                                                 internet start-up companies often require significant
                                                 build-out related to special technology which may
                                                 adversely affect the ability of the landlord to relet
                                                 the properties. The relative instability of these
                                                 tenants may have an adverse impact on certain of the
                                                 properties.

                                            Moreover, the cost of refitting office space for a new
                                            tenant is often higher than the cost of refitting other
                                            types of property.

A LARGE CONCENTRATION OF
INDUSTRIAL PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF INDUSTRIAL PROPERTIES              Twenty-nine (29) of the mortgaged properties, securing
                                            mortgage loans representing 8.9% of the initial outstanding pool balance, are industrial properties. Various factors may adversely affect the economic performance of these
                                            industrial properties, which could adversely affect payments on your certificates, including:

                                            o    reduced demand for industrial space because of a
                                                 decline in a particular industry segment;

                                            o    increased supply of competing industrial space because
                                                 of relative ease in constructing buildings of this
                                                 type;

                                            o    a property becoming functionally obsolete;

                                            o    insufficient supply of labor to meet demand;

                                            o    changes in access to the property, energy prices,
                                                 strikes, relocation of highways or the construction of
                                                 additional highways;

                                            o    location of the property in relation to access to
                                                 transportation;

                                            o    suitability for a particular tenant;

                                            o    building design and adaptability;

                                            o    a change in the proximity of supply sources; and

                                            o    environmental hazards.

                                      S-37



A LARGE CONCENTRATION OF
MULTIFAMILY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF MULTIFAMILY PROPERTIES             Eighteen (18) of the mortgaged properties, securing mortgage loans representing 8.3% of the initial outstanding pool
                                            balance, are multifamily properties.

                                            A large number of factors may affect the value and
                                            successful operation of these multifamily properties,
                                            including:

                                            o    the physical attributes of the apartment building, such
                                                 as its age, appearance and construction quality;

                                            o    the location of the property;

                                            o    the ability of management to provide adequate maintenance
                                                 and insurance;

                                            o    the types of services and amenities provided at the
                                                 property;

                                            o    the property's reputation;

                                            o    the level of mortgage interest rates and favorable
                                                 income and economic conditions (which may encourage
                                                 tenants to purchase rather than rent housing);

                                            o    the presence of competing properties;

                                            o    adverse local or national economic conditions which may
                                                 limit the rent that may be charged and which may result
                                                 in increased vacancies;

                                            o    the tenant mix (such as tenants being predominantly
                                                 students or military personnel or employees of a
                                                 particular business);

                                            o    state and local regulations (which may limit the
                                                 ability to increase rents); and

                                            o    government assistance/rent subsidy programs (which may
                                                 influence tenant mobility).

A LARGE CONCENTRATION OF
HOSPITALITY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF HOSPITALITY PROPERTIES             Hospitality properties secure four (4) mortgage loans,
                                            representing 1.5% of the initial outstanding pool balance.
                                            Various factors may adversely affect the economic
                                            performance of a hospitality property, including:

                                            o    adverse economic and social conditions, either local,
                                                 regional, national or international which may limit the
                                                 amount that can be charged for a room and reduce
                                                 occupancy levels;

                                            o    the construction of competing hotels or resorts;

                                            o    continuing expenditures for modernizing, refurbishing,
                                                 and maintaining existing facilities prior to the
                                                 expiration of their anticipated useful lives;

                                      S-38


                                            o    a deterioration in the financial strength or managerial
                                                 capabilities of the owner and/or operator of a hotel;
                                                 and

                                            o    changes in travel patterns, increases in energy prices,
                                                 strikes, relocation of highways or the construction of
                                                 additional highways.

                                            Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be
                                            affected by adverse economic conditions and competition more quickly than are other types of commercial properties.

                                            Moreover, the hotel and lodging industry is generally
                                            seasonal in nature. This seasonality can be expected to
                                            cause periodic fluctuations in a hotel property's revenues, occupancy levels, room rates and operating expenses.

                                            The laws and regulations relating to liquor licenses
                                            generally prohibit the transfer of such license to any other person. In the event of a foreclosure of a hotel property
                                            with a liquor license, the trustee or a purchaser in a
                                            foreclosure sale would likely have to apply for a new
                                            license. There can be no assurance that a new liquor license could be obtained promptly or at all. The lack of a liquor license in a full service hotel could have an adverse impact on the revenue generated by the hotel.



A TENANT BANKRUPTCY MAY
ADVERSELY AFFECT THE INCOME
PRODUCED BY THE PROPERTY AND MAY
ADVERSELY AFFECT THE
PAYMENTS ON YOUR CERTIFICATES               The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office
                                            properties may adversely affect the income produced by the property. Under the federal bankruptcy code, a tenant/debtor has the option of affirming or rejecting any unexpired
                                            lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim.
                                            The claim would be limited to the unpaid rent under the
                                            lease for the periods prior to the bankruptcy petition, or earlier surrender of the leased premises, plus the rent
                                            under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease and the actual amount of the recovery could be less than the
                                            amount of the claim.

ENVIRONMENTAL LAWS
ENTAIL RISKS THAT MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                                Various environmental laws may make a current or previous
                                            owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or
                                            require the removal or containment of asbestos-containing
                                            materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority
                                            over the lien of a pre-existing mortgage. Additionally,
                                            third parties may seek recovery from owners or operators of real properties



                                      S-39

                                            for cleanup costs, property damage or personal injury
                                            associated with releases of, or other exposure to hazardous substances related to the properties.

                                            The owner's liability for any required remediation generally is not limited by law and could, accordingly, exceed the
                                            value of the property and/or the aggregate assets of the
                                            owner. The presence of hazardous or toxic substances also
                                            may adversely affect the owner's ability to refinance the
                                            property or to sell the property to a third party. The
                                            presence of, or strong potential for contamination by,
                                            hazardous substances consequently can have a materially
                                            adverse effect on the value of the property and a borrower's ability to repay its mortgage loan.

                                            In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard.

ENVIRONMENTAL RISKS RELATING TO
SPECIFIC MORTGAGED PROPERTIES
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        Except for mortgaged properties securing mortgage loans that are the subject of a secured creditor impaired property
                                            policy, all of the mortgaged properties securing the
                                            mortgage loans have been subject to environmental site
                                            assessments, or in some cases an update of a previous
                                            assessment, in connection with the origination or
                                            securitization of the loans. In some cases a Phase II site assessment was also performed. The applicable mortgage loan seller has either (a) represented that with respect to the mortgaged properties securing the mortgage loans that were not the subject of an environmental site assessment within eighteen months prior to the cut-off date (i) no hazardous material is present on the mortgaged property and (ii) the mortgaged property is in material compliance with all
                                            applicable federal, state and local laws pertaining to
                                            hazardous materials or environmental hazards, in each case subject to limitations of materiality and the other
                                            qualifications set forth in the representation, or (b)
                                            provided secured creditor impaired property policies
                                            providing coverage for certain losses that may arise from
                                            adverse environmental conditions that may exist at the
                                            related mortgaged property. In all cases, the environmental site assessment was a Phase I environmental assessment.
                                            These reports generally did not disclose the presence or
                                            risk of environmental contamination that is considered
                                            material and adverse to the interests of the holders of the certificates; however, in certain cases, these assessments did reveal conditions that resulted in requirements that the related borrowers establish operations and maintenance
                                            plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies.

                                            Twenty-five (25) mortgaged properties, securing mortgage
                                            loans representing approximately 3.8% of the initial
                                            outstanding pool balance, are the subject of a group secured creditor impaired property policy providing coverage for
                                            certain losses that may arise from adverse environmental
                                            conditions that may exist at the related mortgaged
                                            properties. Five (5) mortgaged properties, securing mortgage loans representing 5.0% of the initial outstanding pool

                                      S-40
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                                            balance, have the benefit of stand-alone secured creditor
                                            impaired property policies that provide coverage for
                                            selected environmental matters with respect to the related property. We describe these policies under "Description of the Mortgage Pool--Environmental Insurance" in this
                                            prospectus supplement. Generally, environmental site
                                            assessments were not performed with respect to those
                                            mortgaged properties covered by the group secured creditor impaired property policy.

                                            We cannot assure you, however, that the environmental
                                            assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been completely abated or remediated or that any reserves,
                                            insurance or operations and maintenance plans will be
                                            sufficient to remediate the environmental conditions.
                                            Moreover, we cannot assure you that:

                                            o    future laws, ordinances or regulations will not impose
                                                 any material environmental liability; or

                                            o    the current environmental condition of the mortgaged
                                                 properties will not be adversely affected by tenants or
                                                 by the condition of land or operations in the vicinity
                                                 of the mortgaged properties (such as underground
                                                 storage tanks).

                                            Portions of some of the mortgaged properties securing the
                                            mortgage loans may include tenants which operate as on-site dry-cleaners and gasoline stations. Both types of operations involve the use and storage of hazardous substances, leading to an increased risk of liability to the tenant, the
                                            landowner and, under certain circumstances, a lender (such as the trust) under environmental laws. Dry-cleaners and
                                            gasoline station operators may be required to obtain various environmental permits and licenses in connection with their operations and activities and comply with various
                                            environmental laws, including those governing the use and
                                            storage of hazardous substances. These operations incur
                                            ongoing costs to comply with environmental laws governing, among other things, containment systems and underground
                                            storage tank systems. In addition, any liability to
                                            borrowers under environmental laws, including in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground
                                            storage tank systems or otherwise, could adversely impact
                                            the related borrower's ability to repay the related mortgage loan.

                                            In addition, problems associated with mold may pose risks to real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, problems associated with mold could result in the interruption of cash flow,
                                            remediation expenses and litigation which could adversely
                                            impact collections from a mortgaged property.

                                            Before the special servicer acquires title to a mortgaged
                                            property on behalf of the trust or assumes operation of the property, it must obtain an environmental assessment of the property, or rely on a recent environmental assessment. This requirement will decrease the


                                      S-41
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                                            likelihood that the trust will become liable under any
                                            environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental
                                            assessment is obtained, or until any required remedial
                                            action is thereafter taken. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained. Moreover, we cannot assure you that this requirement will effectively insulate the trust
                                            from potential liability under environmental laws. Any such potential liability could reduce or delay payments to
                                            certificateholders.

IF A BORROWER IS UNABLE TO REPAY
ITS LOAN ON ITS MATURITY DATE,
YOU MAY EXPERIENCE A LOSS                   One hundred thirty-five (135) mortgage loans, representing
                                            92.1% of the initial outstanding pool balance, are balloon loans. One (1) of these mortgage loans, representing 0.5% of the initial outstanding pool balance, is an ARD Loan. For
                                            purposes of this prospectus supplement, we consider a
                                            mortgage loan to be a "balloon loan" if its principal
                                            balance is not scheduled to be fully or substantially
                                            amortized by the loan's respective anticipated repayment
                                            date (in the case of a hyperamortizing loan) or maturity
                                            date. We cannot assure you that each borrower will have the ability to repay the principal balance outstanding on the
                                            pertinent date. Balloon loans involve greater risk than
                                            fully amortizing loans because borrower's ability to repay the loan on its Anticipated Repayment Date or stated
                                            maturity date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a
                                            number of factors, including:

                                            o    the availability of, and competition for, credit for
                                                 commercial real estate projects;

                                            o    prevailing interest rates;

                                            o    the fair market value of the related mortgaged
                                                 property;

                                            o    the borrower's equity in the related mortgaged
                                                 property;

                                            o    the borrower's financial condition;

                                            o    the operating history and occupancy level of the
                                                 mortgaged property;

                                            o    tax laws; and

                                            o    prevailing general and regional economic conditions.

                                            The availability of funds in the credit markets fluctuates over time.

                                            Bear Stearns Commercial Mortgage, Inc., Morgan Stanley
                                            Mortgage Capital Inc., Principal Commercial Funding, LLC,
                                            Wells Fargo Bank, National Association and John Hancock Real
                                            Estate Finance, Inc., each as a mortgage loan seller, and
                                            their respective affiliates are not under any obligation to refinance any mortgage loan.



                                      S-42

A BORROWER'S OTHER LOANS MAY
REDUCE THE CASH FLOW AVAILABLE TO
THE MORTGAGED PROPERTY WHICH MAY
ADVERSELY AFFECT PAYMENT ON YOUR
CERTIFICATES                                Seven (7) mortgage loans, representing 14.4% of the initial outstanding pool balance, currently have additional
                                            financing in place which is secured by the mortgaged
                                            property related to such mortgage loan. Such mortgage loans include Mortgage Loan No. 3 (the "Berkeley & Brown Pari
                                            Passu Loan") described under "Description of the Mortgage
                                            Pool--The Berkeley & Brown Pari Passu Loan," Mortgage Loan
                                            No. 29 (the "RSA Pari Passu Loan") described under
                                            "Description of the Mortgage Pool--The RSA Pari Passu Loan"
                                            and Mortgage Loan No. 2 (the "WestShore Plaza Pari Passu
                                            Loan") described under "Description of the Mortgage
                                            Pool--The WestShore Plaza Pari Passu Loan."

                                            Two (2) mortgage loans, representing 1.7% of the initial
                                            outstanding pool balance, currently have additional
                                            mezzanine financing in place which is not secured by the
                                            mortgaged property related to such mortgage loan. With
                                            respect to Mortgage Loan No. 30 (the "Gage Office Building
                                            Loan"), there is related mezzanine financing and a preferred equity loan in the amounts of $2,100,000 and $7,980,000,
                                            respectively. With respect to Mortgage Loan No. 91 (the
                                            "5816 Ward Court Loan"), there is related unsecured
                                            financing in the amount of $179,451.

                                            One (1) mortgage loan, representing 0.1% of the initial
                                            outstanding pool balance, permits the borrower to enter into additional subordinate financing that is secured by the
                                            mortgaged property, provided that certain debt service
                                            coverage ratio and loan-to-value tests are satisfied.

                                            Seven (7) mortgage loans, representing 4.5% of the initial outstanding pool balance, permit the borrower to enter into additional financing that is not secured by the mortgaged
                                            property (or to retain unsecured debt existing at the time of the origination of such loan) and/or permit the owners of the borrower to enter into financing that is secured by a
                                            pledge of equity interests in the borrower. In general,
                                            borrowers that have not agreed to certain special purpose
                                            covenants in the related mortgage loan documents may also be permitted to incur additional financing that is not secured by the mortgaged property.

                                            We make no representation as to whether any other secured
                                            subordinate financing currently encumbers any mortgaged
                                            property or whether a third-party holds debt secured by a
                                            pledge of equity interest in a related borrower. Debt that is incurred by the owner of equity in one or more borrowers and is secured by a guaranty of the borrower or by a pledge of the equity ownership interests in such borrowers
                                            effectively reduces the equity owners' economic stake in the related mortgaged property. The existence of such debt may reduce cash flow on the related borrower's mortgaged
                                            property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to suffer by not making capital infusions to support the
                                            mortgaged property.

                                            Generally all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including
                                            but not limited to trade


                                      S-43

                                            payables, in the ordinary course of business and to incur
                                            indebtedness secured by equipment or other personal property located at the mortgaged property.

                                            When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the
                                            loans are subordinated or are mezzanine loans not directly secured by the mortgaged property, the trust is subjected to the following additional risks. For example, the borrower
                                            may have difficulty servicing and repaying multiple loans.
                                            Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thus jeopardize the borrower's ability to repay any balloon payment due under the mortgage loan at maturity. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate
                                            and maintain the mortgaged property.

                                            Additionally, if the borrower, or its constituent members, are obligated to another lender, actions taken by other
                                            lenders could impair the security available to the trust. If a junior lender files an involuntary bankruptcy petition
                                            against the borrower, or the borrower files a voluntary
                                            bankruptcy petition to stay enforcement by a junior lender, the trust's ability to foreclose on the property will be
                                            automatically stayed, and principal and interest payments
                                            might not be made during the course of the bankruptcy case.
                                            The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

                                            Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the
                                            mortgaged property, absent an agreement to the contrary,
                                            thereby causing a delay in payments and/or an involuntary
                                            repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related
                                            litigation.

                                            For further information with respect to subordinate and
                                            other financing, see Appendix II.

BANKRUPTCY PROCEEDINGS RELATING TO
A BORROWER CAN RESULT IN
DISSOLUTION OF THE BORROWER AND
THE ACCELERATION OF THE RELATED
MORTGAGE LOAN AND CAN OTHERWISE
ADVERSELY IMPACT REPAYMENT OF THE
RELATED MORTGAGE LOAN                       Under the federal bankruptcy code, the filing of a
                                            bankruptcy petition by or against a borrower will stay the commencement or continuation of a foreclosure action. In
                                            addition, if a court determines that the value of the
                                            mortgaged property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-current value of the
                                            mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the
                                            then-current value and the amount of its outstanding
                                            mortgage indebtedness. A bankruptcy court also may:

                                            o    grant a debtor a reasonable time to cure a payment
                                                 default on a mortgage loan;

                                            o    reduce monthly payments due under a mortgage loan;

                                      S-44


                                            o    change the rate of interest due on a mortgage loan; or

                                            o    otherwise alter the mortgage loan's repayment schedule.

                                            Additionally, the trustee of the borrower's bankruptcy or
                                            the borrower, as debtor in possession, has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of the mortgage lender may be subordinated to
                                            financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                                            The filing of a bankruptcy petition will also stay the
                                            lender from enforcing a borrower's assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee's ability to enforce any lockbox requirements.
                                            The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or reduce the lender's receipt of rents. A bankruptcy court may also permit rents otherwise subject to an assignment and/or lock-box arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized
                                            expenses.

                                            As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly
                                            delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

                                            A number of the borrowers under the mortgage loans are
                                            limited or general partnerships. Under some circumstances, the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership. The
                                            dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

BORROWERS THAT ARE NOT
SPECIAL PURPOSE ENTITIES
MAY BE MORE LIKELY TO FILE
BANKRUPTCY PETITIONS AND THIS MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        While many of the borrowers have agreed to certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the property, some borrowers are not special purpose entities, and these
                                            borrowers and their owners generally do not have an
                                            independent director whose consent would be required to file a bankruptcy petition on behalf of such borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a
                                            borrower's affiliate and is not justified by the borrower's own economic circumstances.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT                       The successful operation of a real estate project depends
                                            upon the property manager's performance and viability. The property manager is generally responsible for:

                                            o    responding to changes in the local market;

                                            o    planning and implementing the rental structure;

                                            o    operating the property and providing building services;

                                      S-45

                                            o    managing operating expenses; and

                                            o    assuring that maintenance and capital improvements are
                                                 carried out in a timely fashion.

                                            Properties deriving revenues primarily from short-term
                                            sources are generally more management-intensive than
                                            properties leased to creditworthy tenants under long-term
                                            leases.

                                            A property manager, by controlling costs, providing
                                            appropriate service to tenants and seeing to property
                                            maintenance and general upkeep, can improve cash flow,
                                            reduce vacancy, leasing and repair costs and preserve
                                            building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term
                                            viability of an income producing property.

                                            We make no representation or warranty as to the skills of
                                            any present or future managers. Additionally, we cannot
                                            assure you that the property managers will be in a financial condition to fulfill their management responsibilities
                                            throughout the terms of their respective management
                                            agreements.



PROVISIONS REQUIRING YIELD
MAINTENANCE CHARGES OR DEFEASANCE
PROVISIONS MAY NOT
BE ENFORCEABLE                              Provisions requiring yield maintenance charges or lockout
                                            periods may not be enforceable in some states and under
                                            federal bankruptcy law. Provisions requiring yield
                                            maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield
                                            maintenance charge will be enforceable. Also, we cannot
                                            assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge.

                                            Additionally, although the collateral substitution
                                            provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure
                                            you that a court would not interpret those provisions as
                                            requiring a yield maintenance charge. In certain
                                            jurisdictions, those collateral substitution provisions
                                            might be deemed unenforceable under applicable law or public policy, or usurious.

THE ABSENCE OF LOCKBOXES ENTAILS
RISKS THAT COULD ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES               Most of the mortgage loans in the trust do not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the
                                            mortgagee. If rental payments are not required to be made
                                            directly into a lockbox account, there is a risk that the
                                            borrower will divert such funds for other purposes.


                                      S-46


ENFORCEABILITY OF CROSS-
COLLATERALIZATION PROVISIONS MAY
BE CHALLENGED AND THE BENEFITS
OF THESE PROVISIONS MAY
OTHERWISE BE LIMITED AND MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        Five (5) groups of either cross-collateralized or
                                            multi-property mortgage loans, representing 7.0% of the
                                            initial outstanding pool balance, are secured by multiple
                                            real properties, through cross-collateralization with other mortgage loans or otherwise. These arrangements attempt to reduce the risk that one mortgaged real property may not
                                            generate enough net operating income to pay debt service.
                                            However, arrangements of this type involving more than one borrower (i.e., in the case of cross-collateralized mortgage loans) could be challenged as a fraudulent conveyance if:

                                            o    one of the borrowers were to become a debtor in a
                                                 bankruptcy case, or were to become subject to an action
                                                 brought by one or more of its creditors outside a
                                                 bankruptcy case;

                                            o    the related borrower did not receive fair consideration
                                                 or reasonably equivalent value in exchange for allowing
                                                 its mortgaged real property to be encumbered; and

                                            o    at the time the lien was granted, the borrower was (i)
                                                 insolvent, (ii) inadequately capitalized or (iii)
                                                 unable to pay its debts.

                                            Furthermore, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the
                                            amount of the mortgage encumbering any particular one of
                                            those properties may be less than the full amount of the
                                            related mortgage loan or group of cross-collateralized
                                            mortgage loans, generally, to minimize recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be
                                            available to offset declines in value of the other
                                            properties securing the same mortgage loan or group of
                                            cross-collateralized mortgage loans.

                                            Moreover, three (3) groups of either cross-collateralized or multi-property mortgage loans and multi-property mortgage
                                            loans, representing 4.0% of the initial outstanding pool
                                            balance, are secured by mortgaged properties located in
                                            various states. Foreclosure actions are brought in state
                                            court and the courts of one state cannot exercise
                                            jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties
                                            simultaneously.



RESERVES TO FUND CAPITAL
EXPENDITURES MAY BE INSUFFICIENT
AND THIS MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES               Although many of the mortgage loans require that funds be
                                            put aside for specific reserves, certain mortgage loans do not require any reserves. Furthermore, we cannot assure you that any reserve amounts will be sufficient to cover the
                                            actual costs of the items for which the reserves were
                                            established. We also cannot assure you that cash flow



                                      S-47

                                            from the properties will be sufficient to fully fund the
                                            ongoing monthly reserve requirements.

INADEQUACY OF TITLE INSURERS MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The
                                            protection afforded by title insurance depends on the
                                            ability of the title insurer to pay claims made upon it. We cannot assure you that:

                                            o    a title insurer will have the ability to pay title
                                                 insurance claims made upon it;

                                            o    the title insurer will maintain its present financial
                                                 strength; or

                                            o    a title insurer will not contest claims made upon it.

MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS THAT ARE
NOT IN COMPLIANCE WITH
ZONING AND BUILDING CODE
REQUIREMENTS AND USE
RESTRICTIONS COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                                Noncompliance with zoning and building codes may cause the borrower to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates. The mortgage loan
                                            sellers have taken steps to establish that the use and
                                            operation of the mortgaged properties securing the mortgage loans are in compliance in all material respects with all
                                            applicable zoning, land-use and building ordinances, rules, regulations, and orders. Evidence of this compliance may be in the form of legal opinions, confirmations from government officials, title policy endorsements and/or representations by the related borrower in the related mortgage loan
                                            documents. These steps may not have revealed all possible
                                            violations.

                                            Some violations of zoning, land use and building regulations may be known to exist at any particular mortgaged property, but the mortgage loan sellers generally do not consider
                                            those defects known to them to be material. In some cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure as a result of changes in zoning laws after such mortgaged properties were constructed and the structure may not be
                                            rebuilt to its current state or be used for its current
                                            purpose if a material casualty event occurs. Insurance
                                            proceeds may not be sufficient to pay the mortgage loan in full if a material casualty event were to occur, or the
                                            mortgaged property, as rebuilt for a conforming use, may not generate sufficient income to service the mortgage loan and the value of the mortgaged property or its revenue producing potential may not be the same as it was before the casualty.
                                            If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to
                                            building violations or changes in zoning or other
                                            regulations, then the borrower might experience cash flow
                                            delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for
                                            distributions on your certificates.

                                      S-48

                                            Certain mortgaged properties may be subject to use
                                            restrictions pursuant to reciprocal easement or operating
                                            agreements which could limit the borrower's right to operate certain types of facilities within a prescribed radius.
                                            These limitations could adversely affect the ability of the borrower to lease the mortgaged property on favorable terms.

CONDEMNATIONS WITH RESPECT TO
MORTGAGED PROPERTIES SECURING THE
MORTGAGE LOANS COULD ADVERSELY
AFFECT PAYMENTS ON
YOUR CERTIFICATES                           From time to time, there may be condemnations pending or
                                            threatened against one or more of the mortgaged properties.
                                            There can be no assurance that the proceeds payable in
                                            connection with a total condemnation will be sufficient to restore the related mortgaged property or to satisfy the
                                            remaining indebtedness of the related mortgage loan. The
                                            occurrence of a partial condemnation may have a material
                                            adverse effect on the continued use of the affected mortgaged property, or on an affected borrower's ability to meet its obligations under the related mortgage loan. Therefore, we cannot assure you that the occurrence of any condemnation
                                            will not have a negative impact upon the distributions on
                                            your certificates.

IMPACT OF RECENT EVENTS ON THE
FINANCIAL MARKETS AND
YOUR INVESTMENT                             On September 11, 2001, the United States was subjected to
                                            multiple terrorist attacks, resulting in the loss of many
                                            lives and massive property damage and destruction in New
                                            York City, the Washington D.C. area and Pennsylvania. As a result, there has been considerable uncertainty in the world financial markets. The full impact of these events on
                                            financial markets is not yet known but could include, among other things, increased volatility in the price of
                                            securities, including the certificates. It is impossible to predict whether, or the extent to which, future terrorist
                                            activities may occur in the United States. According to
                                            publicly available reports, the financial markets are in
                                            part responding to uncertainty with regard to the scope,
                                            nature and timing of current and possible future military
                                            responses led by the United States, as well as disruptions in air travel, substantial losses by various companies
                                            including airlines, insurance providers and aircraft makers, the need for heightened security across the country and
                                            decreases in consumer confidence that could cause a general slowdown in economic growth.

                                            In addition, on March 19, 2003 the government of the United
                                            States implemented full scale military operations against
                                            Iraq. The military operations against Iraq may prompt
                                            further terrorist attacks against the United States.

                                            It is uncertain what effects the aftermath of the recent
                                            military operations of the United States in Iraq, any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States
                                            Government and others, including military action, will have on: (a) United States and world financial markets, (b)
                                            local, regional and national economies, (c) real estate
                                            markets across the United States, (d) particular business
                                            segments, including those that are important to the
                                            performance of the mortgaged properties that secure the
                                            mortgage loans and/or (e) insurance costs and the
                                            availability of insurance coverage for terrorist acts,
                                            particularly for large mortgaged


                                      S-49

                                            properties, which could adversely affect the cash flow at
                                            such mortgaged properties. In particular, the decrease in
                                            air travel may have a negative effect on certain of the
                                            mortgaged properties, including hotel mortgaged properties and those mortgaged properties in tourist areas which could reduce the ability of such mortgaged properties to generate cash flow. As a result, the ability of the mortgaged
                                            properties to generate cash flow may be adversely affected.
                                            These disruptions and uncertainties could materially and
                                            adversely affect the value of, and your ability to resell, your certificates.

THE ABSENCE OF OR INADEQUACY OF
INSURANCE COVERAGE ON THE
PROPERTY MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES               The mortgaged properties may suffer casualty losses due to risks that are not covered by insurance (including acts of terrorism) or for which insurance coverage is not adequate or available at commercially reasonable rates. In addition, some of the mortgaged properties are located in California and in other coastal areas of certain states, which are
                                            areas that have historically been at greater risk of acts of nature, including earthquakes, hurricanes and floods. The
                                            mortgage loans generally do not require borrowers to
                                            maintain earthquake, hurricane or flood insurance and we
                                            cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks. If a borrower does not have insurance against such risks and a casualty
                                            occurs at a mortgaged property, the borrower may be unable to generate income from the mortgaged property in order to make payments on the related mortgage loan.

                                            Moreover, if reconstruction or major repairs are required
                                            following a casualty, changes in laws that have occurred
                                            since the time of original construction may materially
                                            impair the borrower's ability to effect such reconstruction or major repairs or may materially increase their cost.

                                            As a result of these factors, the amount available to make distributions on your certificates could be reduced.

                                            In light of the September 11, 2001 terrorist attacks in New
                                            York City, the Washington, D.C. area and Pennsylvania, the comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage
                                            loans, which are generally subject to periodic renewals
                                            during the term of the related mortgage loans, have been
                                            affected. To give time for private markets to develop a
                                            pricing mechanism and to build capacity to absorb future
                                            losses that may occur due to terrorism, on November 26, 2002 the Terrorism Risk Insurance Act of 2002 was enacted, which established the Terrorism Insurance Program. The Terrorism
                                            Insurance Program is administered by the Secretary of the
                                            Treasury and through December 31, 2004 (with a potential to extend to December 31, 2005) will provide some financial
                                            assistance from the United States Government to insurers in the event of another terrorist attack that resulted in an
                                            insurance claim. The program applies to United States risks only and to acts that are committed by an individual or
                                            individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States Government.

                                            The Treasury Department will establish procedures for the
                                            program under which the federal share of compensation will be equal to 90



                                      S-50

                                            percent of that portion of insured losses that exceeds an
                                            applicable insurer deductible required to be paid during
                                            each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap).

                                            Through December 2004, insurance carriers are required under the program to provide terrorism coverage in their basic
                                            "all-risk" policies. By September 1, 2004, the Secretary of the Treasury will determine whether mandatory participation should be extended through December 2005. Any commercial
                                            property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be
                                            insured losses. Any state approval of such types of
                                            exclusions in force on November 26, 2002 are also voided.

                                            The Terrorism Insurance Program required that each insurer for policies in place prior to November 26, 2002 provide its insureds with a statement of the proposed premiums for
                                            terrorism coverage, identifying the portion of the risk that the federal government will cover, within 90 days after
                                            November 26, 2002. Insureds then had 30 days to accept the continued coverage and pay the premium. If an insured did
                                            not pay the premium, insurance for acts of terrorism may
                                            have been excluded from the policy. All policies for
                                            insurance issued after November 26, 2002 must make similar disclosure. The Terrorism Risk Insurance Act of 2002 does
                                            not require insureds to purchase the coverage nor does it
                                            stipulate the pricing of the coverage.

                                            There can be no assurance that upon its expiration
                                            subsequent terrorism insurance legislation will be passed.
                                            Furthermore, because this program has only been recently
                                            passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance. Because it is a temporary program,
                                            there is no assurance that it will create any long-term
                                            changes in the availability and cost of such insurance.

                                            To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties,
                                            losses on commercial mortgage loans may result. In addition, the failure to maintain such insurance may constitute a
                                            default under a commercial mortgage loan, which could result in the acceleration and foreclosure of such commercial
                                            mortgage loan. Alternatively, the increased costs of
                                            maintaining such insurance could have an adverse effect on the financial condition of the mortgage loan borrowers.

                                            Certain of the mortgage loans are secured by mortgaged
                                            properties that are not insured for acts of terrorism. If
                                            such casualty losses are not covered by standard casualty
                                            insurance policies, then in the event of a casualty from an act of terrorism, the amount available to make distributions on your certificates could be reduced.

CLAIMS UNDER BLANKET
INSURANCE POLICIES MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           Some of the mortgaged properties are covered by blanket
                                            insurance policies which also cover other properties of the related borrower or its affiliates. In the event that such policies are drawn on to cover losses

                                      S-51

                                            on such other properties, the amount of insurance coverage available under such policies may thereby be reduced and
                                            could be insufficient to cover each mortgaged property's
                                            insurable risks.

PROPERTY INSPECTIONS AND
ENGINEERING REPORTS MAY NOT
REFLECT ALL CONDITIONS THAT
REQUIRE REPAIR ON THE
PROPERTY                                    Licensed engineers or consultants generally inspected the
                                            mortgaged properties and prepared engineering reports in
                                            connection with the origination or securitization of the
                                            mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and
                                            electrical systems and general condition of the site,
                                            buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. In those cases where a material condition was
                                            disclosed, such condition has been or is required to be
                                            remedied to the seller's satisfaction, or funds as deemed
                                            necessary by the seller, or the related engineer or
                                            consultant have been reserved to remedy the material
                                            condition. No additional property inspections were conducted by us in connection with the issuance of the certificates.

APPRAISALS MAY INACCURATELY
REFLECT THE VALUE OF THE
MORTGAGED PROPERTIES                        A FIRREA appraisal was conducted in respect of each
                                            mortgaged property in connection with the origination or
                                            securitization of the related mortgage loan. The resulting estimates of value are the basis of the October 1, 2003
                                            loan-to-value ratios referred to in this prospectus
                                            supplement. Those estimates represent the analysis and
                                            opinion of the person performing the appraisal or market
                                            analysis and are not guarantees of present or future values.
                                            The appraiser may have reached a different conclusion of
                                            value than the conclusion that would be reached by a
                                            different appraiser appraising the same property. Moreover, the values of the mortgaged properties may have changed
                                            significantly since the appraisal or market study was
                                            performed. In addition, appraisals seek to establish the
                                            amount a typically motivated buyer would pay a typically
                                            motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged
                                            property under a distress or liquidation sale. The estimates of value reflected in the appraisals and the related
                                            loan-to-value ratios are presented for illustrative purposes only in Appendix I and Appendix II to this prospectus
                                            supplement. In each case the estimate presented is the one set forth in the most recent appraisal available to us as of
                                            October 1, 2003, although we generally have not obtained
                                            updates to the appraisals. There is no assurance that the
                                            appraised values indicated accurately reflect past, present or future market values of the mortgaged properties.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY ADVERSELY AFFECT
PAYMENTS ON YOUR
CERTIFICATES                                As principal payments or prepayments are made on mortgage
                                            loans, the remaining mortgage pool may be subject to
                                            increased concentrations of property types, geographic
                                            locations and other pool characteristics of the mortgage
                                            loans and the mortgaged properties, some of which may be
                                            unfavorable. Classes of certificates that have a lower
                                            payment

                                      S-52

                                            priority are more likely to be exposed to this concentration risk than are certificate classes with a higher payment
                                            priority. This occurs because realized losses are allocated to the class outstanding at any time with the lowest payment priority and principal on the certificates entitled to
                                            principal is generally payable in sequential order or
                                            alphabetical order, with such classes generally not being
                                            entitled to receive principal until the preceding class or classes entitled to receive principal have been retired.

SUBORDINATION OF SOME CERTIFICATES
MAY AFFECT THE TIMING OF PAYMENTS
AND THE APPLICATION OF LOSSES ON
YOUR CERTIFICATES                           As described in this prospectus supplement, the rights of
                                            the holders of each class of subordinate certificates to
                                            receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an
                                            earlier alphabetical class designation. Losses on the
                                            mortgage loans will be allocated to the Class O, Class N,
                                            Class M, Class L, Class K, Class J, Class H, Class G, Class
                                            F, Class E, Class D, Class C and Class B Certificates, in
                                            that order, reducing amounts otherwise payable to each
                                            class. Any remaining losses would then be allocated or cause shortfalls to the Class A-1 Certificates, Class A-2
                                            Certificates, Class A-3 Certificates and the Class A-4
                                            Certificates, pro rata, and, solely with respect to losses of interest, to the Class X Certificates, in proportion to the amounts of interest or principal payable thereon.

THE OPERATION OF THE MORTGAGED
PROPERTY FOLLOWING FORECLOSURE OF
THE MORTGAGE LOAN MAY AFFECT THE
TAX STATUS OF THE TRUST AND MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        If the trust acquires a mortgaged property as a result of a foreclosure or deed in lieu of foreclosure, the special
                                            servicer will generally retain an independent contractor to operate the property. Any net income from operations other than qualifying "rents from real property", or any rental
                                            income based on the net profits derived by any person from such property or allocable to a non-customary service, will subject the trust to a federal tax on such income at the
                                            highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax. In this
                                            event, the net proceeds available for distribution on your certificates will be reduced. The special servicer may
                                            permit the trust to earn such above described "net income
                                            from foreclosure property" but only if it determines that
                                            the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the
                                            mortgaged property.

STATE LAWS APPLICABLE TO
FORECLOSURE ACTIONS MAY AFFECT THE
TIMING OF PAYMENTS ON
YOUR CERTIFICATES                           Some states, including California, have laws prohibiting
                                            more than one "judicial action" to enforce a mortgage
                                            obligation. Some courts have construed the term "judicial
                                            action" broadly. In the case of any mortgage loan secured by mortgaged properties located in multiple states, the master servicer or special servicer may be required to



                                      S-53

                                            foreclose first on mortgaged properties located in states
                                            where these "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only
                                            permitted method of foreclosure. As a result, the ability to realize upon the mortgage loans may be limited by the
                                            application of state laws.

THE BANKRUPTCY OR INSOLVENCY OF ANY
AFFILIATED BORROWERS MAY ADVERSELY
AFFECT PAYMENTS ON
YOUR CERTIFICATES                           Nine (9) groups of mortgage loans, the three (3) largest of which represent 7.4%, 2.8% and 2.1%, respectively, of the
                                            initial outstanding pool balance, were made to borrowers
                                            that are affiliated through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed.

                                            The bankruptcy or insolvency of any such borrower or
                                            respective affiliate could have an adverse effect on the
                                            operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the
                                            related mortgage loans. For example, if a person that owns or controls several mortgaged properties experiences
                                            financial difficulty at one such property, it could defer
                                            maintenance at one or more other mortgaged properties in
                                            order to satisfy current expenses with respect to the
                                            mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy
                                            petition that might have the effect of interrupting monthly payments for an indefinite period on all the related
                                            mortgage loans.

TENANT LEASES MAY HAVE PROVISIONS
THAT COULD ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES               In certain jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain
                                            attornment provisions which require the tenant to recognize a successor owner, following foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at
                                            foreclosure. Not all leases were reviewed to ascertain the existence of these provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are
                                            subordinate to the mortgage and do not contain attornment
                                            provisions, such mortgaged property could experience a
                                            further decline in value if such tenants' leases were
                                            terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

                                            Some of the leases at the mortgaged properties securing the mortgage loans included in the trust may not be subordinate to the related mortgage. If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant. If the lease
                                            contains provisions inconsistent with the mortgage, for
                                            example, provisions relating to application of insurance
                                            proceeds or condemnation awards, or which could affect the enforcement of the lender's rights, for example, a right of first refusal to purchase the property, the provisions of
                                            the lease will take precedence over the provisions of the
                                            mortgage.

                                      S-54

                                            Additionally, with respect to certain of the mortgage loans, the related borrower has given certain tenants a right of
                                            first refusal in the event a sale is contemplated or a
                                            purchase option to purchase all or a portion of the
                                            mortgaged property. Such provisions, if not waived or
                                            subordinated, may impede the lender's ability to sell the
                                            related mortgaged property at foreclosure or adversely
                                            affect the foreclosure bid price.

TENANCIES IN COMMON MAY
HINDER RECOVERY                             Certain of the mortgage loans that we intend to include in the trust fund have borrowers that own the related mortgaged real properties as tenants-in-common. The bankruptcy,
                                            dissolution or action for partition by one or more of the
                                            tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery
                                            against the tenant-in-common mortgagors, a material
                                            impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan.
                                            Not all tenants-in-common for these types of mortgage loans will be special purpose entities.

LITIGATION ARISING OUT OF ORDINARY
BUSINESS COULD ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES               There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of their ordinary
                                            business. We cannot assure you that any such litigation
                                            would not have a material adverse effect on your
                                            certificates.

RISKS RELATING TO COMPLIANCE WITH
THE AMERICANS WITH DISABILITIES
ACT COULD ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES               Under the Americans with Disabilities Act of 1990, public
                                            accommodations are required to meet certain federal
                                            requirements related to access and use by disabled persons.
                                            Borrowers may incur costs complying with the Americans with
                                            Disabilities Act. In addition, noncompliance could result in the imposition of fines by the federal government or an
                                            award of damages to private litigants. If a borrower incurs such costs or fines, the amount available to pay debt
                                            service would be reduced.

CONFLICTS OF INTEREST MAY HAVE
AN ADVERSE EFFECT ON YOUR
CERTIFICATES                                Conflicts between various certificateholders. The special
                                            servicer is given considerable latitude in determining
                                            whether and in what manner to liquidate or modify defaulted mortgage loans. The operating adviser will have the right to replace the special servicer upon satisfaction of certain
                                            conditions set forth in the pooling and servicing agreement.
                                            At any given time, the operating adviser will be controlled generally by the holders of the most subordinate, or, if its certificate principal balance is less than 25% of its
                                            original certificate balance, the next most subordinate,
                                            class of certificates, that is, the controlling class,
                                            outstanding from time to time, and such holders may have
                                            interests in conflict with those of the holders of the other certificates. For instance, the holders of certificates of the controlling class might desire to mitigate the potential for loss to that class from a troubled mortgage

                                      S-55

                                            loan by deferring enforcement in the hope of maximizing
                                            future proceeds. However, the interests of the trust may be better served by prompt action, since delay followed by a
                                            market downturn could result in less proceeds to the trust than would have been realized if earlier action had been
                                            taken.

                                            The master servicer, any primary servicer, the special
                                            servicer or an affiliate of any of them may acquire certain of the most subordinated certificates, including those of
                                            the initial controlling class. Under such circumstances, the master servicer, a primary servicer and the special servicer may have interests that conflict with the interests of the other holders of the certificates. However, the pooling and servicing agreement and the primary servicing agreements
                                            each provide that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to ownership of any certificates by the master servicer, the
                                            primary servicers or the special servicer, as applicable.
                                            The initial special servicer will be ARCap Servicing, Inc.;
                                            the initial operating adviser will be ARCap CMBS Fund REIT,
                                            Inc.

                                            Conflicts between certificateholders and the Non-Serviced
                                            Mortgage Loan Master Servicer and/or the Non-Serviced
                                            Mortgage Loan Special Servicer. Each Non-Serviced Mortgage
                                            Loan will be serviced and administered pursuant to the
                                            related Non-Serviced Mortgage Loan Pooling and Servicing
                                            Agreement, which provides for servicing arrangements that
                                            are similar but not identical to those under the Pooling and
                                            Servicing Agreement. Consequently, the Non-Serviced Mortgage
                                            Loans will not be serviced and administered pursuant to the terms of the Pooling and Servicing Agreement. In addition, the legal and/or beneficial owners of the other mortgage
                                            loans secured by the mortgaged property relating to the
                                            Non-Serviced Mortgage Loans, directly or through
                                            representatives, have certain rights under the related
                                            Non-Serviced Mortgage Loan Pooling and Servicing Agreement
                                            and the related intercreditor agreement that affect such
                                            mortgage loans, including with respect to the servicing of such mortgage loans and the appointment of a special
                                            servicer with respect to such mortgage loans. Those legal
                                            and/or beneficial owners may have interests that conflict
                                            with your interests.

                                            Conflicts between borrowers and property managers. It is
                                            likely that many of the property managers of the mortgaged properties, or their affiliates, manage additional
                                            properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and
                                            managers themselves, also may own other properties,
                                            including competing properties. The managers of the
                                            mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties.

                                            Conflicts between the trust and sellers. The activities of the sellers may involve properties which are in the same
                                            markets as the mortgaged properties underlying the
                                            certificates. In such case, the interests of each of the
                                            sellers or such affiliates may differ from, and compete
                                            with, the interests of the trust, and decisions made with
                                            respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates.
                                            Conflicts of interest may arise between the trust and each of the sellers or their affiliates that engage in the
                                            acquisition, development, operation, financing and
                                            disposition of real estate if such sellers acquire any
                                            certificates. In particular, if

                                      S-56

                                            certificates held by a seller are part of a class that is or becomes the controlling class the seller as part of the
                                            holders of the controlling class would have the ability to influence certain actions of the special servicer under
                                            circumstances where the interests of the trust conflict with the interests of the seller or its affiliates as acquirors, developers, operators, financers or sellers of real estate related assets.

                                            The sellers or their affiliates may acquire a portion of the certificates. Under such circumstances, they may become the controlling class, and as such have interests that may
                                            conflict with their interests as a seller of the mortgage
                                            loans.

PREPAYMENTS MAY REDUCE
THE YIELD ON YOUR CERTIFICATES              The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal
                                            payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties,
                                            defaults and liquidations by borrowers, or repurchases as a result of a seller's breach of representations and
                                            warranties or material defects in a mortgage loan's
                                            documentation.

                                            The investment performance of your certificates may vary
                                            materially and adversely from your expectations if the
                                            actual rate of prepayment is higher or lower than you
                                            anticipate.

                                            Voluntary prepayments under some of the mortgage loans
                                            require payment of a prepayment premium or a yield
                                            maintenance charge unless the prepayment occurs within
                                            generally one (1) to seven (7) payments prior to and
                                            including the anticipated repayment date or the stated
                                            maturity date, as the case may be. Nevertheless, we cannot assure you that the related borrowers will refrain from
                                            prepaying their mortgage loans due to the existence of a
                                            prepayment premium or a yield maintenance charge or the
                                            amount of such premium or charge will be sufficient to
                                            compensate you for shortfalls in payments on your
                                            certificates on account of such prepayments. We also cannot assure you that involuntary prepayments will not occur. The rate at which voluntary prepayments occur on the mortgage
                                            loans will be affected by a variety of factors, including:

                                            o    the terms of the mortgage loans;

                                            o    the length of any prepayment lockout period;

                                            o    the level of prevailing interest rates;

                                            o    the availability of mortgage credit;

                                            o    the applicable yield maintenance charges or prepayment
                                                 premiums and the ability of the master servicer,
                                                 primary servicer or special servicer to enforce the
                                                 related provisions;

                                            o    the failure to meet requirements for release of
                                                 escrows/reserves that result in a prepayment;

                                            o    the occurrence of casualties or natural disasters; and

                                            o    economic, demographic, tax or legal factors.

                                      S-57

                                            Generally, no yield maintenance charge or prepayment premium will be required for prepayments in connection with a
                                            casualty or condemnation unless an event of default has
                                            occurred. In addition, if a seller repurchases any mortgage loan from the trust due to the material breach of a
                                            representation or warranty or a material document defect or such mortgage loan is otherwise purchased from the trust
                                            (including certain purchases by the holder of a B Note), the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no
                                            yield maintenance charge or prepayment premium will be
                                            payable. Such a repurchase may, therefore, adversely affect the yield to maturity on your certificates.

                                            Although all of the mortgage loans have prepayment
                                            protection in the form of lockout periods, defeasance
                                            provisions, yield maintenance provisions and/or prepayment premium provisions, there can be no assurance that borrowers will refrain from prepaying mortgage loans due to the
                                            existence of a yield maintenance charge or prepayment
                                            premium or that involuntary prepayments or repurchases will not occur.

                                            Also, the description in the mortgage notes of the method of calculation of prepayment premiums and yield maintenance
                                            charges is complex and subject to legal interpretation and it is possible that another person would interpret the
                                            methodology differently from the way we did in estimating an assumed yield to maturity on your certificates as described in this prospectus supplement. See Appendix II attached to this prospectus supplement for a description of the various pre-payment provisions.

CERTAIN MORTGAGE LOANS ARE
SUBJECT TO EARLY DEFEASANCE                 One (1) mortgage loan, included in the trust fund as of the
                                            Cut-off Date (Mortgage Loan No. 54), representing 0.8% of
                                            the initial outstanding pool balance, permits the related
                                            borrower to defease its mortgage loan prior to the second
                                            anniversary of the Closing Date. The applicable mortgage
                                            loan seller has agreed to repurchase such mortgage loan
                                            prior to the date of such early defeasance from the trust
                                            fund in the event it defeases prior to the second
                                            anniversary of the Closing Date. In the event the applicable mortgage loan seller fails or is unable to purchase such
                                            mortgage loan prior to the date of such early defeasance,
                                            the special servicer will sell such mortgage loan from the trust fund. Depending on the price received from such
                                            liquidation, a loss could result.

THE YIELD ON YOUR CERTIFICATE WILL
BE AFFECTED BY THE PRICE AT WHICH
THE CERTIFICATE WAS PURCHASED AND
THE RATE, TIMING AND AMOUNT OF
DISTRIBUTIONS ON YOUR CERTIFICATE           The yield on any certificate will depend on (1) the price at which such certificate is purchased by you and (2) the rate, timing and amount of distributions on your certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

                                            o    the interest rate for such certificate;

                                      S-58

                                            o    the rate and timing of principal payments (including
                                                 principal prepayments) and other principal collections
                                                 (including loan purchases in connection with breaches
                                                 of representations and warranties) on or in respect of
                                                 the mortgage loans and the extent to which such amounts
                                                 are to be applied or otherwise result in a reduction of
                                                 the certificate balance of such certificate;

                                            o    the rate, timing and severity of losses on or in
                                                 respect of the mortgage loans or unanticipated expenses
                                                 of the trust;

                                            o    the rate and timing of any reimbursement of the master
                                                 servicer, the special servicer, the trustee or the
                                                 fiscal agent, as applicable, out of the Certificate
                                                 Account of nonrecoverable advances or advances
                                                 remaining unreimbursed on a modified mortgage loan on
                                                 the date of such modification;

                                            o    the timing and severity of any interest shortfalls
                                                 resulting from prepayments to the extent not offset by
                                                 a reduction in master servicer compensation as
                                                 described in this prospectus supplement;

                                            o    the timing and severity of any reductions in the
                                                 appraised value of any mortgaged property in a manner
                                                 that has an effect on the amount of advancing required
                                                 on the related mortgage loan; and

                                            o    the method of calculation of prepayment premiums and
                                                 yield maintenance charges and the extent to which
                                                 prepayment premiums and yield maintenance charges are
                                                 collected and, in turn, distributed on such
                                                 certificate.

                                            In addition, any change in the weighted average life of a
                                            certificate may adversely affect yield. Prepayments
                                            resulting in a shortening of weighted average lives of
                                            certificates may be made at a time of lower interest rates when you may be unable to reinvest the resulting payment of principal at a rate comparable to the effective yield
                                            anticipated when making the initial investment in
                                            certificates. Delays and extensions resulting in a
                                            lengthening of the weighted average lives of the
                                            certificates may occur at a time of higher interest rates
                                            when you may have been able to reinvest principal payments that would otherwise have been received by you at higher
                                            rates.

YOU BEAR THE RISK OF
BORROWER DEFAULTS                           The rate and timing of delinquencies or defaults on the
                                            mortgage loans could affect the following aspects of the
                                            offered certificates:

                                            o    the aggregate amount of distributions on them;

                                            o    their yields to maturity;

                                            o    their rates of principal payments; and

                                            o    their weighted average lives.

                                            The rights of holders of each class of subordinate
                                            certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior
                                            certificates having an earlier alphabetical class
                                            designation. Losses on the mortgage loans will be allocated to the Class O, Class N, Class M, Class L, Class K, Class J,
                                            Class H, Class G, Class F, Class E, Class D, Class C and
                                            Class B Certificates, in that order, reducing amounts
                                            otherwise payable to each class. Any remaining losses would

                                      S-59

                                            then be allocated to the Class A-1 Certificates, Class A-2
                                            Certificates, Class A-3 Certificates and the Class A-4
                                            Certificates, pro rata and, with respect to interest losses only, the Class X Certificates based on their respective
                                            entitlements.

                                            If losses on the mortgage loans exceed the aggregate
                                            certificate balance of the classes of certificates
                                            subordinated to a particular class, that particular class
                                            will suffer a loss equal to the full amount of that excess up to the outstanding certificate balance of such class.

                                            If you calculate your anticipated yield based on assumed
                                            rates of default and losses that are lower than the default rate and losses actually experienced and such losses are
                                            allocable to your certificates, your actual yield to
                                            maturity will be lower than the assumed yield. Under extreme scenarios, such yield could be negative. In general, the
                                            earlier a loss borne by your certificates occurs, the
                                            greater the effect on your yield to maturity.

                                            Additionally, delinquencies and defaults on the mortgage
                                            loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to
                                            cover delinquent payments or the subordination of another
                                            class of certificates fully offsets the effects of any such delinquency or default.

                                            Also, if the related borrower does not repay a mortgage loan with a hyperamortization feature by its anticipated
                                            repayment date, the effect will be to increase the weighted average life of your certificates and may reduce your yield to maturity.

                                            Furthermore, if P&I Advances and/or Servicing Advances are
                                            made with respect to a mortgage loan after default and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those
                                            advances prior to the actual collection of the amount for
                                            which the advance was made may also result in reductions in distributions of principal to the holders of the offered
                                            certificates for the current month.

COMPENSATION TO THE MASTER
SERVICER, THE SPECIAL SERVICER AND
THE TRUSTEE MAY ADVERSELY AFFECT
THE PAYMENTS ON YOUR CERTIFICATES           To the extent described in this prospectus supplement, the master servicer, the special servicer, the trustee or the
                                            fiscal agent will be entitled to receive interest at the
                                            "Prime Rate" on unreimbursed advances they have made with
                                            respect to defaulted monthly payments or that are made with respect to the preservation and protection of the related
                                            mortgaged property. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. This
                                            interest may be offset in part by default interest and late payment charges paid by the borrower or by certain other
                                            amounts. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a
                                            mortgage loan will be serviced by the special servicer, and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on
                                            advances and special servicing compensation is senior to the rights of certificateholders to receive

                                      S-60

                                            distributions. The payment of interest on advances and the payment of compensation to the special servicer may result in shortfalls in amounts otherwise distributable on
                                            certificates.

LEASEHOLD INTERESTS ENTAIL CERTAIN
RISKS WHICH MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES               Five (5) of the mortgaged properties, securing a mortgage
                                            loan representing 2.9% of the initial outstanding pool
                                            balance, is subject to a first mortgage lien on a leasehold interest under a ground lease. One (1) mortgaged property, securing a mortgage loan representing 1.8% of the initial
                                            outstanding pool balance, is subject to a first mortgage
                                            lien on both a fee interest and a leasehold interest in
                                            income-producing real property.

                                            Leasehold mortgage loans are subject to certain risks not
                                            associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated
                                            upon a lease default, the lender would lose its security.
                                            Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the
                                            leasehold interest to be assigned to the lender or the
                                            purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground
                                            lease.

                                            Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor
                                            lessee/borrower rejects any or all of the lease, the
                                            leasehold lender could succeed to the lessee/borrower's
                                            position under the lease only if the lessor specifically
                                            grants the lender such right. If both the lessor and the
                                            lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt
                                            lessee/borrower's right to refuse to treat a ground lease
                                            rejected by a bankrupt lessor as terminated. In such
                                            circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the
                                            mortgage.

                                            Most of the ground leases securing the mortgaged properties provide that the ground rent increases during the term of
                                            the lease. These increases may adversely affect the cash
                                            flow and net income of the borrower from the mortgaged
                                            property.

THE SELLERS OF THE MORTGAGE LOANS
ARE SUBJECT TO BANKRUPTCY OR
INSOLVENCY LAWS THAT MAY AFFECT
THE TRUST'S OWNERSHIP OF
THE MORTGAGE LOANS                          In the event of the insolvency of any seller, it is possible the trust's right to payment from or ownership of the
                                            mortgage loans could be challenged, and if such challenge
                                            were successful, delays or reductions in payments on your
                                            certificates could occur.

                                      S-61

                                            Based upon opinions of counsel that the conveyance of the
                                            mortgage loans would generally be respected in the event of insolvency of the sellers, which opinions are subject to
                                            various assumptions and qualifications, the sellers believe that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or
                                            other interested party will not attempt to assert such a
                                            position. Even if actions seeking such results were not
                                            successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

LIMITED LIQUIDITY AND MARKET VALUE
MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES               Your certificates will not be listed on any securities
                                            exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for the certificates. While Bear, Stearns &
                                            Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs
                                            & Co. and Wells Fargo Brokerage Services, LLC each currently intends to make a secondary market in the certificates, none of them is obligated to do so. Accordingly, you may not have an active or liquid secondary market for your certificates, which could result in a substantial decrease in the market value of your certificates. The market value of your
                                            certificates also may be affected by many other factors,
                                            including then-prevailing interest rates. Furthermore, you should be aware that the market for securities of the same type as the certificates has in the past been volatile and offered very limited liquidity.

WEIGHTED AVERAGE COUPON RATE
ENTAIL RISKS WHICH MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES        The interest rates on one or more classes of certificates
                                            may be based on a weighted average of the mortgage loan
                                            interest rates net of the administrative cost rate, which is calculated based upon the respective principal balances of the mortgage loans. Alternatively, the interest rate on one or more classes of the certificates may be capped at such
                                            weighted average rate. This weighted average rate is further described in this prospectus supplement under the definition of "Weighted Average Net Mortgage Rate." Any class of
                                            certificates which is either fully or partially based upon the weighted average net mortgage rate may be adversely
                                            affected by disproportionate principal payments,
                                            prepayments, defaults and other unscheduled payments on the mortgage loans. Because some mortgage loans will amortize
                                            their principal more quickly than others, the rate may
                                            fluctuate over the life of those classes of your
                                            certificates.

                                            In general, mortgage loans with relatively high mortgage
                                            interest rates are more likely to prepay than mortgage loans with relatively low mortgage interest rates. For instance, varying rates of unscheduled principal payments on mortgage loans which have interest rates above the weighted average net mortgage rate may have the effect of reducing the
                                            interest rate of your certificates.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in this "Risk Factors" section and elsewhere in this prospectus supplement.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

     Capitalized terms are defined in the "Glossary of Terms" attached to this prospectus supplement.

GENERAL

     The Series 2003-TOP12 Commercial Mortgage Pass-Through Certificates will be issued on or about October ___, 2003 pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-off Date, among Bear Stearns Commercial Mortgage Securities Inc., the master servicer, the special servicer, the paying agent, the fiscal agent and the trustee.

     The certificates will represent in the aggregate the entire beneficial ownership interest in the trust consisting primarily of:

o the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date, exclusive of principal prepayments received prior to the Cut-off Date and scheduled payments of principal and interest due on or before the Cut-off Date;

o any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise;

o a security interest in any United States government obligations pledged in respect of the defeasance of a mortgage loan; and

o certain rights of Bear Stearns Commercial Mortgage Securities Inc. under, or assigned to Bear Stearns Commercial Mortgage Securities Inc. pursuant to, each of the Mortgage Loan Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of the related seller regarding its mortgage loans.

     The certificates will be issued on or about October ___, 2003 and will only be entitled to scheduled payments on the mortgage loans that are due (and unscheduled payments that are received) after October 1, 2003.

     The certificates will consist of various classes, to be designated as:

     o the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates;

     o    the Class X-1 Certificates and the Class X-2 Certificates;

     o the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates and the Class O Certificates; and

     o the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

     The Class A Certificates will be issued in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount. The Class B, Class C and Class D Certificates will be issued in denominations of $100,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount.

     Each class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). We have been informed by DTC that

DTC's nominee initially will be Cede & Co. No person acquiring an interest in an offered certificate will be entitled to receive a fully registered physical certificate representing such interest, except as presented in the prospectus under "Description Of The Certificates--Book-Entry Registration and Definitive Certificates." Unless and until definitive certificates are issued in respect of any class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC's participating organizations.

     All references herein to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related Certificate Owners through DTC's Participants in accordance with DTC procedures. Until definitive certificates are issued in respect of any class of offered certificates, interests in such certificates will be transferred on the book-entry records of DTC and its Participants. See "Description Of The Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

     Certificateholders must hold their offered certificates in book-entry form, and delivery of the offered certificates will be made through the facilities of DTC, in the United States, and may be made through the facilities of Clearstream Bank or Euroclear Bank, S.A./N.V., as operator of the Euroclear system, in Europe. Transfers within DTC, Clearstream Bank or Euroclear Bank, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream Bank or Euroclear Bank, on the other, will be effected in DTC through the relevant depositaries of Clearstream Bank and Euroclear Bank, respectively.

     Because of time-zone differences, credits of securities received in Clearstream Bank or Euroclear Bank as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Bank participant or Clearstream Bank customer on such business day. Cash received in Clearstream Bank or Euroclear Bank as a result of sales of securities by or through a Clearstream Bank customer or a Euroclear Bank participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Bank or Euroclear Bank cash account only as of the business day following settlement in DTC.

CERTIFICATE BALANCES

     Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C and Class D Certificates will have the following aggregate Certificate Balances. In each case, the Certificate Balance may vary by 5%:

                                                         APPROXIMATE
                              INITIAL AGGREGATE      PERCENT OF INITIAL          RATINGS            APPROXIMATE
             CLASS           CERTIFICATE BALANCE        POOL BALANCE         (MOODY'S/FITCH)       CREDIT SUPPORT
             -----           -------------------        ------------         ---------------       --------------
      Class A-1                 $218,000,000                18.775%             Aaa/AAA                12.000%
      Class A-2                 $130,600,000                11.248%             Aaa/AAA                12.000%
      Class A-3                 $185,900,000                16.010%             Aaa/AAA                12.000%
      Class A-4                 $487,288,000                41.967%             Aaa/AAA                12.000%
      Class B                   $ 30,479,000                 2.625%             Aa2/AA                  9.375%
      Class C                   $ 31,931,000                 2.750%              A2/A                   6.625%
      Class D                   $ 13,063,000                 1.125%              A3/A-                  5.500%

     The percentages indicated under the columns "Approximate Credit Support" with respect to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates in the aggregate.

     The initial Certificate Balance of each Principal Balance Certificate will be presented on the face of the certificate. The Certificate Balance outstanding at any time will equal the then maximum amount of principal that the holder will be entitled to receive. On each Distribution Date, the Certificate Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on the applicable Distribution Date, and will be further reduced by the principal portion of any Realized Losses and Expense Losses allocated to such certificate on such Distribution Date. See "--Distributions" and "--Distributions--Subordination; Allocation of Losses and Certain Expenses" below.

     The Interest Only Certificates will not have a Certificate Balance. Each such class of certificates will represent the right to receive distributions of interest accrued as described herein on a Notional Amount.

     The Notional Amount of the Class X-1 Certificates will be equal to the aggregate of the Certificate Balances of the classes of Principal Balance Certificates outstanding from time to time. The Notional Amount of the Class X-2 Certificates will equal:

     o during the period from the Closing Date through and including the Distribution Date occurring in April 2005, the sum of (a) the lesser of $174,917,000 and the Certificate Balance of the Class A-1 Certificates outstanding from time to time and (b) the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates outstanding from time to time;

     o during the period following the Distribution Date occurring in April 2005 through and including the Distribution Date occurring in April 2006, the sum of (a) the lesser of $114,520,000 and the Certificate Balance of the Class A-1 Certificates outstanding from time to time,
          (b) the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F and Class G Certificates outstanding from time to time and (c) the lesser of $1,051,000 and the Certificate Balance of the Class H Certificates outstanding from time to time;

     o during the period following the Distribution Date occurring in April 2006 through and including the Distribution Date occurring in April 2007, the sum of (a) the lesser of $56,563,000 and the Certificate Balance of the Class A-1 Certificates outstanding from time to time,
          (b) the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class A-4, Class B, Class C and Class D Certificates outstanding from time to time and (c) the lesser of $8,375,000 and the Certificate Balance of the Class E Certificates outstanding from time to time;

     o during the period following the Distribution Date occurring in April 2007 through and including the Distribution Date occurring in April 2008, the sum of (a) the lesser of $85,051,000 and the Certificate Balance of the Class A-2 Certificates outstanding from time to time,
          (b) the aggregate of the Certificate Balances of the Class A-3, Class A-4, Class B and Class C Certificates outstanding from time to time and (c) the lesser of $1,421,000 and the Certificate Balance of the Class D Certificates outstanding from time to time;

     o during the period following the Distribution Date occurring in April 2008 through and including the Distribution Date occurring in April 2009, the sum of (a) the lesser of $148,324,000 and the Certificate Balance of the Class A-3 Certificates outstanding from time to time,
          (b) the aggregate of the Certificate Balances of the Class A-4 and Class B Certificates outstanding from time to time and (c) the lesser of $16,453,000 and the Certificate Balance of the Class C Certificates outstanding from time to time;

     o during the period following the Distribution Date occurring in April 2009 through and including the Distribution Date occurring in April 2010, the sum of (a) the lesser of $51,722,000 and the Certificate Balance of the Class A-3 Certificates outstanding from time to time,
          (b) the Certificate Balance of the Class A-4 and Class B Certificates outstanding from time to time and (c) the lesser of $1,937,000 and the Certificate Balance of the Class C Certificates outstanding from time to time;

     o during the period following the Distribution Date occurring in April 2010 through and including the Distribution Date occurring in April 2011, the sum of (a) the lesser of $423,463,000 and the Certificate Balance of the Class A-4 Certificates outstanding from time to time and (b) the lesser of $21,292,000 and the Certificate Balance of the Class B Certificates outstanding from time to time;

     o during the period following the Distribution Date occurring in April 2011 through and including the Distribution Date occurring in October 2011, the sum of (a) the lesser of $400,483,000 and the Certificate Balance of the Class A-4 Certificates outstanding from time to time and (b) the lesser of $16,433,000 and the Certificate Balance of the Class B Certificates outstanding from time to time; and

     o    following the Distribution Date occurring in October 2011, $0.

     Accordingly, the Notional Amount of the Class X-1 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses of principal actually allocated to any class of Principal Balance Certificates. The Notional Amount of the Class X-2 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses of principal actually allocated to any component and any class of Certificates included in the calculation of the Notional Amount for the Class X-2 Certificates on such Distribution Date, as described above. It is anticipated that holders of the Class X-2 Certificates will not be entitled to distributions of interest at any time following the Distribution Date occurring in October 2011. Accordingly, upon initial issuance, the aggregate Notional Amount of the Class X-1 Certificates and Class X-2 Certificates will be $1,161,122,793 and $1,097,720,000, respectively, subject in each case to a permitted variance of plus or minus 5%. The Notional Amount of each Class X Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.

     The Residual Certificates will not have Certificate Balances or Notional Amounts.

PASS-THROUGH RATES

     The Pass-Through Rates applicable to the Class A-1 and Class A-2 Certificates for each Distribution Date will be equal to ___% and ___% per annum, respectively. The Class A-3, Class A-4, Class B, Class C and Class D Certificates will accrue interest at a per annum rate equal to either (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage which percentage may be zero.

     The Pass-Through Rate applicable to the Class X-1 Certificates for the initial Distribution Date will equal approximately ___% per annum. The Pass-Through Rate applicable to the Class X-1 Certificates for each Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the "Class X-1 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-1 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of one of the classes of the Principal Balance Certificates. In general, the Certificate Balance of each class of Principal Balance Certificates will constitute a separate component of the total Notional Amount of the Class X-1 Certificates; provided that, if a portion, but not all, of the Certificate Balance of any particular class of Principal Balance Certificates is identified under "--Certificate Balance" above as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that identified portion of such Certificate Balance will also represent one or more separate components of the total Notional Amount of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date, and the remaining portion of such Certificate Balance will represent one or more other separate components of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before October 2011, on any particular component of the total Notional Amount of the Class X-1 Certificates immediately prior to the related Distribution Date, the applicable Class X-1 Strip Rate will be calculated as follows:

     o if such particular component consists of the entire Certificate Balance of any class of Principal Balance Certificates, and if such Certificate Balance also constitutes, in its entirety, a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the greater of
          (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule A attached to this prospectus supplement and (ii) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates;

     o if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance Certificates, and if such designated portion of such Certificate Balance also constitutes a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule A attached to this prospectus supplement and (ii) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates;

     o if such particular component consists of the entire Certificate Balance of any class of Principal Balance Certificates, and if such Certificate Balance does not, in whole or in part, also constitute a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates; and

     o if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance Certificates, and if such designated portion of such Certificate Balance does not also constitute a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates.

     For any Distribution Date occurring after October 2011, the Certificate Balance of each class of Principal Balance Certificates will constitute a separate component of the total Notional Amount of the Class X-1 Certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates. Under no circumstances will any Class X-1 Strip Rate be less than zero.

     The Pass-Through Rate applicable to the Class X-2 Certificates for the initial Distribution Date will equal approximately ___% per annum. The Pass-Through Rate applicable to the Class X-2 Certificates for each Distribution Date subsequent to the initial Distribution Date and on or before the Distribution Date in October 2011 will equal the weighted average of the respective strip rates (the "Class X-2 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-2 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of a specified class of Principal Balance Certificates. If all or a designated portion of the Certificate Balance of any class of Principal Balance Certificates is identified under "--Certificate Balance" above as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion of it) will represent one or more separate components of the total Notional Amount of the Class X-2 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before October 2011, on any particular component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, the applicable Class X-2 Strip Rate will equal the excess, if any, of:

     o the lesser of (a) the rate per annum corresponding to such Distribution Date as set forth on Schedule A attached to this prospectus supplement and (b) the Weighted Average Net Mortgage Rate for such Distribution Date, over

     o the Pass-Through Rate for such Distribution Date for the class of Principal Balance Certificates whose Certificate Balance, or a designated portion of it, comprises such component.

     Under no circumstances will any Class X-2 Strip Rate be less than zero.

     The Pass-Through Rate applicable to the Class E, Class F and Class G Certificates will each accrue interest at a per annum rate equal to either (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the Weighted Average Net Mortgage Rate or (iii) a rate equal to the Weighted Average Net Mortgage Rate less a specified percentage which percentage may be zero. The Pass-Through Rate applicable to the Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates will, at all times, equal the lesser of ___% per annum and the Weighted Average Net Mortgage Rate.

     The Administrative Cost Rate for each mortgage loan is presented in Appendix II. The Administrative Cost Rate will be payable on the Scheduled Principal Balance of each mortgage loan outstanding from time to time. The Administrative Cost Rate applicable to a mortgage loan in any month will be determined using the same interest accrual basis on which interest accrues under the terms of such mortgage loan.

DISTRIBUTIONS

General

     Distributions on or with respect to the certificates will be made by the paying agent, to the extent of available funds, and in accordance with the manner and priority presented in this prospectus supplement, on each Distribution Date, commencing in November 2003. Except as otherwise described below, all such distributions will be made to the persons in whose names the certificates are registered at the close of business on the related Record Date. Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the paying agent with wiring instructions on or before the related Record Date, or otherwise by check mailed to such Certificateholder.

     The final distribution on any certificate will be determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such certificate. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of such certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a certificate in reimbursement of a Realized Loss or Expense Loss previously allocated to such certificate, which reimbursement is to occur after the date on which such certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such certificate. The likelihood of any such distribution is remote. All distributions made on or with respect to a class of certificates will be allocated pro rata among such certificates based on their respective Percentage Interests in such Class.

The Available Distribution Amount

     With respect to any Distribution Date, distributions of interest on and principal of the certificates will be made from the Available Distribution Amount for that Distribution Date.

     With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amount will be deposited into the Interest Reserve Account in respect of each Interest Reserve Loan in an amount equal to one day's interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which such Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made for such Due Date. For purposes of this calculation, the Net Mortgage Rate for those months will be calculated without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the definition of "Net Mortgage Rate" in the Glossary. With respect to the Distribution Date occurring in March of each year, the paying agent will withdraw an amount from the Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Interest Reserve Amount from the preceding January, if applicable, and February, and the withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

Application of the Available Distribution Amount

     On each Distribution Date, except as described under "--Optional Termination" below, for so long as any class of offered certificates remains outstanding, the paying agent will apply the Available Distribution Amount other than Excess Interest and Excess Liquidation Proceeds, if any for such date for the following purposes and in the following order of priority:

     (i) to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class X-1 and Class X-2 Certificates, the Distributable Certificate Interest Amount in respect of each such class for such Distribution Date, pro rata in proportion to the Distributable Certificate Interest Amount payable in respect of each such Class;

     (ii) to the holders of the Class A-1 Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-1 Certificates has been reduced to zero;

     (iii) upon payment in full of the aggregate Certificate Balance of the Class A-1 Certificates, to the holders of the Class A-2 Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-2 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class A-1 Certificates;

     (iv) upon payment in full of the aggregate Certificate Balance of the Class A-2 Certificates, to the holders of the Class A-3 Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-3 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class A-1 and Class A-2 Certificates;

     (v) upon payment in full of the aggregate Certificate Balance of the Class A-3 Certificates, to the holders of the Class A-4 Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-4 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class A-1, Class A-2 and Class A-3 Certificates;

     (vi) to the holders of the Class A Certificates and the Class X Certificates, pro rata in proportion to their respective entitlements to reimbursement described in this clause, to reimburse them for any Realized Losses or Expense Losses previously allocated to such certificates and for which reimbursement has not previously been fully paid (in the case of the Class X Certificates, insofar as Realized Losses or Expense Losses have resulted in shortfalls in the amount of interest distributed, other than by reason of a reduction of the Notional Amount), plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate;

    (vii) to the holders of the Class B Certificates, the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

   (viii) upon payment in full of the aggregate Certificate Balance of the Class A-4 Certificates, to the holders of the Class B Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class B Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class A Certificates;

     (ix) to the holders of the Class B Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate;

     (x) to the holders of the Class C Certificates, the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

     (xi) upon payment in full of the aggregate Certificate Balance of the Class B Certificates, to the holders of the Class C Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class C Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class A and Class B Certificates;

    (xii) to the holders of the Class C Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate;

   (xiii) to the holders of the Class D Certificates, the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

    (xiv) upon payment in full of the aggregate Certificate Balance of the Class C Certificates, to the holders of the Class D Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class D Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class A, Class B and Class C Certificates;

     (xv) to the holders of the Class D Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate; and

    (xvi) to make payments to the holders of the private certificates (other than the Class X Certificates) as contemplated below.

     Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all Classes of Subordinate Certificates has been reduced to zero, or the aggregate Appraisal Reduction in effect is greater than or equal to the aggregate Certificate Balance of all Classes of Subordinate Certificates, the Principal Distribution Amount will be distributed:

o first, to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates, in proportion to their respective Certificate Balances, in reduction of their respective Certificate Balances, until the aggregate Certificate Balance of each such Class is reduced to zero; and

o second, to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates, based on their respective entitlements to reimbursement, for the unreimbursed amount of Realized Losses and Expense Losses previously allocated to such Classes, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate.

     On each Distribution Date, following the above-described distributions on the offered certificates and the Class X Certificates, the paying agent will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments to the holders of each of the respective classes of private certificates, other than the Class X Certificates and Residual Certificates, in alphabetical order of Class designation, in each case for the following purposes and in the following order of priority, that is, payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class E Certificates, then payments under clauses (1), (2), and (3) below, in that order, to the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates:

     (1) to pay interest to the holders of the particular class of certificates, up to an amount equal to the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

     (2) if the aggregate Certificate Balance of each other class of Subordinate Certificates, if any, with an earlier alphabetical Class designation has been reduced to zero, to pay principal to the holders of the particular class of certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate Certificate Balance of such class of certificates and (b) the aggregate of the remaining Principal Distribution Amount for such Distribution Date; and

     (3) to reimburse the holders of the particular class of certificates, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such class of certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts, at one-twelfth the Pass-Through Rate of such Classes.

     Any portion of the Available Distribution Amount for any Distribution Date that is not otherwise payable to the holders of REMIC Regular Certificates as contemplated above, will be paid to the holders of the Class R-I Certificates, and any amount of Excess Interest on deposit in the Excess Interest Sub-account for the related Collection Period will be paid to holders of the Class O Certificates (regardless of whether the Certificate Balance of such Class has been reduced to zero).

     Excess Liquidation Proceeds will be deposited into the Reserve Account. On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance Certificates -- in order of alphabetical Class designation -- for any, and to the extent of, Realized Losses and Expense Losses, including interest on Advances, previously allocated to them; and second, upon the reduction of the aggregate Certificate Balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the special servicer as additional special servicer compensation.

Distributions of Prepayment Premiums and Yield Maintenance Charges

     On any Distribution Date, Prepayment Premiums or Yield Maintenance Charges relating to a mortgage loan in the trust and collected during the related Collection Period will be distributed by the paying agent on the classes of certificates as follows: to the holders of each of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F and Class G Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all classes of certificates on that Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and that class and (c) the aggregate amount of such Prepayment Premiums or Yield Maintenance Charges collected during the related Collection Period. Any Prepayment Premiums or Yield Maintenance Charges relating to a mortgage loan in the trust and collected during the related Collection Period remaining after those distributions will be distributed to the holders of the Class X Certificates. On any Distribution Date on or before ________, ___% of such Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-1 Certificates and ___% of the Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-2 Certificates. After the Distribution Date in ________, any of such Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-1 Certificates.

     No Prepayment Premiums and Yield Maintenance Charges will be distributed to holders of the Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates or the Residual Certificates. Any Prepayment Premiums or Yield Maintenance Charges distributed to holders of a class of certificates may not be sufficient to compensate those holders for any loss in yield attributable to the related principal prepayments.

Treatment of REO Properties

     Notwithstanding that any mortgaged property may be acquired as part of the trust through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will, for purposes of, among other things, determining Pass-Through Rates of, distributions on and allocations of Realized Losses and Expense Losses to the certificates, as well as the amount of Master Servicing Fees, Primary Servicing Fees, Excess Servicing Fees, Trustee Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement, be treated as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property, exclusive of related operating costs, will be "applied" by the master servicer as principal, interest and other amounts "due" on such mortgage loan; and, subject to the recoverability determination described under "--Advances" below and the effect of any Appraisal Reductions described under "--Appraisal Reductions" below, the master servicer will be required to make P&I Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding. References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and Principal Distribution Amount are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO Property.

Appraisal Reductions

     Not later than the earliest Appraisal Event, the special servicer is required to obtain an MAI appraisal, if the Scheduled Principal Balance of the mortgage loan or Loan Pair is greater than $2,000,000, or at its option, if the Scheduled Principal Balance of the mortgage loan or Loan Pair is equal to or less than $2,000,000, either obtain an MAI appraisal or perform an internal valuation of the related mortgaged property or REO Property, as the case may be. However, the special servicer, in accordance with the Servicing Standard, need not obtain either the MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior twelve months. Notwithstanding the foregoing, an updated appraisal will not be required so long as a debt service reserve, letter of credit, guaranty or surety bond is available and has the ability to pay off the then unpaid principal balance of the mortgage loan in full except to the extent that the Special Servicer, in accordance with the Servicing Standard, determines that obtaining an appraisal is in the best interests of the Certificateholders.

     As a result of such appraisal or internal valuation, an Appraisal Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan or Loan Pair is brought current under the then current terms of the mortgage loan or Loan Pair for at least three consecutive months. No Appraisal Reduction will exist as to any mortgage loan or Loan Pair after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any mortgage loan or Loan Pair that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated annually for so long as an Appraisal Reduction exists, with a corresponding adjustment to the amount of the related Appraisal Reduction. In addition, the Operating Adviser may at any time request the special servicer to obtain --at the Operating Adviser's expense-- an updated appraisal, with a corresponding adjustment to the amount of the Appraisal Reduction.

     The existence of an Appraisal Reduction will proportionately reduce the master servicer's, the trustee's or the fiscal agent's, as the case may be, obligation to make P&I Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates. See "--Advances--P&I Advances" below.

     Each of the Non-Serviced Mortgage Loans is subject to provisions in its related Non-Serviced Mortgage Loan Pooling and Servicing Agreement relating to appraisal reductions that are substantially similar to the provisions set forth above. The existence of an appraisal reduction under such Non-Serviced Mortgage Loan Pooling and Servicing Agreement in respect of each Non-Serviced Mortgage Loan will proportionately reduce the interest component of the amount of the P&I Advances to be made in respect of the applicable mortgage loan. This will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates.

Subordination; Allocation of Losses and Certain Expenses

     As and to the extent described herein, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described herein, to the rights of holders of the Senior Certificates, and to the rights of the holders of each other class of Subordinate Certificates with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of each class of Class A Certificates of principal in an amount equal to the entire Certificate Balance of the Class A Certificates.

     Similarly, but to decreasing degrees and in alphabetical order of Class designation, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the Class O Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such Classes of certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire Certificate Balance of such class of certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described above under "--Application of the Available Distribution Amount" and by the allocation of Realized Losses and Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the certificates.

     Allocation to the Class A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will generally have the effect of reducing the Certificate Balance of those Classes at a faster rate than would be the case if principal payments were allocated pro rata to all Classes of certificates with Certificate Balances. Thus, as principal is distributed to the holders of the Class A Certificates, the percentage interest in the trust evidenced by the Class A Certificates will be decreased, with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Certificates by the Subordinate Certificates.

     Following retirement of the Class A Certificates, the herein described successive allocation to the Subordinate Certificates, in alphabetical order of Class designation, in each case until such Class is paid in full, of the entire Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such class of certificates as regards the relative amount of subordination afforded by the other Classes of Certificates with later alphabetical Class designations.

     Realized Losses of principal and interest on the mortgage loans and Expense Losses for any Distribution Date, to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account, will be allocated to the Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and then to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates, pro rata and, solely with respect to losses of interest (other than as a reduction of the Notional Amount), to the Class X-1 and Class X-2 Certificates, pro rata with each other and with the Class A Certificates, in each case reducing principal and/or interest otherwise payable thereon.

     Any reimbursements of advances determined to be nonrecoverable (and interest on such advances) that are made in any collection period from collections of principal that (in the absence of the reductions that we describe under the definition of "Principal Distribution Amount" in the glossary to this prospectus supplement) would otherwise be included in the total amount of principal distributable to certificateholders for the related distribution date, will create a deficit (or increase an otherwise-existing deficit) between the total principal balance of the mortgage pool (net of advances of principal) and the total principal balance of the certificates. The related reimbursements and payments made during any collection period will therefore result in the allocation of those amounts (in reverse sequential order in accordance with the loss allocation rules described in the preceding paragraph) to reduce the principal balances of the Principal Balance Certificates (without accompanying principal distributions) on the distribution date for that collection period.

     Any shortfall in the amount of the Distributable Certificate Interest Amount paid to the Certificateholders of any class of certificates on any Distribution Date will result in Unpaid Interest for such Class which, together with interest thereon, will be distributable in subsequent periods to the extent of funds available therefor.

     Realized Losses with respect to the Non-Serviced Mortgage Loans will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to such mortgage loans and the related Non-Serviced Mortgage Loan Companion Loans. Any additional trust expenses under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement that are similar to those expenses resulting in Expense Losses and that (i) relate to any Non-Serviced Mortgage Loan Group containing a Non-Serviced Mortgage Loan B Note are to be paid first out of collections on, and other proceeds of, such Non-Serviced Mortgage Loan B Note, to the extent permitted under the related intercreditor agreement, and then, pro rata, out of collections on, and other proceeds of, the Non-Serviced Mortgage Loan and the Non-Serviced Mortgage Loan Companion Loans.

     Realized Losses with respect to the WestShore Plaza Pari Passu Loan will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to the WestShore Plaza Pari Passu Loan and the related WestShore Plaza Companion Loan. Any additional trust expenses under the Pooling and Servicing Agreement that are Expense Losses are to be paid, pro rata, out of collections on, and other proceeds of, the WestShore Plaza Pari Passu Loan and the WestShore Plaza Companion Loan.

Prepayment Interest Shortfalls and Prepayment Interest Excesses

     If the aggregate Prepayment Interest Shortfalls on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Excesses for such mortgage loans for the Collection Period related to a Distribution Date, the Master Servicing Fee and certain other compensation payable to the master servicer will be reduced by the amount of any Compensating Interest. See "Servicing of the Mortgage Loans--The Master Servicer--Master Servicer Compensation" in this prospectus supplement.

     Any Net Aggregate Prepayment Interest Shortfall for a Distribution Date will be allocated to each class of certificates, pro rata, in proportion to the amount of Accrued Certificate Interest payable to such class on such Distribution Date, in each case reducing interest otherwise payable thereon. The Distributable Certificate Interest Amount in respect of any class of certificates will be reduced to the extent any Net Aggregate Prepayment Interest Shortfalls are allocated to such class of certificates. See "Servicing of the Mortgage Loans--The Master Servicer--Master Servicer Compensation" in this prospectus supplement.

     On any Distribution Date, to the extent that the aggregate Prepayment Interest Excesses on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the master servicer as additional servicing compensation. Likewise, to the extent that the aggregate Prepayment Interest Excesses on all Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the special servicer as additional servicing compensation.

     In the case of any mortgage loan that provides for a Due Date (including applicable grace periods) that occurs after the Determination Date occurring in the month of such Due Date, the master servicer will be required to remit to the trustee (for inclusion in the Available Distribution Amount for the distributions occurring in such month) any Principal Prepayments and Balloon Payments that are received by the master servicer (from the borrower or a primary servicer) after the Determination Date but on or before the third business day prior to the related Distribution Date.

OPTIONAL TERMINATION

     The holders of a majority of the controlling class, the master servicer, the special servicer and the holder of the majority interest in the Class R-I Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans and any other property remaining in the trust on any Distribution Date on or after the Distribution Date on which the aggregate principal balance of the mortgage loans is less than or equal to 1% of the Initial Pool Balance.

     The purchase price for any such purchase will be 100% of the aggregate unpaid principal balances of the mortgage loans, other than any mortgage loans as to which the master servicer has determined that all payments or recoveries with respect to such mortgage loans have been made, plus accrued and unpaid interest at the mortgage rate--or the mortgage rate less the Master Servicing Fee Rate--if the master servicer is the purchaser--to the Due Date for each mortgage loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the Advance Rate, and the fair market value of any other property remaining in the trust. The optional termination of the trust must be conducted so as to constitute a "qualified liquidation" of each REMIC under Section 860F of the Code.

     Upon any such termination, the purchase price for the mortgage loans and the other property in the trust will be applied to pay accrued and unpaid interest on and reduce the Certificate Balance of all outstanding Classes to zero in the manner provided under "Description of the Offered Certificates--Distributions--Application of the Available Distribution Amount" in this prospectus supplement. Notice of any optional termination must be mailed by the paying agent on behalf of trustee to the Certificateholders and the Rating Agencies upon the receipt of written notice of such optional termination by the trustee and the paying agent.

     ANY SUCH TERMINATION WILL HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY OUTSTANDING OFFERED CERTIFICATES PURCHASED AT A PREMIUM. SEE "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

ADVANCES

P&I Advances

     On the business day prior to each Distribution Date, the master servicer will be obligated to make a P&I Advance, subject to the following paragraph, but only to the extent that the master servicer or the special servicer has not determined, in its sole discretion, exercised in good faith, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds and Liquidation Proceeds, in respect of the related mortgage loan, and only until the mortgage loan has been liquidated; provided, however, that the amount of any P&I Advance required to be advanced by the master servicer with respect to interest on a mortgage loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

o the amount of interest required to be advanced by the master servicer without giving effect to this sentence; and

o a fraction, the numerator of which is the Scheduled Principal Balance of such mortgage loan as of the immediately preceding Determination Date less any Appraisal Reduction in effect with respect to such mortgage loan (or, in the case of the Berkeley & Brown Pari Passu Loan, the RSA Pari Passu Loan or the WestShore Plaza Pari Passu Loan, the portion of the Appraisal Reduction that is allocable to the Berkeley & Brown Pari Passu Loan, the RSA Pari Passu Loan or the WestShore Plaza Pari Passu Loan, as applicable) and the denominator of which is the Scheduled Principal Balance of the mortgage loan as of such Determination Date.

     In addition, the master servicer will not in any event be required to (i) advance prepayment or yield maintenance premiums, Excess Interest or default interest, if any, or (ii) make any P&I Advances on any B Note, the Berkeley & Brown Companion Loans, the RSA Companion Loan or the WestShore Plaza Companion Loan.

     With respect to any mortgage loan that is delinquent in respect of its Balloon Payment, including any REO Property as to which the related mortgage loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, less the related Master Servicing Fee, the Excess Servicing Fee and Primary Servicing Fee, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled Payments.

     The master servicer will be entitled to interest on P&I Advances, which interest will accrue at the Advance Rate. This interest and any interest on other Advances, including interest on servicing advances made by the applicable Non-Serviced Mortgage Loan Master Servicer in respect of the related Non-Serviced Mortgage Loan, will result in a reduction in amounts payable on the certificates, to the extent that interest is not otherwise offset in accordance with the Pooling and Servicing Agreement and any related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

     P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the master servicer or the special servicer determines in its sole discretion, exercised in good faith, that a P&I Advance will not be ultimately recoverable from related recoveries, from funds on deposit in the Certificate Account and Distribution Account as described under "--Reimbursement of Advances" below. In no event will the master servicer be required to make aggregate P&I Advances with respect to any mortgage loan which, when including the amount of interest accrued on such advances at the Advance Rate, equals an amount greater than the Scheduled Principal Balance plus all overdue amounts on such mortgage loan, less any Appraisal Reductions with respect to such mortgage loan.

     Subject to certain exceptions, the right of the master servicer to reimbursement or payment out of recoveries will be prior to the right of the Certificateholders to receive any amounts recovered with respect to any mortgage loan. If the master servicer fails to make a required P&I Advance, the trustee is required to make such P&I Advance, and if the trustee fails to make a required P&I Advance, the fiscal agent is required to make such P&I Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

     Notwithstanding the foregoing, with respect to any Non-Serviced Mortgage Loan, the master servicer, the trustee and fiscal agent will be required to rely on the determination of any master servicer, trustee or fiscal agent for the securitization of any Non-Serviced Mortgage Loan Companion Loan as to the determination that a particular P&I Advance is, or would if made be, ultimately nonrecoverable from collections on such Non-Serviced Mortgage Loan Group. The securitization documents for a Non-Serviced Mortgage Loan Companion Loan may provide for a nonrecoverability determination that differs from the basis for determining nonrecoverability of P&I Advances on the mortgage loans by the master servicer. Because of the foregoing, P&I Advances with respect to the Non-Serviced Mortgage Loans could terminate earlier than would have been the case if such determination were made solely pursuant to the Pooling and Servicing Agreement.

Servicing Advances

     Servicing Advances, in all cases, will be reimbursable as described below. The master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account or Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

     With respect to the mortgaged properties securing the mortgage loans, the master servicer will be obligated to make, and the special servicer may make, Servicing Advances for, among other things, real estate taxes and insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates and not paid by the related borrower, on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO Properties, the master servicer will be obligated to make, and the special servicer may make, Servicing Advances, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

o insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

o items such as real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien;

o    any ground rents in respect of such REO Property; and

o other costs and expenses necessary to maintain, manage or operate such REO Property.

     Notwithstanding the foregoing, the master servicer will be obligated to make such Servicing Advances only to the extent that the master servicer or the special servicer has not determined, as described below, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or proceeds of mortgage loan repurchases (or from any other collections), in respect of such mortgage loan or REO Property.

     The master servicer and the special servicer may incur certain costs and expenses in connection with the servicing of a mortgage loan, the WestShore Plaza Companion Loan, a B Note or the administration of REO Property. Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related mortgage loan (and, if applicable, the WestShore Plaza Companion Loan or a B Note) or REO Property. However, if the master servicer or the special servicer, as applicable, determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the Advance Rate, will not be ultimately recoverable from such related recoveries, such advances will generally be reimbursable from amounts on deposit in the Certificate Account or Distribution Account as described under "--Reimbursement of Advances" below. If the master servicer fails to make a required Servicing Advance, the trustee is required to make such Servicing Advance, and if the trustee fails to make a required Servicing Advance, the fiscal agent is required to make such Servicing Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

     In general, none of the master servicer, the special servicer, the trustee or the fiscal agent will be required to make any Servicing Advances with respect to any Non-Serviced Mortgage Loan under the Pooling and Servicing Agreement. Those advances will be made by the applicable Non-Serviced Mortgage Loan Master Servicer, the applicable Non-Serviced Mortgage Loan Special Servicer and/or another party under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement on generally the same terms and conditions as are applicable under the Pooling and Servicing Agreement. If any Servicing Advances are made with respect to any Non-Serviced Mortgage Loan Group under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest thereon.

Reimbursement of Advances

     Any monthly P&I Advance or Servicing Advance (in either case, with interest) that has been determined to be nonrecoverable from the particular mortgage loan to which it relates will be reimbursable from the Certificate Account in the collection period in which the nonrecoverability determination is made. Any reimbursement of nonrecoverable advances will be made first from principal payments and collections received on the mortgage pool during the collection period in which the reimbursement is made, prior to reimbursement from other collections (including interest) received during that collection period (and similarly, in subsequent periods, from principal first and then from other collections). If the amount in the Certificate Account allocable to principal is insufficient to fully reimburse the party entitled to reimbursement, then such party may elect at its sole option to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance). If the monthly P&I Advance or Servicing Advance was made with respect to a mortgage loan after a default thereon and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances (together with interest thereon) in full at the time of the workout, then such advance will be reimbursable only from amounts in the Certificate Account that represent collections of principal. To the extent that the reimbursement is made from principal collections, the Principal Distribution Amount otherwise payable on the certificates on the related distribution date will be reduced and, in the case of reimbursement of nonrecoverable advances, a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under "--Subordination; Allocation of Losses and Certain Expenses") to reduce the total principal balance of the certificates on that distribution date. Any provision in the

Pooling and Servicing Agreement for any Servicing Advance or P&I Advance by the master servicer, the special servicer, the trustee or the fiscal agent is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person or entity the risk of loss with respect to one or more of the mortgage loans.

Nonrecoverable Advances

     The determination that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable will be made in the sole discretion of the master servicer (or special servicer, as applicable), exercising good faith, and is required to be accompanied by an officer's certificate delivered to the trustee, the special servicer or the master servicer, the operating adviser, the Rating Agencies, the paying agent and us (and the holders of the WestShore Plaza Companion Loan if the Servicing Advance relates to the Loan Pair) and setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. The master servicer's or special servicer's determination of nonrecoverability will be conclusive and binding upon the Certificateholders, the trustee and the fiscal agent. The trustee and the fiscal agent will be entitled to rely conclusively on any determination by the master servicer or special servicer of nonrecoverability with respect to such Advance and will have no obligation, but will be entitled, to make a separate determination of recoverability.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

Paying Agent Reports

     Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee and the paying agent, the paying agent will be required to provide or make available to each Certificateholder on each Distribution Date:

     (a) A statement (in the form of Appendix V) setting forth, to the extent applicable:

          (i) the amount, if any, of such distributions to the holders of each class of Principal Balance Certificates applied to reduce the aggregate Certificate Balance of such class;

          (ii) the amount of such distribution to holders of each class of certificates allocable to (A) interest and (B) Prepayment Premiums or Yield Maintenance Charges;

         (iii) the number of outstanding mortgage loans and the aggregate principal balance and Scheduled Principal Balance of the mortgage loans at the close of business on the related Determination Date;

          (iv) the number and aggregate Scheduled Principal Balance of mortgage loans:

               (A)  delinquent 30 to 59 days,

               (B)  delinquent 60 to 89 days,

               (C)  delinquent 90 days or more,

               (D)  as to which foreclosure proceedings have been commenced, or

               (E)  as to which bankruptcy proceedings have been commenced;

          (v) with respect to any REO Property included in the trust, the principal balance of the related mortgage loan as of the date of acquisition of the REO Property and the Scheduled Principal Balance of the mortgage loan;

          (vi) as of the related Determination Date:

               (A) as to any REO Property sold during the related Collection Period, the date of the related determination by the special servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the Certificate Account, and

               (B) the aggregate amount of other revenues collected by the special servicer with respect to each REO Property during the related Collection Period and credited to the Certificate Account, in each case identifying such REO Property by the loan number of the related mortgage loan;

         (vii) the aggregate Certificate Balance or Notional Amount of each class of certificates before and after giving effect to the distribution made on such Distribution Date;

        (viii) the aggregate amount of Principal Prepayments made during the related Collection Period;

          (ix) the Pass-Through Rate applicable to each class of certificates for such Distribution Date;

          (x) the aggregate amount of servicing fees paid to the master servicer, the Primary Servicers and the special servicer and the holders of the rights to Excess Servicing Fees;

          (xi) the amount of Unpaid Interest, Realized Losses or Expense Losses, if any, incurred with respect to the mortgage loans, including a break out by type of such Expense Losses on an aggregate basis;

         (xii) the aggregate amount of Servicing Advances and P&I Advances outstanding, separately stated, that have been made by the master servicer, the trustee and the fiscal agent;

        (xiii) the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions in effect as of such Distribution Date; and

         (xiv) such other information and in such form as will be specified in the Pooling and Servicing Agreement.

     (b) A report containing information regarding the mortgage loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the mortgage loans presented in Appendix I and will be presented in a tabular format substantially similar to the format utilized in Appendix I.

     The reports described in clauses (a) and (b) above may be combined into one report for purposes of dissemination.

     In the case of information furnished pursuant to subclauses (a)(i), (a)(ii) and (a)(xi) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual principal amount of the certificates for all certificates of each applicable Class.

     The paying agent will make the foregoing reports and certain other information available each month to any interested party via the paying agent's website, which shall initially be located at www.ctslink.com/cmbs. In addition, the paying agent will also make certain other additional reports available via the paying agent's website on a restricted basis to Bear Stearns Commercial Mortgage Securities Inc. and its designees, the Rating Agencies, parties to the Pooling and Servicing Agreement, the Underwriters, Certificateholders and any prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification satisfactory to the paying agent. For assistance with the paying agent's website, investors may call 301-815-6600. The trustee and the paying agent will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the trustee and the paying agent may disclaim responsibility for any information of which it is not the original source.

     In connection with providing access to the paying agent's website, the paying agent may require registration and the acceptance of a disclaimer. The trustee and the paying agent will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

     On an annual basis, the master servicer is required to deliver the Annual Report to the trustee and the paying agent, which will make such report available as described above to the Underwriters, the Certificateholders, Bear Stearns Commercial Mortgage Securities Inc. and anyone Bear Stearns Commercial Mortgage Securities Inc. or any Underwriter reasonably designates, the special servicer, the Rating Agencies, and any Certificateholder.

     The paying agent shall make available at its corporate trust offices (either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any certificateholder, any certificate owner, any prospective investor, the Underwriters, each Rating Agency, the special servicer, the depositor and the holder of the WestShore Plaza Companion Loan, originals or copies of, among other things, the following items: (i) the most recent property inspection reports in the possession of the paying agent in respect of each mortgaged property and REO Property, (ii) the most recent mortgaged property/REO Property annual operating statement and rent roll, if any, collected or otherwise obtained by or on behalf of the master servicer or the special servicer and delivered to the paying agent, (iii) any Phase I environmental report or engineering report prepared or appraisals performed in respect of each mortgaged property provided, however, that the paying agent shall be permitted to require payment by the requesting party (other than either Rating Agency or the Operating Adviser) of a sum sufficient to cover the reasonable expenses actually incurred by the paying agent of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

Other Information

     The Pooling and Servicing Agreement generally requires that the paying agent or, with respect to the mortgage loan files, the trustee make available, at their respective corporate trust offices or at such other office as they may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, the holder of a B Note, the holder of the WestShore Plaza Companion Loan, each Rating Agency or Bear Stearns Commercial Mortgage Securities Inc., originals or copies of, among other things, the following items, except to the extent not permitted by applicable law or under any of the mortgage loan documents:

o    the Pooling and Servicing Agreement and any amendments to it;

o all reports or statements delivered to holders of the relevant class of certificates since the Closing Date;

o    all officer's certificates delivered to the paying agent since the Closing
     Date;

o    all accountants' reports delivered to the paying agent since the Closing
     Date;

o    the mortgage loan files;

o any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicer and/or the special servicer; and

o any and all officer's certificates and other evidence delivered to the paying agent to support the master servicer's determination that any Advance was not or, if made, would not be, recoverable.

     Copies of any and all of the foregoing items and any servicer reports will be available from the paying agent (or, with respect to the mortgage loan files, the trustee) upon request; however, the paying agent or trustee will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies (except that such items will be furnished to the Operating Adviser without charge; provided such request is not excessive in the judgment of the paying agent or the trustee, as applicable). Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the certificates by such recipient.

Book-Entry Certificates

     Until such time, if any, as definitive certificates are issued in respect of the offered certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the paying agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     The master servicer, the special servicer, the paying agent and Bear Stearns Commercial Mortgage Securities Inc. are required to recognize as Certificateholders only those persons in whose names the certificates are registered with the certificate registrar as of the related Record Date; however, any Certificate Owner that has delivered to the certificate registrar a written certification, in the form prescribed by the Pooling and Servicing Agreement, regarding such Certificate Owner's beneficial ownership of offered certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

EXAMPLE OF DISTRIBUTIONS

     The following chart sets forth an example of distributions on the certificates as if the certificates had been issued in October 2003:

     The close of business on

     October 1                 (A) Cut-off Date.

     October 31                (B) Record Date for all Classes of Certificates.

     October 2 - November 5    (C) The Collection Period. The master servicer
                                   receives Scheduled Payments due after the Cut-off Date and any Principal Prepayments made after the Cut-off Date and on or prior to November 5.

     November 5                (D) Determination Date.

     November 12               (E) Master Servicer Remittance Date.

     November 13               (F) Distribution Date.

     Succeeding monthly periods follow the pattern of (B) through (F) (except as described below).

     (A) The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the trust.

     (B) Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record on this date. Each subsequent Record Date will be the last business day of the month preceding the related Distribution Date.

     (C) Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-off Date and on or prior to November 5, 2003 will be deposited in the Certificate Account. Each subsequent Collection

Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs. In the case of certain mortgage loans identified in a schedule to the Pooling and Servicing Agreement as to which the Scheduled Payment is due on a Due Date that may occur after, but in the same calendar month as, the last day of a given Collection Period, certain payments that are either received before the Distribution Date or advanced in respect of such Scheduled Payment (or, if applicable, Assumed Scheduled Payment) will, to the extent provided in the Pooling and Servicing Agreement, be deemed to be included in that Collection Period.

     (D) As of the close of business on the Determination Date, the master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

     (E) The master servicer will remit to the paying agent no later than the business day prior to the related Distribution Date all amounts held by the master servicer, and any P&I Advances required to be made by the master servicer, that together constitute the Available Distribution Amount for such Distribution Date.

         (F) The paying agent will make distributions to Certificateholders on the 13th day of each month or, if such day is not a business day, the next succeeding business day.

THE TRUSTEE AND THE FISCAL AGENT

The Trustee

     LaSalle Bank National Association will act as the trustee. LaSalle Bank National Association is a subsidiary of the fiscal agent. The trustee, is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United States of America or any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and
(iii) an institution whose short-term debt obligations are at all times rated not less than "Prime-1" by Moody's and whose long-term senior unsecured debt, or that of its fiscal agent, if applicable, is rated not less than "AA-" by Fitch (or "A+" by Fitch if such institution's short-term debt obligations are rated at least "F-1" by Fitch) and "Aa3" by Moody's, or otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates. The corporate trust office of the trustee responsible for administration of the trust is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group - Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-TOP12. As of June 30, 2003, the trustee had assets of approximately $61 billion. See "Description Of The Agreements--Duties of the Trustee", "Description Of The Agreements--Matters Regarding the Trustee" and "Description of the Agreements--Resignation and Removal of the Trustee" in the prospectus.

The Fiscal Agent

     ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the trustee will act as fiscal agent for the trust and will be obligated to make any Advance required to be made, and not made, by the master servicer and the trustee under the Pooling and Servicing Agreement, provided that the fiscal agent will not be obligated to make any Advance that it deems to be a Nonrecoverable Advance. The fiscal agent will be entitled -- but not obligated -- to rely conclusively on any determination by the master servicer, the special servicer -- solely in the case of Servicing Advances -- or the trustee that an Advance, if made, would be a Nonrecoverable Advance. The fiscal agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the master servicer and the trustee. See "--Advances" above. The fiscal agent will be entitled to various rights, protections and indemnities similar to those afforded the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent. As of June 30, 2003, the fiscal agent had consolidated assets of approximately $706 billion. The long-term unsecured debt of ABN AMRO Bank N.V. is rated "Aa3" by Moody's and "AA-" by Fitch. In the event that LaSalle Bank National Association shall, for any reason, cease to act as trustee under the Pooling and Servicing Agreement, ABN AMRO Bank N.V. likewise shall no longer serve in the capacity of fiscal agent under the Pooling and Servicing Agreement.

THE PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     Wells Fargo Bank Minnesota, National Association ("Wells Fargo Bank") will serve as the paying agent (in such capacity, the "paying agent"). In addition, Wells Fargo Bank will serve as registrar (in such capacity, the "certificate registrar") for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the certificates (in such capacity, the "authenticating agent"). Wells Fargo Bank's principal office is located at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113. Wells Fargo Bank is an affiliate of the master servicer. As compensation for the performance of its duties as paying agent, certificate registrar and authenticating agent, Wells Fargo Bank will be paid a portion of the monthly Trustee Fee as set forth in the Pooling and Servicing Agreement.

     The trustee, the fiscal agent, the certificate registrar and the paying agent and each of their respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust against any loss, liability or expense incurred in connection with any legal action incurred without negligence or willful misconduct on their respective parts, arising out of, or in connection with the pooling and servicing agreement and the certificates.

EXPECTED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The Expected Final Distribution Date for each class of certificates presented under "Summary of Prospectus Supplement--Expected Final Distribution Date" in this prospectus supplement is the date on which such Class is expected to be paid in full, assuming timely payments and no Principal Prepayments (other than payments with respect to ARD Loans on their Anticipated Repayment Dates) will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions.

     The Rated Final Distribution Date of each class of certificates is the Distribution Date in August 2039.

     The ratings assigned by the Rating Agencies to each class of Principal Balance Certificates reflects an assessment of the likelihood that the Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled.

AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT

     The Pooling and Servicing Agreement may be amended from time to time by the parties to the Pooling and Servicing Agreement, without notice to or the consent of any of the Holders, to do the following:

o    to cure any ambiguity;

o to cause the provisions in the Pooling and Servicing Agreement to conform to or be consistent with or in furtherance of the statements made with respect to the certificates, the trust or the Pooling and Servicing Agreement, or to correct or supplement any provision which may be inconsistent with any other provisions;

o to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the status of each REMIC (or the grantor trust created from the related portion of the trust) for the purposes of federal income tax law (or comparable provisions of state income tax law);

o to make any other provisions with respect to matters or questions arising under or with respect to the Pooling and Servicing Agreement not inconsistent with the provisions therein;

o to modify, add to or eliminate the provisions in the Pooling and Servicing Agreement relating to transfers of residual certificates;

o to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to list the certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents;

o to modify the provisions relating to the timing of reimbursements of Servicing Advances or P&I Advances in order to conform them to the commercial mortgage-backed securities industry standard for such provisions; or

o any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents).

     No such amendment effected pursuant to the first, second or fourth bullet above may (A) adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment without the consent of 100% of the Certificateholders or (B) adversely affect the status of any REMIC (or the grantor trust created from the related portion of the trust). Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the trustee may require an opinion of counsel.

     The Pooling and Servicing Agreement may also be amended from time to time by the agreement of the parties to the Pooling and Servicing Agreement (without the consent of the Certificateholders) and with the written confirmation of the Rating Agencies that such amendment would not cause the ratings on any class of certificates to be qualified, withdrawn or downgraded; provided, however, that such amendment may not effect any of the items set forth in the bullet points contained in the next succeeding paragraph. The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the aggregate certificate balance of the certificates then outstanding (as calculated under the Pooling and Servicing Agreement), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders or such holders; provided that no such amendment may:

o reduce in any manner the amount of, or delay the timing of the distributions required to be made on any certificate without the consent of the Holder of such certificate;

o reduce the aforesaid percentages of aggregate certificate percentage or certificate balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each class of certificates affected thereby;

o no such amendment may eliminate the master servicer's, the trustee's or the fiscal agent's obligation to advance or alter the Servicing Standard except as may be necessary or desirable to comply with Sections 860A through 860G of the Code and related Treasury Regulations and rulings promulgated under the Code; or

o adversely affect the status of any REMIC for federal income tax purposes, without the consent of 100% of the Certificateholders (including the Class R-I, Class R-II and Class R-III Certificateholders). The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

     The yield to maturity on the offered certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such offered certificates. The rate, timing and amount of distributions on any such certificate will in turn depend on, among other things:

o    the Pass-Through Rate for such certificate;

o the rate and timing of principal payments, including Principal Prepayments, and other principal collections on the mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with material breaches of representations and warranties and material document defects and a purchase of the Kimball Lane Loan in the event it defeases prior to the second anniversary of the Closing Date or the exercise of a purchase option by a holder of a subordinate note or a mezzanine loan) and the extent to which such amounts are to be applied in reduction of the Certificate Balance or Notional Amount of such certificate;

o the rate, timing and severity of Realized Losses and Expense Losses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or Notional Amount of such certificate or in reduction of amounts distributable thereon; and

o the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest Amount payable on such certificate.

     In addition, the effective yield to holders of the offered certificates will differ from the yield otherwise produced by the applicable Pass-Through Rate and purchase prices of such certificates because interest distributions will not be payable to such holders until at least the 13th day of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

PASS-THROUGH RATES

     The interest rates on one or more classes of certificates may be based on a weighted average of the mortgage loan interest rates net of the Administrative Cost Rate, which is calculated based upon the respective principal balances of the mortgage loans. In addition, the interest rate on one or more classes of certificates may be capped at such weighted average rate. Accordingly, the yield on those classes of certificates may be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any experience of Realized Losses as a result of liquidations of mortgage loans. In general, the effect of any such changes on such yields and Pass-Through Rates for such certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized Losses than mortgage loans with relatively lower mortgage rates.

RATE AND TIMING OF PRINCIPAL PAYMENTS

     The yield to maturity on the Class X-1 Certificates (and to a lesser extent, the Class X-2 Certificates) will be extremely sensitive to, and the yield to maturity on any class of offered certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or Notional Amount of such class of certificates. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Certificates until their Certificate Balance is reduced to zero, and will thereafter be distributable entirely in respect of each other class of Principal Balance Certificates, in descending alphabetical, and, if applicable, descending numerical, order of Class designation, in each case until the aggregate Certificate Balance of such class of certificates is, in turn, reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate Certificate Balance of each class of offered certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules of such mortgage loans, the dates on which Balloon Payments are due, any extension of maturity dates by the special servicer, the rate and timing of any reimbursement of the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, out of the Certificate Account of nonrecoverable advances or advances remaining unreimbursed on a modified mortgage loan on the date of such modification (together with interest on such advances), and the rate and timing of Principal Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties and purchases of mortgage loans out of the trust.

     Although the borrower under an ARD Loan may have incentives to prepay the ARD Loan on its Anticipated Repayment Date, there is no assurance that the borrower will be able to prepay an ARD Loan on its

Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of that mortgage loan. However, the pooling and servicing agreement will require action to be taken to enforce the trust's right to apply excess cash flow generated by the mortgaged property to the payment of principal in accordance with the terms of the ARD Loan documents.

     Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the trust as described herein under "Description of the Offered Certificates--Optional Termination" will also shorten the weighted average lives of those certificates then outstanding. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those certificates. See "Servicing of the Mortgage Loans--Mortgage Loan Modifications" in this prospectus supplement.

     The extent to which the yield to maturity of any offered certificate may vary from the anticipated yield will depend upon the degree to which such certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance or Notional Amounts of its Class. An investor should consider, in the case of any such certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

     In general, if an offered certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amounts of the related Class, the greater will be the effect on the yield to maturity of such certificate. As a result, the effect on an investor's yield of principal payments on the mortgage loans occurring at a rate higher, or lower than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction, or increase, in the rate of such principal payments. With respect to the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class X-1 and Class X-2 Certificates, the allocation of a portion of collected Prepayment Premiums or Yield Maintenance Charges to the certificates as described herein is intended to mitigate those risks; however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The Prepayment Premium or Yield Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in "Appendix II - Certain Characteristics of the Mortgage Loans."

     Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

     If the portion of the Available Distribution Amount distributable in respect of interest on any class of certificates on any Distribution Date is less than the Distributable Certificate Interest Amount then payable for that Class, the shortfall will be distributable to holders of the class of certificates on subsequent Distribution Dates, to the extent of the Available Distribution Amount. Any such shortfall (which would not include interest shortfalls in connection with a principal prepayment accompanied by less than a full month's interest) will bear interest at the applicable Pass-Through Rate and may adversely affect the yield to maturity of the class of certificates for as long as it is outstanding.

LOSSES AND SHORTFALLS

     The yield to holders of the offered certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Realized Losses and Expense Losses allocable to principal will generally be applied to reduce the Certificate Balances of the Principal Balance Certificates in the following order: first, to the Class O Certificates until their Certificate Balance has been reduced to zero; then to the other respective Classes of Principal Balance Certificates, in ascending -- that is, from N to A -- alphabetical order of Class designation, until the remaining Certificate Balance of each such class of certificates has been reduced to zero. Realized Losses and Expense Losses allocable to interest will generally be applied in the same order to reduce Distributable Certificate Interest otherwise payable to each such Class; provided that with respect to interest, Realized Losses and Expense Losses of interest will be allocated to the Class A-1, Class A-2, Class A-3, Class A-4 and Class X Certificates, pro rata based on interest distributable on such certificates. Net Aggregate Prepayment Interest Shortfalls will be borne by the holders of each class of certificates, pro rata as described herein, in each case reducing interest otherwise payable thereon. Shortfalls arising from delinquencies and defaults, to the extent the master servicer determines that P&I Advances would be nonrecoverable, Appraisal Reductions, Expense Losses and Realized Losses generally will result in, among other things, a shortfall in current or ultimate distributions to the most subordinate class of certificates outstanding.

RELEVANT FACTORS

     The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties), prevailing interest rates, the terms of the mortgage loans--for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums or Yield Maintenance Charges, due on sale and due on encumbrance provisions, and amortization terms that require Balloon Payments--the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" in this prospectus supplement and "Risk Factors" in the prospectus.

     The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

WEIGHTED AVERAGE LIFE

     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such certificate.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant rate of prepayment each month expressed as a percentage of the then outstanding principal balance of all of the mortgage loans. We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the offered certificates.

     The following tables indicate the percent of the initial Certificate Balance of each class of offered certificates after each of the dates shown and the corresponding weighted average life of each such class of the certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the initial Certificate Balance of such certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the Structuring Assumptions.

     The mortgage loans do not have all of the characteristics of the Structuring Assumptions. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the Classes of Certificates analyzed in the tables may mature earlier or later than indicated by the tables and therefore will have a corresponding decrease or increase in weighted average life. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring Assumptions. Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

     For the purposes of each table, the weighted average life of a certificate is determined by:

o multiplying the amount of each reduction in the Certificate Balance thereon by the number of years from the date of issuance of the certificate to the related Distribution Date;

o    summing the results; and

o dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such certificate.

     The characteristics of the mortgage loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the Mortgage Pool will not experience any defaults or losses, or that the Mortgage Pool or any mortgage loan will prepay at any constant rate. Therefore, there can be no assurance that the mortgage loans will prepay at any particular rate.


                            PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
                            CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------------------              ---          ----          ----        ----         ----
Closing Date                               100%         100%          100%         100%         100%
October 2004                                92%          92%          92%           92%          92%
October 2005                                84%          84%          84%           84%          84%
October 2006                                75%          75%          75%           75%          75%
October 2007                                65%          65%          65%           65%          65%
October 2008                                0%           0%            0%           0%           0%
Weighted average life (years)              3.75         3.75          3.74         3.74         3.68


                            PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
                            CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------------------              ---          ----          ----        ----         ----
Closing Date                               100%         100%          100%         100%         100%
October 2004                               100%         100%          100%         100%         100%
October 2005                               100%         100%          100%         100%         100%
October 2006                               100%         100%          100%         100%         100%
October 2007                               100%         100%          100%         100%         100%
October 2008                                97%          97%          97%           97%          97%
October 2009                                55%          54%          54%           53%          40%
October 2010                                0%           0%            0%           0%           0%
Weighted average life (years)              5.98         5.97          5.96         5.94         5.80



                            PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
                            CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------------------              ---          ----          ----        ----         ----
Closing Date                               100%         100%          100%         100%         100%
October 2004                               100%         100%          100%         100%         100%
October 2005                               100%         100%          100%         100%         100%
October 2006                               100%         100%          100%         100%         100%
October 2007                               100%         100%          100%         100%         100%
October 2008                               100%         100%          100%         100%         100%
October 2009                               100%         100%          100%         100%         100%
October 2010                                23%          23%          23%           23%          23%
October 2011                                6%           6%            6%           6%           6%
October 2012                                0%           0%            0%           0%           0%
Weighted average life (years)              7.00         7.00          6.99         6.99         6.91


                            PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
                            CLASS A-4 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------------------              ---          ----          ----        ----         ----
Closing Date                               100%         100%          100%         100%         100%
October 2004                               100%         100%          100%         100%         100%
October 2005                               100%         100%          100%         100%         100%
October 2006                               100%         100%          100%         100%         100%
October 2007                               100%         100%          100%         100%         100%
October 2008                               100%         100%          100%         100%         100%
October 2009                               100%         100%          100%         100%         100%
October 2010                               100%         100%          100%         100%         100%
October 2011                               100%         100%          100%         100%         100%
October 2012                                84%          84%          83%           82%          77%
October 2013                                0%           0%            0%           0%           0%
Weighted average life (years)              9.55         9.54          9.53         9.50         9.35


                            PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
                             CLASS B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------------------              ---          ----          ----        ----         ----
Closing Date                               100%         100%          100%         100%         100%
October 2004                               100%         100%          100%         100%         100%
October 2005                               100%         100%          100%         100%         100%
October 2006                               100%         100%          100%         100%         100%
October 2007                               100%         100%          100%         100%         100%
October 2008                               100%         100%          100%         100%         100%
October 2009                               100%         100%          100%         100%         100%
October 2010                               100%         100%          100%         100%         100%
October 2011                               100%         100%          100%         100%         100%
October 2012                               100%         100%          100%         100%         100%
October 2013                                0%           0%            0%           0%           0%
Weighted average life (years)              9.91         9.91          9.91         9.91         9.72

                            PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
                             CLASS C CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------------------              ---          ----          ----        ----         ----
Closing Date                               100%         100%          100%         100%         100%
October 2004                               100%         100%          100%         100%         100%
October 2005                               100%         100%          100%         100%         100%
October 2006                               100%         100%          100%         100%         100%
October 2007                               100%         100%          100%         100%         100%
October 2008                               100%         100%          100%         100%         100%
October 2009                               100%         100%          100%         100%         100%
October 2010                               100%         100%          100%         100%         100%
October 2011                               100%         100%          100%         100%         100%
October 2012                               100%         100%          100%         100%         100%
October 2013                                24%          24%          24%           24%          24%
October 2014                                0%           0%            0%           0%           0%
Weighted average life (years)              10.06        10.06        10.06         10.06        9.94


                            PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
                             CLASS D CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------------------              ---          ----          ----        ----         ----
Closing Date                               100%         100%          100%         100%         100%
October 2004                               100%         100%          100%         100%         100%
October 2005                               100%         100%          100%         100%         100%
October 2006                               100%         100%          100%         100%         100%
October 2007                               100%         100%          100%         100%         100%
October 2008                               100%         100%          100%         100%         100%
October 2009                               100%         100%          100%         100%         100%
October 2010                               100%         100%          100%         100%         100%
October 2011                               100%         100%          100%         100%         100%
October 2012                               100%         100%          100%         100%         100%
October 2013                               100%         100%          100%         100%         100%
October 2014                                90%          90%          90%           90%          90%
October 2015                                0%           0%            0%           0%           0%
Weighted average life (years)              11.53        11.51        11.50         11.48        11.42

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The Mortgage Pool will consist of one hundred fifty-two (152) fixed-rate, first mortgage loans with an aggregate Cut-off Date Balance of $1,161,122,793 subject to a permitted variance of plus or minus 5%. The Cut-off Date Balances of the mortgage loans range from $659,077 to $66,587,397, and the mortgage loans have an average Cut-off Date Balance of $7,638,966. Generally, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation. All numerical information concerning the mortgage loans contained in this prospectus supplement is approximate.

     The mortgage loans were originated between August 31, 2001 and August 29, 2003. As of the Cut-off Date, none of the mortgage loans was 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date. Brief summaries of the material terms of the mortgage loans associated with the ten (10) largest mortgage loans (including crossed mortgage loans) in the Mortgage Pool are contained in Appendix III attached.

     One hundred sixty (160) mortgaged properties, securing mortgage loans representing 95.3% of the Initial Pool Balance, are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in such mortgaged property. Five (5) mortgaged properties, securing mortgage loans representing 2.9% of the Initial Pool Balance, are subject to a leasehold mortgage, deed of trust or similar security instrument that creates a first mortgage lien in a leasehold interest in such mortgaged property. One (1) mortgaged property, securing a mortgage loan representing 1.8% of the Initial Pool Balance, is subject to a leasehold mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee interest in a portion of such mortgaged property and a leasehold interest in a portion of that same property.

     On the Closing Date, we will acquire the mortgage loans from the sellers, in each case pursuant to a Mortgage Loan Purchase Agreement to be entered into between us and the particular seller. We will then transfer the mortgage loans, without recourse, to the trustee for the benefit of the Certificateholders. See "--The Sellers" and "--Sale of the Mortgage Loans" below.

MATERIAL TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

Mortgage Rates; Calculations of Interest

     The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms. Other than any ARD Loans, no mortgage loan permits negative amortization or the deferral of accrued interest. One hundred twenty-six (126) mortgage loans, representing 82.5% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed each month in a 360-day year. Twenty-six (26) mortgage loans, representing 17.5% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

Property Types

     The mortgage loans consist of the following property types:

     o Retail - Seventy-six (76) of the mortgaged properties, which secure 52.0% of the Initial Pool Balance, are retail properties;

     o Office - Twenty-two (22) of the mortgaged properties, which secure 20.3% of the Initial Pool Balance, are office properties;

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     o    Industrial - Twenty-nine (29) of the mortgaged properties, which secure 8.9% of the Initial Pool Balance, are industrial properties;

     o Multifamily - Eighteen (18) of the mortgaged properties, which secure 8.3% of the Initial Pool Balance, are multifamily properties;

     o Mixed Use - Six (6) of the mortgaged properties, which secure 3.2% of the Initial Pool Balance, are mixed use properties;

     o Other - Three (3) of the mortgaged properties, which secure 2.5% of the Initial Pool Balance, are other types of property;

     o Manufactured Housing Community - Five (5) of the mortgaged properties, which secure 2.4% of the Initial Pool Balance, are manufactured housing community properties;

     o Hospitality - Four (4) of the mortgaged properties, which secure 1.5% of the Initial Pool Balance, are hospitality properties; and

     o Self Storage - Three (3) of the mortgaged properties, which secure 0.9% of the Initial Pool Balance, are self storage properties.

Property Location

     The following geographic areas contain the largest concentrations of mortgaged properties securing the mortgage loans: California, Florida, New York, New Jersey, Massachusetts and Texas.

     o Forty (40) mortgaged properties, representing security for 19.0% of the Initial Pool Balance are located in California. Of the mortgaged properties located in California, twenty-six (26) of such mortgaged properties, representing security for 9.7% of the Initial Pool Balance, are located in Southern California, and fourteen (14) mortgaged properties, representing security for 9.3% of the Initial Pool Balance, are located in Northern California;

     o Thirteen (13) mortgaged properties, representing security for 12.0% of the Initial Pool Balance are located in Florida;

     o Twelve (12) mortgaged properties, representing security for 11.7% of the Initial Pool Balance are located in New York;

     o Eleven (11) mortgaged properties, representing security for 10.5% of the Initial Pool Balance are located in New Jersey;

     o Seven (7) mortgaged properties, representing security for 9.0% of the Initial Pool Balance are located in Massachusetts; and

     o Ten (10) mortgaged properties, representing security for 6.0% of the Initial Pool Balance are located in Texas.

Due Dates

     One hundred forty-seven (147) of the mortgage loans, representing 83.1% of the Initial Pool Balance, have Due Dates on the first day of each calendar month. One (1) mortgage loan, representing 0.2% of the Initial Pool Balance, has a Due Date on the 5th day of each calendar month. Four (4) mortgage loans, representing 16.6% of the Initial Pool Balance, have a Due Date on the 9th day of each calendar month. The mortgage loans have various grace periods prior to the imposition of late payment charges including one hundred forty-three (143) mortgage loans,



                                      S-93
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representing 95.3% of the Initial Pool Balance, with grace periods prior to the imposition of late payment charges of either 0 to 5 calendar days or 5 business days, three (3) mortgage loans, representing 3.2% of the Initial Pool Balance, with a grace period prior to the imposition of late payment charges of 10 calendar days, and six (6) mortgage loans, representing 1.5% of the Initial Pool Balance, with a grace period of 15 days.

Amortization

     The mortgage loans have the following amortization features:

     o One hundred thirty-five (135) of the mortgage loans, representing 92.1% of the Initial Pool Balance, are Balloon Loans. The amount of the Balloon Payments on those mortgage loans that accrue interest on a basis other than a 360-day year consisting of 30-day months will be greater, and the actual amortization terms will be longer, than would be the case if such mortgage loans accrued interest on the basis of a 360-day year consisting of 30-day months as a result of the application of interest and principal on such mortgage loans over time. See "Risk Factors."

     o The seventeen (17) remaining mortgage loans, representing 7.9% of the Initial Pool Balance of the mortgage loans are fully amortizing and each is expected to have less than 5% of the original principal balance outstanding as of its respective stated maturity date.

Prepayment Restrictions

     As of the Cut-off Date, the following prepayment restrictions applied to the mortgage loans:

     o Eighty-one (81) of the mortgage loans, representing 61.8% of the Initial Pool Balance, prohibit voluntary principal prepayments during the Lock-out Period but permit the related borrower (after an initial period of at least two years following the date of issuance of the certificates (except with respect to the Kimball Lane Loan)) to defease the loan by pledging direct, non-callable United States Treasury obligations that provide for payment on or prior to each due date and the maturity date (subject in the case of one (1) mortgage loan, representing 5.7% of the Initial Pool Balance, to a prepayment window beginning three months prior to the end of the term of such mortgage loan in the event of defeasance of such mortgage loan) of amounts at least equal to the amounts that would have been payable on those dates under the terms of the mortgage loans and obtaining the release of the mortgaged property from the lien of the mortgage.

     o Forty-one (41) of the mortgage loans, representing 26.5% of the Initial Pool Balance, prohibit voluntary principal prepayments during a Lock-out Period and thereafter provide for Prepayment Premiums or Yield Maintenance Charges calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

     o Thirty (30) of the mortgage loans, representing 11.7% of the Initial Pool Balance, prohibit voluntary principal prepayments during a Lock-out Period, and thereafter provide for a Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid, and also permit the related borrower, after an initial period of at least two years following the date of the issuance of the certificates, to defease the loan by pledging direct, non-callable United States Treasury obligations and obtaining the release of the mortgaged property from the lien of the mortgage.

     With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions described below:

     o Four (4) of the mortgage loans, representing 9.6% of the Initial Pool Balance, permit the release of a mortgaged property from the lien of the mortgage if there is a defeasance of a portion of the mortgage loan in connection with such release.



                                      S-94
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     o    One (1) mortgage loan, representing 0.4% of the Initial Pool Balance, permits the release of a mortgaged property from the lien of the mortgage, subject to the payment of a Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid on a portion of the mortgage loan in connection with such release.

     o Two (2) mortgage loans, representing 1.4% of the initial outstanding pool balance, which are cross collateralized and cross defaulted, permit the release of either of the mortgaged properties from the lien of the mortgage and the release from the cross collateralization upon prepayment of an amount equal to at least 115% of the amount of the mortgage loan being released subject to payment of a yield maintenance charge on the full amount of the prepayment. Any amount prepaid in excess of the amount required to prepay in full, with yield maintenance charge, the mortgage loan being released, will be applied to partially prepay the remaining mortgage loan.

     o Notwithstanding the foregoing, the mortgage loans generally provide for a period of one (1) to seven (7) months prior to and including the maturity date or Anticipated Repayment Date in which the related borrower may prepay the mortgage loan without premium or defeasance requirements.

     The method of calculation of any Prepayment Premium or Yield Maintenance Charge will vary for any mortgage loan as presented in "Appendix II - Certain Characteristics of the Mortgage Loans."

Non-Recourse Obligations

     The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related mortgage loan, the holder of the mortgage loan may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by any mortgage loan seller or any of their affiliates, the United States, any government entity or instrumentality, mortgage insurer or any other person.

"Due-on-Sale" and "Due-on-Encumbrance" Provisions

     The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan, the WestShore Plaza Companion Loan or any B Note if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, the mortgage loans, the WestShore Plaza Companion Loan and any B Note generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the master servicer or the special servicer, as the case may be, or, if collected, will be paid to the master servicer or the special servicer as additional servicing compensation, and certain other conditions.

     In addition, some of the mortgage loans and the WestShore Plaza Companion Loan and any B Note permit the borrower to transfer the related mortgaged property or interests in the borrower to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, or other unrelated parties, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan, B Note or the WestShore Plaza Companion Loan documents and/or as determined by the master servicer. The master servicer or the special servicer, as the case may be, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan, B Note or the WestShore Plaza Companion Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the Pooling and Servicing Agreement.

Subordinate and Other Financing

     Seven (7) of the mortgage loans, representing 14.4% of the Initial Pool Balance, currently have additional financing in place which is secured by the mortgaged property related to such mortgage loan. The Berkeley &


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Brown Pari Passu Loan is secured by the related mortgaged property on a pari passu basis with two other notes that had an aggregate original principal balance of $100,000,000, the RSA Pari Passu Loan is secured by the related mortgaged property on a pari passu basis with another note that had an original principal balance of $16,000,000 and the WestShore Plaza Pari Passu Loan is secured by the related mortgaged property on a pari passu basis with another note that had an original principal balance of $34,000,000. See "--The Berkeley & Brown Pari Passu Loan," "--The RSA Pari Passu Loan" and "--The WestShore Plaza Pari Passu Loan" in this prospectus supplement. With respect to Mortgage Loan No. 130 (the "Hayden Higuera Office Warehouse Loan"), the property is subject to two subordinate liens in the aggregate amount of $100,000; however, an escrow account in the amount of $100,000 has been funded, which escrow is required to be released upon the repayment of such subordinate loans. With respect to Mortgage Loan No. 28 (the "Pinnacle of Scottsdale Loan"), the related mortgaged property secures a second mortgage in the amount of $1,300,000. With respect to Mortgage Loan No. 54 (the "Kimball Lane Loan"), the mortgage on the related mortgaged property also secures a subordinated B Note in the amount of $4,740,078. With respect to Mortgage Loan No. 50 (the "Marketplace at Edgewater Loan"), the mortgage on the related mortgaged property also secures a subordinated B Note in the amount of $270,000.

     Two (2) of the mortgage loans, representing 1.7% of the Initial Pool Balance, currently have additional mezzanine financing in place which is not secured by the mortgaged property related to such mortgage loan. With respect to Mortgage Loan No. 30 (the "Gage Office Building Loan"), there is related mezzanine financing and a preferred equity loan in the amounts of $2,100,000 and $7,980,000, respectively. With respect to Mortgage Loan No. 91 (the "5816 Ward Court Loan"), there is related unsecured financing in the amount of $179,451.

     One (1) of the mortgage loans, representing 0.1% of the Initial Pool Balance, permits the borrower to enter into additional subordinate financing that is secured by the mortgaged property, provided that certain debt service coverage ratio and loan-to-value tests are satisfied. With respect to Mortgage Loan No. 165 (the "Idylwood Apartments Loan"), future subordinate financing is allowed if (a) the junior loan has a predetermined fixed principal amount, and interest rate and is not a "participating" or "convertible" obligation; (b) the debt service on the Idylwood Apartments Loan and the junior loan collectively is no less than 1.75 and the combined LTV does not exceed 50%; (c) the junior loan matures on or within 60 days after the subject loan maturity date of the Idylwood Apartments Loan; (d) the junior lender has a low probability of bankruptcy; and (e) the junior borrower, the subject borrower and the junior lender enter into a subordination and intercreditor agreement with the subject lender.

     Seven (7) of the mortgage loans, representing 4.5% of the Initial Pool Balance, permit the borrower to enter into additional financing that is not secured by the mortgaged property (or to retain unsecured debt existing at the time of the origination of such loan) and/or permit the owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may also be permitted to incur additional financing that is not secured by the mortgaged property.

     We make no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower. See "Legal Aspects Of The Mortgage Loans And The Leases--Subordinate Financing" in the prospectus and "Risk Factors--A Borrower's Other Loans May Reduce The Cash Flow Available To The Mortgaged Property Which May Adversely Affect Payment On Your Certificates" in this prospectus supplement.

     Generally all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

A/B Mortgage Loans

     With respect to each of Mortgage Loan Nos. 54 (Kimball Lane Loan) and 50 (Marketplace at Edgewater Loan) (collectively, the "A/B Mortgage Loans"), representing in the aggregate 1.6% of the Initial Pool Balance, the mortgage on the related mortgaged property also secures subordinated B Notes, which had original principal balances of $4,740,078 and $270,000, respectively. The B Note relating to the Marketplace at Edgewater Loan is owned by a third party unaffiliated with the mortgage loan sellers, and it is anticipated that the B Note relating to the Kimball Lane Loan will be sold to a third party unaffiliated with the mortgage loan sellers. The B Notes are not


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assets of the trust. The A/B Mortgage Loans and the related B Notes will be serviced pursuant to the Pooling and Servicing Agreement.

     Kimball Lane Intercreditor Agreement. With respect to the Kimball Lane Loan, the holder of the A Note and the holder of the B Note will enter into an intercreditor agreement. The intercreditor agreement will provide for the following:

     o the right of the holder of the B Note to receive payments of principal and interest is at all times subordinate to the rights of the holder of the A Note to receive payments of principal and interest;

     o prior to an event of default under the Kimball Lane Loan, the holder of the B Note will generally be entitled to receive its scheduled payments of interest after the holder of the A Note receives its scheduled payments of principal and interest;

     o upon the occurrence and continuance of an event of default, the holder of the B Note will not be entitled to receive payments of principal and interest until the holder of the A Note receives all its accrued scheduled interest and outstanding principal in full;

     o the holder of the B Note has the option to cure a monetary default of the borrower under the A Note within five business days after the later of (i) the expiration of any grace period or (ii) receipt of notice of the monetary default (this cure option is limited to no more than three consecutive cure periods and six total cure periods, whether or not for consecutive months);

     o the holder of the B Note has the right to purchase the A Note from the trust if the holder of the B Note delivers written notice to the holder of the A Note (a) during any cure period for which the holder of the B Note is entitled to make, but has not made, a cure payment or
          (b) at any time that the Kimball Lane Loan is a Specially Serviced Mortgage Loan (as to which an event of default has occurred and is continuing); and

     o the special servicer is required to notify and consult with the holder of the B Note prior to taking certain significant actions with respect to the Kimball Lane Loan and the related mortgaged property.

     Marketplace at Edgewater Intercreditor Agreement. With respect to the Marketplace at Edgewater Loan, the holder of the A Note and the holder of the B Note have entered into an intercreditor agreement, which generally provides for the following:

     o the B Note will be serviced and administered pursuant to the same pooling and servicing agreement by the same master servicer, and according to the same servicing standard, as is applicable to the A Note;

     o following default or bankruptcy of the borrower or cash flow interruption to the holder of the A Note, the holder of the B Note has the right to purchase the A Note at a purchase price that includes outstanding principal and interest, unreimbursed servicing advances (with interest), reasonable out-of-pocket expenses incurred in enforcing the related mortgage loans and servicing fees for the period prior to repurchase (excluding "success fees" or termination compensation); and

     o until the right of the holder of the B Note to purchase the A Note has expired, material loan modifications affecting lien priority or the borrower's monetary obligations require the consent of the holder of the B Note.

Additional Collateral; Property Substitution

     Eight (8) mortgage loans, representing 2.6% of the Initial Pool Balance, have additional collateral in the form of reserves under which monies disbursed by the originating lender or letters of credit are reserved for specified periods which are to be released only upon the satisfaction of certain conditions by the borrower. If the borrowers do not satisfy conditions for release of the monies or letters of credit by the outside release date, such monies or letters of credit may be applied to partially repay the related mortgage loan, or may be held by the lender

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as additional security for the mortgage loans. In addition, some of the other mortgage loans provide for reserves for items such as deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. For further information with respect to additional collateral, see Appendix II.

     Two (2) of the mortgage loans, representing 3.7% of the Initial Pool Balance, permit the substitution of one of the related mortgaged properties in accordance with the conditions set forth in the related mortgage loan documents.

THE BERKELEY & BROWN PARI PASSU LOAN

     Mortgage Loan No. 3 (the "Berkeley & Brown Pari Passu Loan") is comprised of the A2 Note (described below) that is secured by the mortgaged property on a pari passu basis with other notes (Notes A1 and A3 described below, the "Berkeley & Brown Companion Loans") that are not included in the trust. The Berkeley & Brown Pari Passu Loan and the Berkeley & Brown Companion Loans are collectively referred to herein as the "Berkeley & Brown A Notes".

     The Berkeley & Brown A Notes had outstanding principal balances as of the Cut-off Date as follows:

                 Note                           Principal Balance
                 ----                           -----------------
                  A1                               $25,000,000
                  A2                               $50,000,000
                  A3                               $75,000,000

Note A1 is currently included in a REMIC trust known as the Morgan Stanley Capital I Trust 2003-IQ5 (the "Note A1 Trust"). Note A2 comprises the Berkeley & Brown Pari Passu Loan and will be included in the trust. It is expected that Note A3 will be included in a REMIC trust to be known as the LB-UBS Commercial Mortgage Trust 2003-C7. Except for the principal balances, the payment and other terms of the Berkeley & Brown A Notes are substantially the same.

     In addition, with respect to the Berkeley & Brown Pari Passu Loan, the mortgage on the related mortgaged property also secures two (2) subordinated B Notes (the "Berkeley & Brown B1 Note" and the "Berkeley & Brown B2 Note" and together, the "Berkeley & Brown B Notes"), each of which had an original principal balance of $15,000,000. The Berkeley & Brown B Notes are owned by the Note A1 Trust and are not assets of the trust. The Berkeley & Brown A Notes and the Berkeley & Brown B Notes are collectively referred to herein as the "Berkeley & Brown Loan Group." The Berkeley & Brown Loan Group will be serviced pursuant to the 2003-IQ5 Pooling and Servicing Agreement. The 2003-IQ5 Master Servicer will be responsible for making Servicing Advances in respect of the mortgaged property, maintaining required escrows and remitting collections on the Berkeley & Brown Pari Passu Loan to, or on behalf of, the trust, the owners of the Berkeley & Brown Companion Loans and the Berkeley & Brown B Notes, as required by the 2003-IQ5 Pooling and Servicing Agreement and the intercreditor agreement described below.

     The underwritten DSCR, LTV, Cut-off Date Balance per SF, Balloon LTV, and UCF set forth herein are based on the aggregate indebtedness evidenced by the Berkeley & Brown A Notes.

     Each of the Berkeley & Brown B Notes has the same maturity date as the Berkeley & Brown Pari Passu Loan and a fixed interest rate. There are no scheduled principal payments on the Berkeley & Brown A Notes or the Berkeley & Brown B Notes. On the eighth day of each month (or the preceding business day if such eighth day is not a business day) ending prior to the stated maturity date, the related borrower is required to make an interest-only payment in arrears on the Berkeley & Brown A Notes and the Berkeley & Brown B Notes. Such interest payments will be applied (a) first, to accrued and unpaid interest on the Berkeley & Brown A Notes, pro rata and pari passu, and (b) second, to accrued and unpaid interest on the Berkeley & Brown B Notes, pro rata and pari passu.

     With respect to the Berkeley & Brown Loan Group, the holders of the Berkeley & Brown A Notes and the Berkeley & Brown B Notes will be parties to an intercreditor agreement. That intercreditor agreement will provide, among other things, for the following:

     o the Berkeley & Brown A Notes and the Berkeley & Brown B Notes will be serviced under the 2003-IQ5 Pooling and Servicing Agreement by the 2003-IQ5 Master Servicer and ARCap Servicing, Inc., as the special servicer for the Berkeley & Brown Loan Group, in general, as if each loan in the Berkeley & Brown Loan Group were a mortgage loan in the 2003-IQ5 trust;

     o the Berkeley & Brown Pari Passu Loan and the Berkeley & Brown Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other;

     o all payments, proceeds and other recoveries on or in respect of the Berkeley & Brown Pari Passu Loan and/or the Berkeley & Brown Companion Loans (in each case, subject to the rights of the 2003-IQ5 Master Servicer, the 2003-IQ5 Special Servicer, the 2003-IQ5 Depositor, the 2003-IQ5 Trustee or the 2003-IQ5 Fiscal Agent to payments and reimbursements pursuant to and in accordance with the terms of the 2003-IQ5 Pooling and Servicing Agreement) will be applied to the Berkeley & Brown Pari Passu Loan and the Berkeley & Brown Companion Loans on a pari passu basis;

     o the right of the holders of the Berkeley & Brown B Notes to receive payments of principal and interest is generally subordinate to the right of the holders of the Berkeley & Brown A Notes to receive payments of principal and interest;

     o prior to an event of default under, or an acceleration on account of any other event of default of, the Berkeley & Brown Loan Group or if any holder of the Berkeley & Brown B Notes is exercising the cure rights described below, each of the holders of the Berkeley & Brown B Notes will generally be entitled to receive its payments of interest and prepayments of principal after the holders of the Berkeley & Brown A Notes receive their payments of interest (other than default interest) and prepayments of principal;

     o upon the occurrence and continuance of an event of default or an acceleration of the Berkeley & Brown Loan Group on account of any other event of default, provided that no holder of a Berkeley & Brown B Note is exercising the cure rights described below, the holders of the Berkeley & Brown B Notes will not be entitled to receive payments of principal or interest until the holders of the Berkeley & Brown A Notes receive all their accrued interest (other than default interest) and outstanding principal in full (and servicer advances are fully repaid);

     o for so long as the aggregate principal amount of the two Berkeley & Brown B Notes, net of any appraisal reductions and any realized losses allocable to the Berkeley & Brown B Notes, is equal to or greater than 25% of the aggregate original principal balance of the Berkeley & Brown B Notes, the holder of the Berkeley & Brown B1 Note as the "Directing Lender" has the right to advise the 2003-IQ5 Master Servicer and ARCap Servicing, Inc., as the special servicer, with respect to, and consent to the 2003-IQ5 Master Servicer's or ARCap Servicing Inc.'s taking, certain actions affecting all of the mortgage loans in the Berkeley & Brown Loan Group, including the Berkeley & Brown Pari Passu Loan;

     o the holders of the Berkeley & Brown B Notes have the ability, following the transfer to special servicing of all of the mortgage loans in the Berkeley & Brown Loan Group and the failure to make a monthly payment that is at least 60 days past due, to purchase the Berkeley & Brown A Notes, at a price generally equal to the unpaid principal balance of each of the Berkeley & Brown A Notes, plus accrued unpaid interest on each such Berkeley & Brown A Note at the related net mortgage interest rate (other than default interest), plus any servicing compensation, servicing advances and interest on advances payable with respect to the Berkeley & Brown Loan Group pursuant to the 2003-IQ5 Pooling and Servicing Agreement;

     o the holder of the Berkeley & Brown Pari Passu Loan will have the right directly or through a representative (which includes the master servicer), to consult with the 2003-IQ5 Special Servicer with respect to various servicing matters affecting the Berkeley & Brown Loan Group;

     o the holders of the Berkeley & Brown B Notes have the right to cure events of default with respect to the Berkeley & Brown Pari Passu Loan and the Berkeley & Brown Companion Loans that may be cured by the payment of money, within 10 days of the later of (a) receipt by the holders of Berkeley & Brown B Notes of notice of the subject event of default and (b) the expiration of any applicable grace period for the subject event of default;

     o the Directing Lender is entitled to advise the 2003-IQ5 Master Servicer and the 2003-IQ5 Special Servicer with respect to, and consent to the 2003-IQ5 Master Servicer's or the 2003-IQ5 Special Servicer's taking (as the case may be), subject to the servicing standard under the 2003-IQ5 Pooling and Servicing Agreement (which servicing standard is substantially similar to the servicing standard applicable to the certificates), certain actions with respect to the Berkeley & Brown Loan Group, including, without limitation, foreclosure upon the related mortgaged property, modification of any monetary term or material non-monetary term of the Berkeley & Brown Loan Group, the waiver of certain insurance requirements, sale of the Berkeley & Brown Loan Group or the related mortgaged property, approval or adoption of a plan in bankruptcy of the borrower, release of any collateral, acceptance of a discounted payoff, and waiver of a "due-on-sale" or "due-on-encumbrance" clause. However, the foregoing consent rights of the holder of the Berkeley & Brown B1 Note will terminate at the time that the holder of the Berkeley & Brown B1 Note ceases to be the "Directing Lender," which is defined as the holder of the Berkeley & Brown B1 Note, initially, until such time that the aggregate principal amount of the Berkeley & Brown B Notes, net of any appraisal reductions and any realized losses allocable to the Berkeley & Brown B Notes, is less than 25% of the aggregate original principal balance of the Berkeley & Brown B Notes;

     o for so long as the Berkeley & Brown Pari Passu Loan is serviced under the 2003-IQ5 Pooling and Servicing Agreement, the holders of the Berkeley & Brown B Notes will be entitled to exercise (with respect to the Berkeley & Brown Loan Group only) the rights and powers granted to the controlling class representative under the 2003-IQ5 Pooling and Servicing Agreement, other than the right to terminate and replace the 2003-IQ5 Special Servicer (but only so long as the holder of the Berkeley & Brown B1 Note is the Directing Lender of the Berkeley & Brown Loan Group); and

     o the transfer of the ownership of the Berkeley & Brown Companion Loans to any person or entity other than institutional lenders, investment funds or affiliates of them exceeding a minimum net worth requirement or to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited.

THE RSA PARI PASSU LOAN

     Mortgage Loan No. 29 (the "RSA Pari Passu Loan") is secured by the mortgaged property on a pari passu basis with another note (the "RSA Companion Loan") that is not included in the trust and that had an original principal balance of $16,000,000. The RSA Companion Loan is currently included in a REMIC trust known as the Morgan Stanley Capital I Trust 2003-TOP11. The RSA Companion Loan has the same interest rate, maturity date and amortization term as the RSA Pari Passu Loan. For purposes of the information presented in this prospectus supplement with respect to the RSA Pari Passu Loan, the Debt Service Coverage Ratio and Loan-to-Value Ratio reflect the aggregate indebtedness evidenced by the RSA Pari Passu Loan and the RSA Companion Loan.

     The holders of the RSA Pari Passu Loan and the RSA Companion Loan entered into an intercreditor agreement. That intercreditor agreement provides, among other things, for the following:

     o the RSA Pari Passu Loan and the RSA Companion Loan will be serviced under the 2003-TOP11 Pooling and Servicing Agreement by the 2003-TOP11 Master Servicer and the 2003-TOP11 Special Servicer, in general, as if each loan in the RSA Loan Group were a mortgage loan in the 2003-TOP11 trust;

     o the RSA Pari Passu Loan and the RSA Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over the other;

     o all payments, proceeds and other recoveries on or in respect of the RSA Pari Passu Loan and/or the RSA Companion Loan (in each case, subject to the rights of the 2003-TOP11 Master Servicer, the 2003-TOP11 Special Servicer, the 2003-TOP11 Depositor, the 2003-TOP11 Trustee or the 2003-TOP11 Fiscal Agent to payments and reimbursements pursuant to and in accordance with the terms of the 2003-TOP11 Pooling and Servicing Agreement) will be applied to the RSA Pari Passu Loan and the RSA Companion Loan on a pari passu basis;

     o the holder of the RSA Pari Passu Loan will have the right directly or through a representative (which includes the master servicer), to consult with the 2003-TOP11 Special Servicer with respect to various servicing matters affecting the RSA Loan Group; and

     o the transfer of the ownership of the RSA Companion Loan to any person or entity other than institutional lenders, investment funds or affiliates of them exceeding a minimum net worth requirement or to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited.

THE WESTSHORE PLAZA PARI PASSU LOAN

     Mortgage Loan No. 2 (the "WestShore Plaza Pari Passu Loan") is secured by a mortgaged property on a pari passu basis with another note (the "WestShore Plaza Companion Loan") that is not included in the trust and that had an original principal balance of $34,000,000. The WestShore Plaza Companion Loan will initially be held by Morgan Stanley Mortgage Capital Inc., which may sell or transfer the WestShore Plaza Companion Loan at any time (subject to compliance with the requirements of the related intercreditor agreement described below). The WestShore Plaza Companion Loan has the same interest rate, maturity date and amortization term as the WestShore Plaza Pari Passu Loan. For purposes of the information presented in this prospectus supplement with respect to the WestShore Plaza Pari Passu Loan, the Debt Service Coverage Ratio and Loan-to-Value Ratio reflect the aggregate indebtedness evidenced by the WestShore Plaza Pari Passu Loan and the WestShore Plaza Companion Loan.

     The holders of the WestShore Plaza Pari Passu Loan and the WestShore Plaza Companion Loan entered into an intercreditor agreement. That intercreditor agreement provides, among other things, for the following:

     o the WestShore Plaza Pari Passu Loan and the WestShore Plaza Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over the other;

     o the WestShore Plaza Pari Passu Loan and the WestShore Plaza Companion Loan will be serviced under the Pooling and Servicing Agreement, in general, as if each loan was a mortgage loan in the trust;

     o all payments, proceeds and other recoveries on or in respect of the WestShore Plaza Pari Passu Loan and/or the WestShore Plaza Companion Loan (in each case, subject to the rights of the master servicer, the related special servicer, the Depositor, the trustee, the fiscal agent or the paying agent to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement) will be applied to the WestShore Plaza Pari Passu Loan and the WestShore Plaza Companion Loan on a pari passu basis according to their respective outstanding principal balances; and

     o the transfer of the ownership of the WestShore Plaza Companion Loan to any person or entity other than institutional lenders, investment funds or affiliates of them exceeding a minimum net worth requirement or to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

Appraisals

     In connection with the origination or securitization of each of the mortgage loans, the related mortgaged property was appraised by an independent appraiser who, generally, was a Member of the Appraisal Institute. Each

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such appraisal complied with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the Cut-off Date is presented herein for illustrative purposes only.

Environmental Assessments

     An environmental site assessment was performed with respect to each mortgaged property except for mortgaged properties securing mortgage loans that are the subject of a secured creditor impaired property policy that we describe below under "--Environmental Insurance" generally within the twelve-month period preceding the origination or securitization of the related mortgage loan. In all cases, the environmental site assessment was a "Phase I" environmental assessment, generally performed in accordance with industry practice. In general, the environmental assessments contained no recommendations for further significant environmental remediation efforts which, if not undertaken, would have a material adverse effect on the interests of the certificate holders. However, in certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies. See "Risk Factors--Environmental Risks Relating to Specific Mortgaged Properties May Adversely Affect Payments on Your Certificates" in this prospectus supplement.

Property Condition Assessments

     In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination or securitization of the related mortgage loan, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, for the mortgaged properties in connection with the origination or securitization of the related mortgage loan. See "Risk Factors--Property Inspections and Engineering Reports May Not Reflect All Conditions That Require Repair On The Property" in this prospectus supplement. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Seismic Review Process

     In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), in an earthquake scenario. Generally, any of the mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

Zoning and Building Code Compliance

     Each seller took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related seller has informed us that it does not consider any such violations known to it to be material.

ENVIRONMENTAL INSURANCE

     In the case of twenty-five (25) mortgaged properties, securing mortgage loans representing approximately 3.8% of the Initial Pool Balance, the related mortgage loan seller has obtained, or has the benefit of, and there will be assigned to the trust, a group secured creditor impaired property policy covering selected environmental matters with respect to all those mortgage loans as a group. None of the mortgage loans covered by this policy has a Cut-off Date Balance in excess of $3,490,000. The premium for the environmental group policy has been or, as of the date of initial issuance of the certificates, will be, paid in full.

     In general, the group secured creditor impaired property policy referred to above provides coverage for the following losses, subject to the coverage limits discussed below, and further subject to the policy's conditions and exclusions:

     o if during the term of the policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real property, the insurer will indemnify the insured for the outstanding principal balance of the related mortgage loan on the date of the default, together with accrued interest from the date of default until the date that the outstanding principal balance is paid;

     o if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from an underlying real property, the insurer will pay that claim; and

     o if the insured enforces the related mortgage, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the appropriate party reported those conditions to the government in accordance with applicable law.

     The secured creditor impaired property policy does not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. However, property condition assessments or engineering surveys were conducted for the mortgaged properties covered by the policy. If the report disclosed the existence of material amounts of lead based paint, asbestos containing materials or radon gas affecting such a mortgaged property, the related borrower was required to remediate the condition before the closing of the loan, establish a reserve from loan proceeds in an amount considered sufficient by the mortgage loan seller or agree to establish an operations and maintenance plan. No individual claim under the group policy may exceed $4,375,000 and the total claims under the group policy is subject to a maximum of $15,615,000. There is no deductible under the policy.

     The secured creditor impaired property policy requires that the appropriate party associated with the trust report a claim during the term of the policy, which extends eight years beyond the terms of the respective mortgage loans.

     The secured creditor impaired property policy will be issued by American International Specialty Lines Insurance Company or an affiliate of it.

     In the case of five (5) mortgaged properties, securing mortgage loans representing 5.0% of the Initial Pool Balance, each of the related mortgage loans has the benefit of a stand-alone secured creditor impaired property policy which will be assigned to the trust and which covers selected environmental matters with respect to the related property.

                  ADDITIONAL MORTGAGE LOAN INFORMATION

     Each of the tables presented in Appendix I sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the Cut-off Date. For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see Appendix II to this prospectus supplement, and for a brief summary of the ten
(10) largest mortgage loans (including crossed mortgage loans) in the Mortgage Pool, see Appendix III to this prospectus supplement. Additional information regarding the mortgage loans is contained (a) in this prospectus supplement under "Risk Factors" and elsewhere in this "Description of the Mortgage Pool" section and (b) under "Legal Aspects Of The Mortgage Loans And The Leases" in the prospectus.

     For purposes of the tables in Appendix I and for the information presented in Appendix II and Appendix III:

     (1) References to "DSCR" are references to "Debt Service Coverage Ratios." In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix III, the "Debt Service Coverage Ratio" or "DSCR" for any mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the Debt Service Coverage Ratio reflects (i) with respect to Mortgage Loan No. 3, the aggregate indebtedness evidenced by the Berkeley & Brown Pari Passu Loan and the Berkeley & Brown Companion Loans, (ii) with respect to Mortgage Loan No. 29, the aggregate indebtedness evidenced by the RSA Pari Passu Loan and the RSA Companion Loan and (iii) with respect to Mortgage Loan No. 2, the aggregate indebtedness evidenced by the WestShore Plaza Pari Passu Loan and the WestShore Plaza Companion Loan.

          In connection with the calculation of DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a mortgaged property, the applicable seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the seller was aware (e.g., new signed leases or end of "free rent" periods and market data), and estimated capital expenditures, leasing commission and tenant improvement reserves. The applicable seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom, based upon the seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. In most cases, borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritable Cash Flow for mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

          Historical operating results may not be available for some of the mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable seller in determining the presented operating information.

          The Debt Service Coverage Ratios are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

     (2) References in the tables to "Cut-off Date LTV" are references to "Cut-off Date Loan-to-Value" and references to "Balloon LTV" are references to "Balloon Loan-to-Value." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix III, the "Cut-off Date LTV," "Cut-off Date Loan-to-Value," "Balloon LTV" or "Balloon Loan-to-Value" for any mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the loan-to-value ratio reflects (i) with respect to Mortgage Loan No. 3, the aggregate indebtedness evidenced by the Berkeley & Brown Pari Passu Loan and the Berkeley & Brown Companion Loans, (ii) with respect to Mortgage Loan No. 29, the aggregate indebtedness evidenced by the RSA Pari Passu Loan and the RSA Companion Loan and (iii) with respect to Mortgage Loan No. 2, the aggregate indebtedness evidenced by the WestShore Plaza Pari Passu Loan and the WestShore Plaza Companion Loan.

          The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under "--Assessments of Property Value and Condition--Appraisals."

          No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

     (3) References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related mortgage loans.

     The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

     Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and rent rolls.

STANDARD HAZARD INSURANCE

     The master servicer is required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged property all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein, which shall be obtained from an insurer meeting the requirements of the applicable loan documents. This includes a fire and hazard insurance policy with extended coverage that contains no exclusion for damages due to acts of terrorism (subject to the provisions set forth below). Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower to self-insure. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause. The master servicer will be deemed to have satisfied the Servicing Standard if the mortgagor maintains, or the master servicer has otherwise caused to be obtained, a standard hazard insurance policy that is in compliance with the related mortgage loan documents, and, if required by such mortgage loan documents, the mortgagor pays, or the master servicer has otherwise caused to be paid, the premium required by the related insurance provider that is necessary to avoid an exclusion in such policy against "acts of terrorism" as defined by the Terrorism Risk Insurance Act of 2002.

     If, on the date of origination of a mortgage loan, the portion of the improvements on a related mortgaged property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance is required by the Federal Emergency Management Agency and has been made available), the master servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance and Mitigation Administration in an amount representing coverage of at least the lesser of:

     o    the outstanding principal balance of the related mortgage loan; and

     o the maximum amount of such insurance available for the related mortgaged property, but only to the extent such mortgage loan permits the lender to require such coverage and such coverage conforms to the Servicing Standard.

     If a borrower fails to maintain such hazard insurance, the master servicer will be required to obtain such insurance and the cost of the insurance will be a Servicing Advance, subject to a determination of recoverability. The special servicer will be required to maintain fire insurance with extended coverage and, if applicable, flood insurance (and other insurance required under the related mortgage) on an REO Property in an amount not less than the maximum amount obtainable with respect to such REO Property and the cost of the insurance will be a Servicing Advance, subject to a determination of recoverability, provided that the special servicer shall not be required in any event to maintain or obtain insurance coverage beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing Standard; provided that, subject to certain rights of the holder of a B Note, the special servicer will be required to maintain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the special servicer determines that
(i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located.

     In addition, the master servicer may require any borrower to maintain other forms of insurance as the master servicer may be permitted to require under the related mortgage, including, but not limited to, loss of rents endorsements and comprehensive public liability insurance. The master servicer will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance. Any losses incurred with respect to mortgage loans due to uninsured risks, including terrorist attacks, earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. The special servicer will have the right, but not the obligation, at the expense of the trust, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO Property so long as such insurance is available at commercially reasonable rates. The master servicer will not be required in any event to cause the borrower to maintain or itself obtain insurance coverage beyond what is available on commercially reasonable terms at a cost customarily acceptable (as determined by the master servicer) and consistent with the Servicing Standard; provided that the master servicer will be obligated to cause the borrower to maintain or itself obtain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the master servicer determines that (i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located. Notwithstanding the limitation set forth in the preceding sentence, if the related mortgage loan documents and the related mortgage require the borrower to maintain insurance against property damage resulting from terrorism or similar acts, the master servicer will, prior to availing itself of any limitation described in that sentence with respect to any mortgage loan (or any component loan of an A/B Mortgage Loan) that has a principal balance in excess of $2,500,000, obtain the approval or disapproval of the special servicer and the Operating Adviser to the extent required by, and in accordance with the procedures set forth in, the Pooling and Servicing Agreement. The master servicer will be entitled to rely on the determination of the special servicer made in connection with such approval or disapproval. The special servicer will decide whether to withhold or grant such approval in accordance with the Servicing Standard. If any such approval has not been expressly denied within 7 business days of receipt by the special servicer and Operating Adviser from the master servicer of the master servicer's determination and analysis and all information reasonably requested thereby and reasonably available to the master servicer in order to make an informed decision, such approval will be deemed to have been granted. See "Risk Factors--The Absence Of Or Inadequacy Of Insurance Coverage On The Property May Adversely Affect Payments On Your Certificates" in this prospectus supplement.

THE SELLERS

Bear Stearns Commercial Mortgage, Inc.

     BSCMI is a wholly-owned subsidiary of Bear Stearns Mortgage Capital Corporation, and is a New York corporation and an affiliate of Bear, Stearns & Co. Inc., one of the underwriters. BSCMI or an affiliate of BSCMI originated all of the BSCMI Loans and underwrote all of the BSCMI Loans. The principal offices of BSCMI are located at 383 Madison Avenue, New York, New York 10179. BSCMI's telephone number is (212) 272-2000.

Morgan Stanley Mortgage Capital Inc.

     MSMC is an affiliate of Morgan Stanley & Co. Incorporated, one of the underwriters, formed as a New York corporation to originate and acquire loans secured by mortgages on commercial and multifamily real estate. Each of the MSMC Loans was originated or purchased by MSMC, and all of the MSMC Loans were underwritten by MSMC underwriters. The principal offices of MSMC are located at 1585 Broadway, New York, New York 10036. MSMC's telephone number is (212) 761-4700.

Principal Commercial Funding, LLC

     PCF is a wholly owned subsidiary of Principal Global Investors, LLC which is a wholly owned subsidiary of Principal Life Insurance Company. PCF was formed as a Delaware limited liability company to originate and acquire loans secured by commercial and multifamily real estate. Each of the PCF loans was originated and underwritten by PCF and/or its affiliates. The offices of PCF are located at 801 Grand Avenue, Des Moines, Iowa 50392. PCF's phone number is (515) 248-3944.

Wells Fargo Bank, National Association

     A description of Wells Fargo Bank, National Association is set forth under "Servicing of the Mortgage Loans - The Master Servicer and Special Servicer - Master Servicer" in this prospectus supplement.

John Hancock Real Estate Finance, Inc.

     JHREF is a wholly-owned subsidiary of John Hancock Subsidiaries LLC, which is a wholly-owned subsidiary of John Hancock Life Insurance Company. JHREF was founded in 1982 and is headquartered in Boston, Massachusetts.

     JHREF presently has six offices across the country. Each of the JHREF Loans was underwritten and closed by JHREF. JHREF underwrote its mortgage loans at its headquarters in Boston, Massachusetts. The principal offices of JHREF are located at 200 Clarendon Street, 56th Floor, Boston, Massachusetts 02117. JHREF's telephone number is (617) 572-8716.

SALE OF THE MORTGAGE LOANS

     On the Closing Date, each seller will sell its mortgage loans, without recourse, to Bear Stearns Commercial Mortgage Securities Inc., and Bear Stearns Commercial Mortgage Securities Inc., in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by each mortgage loan seller in respect of the mortgage loans and the related remedies for breach of the representations and warranties to the trustee for the benefit of the Certificateholders. In connection with such assignments, each seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it to the trustee or its designee.

     The trustee will be required to review the documents delivered by each seller with respect to its mortgage loans within 75 days following the Closing Date, and the trustee will hold the related documents in trust. Within 45 days following the Closing Date, pursuant to the Pooling and Servicing Agreement, the assignments with respect to each mortgage loan and any related assignment of rents and leases, as described in the "Glossary of Terms" under the term "Mortgage File", are to be completed in the name of the trustee, if delivered in blank, and submitted for recording in the real property records of the appropriate jurisdictions at the expense of the applicable seller.

     The mortgagee of record with respect to any Non-Serviced Mortgage Loan will be the related Non-Serviced Mortgage Loan Trustee.

REPRESENTATIONS AND WARRANTIES

     In each Mortgage Loan Purchase Agreement, the related seller has represented and warranted with respect to each of its mortgage loans, subject to certain specified exceptions, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

     (1) the information presented in the schedule of the mortgage loans attached to the related Mortgage Loan Purchase Agreement is complete, true and correct in all material respects;

     (2) such seller owns the mortgage loan free and clear of any and all pledges, liens and/or other encumbrances;

     (3) no scheduled payment of principal and interest under the mortgage loan was 30 days or more past due as of the Cut-off Date, and the mortgage loan has not been 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date;

     (4) the related mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien, subject to certain permitted encumbrances, upon the related mortgaged property;

     (5) the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

     (6) the related assignment of leases establishes and creates a valid and, subject to certain creditor's rights exceptions, enforceable first priority lien in the related borrower's interest in all leases of the mortgaged property;

     (7) the mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in material part;

     (8) except as set forth in a property inspection report prepared in connection with the origination or securitization of the mortgage loan, the related mortgaged property is, to the seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan;

     (9) the seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

     (10) the related mortgaged property is covered by an American Land Title Association, or an equivalent form of, lender's title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted encumbrances;

     (11) the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect to the mortgage loan;

     (12) except in the case of the mortgage loans covered by the secured creditor impaired property policy that we describe above, an environmental site assessment or update of a previous assessment was performed with respect to the mortgaged property in connection with the origination or securitization of the related mortgage loan, a report of each such assessment (or the most recent assessment with respect to each mortgaged property) has been delivered to Bear Stearns Commercial Mortgage Securities Inc., and such seller has no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such report;

     (13) each mortgage note, mortgage and other agreement that evidences or secures the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker, enforceable in accordance with its terms, and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

     (14) the related mortgaged property is, and is required pursuant to the related mortgage to be, insured by casualty, business interruption and liability insurance policies of a type specified in the related Mortgage Loan Purchase Agreement;

     (15) there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage;

     (16) the related borrower is not, to the seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding;

     (17) no mortgage requires the holder of it to release all or any material portion of the related mortgaged property from the lien of the mortgage except upon payment in full of the mortgage loan, a defeasance of the mortgage loan or, in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and/or (b) except where the portion of the related mortgaged property permitted to be released was not considered by the seller to be material in underwriting the mortgage loan, the payment of a release price and prepayment consideration in connection therewith;

     (18) to such seller's knowledge, there exists no material default, breach, violation or event of acceleration, and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing, under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property, other than those defaults that are covered by certain other of the preceding representations and warranties;

     (19) the related mortgaged property consists of a fee simple estate in real estate or, if the related mortgage encumbers the interest of a borrower as a lessee under a ground lease of the mortgaged property (a) such ground lease or a memorandum of the ground lease has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the seller and related lessor) permits the interest of the lessee under the ground lease to be encumbered by the related mortgage; (b) the lessee's interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than certain permitted encumbrances;
(c) the borrower's interest in such ground lease is assignable to Bear Stearns Commercial Mortgage Securities Inc. and its successors and assigns upon notice to, but without the consent of, the lessor under the ground lease (or if it is required it will have been obtained prior to the closing date); (d) such ground lease is in full force and effect and the seller has received no notice that an event of default has occurred under the ground lease; (e) such ground lease, or a related estoppel letter, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the mortgage and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder and the lessor has offered to enter into a new lease with such holder on the terms that do not materially vary from the economic terms of the ground lease; (f) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor under the ground lease may terminate such ground lease; and (g) such ground lease has an original term (including any extension options set forth therein) which extends not less than twenty years beyond the scheduled maturity date of the related mortgage loan; and

     (20) the related mortgage loan documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of lender incurred in connection with the defeasance of such mortgage loan and the release of the related mortgaged property, and the borrower is required to pay all reasonable costs and expenses of lender associated with the approval of an assumption of such mortgage loan.

REPURCHASES AND OTHER REMEDIES

     If any mortgage loan document required to be delivered to the trustee by a seller with respect to its mortgage loans as described under "--Sale of the Mortgage Loans" above has a Material Document Defect, or if there is a Material Breach by a seller regarding the characteristics of any of its mortgage loans and/or the related mortgaged properties as described under "--Representations and Warranties" above, then such seller will be obligated to cure such Material Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period. Notwithstanding the foregoing, in the event that the payments described under subparagraph 20 of the preceding paragraph above are insufficient to pay the expenses associated with such defeasance or assumption of the related mortgage loan, it shall be the sole obligation of the related mortgage loan seller to pay an amount sufficient to pay such expenses.

     If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure Period, the seller will be obligated, not later than the last day of such Permitted Cure Period, to:

     o repurchase the affected mortgage loan from the trust at the Purchase Price; or,

     o at its option, if within the two-year period commencing on the Closing Date, replace such mortgage loan with a Qualifying Substitute Mortgage Loan; and

     o pay an amount generally equal to the excess of the applicable Purchase Price for the mortgage loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

     The seller must cure any Material Document Defect or the Material Breach within the Permitted Cure Period, provided, however, that if such Material Document Defect or Material Breach would cause the mortgage loan to be other than a "qualified mortgage", as defined in the Code, then the repurchase or substitution must occur within 90 days from the date the seller was notified of the defect or breach.

     The foregoing obligations of any seller to cure a Material Document Defect or a Material Breach in respect of any of its mortgage loans or repurchase or replace the defective mortgage loan, will constitute the sole remedies of the trustee and the Certificateholders with respect to such Material Document Defect or Material Breach; and none of us, the other sellers or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the related seller defaults on its obligation to do so. Each seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it, and will have no obligations with respect to any mortgage loan sold by any other seller.

     In the event that the related borrower wants to defease the Kimball Lane Loan on or before the second anniversary of the Closing Date, the related mortgage loan seller will be required to repurchase the Kimball Lane Loan from the trust prior to the date of such early defeasance at the applicable Purchase Price. In the event the applicable mortgage loan seller fails to purchase the Kimball Lane Loan as required, the special servicer will sell the Kimball Lane Loan from the trust at the highest available price as soon as reasonably practicable and prior to the date of such early defeasance. In connection with such a repurchase or sale, the special servicer will effect a "qualified liquidation" of the Kimball Lane Loan REMIC, within the meaning of Section 860F(a)(4) of the Code. The applicable mortgage loan seller will be responsible for the payment of the amount, if any, by which the Purchase Price exceeds the proceeds received with respect to such sale and liquidation of the Kimball Lane Loan.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the offered certificates are issued. Prior to the issuance of the offered certificates, a mortgage loan may be removed from the Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the offered certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The information presented herein is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     The master servicer and the special servicer, either directly or through the Primary Servicers or sub-servicers, will be required to service and administer the mortgage loans (other than the Non-Serviced Mortgage Loans) in accordance with the Servicing Standard. The applicable Non-Serviced Mortgage Loan Pooling and Servicing Agreement will exclusively govern the servicing and administration of the related Non-Serviced Mortgage Loan Group (and all decisions, consents, waivers, approvals and other actions on the part of the holders of any loans in a Non-Serviced Mortgage Loan Group will be effected in accordance with the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement). Consequently, the servicing provisions described herein, including, but not limited to those regarding the maintenance of insurance, the enforcement of due-on-encumbrance and due-on-sale provisions, and those regarding modification of the mortgage loans, appraisal reductions, defaulted mortgage loans and foreclosure procedures and the administration of accounts will not be applicable to the Non-Serviced Mortgage Loans, the servicing and administration of which will instead be governed by the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement. The servicing standard for each Non-Serviced Mortgage Loan under its related Non-Serviced Mortgage Loan Pooling and Servicing Agreement is substantially similar to the Servicing Standard under the Pooling and Servicing Agreement.

     Each of the master servicer and the special servicer is required to adhere to the Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled, any relationship it may have with any borrower, and the different payment priorities among the Classes of certificates. Each of the master servicer, the special servicer and any Primary Servicer may become the owner or pledgee of certificates with the same rights as each would have if it were not the master servicer, the special servicer or a Primary Servicer, as the case may be.

     Any such interest of the master servicer, the special servicer or a Primary Servicer in the certificates will not be taken into account when evaluating whether actions of the master servicer, the special servicer or a Primary Servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefiting the Class or Classes of certificates owned by the master servicer, the special servicer or a Primary Servicer. In addition, the master servicer or the special servicer may, under limited circumstances, lend money on an unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though the master servicer or the special servicer were not a party to the transactions contemplated hereby.

     On the Closing Date, the master servicer will enter into an agreement with each of the Primary Servicers under which the Primary Servicers will assume many of the servicing obligations of the master servicer presented in this section with respect to mortgage loans sold by it or its affiliates to the trust. The Primary Servicers are subject to the Servicing Standard. If an Event of Default occurs in respect of the master servicer and the master servicer is terminated, such termination will not necessarily cause the termination of any of the Primary Servicers. Notwithstanding the provisions of any primary servicing agreement or the Pooling and Servicing Agreement, the master servicer shall remain obligated and liable to the trustee, paying agent and the Certificateholders for servicing and administering of the mortgage loans in accordance with the provisions of the Pooling and Servicing Agreement to the same extent as if the master servicer was alone servicing and administering the mortgage loans.

     Each of the master servicer, the Primary Servicers and the special servicer is permitted to enter into a sub-servicing agreement and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement. However, any subservicing is subject to various conditions set forth in the Pooling and Servicing Agreement including the requirement that the master servicer, the special servicer or the Primary Servicer, as the case may be, will remain liable for its servicing obligations under the Pooling and Servicing Agreement. The master servicer or the special servicer, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

     The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days notice to the trustee, provided that:

     o a successor master servicer or special servicer is available and willing to assume the obligations of the master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation;

     o the master servicer or special servicer bears all costs associated with its resignation and the transfer of servicing; and

     o the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

     Furthermore, the master servicer or special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. A resignation of the master servicer will not affect the rights and obligations of the Primary Servicers to continue to act as primary servicers. If the master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume the master servicer's duties and obligations under the Pooling and Servicing Agreement. If the special servicer shall cease to serve as such and a qualified successor shall not have been engaged, the trustee or an agent will assume the duties and obligations of the special servicer.

     The relationship of each of the master servicer and the special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

     The master servicer will have no responsibility for the performance by the special servicer, to the extent they are different entities, of its duties under the Pooling and Servicing Agreement, and the special servicer will have no responsibility for the performance by the master servicer of its duties under the Pooling and Servicing Agreement.

     The master servicer initially will be responsible for the servicing and administration of the entire Mortgage Pool. However, the special servicer will be responsible for servicing and administering any Specially Serviced Mortgage Loans.

     Upon the occurrence of any of the events set forth under the term "Specially Serviced Mortgage Loan" in the glossary of terms in this prospectus supplement, the master servicer will be required to transfer its principal servicing responsibilities with respect to a Specially Serviced Mortgage Loan to the special servicer in accordance with the procedures set forth in the Pooling and Servicing Agreement. Notwithstanding such transfer, the master servicer will continue to receive any payments on such mortgage loan, including amounts collected by the special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the paying agent and prepare reports for the trustee and the paying agent with respect to such mortgage loan. If title to the related mortgaged property is acquired by the trust, whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will be responsible for the operation and management of the property and such loan will be considered a Specially Serviced Mortgage Loan. The special servicing transfer events for each Non-Serviced Mortgage Loan under its related Non-Serviced Mortgage Loan Pooling and Servicing Agreement are substantially similar to the events set forth under the term "Specially Serviced Mortgage Loan" in the glossary of terms to this prospectus supplement.

     A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage Loan to which the master servicer will re-assume all servicing responsibilities.

     The master servicer and the special servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description of the Offered Certificates--Advances--Servicing Advances" in this prospectus supplement.

     The Primary Servicers, the master servicer and the special servicer and any director, officer, employee or agent of any of them will be entitled to indemnification from the trust out of collections on, and other proceeds of, the mortgage loans (and, if and to the extent that the matter relates to the WestShore Plaza Companion Loan or any B Note, out of collections on, and other proceeds of, the WestShore Plaza Companion Loan or such B Note) against any loss, liability, or expense incurred in connection with any legal action relating to the pooling and servicing agreement, the mortgage loans, the WestShore Plaza Companion Loan, any B Note or the certificates other than any loss, liability or expense incurred by reason of the Primary Servicer's, master servicer's or special servicer's willful misfeasance, bad faith or negligence in the performance of their duties under the pooling and servicing agreement.

     The Non-Serviced Mortgage Loan Pooling and Servicing Agreements require the consent of the certificateholders (to the extent set forth in those agreements) or, in certain cases, the consent of the trustee, as holder of the Non-Serviced Mortgage Loans, to certain amendments to that agreement that would adversely affect the rights of those holders or of the trustee in that capacity.

SERVICING OF THE BERKELEY & BROWN LOAN GROUP AND THE RSA LOAN GROUP

The Berkeley & Brown Loan Group

     The Berkeley & Brown Loan Group and any related REO Property will be serviced under the 2003-IQ5 Pooling and Servicing Agreement. That agreement provides for servicing in a manner acceptable for rated transactions similar in nature to the Series 2003-TOP12 securitization. The servicing arrangements under the 2003-IQ5 Pooling and Servicing Agreement are generally similar to the servicing arrangements under the Pooling and Servicing Agreement.

Rights of the Holders of the Berkeley & Brown B Notes

     The holders of the Berkeley & Brown B Notes have certain rights under the 2003-IQ5 Pooling and Servicing Agreement, including, among others, the following:

     Option to Cure Defaults Under Berkeley & Brown Loan Group. The holders of the Berkeley & Brown B Notes have the right to cure events of default with respect to the Berkeley & Brown Pari Passu Loan and the Berkeley & Brown Companion Loans that may be cured by the payment of money, within 10 days of the later of (a) receipt by such holders of the Berkeley & Brown B Notes of notice of the subject mortgage event of default and (b) the expiration of any applicable grace period for the subject mortgage event of default. The holders of the Berkeley & Brown B Notes may not cure a monetary mortgage event of default more than four times over the life of such loans or more than two times in any twelve-month period.

     Option to Purchase Berkeley & Brown A Notes. Each of the holders of the Berkeley & Brown B Notes has the right, following the transfer to special servicing of all of the loans in the Berkeley & Brown Loan Group and the failure to make a monthly payment that is at least 60 days past due, to purchase the Berkeley & Brown A Notes, at a price generally equal to the unpaid principal balance of each of the Berkeley & Brown A Notes, plus accrued unpaid interest on each such loan at the related net mortgage interest rate (other than default interest), plus any servicing compensation, servicing advances and interest on advances payable with respect to the Berkeley & Brown Loan Group pursuant to the 2003-IQ5 Pooling and Servicing Agreement.

     Additional Rights of the Holders of the Berkeley & Brown B Notes. Pursuant to the related intercreditor agreement, for so long as the holder of the Berkeley & Brown B1 Note is the Directing Lender under the related intercreditor agreement (as described above), the holder of the Berkeley & Brown B1 Note may advise the 2003-IQ5 Master Servicer and the 2003-IQ5 Special Servicer with respect to the Berkeley & Brown Loan Group with respect to the following actions of the 2003-IQ5 Master Servicer or the 2003-IQ5 Special Servicer, as applicable, and neither the 2003-IQ5 Master Servicer nor ARCap Servicing, Inc., as the special servicer, will be permitted to take any of the following actions with respect to the Berkeley & Brown Loan Group, unless and until that servicer has notified each holder of a loan in the Berkeley & Brown Loan Group in writing and the Directing Lender has not objected in writing within ten (10) business days of having been so notified and having been provided with all reasonably requested information (and if such written objection has not been received by the 2003-IQ5 Master Servicer or the 2003-IQ5 Special Servicer, as applicable, within such ten (10) business day period, then the Directing Lender's approval will be deemed to have been given):

     o any foreclosure upon or comparable conversion (which may include the acquisition of REO Property) of the ownership of the mortgaged property relating to the Berkeley & Brown Pari Passu Loan and the other collateral securing the Berkeley & Brown Loan Group;

     o any modification, extension, amendment or waiver of a monetary term (including the timing of payments) or any material non-monetary term (including any material term relating to insurance) of any loan in the Berkeley & Brown Loan Group;

     o any proposed sale of any mortgaged property relating to the Berkeley & Brown Loan Group after it becomes an REO Property for less than the aggregate unpaid principal balance of the loans in the Berkeley & Brown Loan Group (plus interest and unreimbursed servicing advances);

     o    any acceptance of a discounted payoff;

     o any determination to bring the mortgaged property relating to the Berkeley & Brown Loan Group into compliance with applicable environmental laws or to otherwise address hazardous materials located at the mortgaged property relating to the Berkeley & Brown Loan Group;

     o any material release of collateral for the Berkeley & Brown Loan Group (other than in accordance with the terms of, or upon satisfaction of, the loans in the Berkeley & Brown Loan Group;

     o any acceptance of substitute or additional collateral for the Berkeley & Brown Loan Group (other than in accordance with its terms);

     o any waiver of a "due-on-sale" or "due-on-encumbrance" clause for the Berkeley & Brown Loan Group;

     o any acceptance of an assumption agreement other than in accordance with the Berkeley & Brown Loan Group loan documents releasing the related borrower from liability under the Berkeley & Brown Loan Group;

     o any renewal or replacement of the then existing insurance policies (to the extent that such renewal or replacement policy does not comply with the terms of the related Berkeley & Brown Loan Group loan documents) or any waiver, modification or amendment of any insurance requirements under the Berkeley & Brown Loan Group loan documents;

     o any approval of a material capital expenditure, if approval is required under the Berkeley & Brown Loan Group loan documents;

     o any replacement of the related property manager, if approval is required under the Berkeley & Brown Loan Group loan documents;

     o any approval of additional indebtedness secured by a mortgaged property relating to the Berkeley & Brown Loan Group, if approval is required under the Berkeley & Brown Loan Group loan documents; and

     o any adoption or approval of a plan in bankruptcy of the related borrower.

     Notwithstanding the foregoing, if the 2003-IQ5 Master Servicer or the 2003-IQ5 Special Servicer determines that immediate action is necessary to protect the interest of the holders of any loan in the Berkeley & Brown Loan Group (as a collective whole), then the 2003-IQ5 Master Servicer or the 2003-IQ5 Special Servicer may take any such action without waiting for the response of the Directing Lender.

     In addition, for so long as the holder of the Berkeley & Brown B1 Note is the Directing Lender with respect to the Berkeley & Brown Loan Group, the holder of the Berkeley & Brown B1 Note may direct the 2003-IQ5 Special Servicer to take, or to refrain from taking, such actions as the holder of the Berkeley & Brown B1 Note may deem consistent with the related intercreditor agreement or as to which provision is otherwise made in the related intercreditor agreement. Upon reasonable request, the 2003-IQ5 Special Servicer will, with respect to the Berkeley & Brown Loan Group, provide the holder of the Berkeley & Brown B1 Note with any information in the possession of the 2003-IQ5 Special Servicer with respect to such matters, including its reasons for determining to take a proposed action.

     However, no advice, direction or objection from or by the Directing Lender, as contemplated by the related intercreditor agreement, may (and each of the 2003-IQ5 Master Servicer and the 2003-IQ5 Special Servicer is obligated to ignore and act without regard to any such advice, direction or objection that the 2003-IQ5 Special Servicer has determined, in its reasonable, good faith judgment, will) require, cause or permit the 2003-IQ5 Master Servicer or the 2003-IQ5 Special Servicer to violate any provision of the related intercreditor agreement, the 2003-IQ5 Pooling and Servicing Agreement (including the 2003-IQ5 Special Servicer's obligation to act in accordance with the servicing standard described therein) or the terms of the Berkeley & Brown Loan Group loan documents or applicable law or result in an adverse REMIC event or an adverse grantor trust event. The 2003-IQ5 Special Servicer will not be obligated to seek approval from the Directing Lender, as contemplated above, for any actions to be taken by the 2003-IQ5 Special Servicer with respect to the workout or liquidation of the Berkeley & Brown Loan Group if (i) the 2003-IQ5 Special Servicer has, as described above, notified the Directing Lender in writing of various actions that the 2003-IQ5 Special Servicer proposes to take with respect to the workout or liquidation of the Berkeley & Brown Loan Group and (ii) for 60 days following the first such notice, the Directing Lender has objected to all of those proposed actions and has failed to suggest any alternative actions that the 2003-IQ5 Special Servicer considers to be consistent with the servicing standard described in the 2003-IQ5 Pooling and Servicing Agreement.

The RSA Loan Group

     The RSA Loan Group and any related REO Property are being serviced under the 2003-TOP11 Pooling and Servicing Agreement. That agreement provides for servicing in a manner acceptable for rated transactions similar in nature to the Series 2003-TOP12 securitization. The servicing arrangements under the 2003-TOP11 Pooling and Servicing Agreement are generally similar to the servicing arrangements under the Pooling and Servicing Agreement.

Successor Servicing Agreements

     If the Berkeley & Brown Companion Loan that is currently an asset of the trust established by the 2003-IQ5 Pooling and Servicing Agreement is no longer subject to the 2003-IQ5 Pooling and Servicing Agreement, then the Berkeley & Brown Pari Passu Loan will be serviced and administered under one or more new servicing agreements (collectively, a "Successor Servicing Agreement") entered into with the 2003-IQ5 Master Servicer and, if applicable, the 2003-IQ5 Special Servicer on terms substantially similar to those in the 2003-IQ5 Pooling and Servicing Agreement, unless the 2003-IQ5 Master Servicer and 2003-IQ5 Special Servicer and the holders of the loans in the Berkeley & Brown Loan Group otherwise agree. Entry into any Successor Servicing Agreement is conditioned upon receipt from the rating agencies rating the Series 2003-TOP12 Certificates, the 2003-IQ5 certificates and any other certificates evidencing a direct beneficial ownership interest in any loans in the Berkeley & Brown Loan Group of a written confirmation that entering into that agreement would not result in the withdrawal, downgrade, or qualification, as applicable, of the then-current ratings assigned by the rating agencies to any class of those certificates.

     The 2003-IQ5 Trustee, on behalf of (i) itself as holder of the Berkeley & Brown Companion Loan that is in the 2003-IQ5 securitization, (ii) the holders of the other Berkeley & Brown Loan Group loans and (iii) the trustee as holder of the Berkeley & Brown Pari Passu Loan (for the benefit of the Series 2003-TOP12 Certificateholders), is required to negotiate the terms and conditions of any Successor Servicing Agreement with the 2003-IQ5 Master Servicer and 2003-IQ5 Special Servicer. The related intercreditor agreement among the holders of the loans in the Berkeley & Brown Loan Group requires that the Successor Servicing Agreement, unless the holders of the loans in the Berkeley & Brown Loan Group otherwise consent in writing, (i) not be materially inconsistent with the intercreditor agreement, (ii) require the subject servicer(s) to service and administer the loans in the Berkeley & Brown Loan Group and, if applicable, the mortgaged property relating to the Berkeley & Brown Pari Passu Loan in accordance with (A) any and all applicable laws, (B) the express terms of the related intercreditor agreement (and any other applicable intercreditor agreements), the Successor Servicing Agreement and the terms of those loans and
(C) to the extent consistent with the foregoing, a servicing standard that is to be substantially the same as the servicing standard provided for in the 2003-IQ5 Pooling and Servicing Agreement, (iii) provide for the establishment of accounts in respect of the loans in the Berkeley & Brown Loan Group and the mortgaged property relating to the Berkeley & Brown Loan Group substantially the same as those provided for in the 2003-IQ5 Pooling and Servicing Agreement and for the making of deposits to and withdrawals from such accounts consistent with the provisions of the 2003-IQ5 Pooling and Servicing Agreement, (iv) provide for servicing and special servicing compensation substantially similar to that provided for in the 2003-IQ5 Pooling and Servicing Agreement, (v) provide for standard Commercial Mortgage Securities Association reporting, (vi) provide for "events of default" on the part of the subject servicer(s), and for related rights on the part of the holders of the loans in the Berkeley & Brown Loan Group substantially similar to those provided for in the 2003-IQ5 Pooling and Servicing Agreement, (vii) contain requirements regarding when and what type of appraisals are to be obtained with respect to the mortgaged property relating to the Berkeley & Brown Loan Group and provisions regarding the calculation of appraisal reductions that are substantially similar to the corresponding requirements and provisions in the 2003-IQ5 Pooling and Servicing Agreement,
(viii) provide for the making and reimbursement (with interest) of advances with respect to the loans in the Berkeley & Brown Loan Group and/or the mortgaged property relating to the Berkeley & Brown Pari Passu Loan in a manner substantially similar to the making and reimbursement (with interest) of advances with respect to the Berkeley & Brown Loan Group in the 2003-IQ5 Pooling and Servicing Agreement, (ix) provide for the loans in the Berkeley & Brown Loan Group to be specially serviced under circumstances substantially similar to those set forth in the 2003-IQ5 Pooling and Servicing Agreement, (x) if any of the loans in the Berkeley & Brown Loan Group or any mortgaged property relating to the Berkeley & Brown Loan Group is held by a REMIC, provide for the servicing and administration of such loans and any mortgaged property relating to the Berkeley & Brown Loan Group in a manner, and contain such prohibitions on the 2003-IQ5 Master Servicer's and 2003-IQ5 Special Servicer's respective actions, as would avoid an adverse REMIC event, (xi) provide for the timing and respective amounts of remittances to the holders of the loans in the Berkeley & Brown Loan Group to be substantially the same as provided under the 2003-IQ5 Pooling and Servicing Agreement, (xii) otherwise recognize the respective rights and obligations of the holders of the loans in the Berkeley & Brown Loan Group under the intercreditor agreement and (xiii) designate the holder of the Berkeley & Brown A2 Note, the holder of the Berkeley & Brown A3 Note and the holders of the Berkeley & Brown B Notes as beneficiaries under such new servicing agreement; provided, that prior to entering into any Successor Servicing Agreement, a confirmation is obtained from each applicable rating agency that the servicing and administration of the Berkeley & Brown Loan Group under the


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Successor Servicing Agreement will not result in the qualification, downgrade or withdrawal of any rating then assigned by any rating agency with respect to any certificates evidencing a direct beneficial ownership interest in any loan in the Berkeley & Brown Loan Group.

     Notwithstanding the foregoing, if, at such time as (i) none of the Berkeley & Brown Companion Loan that is currently an asset of the 2003-IQ5 commercial mortgage securitization, the Berkeley & Brown B Notes and, following foreclosure or acceptance of a deed in lieu of foreclosure, the property relating to the Berkeley & Brown Loan Group, is an asset of the trust established by the 2003-IQ5 Pooling and Servicing Agreement and (ii) a separate Successor Servicing Agreement with respect to the loans in the Berkeley & Brown Loan Group has thereafter not been entered into, then, until such time as a separate Successor Servicing Agreement is entered into, and notwithstanding that none of the Berkeley & Brown Companion Loan and the Berkeley & Brown B Notes referred to in this sentence or, if applicable, the mortgaged property relating to the Berkeley & Brown Pari Passu Loan is at that time an asset of the 2003-IQ5 securitization, the 2003-IQ5 Master Servicer and, if applicable, the 2003-IQ5 Special Servicer will be required to continue to service and administer the loans in the Berkeley & Brown Loan Group and/or, if applicable, the mortgaged property relating to the Berkeley & Brown Pari Passu Loan, for the benefit of the holders of those loans, under the 2003-IQ5 Pooling and Servicing Agreement as if it were a separate servicing agreement, with the loans in the Berkeley & Brown Loan Group or, if applicable, the mortgaged property relating to the Berkeley & Brown Pari Passu Loan constituting the sole assets covered by it.

THE MASTER SERVICER AND SPECIAL SERVICER

Master Servicer

     Wells Fargo Bank, National Association ("Wells Fargo") will be responsible for servicing the mortgage loans as master servicer. Wells Fargo provides a full range of banking services to individual, agribusiness, real estate, commercial and small business customers. Wells Fargo is an affiliate of Wells Fargo Bank Minnesota, National Association, the paying agent and certificate registrar and Wells Fargo Brokerage Services, LLC, one of the underwriters.

     Wells Fargo's principal servicing offices are located at 45 Fremont Street, 2nd Floor, San Francisco, California 94105.

     As of June 30, 2003, Wells Fargo was responsible for servicing approximately 5,481 commercial and multifamily mortgage loans, totaling approximately $35.11 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

     Wells Fargo & Company is the holding company for Wells Fargo. Wells Fargo & Company files reports with the Securities and Exchange Commission that are required under the Securities Exchange Act of 1934. Such reports include information regarding the master servicer and may be obtained at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

     The information presented herein concerning Wells Fargo has been provided by Wells Fargo. Accordingly, we make no representation or warranty as to the accuracy or completeness of such information.

Special Servicer

     ARCap Servicing, Inc., a Delaware corporation, will be responsible for servicing the Specially Serviced Mortgage Loans. The special servicer is a wholly owned subsidiary of ARCap REIT, Inc., headquartered in Irving, Texas, and an affiliate of ARCap CMBS Fund REIT, Inc., the entity which is anticipated to be the initial Operating Adviser. The special servicer's principal place of business is 5605 N. MacArthur Blvd., Suite 950, Dallas, Texas 75038. As of August 31, 2003, ARCap Servicing, Inc. was named the special servicer on 30 CMBS transactions encompassing 4,938 loans with a legal balance of $31.43 billion. The portfolios include office, retail, multifamily, hospitality, industrial and other types of income producing properties in the United States, Canada and Puerto Rico.



                                     S-117
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THE MASTER SERVICER

Master Servicer Compensation

     The master servicer will be entitled to a Master Servicing Fee equal to the Master Servicing Fee Rate applied to the outstanding Scheduled Principal Balance of each mortgage loan, including REO Properties. The master servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Certificate Account and interest on escrow accounts if permitted by the related loan documents, and--in each case to the extent not payable to the special servicer or any sub-servicer or Primary Servicer as provided in the Pooling and Servicing Agreement or any primary or sub-servicing agreement--late payment charges, assumption fees, modification fees, extension fees, defeasance fees and default interest payable at a rate above the related mortgage rate, provided that late payment charges and default interest will only be payable to the extent that they are not required to be used to pay interest accrued on any Advances pursuant to the terms of the Pooling and Servicing Agreement.

     The related Master Servicing Fee and certain other compensation payable to the Master Servicer will be reduced, on each Distribution Date by the amount, if any, of a Compensating Interest Payment required to be made by the master servicer on such Distribution Date. Any Net Aggregate Prepayment Interest Shortfall will be allocated as presented under "Description of the Offered Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment Interest Excesses" in this prospectus supplement. If Prepayment Interest Excesses for all mortgage loans other than Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

     In the event that Wells Fargo resigns or is no longer master servicer for any reason, Wells Fargo will continue to have the right to receive its portion of the Excess Servicing Fee. Any successor servicer will receive the Master Servicing Fee as compensation.

EVENTS OF DEFAULT

     If an Event of Default described under the third, fourth, eighth, ninth or tenth bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate on the date which is 60 days following the date on which the trustee or Bear Stearns Commercial Mortgage Securities Inc. gives written notice to the master servicer that the master servicer is terminated. If an event of default described under the first, second, fifth, sixth or seventh bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate, immediately upon the date which the trustee or Bear Stearns Commercial Mortgage Securities Inc. give written notice to the master servicer that the master servicer is terminated. After any Event of Default, the trustee may elect to terminate the master servicer by providing such notice, and shall provide such notice if holders of certificates representing more than 25% of the Certificate Balance of all certificates so direct the trustee. Notwithstanding the foregoing, and in accordance with the Pooling and Servicing Agreement, if the Event of Default occurs primarily by reason of the occurrence of a default of a Primary Servicer under a primary servicing agreement, then the initial master servicer shall have the right to require that any successor master servicer enter into a primary servicing agreement with the initial master servicer with respect to all the mortgage loans as to which the primary servicing default occurred.

     Upon such termination, all authority, power and rights of the master servicer under the Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, shall terminate except for any rights related to unpaid servicing compensation or unreimbursed Advances or the Excess Servicing Fee, provided that in no event shall the termination of the master servicer be effective until a successor servicer shall have succeeded the master servicer as successor servicer, subject to approval by the Rating Agencies, notified the master servicer of such designation, and such successor servicer shall have assumed the master servicer's obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement. The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the Pooling and Servicing Agreement. However, if the master servicer is terminated as a result of an Event of Default described under the fifth, sixth or seventh bullet under the definition of "Event of Default" under the "Glossary of


                                     S-118
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Terms", the trustee shall act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of the master servicer to a successor servicer who has satisfied such conditions.

     However, if the master servicer is terminated solely due to an Event of Default described in the eighth, ninth or tenth bullet of the definition of Event of Default, and prior to being replaced as described in the previous paragraph the terminated master servicer provides the trustee with the appropriate "request for proposal" material and the names of potential bidders, the trustee will solicit good faith bids for the rights to master service the mortgage loans in accordance with the Pooling and Servicing Agreement. The trustee will have thirty days to sell the rights and obligations of the master servicer under the Pooling and Servicing Agreement to a successor servicer that meets the requirements of a master servicer under the Pooling and Servicing Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The termination of the master servicer will be effective when such servicer has succeeded the master servicer, as successor servicer and such successor servicer has assumed the master servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. If a successor master servicer is not appointed within thirty days, the master servicer will be replaced by the trustee as described in the previous paragraph.

THE SPECIAL SERVICER

     The special servicer will oversee the resolution of Specially Serviced Mortgage Loans, act as disposition manager of REO Properties acquired on behalf of the trust through foreclosure or deed in lieu of foreclosure, maintain insurance with respect to REO Properties and provide monthly reports to the master servicer and the paying agent.

Special Servicer Compensation

     The special servicer will be entitled to receive:

     o    a Special Servicing Fee;

     o    a Workout Fee; and

     o    a Liquidation Fee.

     The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property; otherwise such fee is paid until maturity. If the special servicer is terminated for any reason, it will retain the right to receive any Workout Fees payable on mortgage loans that became Rehabilitated Mortgage Loans while it acted as special servicer and remained Rehabilitated Mortgage Loans at the time of such termination until such mortgage loan becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property. The successor special servicer will not be entitled to any portion of such Workout Fees.

     The special servicer is also permitted to retain, in general, assumption fees, modification fees, default interest and extension fees collected on Specially Serviced Mortgage Loans, certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for REO Property collections, and other charges specified in the Pooling and Servicing Agreement. The Special Servicing Fee, the Liquidation Fee and the Workout Fee will be obligations of the trust and will represent Expense Losses. The Special Servicer Compensation will be payable in addition to the Master Servicing Fee payable to the master servicer.

     In addition, the special servicer will be entitled to all assumption fees received in connection with any Specially Serviced Mortgage Loan and 50% of any other assumption fees. The special servicer will be entitled to approve assumptions with respect to all mortgage loans. If Prepayment Interest Excesses for all Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the special servicer as additional servicing compensation.



                                     S-119
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     As described in this prospectus supplement under "--The Operating Adviser,"
the Operating Adviser will have the right to receive notification of actions of the special servicer, subject to the limitations described in this prospectus supplement.

     If any Non-Serviced Mortgage Loan becomes specially serviced under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the applicable Non-Serviced Mortgage Loan Special Servicer will be entitled to compensation substantially similar in nature to that described above.

Termination of Special Servicer

     The trustee may terminate the special servicer upon a Special Servicer Event of Default. However, if the special servicer is terminated solely due to a Special Servicer Event of Default described in the eighth or ninth bullet of the definition of Special Servicer Event of Default, and prior to being replaced the terminated special servicer provides the trustee with the appropriate request for proposal material and the names of potential bidders, the trustee will solicit good faith bids for the rights to specially service the mortgage loans in accordance with the Pooling and Servicing Agreement. The trustee will have thirty days to sell the rights and obligations of the special servicer under the Pooling and Servicing Agreement to a successor special servicer that meets the requirements of a special servicer under the Pooling and Servicing Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The special servicer is required to obtain the prior written consent of the Operating Adviser in connection with such sale of servicing rights. The termination of the special servicer will be effective when such successor special servicer has succeeded the special servicer as successor special servicer and such successor special servicer has assumed the special servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. If a successor special servicer is not appointed within thirty days, the special servicer will be replaced by the trustee as described in the previous paragraphs.

     In addition to the termination of the special servicer upon a Special Servicer Event of Default, upon the direction of the Operating Adviser, subject to the satisfaction of certain conditions, the trustee will remove the special servicer from its duties as special servicer at any time upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each rating agency to the effect that such appointment would not result in a downgrade or withdrawal in any rating then assigned to any class of certificates.

THE OPERATING ADVISER

     An Operating Adviser appointed by the holders of a majority of the Controlling Class will have the right to receive notification from the special servicer in regard to certain actions and to advise the special servicer with respect to the following actions, and the special servicer will not be permitted to take any of the following actions as to which the Operating Adviser has objected in writing (i) within five (5) business days of receiving notice in respect of actions relating to non-Specially Serviced Mortgage Loans and (ii) within ten (10) business days of receiving notice in respect of actions relating to Specially Serviced Mortgage Loans. The special servicer will be required to notify the Operating Adviser of, among other things:

     o any proposed modification, amendment or waiver, or consent to a modification, amendment or waiver, of a Money Term of a mortgage loan or an extension of the original maturity date;

     o any foreclosure or comparable conversion of the ownership of a mortgaged property;

     o any proposed sale of a Specially Serviced Mortgage Loan, other than in connection with the termination of the trust as described in this prospectus supplement under "Description of the Offered
          Certificates--Optional Termination";

     o any determination to bring an REO Property into compliance with applicable environmental laws;

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     o    any release of or acceptance of substitute or additional collateral for a mortgage loan;

     o    any acceptance of a discounted payoff;

     o any waiver or consent to a waiver of a "due on sale" or "due on encumbrance" clause;

     o any acceptance or consent to acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan;

     o any release of collateral for a Specially Serviced Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, such mortgage loan);

     o any franchise changes or certain management company changes to which the special servicer is required to consent;

     o certain releases of any escrow accounts, reserve accounts or letters of credit; and

     o any determination as to whether any type of property-level insurance is required under the terms of any mortgage loan, is available at commercially reasonable rates, is available for similar properties in the area in which the related mortgaged property is located or any other determination or exercise of discretion with respect to property-level insurance.

     In addition, subject to the satisfaction of certain conditions, the Operating Adviser will have the right to direct the trustee to remove the special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each rating agency to the effect that such appointment would not result in a downgrade, withdrawal or qualification in any rating then assigned to any class of certificates. The Operating Adviser shall pay costs and expenses incurred in connection with the removal and appointment of a special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing Agreement).

     At any time, the holders of a majority of the Controlling Class may direct the paying agent in writing to hold an election for an Operating Adviser, which election will be held commencing as soon as practicable thereafter.

     The Operating Adviser shall be responsible for its own expenses.

     The Operating Adviser will not have any rights under the applicable Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

MORTGAGE LOAN MODIFICATIONS

     Subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling and Servicing Agreement, the master servicer may amend any term (other than a Money Term) of a mortgage loan, the WestShore Plaza Companion Loan or a B Note that is not a Specially Serviced Mortgage Loan and may extend the maturity date of any Balloon Loan, other than a Specially Serviced Mortgage Loan, to a date not more than 60 days beyond the original maturity date.

     Subject to any restrictions applicable to REMICs, the special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to:

     o reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge;

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     o    reduce the amount of the Scheduled Payment on any Specially Serviced
          Mortgage Loan, including by way of a reduction in the related mortgage rate;

     o forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a Specially Serviced Mortgage Loan;

     o    extend the maturity date of any Specially Serviced Mortgage Loan;
          and/or

     o    accept a Principal Prepayment during any Lock-out Period;

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the special servicer, such default is reasonably foreseeable, and (2) in the reasonable judgment of the special servicer, such modification, waiver or amendment would increase the recovery to Certificateholders (or if the related mortgage loan relates to the WestShore Plaza Companion Loan or a B Note, increase the recovery to Certificateholders and the holders of such WestShore Plaza Companion Loan or B Note, as a collective whole) on a net present value basis, as demonstrated in writing by the special servicer to the trustee and the paying agent.

     In no event, however, will the special servicer be permitted to:

     o extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date; and

     o if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced Mortgage Loan unless the special servicer gives due consideration to the remaining term of such ground lease.

     Modifications that forgive principal or interest of a mortgage loan will result in Realized Losses on such mortgage loan and such Realized Losses will be allocated among the various Classes of certificates in the manner described under "Description of the Offered Certificates--Distributions--Subordination; Allocation of Losses and Expenses" in this prospectus supplement.

     The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the certificates beyond that which might otherwise be the case. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

SALE OF DEFAULTED MORTGAGE LOANS

     The Pooling and Servicing Agreement grants to each of (a) the holder of certificates representing the greatest percentage interest in the Controlling Class, (b) the special servicer, and (c) any seller with respect to mortgage loans it originated (other than Wells Fargo Bank, National Association), in that order, an option (the "Option") to purchase from the trust any defaulted mortgage loan that is at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its Balloon Payment). The Option Purchase Price for a defaulted mortgage loan will equal the fair value of such mortgage loan, as determined by the special servicer. The special servicer is required to recalculate the fair value of such defaulted mortgage loan if there has been a material change in circumstances or the Special Servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the Option is exercised by either the special servicer or the holder of certificates representing the greatest percentage interest in the Controlling Class or any of their affiliates then, prior to the exercise of the Option, the trustee will be required to verify that the Option Purchase Price is a fair price.

     The Option is assignable to a third party by the holder of the Option, and upon such assignment such third party shall have all of the rights granted to the original holder of such Option. The Option will automatically terminate, and will not be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a Rehabilitated Mortgage Loan, (ii) been subject to a work-out arrangement,

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(iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off), (iv) been purchased by the related mortgage loan seller pursuant to the Pooling and Servicing Agreement or (v) been purchased by the holder of a related B Note pursuant to a purchase option set forth in the related intercreditor agreement.

     Notwithstanding the foregoing, the Option will not apply to any Non-Serviced Mortgage Loan. However, the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement provides for a comparable fair value call for such Non-Serviced Mortgage Loan, and anyone exercising the right to purchase a Non-Serviced Mortgage Loan Companion Loan under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement must also purchase the related Non-Serviced Mortgage Loan from the trust.

FORECLOSURES

     The special servicer may at any time, with notification to and consent of the Operating Adviser (or the B Note Operating Adviser, as applicable) and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements.

     If any mortgaged property is acquired as described in the preceding paragraph, the special servicer is required to sell the REO Property as soon as practicable consistent with the requirement to maximize proceeds for all certificateholders (and with respect to the WestShore Plaza Companion Loan or a B Note, for the holders of such loans) but in no event later than three years after the end of the year in which it was acquired (as such period may be extended by an application to the Internal Revenue Service or following receipt of an opinion of counsel that such extension will not result in the failure of such mortgaged property to qualify as "foreclosure property" under the REMIC provisions of the Code), or any applicable extension period, unless the special servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by the trust subsequent to three years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as "foreclosure property" under the REMIC provisions of the Code. In addition, the special servicer is required to use its best efforts to sell any REO Property prior to the Rated Final Distribution Date or earlier to the extent required to comply with REMIC provisions.

     If the trust acquires a mortgaged property by foreclosure or deed-in-lieu of foreclosure upon a default of a mortgage loan, the Pooling and Servicing Agreement provides the special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as "foreclosure property" within the meaning of Code Section 860G(a)(8). The Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property. Generally, REMIC I will not be taxable on income received with respect to a mortgaged property to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. "Rents from real property" do not include the portion of any rental based on the net profits derived by any person from such property. No determination has been made whether rent on any of the mortgaged properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a trust, would not constitute "rents from real property," or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor or a separate charge is not stated. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property owned by REMIC I, including but not limited to a hotel or healthcare business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to REMIC I at the highest marginal federal corporate rate -- currently 35% -- and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the amount of the proceeds available for distribution to holders of certificates. Under the Pooling and Servicing Agreement, the special servicer is required to determine whether the earning of such income taxable to REMIC I would result in a greater recovery to Certificateholders on a net after-tax basis than a different method of operation of such property. Prospective investors are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion, when read in conjunction with the discussion of "Federal Income Tax Consequences" in the prospectus, describes the material federal income tax considerations for investors in the offered certificates. However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations. Prospective purchasers should consult their own tax advisers in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

GENERAL

     For United States federal income tax purposes, portions of the trust will be treated as "Tiered REMICs" as described in the prospectus. See "Federal Income Tax Consequences--REMICs--Tiered REMIC Structures" in the prospectus. Four separate REMIC elections will be made with respect to designated portions of the trust other than that portion of the trust consisting of the rights to Excess Interest and the Excess Interest Sub-account (the "Excess Interest Grantor Trust"). Upon the issuance of the offered certificates, Cadwalader, Wickersham & Taft LLP, counsel to Bear Stearns Commercial Mortgage Securities Inc., will deliver its opinion generally to the effect that, assuming:

     o    the making of proper elections;

     o the accuracy of all representations made with respect to the mortgage loans;

     o ongoing compliance with all provisions of the Pooling and Servicing Agreement and other related documents and no amendments to them;

     o ongoing compliance with the 2003-IQ5 Pooling and Servicing Agreement and the 2003-TOP11 Pooling and Servicing Agreement and other related documents and any amendments to them, and the continued qualification of the REMICs formed under those agreements; and

     o compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury Regulations adopted under the Code;

for federal income tax purposes, (1) each of REMIC I, REMIC II, REMIC III and the Kimball Lane Loan REMIC will qualify as a REMIC under the Code; (2) the Residual Certificates will represent four separate classes of REMIC residual interests evidencing the sole class of "residual interests" in each of REMIC I, REMIC II, REMIC III and the Kimball Lane Loan REMIC; (3) the REMIC Regular Certificates (other than the beneficial interest of the Class O Certificates in the Excess Interest) will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; (4) the Excess Interest Grantor Trust will be treated as a grantor trust for federal income tax purposes and (5) each Class O Certificate will represent both a REMIC regular interest and a beneficial ownership of the assets of the Excess Interest Grantor Trust.

     The offered certificates will be REMIC Regular Certificates issued by REMIC
III. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the offered certificates.

     The offered certificates will be "real estate assets" within the meaning of
Section 856(c)(4)(A) and 856(c)(5)(B) of the Code for a real estate investment trust ("REIT") in the same proportion that the assets in the REMIC would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code for a REIT to the extent that such certificates are treated as "real estate assets" under Section 856(c)(5)(B) of the Code. However, if 95% or more of the REMIC's assets are real estate assets within the meaning of Section 856(c)(5)(B), then the entire offered certificates shall be treated as real estate assets and all interest from the offered certificates shall be treated as interest described in Section 856(c)(3)(B). The offered certificates will not qualify for the foregoing treatments to the extent the mortgage loans are defeased with U.S. Obligations.

     Moreover, the offered certificates will be "qualified mortgages" under
Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Offered certificates also will qualify for treatment as "permitted assets," within the meaning of
Section 860L(c)(1)(G) of the Code, of a FASIT, and those offered certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code.

     The offered certificates will be treated as assets described in Section 7701(a)(19)(C)(xi) of the Code for a domestic building and loan association generally only in the proportion which the REMIC's assets consist of loans secured by an interest in real property which is residential real property (including multifamily properties and mobile home community properties or other loans described in Section 7701(a)(19)(C)). However, if 95% or more of the REMIC's assets are assets described in 7701(a)(19)(C)(i) through 7701(a)(19)(C)(x), then the entire offered certificates shall be treated as qualified property under 7701(a)(19)(C). See "Description of the Mortgage Pool" in this prospectus supplement and "Federal Income Tax Consequences--REMICs" in the prospectus.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

     We anticipate that the offered certificates will not be treated as having been issued with original issue discount for federal income tax purposes but rather that the offered certificates will be issued with amortizable bond premium. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and amortizable bond premium for federal income tax purposes for all classes of certificates issued by the trust will be a 0% CPR, as described in the prospectus, applied to each mortgage loan until its maturity; provided, that any ARD Loan is assumed to prepay in full on such mortgage loan's Anticipated Repayment Date. For a description of CPR, see "Yield, Prepayment and Maturity Considerations" in this prospectus supplement. However, we make no representation that the mortgage loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

     The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" in the prospectus. Purchasers of the offered certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address all of the issues relevant to accrual of original issue discount on prepayable securities such as the offered certificates.

     Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of applicable statutory provisions. No assurance can be given that the Internal Revenue Service will not take a different position as to matters respecting accrual of original issue discount with respect to the offered certificates. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" in the prospectus. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of such certificates, and the appropriate method of reporting interest and original issue discount with respect to offered certificates.

     If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a holder of a certificate, the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such certificate. Although the matter is not free from doubt, a holder may be permitted to deduct a loss to the extent that his or her respective remaining basis in such certificate exceeds the maximum amount of future payments to which such certificateholder is entitled, assuming no further prepayments of the mortgage loans. Any such loss might be treated as a capital loss.

     Whether any holder of any class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder.

     Final regulations on the amortization of bond premium (a) do not apply to regular interests in a REMIC such as the offered certificates and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each such class of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the prospectus. To the extent that any offered certificate is purchased in this offering or in the secondary market at not more than a de minimis discount, as defined in the prospectus, a holder who receives a payment that is included in the stated redemption price at maturity, generally, the principal amount of such certificate, will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the offered certificate. Such allocable portion of the holder's adjusted basis will be based upon the proportion that such payment of stated redemption price bears to the total remaining stated redemption price at maturity, immediately before such payment is made, of such certificate. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of Regular Certificates--Original Issue Discount and Premium" and "--Sale, Exchange or Redemption" in the prospectus.

     The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that holders of offered certificates issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used by the paying agent in preparing reports to Certificateholders and the IRS. Prospective purchasers of offered certificates are advised to consult their tax advisors concerning the treatment of such certificates.

PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES

     Prepayment Premiums or Yield Maintenance Charges actually collected on the mortgage loans will be distributed to the holders of each class of certificates entitled to Prepayment Premiums or Yield Maintenance Charges as described under "Description of the Offered Certificates--Distributions--Distributions of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance Charge should be taxed to the holders of a class of certificates entitled to a Prepayment Premium or Yield Maintenance Charge. For federal income tax information reporting purposes, Prepayment Premiums or Yield Maintenance Charges will be treated as income to the holders of a class of certificates entitled to Prepayment Premiums or Yield Maintenance Charges only after the master servicer's actual receipt of a Prepayment Premium or a Yield Maintenance Charge to which the holders of such class of certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected Prepayment Premiums or Yield Maintenance Charges in the determination of a Certificateholder's projected constant yield to maturity. It appears that Prepayment Premiums or Yield Maintenance Charges are treated as ordinary income rather than capital gain. However, the timing and characterization of such income is not entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums or Yield Maintenance Charges.

JOBS AND GROWTH TAX RELIEF RECONCILIATION ACT OF 2003

     Under the recently enacted Jobs and Growth Tax Relief Reconciliation Act of 2003 (the "2003 Tax Act"), U.S. Persons (as defined in the prospectus) who are individuals generally will be subject to U.S. federal income taxes at a maximum rate of 15% on long-term capital gains for taxable dispositions of the offered certificates occurring before January 1, 2009. Beginning on January 1, 2009, the U.S. federal income tax rates applicable to long-term capital gains are scheduled to return to the tax rates in effect prior to the enactment of the 2003 Tax Act.

In addition, the 2003 Tax Act provides that the backup withholding rates in effect during the years 2003-2010 will be 28%.

ADDITIONAL CONSIDERATIONS

     The special servicer is authorized, when doing so is consistent with maximizing the trust's net after-tax proceeds from an REO Property, to incur taxes on the trust in connection with the operation of such REO Property. Any such taxes imposed on the trust would reduce the amount distributable to Certificateholders. See "Servicing of the Mortgage Loans--Foreclosures" in this prospectus supplement.

     Under certain circumstances, as described under the headings "Federal Income Tax Consequences--Grantor Trust Funds--Information Reporting and Backup Withholding" and "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Information Reporting and Backup Withholding" of the prospectus, a holder may be subject to United States backup withholding on payments made with respect to the certificates.

     For further information regarding the United States federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences" and "State Tax Considerations" in the prospectus.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California (approximately 19.0% of the Initial Pool Balance) which are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

CALIFORNIA

     Under California law a foreclosure may be accomplished either judicially or non-judicially. Generally, no deficiency judgment is permitted under California law following a nonjudicial sale under a deed of trust. Other California statutes, except in certain cases involving environmentally impaired real property, require the lender to attempt to satisfy the full debt through a foreclosure against the property before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Finally, other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower, and possibly any guarantor, following a judicial sale to the excess to the outstanding debt over the greater (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure. Borrowers also are allowed a one-year period within which to redeem the property.

                              ERISA CONSIDERATIONS

     ERISA and the Code impose restrictions on Plans that are subject to ERISA and/or Section 4975 of the Code and on persons that are Parties in Interest. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits selected transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Governmental plans (as defined in Section 3(32) of ERISA) are not subject to the prohibited transactions restrictions of ERISA and the Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS

     Neither ERISA nor the Code defines the term "plan assets." However, the U.S. Department of Labor ("DOL") has issued a final regulation (29 C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan. The DOL Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section 4975 of the Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute Plan assets by reason of a Plan's investment in certificates, such Plan asset would include an undivided interest in the mortgage loans and any other assets of the trust. If the mortgage loans or other trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the mortgage loans and other trust assets.

     Affiliates of Bear Stearns Commercial Mortgage Securities Inc., the Underwriters, the master servicer, the special servicer, any party responsible for the servicing and administration of a Non-Serviced Mortgage Loan or any related REO property and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans. Moreover, the trustee, the paying agent, the fiscal agent, the master servicer, the special servicer, the Operating Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the trust or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing Plans. In the absence of an applicable exemption, "prohibited transactions"-- within the meaning of ERISA and Section 4975 of the Code -- could arise if certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

     In addition, an insurance company proposing to acquire or hold the offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA, as added by the Small Business Job Protection Act of 1996, Public Law No. 104-188, and subsequent DOL and judicial guidance. See "--Insurance Company General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

     With respect to the acquisition and holding of the offered certificates, the DOL has granted to the Underwriters individual prohibited transaction exemptions, which generally exempt from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

     o the initial purchase, the holding, and the subsequent resale by Plans of certificates evidencing interests in pass-through trusts; and

     o transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemptions.

The assets covered by the Exemptions include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

     The Exemptions as applicable to the offered certificates (and as modified by Prohibited Transaction Exemption 2002-41) set forth the following five general conditions which must be satisfied for exemptive relief:

     o the acquisition of the certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o the certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, S&P or Moody's;

     o the trustee cannot be an affiliate of any member of the Restricted Group, other than an underwriter. The "Restricted Group" consists of the Underwriters, Bear Stearns Commercial Mortgage Securities Inc., the master servicer, the special servicer, each Primary Servicer, any person responsible for the servicing a Non-Serviced Mortgage Loan or any related REO property and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such classes of certificates, or any affiliate of any of these parties;

     o the sum of all payments made to the Underwriters in connection with the distribution of the certificates must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by Bear Stearns Commercial Mortgage Securities Inc. in consideration of the assignment of the mortgage loans to the trust must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the master servicer, the special servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

     o the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the 1933 Act.

     A fiduciary of a Plan contemplating purchasing any such class of certificates in the secondary market must make its own determination that at the time of such acquisition, any such class of certificates continues to satisfy the second general condition set forth above. Bear Stearns Commercial Mortgage Securities Inc. expects that the third general condition set forth above will be satisfied with respect to each of such classes of certificates. A fiduciary of a Plan contemplating purchasing any such class of certificates must make its own determination that the first, second, fourth and fifth general conditions set forth above will be satisfied with respect to any such class of certificate.

     Before purchasing any such class of certificates, a fiduciary of a Plan should itself confirm (a) that such certificates constitute "certificates" for purposes of the Exemptions and (b) that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

     Moreover, the Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

     o the investing Plan fiduciary or its affiliates is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust;

     o the Plan's investment in each class of certificates does not exceed 25% of all of the certificates outstanding of that class at the time of the acquisition; and

     o immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     We believe that the Exemptions will apply to the acquisition and holding of the offered certificates by Plans or persons acting on behalf of or with "plan assets" of Plans, and that all of the above conditions of the Exemptions, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than 5% of the aggregate principal balance of the assets of the trust.

INSURANCE COMPANY GENERAL ACCOUNTS

     Based on the reasoning of the United States Supreme Court in John Hancock Mutual Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and
Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

     Section 401(c) also provides that until the date that is 18 months after the 401(c) Regulations became final (January 5, 2000), no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the "plan assets" of any such plan, except (a) to prevent avoidance of the 401(c) Regulations, and (b) actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law.

     Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c) Regulations, may be treated as "plan assets" of such Plans. Because Section 401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in the Subordinate Certificates should consult with their legal counsel with respect to the applicability of Section 401(c), including the general account's ability to continue to hold such Certificates after July 5, 2001, which is the date 18 months after the date the 401(c) Regulations became final.

     Accordingly, any insurance company that acquires or holds any offered certificate shall be deemed to have represented and warranted to Bear Stearns Commercial Mortgage Securities Inc., the trustee, the paying agent, the fiscal agent and the master servicer that (1) such acquisition and holding is permissible under applicable law, including Prohibited Transaction Exemption 2002-41, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject Bear Stearns Commercial Mortgage Securities Inc., the trustee, the paying agent, the fiscal agent or the master servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, or (2) the source of funds used to acquire and hold such certificates is an "insurance company general account", as defined in DOL Prohibited Transaction Class Exemption 95-60, and the applicable conditions set forth in PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

     Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the Exemptions, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

     The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, may be subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the offered certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. The uncertainties referred to above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates, may adversely affect the liquidity of the offered certificates. All investors whose investment authority is subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors to determine whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus.

                                 USE OF PROCEEDS

     We will apply the net proceeds of the offering of the certificates towards the simultaneous purchase of the mortgage loans from the sellers and to the payment of expenses in connection with the issuance of the certificates.

                              PLAN OF DISTRIBUTION

     We have entered into an Underwriting Agreement with Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC. Subject to the terms and conditions set forth in the Underwriting Agreement, Bear Stearns Commercial Mortgage Securities Inc. has agreed to sell to each Underwriter, and each Underwriter has agreed severally to purchase from Bear Stearns Commercial Mortgage Securities Inc. the respective aggregate Certificate Balance of each class of offered certificates presented below.


     UNDERWRITERS        CLASS A-1       CLASS A-2       CLASS A-3       CLASS A-4        CLASS B        CLASS C       CLASS D
-----------------------  ---------       ---------       ---------       ---------        -------        -------       -------
Bear, Stearns & Co.
   Inc.                   $______         $______         $______         $______         $______        $______       $______

Morgan Stanley &
   Co. Incorporated       $______         $______         $______         $______         $______        $______       $______

Goldman, Sachs &
   Co.                    $______         $______         $______         $______         $______        $______       $______

Wells Fargo
   Brokerage
   Services, LLC          $______         $______         $______         $______         $______        $______       $______

     Total...........   $218,000,000    $130,600,000    $185,900,000    $487,288,000    $30,479,000    $31,931,000   $13,063,000


     Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated will act as co-lead managers and co-bookrunners with respect to the offered certificates.

     The Underwriting Agreement provides that the obligations of the Underwriters are subject to conditions precedent, and that the Underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an Underwriter, the Underwriting Agreement provides that the purchase commitment of the non-defaulting Underwriter may be increased. Proceeds to Bear Stearns Commercial Mortgage Securities Inc. from the sale of the offered certificates, before deducting expenses payable by Bear Stearns Commercial Mortgage Securities Inc., will be approximately $______, plus accrued interest.

     The Underwriters have advised us that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling such Classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such Classes of offered certificates for whom they may act as agent.

     The offered certificates are offered by the Underwriters when, as and if issued by Bear Stearns Commercial Mortgage Securities Inc., delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about October ___, 2003, which is the ____ business day following the date of pricing of the certificates.

     Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade offered certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such offered certificates.

     The Underwriters and any dealers that participate with the Underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

     We have agreed to indemnify the Underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect of such liabilities.

     The Underwriters currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

     Bear Stearns Commercial Mortgage Securities Inc. is an affiliate of Bear, Stearns & Co. Inc., an Underwriter and Bear Stearns Commercial Mortgage, Inc., a seller.

                                  LEGAL MATTERS

     The validity of the offered certificates will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York and by Latham & Watkins LLP, New York, New York, and material federal income tax consequences of investing in the offered certificates will be passed upon for us by Cadwalader, Wickersham & Taft LLP. Certain legal matters will be passed upon for the underwriters by Latham & Watkins LLP and by Cadwalader, Wickersham & Taft LLP. Certain legal matters will be passed upon for Bear Stearns Commercial Mortgage, Inc. by Cadwalader, Wickersham & Taft LLP, for Morgan Stanley Mortgage Capital Inc. by Latham & Watkins LLP, for Principal Commercial Funding, LLC by Dechert LLP, New York, New York, for Wells Fargo Bank, National Association by Sidley Austin Brown & Wood LLP, New York, New York, and for John Hancock Real Estate Finance, Inc. by Cadwalader, Wickersham & Taft LLP.

                                     RATINGS

     It is a condition of the issuance of the offered certificates that they receive the following credit ratings from Moody's and Fitch.

CLASS                                               MOODY'S           FITCH
-------------------------------------------         -------           -----
Class A-1..................................           Aaa              AAA
Class A-2..................................           Aaa              AAA
Class A-3..................................           Aaa              AAA
Class A-4..................................           Aaa              AAA
Class B....................................           Aa2               AA
Class C....................................           A2                A
Class D....................................           A3                A-

     The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the offered certificates by the Rated Final Distribution Date. That date is the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term. The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

     The ratings of the certificates do not represent any assessment of (1) the likelihood or frequency of principal prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment Premiums, Yield Maintenance Charges, any Excess Interest or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest Shortfalls or (5) the tax treatment of the certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings thus address credit risk and not prepayment risk.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of the offered certificates and, if so, what such rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by Bear Stearns Commercial Mortgage Securities Inc. to do so may be lower than the ratings assigned to such class at the request of Bear Stearns Commercial Mortgage Securities Inc.

                                GLOSSARY OF TERMS

     The certificates will be issued pursuant to the Pooling and Servicing Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and Servicing Agreement, without exhibits and schedules.

     Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates and will not necessarily apply to any other series of certificates the trust may issue.

     "A Note" means, with respect to any A/B Mortgage Loan, the mortgage note included in the trust.

     "A/B Mortgage Loan" means, any mortgage loan that is divided into a senior mortgage note and a subordinated mortgage note, which senior mortgage note is included in the trust. References herein to an A/B Mortgage Loan shall be construed to refer to the aggregate indebtedness under the related A Note and the related B Note. The Berkeley & Brown Companion Loan included in the 2003-IQ5 Trust is part of the "Berkeley & Brown Loan Group," as defined under the 2003-IQ5 Pooling and Servicing Agreement, and the Berkeley & Brown Loan Group includes two subordinated notes.

     "Accrued Certificate Interest" means, in respect of each class of Certificates for each Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such class of certificates outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     "Administrative Cost Rate" will equal the sum of the related Master Servicing Fee Rate, the Excess Servicing Fee Rate, the Primary Servicing Fee Rate, and the Trustee Fee Rate set forth in the Pooling and Servicing Agreement (and in the case of a Non-Serviced Mortgage Loan, the applicable Pari Passu Loan Servicing Fee Rate, respectively) for any month (in each case, expressed as a per annum rate) for any mortgage loan in such month.

     "Advance Rate" means a rate equal to the "Prime Rate" as reported in The Wall Street Journal from time to time.

     "Advances" means Servicing Advances and P&I Advances, collectively.

     "Annual Report" means a report for each mortgage loan based on the most recently available year-end financial statements and most recently available rent rolls of each applicable borrower, to the extent such information is provided to the master servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation, Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

     "Anticipated Repayment Date" means, in respect of any ARD Loan, the date on which a substantial principal payment on an ARD Loan is anticipated to be made (which is prior to stated maturity).

     "Appraisal Event" means not later than the earliest of the following:

o the date 120 days after the occurrence of any delinquency in payment with respect to a mortgage loan if such delinquency remains uncured;

o the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred or a receiver is appointed in respect of the related mortgaged property, provided that such petition or appointment remains in effect;

o the effective date of any modification to a Money Term of a mortgage loan, other than an extension of the date that a Balloon Payment is due for a period of less than six months from the original due date of such Balloon Payment; and

o the date 30 days following the date a mortgaged property becomes an REO Property.

     "Appraisal Reduction" will equal, for any mortgage loan, including a mortgage loan as to which the related mortgaged property has become an REO Property, an amount that is equal to the excess, if any, of:

     the sum of:

o the Scheduled Principal Balance of such mortgage loan or in the case of an REO Property, the related REO Mortgage Loan, less the principal amount of certain guarantees and surety bonds and any undrawn letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan;

o to the extent not previously advanced by the master servicer, the trustee or the fiscal agent, all accrued and unpaid interest on the mortgage loan;

o all related unreimbursed Advances and interest on such Advances at the Advance Rate; and

o to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the master servicer, the trustee or the fiscal agent, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account (but were not deposited) in respect of the related mortgaged property or REO Property, as the case may be, over

o 90% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by such appraisal or internal valuation, plus the full amount of any escrows held by or on behalf of the trustee as security for the mortgage loan (less the estimated amount of obligations anticipated to be payable in the next twelve months to which such escrows relate).

In the case of the WestShore Plaza Pari Passu Loan, any Appraisal Reduction will be calculated in respect of the WestShore Plaza Pari Passu Loan and the WestShore Plaza Companion Loan and then allocated pro rata between the WestShore Plaza Pari Passu Loan and the WestShore Plaza Companion Loan according to their respective principal balances.

     "ARD Loan" means a mortgage loan that provides for increases in the mortgage rate and/or principal amortization at a date prior to stated maturity, which creates an incentive for the related borrower to prepay such mortgage loan.

     "Assumed Scheduled Payment" means an amount deemed due in respect of:

o any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated maturity date; or

o any mortgage loan as to which the related mortgaged property has become an REO Property.

The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any mortgage loan as to which the related mortgaged property has become an REO Property, the Assumed Scheduled Payment deemed due on each Due Date for so long as the REO Property remains part of the trust, equals the Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

     "Available Distribution Amount" means in general, for any Distribution
Date:

     (1) all amounts on deposit in the Certificate Account as of the business day preceding the related Distribution Date that represent payments and other collections on or in respect of the mortgage loans and any REO Properties that were received by the master servicer or the special servicer through the end of the related Collection Period, exclusive of any portion that represents one or more of the following:

          o Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period;

          o Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the certificates as described in this prospectus supplement);

          o amounts that are payable or reimbursable to any person other than the Certificateholders (including, among other things, amounts attributable to Expense Losses and amounts payable to the master servicer, the special servicer, the Primary Servicers, the trustee, the paying agent and the fiscal agent as compensation or in reimbursement of outstanding Advances or as Excess Servicing
               Fees);

          o    amounts deposited in the Certificate Account in error;

          o if such Distribution Date occurs during January, other than a leap year, or February of any year, the Interest Reserve Amounts with respect to the Interest Reserve Loans to be deposited into the Interest Reserve Account;

          o in the case of the REO Property related to an A/B Mortgage Loan, all amounts received with respect to such A/B Mortgage Loan that are required to be paid to the holder of the related B Note pursuant to the terms of the related B Note and the related intercreditor agreement; and

          o any portion of such amounts payable to the holders of the WestShore Plaza Companion Loan;

     (2) to the extent not already included in clause (1), any P&I Advances made and any Compensating Interest Payment paid with respect to such Distribution Date; and

     (3) if such Distribution Date occurs during March of any year, the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account in respect of each Interest Reserve Loan.

     "Balloon Loans" means mortgage loans that provide for Scheduled Payments based on amortization schedules significantly longer than their terms to maturity or anticipated repayment date, and that are expected to have remaining principal balances equal to or greater than 5% of the original principal balance of those mortgage loans as of their respective stated maturity date or anticipated to be paid on their Anticipated Repayment Dates, as the case may be, unless previously prepaid.

     "Balloon LTV" - See "Balloon LTV Ratio."

     "Balloon LTV Ratio" or "Balloon LTV" means the ratio, expressed as a percentage, of the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due or, in the case of an ARD Loan, the principal balance on its related Anticipated Repayment Date to the value of the related mortgaged property or properties as of the Cut-off Date determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     "Balloon Payment" means, with respect to the Balloon Loans, the principal payments and scheduled interest due and payable on the relevant maturity dates.

     "Base Interest Fraction" means, with respect to any principal prepayment of any mortgage loan that provides for payment of a Prepayment Premium or Yield Maintenance Charge, and with respect to any class of certificates, a fraction
(A) whose numerator is the greater of (x) zero and (y) the difference between
(i) the Pass-Through Rate on that class of certificates, and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to the principal prepayment (or the current Discount Rate if not used in such calculation) and (B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to that principal prepayment (or the current Discount Rate if not used in such calculation), provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If the Discount Rate referred to above is greater than the mortgage rate on the related mortgage loan, then the Base Interest Fraction will equal zero.

     "B Note" means, with respect to any A/B Mortgage Loan, the subordinated mortgage note that is not included in the trust.

     "Berkeley & Brown B Notes" means, with respect to the Berkeley & Brown Pari Passu Loan, the Berkeley & Brown B1 Note and the Berkeley & Brown B2 Note, each of which is a subordinated mortgage note that is designated as a B Note and which is not included in the trust.

     "Berkeley & Brown Companion Loans" means the loans secured by the Berkeley & Brown Pari Passu Mortgage on a pari passu basis with the Berkeley & Brown Pari Passu Loan.

     "Berkeley & Brown Loan Group" means, collectively, the Berkeley & Brown Pari Passu Loan, the Berkeley & Brown Companion Loans and the Berkeley & Brown B Notes.

     "Berkeley & Brown Pari Passu Loan" means Mortgage Loan No. 3, which is secured on a pari passu basis with the Berkeley & Brown Companion Loans pursuant to the Berkeley & Brown Pari Passu Mortgage.

     "Berkeley & Brown Pari Passu Mortgage" means the mortgage securing the Berkeley & Brown Companion Loans, the Berkeley & Brown Pari Passu Loan and the Berkeley & Brown B Notes.

     "BSCMI" means Bear Stearns Commercial Mortgage, Inc.

     "BSCMI Loans" means the mortgage loans that were originated or purchased by BSCMI or an affiliate of BSCMI.

     "Certificate Account" means one or more separate accounts established and maintained by the master servicer, any Primary Servicer or any sub-servicer on behalf of the master servicer, pursuant to the Pooling and Servicing Agreement .

     "Certificate Balance" will equal the then maximum amount that the holder of each Principal Balance Certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust.

         "Certificateholder" or "Holder" means a Person in whose name a certificate is registered in the certificate registrar.

     "Certificate Owner" means a Person acquiring an interest in an offered certificate.

     "Class" means the designation applied to the offered certificates and the private certificates, pursuant to this prospectus supplement.

     "Class A Certificates" means the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates.

     "Class X Certificates" means the Class X-1 Certificates and Class X-2 Certificates.

     "Clearstream Bank" means Clearstream Bank, societe anonyme.

     "Closing Date" means October ___, 2003.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution Date, the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

     "Compensating Interest" means with respect to any Distribution Date, an amount equal to the lesser of (A) the excess of (i) Prepayment Interest Shortfalls incurred in respect of the mortgage loans other than Specially Serviced Mortgage Loans resulting from (x) voluntary Principal Prepayments on such mortgage loans (but not including any B Note, Non-Serviced Mortgage Loan Companion Loan or the WestShore Plaza Companion Loan) or (y) to the extent that the master servicer did not apply the proceeds from involuntary Principal Prepayments in accordance with the terms of the related mortgage loan documents, involuntary Principal Prepayments during the related Collection Period over (ii) the aggregate of Prepayment Interest Excesses incurred in respect of the mortgage loans resulting from Principal Prepayments on the mortgage loans (but not including any B Note, Non-Serviced Mortgage Loan Companion Loan or the WestShore Plaza Companion Loan) during the same Collection Period, and (B) the aggregate of the portion of the aggregate Master Servicing Fee accrued at a rate per annum equal to 2 basis points for the related Collection Period calculated in respect of all the mortgage loans including REO Properties (but not including any B Note, Non-Serviced Mortgage Loan Companion Loan or the WestShore Plaza Companion Loan), plus any investment income earned on the amount prepaid prior to such Distribution Date.

     "Compensating Interest Payment" means any payment of Compensating Interest.

     "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation of such proceedings with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such mortgaged property or released to the related borrower in accordance with the terms of the mortgage loan and (if applicable) its related B Note or the WestShore Plaza Companion Loan, and with respect to the mortgaged property securing any Non-Serviced Mortgage Loan or Non-Serviced Mortgage Loan Companion Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the certificates.

     "Controlling Class" means the most subordinate class of Subordinate Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such class of certificates is less than 25% of the initial aggregate Certificate Balance of such Class as of the Closing Date, the Controlling Class will be the next most subordinate class of certificates.

     "CPR" - See "Constant Prepayment Rate" above.

     "Cut-off Date" means October 1, 2003. For purposes of the information contained in this prospectus supplement (including the appendices to this prospectus supplement), scheduled payments due in October 2003 with respect to mortgage loans not having payment dates on the first of each month have been deemed received on October 1, 2003, not the actual day which such scheduled payments were due.

     "Cut-off Date Balance" means, with respect to any mortgage loan, such mortgage loan's principal balance outstanding as of its Cut-off Date, after application of all payments of principal due on or before such date, whether or not received determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that monthly payments on such mortgage loans are due on the first of the month for purposes of determining their Cut-off Date Balances.

     "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" means a ratio, expressed as a percentage, of the Cut-off Date Balance of a mortgage loan to the value of the related mortgaged property or properties determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     "Cut-off Date LTV" - See "Cut-off Date Loan-to-Value."

     "Debt Service Coverage Ratio" or "DSCR" means, the ratio of Underwritable Cash Flow estimated to be produced by the related mortgaged property or properties to the annualized amount of debt service payable under that mortgage loan.

     "Depositor" means, Bear Stearns Commercial Mortgage Securities Inc.

     "Determination Date" means, with respect to any Distribution Date, the earlier of (i) the 8th day of the month in which such Distribution Date occurs, or, if such day is not a business day, the next preceding business day, and (ii) the 5th business day prior to the related Distribution Date.

     "Discount Rate" means, for the purposes of the distribution of Prepayment Premiums or Yield Maintenance Charges, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

     "Distributable Certificate Interest Amount" means, in respect of any class of certificates for any Distribution Date, the sum of:

o Accrued Certificate Interest in respect of such class of certificates for such Distribution Date, reduced (to not less than zero) by:

          o any Net Aggregate Prepayment Interest Shortfalls allocated to such Class for such Distribution Date; and

          o Realized Losses and Expense Losses, in each case specifically allocated with respect to such Distribution Date to reduce the Distributable Certificate Interest Amount payable in respect of such Class in accordance with the terms of the Pooling and Servicing Agreement; and

o the portion of the Distributable Certificate Interest Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass-Through Rate.

     "Distribution Account" means the distribution account maintained by the paying agent, in accordance with the Pooling and Servicing Agreement.

     "Distribution Date" means the 13th day of each month, or if any such 13th day is not a business day, on the next succeeding business day.

     "Document Defect" means that a mortgage loan is not delivered as and when required, is not properly executed or is defective on its face.

     "DOL Regulation" means the final regulation, issued by the DOL, defining the term "plan assets" which provides, generally, that when a Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply (29 C.F.R. Section 2510.3-101).

     "DSCR" - See "Debt Service Coverage Ratio."

     "DTC" means The Depository Trust Company.

     "DTC Systems" means those computer applications, systems, and the like for processing data for DTC.

     "Due Dates" means dates upon which the related Scheduled Payments are due under the terms of the related mortgage loans or any B Note or the WestShore Plaza Companion Loan.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Account" means one or more custodial accounts established and maintained by the master servicer (or the Primary Servicer on its behalf) pursuant to the Pooling and Servicing Agreement.

     "Euroclear Bank" means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

     "Event of Default" means, with respect to the master servicer under the Pooling and Servicing Agreement, any one of the following events:

o any failure by the master servicer to remit to the paying agent any payment required to be remitted by the master servicer under the terms of the Pooling and Servicing Agreement, including any required Advances;

o any failure by the master servicer to make a required deposit to the Certificate Account which continues unremedied for one business day following the date on which such deposit was first required to be made;

o any failure on the part of the master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the master servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by Bear Stearns Commercial Mortgage Securities Inc. or the trustee; provided, however, that if the master servicer certifies to the trustee and Bear Stearns Commercial Mortgage Securities Inc. that the master servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the master servicer to cure such failure; provided, further that such cure period may not exceed 90 days;

o any breach of the representations and warranties of the master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied shall have been given to the master servicer by Bear Stearns Commercial Mortgage Securities Inc. or the trustee, provided, however, that if the master servicer certifies to the trustee and Bear Stearns Commercial Mortgage Securities Inc. that the master servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the master servicer to cure such breach; provided, further that such cure period may not exceed 90 days;

o a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o the master servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the master servicer or of or relating to all or substantially all of its property;

o the master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

o the master servicer receives actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (ii) placed one or more classes of certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that the master servicer obtained such actual knowledge), and, in the case of either of clauses (i) or (ii), citing servicing concerns with the master servicer as the sole or material factor in such rating action;

o the trustee shall receive notice from Fitch to the effect that the continuation of the master servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any class of certificates; or

o the master servicer has been downgraded to a servicer rating level below CMS3, or its then equivalent, by Fitch.

     "Excess Interest" means in respect of each ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of the Revised Rate over the Initial Rate, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan).

     "Excess Interest Sub-account" means an administrative account deemed to be a sub-account of the Distribution Account. The Excess Interest Sub-account will not be an asset of any REMIC Pool.

     "Excess Liquidation Proceeds" means the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses and any related Advances and interest thereon over (ii) the amount that would have been received if a prepayment in full had been made with respect to such mortgage loan (or, in the case of an REO Property related to an A/B Mortgage Loan, a Principal Prepayment in full had been made with respect to both the related A Note and B Note) on the date such proceeds were received.

     "Excess Servicing Fee" means an additional fee payable to Wells Fargo and JHREF that accrues at the Excess Servicing Fee Rate, which is assignable and non-terminable.

     "Excess Servicing Fee Rate" means an amount per annum set forth in the Pooling and Servicing Agreement which is payable each month with respect to certain mortgage loans in connection with the Excess Servicing Fee.

     "Exemptions" means the individual prohibited transaction exemptions granted by the DOL to the Underwriters, as amended.

     "Expense Losses" means, among other things:

o any interest paid to the master servicer, special servicer, the trustee or the fiscal agent in respect of unreimbursed Advances;

o all Special Servicer Compensation payable to the special servicer from amounts that are part of the trust;

o other expenses of the trust, including, but not limited to, specified reimbursements and indemnification payments to the trustee, the fiscal agent, the paying agent and certain related persons, specified reimbursements and indemnification payments to Bear Stearns Commercial Mortgage Securities Inc., the master servicer, the special servicer, the Primary Servicers and certain related persons, specified taxes payable from the assets of the trust, the costs and expenses of any tax audits with respect to the trust and other tax-related expenses and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the trust; and

o any other expense of the trust not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower.

     "FASIT" means a financial asset securitization investment trust.

     "Fitch" means Fitch, Inc.

     "401(c) Regulations" means the final regulations issued by the DOL under
Section 401(c) of ERISA clarifying the application of ERISA to Insurance Company General Accounts.

     "Initial Pool Balance" means the aggregate Cut-off Date Balance of $1,161,122,793.

     "Initial Rate" means, with respect to any mortgage loan, the mortgage rate in effect as of the Cut-off Date for such mortgage loan.

     "Insurance Proceeds" means all amounts paid by an insurer in connection with a mortgage loan, the WestShore Plaza Companion Loan or a B Note, and with respect to the mortgaged property securing any Non-Serviced Mortgage Loan or Non-Serviced Mortgage Loan Companion Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan.

     "Interest Accrual Period" means, for each class of REMIC Regular Certificates and each Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

     "Interest Only Certificates" means the Class X Certificates.

     "Interest Reserve Account" means an account that the master servicer has established and will maintain for the benefit of the holders of the certificates.

     "Interest Reserve Amount" means all amounts deposited in the Interest Reserve Account with respect to Scheduled Payments due in any applicable January and February.

     "Interest Reserve Loan" - See "Non-30/360 Loan" below.

     "Interested Party" means the special servicer, the master servicer, Bear Stearns Commercial Mortgage Securities Inc., the holder of any related junior indebtedness, the Operating Adviser, a holder of 50% or more of the Controlling Class, any independent contractor engaged by the master servicer or the special servicer pursuant to the Pooling and Servicing Agreement or any person actually know to a responsible officer of the trustee to be an affiliate of any of them.

     "JHREF" means John Hancock Real Estate Finance, Inc.

     "JHREF Loans" means the mortgage loans that were originated or purchased by JHREF and sold by JHREF to the depositor pursuant to the related mortgage loan purchase agreement.

     "Kimball Lane B Note" means, with respect to the Kimball Lane Loan, the subordinated mortgage note that is designated as a B Note and which is not included in the trust.

     "Kimball Lane Loan" means Mortgage Loan No. 54, which is secured by the Kimball Lane Mortgage.

     "Kimball Lane Loan REMIC" means a separate REMIC comprised of the Kimball Lane Loan, proceeds of that loan and the applicable portion of any related REO Property.

     "Kimball Lane Mortgage" means the mortgage securing the Kimball Lane Loan and the Kimball Lane B Note.

     "Liquidation Fee" means 1.00% of the related Liquidation Proceeds and/or any Condemnation Proceeds and Insurance Proceeds received by the trust in connection with a Specially Serviced Mortgage Loan or related REO Property (net of any expenses).

     "Liquidation Proceeds" means proceeds from the sale or liquidation (provided that for the purposes of calculating Liquidation Fees, Liquidation Proceeds shall not include any proceeds from a repurchase of a mortgage loan by a mortgage loan seller due to a Material Breach of a representation or warranty or Material Document Defect) of a mortgage loan, the WestShore Plaza Companion Loan or a B Note or related REO Property, net of liquidation expenses and any related Advances and interest thereon. With respect to any Non-Serviced Mortgage Loan, the Liquidation Proceeds shall include only the portion of such net proceeds that is payable to the holder of such Non-Serviced Mortgage Loan.

     "Loan Pair" means the WestShore Plaza Pari Passu Loan and the WestShore Plaza Companion Loan, collectively.

     "Lock-out Period" means the period during which voluntary principal prepayments are prohibited.

     "Master Servicer Remittance Date" means in each month the business day preceding the Distribution Date.

     "Master Servicing Fee" means the monthly amount, based on the Master Servicing Fee Rate, to which the master servicer is entitled in compensation for servicing the mortgage loans, the WestShore Plaza Companion Loan and any B Note.

     "Master Servicing Fee Rate" means the rate per annum payable each month with respect to a mortgage loan (other than the Non-Serviced Mortgage Loans), the WestShore Plaza Companion Loan and any B Note in connection with the Master Servicing Fee as set forth in the Pooling and Servicing Agreement.

     "Material Breach" means a breach of any of the representations and warranties that (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the breach materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

     "Material Document Defect" means a Document Defect that either (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the Document Defect materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

     "Money Term" means, with respect to any mortgage loan, the WestShore Plaza Companion Loan or any B Note, the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency or any provision of the mortgage loan requiring the payment of a Prepayment Premium or Yield Maintenance Charge (but does not include late fee or default interest provisions).

     "Moody's" means Moody's Investors Service, Inc.

     "Mortgage File" means the following documents, among others:

o the original mortgage note (or lost note affidavit), endorsed (without recourse) in blank or to the order of the trustee;

o the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

o an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

o an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report); and

o    when relevant, the related ground lease or a copy of it.

     "Mortgage Loan Purchase Agreement" means each of the agreements entered into between Bear Stearns Commercial Mortgage Securities Inc. and the respective seller, as the case may be.

     "Mortgage Pool" means the one hundred fifty-two (152) mortgage loans with an aggregate principal balance, as of October 1, 2003, of approximately $1,161,122,793, which may vary by up to 5%.

     "MSMC" means Morgan Stanley Mortgage Capital Inc.

     "MSMC Loans" means the mortgage loans that were originated or purchased by MSMC.

     "Net Aggregate Prepayment Interest Shortfall" means, for the related Distribution Date, the aggregate of all Prepayment Interest Shortfalls incurred in respect of the mortgage loans other than Specially Serviced Mortgage Loans during any Collection Period that are neither offset by Prepayment Interest Excesses collected on such mortgage loans during such Collection Period nor covered by a Compensating Interest Payment paid by the master servicer.

     "Net Mortgage Rate" means, in general, with respect to any mortgage loan, a per annum rate equal to the related mortgage rate (excluding any default interest or any rate increase occurring after an Anticipated Repayment Date) minus the related Administrative Cost Rate; provided that, for purposes of calculating the Pass-Through Rate for each class of REMIC Regular Certificates from time to time, the Net Mortgage Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date. In addition, because the certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months, when calculating the Pass-Through Rate for each class of certificates for each Distribution Date, the Net Mortgage Rate on a Non-30/360 Loan will be the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of net interest actually accrued (exclusive of default interest or excess interest). However, with respect to each Non-30/360 Loan:

o the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in January of each year (other than a leap year) and February of each year will be adjusted to take into account the applicable Interest Reserve Amount; and

o the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in March of each year (commencing in 2004) will be adjusted to take into account the related withdrawal from the Interest Reserve Account for the preceding January (if applicable) and February.

     "Non-Serviced Mortgage Loan" means the Berkeley & Brown Pari Passu Loan and the RSA Pari Passu Loan.

     "Non-Serviced Mortgage Loan B Note" means each of the Berkeley & Brown B Notes.

     "Non-Serviced Mortgage Loan Companion Loans" means the Berkeley & Brown Companion Loans and the RSA Companion Loan.

     "Non-Serviced Mortgage Loan Fiscal Agent" means the applicable "fiscal agent" under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

     "Non-Serviced Mortgage Loan Group" means the Berkeley & Brown Loan Group and the RSA Loan Group, as applicable.

     "Non-Serviced Mortgage Loan Master Servicer" means the applicable "master servicer" under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

     "Non-Serviced Mortgage Loan Mortgage" means the Berkeley & Brown Pari Passu Mortgage and the RSA Pari Passu Mortgage, as applicable.

     "Non-Serviced Mortgage Loan Operating Adviser" means the applicable "operating adviser" or "controlling class representative" (or similar designation) appointed under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

     "Non-Serviced Mortgage Loan Pooling and Servicing Agreement" means the 2003-IQ5 Pooling and Servicing Agreement and the 2003-TOP11 Pooling and Servicing Agreement, as applicable.

     "Non-Serviced Mortgage Loan Special Servicer" means the applicable "special servicer" under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

     "Non-Serviced Mortgage Loan Trustee" means the applicable "trustee" under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

     "Non-30/360 Loan" or "Interest Reserve Loan" means a mortgage loan that accrues interest other than on the basis of a 360-day year consisting of 12 30-day months.

     "Notional Amount" means the notional principal amount of the Class X Certificates, which will be based upon the outstanding principal balance of certain of the Principal Balance Certificates outstanding from time to time.

     "OID" means original issue discount.

         "Operating Adviser" means that entity appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from, and in specified cases to direct, the special servicer in regard to specified actions.

     "P&I Advance" means the amount of any Scheduled Payments or Assumed Scheduled Payment (net of the related Master Servicing Fees, Excess Servicing Fees, Primary Servicing Fees and other servicing fees payable therefrom), other than any Balloon Payment, advanced on the mortgage loans that are delinquent as of the close of business on the preceding Determination Date.

     "Pari Passu Loan Servicing Fee Rate" means the servicing fee rate applicable to any Non-Serviced Mortgage Loan pursuant to its related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

     "Participants" means DTC's participating organizations.

     "Parties in Interest" means persons who have specified relationships to Plans ("parties in interest" under ERISA or "disqualified persons" under Section 4975 of the Code).

     "Pass-Through Rate" means the rate per annum at which any class of certificates (other than the Residual Certificates) accrues interest.

     "PCF" means Principal Commercial Funding, LLC.

     "PCF Loans" means the mortgage loans that were originated by PCF or its affiliates.

     "Percentage Interest" will equal, as evidenced by any certificate in the Class to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional Amount, as the case may be, of such certificate as set forth on the face of the certificate, and the denominator of which is equal to the initial aggregate Certificate Balance or Notional Amount, as the case may be, of such Class.

     "Permitted Cure Period" means, for the purposes of any Material Document Defect or Material Breach in respect of any mortgage loan, the 90-day period immediately following the earlier of the discovery by the related seller or receipt by the related seller of notice of such Material Document Defect or Material Breach, as the case may be. However, if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period and such Document Defect or Material Breach would not cause the mortgage loan to be other than a "qualified mortgage", but the related seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the mortgage loan is then a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially Serviced Mortgage Loan and (y) the Document Defect was identified in a certification delivered to the related mortgage loan seller by the trustee in accordance with the Pooling and Servicing Agreement.

     "Plans" means (a) employee benefit plans as defined in Section 3(3) of ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, (c) any other retirement plan or employee benefit plan or arrangement subject to applicable federal, state or local law materially similar to the foregoing provisions of ERISA and the Code, and (d) entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

     "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, dated as of October 1, 2003, between Bear Stearns Commercial Mortgage Securities Inc., as depositor, Wells Fargo, as master servicer, ARCap Servicing, Inc., as special servicer, LaSalle Bank National Association, as trustee, Wells Fargo Bank Minnesota, National Association, as paying agent and certificate registrar and ABN AMRO Bank N.V., as fiscal agent.

     "Prepayment Interest Excess" means, in the case of a mortgage loan in which a full or partial Principal Prepayment or a Balloon Payment is made during any Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such Principal Prepayment or Balloon Payment that exceeds the corresponding amount of interest accruing on the certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on the mortgage loan from such Due Date to the date such payment was made, net of the Trustee Fee, the Master Servicing Fee, the Primary Servicing Fee, the Pari Passu Loan Servicing Fee (in the case of any Non-Serviced Mortgage Loan), the Excess Servicing Fee and, if the related mortgage loan is a Specially Serviced Mortgage Loan, net of the Special Servicing Fee.

     "Prepayment Interest Shortfall" means, a shortfall in the collection of a full month's interest for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial Principal Prepayment (or a Balloon Payment) during the related Collection Period, and the date such payment was made occurred prior to the Due Date for such mortgage loan in such Collection Period (including any shortfall resulting from such a payment during the grace period relating to such Due Date). Such a shortfall arises because the amount of interest (net of the Master Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee, the Pari Passu Loan Servicing Fee (in the case of any Non-Serviced Mortgage Loan) and the Trustee Fee) that accrues on the amount of such Principal Prepayment or Balloon Payment will be less than the corresponding amount of interest accruing on the Certificates. In such a case, the Prepayment Interest Shortfall will generally equal the excess of:

o the aggregate amount of interest that would have accrued at the Net Mortgage Rate (less the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan) on the Scheduled Principal Balance of such mortgage loan if the mortgage loan had paid on its Due Date and such Principal Prepayment or Balloon Payment had not been made, over

o the aggregate interest that did so accrue through the date such payment was made (net of the Master Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee, the Pari Passu Loan Servicing Fee payable in connection with any Non-Serviced Mortgage Loan, the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan, and the Trustee Fee).

     "Prepayment Premium" means, with respect to any mortgage loan, the WestShore Plaza Companion Loan or any B Note for any Distribution Date, prepayment premiums and charges, if any, received during the related Collection Period in connection with Principal Prepayments on such mortgage loan, the WestShore Plaza Companion Loan or B Note.

     "Primary Servicer" means each of Principal Global Investors, LLC and John Hancock Real Estate Finance, Inc., as applicable.

     "Primary Servicing Fee" means the monthly amount, based on the Primary Servicing Fee Rate, paid as compensation for the primary servicing of the mortgage loans.

     "Primary Servicing Fee Rate" means an amount per annum set forth in the Pooling and Servicing Agreement, which is payable each month with respect to a mortgage loan in connection with the Primary Servicing Fee.

     "Principal Balance Certificates" means, upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates.

     "Principal Distribution Amount" equals, in general, for any Distribution Date, the aggregate of the following:

o the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments to, in each case, the extent received or advanced, as the case may be, in respect of the mortgage loans and any REO mortgage loans (but not in respect of the WestShore Plaza Companion Loan or any B Note or, in either case, its respective successor REO mortgage loan) for their respective Due Dates occurring during the related Collection Period; and

o all payments (including Principal Prepayments and the principal portion of Balloon Payments (but not in respect of the WestShore Plaza Companion Loan or any B Note or, in either case, its respective successor REO mortgage loan)) and other collections (including Liquidation Proceeds (other than the portion, if any, constituting Excess Liquidation Proceeds), Condemnation Proceeds, Insurance Proceeds and REO Income (each as defined herein) and proceeds of mortgage loan repurchases) that were received on or in respect of the mortgage loans (but not in respect of the WestShore Plaza Companion Loan or any B Note) during the related Collection Period and that were identified and applied by the master servicer as recoveries of principal.

     The following amounts shall reduce the Principal Distribution Amount to the extent applicable:

o if any advances previously made in respect of any mortgage loan that becomes the subject of a workout are not fully repaid at the time of that workout, then those advances (and advance interest thereon) are reimbursable from actual collections of principal received on the mortgage pool during the collection period for the related distribution date, and the Principal Distribution Amount will be reduced (to not less than zero) by any of those advances (and advance interest thereon) that are reimbursed from principal collections during that collection period (provided that if any of those amounts that were reimbursed from principal collections are subsequently recovered on the related mortgage loan, such recoveries will increase the Principal Distribution Amount for the distribution date following the collection period in which the subsequent recovery occurs); and

o if any advance previously made in respect of any mortgage loan is determined to be nonrecoverable, then that advance (unless the applicable party entitled to the reimbursement elects to defer all or a portion of the reimbursement as described herein) will be reimbursable (with advance interest thereon) first from remaining actual collections of principal received on the mortgage pool during the collection period for the related distribution date (prior to reimbursement from other collections) and the Principal Distribution Amount will be reduced (to not less than zero) by any of those advances (and advance interest thereon) that are reimbursed from principal collections on the mortgage pool during that collection period (provided that if any of those amounts that were reimbursed from principal collections are subsequently recovered (notwithstanding the nonrecoverability determination) on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the distribution date following the collection period in which the subsequent recovery occurs).

     "Principal Prepayments" means any voluntary or involuntary payment or collection of principal on a Mortgage Loan, the WestShore Plaza Companion Loan or a B Note which is received or recovered in advance of its scheduled Due Date and applied to reduce the Principal Balance of the Mortgage Loan, the WestShore Plaza Companion Loan or a B Note in advance of its scheduled Due Date.

     "PTCE" means a DOL Prohibited Transaction Class Exemption.

     "Purchase Price" means that amount at least equal to the unpaid principal balance of such mortgage loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period in which the purchase or liquidation occurs and the amount of any expenses related to such mortgage loan and/or (if applicable) its related B Note or the WestShore Plaza Companion Loan or the related REO Property (including any Servicing Advances, Advance Interest related to such mortgage loan and/or (if applicable) its related B Note or the WestShore Plaza Companion Loan and any Special Servicing Fees and Liquidation Fees paid with respect to the mortgage loan and/or (if applicable) its related B Note or the WestShore Plaza Companion Loan that are reimbursable to the master servicer, the special servicer, the trustee or the fiscal agent, plus if such mortgage loan is being repurchased or substituted for by a seller pursuant to the related Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the Primary Servicer, the master servicer, the special servicer, Bear Stearns Commercial Mortgage Securities Inc. or the trustee in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above).

     "Qualifying Substitute Mortgage Loan" means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement and otherwise satisfying the conditions set forth therein and for which the Rating Agencies have confirmed in writing that such mortgage loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

     "Rated Final Distribution Date" means the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term.

     "Rating Agencies" means Moody's and Fitch.

     "Realized Losses" means losses arising from the inability of the trustee, master servicer or the special servicer to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO Property, will generally equal the excess, if any, of:

o the outstanding principal balance of such mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate, over

o the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such liquidation proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses to the extent not already included in Expense Losses.

     If the mortgage rate on any mortgage loan is reduced or a portion of the debt due under any mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss. Any reimbursements of advances determined to be nonrecoverable (and interest on such advances) that are made in any collection period from collections of principal that would otherwise be included in the Principal Distribution Amount for the related distribution date, will create a deficit (or increase an otherwise-existing deficit) between the aggregate principal balance of the mortgage pool and the total principal balance of the certificates on the succeeding distribution date. The related reimbursements and payments made during any collection period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described herein) to reduce principal balances of the Principal Balance Certificates on the distribution date for that collection period.

     "Record Date" means, with respect to each class of offered certificates for each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

     "Rehabilitated Mortgage Loan" means a Specially Serviced Mortgage Loan for which (a) three consecutive Scheduled Payments have been made, in the case of any such mortgage loan, the WestShore Plaza Companion Loan or any such B Note that was modified, based on the modified terms, (b) no other Servicing Transfer Event has occurred and is continuing with respect to such mortgage loan and (c) the trust has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event or such amounts have been forgiven. An A Note will not constitute a Rehabilitated Mortgage Loan unless its related B Note would also constitute a Rehabilitated Mortgage Loan. A B Note will not constitute a Rehabilitated Mortgage Loan unless its related A Note also would constitute a Rehabilitated Mortgage Loan. The WestShore Plaza Pari Passu Loan will not constitute a Rehabilitated Mortgage Loan unless the WestShore Plaza Companion Loan would also constitute a Rehabilitated Mortgage Loan. The WestShore Plaza Companion Loan will not constitute a Rehabilitated Mortgage Loan unless the WestShore Plaza Pari Passu Loan would also constitute a Rehabilitated Mortgage Loan. Under the terms of the applicable Non-Serviced Mortgage Loan Pooling and Servicing Agreement, a Non-Serviced Mortgage Loan will not constitute a Rehabilitated Mortgage Loan unless its related Non-Serviced Mortgage Loan Companion Loan would also constitute a Rehabilitated Mortgage Loan.

     "REMIC" means a "real estate mortgage investment conduit," within the meaning of Section 860D(a) of the Code.

     "REMIC Regular Certificates" means the Senior Certificates and the Subordinate Certificates.

     "REO Income" means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and Servicing Agreement. With respect to any Non-Serviced Mortgage Loan (if the applicable Non-Serviced Mortgage Loan Special Servicer has foreclosed upon the mortgaged property securing such Non-Serviced Mortgage Loan Mortgage), the REO Income shall include only the portion of such net income that is payable to the holder of such Non-Serviced Mortgage Loan.

     "REO Property" means any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

     "REO Tax" means a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code.

     "Reserve Account" means an account in the name of the paying agent for the deposit of any Excess Liquidation Proceeds.

     "Residual Certificates" means the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

     "Revised Rate" means, with respect to any mortgage loan, a fixed rate per annum equal to the Initial Rate plus a specified percentage.

     "RSA Companion Loan" means the mortgage loan secured by the RSA Pari Passu Mortgage on a pari passu basis with the RSA Pari Passu Loan.

     "RSA Loan Group" means, collectively, the RSA Pari Passu Loan and the RSA Companion Loan.

     "RSA Pari Passu Loan" means Mortgage Loan No. 29, which is secured on a pari passu basis with the RSA Companion Loan pursuant to the RSA Pari Passu Mortgage.

     "RSA Pari Passu Mortgage" means the mortgage securing the RSA Companion Loan and the RSA Pari Passu Loan.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "Scheduled Payment" means, in general, for any mortgage loan, the WestShore Plaza Companion Loan or any B Note on any Due Date, the amount of the scheduled payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan, the WestShore Plaza Companion Loan or such B Note subsequent to the Closing Date, whether agreed to by the special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

     "Scheduled Principal Balance" of any mortgage loan, the WestShore Plaza Companion Loan, any B Note or any REO mortgage loan on any Distribution Date will generally equal its Cut-off Date Balance, as defined above (less any principal amortization occurring on or prior to the Cut-off Date), reduced, to not less than zero, by:

o any payments or other collections of principal, or Advances in lieu of such payments or collections, on such mortgage loan that have been collected or received during any preceding Collection Period, other than any Scheduled Payments due in any subsequent Collection Period; and

o the principal portion of any Realized Loss and Expense Loss incurred in respect of such mortgage loan during any preceding Collection Period.

     "Senior Certificates" means the Class A Certificates and the Class X Certificates.

     "Servicing Advances" means, in general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by the master servicer in connection with the servicing of a mortgage loan after a default, whether or not a payment default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

     "Servicing Standard" means with respect to the master servicer or the special servicer, as the case may be, to service and administer the mortgage loans (and the WestShore Plaza Companion Loan and any B Note) that it is obligated to service and administer pursuant to the Pooling and Servicing Agreement on behalf of the trustee and in the best interests of and for the benefit of the Certificateholders (and, in the case of the WestShore Plaza Companion Loan or any B Note, the related holder of the WestShore Plaza Companion Loan or B Note, as applicable) (as determined by the master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective mortgage loans, the WestShore Plaza Companion Loan and any B Note and any related intercreditor agreement and, to the extent consistent with the foregoing, further as follows:

o with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO Property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the Pooling and Servicing Agreement;

o with a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans, and any B Note or, if a mortgage loan, the WestShore Plaza Companion Loan or a B Note comes into and continues in default and if, in the good faith and reasonable judgment of, special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such mortgage loan to the Certificateholders (as a collective whole) (or in the case of any A/B Mortgage Loan and its related B Note or the Loan Pair, the maximization of recovery thereon to the Certificateholders and the holder of the related B Note or the WestShore Plaza Companion Loan, as applicable, all taken as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate in the case of the mortgage loans and the weighted average of the mortgage rates on the related A Note and the B Note, in the case of any A/B Mortgage Loan and its related B Note and on the WestShore Plaza Pari Passu Loan and the WestShore Plaza Companion Loan in the case of the Loan Pair); and without regard to:

          i. any other relationship that the master servicer or the special servicer, as the case may be, or any of their affiliates may have with the related borrower;

          ii. the ownership of any certificate or any interest in the Berkeley & Brown Companion Loans, the RSA Companion Loan, the WestShore Plaza Companion Loan, a B Note or any mezzanine loan related to a mortgage loan by the master servicer or the special servicer, as the case may be, or any of their affiliates;

          iii. the master servicer's obligation to make Advances;

          iv. the right of the master servicer (or any of their affiliates) or the special servicer, as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, under the Pooling and Servicing Agreement or with respect to any particular transaction; and

          v. any obligation of the master servicer (or any of its affiliates) to repurchase any mortgage loan from the trust.

     "Servicing Transfer Event" means an instance where an event has occurred that has caused a mortgage loan, the WestShore Plaza Companion Loan or a B Note to become a Specially Serviced Mortgage Loan. If a Servicing Transfer Event occurs with respect to any A Note, it will be deemed to have occurred also with respect to the related B Note. If a Servicing Transfer Event occurs with respect to any B Note, it will be deemed to have occurred also with respect to the related A Note. If an A Note is not considered a Specially Serviced Mortgage Loan due to the related B Note holder's exercise of its cure rights, the related B Note will not be considered a Specially Serviced Mortgage Loan. If a Servicing Transfer Event occurs with respect to the WestShore Plaza Pari Passu Loan, it will be deemed to have occurred also with respect to the WestShore Plaza Companion Loan. If a Servicing Transfer Event occurs with respect to the WestShore Plaza Companion Loan, it will be deemed to have occurred also with respect to the WestShore Plaza Pari Passu Loan. Under the applicable Non-Serviced Mortgage Loan

Pooling and Servicing Agreement, if a Servicing Transfer Event occurs with respect to any Non-Serviced Mortgage Loan Companion Loan, it will be deemed to have occurred also with respect to the related Non-Serviced Mortgage Loan.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "Specially Serviced Mortgage Loan" means the following:

o any mortgage loan (other than an A/B Mortgage Loan) or the WestShore Plaza Companion Loan as to which a Balloon Payment is past due, and the master servicer has determined that payment is unlikely to be made on or before the 60th day succeeding the date the Balloon Payment was due, or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;

o any mortgage loan, the WestShore Plaza Companion Loan or any B Note as to which, to the master servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged or unstayed for a period of 30 days;

o any mortgage loan, the WestShore Plaza Companion Loan or any B Note as to which the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

o any mortgage loan, the WestShore Plaza Companion Loan or any B Note as to which the master servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the judgment of the master servicer or Operating Adviser, materially and adversely affects the interests of the Certificateholders or the holder of any related B Note or of the WestShore Plaza Companion Loan and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, 60 days);

o any mortgage loan, the WestShore Plaza Companion Loan or any B Note as to which the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations;

o any mortgage loan, the WestShore Plaza Companion Loan or any B Note as to which, in the judgment of the master servicer, (a) (other than with respect to any A/B Mortgage Loan), a payment default is imminent or is likely to occur within 60 days, or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of the master servicer or Operating Adviser is reasonably likely to materially and adversely affect the interests of the Certificateholders or the holder of any related B Note or the WestShore Plaza Companion Loan (as the case may be); or

o with respect to any A/B Mortgage Loan, in the event of (a) the failure of the holder of the B Note to cure a monetary default (and expiration of the holder of the B Note's cure period that occurs in the next calendar month),
     (b) the expiration of the holder of the B Note's cure period in a month if the applicable holder of the B Note exercised its right to cure a monetary default in the immediately preceding calendar month or (c) the expiration of the grace period that the borrower has under the mortgage loan for a monetary default in a month if the applicable holder of the B Note exercised its right to cure a monetary default in the three immediately preceding calendar months.

     "Special Servicer Compensation" means such fees payable to the special servicer, collectively, the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

     "Special Servicer Event of Default" means, with respect to the special servicer under the Pooling and Servicing Agreement, any one of the following events:

o any failure by the special servicer to remit to the paying agent or the master servicer within one business day of the date when due any amount required to be so remitted under the terms of the Pooling and Servicing Agreement;

o any failure by the special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the Pooling and Servicing Agreement which failure continues unremedied for one business day following the date on which such deposit or remittance was first required to be made;

o any failure on the part of the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the special servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the special servicer by Bear Stearns Commercial Mortgage Securities Inc. or the trustee; provided, however, that to the extent that the special servicer certifies to the trustee and Bear Stearns Commercial Mortgage Securities Inc. that the special servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o any breach by the special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the special servicer by Bear Stearns Commercial Mortgage Securities Inc. or the trustee, provided, however, that to the extent that the special servicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o the special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the special servicer or of or relating to all or substantially all of its property;

o the special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

o a servicing officer of the special servicer receives actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (ii) placed one or more classes of certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that a servicing officer of the special servicer obtained such actual knowledge), and, in the case of either of clauses (i) or (ii), citing servicing concerns with the special servicer as the sole or material factor in such rating action; or

o the trustee shall have received written notice from Fitch that the continuation of the special servicer in such capacity would result in the downgrade, qualification or withdrawal of the then current rating then assigned by Fitch to any class of certificates.

     "Special Servicing Fee" means an amount equal to, in any month, the portion of a rate equal to 0.25% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each Specially Serviced Mortgage Loan for such month, of the outstanding Scheduled Principal Balance of each Specially Serviced Mortgage Loan.

     "Structuring Assumptions" means the following assumptions:

o the mortgage rate on each mortgage loan in effect as of the Closing Date remains in effect until maturity or its Anticipated Repayment Date;

o the initial Certificate Balances and initial Pass-Through Rates of the certificates are as presented herein;

o    the closing date for the sale of the certificates is October 14, 2003;

o distributions on the certificates are made on the 13th day of each month, commencing in November 2003;

o there are no delinquencies, defaults or Realized Losses with respect to the mortgage loans;

o Scheduled Payments on the mortgage loans are timely received on the first day of each month;

o    the trust does not experience any Expense Losses;

o no Principal Prepayment on any mortgage loan is made during its Lock-out Period, if any, or during any period when Principal Prepayments on such mortgage loans are required to be accompanied by a Yield Maintenance Charge or a defeasance requirement, and otherwise Principal Prepayments are made on the mortgage loans at the indicated levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

o    no Prepayment Interest Shortfalls occur;

o no amounts that would otherwise be payable to Certificateholders as principal are paid to the master servicer, the special servicer, the trustee or the fiscal agent as reimbursements of any nonrecoverable advances, unreimbursed advances outstanding as of the date of modification of any mortgage loan and any related interest on such advances;

o the Kimball Lane Loan is not repurchased by the related mortgage loan seller from the trust;

o no mortgage loan is the subject of a repurchase or substitution by any party and no optional termination of the trust occurs;

o    each ARD Loan pays in full on its Anticipated Repayment Date; and

o any mortgage loan with the ability to choose defeasance or yield maintenance chooses yield maintenance.

     "Subordinate Certificates" means the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates and the Class O Certificates.

     "Treasury Rate" unless otherwise specified in the related mortgage loan document, is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (or Anticipated Repayment Date, if applicable) of the mortgage loan prepaid. If Release H.15 is no longer published, the master servicer will select a comparable publication to determine the Treasury Rate.

     "Trustee Fee" means a monthly fee as set forth in the Pooling and Servicing Agreement to be paid from the Distribution Account to the trustee and the paying agent as compensation for the performance of their duties.

     "2003-IQ5 Fiscal Agent" means the "fiscal agent" under the 2003-IQ5 Pooling and Servicing Agreement, which as of the date hereof is ABN AMRO Bank N.V.

     "2003-IQ5 Master Servicer" means the "master servicer" under the 2003-IQ5 Pooling and Servicing Agreement, which as of the date hereof is GMAC Commercial Mortgage Corporation.

     "2003-IQ5 Operating Adviser" means the operating adviser appointed under the 2003-IQ5 Pooling and Servicing Agreement.

     "2003-IQ5 Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, dated as of September 1, 2003, among Morgan Stanley Capital I Inc., as depositor, the 2003-IQ5 Master Servicer, the 2003-IQ5 Special Servicer, the 2003-IQ5 Trustee and the 2003-IQ5 Fiscal Agent.

     "2003-IQ5 Special Servicer" means the "special servicer" under the 2003-IQ5 Pooling and Servicing Agreement, which as of the date hereof is Midland Loan Services, Inc., or, as it relates to the Berkeley & Brown Loan Group, is ARCap Servicing, Inc.

     "2003-IQ5 Trustee" means the "trustee" under the 2003-IQ5 Pooling and Servicing Agreement, which as of the date hereof is LaSalle Bank National Association, a national banking association.

     "2003-TOP11 Fiscal Agent" means the "fiscal agent" under the 2003-TOP11 Pooling and Servicing Agreement, which as of the date hereof is ABN AMRO Bank N.V.

         "2003-TOP11 Master Servicer" means the "master servicer" under the 2003-TOP11 Pooling and Servicing Agreement, which as of the date hereof is Wells Fargo Bank, National Association.

     "2003-TOP11 Operating Adviser" means the "operating adviser" under the 2003-TOP11 Pooling and Servicing Agreement, which as of the date hereof is ARCap CMBS Fund REIT, Inc.

     "2003-TOP11 Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, dated as of August 1, 2003, among Morgan Stanley Capital I Inc., as depositor, the 2003-TOP11 Master Servicer, the 2003-TOP11 Special Servicer, the 2003-TOP11 Trustee and the 2003-TOP11 Fiscal Agent.

     "2003-TOP11 Special Servicer" means the "special servicer" under the 2003-TOP11 Pooling and Servicing Agreement, which as of the date hereof is ARCap Servicing, Inc.

     "2003-TOP11 Trustee" means the "trustee" under the 2003-TOP11 Pooling and Servicing Agreement, which as of the date hereof is LaSalle Bank National Association, a national banking association.

     "Underwritable Cash Flow" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

     "Underwriters" means Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC.

     "Underwriting Agreement" means that agreement, dated October ___, 2003, entered into by Bear Stearns Commercial Mortgage Securities Inc., Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC.

     "Unpaid Interest" means, on any distribution date with respect to any class of interests or certificates (other than the Residual Certificates), the portion of Distributable Certificate Interest for such class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass-Through Rate.

     "WAC" - See "Weighted Average Net Mortgage Rate."

     "Weighted Average Net Mortgage Rate" or "WAC" means, for any Distribution Date, the weighted average of the Net Mortgage Rates for the mortgage loans (in the case of each mortgage loan that is a Non-30/360 Mortgage Loan, adjusted as described under the definition of Net Mortgage Rate), weighted on the basis of their respective Scheduled Principal Balances as of the close of business on the preceding Distribution Date.

     "Wells Fargo" means Wells Fargo Bank, National Association.

     "WestShore Plaza Companion Loan" means the mortgage loan secured by the WestShore Plaza Pari Passu Mortgage on a pari passu basis with the WestShore Plaza Pari Passu Loan.

     "WestShore Plaza Pari Passu Loan" means Mortgage Loan No. 2, which is secured on a pari passu basis with the WestShore Plaza Companion Loan pursuant to the WestShore Plaza Pari Passu Mortgage.

     "WestShore Plaza Pari Passu Mortgage" means the mortgage securing the WestShore Plaza Pari Passu Loan and the WestShore Plaza Companion Loan.

     "WFB Loans" means the mortgage loans that were originated by Wells Fargo or its affiliates.

     "Workout Fee" means that fee, payable with respect to any Rehabilitated Mortgage Loan, the WestShore Plaza Companion Loan or any B Note, equal to 1.00% of the amount of each collection of interest (other than default interest and any Excess Interest) and principal received (including any Condemnation Proceeds received and applied as a collection of such interest and principal) on such mortgage loan, the WestShore Plaza Companion Loan or B Note for so long as it remains a Rehabilitated Mortgage Loan.

     "Yield Maintenance Charge" means, with respect to any Distribution Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments.

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS
-------------------------------------------------------------------------------------------------------
                                                                              PERCENT BY    WEIGHTED
                                                              AGGREGATE        AGGREGATE     AVERAGE
                                          NUMBER OF         CUT-OFF DATE     CUT-OFF DATE   MORTGAGE
LOAN SELLER                             MORTGAGE LOANS       BALANCE ($)      BALANCE (%)   RATE (%)
-------------------------------------------------------------------------------------------------------
Bear Stearns Commercial Mortgage, Inc.             35        327,769,174          28.2       4.789
Morgan Stanley Mortgage Capital Inc.               10        252,935,175          21.8       5.143
Principal Commercial Funding, LLC                  40        231,167,780          19.9       5.328
Wells Fargo Bank, N.A.                             47        229,756,537          19.8       5.492
John Hancock Real Estate Finance, Inc.             20        119,494,127          10.3       5.125
-------------------------------------------------------------------------------------------------------
TOTAL:                                            152     $1,161,122,793         100.0%      5.147%
=======================================================================================================


MORTGAGE LOAN SELLERS
-------------------------------------------------------------------------------------------
                                         WEIGHTED                    WEIGHTED       WEIGHTED
                                         AVERAGE       WEIGHTED      AVERAGE        AVERAGE
                                        REMAINING      AVERAGE     CUT-OFF DATE     BALLOON
LOAN SELLER                             TERM (MOS.)    DSCR (x)       LTV (%)        LTV (%)
-------------------------------------------------------------------------------------------
Bear Stearns Commercial Mortgage, Inc.     87            2.48         59.0           52.1
Morgan Stanley Mortgage Capital Inc.       94            2.03         62.5           55.8
Principal Commercial Funding, LLC         136            1.81         57.5           33.5
Wells Fargo Bank, N.A.                    125            1.95         59.9           44.9
John Hancock Real Estate Finance, Inc.    114            2.34         59.8           48.2
-------------------------------------------------------------------------------------------
TOTAL:                                    109            2.13x        59.7%          47.4%
===========================================================================================


CUT-OFF DATE BALANCES
------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY       WEIGHTED
                                                           AGGREGATE        AGGREGATE        AVERAGE
                                         NUMBER OF        CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
CUT-OFF DATE BALANCE ($)              MORTGAGE LOANS       BALANCE ($)      BALANCE (%)      RATE (%)
------------------------------------------------------------------------------------------------------
1 - 1,000,000                                     3          2,650,823         0.2            5.869
1,000,001 - 2,000,000                            36         55,398,149         4.8            5.578
2,000,001 - 3,000,000                            12         29,740,458         2.6            5.284
3,000,001 - 4,000,000                            23         80,306,086         6.9            5.511
4,000,001 - 5,000,000                            12         55,862,117         4.8            5.322
5,000,001 - 6,000,000                            11         61,475,610         5.3            5.251
6,000,001 - 7,000,000                             5         33,249,782         2.9            5.144
7,000,001 - 8,000,000                             5         38,067,307         3.3            5.524
8,000,001 - 9,000,000                             4         35,068,747         3.0            5.896
9,000,001 - 10,000,000                           12        115,479,267         9.9            5.131
10,000,001 - 15,000,000                          12        155,059,112        13.4            5.471
15,000,001 - 20,000,000                           9        159,452,413        13.7            5.331
20,000,001 - 25,000,000                           1         20,900,000         1.8            3.750
25,000,001 >=                                     7        318,412,921        27.4            4.632
------------------------------------------------------------------------------------------------------
TOTAL:                                          152     $1,161,122,793       100.0%           5.147%
======================================================================================================


CUT-OFF DATE BALANCES
-----------------------------------------------------------------------------------------------
                                        WEIGHTED                   WEIGHTED       WEIGHTED
                                        AVERAGE     WEIGHTED       AVERAGE        AVERAGE
                                       REMAINING     AVERAGE     CUT-OFF DATE     BALLOON
CUT-OFF DATE BALANCE ($)              TERM (MOS.)    DSCR (x)      LTV (%)        LTV (%)
-----------------------------------------------------------------------------------------------
1 - 1,000,000                            163          3.69          30.6           15.3
1,000,001 - 2,000,000                    125          3.21          52.8           37.0
2,000,001 - 3,000,000                    122          1.97          59.0           38.9
3,000,001 - 4,000,000                    128          2.06          54.0           39.3
4,000,001 - 5,000,000                    114          1.88          61.4           47.9
5,000,001 - 6,000,000                    112          1.98          61.9           49.6
6,000,001 - 7,000,000                    116          2.15          61.0           44.6
7,000,001 - 8,000,000                    127          1.77          63.8           43.8
8,000,001 - 9,000,000                    137          1.52          63.1           40.4
9,000,001 - 10,000,000                   106          2.42          57.2           46.3
10,000,001 - 15,000,000                  105          2.11          57.1           50.1
15,000,001 - 20,000,000                  120          1.91          61.4           48.6
20,000,001 - 25,000,000                   58          3.52          60.6           60.6
25,000,001 >=                             92          2.07          62.2           50.9
-----------------------------------------------------------------------------------------------
TOTAL:                                   109          2.13x         59.7%          47.4%
===============================================================================================

Minimum: $659,077
Maximum: $66,587,397
Average: $7,638,966

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

STATES
-------------------------------------------------------------------------------------------------------------
                                                                                   PERCENT BY      WEIGHTED
                                                                  AGGREGATE         AGGREGATE       AVERAGE
                                           NUMBER OF            CUT-OFF DATE      CUT-OFF DATE    MORTGAGE
STATE                                 MORTGAGE PROPERTIES        BALANCE ($)       BALANCE (%)     RATE (%)
-------------------------------------------------------------------------------------------------------------
Southern California                                  26          112,524,018           9.7          5.277
Northern California                                  14          108,297,348           9.3          4.238
Florida                                              13          139,354,260          12.0          4.901
New York                                             12          136,427,614          11.7          4.776
New Jersey                                           11          121,643,094          10.5          5.045
Massachusetts                                         7          104,661,338           9.0          5.861
Texas                                                10           70,024,983           6.0          5.440
Arizona                                               6           43,630,697           3.8          5.524
Virginia                                              7           37,632,603           3.2          5.232
Illinois                                              4           36,904,073           3.2          5.340
Maryland                                              3           29,603,240           2.5          5.294
Colorado                                              4           23,599,795           2.0          5.551
Michigan                                              3           21,777,169           1.9          4.210
Utah                                                  5           18,501,732           1.6          4.396
Pennsylvania                                          3           18,144,385           1.6          5.789
Georgia                                               8           17,590,779           1.5          5.649
North Carolina                                        6           17,324,153           1.5          4.775
Alabama                                               1           13,777,409           1.2          5.900
Kentucky                                              2           12,572,015           1.1          5.782
Oregon                                                3           10,776,598           0.9          4.559
Ohio                                                  3           10,493,340           0.9          5.641
Idaho                                                 3           10,319,852           0.9          6.490
New Hampshire                                         1            8,869,876           0.8          6.460
Oklahoma                                              1            8,820,172           0.8          5.700
Indiana                                               1            7,987,919           0.7          6.040
Minnesota                                             2            5,384,404           0.5          5.675
Hawaii                                                1            4,135,076           0.4          5.870
South Carolina                                        1            3,480,000           0.3          4.650
Washington                                            2            2,628,773           0.2          5.802
Nevada                                                2            2,290,699           0.2          5.960
Alaska                                                1            1,945,379           0.2          6.790
-------------------------------------------------------------------------------------------------------------
TOTAL:                                              166       $1,161,122,793         100.0%         5.147%
=============================================================================================================


STATES
------------------------------------------------------------------------------------------
                                         WEIGHTED                 WEIGHTED        WEIGHTED
                                         AVERAGE      WEIGHTED     AVERAGE        AVERAGE
                                        REMAINING     AVERAGE    CUT-OFF DATE     BALLOON
STATE                                  TERM (MOS.)    DSCR (x)     LTV (%)        LTV (%)
------------------------------------------------------------------------------------------
Southern California                       106           2.06        59.2           49.4
Northern California                        99           2.18        56.4           44.9
Florida                                   105           2.33        60.6           53.7
New York                                  113           2.78        52.6           46.2
New Jersey                                133           1.82        58.5           30.6
Massachusetts                              78           2.19        58.8           52.5
Texas                                     101           1.62        70.9           58.8
Arizona                                   107           1.79        66.1           55.5
Virginia                                  128           2.09        59.8           32.8
Illinois                                   93           1.91        61.1           50.9
Maryland                                  110           1.97        67.9           58.0
Colorado                                  112           1.66        60.1           50.1
Michigan                                  129           4.10        39.6           31.1
Utah                                       66           1.75        67.8           58.8
Pennsylvania                              118           1.52        74.4           62.8
Georgia                                   115           2.03        60.1           52.9
North Carolina                            112           2.57        52.9           38.7
Alabama                                   111           2.15        49.2           42.1
Kentucky                                  116           1.55        74.7           53.5
Oregon                                     74           1.73        67.0           57.8
Ohio                                      170           1.69        65.2           30.0
Idaho                                     117           2.14        45.4           30.7
New Hampshire                             109           1.45        68.2           54.6
Oklahoma                                  238           1.32        59.6            0.4
Indiana                                   112           1.46        76.8           65.8
Minnesota                                 117           1.70        62.5           51.0
Hawaii                                    113           1.63        68.9           58.8
South Carolina                             79           2.98        53.1           53.1
Washington                                118           1.64        62.2           52.7
Nevada                                    117           2.58        40.3           31.4
Alaska                                    118           1.45        74.8           59.8
------------------------------------------------------------------------------------------
TOTAL:                                    109           2.13x       59.7%          47.4%
==========================================================================================

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

PROPERTY TYPES
------------------------------------------------------------------------------------------------------------------
                                                                                        PERCENT BY      WEIGHTED
                                                                        AGGREGATE       AGGREGATE       AVERAGE
                                             NUMBER OF                 CUT-OFF DATE    CUT-OFF DATE    MORTGAGE
PROPERTY TYPE                                MORTGAGE PROPERTIES       BALANCE ($)      BALANCE (%)     RATE (%)
------------------------------------------------------------------------------------------------------------------
Retail
      Anchored                                                40      473,216,848          40.8          4.756
      Unanchored                                              17       69,594,101           6.0          5.638
      Shadow Anchored                                          8       36,082,426           3.1          5.080
      Free Standing                                           10       23,515,398           2.0          5.436
      Big Box                                                  1        1,340,836           0.1          5.900
------------------------------------------------------------------------------------------------------------------
            SUBTOTAL:                                         76     $603,749,609          52.0%         4.906%
Office
      Urban                                                    7      129,910,898          11.2          5.194
      Suburban                                                12       99,854,458           8.6          5.813
      Medical                                                  3        5,812,516           0.5          5.659
------------------------------------------------------------------------------------------------------------------
            SUBTOTAL:                                         22     $235,577,872          20.3%         5.468%
Industrial
      Warehouse                                               10       40,077,730           3.5          6.131
      Flex Industrial                                          6       36,769,284           3.2          5.679
      Light Industrial                                        13       26,278,348           2.3          5.400
------------------------------------------------------------------------------------------------------------------
            SUBTOTAL:                                         29     $103,125,363           8.9%         5.783%
Multifamily
      Garden                                                   8       50,051,247           4.3          5.300
      High-Rise                                                4       30,239,199           2.6          4.803
      Student Housing                                          1        8,820,172           0.8          5.700
      Low-Rise                                                 5        7,216,296           0.6          5.699
------------------------------------------------------------------------------------------------------------------
            SUBTOTAL:                                         18      $96,326,914           8.3%         5.210%
Mixed Use
      Retail/Office                                            6       37,476,020           3.2          5.173
------------------------------------------------------------------------------------------------------------------
            SUBTOTAL:                                          6      $37,476,020           3.2%         5.173%
Other
      Leased Fee                                               3       28,944,882           2.5          4.928
------------------------------------------------------------------------------------------------------------------
            SUBTOTAL:                                          3      $28,944,882           2.5%         4.928%
Manufactured Housing Community
      Manufactured Housing Community                           5       27,967,414           2.4          4.451
------------------------------------------------------------------------------------------------------------------
            SUBTOTAL:                                          5      $27,967,414           2.4%         4.451%
Hospitality
      Limited Service                                          4       17,398,853           1.5          6.335
------------------------------------------------------------------------------------------------------------------
            SUBTOTAL:                                          4      $17,398,853           1.5%         6.335%
Self Storage
      Self Storage                                             3       10,555,868           0.9          5.391
------------------------------------------------------------------------------------------------------------------
            SUBTOTAL:                                          3      $10,555,868           0.9%         5.391%
------------------------------------------------------------------------------------------------------------------
TOTAL:                                                       166   $1,161,122,793         100.0%         5.147%
==================================================================================================================


PROPERTY TYPES
-------------------------------------------------------------------------------------------------
                                             WEIGHTED                     WEIGHTED       WEIGHTED
                                              AVERAGE       WEIGHTED      AVERAGE        AVERAGE
                                             REMAINING      AVERAGE     CUT-OFF DATE     BALLOON
PROPERTY TYPE                               TERM (MOS.)     DSCR (x)      LTV (%)        LTV (%)
-------------------------------------------------------------------------------------------------
Retail
      Anchored                                   96          2.20          62.9            53.6
      Unanchored                                117          1.66          65.2            50.1
      Shadow Anchored                           109          1.72          68.2            55.9
      Free Standing                             147          1.77          65.4            43.9
      Big Box                                   118          1.67          42.7            19.4
-------------------------------------------------------------------------------------------------
            SUBTOTAL:                           101          2.09x         63.5%           52.9%
Office
      Urban                                      83          2.31          58.4            55.1
      Suburban                                  112          1.93          57.5            48.0
      Medical                                   197          2.12          42.8             8.3
-------------------------------------------------------------------------------------------------
            SUBTOTAL:                            98          2.14x         57.6%           50.9%
Industrial
      Warehouse                                 125          1.60          60.2            38.5
      Flex Industrial                           117          1.63          62.3            49.7
      Light Industrial                          116          2.29          53.5            44.4
-------------------------------------------------------------------------------------------------
            SUBTOTAL:                           120          1.78x         59.2%           44.0%
Multifamily
      Garden                                    150          1.44          60.5            19.6
      High-Rise                                 157          4.45          43.2            28.3
      Student Housing                           238          1.32          59.6             0.4
      Low-Rise                                  118          2.38          56.6            46.6
-------------------------------------------------------------------------------------------------
            SUBTOTAL:                           158          2.45x         54.7%           22.6%
Mixed Use
      Retail/Office                             117          1.98          53.6            43.3
-------------------------------------------------------------------------------------------------
            SUBTOTAL:                           117          1.98x         53.6%           43.3%
Other
      Leased Fee                                 97          1.76          47.9            34.3
-------------------------------------------------------------------------------------------------
            SUBTOTAL:                            97          1.76x         47.9%           34.3%
Manufactured Housing Community
      Manufactured Housing Community            123          3.75          42.3            36.1
-------------------------------------------------------------------------------------------------
            SUBTOTAL:                           123          3.75x         42.3%           36.1%
Hospitality
      Limited Service                           141          1.85          50.4            18.7
-------------------------------------------------------------------------------------------------
            SUBTOTAL:                           141          1.85x         50.4%           18.7%
Self Storage
      Self Storage                              117          2.15          53.7            42.5
-------------------------------------------------------------------------------------------------
            SUBTOTAL:                           117          2.15x         53.7%           42.5%
-------------------------------------------------------------------------------------------------
TOTAL:                                          109          2.13x         59.7%           47.4%
=================================================================================================

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

MORTGAGE RATES
---------------------------------------------------------------------------------------------------------------------
                                                                                             PERCENT BY    WEIGHTED
                                                                         AGGREGATE           AGGREGATE     AVERAGE
                                                  NUMBER OF             CUT-OFF DATE        CUT-OFF DATE   MORTGAGE
MORTGAGE RATE (%)                              MORTGAGE LOANS            BALANCE ($)         BALANCE (%)   RATE (%)
---------------------------------------------------------------------------------------------------------------------
<= 4.500                                              14                   205,903,678           17.7       3.964
4.501 - 5.000                                         24                   248,244,041           21.4       4.790
5.001 - 5.500                                         42                   339,764,680           29.3       5.192
5.501 - 6.000                                         52                   245,812,968           21.2       5.749
6.001 - 6.500                                         14                    79,004,264            6.8       6.209
6.501 <=                                               6                    42,393,162            3.7       7.161
---------------------------------------------------------------------------------------------------------------------
TOTAL:                                               152                $1,161,122,793          100.0%      5.147%
=====================================================================================================================


MORTGAGE RATES
--------------------------------------------------------------------------------------------------
                                                 WEIGHTED                   WEIGHTED      WEIGHTED
                                                 AVERAGE       WEIGHTED      AVERAGE       AVERAGE
                                                REMAINING      AVERAGE     CUT-OFF DATE    BALLOON
MORTGAGE RATE (%)                               TERM (MOS.)    DSCR (x)      LTV (%)       LTV (%)
--------------------------------------------------------------------------------------------------
<= 4.500                                             79            2.70        57.9         51.9
4.501 - 5.000                                       116            2.41        57.2         47.3
5.001 - 5.500                                       109            2.10        60.6         47.1
5.501 - 6.000                                       123            1.72        60.0         42.9
6.001 - 6.500                                       120            1.66        63.7         47.8
6.501 <=                                            102            1.25        67.6         54.4
--------------------------------------------------------------------------------------------------
TOTAL:                                              109            2.13x       59.7%        47.4%
==================================================================================================

Minimum: 3.430%
Maximum: 7.520%
Weighted Average: 5.147%


ORIGINAL TERMS TO STATED MATURITY
-----------------------------------------------------------------------------------------------------------
                                                                                              PERCENT BY
                                                                          AGGREGATE           AGGREGATE
                                                 NUMBER OF              CUT-OFF DATE         CUT-OFF DAT
ORIGINAL TERM TO STATED MATURITY (MOS.)        MORTGAGE LOANS            BALANCE ($)          BALANCE (%)
-----------------------------------------------------------------------------------------------------------
1 - 60                                                      8            125,908,996             10.8
61 - 120                                                  122            884,723,271             76.2
121 - 180                                                  16            130,351,984             11.2
181 - 240                                                   6             20,138,542              1.7
----------------------------------------------------------------------------------------------------------
TOTAL:                                                    152         $1,161,122,793            100.0%
==========================================================================================================



-----------------------------------------------------------------------------------------------------------
                                WEIGHTED        WEIGHTED                        WEIGHTED         WEIGHTED
                                AVERAGE         AVERAGE         WEIGHTED        AVERAGE          AVERAGE
                                EMORTGAGE      REMAINING        AVERAGE       CUT-OFF DATE       BALLOON
                                 RATE (%)      TERM (MOS.)      DSCR (x)         LTV (%)          LTV (%)
-----------------------------------------------------------------------------------------------------------
1 - 60                            4.835           56             2.69             58.1              57.1
61 - 120                          5.185           104            2.11             61.0              51.8
121 - 180                         5.106           169            1.79             53.2              14.9
181 - 240                         5.693           233            1.61             55.7               2.8
-----------------------------------------------------------------------------------------------------------
TOTAL:                            5.147%          109            2.13x            59.7%             47.4%
===========================================================================================================

Minimum: 48 mos.
Maximum: 240 mos.
Weighted Average: 112 mos.

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


REMAINING TERMS TO STATED MATURITY

-----------------------------------------------------------------------------------------------------------
                                                                                              PERCENT BY
                                                                        AGGREGATE              AGGREGATE
                                                  NUMBER OF           CUT-OFF DATE           CUT-OFF DATE
REMAINING TERM TO STATED MATURITY (MOS.)        MORTGAGE LOANS         BALANCE ($)             BALANCE (%)
-----------------------------------------------------------------------------------------------------------
1 - 60                                                      8           125,908,996               10.8
61 - 120                                                  122           884,723,271               76.2
121 - 180                                                  16           130,351,984               11.2
181 - 240                                                   6            20,138,542                1.7
-----------------------------------------------------------------------------------------------------------
TOTAL:                                                    152        $1,161,122,793              100.0%
===========================================================================================================
Minimum: 40 mos.
Maximum: 239 mos.
Weighted Average: 109 mos.



-----------------------------------------------------------------------------------------------------------
                                WEIGHTED      WEIGHTED                       WEIGHTED           WEIGHTED
                                AVERAGE       AVERAGE         WEIGHTED       AVERAGE            AVERAGE
                                MORTGAGE     REMAINING        AVERAGE      CUT-OFF DATE         BALLOON
                                RATE (%)    TERM (MOS.)       DSCR (x)        LTV (%)           LTV (%)
-----------------------------------------------------------------------------------------------------------
1 - 60                          4.835           56              2.69          58.1               57.1
61 - 120                        5.185          104              2.11          61.0               51.8
121 - 180                       5.106          169              1.79          53.2               14.9
181 - 240                       5.693          233              1.61          55.7                2.8
-----------------------------------------------------------------------------------------------------------
TOTAL:                          5.147%         109              2.13x         59.7%              47.4%
===========================================================================================================





ORIGINAL AMORTIZATION TERMS

-----------------------------------------------------------------------------------------------------------
                                                                                              PERCENT BY
                                                                         AGGREGATE             AGGREGATE
                                                  NUMBER OF            CUT-OFF DATE          CUT-OFF DATE
ORIGINAL AMORTIZATION TERM (MOS.)               MORTGAGE LOANS           BALANCE ($)           BALANCE (%)
-----------------------------------------------------------------------------------------------------------
BALLOON LOANS
Interest Only                                               21           251,205,750              21.6
121 - 180                                                    1             1,340,836               0.1
181 - 240                                                    9            44,407,683               3.8
241 - 300                                                   38           314,416,237              27.1
301 - 360                                                   66           458,200,351              39.5
-----------------------------------------------------------------------------------------------------------
SUBTOTAL:                                                  135        $1,069,570,857              92.1%

FULLY AMORTIZING LOANS
121 - 180                                                   12            74,737,242               6.4
181 - 240                                                    5            16,814,695               1.4
-----------------------------------------------------------------------------------------------------------
SUBTOTAL:                                                   17           $91,551,937               7.9%
-----------------------------------------------------------------------------------------------------------
TOTAL:                                                     152        $1,161,122,793             100.0%
===========================================================================================================

Minimum: 144 mos.
Maximum: 360 mos.
Weighted Average: 315 mos.




-----------------------------------------------------------------------------------------------------------
                                      WEIGHTED       WEIGHTED                      WEIGHTED        WEIGHTED
                                      AVERAGE        AVERAGE         WEIGHTED      AVERAGE         AVERAGE
                                      MORTGAGE      REMAINING        AVERAGE     CUT-OFF DATE      BALLOON
                                      RATE (%)      TERM (MOS.)      DSCR (x)       LTV (%)          LTV (%)
-----------------------------------------------------------------------------------------------------------
BALLOON LOANS
Interest Only                          4.693           78             3.14           55.4           55.4
121 - 180                              5.900          118             1.67           42.7           19.4
181 - 240                              6.468          112             1.57           58.4           39.9
241 - 300                              4.916          106             1.85           60.9           47.1
301 - 360                              5.367          112             1.96           62.6           53.3
-----------------------------------------------------------------------------------------------------------
SUBTOTAL:                              5.122%         102             2.19x          60.2%          51.4%

FULLY AMORTIZING LOANS
121 - 180                              5.391          170             1.41           54.6            1.1
181 - 240                              5.646          232             1.67           51.9            0.6
-----------------------------------------------------------------------------------------------------------
SUBTOTAL:                              5.438%         181             1.46x          54.1%           1.0%
-----------------------------------------------------------------------------------------------------------
TOTAL:                                 5.147%         109             2.13x          59.7%          47.4%
===========================================================================================================

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


REMAINING AMORTIZATION TERMS

-----------------------------------------------------------------------------------------------------------
                                                                                               PERCENT BY
                                                                          AGGREGATE             AGGREGATE
                                                NUMBER OF               CUT-OFF DATE          CUT-OFF DATE
REMAINING AMORTIZATION TERM (MOS.)            MORTGAGE LOANS              BALANCE ($)           BALANCE (%)
-----------------------------------------------------------------------------------------------------------
BALLOON LOANS
Interest Only                                             21             251,205,750              21.6
121 - 180                                                  1               1,340,836               0.1
181 - 240                                                  9              44,407,683               3.8
241 - 300                                                 38             314,416,237              27.1
301 - 360                                                 66             458,200,351              39.5
-----------------------------------------------------------------------------------------------------------
SUBTOTAL:                                                135          $1,069,570,857              92.1%

FULLY AMORTIZING LOANS
121 - 180                                                 12              74,737,242               6.4
181 - 240                                                  5              16,814,695               1.4
-----------------------------------------------------------------------------------------------------------
SUBTOTAL:                                                 17             $91,551,937               7.9%
-----------------------------------------------------------------------------------------------------------
TOTAL:                                                   152          $1,161,122,793             100.0%
===========================================================================================================

Minimum: 143 mos.
Maximum: 360 mos.
Weighted Average: 311 mos.



----------------------------------------------------------------------------------------------------------
                                        WEIGHTED     WEIGHTED                     WEIGHTED      WEIGHTED
                                        AVERAGE      AVERAGE       WEIGHTED       AVERAGE       AVERAGE
                                        MORTGAGE    REMAINING       AVERAGE     CUT-OFF DATE    BALLOON
REMAINING AMORTIZATION TERM (MOS.)      RATE (%)    TERM (MOS.)     DSCR (x)        LTV (%)      LTV (%)
----------------------------------------------------------------------------------------------------------
BALLOON LOANS
Interest Only                           4.693          78            3.14          55.4           55.4
121 - 180                               5.900         118            1.67          42.7           19.4
181 - 240                               6.468         112            1.57          58.4           39.9
241 - 300                               4.916         106            1.85          60.9           47.1
301 - 360                               5.367         112            1.96          62.6           53.3
---------------------------------------------------------------------------------------------------------
SUBTOTAL:                               5.122%        102            2.19x         60.2%          51.4%

FULLY AMORTIZING LOANS
121 - 180                               5.391         170            1.41          54.6            1.1
181 - 240                               5.646         232            1.67          51.9            0.6
----------------------------------------------------------------------------------------------------------
SUBTOTAL:                               5.438%        181            1.46x         54.1%           1.0%
----------------------------------------------------------------------------------------------------------
TOTAL:                                  5.147%        109            2.13x         59.7%          47.4%
==========================================================================================================




DEBT SERVICE COVERAGE RATIOS
-----------------------------------------------------------------------------------------------------------
                                                                                              PERCENT BY
                                                                         AGGREGATE             AGGREGATE
                                                NUMBER OF              CUT-OFF DATE          CUT-OFF DATE
DEBT SERVICE COVERAGE RATIO (X)               MORTGAGE LOANS             BALANCE ($)          BALANCE (%)
-----------------------------------------------------------------------------------------------------------
(smaller or equal to) 1.25                                5              40,193,784               3.5
1.26 - 1.35                                               9              50,341,130               4.3
1.36 - 1.45                                              10              76,731,997               6.6
1.46 - 1.55                                              10              54,368,370               4.7
1.56 - 1.65                                              18             123,286,254              10.6
1.66 - 1.75                                              15             117,796,198              10.1
1.76 - 1.85                                               9              35,663,125               3.1
1.86 (smaller or equal to)                               76             662,741,936              57.1
-----------------------------------------------------------------------------------------------------------
TOTAL:                                                  152          $1,161,122,793             100.0%
===========================================================================================================

Minimum: 1.20x
Maximum: 35.43x
Weighted Average: 2.13x



-------------------------------------------------------------------------------------------------------------------
                                         WEIGHTED      WEIGHTED                       WEIGHTED         WEIGHTED
                                          AVERAGE       AVERAGE        WEIGHTED        AVERAGE         AVERAGE
                                         MORTGAGE      REMAINING        AVERAGE    CUT-OFF DATE        BALLOON
DEBT SERVICE COVERAGE RATIO (X)          RATE (%)     TERM (MOS.)       DSCR (x)        LTV (%)        LTV (%)
-------------------------------------------------------------------------------------------------------------------
(smaller or equal to) 1.25               6.918           121              1.21          64.8             37.4
1.26 - 1.35                              5.966           151              1.31          65.0             34.5
1.36 - 1.45                              5.601           147              1.41          59.5             20.7
1.46 - 1.55                              5.802           115              1.50          70.1             57.2
1.56 - 1.65                              5.336           104              1.59          69.4             56.2
1.66 - 1.75                              5.206           100              1.72          66.6             55.7
1.76 - 1.85                              5.166           93               1.79          55.1             45.6
1.86 (smaller or equal to)               4.825           103              2.58          55.4             48.2
-------------------------------------------------------------------------------------------------------------------
TOTAL:                                   5.147%          109              2.13x         59.7%            47.4%
===================================================================================================================

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


LOAN-TO-VALUE RATIOS

-----------------------------------------------------------------------------------------------------------
                                                                                               PERCENT BY
                                                                          AGGREGATE             AGGREGATE
                                               NUMBER OF                CUT-OFF DATE          CUT-OFF DATE
LOAN-TO-VALUE RATIO (%)                      MORTGAGE LOANS              BALANCE ($)           BALANCE (%)
-----------------------------------------------------------------------------------------------------------
(smaller or equal to) 25.0                                2               2,998,003               0.3
25.1 - 35.0                                               5              12,420,391               1.1
35.1 - 45.0                                              14              92,021,210               7.9
45.1 - 55.0                                              39             230,524,584              19.9
55.1 - 65.0                                              51              92,409,215              42.4
65.1 - 75.0                                              34             260,547,330              22.4
75.1 - 85.0                                               7              70,202,061               6.0
-----------------------------------------------------------------------------------------------------------
TOTAL:                                                  152          $1,161,122,793             100.0%
===========================================================================================================

Minimum: 4.4%
Maximum: 77.3%
Weighted Average: 59.7%



------------------------------------------------------------------------------------------------------------
                                          WEIGHTED     WEIGHTED                    WEIGHTED       WEIGHTED
                                          AVERAGE      AVERAGE        WEIGHTED     AVERAGE        AVERAGE
                                          MORTGAGE    REMAINING      AVERAGE     CUT-OFF DATE     BALLOON
LOAN-TO-VALUE RATIO (%)                   RATE (%)    TERM (MOS.)    DSCR (x)       LTV (%)       LTV (%)
------------------------------------------------------------------------------------------------------------
(smaller or equal to) 25.0                 4.956        119            25.93          7.3            6.6
25.1 - 35.0                                5.575        157             2.63         31.5           17.6
35.1 - 45.0                                4.838        135             2.65         40.0           26.4
45.1 - 55.0                                5.072         96             2.60         52.5           45.6
55.1 - 65.0                                4.992        112             2.01         60.0           45.6
65.1 - 75.0                                5.535        102             1.62         70.0           57.6
75.1 - 85.0                                5.383        107             1.54         76.5           62.5
------------------------------------------------------------------------------------------------------------
TOTAL:                                     5.147%       109             2.13x        59.7%          47.4%
============================================================================================================



BALLOON LOAN-TO-VALUE RATIOS

-----------------------------------------------------------------------------------------------------------
                                                                                               PERCENT BY
                                                                         AGGREGATE             AGGREGATE
                                               NUMBER OF                CUT-OFF DATE          CUT-OFF DATE
BALLOON LOAN-TO-VALUE RATIO (%)              MORTGAGE LOANS              BALANCE ($)           BALANCE (%)
-----------------------------------------------------------------------------------------------------------
0.1 - 25.0                                               24               121,960,965             10.5
25.1 - 35.0                                              15                69,769,136              6.0
35.1 - 45.0                                              26               143,093,894             12.3
45.1 - 55.0                                              50                38,407,608             37.8
55.1 - 65.0                                              33               334,301,382             28.8
65.1 - 75.0                                               4                53,589,808              4.6
----------------------------------------------------------------------------------------------------------
TOTAL:                                                  152            $1,161,122,793            100.0%
==========================================================================================================

Minimum: 0.4%
Maximum: 69.9%
Weighted Average: 47.4%



------------------------------------------------------------------------------------------------------------
                                          WEIGHTED     WEIGHTED                   WEIGHTED       WEIGHTED
                                          AVERAGE      AVERAGE       WEIGHTED     AVERAGE        AVERAGE
                                          MORTGAGE    REMAINING      AVERAGE    CUT-OFF DATE     BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)           RATE (%)    TERM (MOS.)    DSCR (x)      LTV (%)       LTV (%)
------------------------------------------------------------------------------------------------------------
0.1 - 25.0                                5.311          179           2.24         50.5            5.7
25.1 - 35.0                               5.075          133           2.38         46.7           31.8
35.1 - 45.0                               5.418          115           2.19         51.7           41.2
45.1 - 55.0                               4.946           96           2.24         60.0           51.7
55.1 - 65.0                               5.241           96           1.93         66.3           59.5
65.1 - 75.0                               5.207           81           1.72         75.3           68.0
------------------------------------------------------------------------------------------------------------
TOTAL:                                    5.147%         109           2.13x        59.7%          47.4%
============================================================================================================

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

-----------------------------------------------------------------------------------------------
Prepayment Restrictions                 OCT-03                  OCT-04          OCT-05
-----------------------------------------------------------------------------------------------
Locked Out                              100.00%                 98.42%           97.25%
Greater of YM and 1.00% (2)(3)            0.00%                  1.58%            2.75%
Greater of YM and 3.00% (2)(3)            0.00%                  0.00%            0.00%
Open                                      0.00%                  0.00%            0.00%
-----------------------------------------------------------------------------------------------
TOTALS                                  100.00%                100.00%          100.00%
-----------------------------------------------------------------------------------------------
Pool Balance Outstanding              $1,161,122,793        $1,144,206,170  $1,125,882,580
% Initial Pool Balance                  100.00%                 98.54%           96.96%
-----------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------
Prepayment Restrictions              OCT-06            OCT-07             OCT-08
------------------------------------------------------------------------------------
Locked Out                           70.43%            66.34%             63.20%
Greater of YM and 1.00% (2)(3)       29.57%            33.66%             36.80%
Greater of YM and 3.00% (2)(3)        0.00%             0.00%              0.00%
Open                                  0.00%             0.00%              0.00%
------------------------------------------------------------------------------------
TOTALS                              100.00%           100.00%            100.00%
------------------------------------------------------------------------------------
Pool Balance Outstanding        $1,106,145,246    $1,084,311,192      $939,560,401
% Initial Pool Balance               95.27%            93.38%             80.92%
------------------------------------------------------------------------------------




PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

-------------------------------------------------------------------------------------------
Prepayment Restrictions (cont'd)      OCT-09                  OCT-10          OCT-11
-------------------------------------------------------------------------------------------
Locked Out                            59.75%                  65.82%          66.88%
Greater of YM and 1.00% (2)(3)        38.07%                  34.18%          33.12%
Greater of YM and 3.00% (2)(3)         0.00%                   0.00%           0.00%
Open                                   2.17%                   0.00%           0.00%
-------------------------------------------------------------------------------------------
TOTALS                               100.00%                 100.00%         100.00%
-------------------------------------------------------------------------------------------
Pool Balance Outstanding           $884,137,964            $670,221,336    $637,816,584
% Initial Pool Balance                76.15%                  57.72%          54.93%
-------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------
Prepayment Restrictions (cont'd)       OCT-12            OCT-13              OCT-14
------------------------------------------------------------------------------------------
Locked Out                             58.59%            47.37%              44.87%
Greater of YM and 1.00% (2)(3)         35.12%            52.63%              55.13%
Greater of YM and 3.00% (2)(3)          0.00%             0.00%               0.00%
Open                                    6.30%             0.00%               0.00%
-------------------------------------------------------------------------------------------
TOTALS                                100.00%           100.00%             100.00%
-------------------------------------------------------------------------------------------
Pool Balance Outstanding            $549,701,794      $84,500,895         $75,652,270
% Initial Pool Balance                 47.34%             7.28%               6.52%
-------------------------------------------------------------------------------------------







PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

---------------------------------------------------------------------------------------------------------------
Prepayment Restrictions (cont'd)      OCT-15                  OCT-16
---------------------------------------------------------------------------------------------------------------
Locked Out                            50.62%                  50.80%
Greater of YM and 1.00% (2)(3)        49.38%                  49.20%
Greater of YM and 3.00% (2)(3)         0.00%                   0.00%
Open                                   0.00%                   0.00%
---------------------------------------------------------------------------------------------------------------
TOTALS                               100.00%                 100.00%
---------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding           $54,404,076             $43,216,231
% Initial Pool Balance                 4.69%                   3.72%
---------------------------------------------------------------------------------------------------------------


Notes: (1) The analysis is based on the Structuring Assumptions and a 0% CPR as discussed herein.
       (2) See Appendix II for a description of the Yield
           Maintenance.
       (3) DEF/YM1 loans have been modeled as Yield Maintenance.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

-----------------------------------------------------------------------------------------------------------------------------------


 MORTGAGE     MORTGAGE
 LOAN NO.     LOAN SELLER(1)     PROPERTY NAME(2)                                              STREET ADDRESS
-----------------------------------------------------------------------------------------------------------------------------------
     1        BSCMI              West Valley Mall                                              3200 South Naglee Road
     2        MSMC               WestShore Plaza                                               250 WestShore Plaza
     3        MSMC               200 Berkeley & Stephen L. Brown Buildings                     200 Berkeley & 197 Clarendon Street
     4        MSMC               360 Lexington                                                 360 Lexington Avenue
     5        MSMC               GGP Portfolio - Woodlands Village (I)                         2600 Woodlands Village Boulevard
     6        MSMC               GGP Portfolio - Riverside Plaza (I)                           1254 North State Street
     7        MSMC               GGP Portfolio - Division Crossing (I)                         16409 SE Division Street
     8        MSMC               GGP Portfolio - River Pointe Plaza (I)                        9000 South Redwood Road
     9        MSMC               GGP Portfolio - Fort Union (I)                                900 East 7200 South
    10        MSMC               GGP Portfolio - Halsey Crossing (I)                           1541 NE 181st Avenue
    11        MSMC               GGP Portfolio - Orem Plaza Center Street (I)                  40 West Center Street
    12        MSMC               GGP Portfolio - Austin Bluffs Plaza (I)                       4140 Austin Bluffs Parkway
    13        MSMC               GGP Portfolio - Orem Plaza State Street (I)                   115-153 N. State Street
    14        WFB                Westgate Marketplace                                          1120 - 1550 Fry Road
    15        PCF                Sun Valley Apartments                                         57 Passaic Avenue
    16        JHREF              Town Square Mall                                              2505 Vestal Parkway East
    17        PCF                Cedar Knolls Shopping Center                                  225 Ridgedale Avenue
    18        WFB                284 Mott Street                                               284 Mott Street
    19        BSCMI              Campus Marketplace                                            300-344 South Twin Oaks Valley Road
    20        MSMC               Gatlin Portfolio - Rancho Del Oro Town Center (II)            801-835 College Avenue
    21        MSMC               Gatlin Portfolio - East County Square Inline (II)             13465 Camino Canada/13687-13727
                                                                                                 Camino Canada
    22        MSMC               Gatlin Portfolio - Palm Promenade (II)                        640-650-662 Dennery Road
    23        MSMC               Gatlin Portfolio - Stonecrest Plaza (II)                      3460-3464 Murphy Canyon Road
    24        WFB                Eagle Plaza Shopping Center                                   Route 561 and Whitehorse Road
    25        WFB                Annapolis Commerce Park                                       2008-2028 Industrial Dr., 910
                                                                                                 Bestgate Rd. and 2020 and 2020A
                                                                                                 Research Dr.
    26        PCF                Marina Square Shopping Center (A)                             8101 East Belleview Avenue
    27        PCF                Monaco Plaza  (A)                                             4725 South Monaco Street
    28        BSCMI              The Pinnacle of Scottsdale                                    Scottsdale Road & Pinnacle Peak
    29        WFB                RSA Security Headquarters Buildings                           174 & 176 Middlesex Turnpike
    30        BSCMI              Gage Office Building                                          18,24, 28 South Michigan Avenue
    31        BSCMI              34-42 West 14th Street                                        34-42 West 14th Street
    32        BSCMI              Hyatt Newporter                                               1107 Jamboree Road
    33        PCF                Wachovia Plaza                                                925 South Federal Highway
    34        JHREF              Clauset Centre                                                3100-3130 South Harbor Boulevard
    35        PCF                Meadow Brook South 2500 & 2600                                2500-2600 Corporate Drive
    36        BSCMI              57 Littlefield Street                                         57 Littlefield Street
    37        BSCMI              Flamingo Falls                                                2000-2300 North Flamingo Rd.
    38        BSCMI              Commonwealth II                                               5000 Commonwealth Center Parkway
    39        JHREF              Clear Lake Center                                             20740 Gulf Freeway
    40        MSMC               Northrop Grumman Building 1                                   One Grumman Road West
    41        MSMC               Sky Ridge Plaza 1                                             2000 Interstate Highway 35
    42        WFB                Carriage Way MHC                                              29800 Guilford Circle
    43        JHREF              Cambric Corporate Center                                      1730-1880 East River Road
    44        JHREF              Deerfield Estates Manufactured Housing Community              26211 Telegraph Road
    45        PCF                Wayne Towne Center                                            80 Routes 23 South
    46        BSCMI              440 Commons                                                   440 State Route #440
    47        WFB                Carbon Plaza Shopping Center                                  1241 Blakeslee Boulevard Dr E
    48        BSCMI              Marlton Crossing                                              201 South Route 73
    49        BSCMI              Bardmoor Village                                              10801 Starkey Road
    50        WFB                The Marketplace at Edgewater                                  725 River Road
    51        PCF                The Oaks Shopping Center                                      1517 Lee Street
    52        PCF                Wheatland Marketplace Shopping Center                         3204-3224 South Illinois Route 59
    53        PCF                Springhurst Crossings                                         3501-3521 & 3550-3610 Springhurst
                                                                                                 Commons Drive
    54        BSCMI              6 Kimball Lane                                                6 Kimball Lane
    55        MSMC               325 Corporate Drive                                           325 Corporate Drive
    56        JHREF              Cokesbury Court                                               2600 North Virginia Avenue
    57        BSCMI              Stallbrook Marketplace                                        270-274 Hartford Avenue
    58        WFB                Meadows Shopping Center                                       6000-6060 Central Avenue
    59        BSCMI              589 Eighth Avenue                                             589 Eighth Avenue
    60        JHREF              Hidden Lake Apartments                                        4510 Kirkman Road
    61        BSCMI              1660 Soldiers Field Road                                      1660 Soldiers Field Road
    62        BSCMI              Courtyard Harrisonburg                                        1890 Evelyn Byrd Avenue
    63        WFB                Almond Orchard                                                11711-11781 Fair Oaks Blvd & 8055 -
                                                                                                 8089 Madison Avenue
    64        BSCMI              Valley Park Commons                                           1580 Wesel Boulevard
    65        PCF                Glendora Place                                                820 and 828 South Grand Avenue
    66        BSCMI              River Run                                                     9909-9981 Miramar Parkway
    67        PCF                Village Center                                                15280 Jog Road
    68        MSMC               Stonebriar Centre Shops                                       2595 Preston Road
    69        BSCMI              Cranberry Commons                                             442-446 Route 35 South
    70        BSCMI              Plant City Crossing                                           2305-2313 & 2501-2621
                                                                                                 Thonotosassa Road
    71        PCF                Waugh Chapel Corporate Center                                 2401 Brandermill Boulevard
    72        PCF                471-475 Eccles Avenue                                         471-475 Eccles Avenue
    73        BSCMI              401 West 14th Street                                          401 West 14th Street
    74        PCF                Sayreville Plaza                                              960 Route 9 South
    75        BSCMI              Capital Crossing                                              2900 Millbrook Road
    76        PCF                Paradise Crossing Shopping Center                             2785 Lee Road
    77        JHREF              Surveyor I Distribution Center                                2877-2883 Surveyor Street
    78        JHREF              Fir Hill Towers                                               55 and 77 Fir Hill Drive
    79        BSCMI              333 West 39th St.                                             333 West 39th Street
    80        PCF                Birch Apartments                                              1030 East 10th Avenue
    81        BSCMI              INLAND-CNL Portfolio - 3300 South Orange Blossom Trail (III)  3300 South Orange Blossom Trail
    82        BSCMI              INLAND-CNL Portfolio - Bethany Church @ Highway 124 (III)     3295 Highway 124
    83        BSCMI              INLAND-CNL Portfolio - Whitlock & Manning (III)               731 Whitlock Avenue, NW
    84        BSCMI              INLAND-CNL Portfolio - Sherwood Plaza & Enota (III)           599 South Enota Drive
    85        JHREF              Walgreens Bensalem                                            2435 Street Road
    86        BSCMI              LaGrange Commons                                              1643 Route 82
    87        PCF                Orangetree Plaza Shopping Center                              1918-2036 E. McKellips Road
    88        PCF                514 West 23rd Street                                          514-520 West 23rd Street
    89        WFB                First Campbell Square                                         210 First Street SW
    90        PCF                Saf Keep Self-Storage Facility                                655 Marina Boulevard
    91        PCF                5816 Ward Court                                               5816 Ward Court
    92        MSMC               Paia Town Center                                              120-142 Hana Highway;
                                                                                                 19-29 Baldwin Avenue
    93        JHREF              17462 Von Karman Avenue                                       17462 Von Karman Avenue
    94        WFB                437-447 North Beverly Drive                                   437-447 North Beverly Drive
    95        WFB                AmeriTel Inn Coeur D'Alene                                    333 Ironwood Avenue
    96        PCF                CalSafe                                                       2580 California Street
    97        WFB                Salinas Self Storage                                          201 Harrison Road
    98        BSCMI              Sheridan Square                                               401-435 East Sheridan Street
    99        WFB                Woodside Village MHC                                          12155 Luther Road
   100        WFB                King Street and Prince Street                                 113-115 King Street &
                                                                                                 1414-1416 Prince Street
   101        WFB                Oaklawn Plaza Shopping Center                                 5201 - 5215 Plaza Drive
   102        BSCMI              Wadsworth Shopping Center                                     1600-1622 Wadsworth Avenue &
                                                                                                 3110-3120 W. Chelthenham Avenue
   103        PCF                999 Rancho Conejo Boulevard                                   999 Rancho Conejo Boulevard
   104        PCF                Town Centre Village                                           1971-2025 Jonesboro Road
   105        WFB                Rice Lake Plaza Shopping Center                               13700-13770 83rd Way
   106        BSCMI              Gateway Plaza                                                 2701 Church Street
   107        WFB                Mosby's Point                                                 10367 Garden Drive
   108        WFB                Jamaica Plaza                                                 2233 and 2255 Watt Avenue
   109        WFB                AmeriTel Inn Idaho Falls                                      645 Lindsay Boulevard
   110        PCF                3105 Glendale-Milford Road                                    3105 Glendale-Milford Road
   111        BSCMI              1000 West Washington Street                                   1000 West Washington Street
   112        PCF                Imperial House                                                750 North Broad Street
   113        WFB                Huntmont Medical Building                                     2999 Regent Street
   114        WFB                AmeriTel Inn Pocatello                                        1440 Bench Road
   115        PCF                1070 Waterfield Drive, East                                   1070 Waterfield Drive, East,
                                                                                                 Greenfield Business Park
   116        JHREF              Mid Point Business Plaza                                      1801-1875 South Alvernon Way and
                                                                                                 3921-3949 East 29th Street
   117        JHREF              16912 Von Karman Avenue                                       16912 Von Karman Avenue
   118        PCF                Staples @ Iron Horse Crossing                                 6201 NE Loop 820
   119        BSCMI              Concord Crossing                                              585 Highway 601
   120        PCF                1000 North Hoskins Road (B)                                   1000 North Hoskins Road
   121        PCF                97-99 Ely Street (B)                                          97-99 Ely Street
   122        WFB                Georgia Pacific-Unisource Worldwide                           3809 Progress Road
   123        WFB                BullsEye Weslayan                                             4250 Southwest Freeway
   124        JHREF              Alton Parkway Industrial                                      2200 Alton Parkway
   125        BSCMI              Chatham Crossing                                              14215 US Highway 64 West
   126        PCF                5981 Far Hills Avenue                                         5981 Far Hills Avenue
   127        WFB                Rio Nuevo Apartments                                          410 N. Grande Ave.
   128        WFB                Kelkind Manor Apts.                                           2257 Millstone Drive
   129        BSCMI              1001 Park Avenue                                              1001 Park Avenue
   130        WFB                Hayden Higuera Office Warehouse                               8563-8581 Higuera Street and
                                                                                                 3621 Hayden Avenue
   131        PCF                McDonough Village                                             870-908 Hampton Road
   132        PCF                Eagle Village                                                 600 - 634 Eagles Landing Parkway
   133        WFB                Jackson Business Park                                         10461 & 10463 Grant Line Road
   134        WFB                Liberty Center                                                9220 Lake Otis Parkway
   135        WFB                Monks Apartments                                              1521, 1531, 1541, 1581 Monks Avenue
   136        PCF                Orange Grove Commerce Park                                    2805 West Busch Boulevard
   137        PCF                Rogers Circle Warehouse                                       1080 South Rogers Circle
   138        WFB                Manhattan Business Center                                     15701-15711 Condon Avenue
   139        PCF                Auburn Landing                                                3901-4000 Baldwin Road
   140        JHREF              Von Karman Avenue Industrial                                  16902 Von Karman Avenue
   141        WFB                Trillium Square Apartments                                    901 Pecan Court
   142        WFB                The Harry Bridge's Building                                   1188 Franklin Street
   143        BSCMI              Eckerd - Titusville                                           1809 Cheney Highway
   144        PCF                Gorman Street Apartments                                      1613 Gorman Street
   145        JHREF              Fischer Avenue Industrial                                     345 Fischer Avenue
   146        WFB                Oakwood Arbors Medical Office Park                            16000 Park Valley Drive
   147        JHREF              South Croddy Way Industrial                                   2907-2911 Croddy Way
   148        WFB                Rancho Carmel Apartments                                      1355 Stabler Road
   149        PCF                49 Walnut Street                                              49 Walnut Street
   150        WFB                300 Kirby Street                                              300 South Kirby Street
   151        PCF                Ocean Ranch Industrial                                        3931 Oceanic Drive
   152        WFB                Marshalls Woodland                                            29, 31 & 33 West Main Street
   153        WFB                Cambridge Station Apartments                                  3216 West 4th Avenue
   154        JHREF              6 Mason Industrial                                            6 Mason Street
   155        JHREF              12 Mason Industrial                                           12 Mason Street
   156        WFB                Autumnwood Apartments                                         711 112th Street E
   157        WFB                Abitboul Pasadena Retail                                      753 S. Arroyo Parkway
   158        WFB                Creekwalk Shopping Center                                     609 West 15th Street
   159        WFB                Eastern Wigwam Office Center                                  8480 & 8490 South Eastern Avenue
   160        WFB                Sahara West Center                                            3421 - 3451 W. Sahara Avenue
   161        PCF                North Park Village                                            528 and 532 Forest Parkway
   162        WFB                Allied Imex Industrial                                        1530 W. El Segundo Boulevard
   163        JHREF              Daimler Street Industrial                                     17395 Daimler Street
   164        BSCMI              156 School Street                                             156 School Street
   165        WFB                Idylwood Apartments                                           1800-1850 Brea Boulevard
   166        WFB                Heritage Oak Glen MHC                                         6900 Almond Ave

                                 TOTALS AND WEIGHTED AVERAGES:

----------------------------------------------------------------------------------------------------------------------------------


MORTGAGE                                                                                                                   UNITS/
LOAN NO.  CITY                  STATE    ZIP CODE   PROPERTY TYPE                     PROPERTY SUB-TYPE                     SF(3)
----------------------------------------------------------------------------------------------------------------------------------
    1     Tracy                  CA       95304     Retail                            Anchored                             621,697
    2     Tampa                  FL       33609     Retail                            Anchored                             356,024
    3     Boston                 MA       02117     Office                            Urban                              1,137,331
    4     New York               NY       10017     Office                            Urban                                251,382
    5     Flagstaff              AZ       86001     Retail                            Anchored                              91,858
    6     Provo                  UT       84604     Retail                            Anchored                             172,155
    7     Portland               OR       97236     Retail                            Anchored                              93,729
    8     West Jordan            UT       84088     Retail                            Shadow Anchored                       51,311
    9     Midvale                UT       84047     Retail                            Unanchored                            32,968
   10     Gresham                OR       97230     Retail                            Anchored                              99,438
   11     Orem                   UT       84057     Retail                            Anchored                              85,221
   12     Colorado Springs       CO       80918     Retail                            Anchored                              80,902
   13     Orem                   UT       84057     Retail                            Unanchored                            27,497
   14     Houston                TX       77084     Retail                            Anchored                             206,100
   15     Florham Park           NJ       07932     Multifamily                       Garden                                   306
   16     Vestal                 NY       13850     Retail                            Anchored                             279,601
   17     Cedar Knolls           NJ       07927     Retail                            Anchored                             269,961
   18     New York               NY       10012     Multifamily                       High-Rise                                163
   19     San Marcos             CA       92078     Retail                            Anchored                             144,288
   20     Oceanside              CA       92057     Retail                            Shadow Anchored                       43,750
   21     El Cajon               CA       92021     Retail                            Shadow Anchored                       41,001
   22     San Diego              CA       92173     Retail                            Shadow Anchored                       32,198
   23     San Diego              CA       92123     Retail                            Shadow Anchored                        7,675
   24     Voorhees               NJ       08043     Retail                            Anchored                             226,904
   25     Annapolis              MD       21401     Industrial                        Flex Industrial                      229,160
   26     Denver                 CO       80237     Retail                            Unanchored                           111,713
   27     Denver                 CO       80237     Office                            Suburban                              57,768
   28     Scottsdale             AZ       85255     Retail                            Anchored                             118,908
   29     Bedford                MA       01730     Office                            Suburban                             328,232
   30     Chicago                IL       60603     Office                            Urban                                172,479
   31     New York               NY       10011     Mixed Use                         Retail/Office                        145,000
   32     Newport Beach          CA       92660     Other                             Leased Fee                               405
   33     Boca Raton             FL       33432     Office                            Suburban                             102,309
   34     Santa Ana              CA       92704     Office                            Suburban                             187,886
   35     Hoover                 AL       35242     Office                            Suburban                             196,432
   36     Avon                   MA       02322     Industrial                        Warehouse                            425,000
   37     Pembroke Pines         FL       33028     Retail                            Anchored                             108,565
   38     Midlothian             VA       23112     Retail                            Anchored                             165,413
   39     Webster                TX       77598     Retail                            Anchored                             388,002
   40     Bethpage               NY       11714     Industrial                        Flex Industrial                      379,770
   41     Round Rock             TX       78681     Retail                            Anchored                             141,180
   42     Chesterfield           MI       48051     Manufactured Housing Community    Manufactured Housing Community           798
   43     Tucson                 AZ       85718     Office                            Suburban                             163,258
   44     Flat Rock              MI       48134     Manufactured Housing Community    Manufactured Housing Community           823
   45     Wayne Township         NJ       07470     Other                             Leased Fee                           642,152
   46     Jersey City            NJ       07305     Retail                            Anchored                             162,533
   47     Lehighton              PA       18235     Retail                            Anchored                             208,757
   48     Marlton                NJ       08053     Retail                            Anchored                             152,563
   49     Largo                  FL       33777     Retail                            Anchored                             152,667
   50     Edgewater              NJ       07020     Retail                            Unanchored                            73,153
   51     Des Plaines            IL       60018     Retail                            Anchored                             135,080
   52     Naperville             IL       60564     Retail                            Shadow Anchored                       60,492
   53     Louisville             KY       40241     Retail                            Unanchored                            73,359
   54     Lynnfield              MA       01940     Office                            Suburban                             106,357
   55     Portsmouth             NH       03801     Office                            Urban                                 99,349
   56     Oklahoma City          OK       76106     Multifamily                       Student Housing                          200
   57     Bellingham             MA       02019     Retail                            Anchored                             121,886
   58     Portage                IN       46368     Retail                            Anchored                             145,814
   59     New York               NY       10018     Office                            Urban                                106,950
   60     Orlando                FL       32811     Multifamily                       Garden                                   196
   61     Brighton               MA       02135     Retail                            Anchored                              52,844
   62     Harrisonburg           VA       22801     Hospitality                       Limited Service                          125
   63     Fair Oaks              CA       95628     Retail                            Unanchored                            84,127
   64     Hagerstown             MD       21740     Retail                            Anchored                              85,079
   65     Glendora               CA       91740     Retail                            Anchored                              48,099
   66     Miramar                FL       33025     Retail                            Anchored                              92,393
   67     Delray Beach           FL       33446     Mixed Use                         Retail/Office                         50,300
   68     Frisco                 TX       75034     Retail                            Unanchored                            33,679
   69     Eatontown              NJ       07724     Office                            Suburban                              67,471
   70     Plant City             FL       33563     Retail                            Anchored                              84,977
   71     Gambrills              MD       21054     Office                            Suburban                              40,286
   72     South San Francisco    CA       94080     Industrial                        Warehouse                            152,145
   73     New York               NY       10014     Mixed Use                         Retail/Office                         42,684
   74     Sayreville             NJ       08879     Retail                            Anchored                              81,714
   75     Raleigh                NC       27604     Retail                            Anchored                              83,200
   76     Lithia Springs         GA       30122     Retail                            Anchored                              67,470
   77     Pomona                 CA       91768     Industrial                        Warehouse                            167,040
   78     Akron                  OH       44304     Multifamily                       High-Rise                                251
   79     New York               NY       10018     Office                            Urban                                 88,660
   80     Broomfield             CO       80020     Multifamily                       Garden                                   209
   81     Kissimmee              FL       34746     Retail                            Free Standing                         10,880
   82     Snellville             GA       30039     Retail                            Free Standing                         10,594
   83     Marietta               GA       30064     Retail                            Free Standing                         10,880
   84     Gainesville            GA       30501     Retail                            Free Standing                         10,880
   85     Bensalem               PA       19020     Retail                            Free Standing                         14,314
   86     LaGrangeville          NY       12540     Retail                            Anchored                              59,340
   87     Mesa                   AZ       85203     Retail                            Anchored                              80,883
   88     New York               NY       10011     Other                             Leased Fee                               106
   89     Roanoke                VA       24011     Office                            Urban                                 81,810
   90     San Leandro            CA       94577     Self Storage                      Self Storage                         104,884
   91     Virginia Beach         VA       23455     Industrial                        Warehouse                            187,542
   92     Paia                   HI       96779     Retail                            Unanchored                            21,726
   93     Irvine                 CA       92614     Industrial                        Light Industrial                      97,412
   94     Beverly Hills          CA       90210     Mixed Use                         Retail/Office                         23,500
   95     Coeur D'Alene          ID       83814     Hospitality                       Limited Service                          118
   96     Mountain View          CA       94040     Retail                            Free Standing                         42,399
   97     Salinas                CA       93907     Self Storage                      Self Storage                          73,225
   98     Dania                  FL       33004     Retail                            Anchored                              67,475
   99     Auburn                 CA       95603     Manufactured Housing Community    Manufactured Housing Community           235
  100     Alexandria             VA       22314     Mixed Use                         Retail/Office                         29,194
  101     Hopewell               VA       23860     Retail                            Anchored                              56,880
  102     Philadelphia           PA       19150     Retail                            Anchored                              38,200
  103     Newbury Park           CA       91320     Industrial                        Light Industrial                      80,968
  104     McDonough              GA       30253     Retail                            Unanchored                            33,600
  105     Maple Grove            MN       55369     Mixed Use                         Retail/Office                         38,665
  106     Conway                 SC       29526     Retail                            Anchored                              62,428
  107     Florence               KY       41042     Manufactured Housing Community    Manufactured Housing Community           150
  108     Sacramento             CA       95825     Office                            Suburban                              78,042
  109     Idaho Falls            ID       83402     Hospitality                       Limited Service                          126
  110     Evendale               OH       45241     Retail                            Free Standing                         14,490
  111     Chicago                IL       60607     Retail                            Unanchored                            25,429
  112     Elizabeth              NJ       07208     Multifamily                       High-Rise                                108
  113     Berkeley               CA       94705     Office                            Medical                               50,833
  114     Pocatello              ID       83201     Hospitality                       Limited Service                          148
  115     Garner                 NC       27529     Industrial                        Warehouse                            165,900
  116     Tucson                 AZ       85711     Industrial                        Flex Industrial                       73,898
  117     Irvine                 CA       92606     Industrial                        Light Industrial                      62,587
  118     North Richland Hills   TX       76180     Retail                            Free Standing                         23,942
  119     Concord                NC       28025     Retail                            Anchored                              55,930
  120     Charlotte              NC       28216     Industrial                        Warehouse                            117,474
  121     Binghamton             NY       13904     Industrial                        Warehouse                             41,680
  122     Norfolk                VA       23502     Industrial                        Warehouse                            125,490
  123     Houston                TX       77027     Self Storage                      Self Storage                          62,219
  124     Irvine                 CA       92606     Industrial                        Light Industrial                      52,518
  125     Siler City             NC       27344     Retail                            Shadow Anchored                       32,000
  126     Washington Township    OH       45429     Retail                            Free Standing                         10,125
  127     Tucson                 AZ       85745     Multifamily                       Garden                                   143
  128     Houston                TX       77073     Multifamily                       Garden                                    72
  129     New York               NY       10028     Multifamily                       High-Rise                                 27
  130     Culver City            CA       90232     Industrial                        Flex Industrial                       38,900
  131     McDonough              GA       30253     Retail                            Unanchored                            24,000
  132     Stockbridge            GA       30281     Retail                            Unanchored                            21,600
  133     Elk Grove              CA       95624     Industrial                        Light Industrial                      47,210
  134     Anchorage              AK       99507     Retail                            Unanchored                            17,600
  135     Mankato                MN       56001     Multifamily                       Low-Rise                                  30
  136     Tampa                  FL       33618     Office                            Suburban                              60,318
  137     Boca Raton             FL       33487     Industrial                        Warehouse                             33,700
  138     Lawndale               CA       90260     Industrial                        Light Industrial                      35,585
  139     Auburn Hills           MI       48326     Retail                            Unanchored                            13,053
  140     Irvine                 CA       92606     Industrial                        Light Industrial                      42,000
  141     Newberg                OR       97132     Multifamily                       Low-Rise                                  52
  142     San Francisco          CA       94109     Office                            Suburban                              39,777
  143     Titusville             FL       32780     Retail                            Free Standing                         10,908
  144     Raleigh                NC       27606     Multifamily                       Garden                                    24
  145     Costa Mesa             CA       92626     Industrial                        Light Industrial                      35,360
  146     Round Rock             TX       78681     Office                            Medical                               15,036
  147     Santa Ana              CA       92704     Industrial                        Light Industrial                      30,528
  148     Yuba City              CA       95993     Multifamily                       Garden                                    49
  149     Norwood                NJ       07648     Industrial                        Flex Industrial                       52,381
  150     Garland                TX       75042     Industrial                        Flex Industrial                       83,190
  151     Oceanside              CA       92056     Industrial                        Light Industrial                      36,888
  152     Woodland               CA       95695     Retail                            Big Box                               36,382
  153     Kennewick              WA       99336     Multifamily                       Low-Rise                                  56
  154     Irvine                 CA       92618     Industrial                        Light Industrial                      30,284
  155     Irvine                 CA       92618     Industrial                        Light Industrial                      21,333
  156     Tacoma                 WA       98445     Multifamily                       Low-Rise                                  40
  157     Pasadena               CA       91105     Retail                            Unanchored                             8,160
  158     Plano                  TX       75075     Retail                            Shadow Anchored                       14,000
  159     Las Vegas              NV       89123     Office                            Medical                               13,218
  160     Las Vegas              NV       89102     Retail                            Unanchored                            27,600
  161     Forest Park            GA       30297     Retail                            Unanchored                            16,602
  162     Gardena                CA       90249     Industrial                        Warehouse                             42,436
  163     Irvine                 CA       92614     Industrial                        Light Industrial                      23,368
  164     Somerville             MA       02143     Multifamily                       Garden                                     7
  165     Fullerton              CA       92835     Multifamily                       Low-Rise                                  84
  166     Orangevale             CA       95662     Manufactured Housing Community    Manufactured Housing Community           121

-------------------------------------------------------------------------------------------------------------------------------
                                                                               PERCENT
                                                                                LEASED
MORTGAGE         YEAR                     YEAR               PERCENT            AS OF        SECURITY                  LIEN
LOAN NO.         BUILT                  RENOVATED            LEASED(4)         DATE(4)        TYPE(5)                POSITION
-------------------------------------------------------------------------------------------------------------------------------
    1             1995                     NAP                 95.9%          06/11/2003     Fee                       First
    2         1967 / 1974          1983 / 1993 / 2000          92.3%          05/01/2003     Fee                       First
    3         1947 / 1923              1994 / 1984             96.4%          04/30/2003     Fee                       First
    4             1959                     NAP                 87.6%          07/01/2003     Fee                       First
    5             1989                     NAP                100.0%          09/01/2003     Fee                       First
    6             1963                     NAP                 99.0%          05/07/2003     Fee                       First
    7             1991                     NAP                100.0%          08/28/2003     Fee                       First
    8             1988                     NAP                100.0%          08/28/2003     Fee                       First
    9             1975                    1997                100.0%          05/07/2003     Leasehold                 First
   10             1990                     NAP                 91.9%          05/07/2003     Leasehold                 First
   11             1975                     NAP                100.0%          05/07/2003     Fee                       First
   12             1985                     NAP                 93.0%          08/28/2003     Fee                       First
   13             1975                    2000                 84.8%          05/07/2003     Fee                       First
   14         2001 / 2002                  NAP                100.0%          06/16/2003     Fee                       First
   15             2002                     NAP                 95.1%          08/04/2003     Fee                       First
   16             1992                     NAP                100.0%          06/01/2003     Fee/Leasehold             First
   17             1974                 1999 - 2003            100.0%          08/06/2003     Fee                       First
   18             1992                     NAP                 98.2%          07/02/2003     Fee                       First
   19             2002                     NAP                 98.3%          05/15/2003     Fee                       First
   20             1996                     NAP                100.0%          08/19/2003     Fee                       First
   21         1996 / 2000                  NAP                 97.1%          07/29/2003     Fee                       First
   22             1995                     NAP                100.0%          07/29/2003     Fee                       First
   23             1995                     NAP                100.0%          07/29/2003     Fee                       First
   24             1981                 1997 / 2001             87.5%          07/23/2003     Fee                       First
   25         1982 - 1986                  NAP                 99.0%          07/22/2003     Fee                       First
   26         1978 / 1998                  NAP                 87.8%          08/25/2003     Fee                       First
   27             2000                     NAP                 96.5%          08/05/2003     Fee                       First
   28             1991                     NAP                 95.1%          07/01/2003     Fee                       First
   29             2001                     NAP                100.0%          04/25/2003     Fee                       First
   30         1899 - 1902                 2000                 92.9%          08/13/2003     Fee                       First
   31             1900                 1999 - 2003             88.3%          08/07/2003     Fee                       First
   32             1961                    2001                100.0%          07/01/2003     Fee                       First
   33             1999                     NAP                 91.0%          07/17/2003     Fee                       First
   34             1982                     NAP                 80.3%          07/01/2003     Fee                       First
   35         1999 / 2000                  NAP                100.0%          06/30/2003     Fee                       First
   36      1969 / 1970 / 1974             2000                 86.2%          08/01/2003     Fee                       First
   37             2002                     NAP                 98.7%          06/12/2003     Fee                       First
   38         2001 / 2002                  NAP                 99.0%          07/10/2003     Fee                       First
   39             1989                    2002                 87.3%          04/11/2003     Fee                       First
   40      1937 / 1983 / 1985              NAP                 89.5%          08/11/2003     Fee                       First
   41             1987                    1999                 86.6%          07/09/2003     Fee                       First
   42         1979 / 1998          1995 / 2001 / 2003          95.1%          08/20/2003     Fee                       First
   43             1985                    2000                 78.9%          02/25/2003     Fee                       First
   44         1988 / 1996                  NAP                 91.7%          06/17/2003     Fee                       First
   45             1974                    1990                 99.1%          01/27/2003     Fee                       First
   46             1997                     NAP                100.0%          08/01/2003     Fee                       First
   47             1971                 1991 / 1997             94.3%          08/21/2003     Fee                       First
   48             1986                     NAP                 99.7%          04/21/2003     Fee                       First
   49             1991                     NAP                 87.9%          04/29/2003     Fee                       First
   50             1988                     NAP                 93.0%          04/16/2003     Leasehold                 First
   51             1983                     NAP                 87.0%          07/01/2003     Fee                       First
   52             2002                     NAP                 85.5%          08/27/2003     Fee                       First
   53         2000 - 2002                  NAP                 92.2%          07/01/2003     Fee                       First
   54             1999                     NAP                 92.6%          07/29/2003     Fee                       First
   55             2001                     NAP                 87.0%          07/31/2003     Leasehold                 First
   56             1993                     NAP                 83.0%          04/24/2003     Leasehold                 First
   57         1970 / 1995                  NAP                100.0%          06/30/2003     Fee                       First
   58         1970 / 1992                 2003                 94.5%          04/30/2003     Fee                       First
   59             1927                    2000                 87.0%          06/25/2003     Fee                       First
   60             1987                     NAP                 97.4%          04/15/2003     Fee                       First
   61             1960                    1989                 98.0%          06/09/2003     Fee                       First
   62             1999                     NAP                 75.0%          06/30/2003     Fee                       First
   63         1978 - 1988                 2001                 92.9%          07/31/2003     Fee                       First
   64             1993                     NAP                 85.2%          07/16/2003     Fee                       First
   65         2002 - 2003                  NAP                100.0%          06/27/2003     Fee                       First
   66             1988                    2003                 98.6%          06/13/2003     Fee                       First
   67             2001                     NAP                 94.0%          08/01/2003     Fee                       First
   68             2003                     NAP                 84.2%          08/28/2003     Fee                       First
   69             1989                    2000                 94.6%          07/01/2003     Fee                       First
   70         2001 - 2002                  NAP                100.0%          07/29/2003     Fee                       First
   71             2002                     NAP                100.0%          07/17/2003     Fee                       First
   72             1963                    1995                100.0%          07/23/2003     Fee                       First
   73             1923                    1993                100.0%          05/06/2003     Fee                       First
   74      1965 / 1987 / 1993             1999                 84.4%          08/08/2003     Fee                       First
   75             1995                    2000                100.0%          07/07/2003     Fee                       First
   76             2000                     NAP                 89.0%          08/25/2003     Fee                       First
   77             1980                     NAP                100.0%          06/18/2003     Fee                       First
   78             1971                    1995                 88.0%          03/13/2003     Fee                       First
   79             1929                    2000                100.0%          06/25/2003     Fee                       First
   80             1973                 2000 - 2002             90.9%          07/17/2003     Fee                       First
   81             1995                     NAP                100.0%          05/01/2003     Fee                       First
   82             1996                     NAP                100.0%          05/01/2003     Fee                       First
   83             1996                     NAP                100.0%          05/01/2003     Fee                       First
   84             1996                     NAP                100.0%          05/01/2003     Fee                       First
   85             2002                     NAP                100.0%          03/27/2002     Fee                       First
   86             1996                     NAP                 96.0%          08/12/2003     Fee                       First
   87             1986                 1996 / 1997             98.9%          08/28/2003     Fee                       First
   88             2002                     NAP                 96.2%          07/08/2003     Fee                       First
   89             1957                 1998 / 2002             94.4%          06/03/2003     Fee                       First
   90         1980 / 1990                  NAP                 76.8%          07/31/2003     Fee                       First
   91             1972                     NAP                100.0%          05/29/2003     Fee                       First
   92             1925                    2002                100.0%          07/31/2003     Fee                       First
   93         1972 / 2000                  NAP                100.0%          03/24/2003     Fee                       First
   94             1926                 1995 / 1999            100.0%          07/30/2003     Fee                       First
   95             1997                     NAP                 59.1%          12/31/2002     Fee                       First
   96             1966                    1997                100.0%          07/30/2003     Fee                       First
   97         1998 - 2000                  NAP                 94.3%          07/18/2003     Fee                       First
   98             1990                     NAP                 95.0%          07/16/2003     Fee                       First
   99         1975 / 1980                  NAP                100.0%          05/28/2003     Fee                       First
  100        1790's / 1991                2000                100.0%          08/15/2003     Fee                       First
  101             1995                     NAP                 97.1%          06/30/2003     Fee                       First
  102             1990                    1996                100.0%          05/07/2003     Fee                       First
  103             1971                     NAP                100.0%          08/27/2003     Fee                       First
  104             2003                     NAP                 92.9%          06/27/2003     Fee                       First
  105      1985 - 1986 / 1988              NAP                100.0%          06/05/2003     Fee                       First
  106             2002                     NAP                100.0%          04/07/2003     Fee                       First
  107             1973                     NAP                 93.3%          05/30/2003     Fee                       First
  108         1969 - 1970              1990 - 1991             90.6%          06/04/2003     Fee                       First
  109             1996                     NAP                 62.7%          12/31/2002     Fee                       First
  110             2003                     NAP                100.0%          08/18/2003     Fee                       First
  111             1907                 1996 - 1999             87.2%          05/28/2003     Fee                       First
  112             1960                     NAP                 92.6%          06/13/2003     Fee                       First
  113             1974                    2002                100.0%          07/01/2003     Fee                       First
  114             1995                    2002                 59.2%          12/31/2002     Fee                       First
  115             1990                     NAP                100.0%          07/07/2003     Fee                       First
  116             1986                     NAP                 90.8%          07/17/2003     Fee                       First
  117             1979                     NAP                100.0%          05/02/2003     Fee                       First
  118             2002                     NAP                100.0%          08/13/2003     Fee                       First
  119             1994                     NAP                100.0%          07/16/2003     Fee                       First
  120         1965 / 1974                  NAP                100.0%          08/20/2003     Fee                       First
  121             1968                     NAP                100.0%          08/20/2003     Fee                       First
  122             1975                     NAP                100.0%          07/01/2003     Fee                       First
  123             2001                     NAP                 74.8%          07/31/2003     Fee                       First
  124             1977                     NAP                100.0%          03/24/2003     Fee                       First
  125             2001                     NAP                100.0%          12/31/2002     Fee                       First
  126             1999                     NAP                100.0%          07/02/2003     Fee                       First
  127             1982                     NAP                 93.1%          06/27/2003     Fee                       First
  128             1983                 2000 - 2001             97.2%          06/17/2003     Fee                       First
  129             1928                     NAP                 96.3%          04/02/2003     Fee                       First
  130             1949                    1985                100.0%          07/30/2003     Fee                       First
  131             2001                     NAP                100.0%          06/27/2003     Fee                       First
  132             2002                     NAP                 94.4%          06/27/2003     Fee                       First
  133         2000 / 2002                  NAP                100.0%          06/01/2003     Fee                       First
  134             1985                    2003                100.0%          07/24/2003     Fee                       First
  135             2001                     NAP                 93.3%          07/03/2003     Fee                       First
  136             1985                     NAP                 94.8%          07/23/2003     Fee                       First
  137             1984                     NAP                100.0%          07/14/2003     Fee                       First
  138             1981                 2000 - 2002            100.0%          07/30/2003     Fee                       First
  139             2001                     NAP                 83.5%          07/23/2003     Fee                       First
  140             1985                     NAP                100.0%          03/24/2003     Fee                       First
  141             1994                     NAP                 96.2%          05/30/2003     Fee                       First
  142             1973                     NAP                100.0%          06/30/2003     Fee                       First
  143             2000                     NAP                100.0%          06/01/2003     Fee                       First
  144             2002                     NAP                 91.6%          08/15/2003     Fee                       First
  145             1972                     NAP                100.0%          03/24/2003     Fee                       First
  146             2000                     NAP                 86.5%          05/27/2003     Fee                       First
  147             1978                     NAP                100.0%          03/24/2003     Fee                       First
  148             1976                    2001                 98.0%          07/10/2003     Fee                       First
  149             1978                     NAP                100.0%          06/20/2003     Fee                       First
  150         1963 / 1982              2000 - 2001             87.6%          06/11/2003     Fee                       First
  151             2003                     NAP                100.0%          08/20/2003     Fee                       First
  152             1980                    2002                100.0%          04/30/2003     Fee                       First
  153             1978                 2001 - 2003             94.6%          06/24/2003     Fee                       First
  154             1980                     NAP                100.0%          03/24/2003     Fee                       First
  155             1982                     NAP                100.0%          03/24/2003     Fee                       First
  156             1995                     NAP                 87.5%          02/28/2003     Fee                       First
  157             1990                     NAP                100.0%          04/08/2003     Fee                       First
  158             1995                     NAP                100.0%          06/27/2003     Fee                       First
  159             1997                     NAP                100.0%          06/01/2003     Fee                       First
  160             1985                     NAP                 95.7%          06/26/2003     Fee                       First
  161         1987 - 2001                  NAP                100.0%          06/27/2003     Fee                       First
  162             1972                    1990                100.0%          05/05/2003     Fee                       First
  163             1977                     NAP                100.0%          03/24/2003     Fee                       First
  164             1893                    2002                100.0%          08/01/2003     Fee                       First
  165             1970                    2003                 96.4%          07/23/2003     Fee                       First
  166             1974                     NAP                100.0%          06/01/2003     Fee                       First

-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                          CUT-OFF DATE
MORTGAGE                            RELATED                                  ORIGINAL      CUT-OFF DATE    BALANCE PER
LOAN NO.                         BORROWER LIST                                BALANCE        BALANCE(6)     UNIT OR SF   NOTE DATE
-----------------------------------------------------------------------------------------------------------------------------------
    1                                 NAP                                  $67,000,000      $66,587,397          $107    06/13/2003
    2                                 NAP                                  $66,000,000      $65,922,009          $281    08/27/2003
    3                                 NAP                                  $50,000,000      $50,000,000          $132    03/14/2003
    4                                 NAP                                  $38,600,000      $38,600,000          $154    06/25/2003
    5                                 NAP                                   $8,100,000       $8,057,206           $52    07/01/2003
    6                                 NAP                                   $6,340,000       $6,306,504           $52    07/01/2003
    7                                 NAP                                   $6,130,000       $6,097,614           $52    07/01/2003
    8                                 NAP                                   $4,430,000       $4,406,595           $52    07/01/2003
    9                                 NAP                                   $3,200,000       $3,183,094           $52    07/01/2003
   10                                 NAP                                   $3,000,000       $2,984,150           $52    07/01/2003
   11                                 NAP                                   $2,860,000       $2,844,890           $52    07/01/2003
   12                                 NAP                                   $2,660,000       $2,645,947           $52    07/01/2003
   13                                 NAP                                   $1,770,000       $1,760,649           $52    07/01/2003
   14                                 NAP                                  $30,240,000      $30,136,345          $146    06/24/2003
   15                                 112                                  $30,000,000      $28,880,522       $94,381    11/12/2002
   16                                 NAP                                  $20,900,000      $20,900,000           $75    07/25/2003
   17                                 NAP                                  $20,000,000      $19,965,143           $74    08/06/2003
   18                                 NAP                                  $20,000,000      $19,930,598      $122,274    07/21/2003
   19                                 NAP                                  $19,215,000      $19,215,000          $133    12/20/2002
   20                                 NAP                                   $6,700,000       $6,685,730          $153    07/03/2003
   21                                 NAP                                   $6,500,000       $6,486,156          $153    07/03/2003
   22                                 NAP                                   $4,600,000       $4,590,202          $153    07/03/2003
   23                                 NAP                                   $1,350,000       $1,347,125          $153    07/03/2003
   24                                 NAP                                  $18,000,000      $17,938,037           $79    07/28/2003
   25                                 NAP                                  $17,035,000      $17,001,349           $74    08/01/2003
   26                                 27                                   $11,000,000      $10,988,472           $94    08/25/2003
   27                                 26                                    $5,000,000       $4,994,760           $94    08/25/2003
   28                                 NAP                                  $15,700,000      $15,700,000          $132    05/15/2003
   29                                 NAP                                  $16,000,000      $15,466,173           $94    03/20/2002
   30                                 NAP                                  $15,150,000      $15,126,900           $88    08/29/2003
   31                                 NAP                                  $14,750,000      $14,698,569          $101    06/06/2003
   32                                 NAP                                  $14,500,000      $14,500,000       $35,802    07/31/2003
   33                                 NAP                                  $14,000,000      $14,000,000          $137    07/17/2003
   34                                 43                                   $14,000,000      $14,000,000           $75    07/14/2003
   35                                 NAP                                  $13,900,000      $13,777,409           $70    12/31/2002
   36                                 NAP                                  $14,100,000      $13,699,072           $32    08/31/2001
   37    38, 46, 49, 64, 66, 70, 75, 81, 82, 83, 84, 98, 106, 119, 125     $13,200,000      $13,200,000          $122    07/28/2003
   38    37, 46, 49, 64, 66, 70, 75, 81, 82, 83, 84, 98, 106, 119, 125     $12,250,000      $12,250,000           $74    06/03/2003
   39                                 NAP                                  $12,000,000      $11,914,135           $31    04/30/2003
   40                                 NAP                                  $11,900,000      $11,833,881           $31    05/23/2003
   41                                 NAP                                  $10,300,000      $10,197,575           $72    11/01/2002
   42                                 NAP                                  $10,000,000      $10,000,000       $12,531    08/29/2003
   43                                 34                                   $10,000,000      $10,000,000           $61    03/26/2003
   44                                 NAP                                  $10,000,000       $9,985,411       $12,133    08/05/2003
   45                                 NAP                                  $10,000,000       $9,951,171           $16    08/28/2003
   46    37, 38, 49, 64, 66, 70, 75, 81, 82, 83, 84, 98, 106, 119, 125      $9,875,000       $9,875,000           $61    05/14/2003
   47                                 NAP                                   $9,750,000       $9,732,252           $47    08/01/2003
   48                                 NAP                                   $9,500,000       $9,500,000           $62    05/06/2003
   49    37, 38, 46, 64, 66, 70, 75, 81, 82, 83, 84, 98, 106, 119, 125      $9,400,000       $9,400,000           $62    07/16/2003
   50                                 NAP                                   $9,430,000       $9,378,867          $128    07/01/2003
   51                                 NAP                                   $9,300,000       $9,300,000           $69    04/30/2003
   52                                 NAP                                   $9,200,000       $9,184,551          $152    08/27/2003
   53                                 NAP                                   $9,250,000       $9,172,015          $125    05/15/2003
   54                                 NAP                                   $9,000,000       $8,913,710           $84    01/01/2003
   55                                 NAP                                   $9,000,000       $8,869,876           $89    10/18/2002
   56                                 NAP                                   $8,860,000       $8,820,172       $44,101    07/24/2003
   57                                 NAP                                   $8,500,000       $8,464,990           $69    05/12/2003
   58                                 NAP                                   $8,050,000       $7,987,919           $55    01/07/2003
   59                                 NAP                                   $8,000,000       $7,961,765           $74    06/27/2003
   60                                 NAP                                   $8,000,000       $7,955,815       $40,591    04/23/2003
   61                                 NAP                                   $7,100,000       $7,082,808          $134    07/09/2003
   62                                 NAP                                   $7,150,000       $7,079,001       $56,632    06/27/2003
   63                                 NAP                                   $7,000,000       $6,993,111           $83    07/22/2003
   64    37, 38, 46, 49, 66, 70, 75, 81, 82, 83, 84, 98, 106, 119, 125      $6,770,000       $6,770,000           $80    06/10/2003
   65                                 NAP                                   $6,800,000       $6,753,840          $140    06/27/2003
   66    37, 38, 46, 49, 64, 70, 75, 81, 82, 83, 84, 98, 106, 119, 125      $6,490,000       $6,490,000           $70    07/22/2003
   67                                 NAP                                   $6,250,000       $6,242,831          $124    08/01/2003
   68                                 NAP                                   $6,000,000       $5,980,898          $178    06/30/2003
   69                                 NAP                                   $6,000,000       $5,965,544           $88    03/31/2003
   70    37, 38, 46, 49, 64, 66, 75, 81, 82, 83, 84, 98, 106, 119, 125      $5,900,000       $5,900,000           $69    04/11/2003
   71                                 NAP                                   $5,850,000       $5,831,891          $145    07/17/2003
   72                                 NAP                                   $5,500,000       $5,488,010           $36    07/22/2003
   73                                 NAP                                   $5,500,000       $5,482,796          $128    06/19/2003
   74                                 NAP                                   $5,500,000       $5,479,216           $67    08/08/2003
   75    37, 38, 46, 49, 64, 66, 70, 81, 82, 83, 84, 98, 106, 119, 125      $5,478,000       $5,478,000           $66    08/05/2003
   76                                 NAP                                   $5,500,000       $5,447,953           $81    10/09/2002
   77                                 NAP                                   $5,350,000       $5,337,938           $32    07/16/2003
   78                                 NAP                                   $5,100,000       $5,083,365       $20,252    06/24/2003
   79                                 NAP                                   $5,000,000       $4,972,511           $56    06/27/2003
   80                                 NAP                                   $5,000,000       $4,970,617       $23,783    05/30/2003
   81    37, 38, 46, 49, 64, 66, 70, 75, 82, 83, 84, 98, 106, 119, 125      $1,406,800       $1,406,800          $115    05/19/2003
   82    37, 38, 46, 49, 64, 66, 70, 75, 81, 83, 84, 98, 106, 119, 125      $1,271,000       $1,271,000          $115    05/19/2003
   83    37, 38, 46, 49, 64, 66, 70, 75, 81, 82, 84, 98, 106, 119, 125      $1,161,350       $1,161,350          $115    05/19/2003
   84    37, 38, 46, 49, 64, 66, 70, 75, 81, 82, 83, 98, 106, 119, 125      $1,128,600       $1,128,600          $115    05/19/2003
   85                                 NAP                                   $4,912,000       $4,901,039          $342    07/11/2003
   86                                 NAP                                   $4,900,000       $4,894,707           $82    08/14/2003
   87                                 NAP                                   $4,800,000       $4,800,000           $59    08/29/2003
   88                                 NAP                                   $4,500,000       $4,493,710       $42,393    08/28/2003
   89                                 NAP                                   $4,400,000       $4,379,847           $54    06/10/2003
   90                                 NAP                                   $4,200,000       $4,194,549           $40    07/31/2003
   91                                 NAP                                   $4,200,000       $4,157,552           $22    06/09/2003
   92                                 NAP                                   $4,162,500       $4,135,076          $190    02/21/2003
   93                  124, 140, 145, 147, 154, 155, 163                    $4,000,000       $4,000,000           $41    04/17/2003
   94                                 NAP                                   $4,000,000       $3,993,760          $170    08/05/2003
   95                              109, 114                                 $3,875,000       $3,852,546       $32,649    06/02/2003
   96                                 NAP                                   $3,750,000       $3,746,107           $88    08/04/2003
   97                                 NAP                                   $3,700,000       $3,694,410           $50    07/29/2003
   98    37, 38, 46, 49, 64, 66, 70, 75, 81, 82, 83, 84, 106, 119, 125      $3,600,000       $3,600,000           $53    05/14/2003
   99                                 NAP                                   $3,600,000       $3,588,259       $15,269    06/04/2003
  100                                 NAP                                   $3,600,000       $3,568,344          $122    05/22/2003
  101                                 NAP                                   $3,525,000       $3,517,119           $62    07/23/2003
  102                                 NAP                                   $3,525,000       $3,511,094           $92    05/16/2003
  103                                 NAP                                   $3,500,000       $3,495,795           $43    08/27/2003
  104                            131, 132, 161                              $3,500,000       $3,492,624          $104    06/27/2003
  105                                 NAP                                   $3,500,000       $3,489,718           $90    06/24/2003
  106    37, 38, 46, 49, 64, 66, 70, 75, 81, 82, 83, 84, 98, 119, 125       $3,480,000       $3,480,000           $56    04/11/2003
  107                                 NAP                                   $3,400,000       $3,400,000       $22,667    05/30/2003
  108                                 NAP                                   $3,400,000       $3,389,032           $43    05/27/2003
  109                               95, 114                                 $3,405,000       $3,385,270       $26,867    06/02/2003
  110                                 NAP                                   $3,330,000       $3,323,847          $229    08/18/2003
  111                                 NAP                                   $3,300,000       $3,292,622          $129    08/13/2003
  112                                 15                                    $3,240,000       $3,225,236       $29,863    06/13/2003
  113                                 NAP                                   $3,150,000       $3,122,893           $61    04/08/2003
  114                               95, 109                                 $3,100,000       $3,082,037       $20,825    06/02/2003
  115                                 NAP                                   $3,100,000       $3,055,373           $18    05/14/2003
  116                                 NAP                                   $3,000,000       $2,996,253           $41    08/07/2003
  117                                 NAP                                   $2,900,000       $2,900,000           $46    06/03/2003
  118                                 NAP                                   $2,900,000       $2,895,174          $121    08/15/2003
  119    37, 38, 46, 49, 64, 66, 70, 75, 81, 82, 83, 84, 98, 106, 125       $2,890,000       $2,890,000           $52    05/12/2003
  120                                 121                                   $2,120,000       $2,116,821           $17    08/20/2003
  121                                 120                                     $660,000         $659,077           $17    08/20/2003
  122                                 NAP                                   $2,700,000       $2,680,740           $21    07/02/2003
  123                                 NAP                                   $2,700,000       $2,666,909           $43    12/06/2002
  124                  93, 140, 145, 147, 154, 155, 163                     $2,200,000       $2,200,000           $42    04/17/2003
  125    37, 38, 46, 49, 64, 66, 70, 75, 81, 82, 83, 84, 98, 106, 119       $2,190,000       $2,190,000           $68    03/28/2003
  126                                 NAP                                   $2,100,000       $2,086,129          $206    07/02/2003
  127                                 NAP                                   $2,100,000       $2,077,238       $14,526    06/25/2003
  128                                 NAP                                   $2,050,000       $2,041,194       $28,350    05/12/2003
  129                                 NAP                                   $2,000,000       $2,000,000       $74,074    08/20/2003
  130                                 NAP                                   $2,000,000       $1,997,029           $51    08/06/2003
  131                            103, 132, 161                              $2,000,000       $1,995,785           $83    06/27/2003
  132                            103, 131, 161                              $2,000,000       $1,995,785           $92    06/27/2003
  133                                 NAP                                   $2,000,000       $1,991,288           $42    06/06/2003
  134                                 NAP                                   $1,950,000       $1,945,379          $111    07/21/2003
  135                                 NAP                                   $1,900,000       $1,894,685       $63,156    05/28/2003
  136                                 NAP                                   $1,850,000       $1,845,544           $31    07/23/2003
  137                                 NAP                                   $1,800,000       $1,795,908           $53    07/14/2003
  138                                 NAP                                   $1,800,000       $1,794,656           $50    07/10/2003
  139                                 NAP                                   $1,800,000       $1,791,757          $137    07/23/2003
  140                  93, 124, 145, 147, 154, 155, 163                     $1,750,000       $1,750,000           $42    04/17/2003
  141                                 NAP                                   $1,700,000       $1,694,834       $32,593    04/16/2003
  142                                 NAP                                   $1,675,000       $1,670,395           $42    06/12/2003
  143                                 NAP                                   $1,600,000       $1,595,353          $146    07/28/2003
  144                                 NAP                                   $1,600,000       $1,593,959       $66,415    08/15/2003
  145                  93, 124, 140, 147, 154, 155, 163                     $1,575,000       $1,575,000           $45    04/25/2003
  146                                 NAP                                   $1,550,000       $1,544,273          $103    08/01/2003
  147                  93, 124, 140, 145, 154, 155, 163                     $1,500,000       $1,500,000           $49    04/17/2003
  148                                 NAP                                   $1,500,000       $1,497,318       $30,558    06/25/2003
  149                                 NAP                                   $1,500,000       $1,484,358           $28    06/20/2003
  150                                 NAP                                   $1,462,500       $1,456,414           $18    06/23/2003
  151                                 NAP                                   $1,400,000       $1,396,610           $38    08/20/2003
  152                                 NAP                                   $1,350,000       $1,340,836           $37    06/24/2003
  153                                 NAP                                   $1,335,000       $1,332,532       $23,795    06/18/2003
  154                  93, 124, 140, 145, 147, 155, 163                     $1,325,000       $1,325,000           $44    04/17/2003
  155                  93, 124, 140, 145, 147, 154, 163                     $1,300,000       $1,300,000           $61    04/17/2003
  156                                 NAP                                   $1,300,000       $1,296,241       $32,406    06/06/2003
  157                                 NAP                                   $1,250,000       $1,244,936          $153    06/02/2003
  158                                 NAP                                   $1,200,000       $1,192,067           $85    06/16/2003
  159                                 160                                   $1,150,000       $1,145,349           $87    06/20/2003
  160                                 159                                   $1,150,000       $1,145,349           $42    06/10/2003
  161                            103, 131, 132                              $1,100,000       $1,097,682           $66    06/27/2003
  162                                 NAP                                   $1,090,000       $1,087,240           $26    07/08/2003
  163                  93, 124, 140, 145, 147, 154, 155                     $1,050,000       $1,050,000           $45    04/17/2003
  164                                 NAP                                   $1,041,738       $1,034,585      $147,798    01/30/2003
  165                                 NAP                                   $1,000,000         $998,003       $11,881    06/26/2003
  166                                 NAP                                   $1,000,000         $993,744        $8,213    06/10/2003

                                                                        $1,166,419,488   $1,161,122,793

-----------------------------------------------------------------------------------------------------------------------------

              FIRST              FIRST                                                                              ORIGINAL
MORTGAGE     PAYMENT            PAYMENT           MATURITY       GRACE      ADR        LOCKBOX         LOCKBOX      TERM TO
LOAN NO.    DATE (P&I)         DATE (IO)            DATE       PERIOD(7)    LOAN        STATUS          TYPE        MATURITY
-----------------------------------------------------------------------------------------------------------------------------
    1       08/01/2003            NAP            04/01/2010        0         No        In Place       Soft/Hard        81
    2       10/09/2003            NAP            09/09/2012        0         No        In Place         Hard          108
    3          NAP             05/09/2003        04/09/2008        0         No        In Place         Hard           60
    4          NAP             08/09/2003        07/09/2013        5         No       Springing         Hard          120
    5       08/09/2003            NAP            04/09/2009        0         No        In Place         Hard           69
    6       08/09/2003            NAP            04/09/2009        0         No        In Place         Hard           69
    7       08/09/2003            NAP            04/09/2009        0         No        In Place         Hard           69
    8       08/09/2003            NAP            04/09/2009        0         No        In Place         Hard           69
    9       08/09/2003            NAP            04/09/2009        0         No        In Place         Hard           69
   10       08/09/2003            NAP            04/09/2009        0         No        In Place         Hard           69
   11       08/09/2003            NAP            04/09/2009        0         No        In Place         Hard           69
   12       08/09/2003            NAP            04/09/2009        0         No        In Place         Hard           69
   13       08/09/2003            NAP            04/09/2009        0         No        In Place         Hard           69
   14       08/01/2003            NAP            07/01/2010        5         No       Springing         Hard           84
   15       01/01/2003            NAP            12/01/2017        5         No          NAP             NAP          180
   16          NAP             09/01/2003        08/01/2008        5         No          NAP             NAP           60
   17       10/01/2003            NAP            09/01/2013        0         No          NAP             NAP          120
   18       09/01/2003            NAP            08/01/2018        5         No       Springing         Hard          180
   19          NAP             02/01/2003        01/01/2010        5         No        In Place       Soft/Hard        84
   20       09/01/2003            NAP            08/01/2013        0         No          NAP             NAP          120
   21       09/01/2003            NAP            08/01/2013        0         No          NAP             NAP          120
   22       09/01/2003            NAP            08/01/2013        0         No          NAP             NAP          120
   23       09/01/2003            NAP            08/01/2013        0         No          NAP             NAP          120
   24       09/01/2003            NAP            08/01/2018        5         No          NAP             NAP          180
   25       09/01/2003            NAP            08/01/2013        5         No          NAP             NAP          120
   26       10/01/2003            NAP            09/01/2013        0         No          NAP             NAP          120
   27       10/01/2003            NAP            09/01/2013        0         No          NAP             NAP          120
   28       07/01/2005         07/01/2003        06/01/2013        5         No        In Place         Soft          120
   29       05/01/2002            NAP            04/01/2012       10         No        In Place         Hard          120
   30       10/01/2003            NAP            09/01/2008        5         No        In Place       Soft/Hard        60
   31       08/01/2003            NAP            07/01/2013        5         No          NAP             NAP          120
   32          NAP             09/01/2003        08/01/2008        5         No          NAP             NAP           60
   33       09/01/2007         09/01/2003        08/01/2015        0         No          NAP             NAP          144
   34       09/01/2005         09/01/2003        08/01/2013        5         No          NAP             NAP          120
   35       02/01/2003            NAP            01/01/2013        0         No          NAP             NAP          120
   36       10/01/2001            NAP            09/01/2011        5         No       Springing         Hard          120
   37          NAP             09/01/2003        08/01/2010        0         No          NAP             NAP           84
   38          NAP             08/01/2003        07/01/2010        0         No          NAP             NAP           84
   39       06/01/2003            NAP            05/01/2013       10         No          NAP             NAP          120
   40       07/01/2003            NAP            06/01/2013        5         No        In Place         Hard          120
   41       12/01/2002            NAP            11/01/2012       10         No          NAP             NAP          120
   42          NAP             10/1/2003         09/01/2013        5         No          NAP             NAP          120
   43       05/01/2005         05/01/2003        04/01/2013        5         No          NAP             NAP          120
   44       10/01/2003            NAP            09/01/2013        5         No          NAP             NAP          120
   45       10/01/2003            NAP            09/01/2015        0         No          NAP             NAP          144
   46          NAP             07/01/2003        02/01/2008        0         No          NAP             NAP           56
   47       09/01/2003            NAP            08/01/2013        5         No          NAP             NAP          120
   48          NAP             07/01/2003        06/01/2008        5         No          NAP             NAP           60
   49          NAP             09/01/2003        08/01/2010        0         No          NAP             NAP           84
   50       08/01/2003            NAP            07/01/2013        5         No          NAP             NAP          120
   51       06/01/2005         06/01/2003        05/01/2013        0         No          NAP             NAP          120
   52       10/01/2003            NAP            09/01/2013        0         No          NAP             NAP          120
   53       07/01/2003            NAP            06/01/2013        0         No          NAP             NAP          120
   54       02/01/2003            NAP            10/01/2010        5         No          NAP             NAP           93
   55       12/01/2002            NAP            11/01/2012        5         No       Springing         Hard          120
   56       09/01/2003            NAP            08/01/2023        5         No          NAP             NAP          240
   57       07/01/2003            NAP            06/01/2013        5         No          NAP             NAP          120
   58       03/01/2003            NAP            02/01/2013        5         No          NAP             NAP          120
   59       08/01/2003            NAP            07/01/2013        5         No          NAP             NAP          120
   60       06/01/2003            NAP            05/01/2013        5         No          NAP             NAP          120
   61       09/01/2003            NAP            08/01/2013        5         No          NAP             NAP          120
   62       08/01/2003            NAP            07/01/2018        5         No          NAP             NAP          180
   63       10/01/2003            NAP            09/01/2013        5         No          NAP             NAP          120
   64          NAP             08/01/2003        07/01/2010        0         No       Springing       Soft/Hard        84
   65       09/01/2003            NAP            08/01/2018        0         No          NAP             NAP          180
   66          NAP             09/01/2003        08/01/2010        0         No          NAP             NAP           84
   67       10/01/2003            NAP            09/01/2013        0         No          NAP             NAP          120
   68       08/01/2003            NAP            07/01/2013        5         No        In Place         Hard          120
   69       05/01/2003            NAP            04/01/2010        5         No          NAP             NAP           84
   70          NAP             06/01/2003        05/01/2010        0         No          NAP             NAP           84
   71       09/01/2003            NAP            08/01/2013        0        Yes          NAP             NAP          120
   72       09/01/2003            NAP            08/01/2013        5         No          NAP             NAP          120
   73       08/01/2003            NAP            07/01/2013        5         No          NAP             NAP          120
   74       10/01/2003            NAP            09/01/2018        0         No          NAP             NAP          180
   75          NAP             10/01/2003        09/01/2010       15         No          NAP             NAP           84
   76       12/01/2002            NAP            11/01/2012        0         No          NAP             NAP          120
   77       09/01/2003            NAP            08/01/2013        5         No          NAP             NAP          120
   78       08/01/2003            NAP            07/01/2013        5         No          NAP             NAP          120
   79       08/01/2003            NAP            07/01/2008        5         No          NAP             NAP           60
   80       07/01/2003            NAP            06/01/2013        0         No          NAP             NAP          120
   81          NAP             07/01/2003        06/01/2013        0         No       Springing       Soft/Hard       120
   82          NAP             07/01/2003        06/01/2013        0         No       Springing       Soft/Hard       120
   83          NAP             07/01/2003        06/01/2013        0         No       Springing       Soft/Hard       120
   84          NAP             07/01/2003        06/01/2013        0         No       Springing       Soft/Hard       120
   85       09/01/2003            NAP            08/01/2013        5         No          NAP             NAP          120
   86       10/01/2003            NAP            09/01/2010        5         No          NAP             NAP           84
   87       11/01/2003            NAP            10/01/2013        0         No          NAP             NAP          120
   88       10/01/2003            NAP            09/01/2013        0         No          NAP             NAP          120
   89       08/01/2003            NAP            07/01/2013        5         No       Springing         Hard          120
   90       10/01/2003            NAP            09/01/2013        0         No          NAP             NAP          120
   91       08/01/2003            NAP            07/01/2018        0         No          NAP             NAP          180
   92       04/01/2003            NAP            03/01/2013        5         No          NAP             NAP          120
   93       06/01/2004         06/01/2003        05/01/2013        5         No          NAP             NAP          120
   94       10/01/2003            NAP            09/01/2013        5         No          NAP             NAP          120
   95       08/01/2003            NAP            07/01/2013        5         No          NAP             NAP          120
   96       10/01/2003            NAP            09/01/2016        3         No          NAP             NAP          156
   97       10/01/2003            NAP            09/01/2013        5         No          NAP             NAP          120
   98          NAP             07/01/2003        06/01/2010        0         No          NAP             NAP           84
   99       08/01/2003            NAP            07/01/2013        5         No          NAP             NAP          120
  100       07/01/2003            NAP            06/01/2013        5         No          NAP             NAP          120
  101       09/01/2003            NAP            08/01/2013        5         No          NAP             NAP          120
  102       07/01/2003            NAP            06/01/2013        5         No       Springing         Hard          120
  103       10/01/2003            NAP            09/01/2013        0         No          NAP             NAP          120
  104       09/01/2003            NAP            08/01/2013        0         No          NAP             NAP          120
  105       08/01/2003            NAP            07/01/2013        5         No          NAP             NAP          120
  106          NAP             06/01/2003        05/01/2010        0         No          NAP             NAP           84
  107       08/01/2004          8/1/2003         07/01/2013        5         No          NAP             NAP          120
  108       08/01/2003            NAP            07/01/2013        5         No          NAP             NAP          120
  109       08/01/2003            NAP            07/01/2013        5         No          NAP             NAP          120
  110       10/01/2003            NAP            09/01/2023        0         No          NAP             NAP          240
  111       10/01/2003            NAP            09/01/2013        5         No          NAP             NAP          120
  112       08/01/2003            NAP            07/01/2013        5         No          NAP             NAP          120
  113       07/01/2003            NAP            06/01/2023        5         No          NAP             NAP          240
  114       08/01/2003            NAP            07/01/2013        5         No          NAP             NAP          120
  115       07/01/2003            NAP            06/01/2018       15         No          NAP             NAP          180
  116       10/01/2003            NAP            09/01/2010        5         No          NAP             NAP           84
  117       08/01/2004         08/01/2003        07/01/2013        5         No          NAP             NAP          120
  118       10/05/2003            NAP            09/05/2013        0         No          NAP             NAP          120
  119          NAP             07/01/2003        06/01/2010       15         No       Springing         Hard           84
  120       10/01/2003            NAP            09/01/2013       15         No          NAP             NAP          120
  121       10/01/2003            NAP            09/01/2013        0         No          NAP             NAP          120
  122       09/01/2003            NAP            08/01/2018        5         No          NAP             NAP          180
  123       02/01/2003            NAP            01/01/2013        5         No          NAP             NAP          120
  124       06/01/2004         06/01/2003        05/01/2013        5         No          NAP             NAP          120
  125          NAP             05/01/2003        04/01/2010       15         No          NAP             NAP           84
  126       09/01/2003            NAP            08/01/2019        0         No          NAP             NAP          192
  127       08/01/2003            NAP            07/01/2018        5         No          NAP             NAP          180
  128       08/01/2003            NAP            07/01/2013        5         No          NAP             NAP          120
  129          NAP             10/01/2003        09/01/2013        5         No          NAP             NAP          120
  130       10/01/2003            NAP            09/01/2013        5         No          NAP             NAP          120
  131       09/01/2003            NAP            08/01/2013        0         No          NAP             NAP          120
  132       09/01/2003            NAP            08/01/2013        0         No          NAP             NAP          120
  133       08/01/2003            NAP            07/01/2013        5         No          NAP             NAP          120
  134       09/01/2003            NAP            08/01/2013        5         No          NAP             NAP          120
  135       09/01/2003            NAP            08/01/2013        5         No          NAP             NAP          120
  136       09/01/2003            NAP            08/01/2013        0         No          NAP             NAP          120
  137       09/01/2003            NAP            08/01/2013        0         No          NAP             NAP          120
  138       09/01/2003            NAP            08/01/2013        5         No          NAP             NAP          120
  139       09/01/2003            NAP            08/01/2023        0         No          NAP             NAP          240
  140       06/01/2004         06/01/2003        05/01/2013        5         No          NAP             NAP          120
  141       08/01/2003            NAP            07/01/2013        5         No          NAP             NAP          120
  142       09/01/2003            NAP            08/01/2013        5         No          NAP             NAP          120
  143       09/01/2003            NAP            08/01/2013        5         No        In Place       Soft/Hard       120
  144       10/01/2003            NAP            09/01/2018       15         No          NAP             NAP          180
  145       06/01/2004         06/01/2003        05/01/2013        5         No          NAP             NAP          120
  146       10/01/2003            NAP            09/01/2018        5         No          NAP             NAP          180
  147       06/01/2004         06/01/2003        05/01/2013        5         No          NAP             NAP          120
  148       09/01/2003            NAP            08/01/2013        5         No          NAP             NAP          120
  149       08/01/2003            NAP            07/01/2018        0         No          NAP             NAP          180
  150       08/01/2003            NAP            07/01/2013        5         No          NAP             NAP          120
  151       10/01/2003            NAP            09/01/2013        0         No          NAP             NAP          120
  152       09/01/2003            NAP            08/01/2013        5         No        In Place         Hard          120
  153       09/01/2003            NAP            08/01/2013        5         No          NAP             NAP          120
  154       06/01/2004         06/01/2003        05/01/2013        5         No          NAP             NAP          120
  155       06/01/2004         06/01/2003        05/01/2013        5         No          NAP             NAP          120
  156       08/01/2003            NAP            07/01/2013        5         No          NAP             NAP          120
  157       08/01/2003            NAP            07/01/2013        5         No          NAP             NAP          120
  158       08/01/2003            NAP            07/01/2013        5         No          NAP             NAP          120
  159       08/01/2003            NAP            07/01/2013        5         No          NAP             NAP          120
  160       08/01/2003            NAP            07/01/2013        5         No          NAP             NAP          120
  161       09/01/2003            NAP            08/01/2013        0         No          NAP             NAP          120
  162       09/01/2003            NAP            08/01/2013        5         No          NAP             NAP          120
  163       06/01/2004         06/01/2003        05/01/2013        5         No          NAP             NAP          120
  164       03/01/2003            NAP            02/01/2007        5         No          NAP             NAP           48
  165       09/01/2003            NAP            08/01/2013        5         No          NAP             NAP          120
  166       08/01/2003            NAP            07/01/2023        5         No          NAP             NAP          240

                                                                                                                      112

-----------------------------------------------------------------------------------------------------------------------------------

           REMAINING       ORIGINAL     REMAINING                       MONTHLY     MONTHLY
MORTGAGE    TERM TO         AMORT.        AMORT.           MORTGAGE     PAYMENT     PAYMENT       UNDERWRITABLE      UNDERWRITABLE
LOAN NO.    MATURITY        TERM(8)       TERM               RATE        (P&I)      (IO)(9)            NOI             CASH FLOW
-----------------------------------------------------------------------------------------------------------------------------------
    1          78            300           297              3.430%     $332,908          NAP        $8,980,223         $8,634,719
    2         107            360           359              5.090%     $357,941          NAP       $13,301,246        $12,992,321
    3          54             IO            IO              5.115%          NAP     $216,085       $24,035,850        $23,150,881
    4         117             IO            IO              5.000%          NAP     $163,067        $4,383,856         $3,949,241
    5          66            300           297              4.396%      $44,546          NAP        $1,050,376           $952,087
    6          66            300           297              4.396%      $34,867          NAP        $1,052,257           $897,259
    7          66            300           297              4.396%      $33,712          NAP          $649,163           $561,747
    8          66            300           297              4.396%      $24,363          NAP          $548,359           $485,575
    9          66            300           297              4.396%      $17,598          NAP          $423,342           $384,780
   10          66            300           297              4.396%      $16,498          NAP          $438,565           $321,303
   11          66            300           297              4.396%      $15,728          NAP          $368,644           $312,399
   12          66            300           297              4.396%      $14,629          NAP          $410,859           $327,640
   13          66            300           297              4.396%       $9,734          NAP          $222,672           $194,626
   14          81            360           357              4.880%     $160,124          NAP        $3,166,046         $3,053,404
   15         170            180           170              5.080%     $238,490          NAP        $4,073,248         $4,012,048
   16          58             IO            IO              3.750%          NAP      $65,313        $2,904,218         $2,761,447
   17         119            300           299              4.750%     $114,023          NAP        $2,729,593         $2,538,529
   18         178            300           298              4.550%     $111,735          NAP        $3,289,201         $3,248,451
   19          75             IO            IO              5.045%          NAP      $80,783        $2,669,899         $2,596,428
   20         118            360           358              5.300%      $37,205          NAP          $715,117           $673,117
   21         118            360           358              5.300%      $36,095          NAP          $748,287           $707,286
   22         118            360           358              5.300%      $25,544          NAP          $502,007           $475,605
   23         118            360           358              5.300%       $7,497          NAP          $138,353           $131,106
   24         178            300           298              4.600%     $101,074          NAP        $2,595,343         $2,460,183
   25         118            360           358              5.650%      $98,332          NAP        $2,283,055         $2,035,095
   26         119            360           359              5.730%      $64,053          NAP        $1,464,933         $1,307,606
   27         119            360           359              5.730%      $29,115          NAP          $688,038           $591,253
   28         116            360           360              5.695%      $91,073      $75,544        $1,797,511         $1,739,396
   29         102            240           222              7.310%     $127,042          NAP        $3,936,733         $3,671,651
   30          59            300           299              5.640%      $94,305          NAP        $1,976,505         $1,805,402
   31         117            360           357              4.800%      $77,388          NAP        $2,177,315         $2,091,479
   32          58             IO            IO              4.695%          NAP      $57,519        $1,217,160         $1,217,160
   33         142            360           360              4.840%      $73,792      $56,467        $1,957,097         $1,828,627
   34         118            360           360              5.462%      $79,153      $64,691        $1,789,547         $1,547,432
   35         111            360           351              5.900%      $82,446          NAP        $2,365,245         $2,126,374
   36          95            300           275              7.520%     $104,381          NAP        $1,610,989         $1,503,702
   37          82             IO            IO              4.350%          NAP      $47,850        $1,941,212         $1,840,863
   38          81             IO            IO              4.390%          NAP      $44,815        $1,959,401         $1,835,059
   39         115            300           295              6.120%      $78,199          NAP        $2,138,005         $1,847,003
   40         116            300           296              5.920%      $76,091          NAP        $1,462,416         $1,181,386
   41         109            360           349              6.280%      $63,620          NAP        $1,280,013         $1,148,715
   42         119             IO            IO              4.300%          NAP      $36,331        $2,244,257         $2,184,407
   43         114            360           360              5.890%      $59,250      $49,833        $1,393,816         $1,162,610
   44         119            360           359              3.930%      $47,339          NAP        $2,103,906         $2,062,756
   45         143            144           143              5.610%      $95,579          NAP        $1,625,500         $1,625,500
   46          52             IO            IO              4.510%          NAP      $37,114        $1,440,261         $1,387,240
   47         118            360           358              6.020%      $58,582          NAP        $1,196,053         $1,039,240
   48          56             IO            IO              5.145%          NAP      $41,297        $1,264,967         $1,190,683
   49          82             IO            IO              4.520%          NAP      $35,407        $1,276,689         $1,179,998
   50         117            264           261              5.700%      $62,753          NAP        $1,090,341           $993,911
   51         115            360           360              5.050%      $50,209      $39,790        $1,387,183         $1,295,329
   52         119            300           299              5.000%      $53,782          NAP        $1,115,205         $1,059,009
   53         116            240           236              5.960%      $66,057          NAP        $1,178,353         $1,111,597
   54          84            360           324              5.925%      $54,214          NAP        $1,161,766         $1,030,962
   55         109            300           289              6.460%      $60,544          NAP        $1,157,968         $1,051,664
   56         238            240           238              5.700%      $61,952          NAP        $1,045,446           $981,866
   57         116            360           356              5.480%      $48,155          NAP        $1,033,297         $1,004,486
   58         112            360           352              6.040%      $48,471          NAP          $893,427           $849,455
   59         117            300           297              5.000%      $46,767          NAP        $1,453,680         $1,272,321
   60         115            360           355              5.500%      $45,423          NAP          $920,512           $861,712
   61         118            360           358              4.970%      $37,984          NAP          $982,712           $962,605
   62         177            180           177              6.110%      $60,762          NAP        $1,195,803         $1,046,180
   63         119            360           359              6.060%      $42,239          NAP          $954,275           $848,906
   64          81             IO            IO              4.440%          NAP      $25,049          $914,096           $878,977
   65         178            180           178              5.900%      $57,016          NAP          $862,103           $825,627
   66          82             IO            IO              4.005%          NAP      $21,660          $924,552           $860,299
   67         119            360           359              5.250%      $34,513          NAP          $742,343           $690,033
   68         117            360           357              5.220%      $33,021          NAP          $571,621           $541,998
   69          78            360           354              5.840%      $35,358          NAP          $777,648           $713,747
   70          79             IO            IO              4.700%          NAP      $23,108          $804,108           $773,573
   71         118            300           298              5.250%      $35,056          NAP          $692,742           $664,542
   72         118            360           358              5.190%      $30,167          NAP        $1,102,160           $992,971
   73         117            360           357              5.300%      $30,542          NAP          $763,278           $714,457
   74         179            180           179              4.880%      $43,151          NAP          $875,837           $807,198
   75          83             IO            IO              4.300%          NAP      $19,630          $785,396           $730,022
   76         109            360           349              6.510%      $34,800          NAP          $586,200           $563,935
   77         118            360           358              5.030%      $28,818          NAP          $678,670           $595,150
   78         117            360           357              5.560%      $29,150          NAP          $753,238           $677,938
   79          57            300           297              4.150%      $26,808          NAP          $846,227           $708,486
   80         116            300           296              5.590%      $30,974          NAP          $607,355           $556,777
   81         116             IO            IO              5.050%          NAP       $5,920          $198,642           $190,059
   82         116             IO            IO              5.050%          NAP       $5,349          $179,051           $172,118
   83         116             IO            IO              5.050%          NAP       $4,887          $164,089           $157,326
   84         116             IO            IO              5.050%          NAP       $4,750          $159,663           $153,080
   85         118            360           358              5.410%      $27,613          NAP          $501,930           $499,783
   86          83            360           359              5.570%      $28,037          NAP          $665,797           $616,684
   87         120            360           360              6.580%      $30,592          NAP          $532,241           $482,904
   88         119            360           359              4.170%      $21,927          NAP          $654,886           $654,886
   89         117            300           297              5.250%      $26,367          NAP          $597,379           $473,028
   90         119            360           359              4.580%      $21,481          NAP          $769,841           $754,513
   91         177            180           177              5.920%      $35,261          NAP          $634,075           $549,683
   92         113            360           353              5.870%      $24,609          NAP          $513,063           $481,126
   93         115            360           360              5.430%      $22,536      $18,402          $607,024           $558,708
   94         119            300           299              5.490%      $24,540          NAP          $657,609           $621,709
   95         117            240           237              6.490%      $28,868          NAP          $887,768           $781,592
   96         155            360           359              5.780%      $21,956          NAP          $445,783           $413,562
   97         119            300           299              5.700%      $23,165          NAP          $435,757           $424,766
   98          80             IO            IO              4.390%          NAP      $13,170          $490,862           $464,302
   99         117            360           357              5.110%      $19,568          NAP          $663,323           $651,573
  100         116            240           236              5.630%      $25,029          NAP          $507,174           $461,850
  101         118            360           358              5.070%      $19,074          NAP          $413,732           $389,103
  102         116            360           356              5.680%      $20,414          NAP          $434,577           $405,045
  103         119            360           359              5.000%      $18,789          NAP          $484,856           $444,473
  104         118            360           358              5.350%      $19,544          NAP          $511,553           $479,080
  105         117            360           357              5.580%      $20,049          NAP          $448,361           $407,841
  106          79             IO            IO              4.650%          NAP      $13,485          $526,242           $482,997
  107         117            360           360              5.300%      $18,880      $15,225          $366,260           $358,760
  108         117            360           357              5.160%      $18,586          NAP          $672,454           $560,545
  109         117            240           237              6.490%      $25,367          NAP          $773,383           $664,717
  110         239            264           263              5.930%      $22,609          NAP          $354,893           $352,720
  111         119            240           239              5.725%      $23,122          NAP          $553,249           $518,791
  112         117            300           297              5.280%      $19,473          NAP          $444,391           $417,067
  113         236            240           236              5.800%      $22,206          NAP          $838,936           $681,795
  114         117            240           237              6.490%      $23,095          NAP          $648,983           $543,322
  115         176            180           176              5.300%      $25,002          NAP          $593,383           $550,668
  116          83            360           359              4.790%      $15,722          NAP          $387,966           $335,646
  117         117            360           360              5.450%      $16,375      $13,390          $405,638           $374,434
  118         119            300           299              5.060%      $17,055          NAP          $310,211           $304,226
  119          80             IO            IO              4.440%          NAP      $10,693          $434,780           $420,127
  120         119            300           299              5.750%      $13,337          NAP          $270,795           $226,156
  121         119            300           299              6.200%       $4,333          NAP           $84,258            $69,670
  122         178            180           178              5.350%      $21,847          NAP          $364,643           $325,525
  123         111            300           291              6.240%      $17,794          NAP          $388,966           $379,632
  124         115            360           360              5.510%      $12,505      $10,270          $297,852           $270,324
  125          78             IO            IO              4.650%          NAP       $8,486          $376,462           $350,235
  126         190            192           190              5.380%      $16,335          NAP          $332,722           $330,899
  127         177            180           177              5.470%      $17,125          NAP          $328,052           $281,793
  128         117            300           297              5.620%      $12,736          NAP          $254,050           $231,586
  129         119             IO            IO              4.635%          NAP       $7,832        $3,336,586         $3,330,307
  130         119            300           299              5.810%      $12,655          NAP          $410,356           $369,521
  131         118            360           358              5.350%      $11,168          NAP          $351,038           $325,164
  132         118            360           358              5.350%      $11,168          NAP          $330,496           $307,816
  133         117            300           297              5.540%      $12,330          NAP          $335,450           $309,569
  134         118            300           298              6.790%      $13,522          NAP          $250,051           $235,027
  135         118            300           298              5.850%      $12,068          NAP          $259,827           $247,827
  136         118            360           358              4.710%       $9,606          NAP          $418,482           $343,086
  137         118            360           358              4.990%       $9,652          NAP          $231,043           $214,883
  138         118            300           298              5.500%      $11,054          NAP          $276,206           $250,257
  139         238            240           238              5.270%      $12,149          NAP          $253,838           $239,610
  140         115            360           360              5.510%       $9,947       $8,169          $265,242           $242,807
  141         117            360           357              5.430%       $9,578          NAP          $198,732           $185,732
  142         118            300           298              5.950%      $10,741          NAP          $420,824           $320,196
  143         118            300           298              5.630%       $9,950          NAP          $217,440           $215,804
  144         179            180           179              4.890%      $12,561          NAP          $195,281           $186,881
  145         115            360           360              5.510%       $8,953       $7,352          $228,346           $207,483
  146         179            180           179              5.150%      $12,379          NAP          $215,227           $192,520
  147         115            360           360              5.510%       $8,526       $7,002          $206,863           $191,599
  148         118            360           358              6.100%       $9,090          NAP          $185,624           $170,924
  149         177            180           177              5.580%      $12,320          NAP          $293,095           $266,154
  150         117            300           297              5.800%       $9,245          NAP          $214,944           $182,165
  151         119            240           239              5.040%       $9,270          NAP          $227,084           $212,330
  152         118            180           178              5.900%      $11,319          NAP          $245,867           $226,585
  153         118            360           358              5.950%       $7,961          NAP          $174,280           $157,480
  154         115            360           360              5.510%       $7,532       $6,185          $207,303           $192,159
  155         115            360           360              5.510%       $7,389       $6,069          $213,644           $202,951
  156         117            360           357              5.650%       $7,504          NAP          $156,512           $146,441
  157         117            300           297              5.950%       $8,016          NAP          $181,547           $172,912
  158         117            240           237              5.500%       $8,255          NAP          $193,709           $173,109
  159         117            300           297              5.960%       $7,381          NAP          $203,575           $181,235
  160         117            300           297              5.960%       $7,381          NAP          $309,337           $274,229
  161         118            360           358              5.350%       $6,143          NAP          $169,758           $155,316
  162         118            300           298              6.420%       $7,305          NAP          $166,533           $141,202
  163         115            360           360              5.510%       $5,968       $4,902          $165,048           $153,267
  164          40            348           340              7.000%       $7,002          NAP          $110,330           $110,330
  165         118            360           358              5.600%       $5,741          NAP          $499,629           $474,148
  166         237            240           237              5.920%       $7,118          NAP          $177,474           $170,876

              109            315           311              5.147%

---------------------------------------------------------------------------------------------------------------------------
                                              CUT-OFF
MORTGAGE     NOI                NCF             DATE          BALLOON       BALLOON             APPRAISED      MORTGAGE
LOAN NO.   DSCR(10)           DSCR(10)          LTV             LTV         BALANCE             VALUE(11)    LOAN SELLER(1)
---------------------------------------------------------------------------------------------------------------------------
    1        2.25               2.16           61.5%           50.3%      $54,543,070         $108,350,000       BSCMI
    2        2.04               2.00           63.3%           53.7%      $55,983,989         $157,900,000       MSMC
    3        3.09               2.98           53.6%           53.6%      $50,000,000         $280,000,000       MSMC
    4        2.24               2.02           59.4%           59.4%      $38,600,000          $65,000,000       MSMC
    5        2.03               1.75           67.8%           58.8%       $6,985,872          $11,900,000       MSMC
    6        2.03               1.75           67.8%           58.8%       $5,467,954           $9,300,000       MSMC
    7        2.03               1.75           67.8%           58.8%       $5,286,839           $9,000,000       MSMC
    8        2.03               1.75           67.8%           58.8%       $3,820,669           $6,500,000       MSMC
    9        2.03               1.75           67.8%           58.8%       $2,759,850           $4,700,000       MSMC
   10        2.03               1.75           67.8%           58.8%       $2,587,360           $4,400,000       MSMC
   11        2.03               1.75           67.8%           58.8%       $2,466,617           $4,200,000       MSMC
   12        2.03               1.75           67.8%           58.8%       $2,294,126           $3,900,000       MSMC
   13        2.03               1.75           67.8%           58.8%       $1,526,543           $2,600,000       MSMC
   14        1.65               1.59           77.3%           68.6%      $26,753,757          $39,000,000       WFB
   15        1.42               1.40           57.0%            1.1%         $550,872          $50,700,000       PCF
   16        3.71               3.52           60.6%           60.6%      $20,900,000          $34,500,000       JHREF
   17        1.99               1.86           58.7%           43.7%      $14,870,986          $34,000,000       PCF
   18        2.45               2.42           40.1%           22.3%      $11,062,167          $49,700,000       WFB
   19        2.75               2.68           58.2%           58.2%      $19,215,000          $33,000,000       BSCMI
   20        1.65               1.56           72.0%           60.0%       $5,574,540           $9,300,000       MSMC
   21        1.65               1.56           72.0%           60.0%       $5,408,138           $9,000,000       MSMC
   22        1.65               1.56           72.0%           60.0%       $3,827,298           $6,400,000       MSMC
   23        1.65               1.56           72.0%           60.0%       $1,123,229           $1,850,000       MSMC
   24        2.14               2.03           59.4%           33.1%       $9,986,280          $30,200,000       WFB
   25        1.93               1.72           70.8%           59.7%      $14,327,264          $24,000,000       WFB
   26        1.93               1.70           61.0%           51.5%       $9,272,961          $18,500,000       PCF
   27        1.93               1.70           61.0%           51.5%       $4,214,982           $7,700,000       PCF
   28        1.98               1.92           68.9%           60.7%      $13,840,213          $22,800,000       BSCMI
   29        1.29               1.20           62.4%           44.7%      $11,073,991          $49,600,000       WFB
   30        1.75               1.60           66.6%           60.1%      $13,651,227          $22,700,000       BSCMI
   31        2.34               2.25           44.5%           36.6%      $12,078,668          $33,000,000       BSCMI
   32        1.76               1.76           57.3%           57.3%      $14,500,000          $25,300,000       BSCMI
   33        2.89               2.70           53.8%           46.2%      $11,999,169          $26,000,000       PCF
   34        2.31               1.99           59.6%           52.2%      $12,274,021          $23,500,000       JHREF
   35        2.39               2.15           49.2%           42.1%      $11,775,822          $28,000,000       PCF
   36        1.29               1.20           69.5%           58.3%      $11,486,152          $19,700,000       BSCMI
   37        3.38               3.21           54.9%           54.9%      $13,200,000          $24,050,000       BSCMI
   38        3.64               3.41           54.0%           54.0%      $12,250,000          $22,700,000       BSCMI
   39        2.28               1.97           62.5%           48.4%       $9,227,172          $19,050,000       JHREF
   40        1.60               1.29           51.6%           40.2%       $9,221,546          $22,950,000       MSMC
   41        1.68               1.50           72.3%           62.6%       $8,822,377          $14,100,000       MSMC
   42        5.15               5.01           36.0%           36.0%      $10,000,000          $27,800,000       WFB
   43        2.33               1.94           57.1%           50.6%       $8,854,994          $17,500,000       JHREF
   44        3.70               3.63           39.5%           31.4%       $7,944,360          $25,300,000       JHREF
   45        1.42               1.42           36.3%            0.7%         $180,758          $27,400,000       PCF
   46        3.23               3.11           53.1%           53.1%       $9,875,000          $18,600,000       BSCMI
   47        1.70               1.48           76.0%           64.8%       $8,290,825          $12,800,000       WFB
   48        2.55               2.40           69.9%           69.9%       $9,500,000          $13,600,000       BSCMI
   49        3.00               2.78           55.3%           55.3%       $9,400,000          $17,000,000       BSCMI
   50        1.45               1.32           75.6%           53.7%       $6,660,182          $12,400,000       WFB
   51        2.91               2.71           50.8%           44.1%       $8,073,970          $18,300,000       PCF
   52        1.73               1.64           66.1%           49.1%       $6,826,391          $13,900,000       PCF
   53        1.49               1.40           74.4%           49.4%       $6,091,656          $12,320,000       PCF
   54        1.79               1.58           56.4%           49.6%       $7,841,635          $15,800,000       BSCMI
   55        1.59               1.45           68.2%           54.6%       $7,097,479          $13,000,000       MSMC
   56        1.41               1.32           59.6%            0.4%          $61,661          $14,800,000       JHREF
   57        1.79               1.74           68.3%           57.4%       $7,112,017          $12,400,000       BSCMI
   58        1.54               1.46           76.8%           65.8%       $6,847,010          $10,400,000       WFB
   59        2.59               2.27           51.4%           38.7%       $6,004,819          $15,500,000       BSCMI
   60        1.69               1.58           74.4%           61.9%       $6,618,368          $10,700,000       JHREF
   61        2.16               2.11           57.6%           47.0%       $5,784,085          $12,300,000       BSCMI
   62        1.64               1.43           57.6%            1.3%         $165,535          $12,300,000       BSCMI
   63        1.88               1.67           59.8%           51.0%       $5,958,660          $11,690,000       WFB
   64        3.04               2.92           54.6%           54.6%       $6,770,000          $12,400,000       BSCMI
   65        1.26               1.21           61.1%            1.4%         $149,266          $11,050,000       PCF
   66        3.56               3.31           54.3%           54.3%       $6,490,000          $11,950,000       BSCMI
   67        1.79               1.67           76.1%           63.3%       $5,191,513           $8,200,000       PCF
   68        1.44               1.37           73.8%           61.5%       $4,980,688           $8,100,000       MSMC
   69        1.83               1.68           71.9%           65.2%       $5,413,848           $8,300,000       BSCMI
   70        2.90               2.79           55.9%           55.9%       $5,900,000          $10,550,000       BSCMI
   71        1.65               1.58           74.8%           56.8%       $4,429,469           $7,800,000       PCF
   72        3.04               2.74           33.6%           27.9%       $4,560,249          $16,350,000       PCF
   73        2.08               1.95           58.3%           48.7%       $4,577,180           $9,400,000       BSCMI
   74        1.69               1.56           53.2%            0.9%          $96,767          $10,300,000       PCF
   75        3.33               3.10           54.2%           54.2%       $5,478,000          $10,100,000       BSCMI
   76        1.40               1.35           69.8%           60.8%       $4,741,347           $7,800,000       PCF
   77        1.96               1.72           70.2%           58.1%       $4,413,211           $7,600,000       JHREF
   78        2.15               1.94           63.5%           52.8%       $4,226,310           $8,000,000       JHREF
   79        2.63               2.20           56.5%           49.9%       $4,394,729           $8,800,000       BSCMI
   80        1.63               1.50           52.9%           40.8%       $3,831,258           $9,400,000       PCF
   81        2.80               2.68           56.5%           56.5%       $1,406,800           $2,500,000       BSCMI
   82        2.80               2.68           56.5%           56.5%       $1,271,000           $2,250,000       BSCMI
   83        2.80               2.68           56.5%           56.5%       $1,161,350           $2,050,000       BSCMI
   84        2.80               2.68           56.5%           56.5%       $1,128,600           $2,000,000       BSCMI
   85        1.51               1.51           71.0%           58.7%       $4,053,349           $6,900,000       JHREF
   86        1.98               1.83           62.4%           56.0%       $4,397,327           $7,850,000       BSCMI
   87        1.45               1.32           74.3%           64.2%       $4,147,445           $6,460,000       PCF
   88        2.49               2.49           43.2%           34.7%       $3,605,667          $10,400,000       PCF
   89        1.89               1.50           71.8%           54.6%       $3,332,385           $6,100,000       WFB
   90        2.99               2.93           51.2%           41.6%       $3,413,216           $8,200,000       PCF
   91        1.50               1.30           67.4%            1.5%          $93,520           $6,165,000       PCF
   92        1.74               1.63           68.9%           58.8%       $3,526,214           $6,000,000       MSMC
   93        2.75               2.53           55.6%           47.6%       $3,425,505           $7,200,000       JHREF
   94        2.23               2.11           40.3%           30.8%       $3,054,001           $9,900,000       WFB
   95        2.56               2.26           49.7%           33.6%       $2,604,266           $7,750,000       WFB
   96        1.69               1.57           63.5%           48.4%       $2,856,091           $5,900,000       PCF
   97        1.57               1.53           67.8%           52.2%       $2,845,479           $5,450,000       WFB
   98        3.11               2.94           47.4%           47.4%       $3,600,000           $7,600,000       BSCMI
   99        2.82               2.77           39.0%           32.3%       $2,977,947           $9,210,000       WFB
  100        1.69               1.54           52.5%           34.4%       $2,340,816           $6,800,000       WFB
  101        1.81               1.70           65.7%           54.4%       $2,911,520           $5,350,000       WFB
  102        1.77               1.65           74.7%           63.1%       $2,967,444           $4,700,000       BSCMI
  103        2.15               1.97           52.2%           43.0%       $2,884,122           $6,700,000       PCF
  104        2.18               2.04           60.2%           50.3%       $2,916,637           $5,800,000       PCF
  105        1.86               1.70           60.2%           50.7%       $2,938,144           $5,800,000       WFB
  106        3.25               2.98           53.1%           53.1%       $3,480,000           $6,550,000       BSCMI
  107        2.00               1.96           75.6%           64.5%       $2,901,216           $4,500,000       WFB
  108        3.02               2.51           45.0%           37.4%       $2,817,007           $7,530,000       WFB
  109        2.54               2.18           46.4%           31.3%       $2,288,394           $7,300,000       WFB
  110        1.31               1.30           75.1%           13.8%         $611,931           $4,425,000       PCF
  111        1.99               1.87           50.7%           33.1%       $2,153,280           $6,500,000       BSCMI
  112        1.90               1.78           54.7%           41.6%       $2,456,460           $5,900,000       PCF
  113        3.15               2.56           30.7%            0.9%          $92,338          $10,180,000       WFB
  114        2.34               1.96           39.0%           26.4%       $2,083,413           $7,900,000       WFB
  115        1.98               1.84           38.2%            0.8%          $60,231           $8,000,000       PCF
  116        2.06               1.78           68.1%           60.2%       $2,648,310           $4,400,000       JHREF
  117        2.52               2.33           60.4%           51.8%       $2,484,806           $4,800,000       JHREF
  118        1.52               1.49           74.7%           56.3%       $2,180,749           $3,875,000       PCF
  119        3.39               3.27           54.3%           54.3%       $2,890,000           $5,325,000       BSCMI
  120        1.67               1.40           56.1%           43.4%       $1,633,166           $3,750,000       PCF
  121        1.67               1.40           56.1%           43.4%         $516,154           $1,200,000       PCF
  122        1.39               1.24           62.3%            1.2%          $52,904           $4,300,000       WFB
  123        1.82               1.78           38.2%           30.3%       $2,114,031           $6,980,000       WFB
  124        2.42               2.19           52.4%           44.9%       $1,888,140           $4,200,000       JHREF
  125        3.70               3.44           55.2%           55.2%       $2,190,000           $3,970,000       BSCMI
  126        1.70               1.69           53.5%            0.4%          $16,262           $3,900,000       PCF
  127        1.60               1.37           59.3%            0.5%          $17,048           $3,500,000       WFB
  128        1.66               1.52           69.7%           53.7%       $1,572,827           $2,930,000       WFB
  129       35.50              35.43            4.4%            4.4%       $2,000,000          $45,600,000       BSCMI
  130        2.70               2.43           51.9%           40.1%       $1,543,867           $3,850,000       WFB
  131        2.62               2.43           49.9%           41.7%       $1,666,650           $4,000,000       PCF
  132        2.47               2.30           52.5%           43.9%       $1,666,650           $3,800,000       PCF
  133        2.27               2.09           47.1%           36.2%       $1,530,223           $4,230,000       WFB
  134        1.54               1.45           74.8%           59.8%       $1,554,414           $2,600,000       WFB
  135        1.79               1.71           66.6%           51.6%       $1,468,840           $2,845,000       WFB
  136        3.63               2.98           37.7%           30.8%       $1,510,121           $4,900,000       PCF
  137        1.99               1.86           65.3%           53.9%       $1,482,899           $2,750,000       PCF
  138        2.08               1.89           57.0%           43.6%       $1,374,927           $3,150,000       WFB
  139        1.74               1.64           60.3%            1.5%          $45,472           $2,970,000       PCF
  140        2.71               2.48           53.0%           45.5%       $1,501,929           $3,300,000       JHREF
  141        1.73               1.62           62.4%           52.3%       $1,420,523           $2,715,000       WFB
  142        3.26               2.48           25.7%           20.0%       $1,299,269           $6,500,000       WFB
  143        1.82               1.81           59.1%           45.5%       $1,227,667           $2,700,000       BSCMI
  144        1.30               1.24           66.4%            1.2%          $28,209           $2,400,000       PCF
  145        2.59               2.35           55.3%           47.4%       $1,351,736           $2,850,000       JHREF
  146        1.45               1.30           63.0%            1.2%          $28,858           $2,450,000       WFB
  147        2.46               2.28           56.2%           48.2%       $1,287,368           $2,670,000       JHREF
  148        1.70               1.57           61.9%           52.8%       $1,278,475           $2,420,000       WFB
  149        1.98               1.80           47.9%            1.0%          $31,134           $3,100,000       PCF
  150        1.94               1.64           66.2%           51.3%       $1,129,020           $2,200,000       WFB
  151        2.04               1.91           46.6%           29.6%         $889,191           $3,000,000       PCF
  152        1.81               1.67           42.7%           19.4%         $607,625           $3,140,000       WFB
  153        1.82               1.65           64.7%           55.0%       $1,132,886           $2,060,000       WFB
  154        2.79               2.59           50.0%           42.9%       $1,137,175           $2,650,000       JHREF
  155        2.93               2.79           50.0%           42.9%       $1,115,718           $2,600,000       JHREF
  156        1.74               1.63           59.7%           50.4%       $1,093,638           $2,170,000       WFB
  157        1.89               1.80           50.8%           39.6%         $969,882           $2,450,000       WFB
  158        1.96               1.75           49.7%           32.4%         $776,527           $2,400,000       WFB
  159        2.30               2.05           48.7%           38.0%         $892,592           $2,350,000       WFB
  160        3.49               3.10           31.8%           24.8%         $892,592           $3,600,000       WFB
  161        2.30               2.11           56.3%           47.0%         $916,657           $1,950,000       PCF
  162        1.90               1.61           58.5%           46.2%         $858,691           $1,860,000       WFB
  163        2.81               2.61           52.5%           45.0%         $901,158           $2,000,000       JHREF
  164        1.31               1.31           62.7%           60.4%         $996,373           $1,650,000       BSCMI
  165        7.25               6.88           13.1%           11.0%         $839,773           $7,600,000       WFB
  166        2.08               2.00           31.3%            1.0%          $30,529           $3,170,000       WFB

             2.28               2.13           59.7%           47.4%

------------------------------------------------------------------------------------------------------------------------------------

MORTGAGE                                                                  VALUATION
LOAN NO.   PROPERTY NAME(2)                                                DATE(12)   LARGEST TENANT(13)
------------------------------------------------------------------------------------------------------------------------------------
    1      West Valley Mall                                               06/01/2003  Gottschalks
    2      WestShore Plaza                                                07/31/2003  American Multi-Cinema
    3      200 Berkeley & Stephen L. Brown Buildings                      04/01/2003  John Hancock
    4      360 Lexington                                                  05/21/2003  Kraft & Kennedy
    5      GGP Portfolio - Woodlands Village (I)                          06/01/2003  Basha's
    6      GGP Portfolio - Riverside Plaza (I)                            05/30/2003  Macey's
    7      GGP Portfolio - Division Crossing (I)                          05/23/2003  Safeway
    8      GGP Portfolio - River Pointe Plaza (I)                         05/23/2003  Gen-X Clothing
    9      GGP Portfolio - Fort Union (I)                                 05/21/2003  Buca Di Beppo
   10      GGP Portfolio - Halsey Crossing (I)                            05/23/2003  Safeway
   11      GGP Portfolio - Orem Plaza Center Street (I)                   05/30/2003  Savers
   12      GGP Portfolio - Austin Bluffs Plaza (I)                        06/02/2003  Albertson's (Dark)
   13      GGP Portfolio - Orem Plaza State Street (I)                    05/21/2003  Tuesday Morning
   14      Westgate Marketplace                                           06/02/2003  HEB
   15      Sun Valley Apartments                                          07/30/2003  NAP
   16      Town Square Mall                                               05/23/2003  Dick's Sporting Goods
   17      Cedar Knolls Shopping Center                                   07/21/2003  Wal-Mart Real Estate Business Trust
   18      284 Mott Street                                                06/20/2003  NAP
   19      Campus Marketplace                                             07/28/2003  Ralphs
   20      Gatlin Portfolio - Rancho Del Oro Town Center (II)             05/07/2003  Lane Bryant
   21      Gatlin Portfolio - East County Square Inline (II)              05/07/2003  Blue Echo (Casual Tree)
   22      Gatlin Portfolio - Palm Promenade (II)                         05/07/2003  Sunny's Fashion Plus II
   23      Gatlin Portfolio - Stonecrest Plaza (II)                       05/07/2003  Payless ShoeSource
   24      Eagle Plaza Shopping Center                                    06/11/2003  Acme Markets (Albertson's)
   25      Annapolis Commerce Park                                        05/15/2003  State of Maryland - District Court
   26      Marina Square Shopping Center (A)                              06/23/2003  24 Hour Fitness USA, Inc.
   27      Monaco Plaza  (A)                                              06/24/2003  The Weitz Company, Inc.
   28      The Pinnacle of Scottsdale                                     04/07/2003  Safeway
   29      RSA Security Headquarters Buildings                            05/13/2003  RSA Security - Bldg 3 & 4
   30      Gage Office Building                                           08/01/2003  Roosevelt University
   31      34-42 West 14th Street                                         04/15/2003  Board of Education
   32      Hyatt Newporter                                                07/03/2003  NAP
   33      Wachovia Plaza                                                 06/13/2003  Waddell & Reed Ivy Investment
   34      Clauset Centre                                                 06/10/2003  Marriott Ownership Resort
   35      Meadow Brook South 2500 & 2600                                 12/03/2002  Allstate Insurance Company
   36      57 Littlefield Street                                          08/01/2003  Polar Corporation
   37      Flamingo Falls                                                 03/13/2003  Fresh Market
   38      Commonwealth II                                                04/02/2003  Steinmart
   39      Clear Lake Center                                              03/08/2003  Garden Ridge
   40      Northrop Grumman Building 1                                    09/01/2003  Northrop Grumman
   41      Sky Ridge Plaza 1                                              08/06/2002  Gold's Gym International
   42      Carriage Way MHC                                               07/08/2003  NAP
   43      Cambric Corporate Center                                       02/04/2003  First American Title Company
   44      Deerfield Estates Manufactured Housing Community               07/17/2003  NAP
   45      Wayne Towne Center                                             07/26/2003  JC Penney
   46      440 Commons                                                    03/01/2003  Home Depot
   47      Carbon Plaza Shopping Center                                   05/30/2003  Giant
   48      Marlton Crossing                                               03/19/2003  Burlington Coat Factory
   49      Bardmoor Village                                               06/13/2003  Publix
   50      The Marketplace at Edgewater                                   04/09/2003  Thrive Fitness
   51      The Oaks Shopping Center                                       04/04/2003  Dominick's Fine Foods
   52      Wheatland Marketplace Shopping Center                          08/01/2003  Midwest Woodworking
   53      Springhurst Crossings                                          02/14/2003  Shoe Carnival
   54      6 Kimball Lane                                                 08/07/2003  WebCT, Inc.
   55      325 Corporate Drive                                            08/06/2002  Bottomline Technologies
   56      Cokesbury Court                                                07/02/2003  NAP
   57      Stallbrook Marketplace                                         02/06/2003  Market Basket
   58      Meadows Shopping Center                                        05/21/2003  Town and County Market
   59      589 Eighth Avenue                                              04/16/2003  Sanky Perlowin Associates
   60      Hidden Lake Apartments                                         03/25/2003  NAP
   61      1660 Soldiers Field Road                                       06/16/2003  Staples
   62      Courtyard Harrisonburg                                         04/14/2003  NAP
   63      Almond Orchard                                                 06/16/2003  Beverly Fabrics
   64      Valley Park Commons                                            02/07/2003  Martin's
   65      Glendora Place                                                 05/16/2003  LA Fitness International, LLC
   66      River Run                                                      03/12/2003  Publix
   67      Village Center                                                 04/29/2003  Pinecrest Rehabilitation Hospital, Inc.
   68      Stonebriar Centre Shops                                        05/27/2003  THEG USA, LP
   69      Cranberry Commons                                              01/06/2003  Hampton Forge, Ltd.
   70      Plant City Crossing                                            03/12/2003  Publix
   71      Waugh Chapel Corporate Center                                  06/03/2003  Anne Arundel Health System
   72      471-475 Eccles Avenue                                          04/09/2003  Ocular Sciences, Inc.
   73      401 West 14th Street                                           05/01/2003  Western Beef
   74      Sayreville Plaza                                               07/03/2003  Eckerd
   75      Capital Crossing                                               08/07/2003  Lowe's Foods
   76      Paradise Crossing Shopping Center                              07/02/2002  Publix
   77      Surveyor I Distribution Center                                 06/05/2003  Foremost Foods
   78      Fir Hill Towers                                                04/04/2003  NAP
   79      333 West 39th St.                                              04/16/2003  Han Feng Fashion, Inc.
   80      Birch Apartments                                               05/07/2003  NAP
   81      INLAND-CNL Portfolio - 3300 South Orange Blossom Trail (III)   04/07/2003  Eckerd
   82      INLAND-CNL Portfolio - Bethany Church @ Highway 124 (III)      04/07/2003  Eckerd
   83      INLAND-CNL Portfolio - Whitlock & Manning (III)                04/04/2003  Eckerd
   84      INLAND-CNL Portfolio - Sherwood Plaza & Enota (III)            04/08/2003  Eckerd
   85      Walgreens Bensalem                                             07/02/2003  Walgreen
   86      LaGrange Commons                                               05/13/2003  A&P
   87      Orangetree Plaza Shopping Center                               07/23/2003  Bashas' Inc.
   88      514 West 23rd Street                                           07/08/2003  NAP
   89      First Campbell Square                                          04/03/2003  Johnson Ayers
   90      Saf Keep Self-Storage Facility                                 06/27/2003  NAP
   91      5816 Ward Court                                                05/02/2003  Swimways Corp.
   92      Paia Town Center                                               12/04/2002  Charley's Restaurant
   93      17462 Von Karman Avenue                                        03/17/2003  JSN Industries, Inc
   94      437-447 North Beverly Drive                                    06/06/2003  Gearys/K. Baumann Sublease
   95      AmeriTel Inn Coeur D'Alene                                     04/24/2003  NAP
   96      CalSafe                                                        06/12/2003  Safeway
   97      Salinas Self Storage                                           06/23/2003  NAP
   98      Sheridan Square                                                02/03/2003  Publix
   99      Woodside Village MHC                                           05/01/2003  NAP
  100      King Street and Prince Street                                  04/15/2003  Landini Brothers Restaurant
  101      Oaklawn Plaza Shopping Center                                  05/29/2003  Food Lion
  102      Wadsworth Shopping Center                                      01/10/2003  CVS
  103      999 Rancho Conejo Boulevard                                    06/25/2003  Amgen
  104      Town Centre Village                                            06/03/2003  Grand Harbour Imports
  105      Rice Lake Plaza Shopping Center                                05/27/2003  Simonson Salon/Spa
  106      Gateway Plaza                                                  12/14/2002  Goody's
  107      Mosby's Point                                                  04/15/2003  NAP
  108      Jamaica Plaza                                                  05/06/2003  Bradford & Barthel
  109      AmeriTel Inn Idaho Falls                                       04/22/2003  NAP
  110      3105 Glendale-Milford Road                                     09/01/2003  Walgreen
  111      1000 West Washington Street                                    08/05/2003  Newell Rubbermaid
  112      Imperial House                                                 05/08/2003  NAP
  113      Huntmont Medical Building                                      03/03/2003  East Bay Fertility
  114      AmeriTel Inn Pocatello                                         04/22/2003  NAP
  115      1070 Waterfield Drive, East                                    04/24/2003  Georgia-Pacific Corporation
  116      Mid Point Business Plaza                                       04/07/2003  Kelly-Moore Paint Company
  117      16912 Von Karman Avenue                                        05/05/2003  University Medical Products
  118      Staples @ Iron Horse Crossing                                  06/23/2003  Staples, Inc.
  119      Concord Crossing                                               02/05/2003  Ahold (Bi-Lo)
  120      1000 North Hoskins Road (B)                                    07/23/2003  Georgia Pacific Corporation
  121      97-99 Ely Street (B)                                           07/28/2003  Georgia Pacific Corporation
  122      Georgia Pacific-Unisource Worldwide                            06/02/2003  Georgia-Pacific/Unisource
  123      BullsEye Weslayan                                              10/28/2002  NAP
  124      Alton Parkway Industrial                                       03/17/2003  Lido Van & Storage
  125      Chatham Crossing                                               03/20/2003  Dollar Tree
  126      5981 Far Hills Avenue                                          05/19/2003  CVS Corporation
  127      Rio Nuevo Apartments                                           05/27/2003  NAP
  128      Kelkind Manor Apts.                                            04/20/2003  NAP
  129      1001 Park Avenue                                               05/01/2003  NAP
  130      Hayden Higuera Office Warehouse                                01/27/2003  Nancy Brewer & Co.
  131      McDonough Village                                              06/03/2003  R. Alvis Reynolds, II M.D. & Edwin Bello, M.D.
  132      Eagle Village                                                  06/03/2003  Karate Studio
  133      Jackson Business Park                                          08/01/2003  Marsh's Carpet
  134      Liberty Center                                                 06/03/2003  Hillside Medical
  135      Monks Apartments                                               03/07/2003  NAP
  136      Orange Grove Commerce Park                                     06/09/2003  Pilgrim Software, Inc
  137      Rogers Circle Warehouse                                        06/17/2003  M. Heller Custom Furniture
  138      Manhattan Business Center                                      05/28/2003  Elegant Brush
  139      Auburn Landing                                                 06/18/2003  American Home Fitness
  140      Von Karman Avenue Industrial                                   03/17/2003  N'Zania
  141      Trillium Square Apartments                                     03/19/2003  NAP
  142      The Harry Bridge's Building                                    05/12/2003  ILWU-PLMA
  143      Eckerd - Titusville                                            05/22/2003  Eckerd
  144      Gorman Street Apartments                                       07/09/2003  NAP
  145      Fischer Avenue Industrial                                      03/17/2003  Flexible Metal Hose
  146      Oakwood Arbors Medical Office Park                             06/27/2003  Texas Dental Partners
  147      South Croddy Way Industrial                                    03/17/2003  Ceridian Corporation
  148      Rancho Carmel Apartments                                       05/29/2003  NAP
  149      49 Walnut Street                                               05/14/2003  Ashland Inc
  150      300 Kirby Street                                               06/02/2003  Turning Point Ent.
  151      Ocean Ranch Industrial                                         06/12/2003  Robert Mann Packaging, Inc.
  152      Marshalls Woodland                                             06/06/2003  Marshalls of CA, LLC
  153      Cambridge Station Apartments                                   05/27/2003  NAP
  154      6 Mason Industrial                                             03/17/2003  Western Telematic
  155      12 Mason Industrial                                            03/17/2003  Rainbow Contractors
  156      Autumnwood Apartments                                          05/27/2003  NAP
  157      Abitboul Pasadena Retail                                       04/25/2003  Professional Orthopedic & Sports Care
  158      Creekwalk Shopping Center                                      05/15/2003  McCall Insurance Agency
  159      Eastern Wigwam Office Center                                   05/07/2003  Timothy Sauter, M.D., Ltd, ANC
  160      Sahara West Center                                             05/06/2003  S. Nevada School of Real Estate
  161      North Park Village                                             06/03/2003  Dr. Jeffery V. Curtis
  162      Allied Imex Industrial                                         05/29/2003  Allied Imex, Inc.
  163      Daimler Street Industrial                                      03/17/2003  Aria Group, LLC
  164      156 School Street                                              01/01/2003  NAP
  165      Idylwood Apartments                                            05/22/2003  NAP
  166      Heritage Oak Glen MHC                                          05/07/2003  NAP

           TOTALS AND WEIGHTED AVERAGES:

---------------------------------------------------------------------------------------------------------------------

                LEASE                                                                     LEASE
MORTGAGE      EXPIRATION                                                                EXPIRATION
LOAN NO.         DATE         % NSF   SECOND LARGEST TENANT(13)                            DATE                % NSF
---------------------------------------------------------------------------------------------------------------------
    1         01/31/2016      16.3%   Sears                                             10/31/2012             13.7%
    2         01/01/2021      17.4%   Old Navy                                          01/01/2006              7.1%
    3         03/31/2018      61.8%   Evergreen Funds (Wachovia)                        09/30/2006             16.9%
    4         10/31/2008       8.5%   Garrick-Aug Associates                            02/28/2006              5.8%
    5         11/28/2009      48.4%   Corral West Ranchwear                             01/31/2014              8.4%
    6         12/31/2023      34.5%   Rite Aid                                          01/31/2005             19.2%
    7         10/31/2011      43.2%   Rite Aid                                          02/01/2017             29.3%
    8         04/30/2013      16.2%   Taylor Andrew Academy                             03/31/2013             11.0%
    9         10/31/2011      34.2%   Marie Callender's Pies                            10/31/2012             25.6%
   10         04/30/2010      53.1%   Fashion Bug                                       03/31/2005              6.8%
   11         10/31/2005      47.3%   Showbiz Pizza Place                               12/31/2003             25.9%
   12         12/20/2012      53.2%   Lifetouch National School                         10/31/2005              5.1%
   13         12/31/2004      18.1%   Label Tec                                         10/31/2003             16.4%
   14         12/31/2015      36.5%   Oshman's                                          01/31/2013             19.5%
   15             NAP           NAP   NAP                                                  NAP                   NAP
   16         01/31/2017      17.0%   Loews Entertainment                               12/31/2013             13.7%
   17         05/31/2017      37.9%   TJ Maxx                                           03/31/2012             19.7%
   18             NAP           NAP   NAP                                                  NAP                   NAP
   19         01/31/2022      40.6%   Longs Drugs                                       02/28/2022             12.9%
   20         08/31/2004      19.2%   Blu Echo                                          03/31/2006             11.4%
   21         12/31/2004      12.2%   Patti's Hallmark                                  02/28/2006              9.8%
   22         08/31/2007      23.0%   United States Postal Service                      08/31/2019             20.5%
   23         10/31/2005      52.1%   Radio Shack                                       01/31/2006             32.2%
   24         02/10/2017      29.3%   Office Depot                                      12/31/2009             14.6%
   25         08/31/2004      15.5%   State of Maryland                                 08/31/2004             13.4%
   26         05/18/2008      17.5%   Montessori Mid-America, Inc.                      01/31/2011             10.0%
   27         03/26/2010      29.1%   Gordon, Gumeson, & Associates, Inc.               05/31/2007             26.3%
   28         01/31/2021      39.7%   John and Robin Aterburn (Ace Hardware)            07/31/2018             11.4%
   29         12/09/2016     100.0%   NAP                                                  NAP                   NAP
   30         12/14/2015      47.3%   Dennis B. Pierce & Associates                     09/30/2004             16.9%
   31         01/05/2010      34.5%   Mancini Duffy                                     02/29/2012             17.2%
   32             NAP           NAP   NAP                                                  NAP                   NAP
   33         02/28/2013      39.9%   Wachovia Bank                                     04/02/2015             13.5%
   34         05/31/2005      28.6%   Carollo Engineers                                 03/31/2004             12.3%
   35         08/31/2012      50.0%   Computer Sciences Corporation                     03/31/2009             50.0%
   36         06/30/2005      37.4%   Record Keeper                                     12/31/2010             28.2%
   37         02/28/2022      16.9%   Eckerd                                            10/01/2021             10.0%
   38         10/31/2011      20.6%   Michaels                                          02/28/2011             14.4%
   39         01/31/2016      38.9%   Burlington Coat Factory                           01/31/2005             23.5%
   40         04/30/2008      50.0%   E&F Trucking & Warehouse                          04/30/2015             39.5%
   41         04/30/2010      15.7%   Luby's Cafeteria's                                08/31/2017              8.0%
   42             NAP           NAP   NAP                                                  NAP                   NAP
   43         12/31/2005      11.1%   Aegis, Inc.                                       12/31/2012              8.3%
   44             NAP           NAP   NAP                                                  NAP                   NAP
   45         10/31/2004      40.3%   Fortunoff                                         09/30/2005             33.5%
   46         06/30/2016      71.3%   Seaman's Furniture                                10/31/2008             28.7%
   47         02/05/2008      40.3%   Big Lots                                          01/31/2007             13.4%
   48         02/28/2007      55.2%   Homegoods                                         08/31/2006             16.4%
   49         07/01/2011      42.9%   Bealls Outlet                                     09/30/2006              9.1%
   50         05/29/2007      13.6%   Kids Kingdom                                      05/29/2007             12.5%
   51         06/30/2017      47.3%   Fashion Bug                                       01/31/2005              5.9%
   52         09/30/2007       9.4%   Montage                                           04/30/2013              9.3%
   53         01/31/2013      16.7%   Cleat, Inc. d/b/a BW3                             12/22/2012              7.8%
   54         08/31/2006      48.7%   Sophos                                            10/31/2005             26.3%
   55         04/30/2012      65.2%   First Signature Bank & Trust                      04/30/2009             11.1%
   56             NAP           NAP   NAP                                                  NAP                   NAP
   57         12/31/2014      52.0%   Staples                                           11/30/2010             20.3%
   58         12/31/2020      46.3%   Walgreen                                          11/30/2042              8.6%
   59         01/31/2012       4.7%   Options Talent, Inc.                              04/30/2007              4.7%
   60             NAP           NAP   NAP                                                  NAP                   NAP
   61         10/14/2015      47.6%   iParty                                            03/23/2007             18.1%
   62             NAP           NAP   NAP                                                  NAP                   NAP
   63         10/31/2007      16.9%   Lifetouch Studios                                 05/31/2005             11.3%
   64         03/31/2013      57.4%   CVS                                               12/31/2007              9.9%
   65         10/31/2017      85.2%   California Diagnostic Imaging Center, Inc.        03/24/2013              6.6%
   66         10/31/2008      46.5%   Walgreen Co.                                      02/28/2029             14.6%
   67         11/30/2008      27.0%   Franco Frattesi, Lucille Frattesi                 04/30/2012              9.9%
   68         01/31/2019      33.3%   Trading Zone, INC.                                07/31/2008             18.7%
   69         06/30/2005      15.8%   Seaview Holdings, Inc.                            05/31/2010             15.4%
   70         09/30/2021      44.6%   Dollar General                                    09/30/2011              9.4%
   71         06/30/2017     100.0%   NAP                                                  NAP                   NAP
   72         12/31/2005      74.6%   Expeditors International of Washington, Inc.      12/31/2005             25.4%
   73         12/31/2017      18.7%   Markt Restaurant                                  06/30/2013             14.1%
   74         05/28/2017      18.8%   Farmer's Market                                   12/31/2006             13.8%
   75         08/31/2015      75.7%   Staples                                           03/31/2006             24.3%
   76         05/31/2020      65.6%   Washington Mutual Bank, FA                        01/31/2007              4.1%
   77         06/30/2018     100.0%   NAP                                                  NAP                   NAP
   78             NAP           NAP   NAP                                                  NAP                   NAP
   79         04/30/2008       5.0%   T. Kondos Associates                              10/31/2008              4.5%
   80             NAP           NAP   NAP                                                  NAP                   NAP
   81         12/15/2016     100.0%   NAP                                                  NAP                   NAP
   82         11/27/2016     100.0%   NAP                                                  NAP                   NAP
   83         02/03/2016     100.0%   NAP                                                  NAP                   NAP
   84         05/10/2016     100.0%   NAP                                                  NAP                   NAP
   85         03/31/2027     100.0%   NAP                                                  NAP                   NAP
   86         11/30/2016      75.5%   Video Source                                      11/30/2007              4.0%
   87         11/30/2016      66.0%   Baja Broiler, Inc.                                12/31/2010             11.3%
   88             NAP           NAP   NAP                                                  NAP                   NAP
   89         04/30/2006      22.1%   GSA - IRS                                         04/30/2008             14.0%
   90             NAP           NAP   NAP                                                  NAP                   NAP
   91         05/31/2018     100.0%   NAP                                                  NAP                   NAP
   92         02/28/2010      27.9%   Jacques' North Shore Bistro                       12/31/2005             14.4%
   93         02/29/2004      66.4%   Horizon Medical, Inc                              02/29/2004             33.6%
   94         01/31/2008      23.9%   Tom's Toys                                        01/31/2006             12.8%
   95             NAP           NAP   NAP                                                  NAP                   NAP
   96         09/30/2016     100.0%   NAP                                                  NAP                   NAP
   97             NAP           NAP   NAP                                                  NAP                   NAP
   98         04/30/2011      62.4%   Dollar Tree Stores                                02/28/2004              6.9%
   99             NAP           NAP   NAP                                                  NAP                   NAP
  100         12/31/2026      19.2%   Land Design                                       10/31/2005             13.8%
  101         08/31/2014      51.0%   Family Dollar                                     08/31/2009             14.9%
  102         01/31/2012      26.2%   Family Dollar                                     12/31/2007             20.2%
  103         12/31/2008      68.3%   Evangelical Church                                06/30/2008             31.7%
  104         04/30/2008      25.0%   Mattress Expo                                     06/15/2008             10.7%
  105         06/30/2007      11.2%   Plaza Cleaners                                    10/31/2009              8.8%
  106         07/31/2017      36.1%   Office Depot                                      12/31/2017             25.2%
  107             NAP           NAP   NAP                                                  NAP                   NAP
  108         09/14/2006      13.1%   Bisys-Poage Center Insurance                      02/28/2006             11.8%
  109             NAP           NAP   NAP                                                  NAP                   NAP
  110         07/31/2063     100.0%   NAP                                                  NAP                   NAP
  111         03/31/2006      31.5%   Flat Top Grill                                    04/30/2007             13.8%
  112             NAP           NAP   NAP                                                  NAP                   NAP
  113         02/29/2004       7.5%   Unilab                                            10/31/2007              5.9%
  114             NAP           NAP   NAP                                                  NAP                   NAP
  115         06/30/2018     100.0%   NAP                                                  NAP                   NAP
  116         03/31/2011       8.9%   Carol Lighting  & Supply                          03/31/2004              8.0%
  117         11/30/2006      51.6%   Howard Fletcher, Inc.                             01/31/2007             48.4%
  118         06/30/2017     100.0%   NAP                                                  NAP                   NAP
  119         11/30/2014      76.3%   CVS Pharmacy                                      11/30/2009             15.1%
  120         06/30/2018     100.0%   NAP                                                  NAP                   NAP
  121         06/30/2018     100.0%   NAP                                                  NAP                   NAP
  122         06/30/2018     100.0%   NAP                                                  NAP                   NAP
  123             NAP           NAP   NAP                                                  NAP                   NAP
  124         02/28/2004      51.4%   B. Braun Medical Inc.                             02/28/2005             48.6%
  125         04/30/2007      15.6%   Shoe Show                                         03/30/2012             12.5%
  126         01/31/2020     100.0%   NAP                                                  NAP                   NAP
  127             NAP           NAP   NAP                                                  NAP                   NAP
  128             NAP           NAP   NAP                                                  NAP                   NAP
  129             NAP           NAP   NAP                                                  NAP                   NAP
  130         01/31/2007      31.9%   Callas Shortridge Architects, Inc.                05/31/2005             12.3%
  131         07/31/2011      15.0%   Johnny's Pizza                                    06/30/2008             15.0%
  132         09/30/2008      11.1%   Show Me The Dough, LLC                            06/30/2007             11.1%
  133         04/30/2008       9.4%   Swedetech Racing Engines                          04/30/2004              6.0%
  134         10/31/2007      17.0%   Little Caesar's Pizza                             10/31/2009             14.2%
  135             NAP           NAP   NAP                                                  NAP                   NAP
  136         02/28/2005      26.4%   Ideal Software, Inc.                              04/30/2004             11.7%
  137         04/30/2006      21.1%   Suspended Animation, Inc.                         10/31/2007             17.8%
  138         02/28/2005      12.2%   CA Hot Water Supply, Inc.                         08/31/2004             10.2%
  139         11/30/2010      30.0%   Sprint Spectrum Realty Company, L.P.              02/28/2007             23.4%
  140         11/30/2006     100.0%   NAP                                                  NAP                   NAP
  141             NAP           NAP   NAP                                                  NAP                   NAP
  142         10/31/2003      39.2%   ILWU                                              10/31/2003             33.5%
  143         01/31/2020     100.0%   NAP                                                  NAP                   NAP
  144             NAP           NAP   NAP                                                  NAP                   NAP
  145         12/31/2004     100.0%   NAP                                                  NAP                   NAP
  146         12/31/2010      34.0%   Jeffrey S. Hallett, MD                            12/31/2010             20.1%
  147         09/30/2008      39.7%   Maxwell Winches, Inc.                             12/31/2007             35.3%
  148             NAP           NAP   NAP                                                  NAP                   NAP
  149         08/31/2006      49.7%   Paragon Gymnastics                                10/31/2009             19.9%
  150         12/31/2005      48.1%   Truly Noble                                       03/31/2005             19.6%
  151         06/30/2013     100.0%   NAP                                                  NAP                   NAP
  152         01/31/2013     100.0%   NAP                                                  NAP                   NAP
  153             NAP           NAP   NAP                                                  NAP                   NAP
  154         07/31/2005     100.0%   Sprint PCS                                        07/20/2005              0.0%
  155         04/30/2005      51.7%   DHL Airways, Inc                                  08/31/2004             48.3%
  156             NAP           NAP   NAP                                                  NAP                   NAP
  157         01/31/2013      81.6%   Bow-Tie Wines and Spirits                         12/31/2012             18.4%
  158         07/11/2006      42.9%   The Mattress Firm, Inc.                           07/15/2007             33.0%
  159         11/30/2004      33.5%   National Properties, LLC                          07/10/2007             19.5%
  160         07/31/2004      17.4%   Montesano's Italian Deli                          11/30/2003             17.4%
  161         09/30/2003      24.1%   Clayton County Board of Education                 07/31/2004             21.7%
  162         06/30/2005     100.0%   NAP                                                  NAP                   NAP
  163         07/31/2004     100.0%   NAP                                                  NAP                   NAP
  164             NAP           NAP   NAP                                                  NAP                   NAP
  165             NAP           NAP   NAP                                                  NAP                   NAP
  166             NAP           NAP   NAP                                                  NAP                   NAP

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                           CAPITAL
                                                             LEASE              INSURANCE      TAX       EXPENDITURE      TI/LC
MORTGAGE                                                  EXPIRATION              ESCROW      ESCROW        ESCROW        ESCROW
LOAN NO.  THIRD LARGEST TENANT(13)                           DATE       % NSF    IN PLACE    IN PLACE    IN PLACE(14)  IN PLACE(15)
-----------------------------------------------------------------------------------------------------------------------------------
    1     JC Penney                                       03/31/2016     8.1%       No         Yes            No            No
    2     Maggiano's Little Italy                         10/01/2010     3.7%       No          No            No            No
    3     Deloitte & Touche                               10/31/2009    14.1%       No          No            No            No
    4     Access Personnel Corp.                          10/26/2009     5.6%       No          No            No            No
    5     Buffalo Wildwings                               01/31/2014     6.0%       No          No            No            No
    6     Cato Real Estate (Dark)                         04/30/2018    16.5%       No          No            No            No
    7     Autozone                                        05/28/2018     6.5%       No          No            No            No
    8     Western Mattress Co                             10/31/2005     6.1%       No          No            No            No
    9     Tony Romas                                      04/30/2004    18.2%       No          No            No            No
   10     Hollywood Video                                 10/31/2006     5.7%       No          No            No            No
   11     Utah Office Supply Company                      10/31/2005    13.6%       No          No            No            No
   12     Austin Bluffs Plaza Liquor                      01/31/2006     4.3%       No          No            No            No
   13     Skipper's                                       10/31/2011    12.8%       No          No            No            No
   14     Office Max                                      02/28/2017     9.7%      Yes         Yes           Yes           Yes
   15     NAP                                                 NAP         NAP       No         Yes            No            No
   16     TJ Maxx                                         01/31/2008    10.7%       No         Yes            No            No
   17     Stop & Shop Supermarket Company                 01/31/2009    11.4%       No         Yes            No            No
   18     NAP                                                 NAP         NAP       No         Yes            No            No
   19     Discovery Isle Child                            01/31/2022     7.3%      Yes         Yes           Yes           Yes
   20     Payless Shoesource                              10/31/2005     9.1%       No         Yes           Yes           Yes
   21     Blockbuster Video                               08/31/2007     8.6%       No         Yes           Yes           Yes
   22     Blockbuster Video                               12/31/2006    17.1%       No         Yes           Yes           Yes
   23     Mirage Cleaners                                 09/30/2005    15.6%       No         Yes           Yes           Yes
   24     Party City (Philip David Co)                    02/28/2008     5.3%      Yes         Yes           Yes           Yes
   25     FTI Consulting                                  02/28/2007     7.6%       No         Yes           Yes            No
   26     Metro Brokers                                   02/28/2006     6.2%       No         Yes           Yes           Yes
   27     Integrated Information Technology Corporation   06/30/2009    15.8%       No         Yes            No            No
   28     Stockman's Western Wear                         05/31/2006     3.1%      Yes         Yes           Yes           Yes
   29     NAP                                                 NAP         NAP      Yes         Yes            No           Yes
   30     Planned Parenthood                              12/31/2011    11.0%       No         Yes           Yes           Yes
   31     New York Sports Club                            08/20/2013    17.2%       No         Yes            No            No
   32     NAP                                                 NAP         NAP       No          No            No            No
   33     Grossman & Roth, PA                             08/31/2009     6.1%       No          No            No            No
   34     Navigant International                          11/30/2008    10.4%      Yes         Yes            No           Yes
   35     NAP                                                 NAP         NAP       No          No            No           Yes
   36     Excel Logistics                                 10/12/2006    13.0%      Yes         Yes           Yes            No
   37     Ortiz-Parra                                     12/31/2006     9.2%       No          No            No            No
   38     Barnes & Noble                                  01/31/2012    13.9%       No          No            No            No
   39     The Room Store                                  11/30/2014     8.6%       No         Yes           Yes           Yes
   40     NAP                                                 NAP         NAP      Yes         Yes           Yes           Yes
   41     Walgreen                                        10/31/2007     7.8%      Yes         Yes           Yes           Yes
   42     NAP                                                 NAP         NAP       No          No            No            No
   43     Entranco, Inc.                                  01/01/2008     6.3%      Yes         Yes            No           Yes
   44     NAP                                                 NAP         NAP       No         Yes            No            No
   45     Borders                                         01/31/2010     5.1%       No          No            No            No
   46     NAP                                                 NAP         NAP       No          No            No            No
   47     Mahoning Valley Cinemas                         01/31/2006    11.9%      Yes         Yes           Yes           Yes
   48     Jazz Unlimited                                  08/31/2004     5.6%       No          No            No            No
   49     Eckerd (subleased to Dollar Tree)               05/31/2006     6.6%       No          No            No            No
   50     Billiard Club                                   05/29/2007     6.0%      Yes         Yes           Yes           Yes
   51     Blockbuster Video                               08/31/2008     4.9%       No          No            No            No
   52     Blockbuster Video                               03/31/2009     8.5%       No         Yes            No            No
   53     S&K Famous Brands                               06/30/2005     6.5%       No         Yes           Yes           Yes
   54     Litchfield Cavo                                 01/31/2010     6.2%      Yes         Yes            No           Yes
   55     Wendell & Associates                            08/31/2012    10.8%      Yes         Yes           Yes           Yes
   56     NAP                                                 NAP         NAP       No          No           Yes            No
   57     Barnes & Noble                                  01/31/2012    13.3%       No         Yes           Yes            No
   58     Aaron Rents                                     11/30/2007     8.1%      Yes         Yes           Yes            No
   59     Fisher and Company                              12/31/2011     4.7%      Yes         Yes           Yes            No
   60     NAP                                                 NAP         NAP       No         Yes            No            No
   61     California Closets                              05/31/2008     8.5%      Yes         Yes           Yes            No
   62     NAP                                                 NAP         NAP       No         Yes           Yes            No
   63     Phoenix Schools                                 02/28/2013     9.9%      Yes         Yes           Yes            No
   64     Chinese Buffet                                  06/30/2007     7.9%       No          No            No            No
   65     Home Brew Coffee                                04/30/2008     3.7%       No         Yes            No           Yes
   66     The Ultimate Workout Group, Inc.                03/31/2009     5.0%       No          No            No            No
   67     Data Net Processing LLC                         05/31/2008     9.5%       No         Yes            No           Yes
   68     Coker Flooring Company, Inc.                    05/31/2013    17.3%      Yes         Yes           Yes           Yes
   69     Security Services & Technologies, Inc.          10/31/2007    14.1%      Yes         Yes           Yes           Yes
   70     El Mirasol                                      03/31/2008     5.6%       No          No            No            No
   71     NAP                                                 NAP         NAP      Yes         Yes            No           Yes
   72     NAP                                                 NAP         NAP       No          No            No            No
   73     Soho House                                      04/30/2008     9.6%      Yes         Yes           Yes            No
   74     Ethan H LLC                                     02/28/2012    10.1%       No          No            No            No
   75     NAP                                                 NAP         NAP       No          No            No            No
   76     Fairburn Cleaners                               12/31/2005     3.0%      Yes         Yes            No           Yes
   77     NAP                                                 NAP         NAP      Yes         Yes           Yes            No
   78     NAP                                                 NAP         NAP       No         Yes           Yes            No
   79     NATIONAL MICRORENTALS, INC.                     11/30/2005     3.7%      Yes         Yes           Yes            No
   80     NAP                                                 NAP         NAP      Yes         Yes           Yes            No
   81     NAP                                                 NAP         NAP       No          No            No            No
   82     NAP                                                 NAP         NAP       No          No            No            No
   83     NAP                                                 NAP         NAP       No          No            No            No
   84     NAP                                                 NAP         NAP       No          No            No            No
   85     NAP                                                 NAP         NAP       No          No            No            No
   86     Bucks Dollar Plus                               08/31/2008     3.5%       No         Yes            No            No
   87     Washington Mutual Bank, FA                      01/31/2006     6.3%      Yes         Yes            No            No
   88     NAP                                                 NAP         NAP       No          No            No            No
   89     Glenn, Feldman                                  06/30/2006    11.4%      Yes         Yes           Yes           Yes
   90     NAP                                                 NAP         NAP      Yes         Yes            No            No
   91     NAP                                                 NAP         NAP      Yes         Yes           Yes            No
   92     Pacific Island Art                              09/30/2005     9.4%      Yes         Yes           Yes           Yes
   93     NAP                                                 NAP         NAP       No          No           Yes           Yes
   94     Galerie Michael                                 06/30/2011    12.8%       No          No            No            No
   95     NAP                                                 NAP         NAP       No          No           Yes            No
   96     NAP                                                 NAP         NAP       No          No            No            No
   97     NAP                                                 NAP         NAP       No         Yes           Yes            No
   98     Michael's Kitchen                               06/30/2009     3.8%       No          No            No            No
   99     NAP                                                 NAP         NAP       No          No            No            No
  100     Gallerie Michele                                10/31/2003    12.3%      Yes         Yes           Yes            No
  101     Blockbuster Video                               05/31/2004    11.3%      Yes         Yes            No            No
  102     Albert Einstein Healthcare                      06/30/2008    12.8%       No         Yes           Yes           Yes
  103     NAP                                                 NAP         NAP      Yes         Yes            No            No
  104     Georgia Dinettes, LLC                           07/31/2008     7.1%       No         Yes            No            No
  105     Dairy Queen                                     12/31/2012     7.8%      Yes         Yes           Yes           Yes
  106     Dollar Tree                                     01/31/2008    16.0%       No          No            No            No
  107     NAP                                                 NAP         NAP      Yes         Yes           Yes            No
  108     Parsons HBA                                     04/30/2007     7.7%       No          No            No            No
  109     NAP                                                 NAP         NAP       No          No           Yes            No
  110     NAP                                                 NAP         NAP       No          No            No            No
  111     LaSardine                                       03/31/2012    13.6%       No          No           Yes           Yes
  112     NAP                                                 NAP         NAP       No         Yes            No            No
  113     Johnson                                         05/31/2007     5.7%       No          No            No            No
  114     NAP                                                 NAP         NAP       No          No           Yes            No
  115     NAP                                                 NAP         NAP       No          No            No            No
  116     Business Cards Tomorrow                         09/30/2003     5.7%      Yes         Yes            No           Yes
  117     NAP                                                 NAP         NAP       No         Yes           Yes           Yes
  118     NAP                                                 NAP         NAP       No          No            No            No
  119     Dry Clean                                       08/31/2006     2.1%       No          No            No            No
  120     NAP                                                 NAP         NAP       No          No            No            No
  121     NAP                                                 NAP         NAP       No          No            No            No
  122     NAP                                                 NAP         NAP       No          No            No            No
  123     NAP                                                 NAP         NAP       No          No            No            No
  124     NAP                                                 NAP         NAP       No          No           Yes           Yes
  125     New China                                       05/31/2007    12.5%       No          No            No            No
  126     NAP                                                 NAP         NAP       No          No            No            No
  127     NAP                                                 NAP         NAP      Yes         Yes           Yes            No
  128     NAP                                                 NAP         NAP      Yes         Yes           Yes            No
  129     NAP                                                 NAP         NAP       No          No            No            No
  130     Almost Human, Inc.                              05/31/2004    12.3%       No          No            No            No
  131     East/West Karate                                05/31/2008    10.0%       No         Yes            No            No
  132     Thai Restaurant                                 01/31/2007    11.1%       No         Yes            No            No
  133     Hole in the Wall Cabinets (Anderson)            04/30/2006     6.0%       No          No            No            No
  134     Wok In (Jade Dynasty)                           12/31/2006    10.8%       No          No            No           Yes
  135     NAP                                                 NAP         NAP      Yes         Yes           Yes            No
  136     Electrostim Medical Services, Inc.              06/30/2005     7.2%       No         Yes            No            No
  137     LESCO, Inc.                                     02/29/2008    16.3%       No         Yes           Yes            No
  138     The Stanley Lewis Company                       04/30/2004     9.0%      Yes         Yes            No            No
  139     Oreck Home Care, L.L.C.                         02/28/2007    15.1%       No         Yes            No            No
  140     NAP                                                 NAP         NAP       No          No           Yes           Yes
  141     NAP                                                 NAP         NAP       No          No            No            No
  142     Leonard, Carder et al                           10/31/2003     9.5%       No          No            No            No
  143     NAP                                                 NAP         NAP       No          No           Yes            No
  144     NAP                                                 NAP         NAP       No         Yes           Yes            No
  145     NAP                                                 NAP         NAP       No          No           Yes           Yes
  146     Round Rock Imaging, Ltd.                        11/30/2012    16.3%      Yes         Yes           Yes           Yes
  147     Cashmere House, Inc.                            02/28/2004    25.0%       No          No           Yes           Yes
  148     NAP                                                 NAP         NAP      Yes         Yes            No            No
  149     Sanyo Semiconductor                             03/31/2004    19.9%       No         Yes            No            No
  150     Vincent Enterprises                             11/30/2005     8.4%      Yes         Yes           Yes           Yes
  151     NAP                                                 NAP         NAP       No         Yes            No            No
  152     NAP                                                 NAP         NAP       No          No            No            No
  153     NAP                                                 NAP         NAP      Yes         Yes            No            No
  154     NAP                                                 NAP         NAP       No          No           Yes           Yes
  155     Cingular Wireless                               12/31/2007     0.0%       No          No           Yes           Yes
  156     NAP                                                 NAP         NAP       No          No            No            No
  157     NAP                                                 NAP         NAP       No          No            No            No
  158     Orthodontics Centers of America                 11/30/2004    17.1%      Yes         Yes            No           Yes
  159     Dr. Timothy P. Reardon                          07/31/2008    19.0%       No         Yes            No            No
  160     PC Club, Inc.                                   12/31/2007    13.0%       No         Yes            No            No
  161     Pearson & Associates, Inc                       04/30/2008    16.9%       No         Yes            No            No
  162     NAP                                                 NAP         NAP       No          No            No            No
  163     NAP                                                 NAP         NAP       No          No           Yes           Yes
  164     NAP                                                 NAP         NAP       No         Yes           Yes            No
  165     NAP                                                 NAP         NAP       No          No            No            No
  166     NAP                                                 NAP         NAP      Yes         Yes           Yes            No

                                                                                  28.2%       59.2%         34.4%         35.0%

------------------------------------------------------------------------------------------------------------------------------
                                                                                                              INITIAL CAPITAL
                                                                                                                  EXPENDITURE
MORTGAGE                           OTHER                                         SPRINGING                             ESCROW
LOAN NO.                  ESCROW DESCRIPTION(16)                           ESCROW DESCRIPTION(17)             REQUIREMENT(18)
------------------------------------------------------------------------------------------------------------------------------
    1                               NAP                                      Insurance, CapEx                             $0
    2                   Lease Termination Rollover                    RE Tax, Insurance, TI/LC, Other                     $0
    3                               NAP                               RE Tax, Insurance, CapEx, TI/LC                     $0
    4                               NAP                                  RE Tax, Insurance, TI/LC                         $0
    5                           Ground Rent                       RE Tax, Insurance, CapEx, TI/LC, Other                  $0
    6                           Ground Rent                       RE Tax, Insurance, CapEx, TI/LC, Other                  $0
    7                           Ground Rent                       RE Tax, Insurance, CapEx, TI/LC, Other                  $0
    8                           Ground Rent                       RE Tax, Insurance, CapEx, TI/LC, Other                  $0
    9                           Ground Rent                       RE Tax, Insurance, CapEx, TI/LC, Other                  $0
   10                           Ground Rent                       RE Tax, Insurance, CapEx, TI/LC, Other                  $0
   11                           Ground Rent                       RE Tax, Insurance, CapEx, TI/LC, Other                  $0
   12                           Ground Rent                       RE Tax, Insurance, CapEx, TI/LC, Other                  $0
   13                           Ground Rent                       RE Tax, Insurance, CapEx, TI/LC, Other                  $0
   14                               NAP                                        TI/LC, Other                               $0
   15                               NAP                                             NAP                                   $0
   16                               NAP                                            TI/LC                                  $0
   17                               NAP                                             NAP                                   $0
   18                               NAP                                      Insurance, CapEx                             $0
   19                               NAP                                             NAP                                   $0
   20                               NAP                                          Insurance                                $0
   21                               NAP                                          Insurance                                $0
   22                               NAP                                          Insurance                                $0
   23                               NAP                                          Insurance                                $0
   24                               NAP                                            TI/LC                            $277,500
   25                               NAP                                          Insurance                                $0
   26                               NAP                                        Environmental                              $0
   27                               NAP                                             NAP                                   $0
   28                         Sterling Homes                                        NAP                               $1,380
   29                               NAP                                            CapEx                                  $0
   30                          Pierce Escrow                                     Insurance                            $2,875
   31                     Little Caesar's Escrow                             Insurance, CapEx                             $0
   32                               NAP                                      RE Tax, Insurance                            $0
   33                               NAP                                            TI/LC                                  $0
   34                               NAP                                             NAP                                   $0
   35                               NAP                                             NAP                                   $0
   36             Holdback Escrow - Polar & Record Keeper                          TI/LC                              $3,534
   37                               NAP                                  RE Tax, Insurance, CapEx                         $0
   38                               NAP                                  RE Tax, Insurance, CapEx                         $0
   39                               NAP                                             NAP                                   $0
   40       Northrop Grumman IT Free Rent; E&F Letter of Credit                     NAP                                   $0
   41                               NAP                                             NAP                                   $0
   42                               NAP                                             NAP                                   $0
   43                               NAP                                             NAP                                   $0
   44                               NAP                                             NAP                                   $0
   45                               NAP                                             NAP                                   $0
   46                               NAP                                  RE Tax, Insurance, CapEx                         $0
   47                               NAP                                             NAP                                   $0
   48                               NAP                                  RE Tax, Insurance, CapEx                         $0
   49                               NAP                                  RE Tax, Insurance, CapEx                         $0
   50                               NAP                                             NAP                                   $0
   51                        Insurance Escrow                                      Other                                  $0
   52                               NAP                                             NAP                                   $0
   53                               NAP                                             NAP                                   $0
   54                               NAP                                            CapEx                                  $0
   55                               NAP                                             NAP                                   $0
   56                      Debt Service Reserve                            RE Tax, CapEx, Other                      $60,000
   57                               NAP                                          Insurance                            $1,522
   58            Dunkin Donuts Escrow as Letter of Credit                         RE Tax                                  $0
   59                               NAP                                             NAP                               $1,790
   60                               NAP                                             NAP                                   $0
   61                               NAP                                             NAP                                 $625
   62                               NAP                                             NAP                              $12,035
   63                               NAP                                             NAP                                   $0
   64                               NAP                                  RE Tax, Insurance, CapEx                         $0
   65                               NAP                                             NAP                                   $0
   66                               NAP                                  RE Tax, Insurance, CapEx                         $0
   67                               NAP                                             NAP                                   $0
   68                               NAP                                             NAP                                   $0
   69                               NAP                                             NAP                               $1,125
   70                               NAP                                  RE Tax, Insurance, CapEx                         $0
   71                       Additional Security                                     NAP                                   $0
   72                               NAP                                             NAP                                   $0
   73                               NAP                                             NAP                               $8,537
   74                               NAP                                             NAP                                   $0
   75                               NAP                                  RE Tax, Insurance, CapEx                         $0
   76                 Additional Security - Free Rent                               NAP                                   $0
   77                               NAP                                            TI/LC                                  $0
   78                               NAP                                             NAP                                   $0
   79                               NAP                                             NAP                               $1,478
   80                               NAP                                             NAP                                   $0
   81                               NAP                                  RE Tax, Insurance, CapEx                         $0
   82                               NAP                                  RE Tax, Insurance, CapEx                         $0
   83                               NAP                                  RE Tax, Insurance, CapEx                         $0
   84                               NAP                                  RE Tax, Insurance, CapEx                         $0
   85                               NAP                                  RE Tax, Insurance, TI/LC                         $0
   86                               NAP                                            CapEx                                  $0
   87                               NAP                                             NAP                                   $0
   88                               NAP                                             NAP                                   $0
   89                               NAP                                             NAP                                   $0
   90                               NAP                                             NAP                                   $0
   91                               NAP                                            CapEx                                  $0
   92                               NAP                                             NAP                                   $0
   93                               NAP                                      Insurance, TI/LC                             $0
   94                               NAP                                             NAP                                   $0
   95                               NAP                                             NAP                                   $0
   96                               NAP                                             NAP                                   $0
   97                               NAP                                             NAP                                   $0
   98            Storm water drain repairs and violations                RE Tax, Insurance, CapEx                         $0
   99                               NAP                                             NAP                                   $0
  100                               NAP                                             NAP                                   $0
  101                               NAP                                            TI/LC                                  $0
  102                               NAP                                          Insurance                              $478
  103                        Seismic Retro fit                                      NAP                                   $0
  104                         Occupancy Fund                                        NAP                                   $0
  105                               NAP                                             NAP                                   $0
  106                               NAP                                  RE Tax, Insurance, CapEx                         $0
  107                               NAP                                             NAP                                   $0
  108                               NAP                               RE Tax, Insurance, CapEx, TI/LC                     $0
  109                               NAP                                             NAP                                   $0
  110                               NAP                                             NAP                                   $0
  111                               NAP                                      RE Tax, Insurance                          $424
  112                               NAP                                             NAP                                   $0
  113                               NAP                                             NAP                                   $0
  114                               NAP                                             NAP                                   $0
  115                               NAP                                             NAP                                   $0
  116                               NAP                                            TI/LC                                  $0
  117                               NAP                                            TI/LC                                  $0
  118                               NAP                                             NAP                                   $0
  119                               NAP                                  RE Tax, Insurance, CapEx                         $0
  120                               NAP                                            CapEx                                  $0
  121                               NAP                                            CapEx                                  $0
  122                               NAP                                            TI/LC                                  $0
  123                               NAP                                             NAP                                   $0
  124                               NAP                                      Insurance, TI/LC                             $0
  125                               NAP                                  RE Tax, Insurance, CapEx                         $0
  126                               NAP                                             NAP                                   $0
  127                               NAP                                             NAP                              $25,000
  128                               NAP                                             NAP                                   $0
  129                               NAP                                  RE Tax, Insurance, CapEx                         $0
  130                    Subordinate Lien Impound                                   NAP                                   $0
  131                               NAP                                             NAP                                   $0
  132                               NAP                                             NAP                                   $0
  133                               NAP                                             NAP                                   $0
  134                               NAP                                            TI/LC                                  $0
  135                               NAP                                             NAP                                   $0
  136                               NAP                                             NAP                                   $0
  137                               NAP                                             NAP                              $61,000
  138                               NAP                                            TI/LC                                  $0
  139                               NAP                                             NAP                                   $0
  140                               NAP                                      Insurance, TI/LC                             $0
  141                               NAP                                             NAP                                   $0
  142                               NAP                                            TI/LC                                  $0
  143                               NAP                                      RE Tax, Insurance                          $136
  144                               NAP                                             NAP                                   $0
  145                               NAP                                      Insurance, TI/LC                             $0
  146                               NAP                                             NAP                                   $0
  147                               NAP                                      Insurance, TI/LC                             $0
  148                               NAP                                             NAP                                   $0
  149                               NAP                                             NAP                                   $0
  150                               NAP                                             NAP                                   $0
  151                               NAP                                             NAP                                   $0
  152                               NAP                                            TI/LC                                  $0
  153                               NAP                                             NAP                                   $0
  154                               NAP                                      Insurance, TI/LC                             $0
  155                               NAP                                      Insurance, TI/LC                             $0
  156                               NAP                                             NAP                                   $0
  157                               NAP                                            TI/LC                                  $0
  158                               NAP                                             NAP                                   $0
  159                               NAP                                            TI/LC                                  $0
  160                               NAP                                            TI/LC                                  $0
  161                               NAP                                             NAP                                   $0
  162                               NAP                                            TI/LC                                  $0
  163                               NAP                                      Insurance, TI/LC                             $0
  164                          Rent Reserve                                      Insurance                              $146
  165                               NAP                                             NAP                                   $0
  166                               NAP                                             NAP                                   $0

                                                                                                                    $459,583

-------------------------------------------------------------------------------------------------------------------------
              MONTHLY CAPITAL     CURRENT CAPITAL
                  EXPENDITURE         EXPENDITURE       INITIAL TI/LC
MORTGAGE               ESCROW              ESCROW              ESCROW                         MONTHLY TI/LC
LOAN NO.      REQUIREMENT(19)         BALANCE(20)     REQUIREMENT(21)                    ESCROW REQUIREMENT(22)
-------------------------------------------------------------------------------------------------------------------------
    1                     $0                  $0                  $0                               $0
    2                     $0                  $0                  $0                               $0
    3                     $0                  $0                  $0                               $0
    4                     $0                  $0                  $0                               $0
    5                     $0                  $0                  $0                               $0
    6                     $0                  $0                  $0                               $0
    7                     $0                  $0                  $0                               $0
    8                     $0                  $0                  $0                               $0
    9                     $0                  $0                  $0                               $0
   10                     $0                  $0                  $0                               $0
   11                     $0                  $0                  $0                               $0
   12                     $0                  $0                  $0                               $0
   13                     $0                  $0                  $0                               $0
   14                 $2,576                  $0            $100,000                               $0
   15                     $0                  $0                  $0                               $0
   16                     $0                  $0                  $0                               $0
   17                     $0                  $0                  $0                               $0
   18                     $0                  $0                  $0                               $0
   19                 $1,791                  $0             $70,850                               $0
   20                   $547                  $0                  $0                             $3,646
   21                   $510                  $0                  $0                             $3,400
   22                   $402                  $0                  $0                             $2,683
   23                    $96                  $0                  $0                              $640
   24                 $2,096            $151,875            $100,000                               $0
   25                 $6,382                  $0                  $0                               $0
   26                 $1,865                  $0            $310,000                               $0
   27                     $0                  $0                  $0                               $0
   28                 $1,380              $5,519              $3,875                             $3,875
   29                     $0                  $0                  $0                            $54,705
   30                 $2,875              $2,875             $11,499                            $11,499
   31                     $0                  $0                  $0                               $0
   32                     $0                  $0                  $0                               $0
   33                     $0                  $0                  $0                               $0
   34                     $0                  $0            $250,000                            $10,000
   35                     $0                  $0                  $0                            $26,900
   36                 $3,534             $35,338                  $0                               $0
   37                     $0                  $0                  $0                               $0
   38                     $0                  $0                  $0                               $0
   39                 $4,850             $14,553            $500,000                               $0
   40                   $527              $1,055            $632,000       Year 1 - $12,500/mo.; Year 2 - $33,333.34/mo.;
                                                                                        Years 3-5 - $54,166.67;
                                                                             Years 6-10 - $41,667. Capped at $2,500,000
   41                 $2,471             $22,312                  $0                            $10,417
   42                     $0                  $0                  $0                               $0
   43                     $0                  $0            $100,000                            $10,000
   44                     $0                  $0                  $0                               $0
   45                     $0                  $0                  $0                               $0
   46                     $0                  $0                  $0                               $0
   47                 $2,957                  $0                  $0                             $9,000
   48                     $0                  $0                  $0                               $0
   49                     $0                  $0                  $0                               $0
   50                 $2,308                  $0                  $0                             $7,935
   51                     $0                  $0                  $0                               $0
   52                     $0                  $0                  $0                               $0
   53                 $1,223              $2,445                  $0                             $4,280
   54                     $0                  $0             $30,000                            $10,000
   55                 $1,242             $11,211                  $0                             $4,140
   56                     $0             $60,000                  $0                               $0
   57                 $1,522              $6,089                  $0                               $0
   58                 $1,845              $7,434                  $0                               $0
   59                 $1,790              $5,371                  $0                               $0
   60                     $0                  $0                  $0                               $0
   61                   $625              $1,250                  $0                               $0
   62                $12,035             $24,069                  $0                               $0
   63                 $2,414                  $0                  $0                               $0
   64                     $0                  $0                  $0                               $0
   65                     $0                  $0             $50,000                               $0
   66                     $0                  $0                  $0                               $0
   67                     $0                  $0                  $0                             $1,700
   68                   $421                $421                  $0                              $842
   69                 $1,125              $6,747             $60,000                             $4,700
   70                     $0                  $0                  $0                               $0
   71                     $0                  $0            $317,375                               $0
   72                     $0                  $0                  $0                               $0
   73                     $0              $8,537                  $0                               $0
   74                     $0                  $0                  $0                               $0
   75                     $0                  $0                  $0                               $0
   76                     $0                  $0             $76,255                               $0
   77                 $1,392                  $0                  $0                               $0
   78                 $5,230              $5,230                  $0                               $0
   79                 $1,478              $4,433                  $0                               $0
   80                 $4,400             $13,200                  $0                               $0
   81                     $0                  $0                  $0                               $0
   82                     $0                  $0                  $0                               $0
   83                     $0                  $0                  $0                               $0
   84                     $0                  $0                  $0                               $0
   85                     $0                  $0                  $0                               $0
   86                     $0                  $0                  $0                               $0
   87                     $0                  $0                  $0                               $0
   88                     $0                  $0                  $0                               $0
   89                 $1,345                  $0                  $0                             $7,083
   90                     $0                  $0                  $0                               $0
   91                 $5,000             $10,000                  $0                               $0
   92                   $253              $1,267                  $0                             $2,534
   93                   $833              $2,500                  $0                             $3,250
   94                     $0                  $0                  $0                               $0
   95                 $8,848                  $0                  $0                               $0
   96                     $0                  $0                  $0                               $0
   97                   $366                  $0                  $0                               $0
   98                     $0                  $0                  $0                               $0
   99                     $0                  $0                  $0                               $0
  100                   $517                $517                  $0                               $0
  101                     $0                  $0                  $0                               $0
  102                   $478              $1,910              $1,250                             $1,250
  103                     $0                  $0                  $0                               $0
  104                     $0                  $0                  $0                               $0
  105                   $483                  $0                  $0                             $2,325
  106                     $0                  $0                  $0                               $0
  107                   $625                  $0                  $0                               $0
  108                     $0                  $0                  $0                               $0
  109                 $9,056                  $0                  $0                               $0
  110                     $0                  $0                  $0                               $0
  111                   $424                $424              $2,125                             $2,125
  112                     $0                  $0                  $0                               $0
  113                     $0                  $0                  $0                               $0
  114                 $8,806                  $0                  $0                               $0
  115                     $0                  $0                  $0                               $0
  116                     $0                  $0            $100,000                               $0
  117                   $540              $1,080                  $0                             $2,100
  118                     $0                  $0                  $0                               $0
  119                     $0                  $0                  $0                               $0
  120                     $0                  $0                  $0                               $0
  121                     $0                  $0                  $0                               $0
  122                     $0                  $0                  $0                               $0
  123                     $0                  $0                  $0                               $0
  124                   $425              $1,275                  $0                             $1,750
  125                     $0                  $0                  $0                               $0
  126                     $0                  $0                  $0                               $0
  127                 $2,000             $25,000                  $0                               $0
  128                 $1,872                  $0                  $0                               $0
  129                     $0                  $0                  $0                               $0
  130                     $0                  $0                  $0                               $0
  131                     $0                  $0                  $0                               $0
  132                     $0                  $0                  $0                               $0
  133                     $0                  $0                  $0                               $0
  134                     $0                  $0             $50,000                               $0
  135                 $1,000                  $0                  $0                               $0
  136                     $0                  $0                  $0                               $0
  137                     $0             $61,000                  $0                               $0
  138                     $0                  $0                  $0                               $0
  139                     $0                  $0                  $0                               $0
  140                   $375              $1,125                  $0                             $1,750
  141                     $0                  $0                  $0                               $0
  142                     $0                  $0                  $0                               $0
  143                   $136                $273                  $0                               $0
  144                   $700                  $0                  $0                               $0
  145                   $300                $900                  $0                             $1,250
  146                   $253                  $0                  $0                             $1,642
  147                   $250                $750                  $0                             $1,250
  148                     $0                  $0                  $0                               $0
  149                     $0                  $0                  $0                               $0
  150                 $1,055              $1,055                  $0                             $1,725
  151                     $0                  $0                  $0                               $0
  152                     $0                  $0                  $0                               $0
  153                     $0                  $0                  $0                               $0
  154                   $250                $750                  $0                             $1,250
  155                   $225                $675                  $0                              $850
  156                     $0                  $0                  $0                               $0
  157                     $0                  $0                  $0                               $0
  158                     $0                  $0                  $0                             $1,542
  159                     $0                  $0                  $0                               $0
  160                     $0                  $0                  $0                               $0
  161                     $0                  $0                  $0                               $0
  162                     $0                  $0                  $0                               $0
  163                   $210                $613                  $0                              $850
  164                   $146              $2,917                  $0                               $0
  165                     $0                  $0                  $0                               $0
  166                   $550                $550                  $0                               $0

                    $121,228            $504,545          $2,765,229                         $227,387

------------------------------------------------------------------------------------------------------
                        CURRENT
                          TI/LC                                INTEREST
MORTGAGE                 ESCROW       ENVIRONMENTAL            ACCRUAL
LOAN NO.             BALANCE(23)        INSURANCE               METHOD                   SEASONING(24)
------------------------------------------------------------------------------------------------------
    1                        $0             No                Actual/360                            3
    2                        $0             No                Actual/360                            1
    3                        $0             No                Actual/360                            6
    4                        $0             No                Actual/360                            3
    5                        $0             No                Actual/360                            3
    6                        $0             No                Actual/360                            3
    7                        $0             No                Actual/360                            3
    8                        $0             No                Actual/360                            3
    9                        $0             No                Actual/360                            3
   10                        $0             No                Actual/360                            3
   11                        $0             No                Actual/360                            3
   12                        $0             No                Actual/360                            3
   13                        $0             No                Actual/360                            3
   14                  $100,000             No                Actual/360                            3
   15                        $0             No                Actual/360                           10
   16                        $0             No                  30/360                              2
   17                        $0             No                Actual/360                            1
   18                        $0             No                Actual/360                            2
   19                   $78,500             No                  30/360                              9
   20                        $0             No                Actual/360                            2
   21                        $0             No                Actual/360                            2
   22                        $0             No                Actual/360                            2
   23                        $0             No                Actual/360                            2
   24                        $0             No                Actual/360                            2
   25                        $0      Yes - Individual         Actual/360                            2
   26                        $0             No                Actual/360                            1
   27                        $0             No                Actual/360                            1
   28                   $15,516             No                Actual/360                            4
   29                  $328,915             No                Actual/360                           18
   30                   $11,499             No                Actual/360                            1
   31                        $0             No                Actual/360                            3
   32                        $0             No                Actual/360                            2
   33                        $0             No                  30/360                              2
   34                  $250,000             No                Actual/360                            2
   35                  $242,103             No                Actual/360                            9
   36                  $104,009      Yes - Individual         Actual/360                           25
   37                        $0             No                  30/360                              2
   38                        $0             No                  30/360                              3
   39                  $500,941             No                  30/360                              5
   40                  $645,652            Yes                Actual/360                            4
   41                   $94,071             No                Actual/360                           11
   42                        $0             No                Actual/360                            1
   43                  $140,340             No                Actual/360                            6
   44                        $0             No                Actual/360                            1
   45                        $0             No                Actual/360                            1
   46                        $0             No                  30/360                              4
   47                        $0             No                Actual/360                            2
   48                        $0             No                Actual/360                            4
   49                        $0      Yes - Individual           30/360                              2
   50                        $0             No                Actual/360                            3
   51                        $0             No                Actual/360                            5
   52                        $0             No                  30/360                              1
   53                    $8,560             No                Actual/360                            4
   54                        $0             No                Actual/360                            9
   55                   $37,371             No                Actual/360                           11
   56                        $0             No                  30/360                              2
   57                        $0             No                Actual/360                            4
   58                        $0             No                Actual/360                            8
   59                        $0             No                Actual/360                            3
   60                        $0             No                  30/360                              5
   61                        $0             No                  30/360                              2
   62                        $0             No                Actual/360                            3
   63                        $0             No                Actual/360                            1
   64                        $0             No                  30/360                              3
   65                   $50,000             No                Actual/360                            2
   66                        $0             No                  30/360                              2
   67                        $0             No                Actual/360                            1
   68                      $842             No                Actual/360                            3
   69                   $63,734      Yes - Individual         Actual/360                            6
   70                        $0             No                  30/360                              5
   71                  $317,375             No                Actual/360                            2
   72                        $0             No                Actual/360                            2
   73                        $0             No                Actual/360                            3
   74                        $0             No                Actual/360                            1
   75                        $0             No                  30/360                              1
   76                   $66,159             No                Actual/360                           11
   77                        $0             No                Actual/360                            2
   78                        $0             No                  30/360                              3
   79                        $0             No                Actual/360                            3
   80                        $0             No                Actual/360                            4
   81                        $0             No                  30/360                              4
   82                        $0             No                  30/360                              4
   83                        $0             No                  30/360                              4
   84                        $0             No                  30/360                              4
   85                        $0             No                  30/360                              2
   86                        $0             No                Actual/360                            1
   87                        $0             No                Actual/360                            0
   88                        $0             No                Actual/360                            1
   89                        $0             No                Actual/360                            3
   90                        $0             No                Actual/360                            1
   91                        $0             No                Actual/360                            3
   92                   $12,671             No                Actual/360                            7
   93                    $9,752             No                Actual/360                            5
   94                        $0             No                Actual/360                            1
   95                        $0             No                Actual/360                            3
   96                        $0             No                  30/360                              1
   97                        $0             No                Actual/360                            1
   98                        $0             No                  30/360                              4
   99                        $0             No                Actual/360                            3
  100                        $0             No                Actual/360                            4
  101                        $0             No                Actual/360                            2
  102                    $5,000             No                Actual/360                            4
  103                        $0             No                Actual/360                            1
  104                        $0             No                Actual/360                            2
  105                        $0        Yes - Group            Actual/360                            3
  106                        $0             No                  30/360                              5
  107                        $0             No                Actual/360                            3
  108                        $0        Yes - Group            Actual/360                            3
  109                        $0             No                Actual/360                            3
  110                        $0             No                Actual/360                            1
  111                    $2,125             No                Actual/360                            1
  112                        $0             No                Actual/360                            3
  113                        $0             No                Actual/360                            4
  114                        $0             No                Actual/360                            3
  115                        $0             No                Actual/360                            4
  116                  $100,000             No                Actual/360                            1
  117                    $4,200             No                Actual/360                            3
  118                        $0             No                Actual/360                            1
  119                        $0             No                  30/360                              4
  120                        $0             No                Actual/360                            1
  121                        $0             No                Actual/360                            1
  122                        $0        Yes - Group            Actual/360                            2
  123                        $0        Yes - Group            Actual/360                            9
  124                    $5,251             No                Actual/360                            5
  125                        $0             No                  30/360                              6
  126                        $0             No                  30/360                              2
  127                        $0        Yes - Group              30/360                              3
  128                        $0        Yes - Group            Actual/360                            3
  129                        $0             No                Actual/360                            1
  130                        $0        Yes - Group            Actual/360                            1
  131                        $0             No                Actual/360                            2
  132                        $0             No                Actual/360                            2
  133                        $0        Yes - Group            Actual/360                            3
  134                        $0        Yes - Group            Actual/360                            2
  135                        $0        Yes - Group            Actual/360                            2
  136                        $0             No                Actual/360                            2
  137                        $0             No                Actual/360                            2
  138                        $0        Yes - Group            Actual/360                            2
  139                        $0             No                Actual/360                            2
  140                    $5,251             No                Actual/360                            5
  141                        $0        Yes - Group            Actual/360                            3
  142                        $0        Yes - Group            Actual/360                            2
  143                        $0             No                Actual/360                            2
  144                        $0             No                Actual/360                            1
  145                    $3,751             No                Actual/360                            5
  146                        $0        Yes - Group            Actual/360                            1
  147                    $3,751             No                Actual/360                            5
  148                        $0        Yes - Group            Actual/360                            2
  149                        $0             No                Actual/360                            3
  150                    $1,725        Yes - Group            Actual/360                            3
  151                        $0             No                Actual/360                            1
  152                        $0        Yes - Group            Actual/360                            2
  153                        $0        Yes - Group            Actual/360                            2
  154                    $3,751             No                Actual/360                            5
  155                    $2,551             No                Actual/360                            5
  156                        $0        Yes - Group            Actual/360                            3
  157                        $0        Yes - Group            Actual/360                            3
  158                        $0        Yes - Group            Actual/360                            3
  159                        $0        Yes - Group            Actual/360                            3
  160                        $0        Yes - Group            Actual/360                            3
  161                        $0             No                Actual/360                            2
  162                        $0        Yes - Group            Actual/360                            2
  163                    $2,551             No                Actual/360                            5
  164                        $0             No                Actual/360                            8
  165                        $0        Yes - Group            Actual/360                            2
  166                        $0             No                Actual/360                            3

                     $3,217,915                                                                     4

                                 PREPAYMENT CODE(25)
MORTGAGE   ----------------------------------------------------------------       YM        ADMINISTRATIVE
LOAN NO.      LO      DEF     DEF/YM1.00     YM3.00      YM1.00     OPEN      FORMULA(26)     COST RATE(27)
-----------------------------------------------------------------------------------------------------------
    1         27       50                                              4                         5.220
    2         25       81                                              2                         3.220
    3         30       27                                              3                         6.220
    4         27       89                                              4                         3.220
    5         27       38                                              4                         3.220
    6         27       38                                              4                         3.220
    7         27       38                                              4                         3.220
    8         27       38                                              4                         3.220
    9         27       38                                              4                         3.220
   10         27       38                                              4                         3.220
   11         27       38                                              4                         3.220
   12         27       38                                              4                         3.220
   13         27       38                                              4                         3.220
   14         27                      53                               4           A             8.220
   15         34      142                                              4                         3.220
   16         29                                             28        3           B             8.120
   17         25       91                                              4                         3.220
   18         26                                            151        3           A             3.220
   19         33                                             47        4           C             5.220
   20         26       90                                              4                         3.220
   21         26       90                                              4                         3.220
   22         26       90                                              4                         3.220
   23         26       90                                              4                         3.220
   24         35      141                                              4                         3.220
   25         36                      80                               4           A             8.220
   26         25                                             91        4           D             3.220
   27         25                                             91        4           D             3.220
   28         28       90                                              2                         5.220
   29         42       74                                              4                         3.220
   30         11                                             45        4           C             9.220
   31         47       72                                              1                         5.220
   32         47       12                                              1                         5.220
   33         26                                            114        4           E             3.220
   34         48                                             69        3           B             9.120
   35         33                      83                               4           E             3.220
   36         47                                             72        1           C             5.220
   37         35                                             47        2           F             5.220
   38         35                                             47        2           F             8.220
   39         60                                             57        3           B             9.520
   40         28       85                                              7                         3.220
   41         35       78                                              7                         3.220
   42         35       81                                              4                         5.220
   43         48                                             69        3           B            10.220
   44         72                                             45        3           B            10.220
   45         25      115                                              4                         3.220
   46         35                                             19        2           F             5.220
   47         36       80                                              4                         9.220
   48         28       31                                              1                        15.220
   49         35                                             47        2           F             5.220
   50         36       80                                              4                         3.220
   51         29                      87                               4           E             3.220
   52         25       91                                              4                         3.220
   53         28       88                                              4                         3.220
   54         20       72                                              1                         5.220
   55         35       81                                              4                         3.220
   56        120                                            117        3           B            10.320
   57         28       89                                              3                         5.220
   58         35       81                                              4                         3.220
   59         47       72                                              1                        11.220
   60         72                                             45        3           B            10.520
   61         26       92                                              2                         9.220
   62         47      132                                              1                         5.220
   63         35       81                                              4                         3.220
   64         35                                             47        2           F             8.220
   65         26      150                                              4                         3.220
   66         35                                             47        2           F             5.220
   67         25       91                                              4                         3.220
   68         27       89                                              4                         3.220
   69         30       53                                              1                         5.220
   70         35                                             47        2           F             8.220
   71         26       90                                              4                         3.220
   72         26                      90                               4           E             3.220
   73         47       72                                              1                         5.220
   74         25      151                                              4                         3.220
   75         35                                             47        2           F             5.220
   76         35       81                                              4                         3.220
   77         60                                             57        3           B            11.120
   78         60                                             57        3           B            11.220
   79         47       12                                              1                        11.220
   80         28                      88                               4           E             3.220
   81         35                                             83        2           F             5.220
   82         35                                             83        2           F             5.220
   83         35                                             83        2           F             5.220
   84         35                                             83        2           F             5.220
   85         60                                             57        3           B            11.220
   86         47       35                                              2                         5.220
   87         24       92                                              4                         3.220
   88         25       91                                              4                         3.220
   89         35       81                                              4                         3.220
   90         25       91                                              4                         3.220
   91         60                     116                               4           E             3.220
   92         31       85                                              4                         3.220
   93         48                                             69        3           B            11.720
   94         35       81                                              4                         5.220
   95         35                      78                               7           A             5.220
   96         25                     127                               4           E             3.220
   97         35       81                                              4                         5.220
   98         35                                             47        2           F             8.220
   99         35                      81                               4           A             7.220
  100         35       81                                              4                         7.220
  101         35       81                                              4                        12.220
  102         28       88                                              4                         5.220
  103         25       91                                              4                         3.220
  104         26       90                                              4                         3.220
  105         36       80                                              4                         7.220
  106         35                                             47        2           F             8.220
  107         35       81                                              4                         7.220
  108         35                      81                               4           A             5.220
  109         35                      78                               7           A             5.220
  110         25      211                                              4                         3.220
  111         11                                            105        4           C             5.220
  112         27       89                                              4                         3.220
  113         35                     201                               4           A            10.220
  114         35                      78                               7           A             5.220
  115         60                     116                               4           E             3.220
  116         48                                             33        3           B            12.220
  117         48                                             69        3           B            12.220
  118         25       91                                              4                         3.220
  119         35                                             47        2           F             8.220
  120         25       91                                              4                         3.220
  121         25       91                                              4                         3.220
  122         35                     141                               4           A            15.220
  123         35       81                                              4                        15.220
  124         48                                             69        3           B            12.220
  125         35                                             47        2           F             8.220
  126         26                     162                               4           E             3.220
  127         35                     141                               4           A            15.220
  128         35                      81                               4           A             5.220
  129         47       72                                              1                         5.220
  130         35       81                                              4                        15.220
  131         26       90                                              4                         3.220
  132         26       90                                              4                         3.220
  133         35       81                                              4                        15.220
  134         36                      80                               4           A            15.220
  135         35       81                                              4                        15.220
  136         26       90                                              4                         3.220
  137         26       90                                              4                         3.220
  138         36                      80                               4           A            15.220
  139         26      210                                              4                         3.220
  140         48                                             69        3           B            12.220
  141         35                      81                               4           A            15.220
  142         35       81                                              4                        15.220
  143         47       72                                              1                        11.220
  144         25      151                                              4                         3.220
  145         48                                             69        3           B            12.220
  146         35      141                                              4                         5.220
  147         48                                             69        3           B            12.220
  148         35                      81                               4           A            20.220
  149         27      149                                              4                         3.220
  150         36                      80                               4           A            20.220
  151         25       91                                              4                         3.220
  152         35       81                                              4                        20.220
  153         35                      81                               4           A            20.220
  154         48                                             69        3           B            12.220
  155         48                                             69        3           B            12.220
  156         35                      81                               4           A            20.220
  157         35       81                                              4                        20.220
  158         36       80                                              4                        20.220
  159         35       81                                              4                         5.220
  160         35       81                                              4                         5.220
  161         26       90                                              4                         3.220
  162         35                      81                               4           A            20.220
  163         48                                             69        3           B            12.220
  164         32                      15                               1           C             5.220
  165         35                      81                               4           A            20.220
  166         35                     201                               4           A             5.220

                                                                                                 5.747

FOOTNOTES TO APPENDIX II

1 "BSCMI," "MSMC," "PCF," "WFB" and "JHREF" denote Bear Stearns Commercial Mortgage, Inc., Morgan Stanley Mortgage Capital Inc., Principal Commercial Funding, LLC, Wells Fargo Bank, National Association and John Hancock Real Estate Finance, Inc., respectively, as Sellers.

2 The following loan pools represent multiple properties securing a single mortgage loan, and are designated by Roman Numeral coding: Mortgage Loan Nos. 5-13, 20-23, and 81-84. For the purpose of the statistical information set forth in this Prospectus Supplement as to such mortgage loans, a portion of the aggregate Cut-off Date Balance has been allocated to each mortgaged property based on respective appraised values and/or Underwritable Cash Flows. The following loan pool represents cross-collateralized/cross-defaulted properties securing multiple mortgage loans and are designated by identical alphabetical coding: Mortgage Loan Nos. 26-27 and 120-121. For the purpose of the statistical information set forth in this Prospectus Supplement as to such single-loan/multiple- property and cross-collateralized/cross-defaulted loan pools, certain credit statistics, including NOI DSCR, NCF DSCR, Cut-off Date LTV, Balloon LTV and Cut-off Date Balance per Unit or SF, are calculated on an aggregate basis.

3 Certain of the mortgage loans that are secured by retail properties include in-line and/or anchor tenant ground lease parcels in the calculation of the total square footage of the property.

4 In general for each mortgaged property, "Percent Leased" was determined based on a rent roll or lease verification letter provided by the borrower. "Percent Leased as of Date" indicates the date as of which "Percent Leased" was determined based on such information.


5 With respect to Mortgage Loan No. 16, Town Square Mall, a portion of the property is held by the borrower as a leasehold interest under a ground lease consisting of approximately 0.597 acres of land and includes a 25,790 freestanding Barnes and Noble. The ground lease matures March 30, 2047. All rent for the entire term ($1.5 million) has been paid. The ground lease does not contain the right of the lender to enter into a new lease if the ground tenant rejects the lease in bankruptcy. But all rent was paid at the commencement of the term, and the tenant under the ground lease (the related Borrower) has the right to purchase the premises at any time during the term of the lease for the sum of $10.00.

     With respect to Mortgage Loan No. 29, RSA Security Headquarters Buildings, in the event the Borrower elects to lease certain excess land that is currently part of the mortgaged property (rather than subdivide the mortgaged property and obtain a partial release of such excess land for no additional consideration), Lender has agreed to subordinate its lien with respect to such excess land, subject to, among other things: 1) no default exists, 2) Lender review and approval of the ground lease, 3) Mortgagor responsible for all necessary zoning, environmental opinions, cross easements or other necessary use agreements and related costs deemed necessary by Lender, 4) updated appraisal, 5) REMIC opinion and any other conditions deemed necessary to maintain REMIC status, and 6) rating agency approval.

     With respect to Mortgage Loan No. 50, Marketplace At Edgewater, the related borrower has a leasehold interest with respect to a portion of the mortgaged property and a sub-leasehold interest in the balance of the mortgaged property. The fee interest is not subordinated to the lien of the leasehold mortgage. Both the leasehold and sub-leasehold expire in 2037, with no extension options.

     With respect to Mortgage Loan No. 56, Cokesbury Court, the borrower holds its interest as a tenant under a ground lease with Oklahoma City University, which ground lease runs through August 31, 2033 at a fixed annual payment of $100/year plus 25% of the net cash flow from operations at the property per year. The ground lease contains certain restrictions on the ground lease tenant (the related borrower) including that (i) the borrower must lease apartments to on-campus occupants on a first priority basis, and at the request of the ground lessor, will offer apartments for lease on a second priority basis to students, faculty and staff attending any other institution of higher education and (ii) subject to (i), the related property is to be used only for a purpose related to the performance of the educational duties and functions of the ground landlord.

6 The Cut-off Date is October 1, 2003 for any mortgage loan that has a due date on the first day of each month. For purposes of the information contained in this Prospectus Supplement, we present the loans as if scheduled payments due in October 2003 were due on October 1, 2003, not the actual day on which such scheduled payments were due. The mortgage loans generally have a due date on the 1st of the month, except for Mortgage Loan No. 118, Staples @ Iron Horse Crossing, which is due on the 5th of the month, and Mortgage Loan No. 2, WestShore Plaza, No. 3, 200 Berkeley &

     Stephen L. Brown Buildings, No. 4, 360 Lexington, and Nos. 5-13, GGP Portfolio, which are due on the 9th of the month.

     With respect to Mortgage Loan No. 2, (referred to herein as the "WestShore Plaza Loan" and the "WestShore Plaza Pari Passu Loan"), the loan is comprised of a Note A-1 that is secured by the mortgaged property on a pari passu basis with a Note A-2, the "WestShore Plaza Companion Loan" that is not included in the Trust. The Westshore Plaza A Notes has original principal balances as follows: Note A-1, $66,000,000; and Note A-2, $34,000,000. The Note A-1 is included in the Trust. Note A-2 is currently held by MSMC. The WestShore Plaza Companion Loan has the same interest rate, maturity date and amortization term as the WestShore Plaza Pari Passu Loan. For purposes of the information presented in this Prospectus Supplement with respect to the WestShore Plaza Loan, the Debt Service Coverage Ratio and Loan-to-Value Ratio reflect the aggregate indebtedness evidenced by the WestShore Plaza Pari Passu Loan and the WestShore Plaza Companion Loan.

     With respect to Mortgage Loan No. 3 (referred to herein as the "Berkeley and Brown Loan" and the "Berkeley and Brown Pari Passu Loan"), the loan is comprised of a Note A-2 that is secured by the mortgaged property on a pari passu basis with other notes (Note A-1 and Note A-3, described below, the "Berkeley and Brown Companion Loan" that is not included in the Trust). The Berkeley and Brown A Notes have original principal balances as follows:
     Note A-1, $25,000,000; Note A-2, $50,000,000; and Note A-3, $75,000,000.
     The Note A-2 is included in the Trust. Note A-1 will be included in a REMIC trust known as the Morgan Stanley Capital I Inc. Trust 2003-IQ5. Note A-3 will be included in a REMIC trust known as LB-UBS Commercial Mortgage Trust 2003-C7. The Berkeley and Brown Companion Loan has the same interest rate, maturity date and amortization term as the Berkeley and Brown Pari Passu Loan. For purposes of the information presented in this Prospectus Supplement with respect to the Berkeley and Brown Plaza Loan, the Debt Service Coverage Ratio and Loan-to-Value Ratio reflect the aggregate indebtedness evidenced by the Berkeley and Brown Pari Passu Loan and the Berkeley and Brown Companion Loan.

     With respect to Mortgage Loan No. 3, 200 Berkeley and Stephen L. Brown Buildings, the borrower has additional subordinate secured financing in the aggregate amount of $30,000,000 as evidenced by two B-Notes, which will be transferred to a REMIC trust known as the Morgan Stanley Capital I Inc. Trust 2003-IQ5.

     With respect to Mortgage Loan No. 10, 284 Mott Street, the borrower has other debt in the amount of $18,103,000 and $5,185,000 secured by properties other than the mortgaged property.

     With respect to Mortgage Loan No. 28, The Pinnacle of Scottsdale, Borrower has incurred subordinate debt from an affiliate of Borrower in the amount of $1,300,000 which is secured by a subordinate mortgage and is subject to a subordination and standstill agreement.

     With respect to Mortgage Loan No. 29 (referred to herein as the "RSA Loan" and the "RSA Pari Passu Loan"), the loan is secured by a mortgaged property on a pari passu basis with another note in the original amount of $16,000,000 (the "RSA Companion Loan") that is not included in the Trust. The RSA Companion Loan is included in a REMIC trust known as the Morgan Stanley Capital I Trust 2003-TOP11. The servicer of the Morgan Stanley Capital I Trust 2003-TOP11 Trust will be responsible for making Servicing Advances in respect of the mortgaged property, maintaining required escrows and remitting collections on the RSA Pari Passu Loan and the RSA Companion Loan. The RSA Companion Loan has the same interest rate, maturity date and amortization term as the RSA Pari Passu Loan. For purposes of the information presented in this prospectus supplement with respect to the RSA Loan, the Debt Service Coverage Ratio and Loan-to-Value Ratio reflect the aggregate indebtedness evidenced by the RSA Pari Passu Loan and the RSA Companion Loan.

     With respect to Mortgage Loan No. 50, Marketplace At Edgewater, the loan in the subject trust is evidenced by $9,430,000 A Note payable to Wells Fargo Bank, N.A.; in addition, a $270,000 B Note was also executed by Borrower payable to Wells Fargo, Bank, N.A., for which Wells Fargo will act as master servicer on behalf of others. The B Note will be held outside the trust. Both notes are subject to an intercreditor agreement.

     With respect to Mortgage Loan No. 54, 6 Kimball Lane, the Mortgage also secures a $4,740,077.77 B note that is subordinate to the Mortgage Loan. The B Note will be held outside the trust. The B note is subject to an intercreditor agreement.

     With respect to Mortgage Loan No. 130, Hayden Higuera Office Warehouse, existing secured subordinate debt in an aggregate amount not to exceed $100,000 permitted. Culver City Redevelopment Agency and Joe and Jennifer Montana are respective lienholders. A $100,000 impound was required at loan funding for the benefit of the loan, to be released upon evidence that liens have been removed.

     With respect to Mortgage Loan No. 165, Idylwood Apartments, future secured subordinate financing is permitted, subject to following conditions, among other things: the junior loan must be for predetermined fixed dollar amount, have a fixed interest rate, and not be participating or convertible obligation; (ii) cash flow must cover aggregate debt service at 1.75x or greater; (iii) aggregate LTV must be 50% or less; (iv) the junior loan maturity must be on or within 60 days of first lien maturity date; (v) the first lender must approve related documentation; and (vi) the junior lender must execute a subordination and intercreditor agreement satisfactory to lender.

     With respect to Mortgage Loan No. 30, Gage Office Building, the ownership interest in Borrower has been pledged to NASI X, LLC to secure a $2.1 million mezzanine loan. An affiliate of NASI X, LLC is the majority owner of the Borrower.

     With respect to Mortgage Loan No. 91, 5816 Ward Court, the borrower currently has debt of approximately $179,451, which is not secured by the property. The existing documents show the debt can not be paid off prior to June 30, 2008 but can be paid off at any time without penalty thereafter.

     With respect to Mortgage Loan No. 39, Clear Lake Center, the loan documents permit entities affiliated with the borrower to make capital contributions, loans, or other operating advances to the borrower (collectively "Advance"), subject to the satisfaction of certain terms and conditions including without limitation that Advances shall be subordinate to the loan, shall be for the sole benefit of the property, and shall not be secured by any lien on the property. The status of any Advance shall be memorialized in a subordination and standstill agreement.

     With respect to Mortgage Loan No. 40, Northrop Grumman Building 1, the borrower has the right in the future to obtain unsecured subordinate financing provided, among other conditions, that (i) the combined LTV is not greater than 65%, (ii) the combined underwritten DSCR is not less than 1.35x, and (iii) rating agency approval.

     With respect to Mortgage Loan No. 41, Sky Ridge Plaza 1, the borrower has the right in the future to obtain unsecured subordinate financing provided, among other conditions, that (i) the combined LTV is not greater than 75%,
     (ii) the combined underwritten DSCR is not less than 1.35x, (iii) rating agency approval. Additionally, the borrower may issue unsecured preferred equity for its own purposes, and a transferee may issue unsecured preferred equity as part of the purchase price for the mortgaged property, except that (i) the holder of such preferred equity shall not hold any interest in the nature of the lien against the property nor prioritize the first lien debt, (ii) the exercise by the holder of such preferred equity of any rights to acquire control of the owner of the Property shall be subject to the prior approval of the Lender; provided however that if Allan Reagan is the person who is (directly or indirectly) acquiring control, no such approval of the Lender will be acquired, (iii) the total combined debt and preferred equity LTV is not greater than 80%, (iv) the total underwritten DSCR on the combined debt and preferred equity does not exceed 1.35x and
     (v) rating agency approval.

     With respect to Mortgage Loan No. 56, Cokesbury Court, future mezzanine financing is permitted up to $700,000, provided that such mezzanine financing taken, together with the indebtedness shall not exceed 80% of the appraised value with a minimum of a 1.30x DSCR.

     With respect to Mortgage Loan No. 80, Birch Apartments, future mezzanine financing will be allowed upon sale of the property if the purchaser is assuming the current debt at the time of sale limited to the lesser of 75% of 1) the appraised value, or 2) the purchase price of the premises as calculated by lender at the time of funding of the mezzanine financing. Ability to obtain mezzanine debt is personal to the proposed purchaser or other transferee and may not be excercised by any successors or assigns of the proposed purchaser. Additionally, a 1.20x debt service coverage ratio must be maintained at a 9% loan constant. Lender must receive 45 days prior written notice of proposed purchaser's intention to obtain mezzanine financing. Lender must approve the mezzanine lender and the financing documents and an intercreditor agreement.

     With respect to Mortgage Loan No. 105, Rice Lake Plaza Shopping Center, the related mortgage may be amended to permit the pledge of the borrower's ownership interest to a financial institution, provided that, in the event such financial institution elects to foreclose, such foreclosure shall be treated as an assumption in accordance with applicable assumption procedures set forth in the mortgage.

     With respect to Mortgage Loan No. 151, Ocean Ranch Industrial, future mezzanine financing is permitted, and together with the indebtedness shall not exceed 65% of the appraised value with a minimum of 1.40x DSCR (annual net operating income on approved excuted leases in effect with no uncured defaults and remaining terms of at least three years). Lender must approve the mezzanine lender and financing documents.

     With respect to Mortgage Loan No. 3, 200 Berkeley & Stephen L. Brown Buildings, the loan permits the release of an individual mortgaged property from the mortgage lien in connection with a partial defeasance, provided that, among other conditions, (i) the borrower deposits defeasance collateral equal to 100% of the allocated loan amount of the released property in the case of the 200 Berkeley property or 115% of the allocated loan amount of the released property in the case of the Stephen L. Brown property, or, at the borrower's option for either property, such greater percentage as is necessary to satisfy certain NOI DSCR requirements, (ii) the NOI DSCR for the remaining property is equal to or greater than (a) the NOI DSCR as of March 14, 2003, or (b) the NOI DSCR prior to the release, and (iii) rating agency confirmation of no associated withdrawal or downgrading of the ratings of the REMIC certificates in connection with such partial defeasance.

     With respect to Mortgage Loan Nos. 5-13, GGP Portfolio, the loan permits the release of one or more individual properties provided that, among other conditions, (a) defeasance collateral representing at least (i) 115% of the allocated loan amount of up to first $20.9 million portion of the loan defeased, or (ii) 125% of the allocated loan amount after $20.9 million of the loan has been defeased, is deposited, and (b) the DSCR for the remaining properties is not less than 2.02x.

     With respect to Mortgage Loan Nos. 20-23, Gatlin Portfolio, the loan permits the release of one or more individual properties provided that, among other conditions, (a) defeasance collateral representing at least 125% of the allocated loan amount is deposited, (b) the DSCR for the remaining properties is not less than 1.30x, and (c) the LTV for the remaining properties is not greater than 80%.

     With respect to Mortgage Loan No. 24, Eagle Plaza Shopping Center, McDonald's ground lease tenant may purchase the ground leased property for $435,000. Upon McDonald's exercise of the Purchase Option, Borrower shall establish an account with Lender into which Borrower shall cause the Release Price to be deposited. Funds on deposit in the "Out Parcel Reserve Account" shall be held as additional collateral for the Loan by Lender. Borrower shall have no right of withdrawal with respect to the McDonald's Out Parcel Reserve Account.

     With respect to Mortgage Loan No. 26, Marina Square Shopping Center, and No. 27, Monaco Plaza, at any time after the lockout date, the borrower shall have the right to request a release of the cross-collateralization and cross-default for either Marina Square or Monaco Plaza from the lien provided that the following conditions are satisfied: 1) borrower shall prepay the applicable loan in an amount equal to 115% of the loan amount plus the make whole premium; 2) the DSCR on the remaining property must equal the greater of the DSCR at closing or the DSCR immediately preceding the release; 3) the remaining property LTV is not more than 65%; 4) borrower shall execute an amendment to the loan documents evidencing the change in monthly interest payments as a result of the release; 5) and if Monaco Plaza is to be released, the receipt of a No Further Action Letter from the Colorado Department of Public Health and Environment on Marina Square.

     With respect to Mortgage Loan No. 29, RSA Security Headquarters Buildings, per the mortgage agreement, lender will consent to a future partial release of excess land for the development of approximately 15,000 to 20,000 sf of additional retail space. Lender will consent to the partial release upon satisfaction of the following (among other) conditions: 1) no default exists, 2) Lender review and approval that Excess Land and Remaining Land are separate and distinct legally subdivided parcels, 3) Mortgagor responsible for all necessary zoning, environmental opinions, cross easements or other necessary use agreements and related costs deemed necessary by Lender, 4) updated appraisal, 5) REMIC opinion and any other conditions deemed necessary to maintain REMIC status, 6) rating agency approval.

     With respect to Mortgage Loan No. 39, Clear Lake Center, the related mortgage contains the right to release from the lien of loan documents an undeveloped strip of land of 30 feet in width, subject to the satisfaction of certain terms and conditions, including that the release parcel be legally and validly subdivided from the property, and the release will not violate the terms of any lease.

     With respect to Mortgage Loan No. 70, Plant City Crossing, upon compliance with certain conditions in the Loan Documents, the Borrower is entitled to have the Lender release a certain outparcel of land to which no value was attributed in the underwriting of the Loan.

     With respect to Mortgage Loan Nos. 81-84, INLAND-CNL Portfolio, after the initial lockout period, Borrower may cause the release of one or more of the Mortgaged Properties, all of which are currently cross-collateralized and cross-defaulted, provided that a minimum DSCR of 2.65x and a loan to value of 55% is maintained on the remaining Mortgaged Properties after release, and Borrower pays yield maintenance on an amount equal to 115% of the allocated loan amount.

     With respect to Mortgage Loan No. 100, King Street and Prince Street, partial release are permitted, based on King Street release price of $1,700,000 and Prince Street release price of $1,900,000; however, in event of partial defeasance, borrower to execute (i) New Note in the amount of 125% of allocated loan amount affected by defeasance and (ii) Amended Note in amount equal to outstanding principal balance of loan prior to partial defeasance less principal balance of New Note.

     With respect to Mortgage Loan Nos. 5-13, GGP Portfolio, the borrower is permitted to obtain a partial release of the lien encumbering an individual property and substitute a similar retail property provided that, among other conditions, (a) the aggregate balance of the substitute property(ies) does not exceed 33.33% of the original principal loan amount, (b) the borrower shall convey fee simple title of the substituted property to a person other than the borrower, (c) immediately after the substitution, the DSCR is not less than the DSCR at closing, (d) rating agency confirmation of no downgrade, withdrawal, or qualification of the ratings assigned to the securities, (e) lender has satisfactorily received all documents and materials related to the substitute property per requirements of the loan agreement, and (f) no event of default.

     With respect to Loan Nos. 81-84, Inland CNL Portfolio, Borrower may substitute one or more of the Mortgaged Properties with substantially similar propert(y)(ies), provided that, among other things, (i) the Lender has received confirmation from the rating agencies that the substitution will not result in a downgrade of the related Securities, (ii) the debt service coverage ratio after substitution is not less than the debt service coverage ratio at closing or as of the date immediately preceding the substitution, and (iii) the fair market value of the substitute property is not less than (a) the fair market value of the released property at closing, (b) the fair market value as of the date immediately preceding the substitution.

7    The "Grace Period" shown is grace period to charge late interest.

8 The "Original Amort. Term" shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note. Due to the Actual/360 interest calculation methodology applied to most mortgage loans, the actual amortization to a zero balance for such loans will be longer.

     With respect to Mortgage Loan No. 54, 6 Kimball Lane, the mortgage loan amortizes pursuant to a predetermined schedule that provides for variable monthly payments.

9 With respect to certain IO loans and short-term IO loans that accrue interest on an Actual/360 basis, the monthly IO payment shown in Appendix II is calculated as an average over a 12-month period. With respect to Mortgage Loan No. 34, Clauset Centre, and No. 43, Cambric Corporate Center, the IO Payment is the average over the 24 month IO term of the loan.

10 The indicated NOI DSCR and NCF DSCR reflect current scheduled payments as of the Cut-off Date for all mortgage loans.

     With respect to Mortgage Loan No. 129, 1001 Park Avenue, the NOI DSCR and NCF DSCR for a residential cooperative property is based on projected net operating income at the property, determined in a manner consistent with the appraisal obtained in connection with the origination of the mortgage loan, assuming that property was operated as a residential property with rents set at prevailing market rates taking in to account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

11 With respect to Mortgage Loan No. 129, 1001 Park Avenue, the "Appraised Value" of the residential cooperative property is based on the market value, as determined by an appraisal, of the property, as if operated as a residential cooperative.


12 "Valuation Date" refers to the date as of which the related appraised value applies (also known as the "value as-of date").

13 "Largest Tenant" refers to the tenant that represents the greatest percentage of the total square footage at the mortgaged property, "Second Largest Tenant" refers to the tenant that represents the second greatest percentage of the total square footage and "Third Largest Tenant" refers to the tenant that represents the third greatest percentage of the total square footage at the mortgaged property. In certain cases, the data for tenants occupying multiple spaces include square footage only from the primary spaces sharing the same expiration date, and may not include minor spaces with different expiration dates.

     With respect to Mortgage Loan No. 3, 200 Berkeley and Stephen L. Brown Buildings, 396,204 sf expire in 2018, 269,400 sf expire in 2013, and 37,656 sf expire in 2008.

     With respect to Mortgage Loan No. 110, 3105 Glendale-Milford Road, Walgreens has a 60 year lease, but has an option to terminate lease at the end of years 20, 25, 30, 35, 40, 45, 50 & 55 with 6 months notice.

14 For "Capital Expenditure Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

15 For "TI/LC Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances the amount of the escrow may be capped or collected only for certain periods of time and/or may not be replenished after a release of funds. The weighted average percentage of mortgage loans disclosed as having TI/LC cash or letter of credit balances in place considers only mortgage loans on commercial-type properties, excluding hospitality, multifamily, manufactured housing community, other and self storage mortgaged properties.

16 "Other Escrow Description" indicates any other types of escrow required, or in certain cases letters of credit required, other than Insurance, Tax, Capital Expenditure and TI/LC. In certain cases, the letter of credit may represent additional security from a tenant, and may therefore be relinquished when such tenant leaves the property at lease expiration.

17 "Springing Escrow Description" indicates the type of escrow required to be funded in the future and/or upon the occurrence of certain future events as outlined in the respective loan documents.

18 "Initial Capital Expenditures Escrow Requirement" indicates the amount of the escrow, or in certain cases the letter of credit, that was deposited at loan closing.

19 "Monthly Capital Expenditure Escrow Requirement" indicates the monthly amount designated for Capital Expenditure Escrow in the loan documents for such mortgage loan. In certain cases, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

20 "Current Capital Expenditure Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the September, 2003 due dates for the BSCMI- and PCF- originated mortgage loans, as of the August, 2003 due dates for the MSMC- and JHREF- originated mortgage loans, and as of the July, 2003 due dates for the WFB- originated mortgage loans.

21 "Initial TI/LC Escrow Requirement" indicates the amount of the escrow, or in certain cases the letter of credit, that was deposited at loan closing.

22 "Monthly TI/LC Escrow Requirement" indicates the monthly amount designated for Tenant Improvements and Leasing Commissions Escrow in the loan documents for such mortgage loan. In certain instances, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

     With respect to Mortgage Loan No. 35, Meadow Brook South 2500 & 2600, two separate ongoing Tenant Improvement/Leasing Commission escrows will begin with the first debt service payment with one being built up to $2.1 million by the time of the lease maturity with Allstate in 2012 and the other built up to $2.1 million by the time of the lease maturity with Computer Sciences in 2009.

23 "Current TI/LC Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the September, 2003 due dates for the BSCMI- and PCF- originated mortgage loans, as of the August, 2003 due dates for the MSMC- and JHREF- originated mortgage loans, and as of the July, 2003 due dates for the WFB- originated mortgage loans.

24 "Seasoning" represents the number of payments elapsed from the earlier of the "First Payment Date (P&I)" or "First Payment Date (IO)" to the Cut-off Date.

25 The "Prepayment Code" includes the number of loan payments from the first Due Date to the stated maturity. "LO" represents the lockout period. "DEF" represents defeasance. "DEF/YM1.00" represents either defeasance or the greater of yield maintenance and 1.00%, generally at the option of the borrower. "YM1.00" represents the greater of yield maintenance and 1.00%. "Open" represents the number of payments, including the maturity date, at which principal prepayments are permitted without payment of a prepayment premium. For each mortgage loan, the number set forth under a category of "Prepayment Code" represents the number of payments in the Original Term to Maturity for which such provision applies. See Footnotes 26 and 28 for additional prepayment information.

26 Mortgage loans with associated Yield Maintenance prepayment premiums are categorized according to unique Yield Maintenance formulas. There are 6 different Yield Maintenance formulas represented by the loans in the subject mortgage loan pool. The different formulas are referenced by the letters "A", "B", "C", "D", "E", and "F". Any exceptions to these formulas are shown below such formulas. Summaries of the 6 formulas are listed beginning on page II-9.

27 The "Administrative Cost Rate" indicated for each mortgage loan will be calculated based on the same interest accrual method applicable to each mortgage loan.

28 Each of the following mortgage loans is structured with a performance holdback or letter of credit ("LOC") subject to achievement of certain release conditions. The release conditions are referenced by numbers 1-7, which are summarized immediately below the table. The amount of the holdback was escrowed, or the letter of credit was established, for each mortgage loan at closing. Many of the loans with reserves and reserve agreements in place permit or require the amount in the reserve (or proceeds of the letter of credit) to be applied to outstanding loan amounts in the event of a default. The mortgage loans referenced in this paragraph do not include all such loans, but rather only those loans which permit or require the application of the reserve (or proceeds of the letter of credit) to the balance of the mortgage loan if the mortgaged property does not achieve a specified level of financial performance in accordance with the terms of the respective reserve agreements. Although generally the mortgage loans prohibit voluntary partial prepayment, the following mortgage loans may require partial prepayments:

                                                                      Escrowed Holdback or
      Mtg.                                       Escrow or LOC         Letter of Credit       Outside Date    Prepayment Premium
    Loan No.     Property Name                 Release Conditions       Initial Amount        for Release         Provisions
---------------------------------------------------------------------------------------------------------------------------------
        65       Glendora Place                        1                     $50,000           9/1/2003      Yield Maintenance
        71       Waugh Chapel Corporate Center         2                $372,963 LOC             NAP         Yield Maintenance
        80       Birch Apartments                      3                     $76,500          5/30/2004      Yield Maintenance
       103       999 Rancho Conejo Boulevard           4                    $125,000           2/1/2004      Yield Maintenance
       104       Town Centre Village                   5                 $86,000 LOC          12/1/2003      Yield Maintenance
       112       Imperial House                        6                     $10,000          12/18/2003     Yield Maintenance
       121       97-99 Ely Street                      4                     $32,813          8/20/2004      Yield Maintenance
       149       49 Walnut Street                      7                    $250,000          12/1/2003      Yield Maintenance


All yield maintenance premiums indicated above are to be paid by the borrower.

RELEASE CONDITIONS


1 Borrower furnishes to Lender written disbursement request; lien waivers; title endorsement; lessee's estoppel certificate, including among other things, the lessee's occupancy, unconditional acceptance of the improvements, the expiration of all rental deferrals and the commencement of consecutive monthly rental payments; and a certificate of occupancy. Lender has inspected or waived right to inspection. Borrower will furnish the agreement with the broker/agent and an estoppel certificate(s) for Leasing Commissions.

2 The Letter of Credit was posted to cover a rent abatement through January 28, 2005 under the Anne Arundel Health System, Inc. lease for the 12,695 square feet of space located on the third floor. Borrower may request a prorata reduction of the Letter of Credit if Anne Arundel Health System, Inc. subleases or begins active use of the premises prior to January 28, 2005. The reduction will be calculated based on the square footage, annual rent and amount of time remaining to said date. Borrower may request a full release of the Letter of Credit after providing a lessee's estoppel certificate from Anne Arundel Health System, Inc. covering the third floor space including among other things, the lessee's occupancy (or occupancy by the sublessees), unconditional acceptance of the improvements, the expiration of all rental deferrals and the commencement of consecutive monthly rental payments.

3 Borrower furnishes to Lender written disbursement request; lien waivers; title endorsement; evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law; and a statement from an architect, contractor or engineering consultant to the extent and cost of the repairs. Lender has inspected or waived right to inspection.

4 Borrower furnishes to Lender written disbursement request; lien waivers; title endorsement; evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law; and a statement from an architect, contractor or engineering consultant to the extent and cost of the repairs or a copy of the construction contract and any change orders. Lender has inspected or waived right to inspection.

5 Borrower furnishes to Lender written disbursement request; lien waivers; title endorsement; a fully executed lease(s) acceptable to Lender; lessee's estoppel certificate and a certificate of occupancy. Lender has inspected or waived right to inspection. 90% of the net rentable square footage must be occupied with tenants open for business.

6 Borrower furnishes to Lender written disbursement request and a written statement from Eastern Waterproofing and Restoration describing the work completed.

7 Borrower furnishes to Lender written disbursement request; lien waivers; title endorsement; evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law; a statement from an architect, contractor or engineering consultant to the extent and cost of the repairs or a copy of the construction contract and any change orders; and an updated estoppel certificate and Subordination, Non-Disturbance, Attornment Agreement from Ashland, Inc. including their approval of the Roof Replacement. Lender has inspected or waived right to inspection.

YIELD MAINTENANCE FORMULAS


A    BASIC CHARGE.

     Except as provided below, if this Note is prepaid prior to the last (1)3 months of the term, whether such prepayment is voluntary, involuntary or upon acceleration of the principal amount of this Note by Lender following a Default, Borrower shall pay to Lender on the prepayment date (in addition to all other sums then due and owing to Lender under the Loan Documents) a prepayment charge equal to the greater of the following two amounts:

          (i)  an amount equal to 1% of the amount prepaid; or

          (ii) an amount equal to (a) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required under this Note, calculated by discounting such payments from their respective scheduled payment dates back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by (b) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Loan as of the prepayment date.

     For purposes of the foregoing, "Periodic Treasury Yield" means (iii) the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Maturity Date (or if two or more such securities have maturity dates equally close to the Maturity Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (iv) 12, if scheduled payment dates are monthly, or 4, if scheduled payment dates are quarterly.

--------------------------------------------------------------------------------
NOTES:

(1) With respect to Mortgage Loan No. 18, 284 Mott Street, delete "3 months," insert "2 months." With respect to Mortgage Loan Nos. 95, 109, 114, AmeriTel Inn Coeur D'Alene, AmeriTel Inn Idaho Falls and AmeriTel Inn Pocatello, delete "3 months," insert "6 months."

--------------------------------------------------------------------------------

B PREPAYMENT.


     Except as provided below, Maker may not prepay the loan in whole or in part.

     On or after (1)the end of the (2)fourth (4th) Loan Year (as hereinafter defined), on any scheduled payment date and subject to giving Payee not less than thirty (30) nor more than ninety (90) days' prior written notice specifying the scheduled payment date on which prepayment is to be made (the "Prepayment Date"), Maker may prepay the entire principal amount together with any and all accrued interest and other sums due under the Loan Documents, and subject to payment of a prepayment premium equal to the greater of:

     (a) the positive amount, if any, equal to (i) the sum of the present values of all scheduled payments due under the Note from the Prepayment Date to and including the Maturity Date, minus (ii) the principal balance of the Note immediately prior to such prepayment; or

     (b) One percent (1%) of the principal balance of the Note immediately prior to such prepayment.

     All present values shall be calculated as of the Prepayment Date, using a discount rate, compounded monthly, equal to(3) the yield rate, converted to its monthly equivalent, of the United States Treasury Security having the closest maturity date to the Maturity Date of the Note as established in the Wall Street Journal or other business publication of general circulation five (5) business days before the Prepayment Date.

     In the event that the yield rate on publicly traded United States Treasury Securities is not obtainable, then the nearest equivalent issue or index shall be selected, at Payee's reasonable determination, and used to calculate the prepayment premium.

     The loan will be open to prepayment without premium(4) during the last ninety (90) days of the term of the loan.

     If any notice of prepayment is given, the principal balance of the loan and the other sums required pursuant to this Section 2 shall be due and payable on the Prepayment Date, unless Maker provides written notice to Payee that it is revoking said prepayment notice no later than five (5) business days prior to the Prepayment Date.

     Provided no default exists under the Loan Documents, the above premium shall not to be applicable to a prepayment resulting from Payee's election to require insurance loss proceeds or condemnation awards to be applied to a payment of principal.

No partial prepayment shall be allowed(5).

The Loan Year is defined as any twelve month period commencing with the date on which the first monthly installment is due or any anniversary thereof.

--------------------------------------------------------------------------------
NOTES:

(1) With respect to Mortgage Loan No. 16, Town Square Mall, delete "the end of the fifth (4th) Loan Year (as hereinafter defined), insert "February 1, 2006".

(2) With respect to Mortgage Loan No. 39, Clear Lake Center, delete "fourth
(4th) Loan Year", insert "fifth (5th) Loan Year", with respect to Mortgage Loan No. 44, Deerfield Estates Manufactured Housing Community, delete "fourth (4th) Loan Year", insert "sixth (6th) Loan Year", with respect to Mortgage Loan No. 56, Cokesbury Court, delete "fourth (4th) Loan Year", insert "tenth (10th) Loan Year", with respect to Mortgage Loan No. 60, Hidden Lake Apartments, delete " fourth (4th) Loan Year", insert "sixth (6th) Loan Year", with respect to Mortgage Loan No. 77, Surveyor I Distribution Center, delete "fourth (4th) Loan Year", insert "fifth (5th) Loan Year", with respect to Mortgage Loan No. 78, Fir Hill Towers, delete "fourth (4th) Loan Year", insert "fifth (5th) Loan Year", with respect to Mortgage Loan No. 85, Walgreens Bensalem, delete "fourth (4th) Loan Year", insert "fifth (5th) Loan Year".

(3) With respect to Mortgage Loan No. 56, Cokesbury Court, Insert "one-half of one percent (0.5%) above".

(4) With respect to Mortgage Loan No. 43, Cambric Corporate Center, Delete "on any scheduled payment date".

(5) With respect to Mortgage Loan No. 16, Town Square Mall, Insert "except in the case of a prepayment pursuant to the preceding paragraph above".
--------------------------------------------------------------------------------

C         (1)Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of C this Note until after the
     (2)first anniversary of the Month-End Date.

          After the (3)first anniversary of the Month-End Date, Borrower may, provided it has given Lender prior written notice in accordance with the terms of this Note, prepay the unpaid principal balance of this Note in whole, but not in part, by paying, together with the amount to be prepaid,
     (a) interest accrued and unpaid on the portion of the principal balance of this Note being prepaid to and including the date of prepayment, (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (c) all other sums then due under this Note, the Security Instrument and the Other Security Documents, and (d) a prepayment consideration (the "Prepayment Consideration") equal to the greater of (i) one percent (1%) of the principal balance of this Note being prepaid and
     (ii) the excess, if any, of (A) the sum of the present values of all then-scheduled payments of principal and interest under this Note including, but not limited to, principal and interest on the Maturity Date(4) (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate (hereinafter defined)), over (B) the principal amount of this Note being prepaid.(5)

          The term "Prepayment Rate" means the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment Rate Determination Date (as hereinafter defined) has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date, as most recently published in the "Treasury Bonds, Notes and Bills" section in The Wall Street Journal as of such Prepayment Rate Determination Date. If more than one issue of United States Treasury Securities has the remaining term to the Maturity Date referred to above, the "Prepayment Rate" shall be the yield on the United States Treasury Security most recently issued as of the Prepayment Rate Determination Date. The term "Prepayment Rate Determination Date" shall mean the date which is five (5) Business Days prior to the scheduled prepayment date. The rate so published shall control absent manifest error. As used herein, "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New York, New York.

          Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. If the publication of the Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release
     H.15 (519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

          Borrower's right to prepay any portion of the principal balance of this Note shall be subject to (i) Borrower's submission of a notice to Lender setting forth the amount to be prepaid and the projected date of prepayment, which date shall be no less than thirty (30) or more than sixty
     (60) days from the date of such notice, and (ii) Borrower's actual payment to Lender of the amount to be prepaid as set forth in such notice on the projected date set forth in such notice or any day following such projected date occurring in the same calendar month as such projected date. (6)

          Following an Event of Default and acceleration of this Note, if Borrower or anyone on Borrower's behalf makes a tender of payment of the amount necessary to satisfy the indebtedness evidenced by this Note and secured by the Security Instrument at any time prior to foreclosure sale (including, but not limited to, sale under power of sale under the Security Instrument), or during any redemption period after foreclosure, (i) the tender of payment shall constitute an evasion of Borrower's obligation to pay any Prepayment Consideration due under this Note and such payment shall, therefore, to the maximum extent permitted by law, include a premium equal to the Prepayment Consideration that would have been payable on the date of such tender had this Note not been so accelerated, or (ii) if at the time of such tender a prepayment of the principal amount of this Note would have been prohibited under this Note had the principal amount of this Note not been so accelerated, the tender of payment shall constitute an evasion of such prepayment prohibition and shall, therefore, to the maximum extent permitted by law, include an amount equal to the greater of (i) three percent (3%) of the then principal amount of this Note and (ii) an amount equal to the excess of (A) the sum of the present values of a series of payments payable at the times and in the amounts equal to the payments of principal and interest (including, but not limited to the principal and interest payable on the Maturity Date) which would have been scheduled to be payable after the date of such tender under this Note had this Note not been accelerated, with each such payment discounted to its present value at the date of such tender at the rate which when compounded monthly is equivalent to the Prepayment Rate, over (B) the then principal amount of this Note.

--------------------------------------------------------------------------------
NOTES:

     (1) With respect to Mortgage Loan No. 19, Campus Marketplace, insert "Except as expressly set forth herein or in the Security Instrument."

     (2) With respect to Mortgage Loan No. 19, Campus Marketplace, delete "first anniversary of the Month-End Date," insert "earlier of (a) the second anniversary of a Secondary Market Transaction (as defined in the Security Instrument), or (b) third anniversary of the Month-End Date. With respect to Mortgage Loan No. 164, 156 School Street and No. 36, 57 Littlefield, delete "first," insert "fourth."

     (3) With respect to Mortgage Loan No. 19, Campus Marketplace, delete "first anniversary of the Month-End Date," insert "such date". With respect to Mortgage Loan No. 164, 156 School Street and No. 36, 57 Littlefield, delete "first anniversary of the Month-End Date," insert "earlier of (i) the second anniversary of the securitization of the loan evidenced by this Note or (ii) the fourth anniversary Month-End Date".

     (4) With respect to Mortgage Loan No. 164, 156 School Street, insert "without giving effect to any payment required to be made on such date"

     (5) With respect to Mortgage Loan No. 30, Gage Office Building, insert the following paragraph:

     "Notwithstanding the foregoing, Borrower shall have the right to prepay the principal balance of this Note during the last three (3) months prior to the Maturity Date without having to pay the Prepayment Consideration provided that Borrower prepays the principal balance of this Note in whole, but not in part, by paying, together with the amount to be prepaid, (a) all interest accrued and unpaid on the portion of the principal balance of this Note being prepaid to and including the date of prepayment, (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), and (c) all other sums then due under this Note, the Security Instrument and the Other Security Documents."

     (6) With respect to Mortgage Loan No. 19, Campus Marketplace, insert the following paragraph:

     "Notwithstanding anything to the contrary herein, upon not less than thirty, and not more than sixty days prior written notice, Borrower shall have the right to prepay during the three (3) calendar months immediately preceding the Maturity Date the principal balance of this Note, in whole but not in part, together with (i) any accrued interest or other sums due hereunder or under the Security Instrument or Other Security Documents, and
     (ii) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of such prepayment occurs had such prepayment not been made (which amount shall constitute additional consideration for such prepayment), but without any Prepayment Consideration.

--------------------------------------------------------------------------------

D         Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of the Note until the date which is three (3) months prior to the Maturity Date. From and after such date, and except as set forth in paragraph 31 of the Deed of Trust, provided Borrower simultaneously exercises its right to prepay the Other Note as provided for therein and provided there is no Event of Default, the principal balance of the Note may be prepaid, at par, in whole but not in part, upon: (a) not less than 15 days prior written notice to Lender and to the lender under the Other Loan Documents specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower simultaneously (i) pays to Lender all interest that would have accrued for the entire month in which the Note is prepaid absent such prepayment and (ii) pays to the Lender under the Other Loan Documents all interest that would have accrued for the entire month in which the Other Note is paid absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note and the Other Note, regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note and the Other Note to and including the date on which prepayment is to be made and
     (c) payment of all other Indebtedness then due under the Loan Documents and the Other Loan Documents. Lender shall not be obligated to accept any prepayment of the principal balance of the Note or the Other Note unless it is accompanied by all sums due in connection therewith.

          In addition to the Loan Prepayment rights set forth in the above paragraph, after the Lockout Date but prior to the date which is three (3) months prior to the Maturity Date, Borrower may prepay the principal balance of the Note, provided there is no Event of Default, in whole but not in part provided further Borrower either simultaneously exercises its right to prepay the Other Note in whole as provided for therein or Borrower is able to meet the conditions of paragraph 31 of the Deed of Trust regarding the prepayment of the Note and release of the cross-collateralization and cross-default provisions, upon (a) not less than 30 days prior written notice to the Lender and the lender under the Other Loan Documents specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays (i) to Lender all interest that would have accrued for the entire month in which the Note is prepaid absent such prepayment and
     (ii) to the lender under the Other Note all interest that would have accrued for the entire month in which the Other Note is prepaid absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note and the Other Note, regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note and the Other Note to and including the date on which prepayment is made, (c) payment of all other Indebtedness then due under the Loan Documents and the Other Loan Document, and (d) payment of a Make Whole Premium. The Make Whole Premium shall be the greater of one percent (1%) of the principal amount to be prepaid or a premium calculated as provided in subparagraphs (1) - (3) below. Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.

          The Make Whole Premium shall be the greater of one percent (1%) of the outstanding principal amount of the Loan or a premium calculated as provided in subparagraphs (1)-(3) below:

                 (1) Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the * U.S. Treasury Issue ("Primary Issue") published one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the Primary Issue at the time of prepayment, the Lender shall choose a comparable Treasury Bond, Note or Bill ("Secondary Issue") which the Lender reasonably deems to be similar to the Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield).

          *At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, Lender shall select in its sole and absolute discretion a U.S. Treasury Issue with similar remaining time to maturity as the Note.

                 (2) Calculate the "Present Value of the Loan." The Present Value of the Loan is the present value of the payments to be made in accordance with the Note (all installment payments and any remaining payment due on the Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity Date.

                 (3) Subtract the amount of the prepaid proceeds from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

          Notwithstanding anything in the above to the contrary, in the event of an Event of Default and acceleration occurs during the last 90 days prior to the Maturity Date, the Make Whole Premium shall not be subject to the one percent (1%) minimum and shall be calculated only as provided in (1) through (3) above.

E    LOAN PREPAYMENT

          Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of the Note until the date which is three (3) months prior to the Maturity Date. From and after such date, provided there is no Event of Default, the principal balance of the Note may be prepaid, at par, in whole but not in part, upon: (1)(a) not less than 15 days prior written notice to Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which the Note is prepaid absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note, regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is to be made; and (c) payment of all other Indebtedness then due under the Loan Documents. Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.

          In addition to the Loan Prepayment rights set forth in the above paragraph, after the Lockout Date but prior to the date which is three (3) months prior to the Maturity Date, Borrower may prepay the principal balance of the Note, (2)provided there is no Event of Default, in whole but not in part, upon (a) not less than 30(3) days prior written notice to the Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which the Note is prepaid, absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is made, (c) payment of all other Indebtedness then due under the Loan Documents, and (d) payment of a "Make Whole Premium." The Make Whole Premium shall be the greater of one percent (1%) of the principal amount to be prepaid or a premium calculated as provided in subparagraphs (1) - (3) below. Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.

     The Make Whole Premium shall be the greater of one percent (1%) of the outstanding principal amount of the Loan or a premium calculated as provided in subparagraphs (1)-(3) below:

     (1) Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the * U.S. Treasury Issue ("Primary Issue") published one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the Primary Issue at the time of prepayment, the Lender shall choose a comparable Treasury Bond, Note or Bill ("Secondary Issue") which the Lender reasonably deems to be similar to the Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield).

             (4) *At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, Lender shall select in its (5)sole and absolute discretion a U.S. Treasury Issue with similar remaining time to maturity as the Note.

     (2) Calculate the "Present Value of the Loan." The Present Value of the Loan is the present value of the payments to be made in accordance with the Note (all installment payments and any remaining payment due on the Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity Date.

     (3) Subtract the amount of the prepaid proceeds from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

             (6) Notwithstanding anything in the above to the contrary, during the last 90 days prior to the Maturity Date, the Make Whole Premium shall not be(7) subject to the one percent (1%) minimum and shall be calculated only as provided in (1) through (3) above.

--------------------------------------------------------------------------------
NOTES:

     (1) With regard to Loan No. 35, Meadow Brook South 2500 & 2600, delete (a) and insert the following: "(a) not less than 30 days prior written notice to Lender specifying the scheduled payment date on which prepayment is to be made, which prepayment must occur on any monthly payment due date under the Note;".

     (2) With regard to Loan No. 35, Meadow Brook South 2500 & 2600, delete "provided there is no Event of Default".

     (3) With regard to Loan No. 35, Meadow Brook South 2500 & 2600, insert "nor more than 60".

     (4) With regard to Loan No. 115, 1070 Waterfield Drive, East, delete this paragraph.

     (5) With regard to Loan No. 51, The Oaks Shopping Center, delete "sole and absolute" and insert "reasonable".

     (6) With regard to Loan No. 35, Meadow Brook South 2500 & 2600, delete this paragraph.

     (7) With regard to Loan No. 91, 5816 Ward Court, insert "applicable." and delete the remainder of the sentence.

--------------------------------------------------------------------------------

F         Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part prior to the Permitted Prepayment Date. After the Permitted Prepayment Date, Borrower may, provided it has given Lender prior written notice in accordance with the terms of this Agreement, prepay the unpaid principal balance of the Loan in whole, but not in part, by paying, together with the amount to be prepaid, (i) interest accrued and unpaid on the outstanding principal balance of the Loan being prepaid to and including the date of prepayment, (ii) unless prepayment is tendered on a Payment Date, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the next Payment Date had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (iii) all other sums then due under this Agreement, the Note, the Mortgage and the other Loan Documents, and (iv) a prepayment consideration (the "Prepayment Consideration") equal to the greater of (A) one percent (1%) of the outstanding principal balance of the Loan being prepaid or (B) the excess, if any, of (1) the sum of the present values of all then-scheduled payments of principal and interest under this Agreement including, but not limited to, principal and interest on the Maturity Date (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate), over (2) the outstanding principal amount of the Loan. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

          "Prepayment Rate" shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment Rate Determination Date has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date, as most recently published in the "Treasury Bonds, Notes and Bills" section in The Wall Street Journal as of the date of the related tender of the payment. If more than one issue of United States Treasury Securities has the remaining term to the Maturity Date referred to above, the "Prepayment Rate" shall be the yield on the United States Treasury Security most recently issued as of such date. If the publication of the Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

          "Prepayment Rate Determination Date" shall mean the date which is five
     (5) Business Days prior to the prepayment date.

APPENDIX III
SIGNIFICANT LOAN SUMMARIES

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 1 - WEST VALLEY MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL BALANCE:          $67,000,000


CUT-OFF DATE BALANCE:      $66,587,397


FIRST PAYMENT DATE:        8/01/2003


INTEREST RATE:             3.430%


AMORTIZATION:              300 months


ARD:                       NAP


HYPERAMORTIZATION:         NAP


MATURITY DATE:             4/01/2010


EXPECTED MATURITY BALANCE: $54,543,070


SPONSOR(S):                GGPLP L.L.C.


INTEREST CALCULATION:      Actual/360



CALL PROTECTION:           Lockout until the earlier of June 13, 2006 or 2 years
                           after the REMIC "startup" date, with US Treasury defeasance through December 31, 2009. The loan is freely prepayable without premium from and after January 1, 2010.


LOAN PER UNIT:             $107.11


UP-FRONT RESERVES:          RE Tax:      $207,460


ONGOING RESERVES(1):        RE Tax:       $52,487 / month
                            Insurance:    Springing
                            Cap Ex:       Springing

LOCKBOX(2):                 Soft to Hard

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:  Single Asset


PROPERTY TYPE:           Retail


PROPERTY SUB-TYPE:       Anchored


LOCATION:                Tracy, CA


YEAR BUILT/RENOVATED:    1995 / NAP


OCCUPANCY(3):            95.9%


SQUARE FOOTAGE(4):       621,697


THE COLLATERAL:          Anchored regional mall


OWNERSHIP INTEREST:      Fee


MAJOR TENANTS        % NRSF       RENT PSF       LEASE EXPIRATION
-------------        ------       --------       ----------------

Gottschalks           16.3%         $5.50           1/31/2016

Sears                 13.7%         $4.19           10/31/2012

J.C. Penney            8.1%         $5.75            3/31/2016


PROPERTY MANAGEMENT:     General Growth Properties


U/W NET OP. INCOME:      $8,980,223


U/W NET CASH FLOW:       $8,634,719


APPRAISED VALUE:         $108,350,000


CUT-OFF DATE LTV:        61.5%


MATURITY DATE LTV:       50.3%

DSCR:                    2.16x




--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1) The Borrower will be required to escrow 1/12 of annual insurance premiums monthly only in the event that the borrower fails to provide the lender with acceptable evidence of required insurance. A replacement reserve for capital expenditures in the amount of $10,379 per month (subject to a one year cap) will be required if (i) an event of default occurs or (ii) the debt service coverage ratio is less than 1.10x based on the preceding 12 consecutive month period or (iii) bankruptcy of property manager.

(2) A Hard Lockbox trigger event is defined as (a) any event of default, (b) bankruptcy of property manager, or (c) the lender's determination that the debt service coverage ratio is less than 1.10x based on the preceding 12 consecutive month period.

(3)  Occupancy is based on the rent roll dated June 11, 2003.

(4) The total square footage of the West Valley Mall property is 717,573 square feet, which includes a 95,876 square foot Target store that is not part of the collateral.

THE WEST VALLEY MALL LOAN

     THE LOAN. The largest loan, the West Valley Mall Loan (the "West Valley Mall Loan") as evidenced by a promissory note is secured by a first priority mortgage encumbering a portion of the 717,573 square foot regional shopping center know as West Valley Mall, located in Tracy, California (the "West Valley Mall Property"). The West Valley Mall Loan was originated on June 13, 2003 by Bear Stearns Commercial Mortgage, Inc. ("BSCMI").

     THE BORROWER. The borrower is Tracy Mall Partners, L.P., (the "West Valley Mall Borrower"), that owns no material assets other than the West Valley Mall Property and related interests. The West Valley Mall Borrower is a single purpose entity whose general partner has an independent director. A non-consolidation opinion as to the Borrower was delivered at closing. The sponsor is General Growth


                                     III-1

Properties ("GGP"). GGP and its predecessor companies have been in the shopping center business for nearly 50 years and is currently the 2nd largest regional mall REIT in the US. As of September 19, 2003, GGP had ownership interests in and/or management responsibility for 163 regional shopping malls in 39 states totaling more than 146 million square feet of retail space occupied by more than 16,000 retailers nationwide. GGP is rated 'BBB- stable' / 'Ba1 stable' by S&P and Moody's respectively and has a current market capitalization of $5 billion as of September 1, 2003.

     THE PROPERTY. The West Valley Mall Property is a 717,573 SF regional mall situated on approximately 92 acres located in Tracy, CA approximately 60 miles east of San Francisco and 60 miles south of Sacramento. The Property is located along the north side of Interstate 205 and offers frontage and visibility from the interstate freeway. The center consists of approximately 436,024 SF of anchor tenants including Gottschalks, JCPenney, Sears, Barnes & Noble, Ross Dress for Less, a 14-screen Cinemark movie theater, and Target (not part of the collateral). The mall also has approximately 56,465 SF of peripheral space which is occupied by a Pier 1, Best Buy, Cost Plus, and others. In addition, there is approximately 225,084 SF of in-line mall shop space with an occupancy level of 89%. Sales per square foot for comparable in-line tenants of less than 10,000 square feet were approximately $294 with an occupancy cost of 10.4%. The property also contains seven ground leased out parcels (not part of owned GLA) with a number of improvements including a 63-room Hampton Inn, 64-room Fairfield Inn, auto dealership, and four restaurants.



------------------------------------------------------------------------------------------------------------------------------
                                                LEASE ROLLOVER SCHEDULE

                           # OF           AVERAGE BASE     % OF TOTAL    CUMULATIVE %    % OF TOTAL BASE      CUMULATIVE % OF
                          LEASES         RENT PER SF       SQUARE FEET      OF SF        RENTAL REVENUES       TOTAL RENTAL
          YEAR            ROLLING          ROLLING          ROLLING        ROLLING            ROLLING        REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------
         Vacant               11              --                4%             4%               --                  --
------------------------------------------------------------------------------------------------------------------------------
      2003 and MTM             2            $24.02              1%             5%               1%                  1%
------------------------------------------------------------------------------------------------------------------------------
          2004                 5            $27.89              1%             6%               2%                  3%
------------------------------------------------------------------------------------------------------------------------------
          2005                 7            $31.00              1%             7%               4%                  7%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2006                31            $20.12             13%            20%              22%                 29%
------------------------------------------------------------------------------------------------------------------------------
          2007                 9            $12.93              7%            26%               7%                 36%
------------------------------------------------------------------------------------------------------------------------------
          2008                11            $15.39              6%            32%               8%                 44%
------------------------------------------------------------------------------------------------------------------------------
          2009                 1            $54.09              --            33%               1%                 45%
------------------------------------------------------------------------------------------------------------------------------
          2010                 6            $16.70              2%            35%               3%                 48%
------------------------------------------------------------------------------------------------------------------------------
          2011                 4            $15.39              4%            38%               5%                 53%
------------------------------------------------------------------------------------------------------------------------------
          2012                 5            $6.31              15%            53%               8%                 61%
------------------------------------------------------------------------------------------------------------------------------
     2013 & Beyond            13            $9.75              47%           100%              39%                100%
------------------------------------------------------------------------------------------------------------------------------


     PROPERTY MANAGEMENT. The West Valley Mall Property is self-managed by the West Valley Mall Borrower.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Vacant, non-income producing and unimproved portions of the property may be released from the lien of the mortgage upon satisfaction of certain conditions set forth in the loan documents; including, a no-downgrade confirmation from the rating agencies

     Certain additional information regarding the West Valley Mall Loan and the West Valley Mall Property is set forth on Appendix II hereto.


                                     III-2

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 2 - WESTSHORE PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL BALANCE(1):       $66,000,000


CUT-OFF DATE BALANCE:      $65,922,009

FIRST PAYMENT DATE:        10/09/2003

INTEREST RATE:             5.090%

AMORTIZATION:              360 months

ARD:                       NAP

HYPERAMORTIZATION:         NAP

MATURITY DATE:             9/09/2012

EXPECTED MATURITY          $55,983,989
BALANCE:

SPONSOR(S):                Glimcher Properties Limited
                           Partnership

INTEREST CALCULATION:      Actual/360




CALL PROTECTION:           Lockout until the earlier of August
                           27, 2006 or 2 years after the final
                           securitization of any note secured by
                           the WestShore Plaza Property, with
                           U.S. Treasury defeasance thereafter.
                           Prepayable without penalty from and
                           after August 9, 2012.

LOAN PER SF(1):            $280.55


UP-FRONT RESERVES:         Deferred Maintenance:  $1,010,500



ONGOING RESERVES(2):       RE Tax:                Springing

                           Insurance:             Springing

                           TI/LC:                 Springing

LOCKBOX:                   Hard

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO: Single Asset


PROPERTY TYPE:          Retail

PROPERTY SUB-TYPE:      Anchored

LOCATION:               Tampa, FL

YEAR BUILT/RENOVATED:   1967, 1974 / 1983, 1993 and 2000

OCCUPANCY(3):           92.3%

SQUARE FOOTAGE(4):      356,024

THE COLLATERAL:         Anchored super-regional mall retail center

OWNERSHIP INTEREST:     Fee





MAJOR TENANTS             % NRSF     RENT PSF    LEASE EXPIRATION
-------------             ------     --------    ----------------

American Multi Cinema     17.4%       $29.50         1/1/2021

GAP, Inc.(5)              11.4%       $24.27     2006; 2008; 2009;
                                                       2011

Limited, Inc.(6)           7.1%       $25.75     2004; 2007; 2008



PROPERTY MANAGEMENT:    Glimcher Properties Limited Partnership

U/W NET OP. INCOME:     $13,301,246

U/W NET CASH FLOW:      $12,992,321

APPRAISED VALUE:        $157,900,000

CUT-OFF DATE LTV(1):    63.3%

MATURITY DATE LTV(1):   53.7%

DSCR(1):                2.00x



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1) The subject $66,000,000 loan represents a 66.0% pari passu interest in a $100,000,000 loan. All LTV, DSCR and Loan per SF numbers in this table are based on the total $100,000,000 financing.

(2) Upon the occurrence and continuance of a Trigger Period, (a) the borrower is required to deposit all accrued insurance and real estate taxes for the insurance period and tax year into an escrow account. In addition, during this time period, a monthly deposit shall be made into this escrow account in the amount of 1/12 of the annual real estate taxes and insurance premiums; and (b) the borrower is required to deposit $29,247 per month into a TI/LC reserve account. A "Trigger Period" is defined as (a) the occurrence and continuance of an event of default; or (b) the DSCR is less than or equal to 1.20x at the end of any calendar quarter, until such time that the WestShore Plaza Property achieves a DSCR of greater than 1.20x for 6 consecutive months. Additionally, regardless of whether a Trigger Period is in effect, the borrower must deposit into a separate TI/LC reserve account any payments or fees received from a tenant under any major lease in connection with a termination of that tenant's lease. The funds in that reserve account will be used for tenant improvements and leasing commissions or rent shortfalls with respect to the terminated space. The borrower may substitute letters of credit in lieu of certain of the reserve deposits.

(3)  Occupancy is based on the rent roll dated May 1, 2003.

(4)  The total square footage of the property, including anchors, is 1,059,901.

(5) GAP, Inc. includes four tenants totaling 40,421 square feet: Gap, Gap Kids, Banana Republic and Old Navy.

(6) Limited, Inc. includes four tenants totaling 25,175 square feet: Limited, Limited Too, Victoria's Secret and Express/ Bath & Body Works.

THE WESTSHORE PLAZA LOAN

     THE LOAN. The second largest loan (the "WestShore Plaza Loan") as evidenced by the Promissory Note (the "WestShore Plaza Note") is secured by a first priority fee Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the "WestShore Plaza Mortgage") encumbering a portion of the 1,059,901 square foot super-regional shopping center known as WestShore Plaza, located in Tampa, Florida (the "WestShore Plaza Property"). The WestShore Plaza Loan was originated on August 27, 2003 by Morgan Stanley Mortgage Capital Inc. ("MSMC").

                                     III-3

     THE BORROWER. The borrower is Glimcher WestShore, LLC, a Delaware limited liability company (the "WestShore Plaza Borrower") that owns no material asset other than the WestShore Plaza Property and related interests. The WestShore Plaza Borrower is a wholly-owned, direct subsidiary of Glimcher Realty Trust, a REIT that was formed in 1994 to continue and expand the business of the Glimcher Company and that now reports ownership or joint venture interests in 70 properties, aggregating more than 25,000,000 sf of gross leaseable area.

     THE PROPERTY. The WestShore Plaza Property is located at 250 WestShore Plaza, Tampa, Florida, approximately two miles from Tampa International Airport. The WestShore Plaza Property was originally constructed in 1967, with an addition in 1974, and renovated in 1983, 1993 and 2000. It consists of a 1,059,901 square foot, super-regional enclosed mall anchored by Saks Fifth Avenue (approximately 100,000 sf), Sears (164,223 sf), Burdines (228,462 sf) and JC Penney (211,192 sf). Saks Fifth Avenue, Sears and JC Penney lease their pads from the borrower and pay ground rent. Burdines owns its store and the land on which it is located and is not part of the collateral. The WestShore Plaza Property also includes 356,024 sf of in-line tenants. The WestShore Plaza Property is situated on approximately 50 acres and contains 4,807 parking spaces on grade and within three garages.


------------------------------------------------------------------------------------------------------------------------------
                                                LEASE ROLLOVER SCHEDULE

                           # OF           AVERAGE BASE     % OF TOTAL    CUMULATIVE %    % OF TOTAL BASE     CUMULATIVE % OF
                          LEASES         RENT PER SF       SQUARE FEET      OF SF        RENTAL REVENUES    TOTAL BASE RENTAL
          YEAR            ROLLING          ROLLING          ROLLING        ROLLING            ROLLING        REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------
         Vacant
                              14             --               8%             8%                 --                  --
------------------------------------------------------------------------------------------------------------------------------
      2003 and MTM            10          $21.36              4%            12%                 3%                  3%
------------------------------------------------------------------------------------------------------------------------------
          2004                 9          $34.97              4%            16%                 5%                  8%
------------------------------------------------------------------------------------------------------------------------------
          2005                 8          $32.53              6%            22%                 6%                 15%
------------------------------------------------------------------------------------------------------------------------------
          2006                 5          $28.26             10%            32%                 9%                 24%
------------------------------------------------------------------------------------------------------------------------------
          2007                 9          $35.07              8%            39%                 9%                 33%
------------------------------------------------------------------------------------------------------------------------------
          2008                11          $39.25              6%            46%                 9%                 42%
------------------------------------------------------------------------------------------------------------------------------
          2009                 6          $27.95              6%            52%                 6%                 47%
------------------------------------------------------------------------------------------------------------------------------
          2010                 6          $31.52              5%            57%                 6%                 53%
------------------------------------------------------------------------------------------------------------------------------
          2011                14          $47.70              8%            65%                13%                 66%
------------------------------------------------------------------------------------------------------------------------------
          2012                 7          $29.79              5%            69%                 5%                 71%
------------------------------------------------------------------------------------------------------------------------------
     2013 & Beyond            16          $27.96             31%           100%                29%                100%
------------------------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The WestShore Plaza Property is managed by Glimcher Properties Limited Partnership, which is an affiliate of the WestShore Plaza Borrower. The management fees are subordinate and subject to the WestShore Plaza Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Generally prohibited, except amounts for the financing of equipment or other personal property used at the WestShore Plaza Property so long as such indebtedness is unsecured and (i) in the aggregate does not exceed $4,000,000, and (ii) is paid not more than 60 days from the date when due.

     RELEASE OF PARCELS.  Not allowed.

     Certain additional information regarding the WestShore Plaza Loan and the WestShore Plaza Property is set forth on Appendix II hereto.


                                     III-4

--------------------------------------------------------------------------------
         MORTGAGE LOAN NO. 3 - 200 BERKELEY & STEPHEN L. BROWN BUILDINGS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL BALANCE(1):       $50,000,000


CUT-OFF DATE BALANCE:      $50,000,000

FIRST PAYMENT DATE:        5/09/2003

INTEREST RATE:             5.115%

AMORTIZATION:              Interest only

ARD:                       NAP

HYPERAMORTIZATION:         NAP

MATURITY DATE(2):          4/09/2008

EXPECTED MATURITY BALANCE: $50,000,000

SPONSOR(S):                Beacon Strategic Partners II, L.P.

INTEREST CALCULATION:      Actual/360


CALL PROTECTION:           Lockout until the earlier of March
                           14, 2006 and 2 years after the
                           REMIC "start-up date", with U.S.
                           Treasury defeasance thereafter.
                           Prepayable without penalty from
                           and after February 9, 2008.

LOAN PER SF(1):            $131.89


UP-FRONT RESERVES:          None



ONGOING RESERVES(3):        RE Tax:        Springing

                            Insurance:     Springing

                            Cap Ex:        Springing

                            TI/LC:         Springing



LOCKBOX:                    Hard


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIIO: Single  Asset


PROPERTY TYPE:           Office

PROPERTY SUB-TYPE:       Urban

LOCATION:                Boston, MA

YEAR BUILT/RENOVATED:    1947 / 1994 (200 Berkeley Street)
                         1923 / 1984 (Stephen L. Brown)


OCCUPANCY(4):            96.4%

SQUARE FOOTAGE:          1,137,331

THE COLLATERAL:          Two office buildings

OWNERSHIP INTEREST:      Fee

MAJOR TENANTS       % NRSF       RENT PSF      LEASE EXPIRATION
-------------       ------       --------      ----------------

John Hancock        34.8%         $34.50       3/31/2018
                    23.7%         $35.14       3/31/2013
                     3.3%         $36.30       3/31/2008
                    -----         ------
                     61.8%         $34.85

Evergreen Funds     16.9%         $26.88       9/30/2006
(Wachovia)

Deloitte & Touche   14.1%         $28.70      10/31/2009


PROPERTY MANAGEMENT:    Back Bay Manager II LLC

U/W NET OP. INCOME:     $24,035,850

U/W NET CASH FLOW:      $23,150,881

APPRAISED VALUE:        $280,000,000

CUT-OFF DATE LTV(1):    53.6%

MATURITY DATE LTV(1):   53.6%

DSCR(1):                2.98x


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1) The subject $50,000,000 loan represents a 33.3% pari passu interest in the $150,000,000 senior portion of a $180,000,000 first mortgage loan secured by the Berkeley & Brown Property. The LTV, DSCR and Loan per SF numbers in this table are based on such $150,000,000 senior portion.

(2) Except that, upon a defeasance, the maturity date of the defeased portion of the mortgage loan will be 2/09/2008.

(3) The borrower must establish reserves for real estate taxes, insurance premiums, capex and rollover costs during any "Trigger Period", which will commence upon an event of default or if DSCR falls below 1.25x and will end upon the curing of such default or if DSCR is 1.25x or greater. The required monthly escrow for insurance will be 1/12 of annual insurance premiums and for taxes will be 1/12 of annual real estate taxes. The required monthly escrow for replacements will be $0.25/sf/annum and for rollover costs will be $1.50/sf/annum. Any lease termination fee that exceeds $500,000 shall be deposited into a separate rollover reserve for the applicable space.

(4)  Occupancy is based on the rent roll dated April 30, 2003.

200 BERKELEY & STEPHEN L. BROWN LOAN

     THE LOAN. The third largest loan (the "200 Berkeley & Brown Loan") as evidenced by the Amended and Restated Promissory Note A1 (the "200 Berkeley & Brown Note") is secured by a first priority Mortgage, Assignment of Leases and Rents and Security Agreement (the "200 Berkeley & Brown Mortgage") encumbering 200 Berkeley Street and the Stephen L. Brown Building in Boston, MA (collectively, the "200 Berkeley & Brown Property"). The 200 Berkeley & Brown Loan was originated on March 14, 2003 by Morgan Stanley Mortgage Capital Inc.

     THE BORROWER. The borrower is 200 Berkeley & 197 Clarendon LLC, a Delaware limited liability company (the "200 Berkeley & Brown Borrower") that owns no material asset other than the 200 Berkeley & Brown Property and related interests. The 200 Berkeley & Brown Borrower is sponsored by Beacon Capital Strategic Partners II, L.P., a $740 million closed-end commingled fund that had its final close in 2002. The sponsor is one of three institutional real estate funds managed by Beacon Capital Partners, LLC, a Boston-based privately held real estate investment firm formed in 1998.

                                     III-5

     THE PROPERTY. The 200 Berkeley & Brown Property consists of 200 Berkeley Street, a 30-story Class A office building containing approximately 709,018 square feet (the "Berkeley Property), and the Stephen L. Brown Building, a 12-story Class B office building containing approximately 428,313 square feet (the "Brown Property"). The buildings were constructed by John Hancock Life Insurance Company as part of its headquarter complex and are connected to the 60-story John Hancock Tower and each other through an underground concourse. Tenants at the 200 Berkeley & Brown Property include leading financial service and professional firms, including John Hancock Financial Services, Inc. ("John Hancock"), Evergreen Funds (Wachovia), Deloitte & Touche and Liberty Mutual, which together account for approximately 98.6% of the base underwritten revenues of the 200 Berkeley & Brown Property.

     JOHN HANCOCK LEASES. John Hancock (rated A/A+/A3 by S&P, Fitch and Moody's, respectively) leases 703,260 square feet (61.8%) of the 200 Berkeley & Brown Property. Under each of the John Hancock leases, the 200 Berkeley & Brown Borrower has agreed not to lease (i) any space in the 200 Berkeley & Brown Property to any domestic or foreign government or governmental agency or (ii) more than two floors in either building in the 200 Berkeley & Brown Property to certain identified competitors of John Hancock.

     John Hancock has the right of first opportunity with respect to the leasing of any vacant space in the 200 Berkeley & Brown Property. Under this right, the 200 Berkeley & Brown Borrower is required to offer to John Hancock any space at the 200 Berkeley & Brown Property that it intends to lease. In the event John Hancock does not elect to lease such space within 30 days, the 200 Berkeley & Brown Borrower may lease such space to a third party for 95% or more of the effective rent offered to John Hancock without having to re-offer such space to John Hancock.

     In addition, John Hancock has the right of first offer to purchase the 200 Berkeley & Brown Property. Under this right, after the 200 Berkeley & Brown Property Borrower notifies John Hancock of its intention to sell, John Hancock has 15 business days to make an offer to purchase the property. In the event the 200 Berkeley & Brown Borrower does not accept such offer, the 200 Berkeley & Brown Borrower may thereafter sell the property to a third party for 95% or more of the purchase price offered by John Hancock without having to re-offer the property to John Hancock for a period of one year. Such right of first offer may apply in connection with a sale of the 200 Berkeley & Brown Property following a foreclosure on such property.

      PARKING SPACES. The 200 Berkeley & Brown Borrower and the owner of the John Hancock Tower (the "Hancock Tower Owner") have entered into a Garage Facilities Adjustment and Reservation Agreement, dated July 9, 2003, pursuant to which a maximum of 750 parking spaces were allocated to the 200 Berkeley & Brown Borrower. The Hancock Tower Owner controls approximately 1991 parking spaces. JHFSI has the right to an aggregate of 1,077 parking spaces, as tenant in the three buildings pursuant to 3 separate leases. In the event that the Hancock Tower Owner fails to provide the remaining spaces in order to achieve the aggregate 1,077 parking spaces to which JHFSI is entitled, JHFSI may claim that the 200 Berkeley & Brown Borrower is required to provide the entire 1,077 spaces under its leases at the 200 Berkeley & Brown Property and is therefore in default under those leases.


------------------------------------------------------------------------------------------------------------------------------
                                                LEASE ROLLOVER SCHEDULE

                           # OF           AVERAGE BASE     % OF TOTAL    CUMULATIVE %    % OF TOTAL BASE      CUMULATIVE % OF
                          LEASES         RENT PER SF       SQUARE FEET      OF SF        RENTAL REVENUES       TOTAL RENTAL
          YEAR            ROLLING          ROLLING          ROLLING        ROLLING            ROLLING        REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------
       Vacant                13              --               4%               4%             --                  --
------------------------------------------------------------------------------------------------------------------------------
        2003                 --              --              --                4%             --                  --
------------------------------------------------------------------------------------------------------------------------------
        2004                  1             $20.00            0%               4%              0%                 --
------------------------------------------------------------------------------------------------------------------------------
        2005                 --              --              --                4%             --                  --
------------------------------------------------------------------------------------------------------------------------------
        2006                  4             $31.09            20%             23%             19%                 19%
------------------------------------------------------------------------------------------------------------------------------
        2007                  2             $34.03            0%              24%              0%                 19%
------------------------------------------------------------------------------------------------------------------------------
        2008                  3             $34.15            4%              27%              4%                 23%
------------------------------------------------------------------------------------------------------------------------------
        2009                  1             $29.97           14%              41%             13%                 36%
------------------------------------------------------------------------------------------------------------------------------
        2010                 --              --              --               41%             --                  36%
------------------------------------------------------------------------------------------------------------------------------
        2011                 --              --              --               41%             --                  36%
------------------------------------------------------------------------------------------------------------------------------
        2012                 --              --              --               41%             --                  36%
------------------------------------------------------------------------------------------------------------------------------
    2013 & Beyond             2             $36.12            59%            100%             64%                100%
------------------------------------------------------------------------------------------------------------------------------

      PROPERTY MANAGEMENT. The 200 Berkeley & Brown Property is managed by Back Bay Manager II LLC, an affiliate of the sponsor of the Berkeley & Brown Borrower.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

      ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The 200 Berkeley & Brown Mortgage also secures two subordinated B-Notes in the aggregate principal amount of $30,000,000. Additional indebtedness (not including trade debts) is not allowed.

      RELEASE OF PARCELS. After the end of the call protection period, the 200 Berkeley & Brown Borrower may partially defease the 200 Berkeley & Brown Loan and obtain a release of either the 200 Berkeley Property or the Brown Property from the lien of the 200 Berkeley & Brown Mortgage, provided that the defeasance collateral, in the case of a release of the Brown Property, shall equal 115% of

                                     III-6
the allocated loan amount attributable to the Brown Property, and the defeasance collateral, in the case of the Berkeley Property, shall equal 100% of the allocated loan amount attributable to the Berkeley Property.

      Certain additional information regarding the 200 Berkeley & Brown Loan and the 200 Berkeley & Brown Property is set forth on Appendix II hereto.



















                                     III-7

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 4 - 360 LEXINGTON
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL BALANCE:          $38,600,000

CUT-OFF DATE BALANCE:      $38,600,000

FIRST PAYMENT DATE:        8/09/2003

INTEREST RATE:             5.000%

AMORTIZATION:              Interest only

ARD:                       NAP

HYPERAMORTIZATION:         NAP

MATURITY DATE:             7/09/2013

EXPECTED MATURITY BALANCE: $38,600,000

SPONSOR(S):                Prudential Property, Leslie Himmel,
                           Stephen Meringoff


INTEREST CALCULATION:      Actual/360

CALL PROTECTION:           Lockout until the earlier of
                           June 25, 2006 or 2 years after the
                           REMIC "start-up" date, with U.S.
                           Treasury defeasance thereafter.
                           Prepayable without penalty from and
                           after April 9, 2013.

LOAN PER SF:               $153.55

UP-FRONT RESERVES:         None

ONGOING RESERVES(1):       RE Tax:              Springing
                           Insurance:           Springing
                           TI/LC:               Springing

LOCKBOX(2):                Soft, springing to hard

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                     PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:   Single Asset



PROPERTY TYPE:            Office

PROPERTY SUB-TYPE:        Urban

LOCATION:                 New York, NY

YEAR BUILT/RENOVATED:     1959 / NAP

OCCUPANCY(3):             87.6%

SQUARE FOOTAGE:           251,382

THE COLLATERAL:           26-floor urban office building

OWNERSHIP INTEREST:       Fee


MAJOR TENANTS             % NRSF   RENT PSF     LEASE EXPIRATION
-------------             ------   --------     ----------------
Kraft & Kennedy            8.5%     $29.08          10/31/2008

Garrick-Aug Associates     5.8%     $22.55           2/28/2006

Access Personnel Corp.     5.6%     $35.00          10/26/2009


PROPERTY MANAGEMENT:      Meringoff Properties, Inc.


U/W NET OP. INCOME:       $4,383,856

U/W NET CASH FLOW:        $3,949,241

APPRAISED VALUE:          $65,000,000

CUT-OFF DATE LTV:         59.4%

MATURITY DATE LTV:        59.4%

DSCR:                     2.02x


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1) In the event that (a) the debt service coverage ratio falls below 1.25x for the preceding 12-month period, or (b) the occurrence and continuance of a monetary event of default then (x) the borrower is required to deposit all accrued insurance and real estate taxes for the insurance period and tax year into an escrow account, and the borrower must make monthly deposits into this escrow account in the amount of 1/12 of the total annual amount; and (y) the borrower is required to deposit $25,000 per month into a TI/LC reserve, up to a cap of $1,000,000 at any time.

(2) A hard lockbox will be established upon the occurrence and continuance of an event of default, and terminate upon the cure of such event of default.

(3)  Occupancy is based on the rent roll dated July 1, 2003.

THE 360 LEXINGTON LOAN

      THE LOAN. The fourth largest loan (the "360 Lexington Loan") as evidenced by the Promissory Note (the "360 Lexington Note") is secured by a first priority Amended and Restated Mortgage and Security Agreement (the "360 Lexington Mortgage") encumbering the 251,382 square foot office building known as 360 Lexington Ave., located in New York, New York (the "360 Lexington Property"). The 360 Lexington Loan was originated on June 25, 2003 by or on behalf of Morgan Stanley Mortgage Capital Inc. ("MSMC").

      THE BORROWER. The borrower is 360 Lexington Avenue LLC, a Delaware limited liability company (the "360 Lexington Borrower") that owns no material asset other than the 360 Lexington Property and related interests. The 360 Lexington Borrower is a wholly-owned subsidiary of Prudential Property Investment Separate Account, an account managed by Prudential Real Estate Investors, and Himmel + Meringoff Properties. The partners of Himmel + Meringoff Properties are Leslie
W. Himmel and Stephen J. Meringoff.

      THE PROPERTY. The 360 Lexington Property, located in New York, New York, was originally constructed in 1959. The 360 Lexington Property is located at the corner of 40th Street in Midtown Manhattan. It consists of a 251,382 square foot, 26-story office tower situated on approximately 0.3 acres.


                                     III-8

------------------------------------------------------------------------------------------------------------------------------
                                                LEASE ROLLOVER SCHEDULE

                           # OF           AVERAGE BASE      % OF TOTAL      CUMULATIVE %   % OF TOTAL BASE    CUMULATIVE % OF
                          LEASES     RENT PER SQUARE FEET   SQUARE FEET   OF SQUARE FEET    RENTAL REVENUES     TOTAL RENTAL
          YEAR            ROLLING          ROLLING            ROLLING         ROLLING           ROLLING       REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------
         Vacant                15              --               12%            12%               --                  --
------------------------------------------------------------------------------------------------------------------------------
          2003                  5           $33.70               3%            15%               3%                  3%
------------------------------------------------------------------------------------------------------------------------------
          2004                  5           $27.71               6%            21%               5%                  8%
------------------------------------------------------------------------------------------------------------------------------
          2005                  5           $34.07               5%            26%               6%                 15%
------------------------------------------------------------------------------------------------------------------------------
          2006                 11           $30.42              21%            47%              22%                 36%
------------------------------------------------------------------------------------------------------------------------------
          2007                  3           $46.39               2%            49%               3%                 40%
------------------------------------------------------------------------------------------------------------------------------
          2008                  8           $29.02              19%            69%              19%                 59%
------------------------------------------------------------------------------------------------------------------------------
          2009                  6           $32.38              20%            89%              22%                 81%
------------------------------------------------------------------------------------------------------------------------------
          2010                  2           $48.79               4%            93%               7%                 88%
------------------------------------------------------------------------------------------------------------------------------
          2011                  2           $49.17               4%            97%               7%                 95%
------------------------------------------------------------------------------------------------------------------------------
          2012                  2          $108.46               0%            98%               2%                 97%
------------------------------------------------------------------------------------------------------------------------------
     2013 & Beyond              1           $39.00               2%           100%               3%                100%
------------------------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The 360 Lexington Property is managed by Meringoff Properties, Inc., which is an affiliate of the 360 Lexington Borrower.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the 360 Lexington Loan and the 360 Lexington Property is set forth on Appendix II hereto.



























                                     III-9

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 5 - GGP PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL BALANCE:          $38,490,000


CUT-OFF DATE BALANCE:      $38,286,649

FIRST PAYMENT DATE:        8/09/2003

INTEREST RATE:             4.396%

AMORTIZATION:              300 months

ARD:                       NAP

HYPERAMORTIZATION:         NAP

MATURITY DATE:             4/09/2009

EXPECTED MATURITY BALANCE: $33,195,830

SPONSOR(S):                General Growth Properties Inc.

INTEREST CALCULATION:      Actual/360

CALL PROTECTION:           Lockout until the earlier of
                           July 1, 2006 or 2 years after
                           the REMIC "start-up" date, with
                           U.S. Treasury defeasance
                           thereafter. Prepayable without
                           penalty from and after January 9,
                           2009.

LOAN PER SF(1):            $52.09

UP-FRONT RESERVES:         None

ONGOING RESERVES(2):       RE Tax:             Springing

                           Insurance:          Springing

                           TI/LC:              Springing

                           Ground Rent:        Springing

                           Cap Ex:             Springing

LOCKBOX(3):                Hard

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:  Portfolio of 9 assets


PROPERTY TYPE:           Retail

PROPERTY SUB-TYPE:       Anchored, Shadow Anchored and Unanchored

LOCATION:                Flagstaff, AZ; Provo, UT; Portland, OR;
                         West Jordan, UT; Midvale, UT; Gresham,
                         OR; Orem, UT (2 properties); Colorado
                         Springs, CO


YEAR BUILT/RENOVATED:    See table

OCCUPANCY(1) (4):        93.0%

SQUARE FOOTAGE:          See individual property descriptions

THE COLLATERAL:          9 shopping centers

OWNERSHIP INTEREST:      Fee and Leasehold



MAJOR TENANTS            % NRSF   RENT PSF     LEASE EXPIRATION
-------------            ------   --------     ----------------
Provo, UT: Macey's        8.1%      $7.40          12/31/23

Gresham, OR: Safeway      7.2%      $1.71           4/30/10

Flagstaff, AZ: Basha's    6.0%      $7.50          11/28/09







PROPERTY MANAGEMENT:     General Growth Properties

U/W NET OP. INCOME(1):   $5,164,237

U/W NET CASH FLOW(1):    $4,437,416

APPRAISED VALUE(1):      $56,500,000

CUT-OFF DATE LTV(1):     67.8%

MATURITY DATE LTV(1):    58.8%

DSCR(1):                 1.75x





--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


(1) Loan per SF, Occupancy, U/W Net Operating Income, U/W Net Cash Flow, Appraised Value, Cut-Off Date LTV, Maturity Date LTV and DSCR are all calculated on a nine-property combined basis.

(2) Reserves for taxes, TI/LC & capital expenditures and ground rents will be established upon the occurrence and during the continuance of (a) an event of default or (b) the DSCR is less than 1.10x for 12 consecutive months (each, a "Lockbox Event"). A reserve for insurance will be established upon the occurrence of (a) an event of default or (b) the failure to maintain a blanket policy. In the event of a Lockbox Event and during its continuance, GGP Borrower shall make monthly payments in amounts equal to one-twelfth of the taxes and insurance premiums reasonably estimated for the next 12 months, and as to the property subject to a ground lease, one-twelfth of the annual ground rent sufficient to pay all rents on their respective due dates. The reserves will remain in place until (a) the event of default is cured or waived or (b) the DSCR is equal or more than 1.10x for the 12 consecutive months. Upon the occurrence and during the continuance of a Lockbox Event, GGP Borrower shall also deposit $52,113.92 monthly into a TI/LC and capital expenditures reserve account up to a cap of $938,050.50 at any time.

(3) A hard lockbox is in effect. All rents received by the GGP Borrower must be deposited directly into the lockbox account. However, prior to the occurrence and continuance of a Lockbox Event (as described in footnote 2 above), the GGP Borrower may withdraw funds from the lockbox account.

(4) Occupancy is based on the rent rolls dated September 1, 2003, May 7, 2003 and August 28, 2003.


THE GGP PORTFOLIO LOAN

     THE LOAN. The fifth largest loan (the "GGP Loan") as evidenced by the Promissory Note (the "GGP Note") is secured by 9 first priority Mortgages or Deeds of Trust, Assignments of Leases and Rents, Security Agreements and Fixture Filings (the "GGP Mortgages") encumbering the 9 community or neighborhood retail centers described below, located at Flagstaff, AZ; Provo, UT; Portland, OR; West



                                     III-10

Jordan, UT; Midvale, UT; Gresham, OR; Orem, UT; and Colorado Springs, CO (the "GGP Properties"). The GGP Loan was originated on July 1, 2003 by or on behalf of Morgan Stanley Mortgage Capital Inc. ("MSMC").

     THE BORROWER. The borrower is PDC Community Centers L.L.C., a Delaware limited liability company (the "GGP Borrower") that owns no material asset other than the GGP Properties and related interests. The sponsor of the GGP Borrower is General Growth Properties Inc., a publicly traded REIT that is the second-largest regional mall REIT, owning 163 shopping malls in 39 states.

     THE PROPERTIES.

     The GGP Property located in Flagstaff, AZ is located on Woodlands Village Boulevard, northwest of the confluence of Interstates 17 and 40. This GGP Property was originally constructed in 1989 and consists of a 91,858 square foot, one-story multi-tenant community shopping center anchored by Basha's. The GGP Property is situated on approximately 10.76 acres and contains 1,006 parking spaces.

     The GGP Property located in Provo, UT is located at the southeast corner of North State Street and West 1230 North Street. This GGP Property was originally constructed in 1963 and consists of a 172,155 square foot, one-story multi-tenant community shopping center anchored by Macey's (not affiliated with Macy's). The GGP Property is situated on approximately 16.36 acres and contains 991 parking spaces. A branch bank that is located within the shopping center is not part of the collateral.

     The GGP Property located in Portland, OR is located on SE Division Street at the intersection of SE 162nd Avenue. This GGP Property was originally constructed in 1991 and consists of a 93,729 square foot, one-story multi-tenant neighborhood shopping center anchored by Safeway. The GGP Property is situated on approximately 9.61 acres and contains 426 parking spaces. An adjacent 2,589 square foot fast food restaurant owned and operated by Burgerville contributes to the common area expenses of the shopping center.

     The GGP Property located in West Jordan, UT is located at the southeast corner of West 9400 South and Redwood Road. This GGP Property was originally constructed in 1988 and consists of a 51,311 square foot, one-story multi-tenant neighborhood shopping center. The largest tenant is Gen-X Clothing. The GGP Property is situated on approximately 22.12 acres and contains 1,087 parking spaces.

     The GGP Property located in Midvale, UT is located at the northwest corner of East Fort Union Boulevard and East 7200 South. This GGP Property was originally constructed in 1975 and renovated in 1997 and consists of a 32,968 square foot, one-story building in a multi-tenant neighborhood shopping center. The largest tenant is Buca di Beppo. The GGP Property is situated on approximately 7.12 acres and contains 364 parking spaces. The property is subject to a ground lease that will expire on July 25, 2073.

     The GGP Property located Gresham, OR is bounded by NE 181st Avenue and NE Halsey Street. This GGP Property was originally constructed in 1990 and consists of a 99,438 square foot, one-story multi-tenant neighborhood shopping center anchored by Safeway. The GGP Property is situated on approximately 9.06 acres and contains 578 parking spaces. The property is subject to a ground lease that will expire on May 31, 2069.

     The GGP Property located in Orem, UT is located on West Center Street at the intersection of North State Street. This GGP Property was originally constructed in 1975 and consists of a 85,221 square foot, one-story multi-tenant community shopping center anchored by Savers. The GGP Property is situated on approximately 6.26 acres and contains 468 parking spaces. The Wells Fargo Bank branch that is located on an outlot is not part of the shopping center collateral.

     The GGP Property located in Colorado Springs, CO is located at the northwest corner of Austin Bluffs Parkway and Beverly Street. This GGP Property was originally constructed in 1985 and consists of a 80,902 square foot, one-story multi-tenant neighborhood shopping center anchored by Albertson's
(dark) and another non-owned Long's Drugs. The GGP Property is situated on approximately 8.81 acres and contains 400 parking spaces.

     The second GGP Property located in Orem, UT is located on North State Street between West Center Street and West 200 North. This GGP Property was originally constructed in 1975 and renovated in 2000 and consists of a 27,497 square foot, one-story multi-tenant neighborhood shopping center. The largest tenant is Tuesday Morning. The GGP Property is situated on approximately 2.96 acres and contains 143 parking spaces.

                                     III-11

------------------------------------------------------------------------------------------------------------------------------
                                             ORIGINAL ALLOCATED
                                                LOAN AMT. /                               YEAR
                                             EXPECTED MATURITY    PROPERTY    OWNERSHIP   BUILT/                    SQUARE
       PROPERTY              LOCATION             BALANCE           TYPE      INTEREST    RENOVATED   OCCUPANCY     FOOTAGE
------------------------------------------------------------------------------------------------------------------------------
Woodlands Village       Flagstaff, AZ           $8,100,000 /        Retail        Fee      1989 / NAP     100%       91,858
                                                 $6,985,872
------------------------------------------------------------------------------------------------------------------------------
Riverside Plaza         Provo, UT               $6,340,000 /        Retail        Fee      1963 / NAP      99%       172,155
                                                 $5,647,954
------------------------------------------------------------------------------------------------------------------------------
Division Crossing       Portland, OR            $6,130,000 /        Retail        Fee      1991 / NAP     100%       93,729
                                                 $5,286,839
------------------------------------------------------------------------------------------------------------------------------
River Pointe Plaza      West Jordan, UT         $4,430,000 /        Retail        Fee      1988 / NAP     100%       51,311
                                                 $3,820,669
------------------------------------------------------------------------------------------------------------------------------
Fort Union              Midvale, UT             $3,200,000 /        Retail     Leasehold   1975 / 1997    100%       32,968
                                                 $2,759,850
------------------------------------------------------------------------------------------------------------------------------
Halsey Crossing         Gresham, OR             $3,000,000 /        Retail     Leasehold   1990 / NAP      92%       99,438
                                                 $2,587,360
------------------------------------------------------------------------------------------------------------------------------
Orem Plaza Center       Orem, UT                $2,860,000 /        Retail        Fee      1975 / NAP     100%       85,221
Street                                           $2,466,617
------------------------------------------------------------------------------------------------------------------------------
Austin Buffs Plaza      Colorado Springs, CO    $2,660,000 /        Retail        Fee      1985 / NAP      93%       80,902
                                                 $2,294,126
------------------------------------------------------------------------------------------------------------------------------
Orem Plaza State        Orem, UT                $1,770,000 /        Retail        Fee      1975 / 2000     85%       27,497
Street                                           $1,526,543
------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------
                                                LEASE ROLLOVER SCHEDULE

                           # OF           AVERAGE BASE     % OF TOTAL    CUMULATIVE %    % OF TOTAL BASE      CUMULATIVE % OF
                          LEASES    RENT PER SQUARE FEET   SQUARE FEET  OF SQUARE FEET   RENTAL REVENUES        TOTAL RENTAL
          YEAR            ROLLING          ROLLING           ROLLING       ROLLING           ROLLING          REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------
         Vacant               13              --                7%             7%              --                  --
------------------------------------------------------------------------------------------------------------------------------
          2003                19            $8.44               7%            14%               7%                  7%
------------------------------------------------------------------------------------------------------------------------------
          2004                25            $8.81              10%            24%              11%                 18%
------------------------------------------------------------------------------------------------------------------------------
          2005                23            $7.59              18%            41%              16%                 34%
------------------------------------------------------------------------------------------------------------------------------
          2006                11            $15.01              4%            45%               7%                 41%
------------------------------------------------------------------------------------------------------------------------------
          2007                 9            $12.63              2%            47%               3%                 44%
------------------------------------------------------------------------------------------------------------------------------
          2008                11            $15.27              3%            49%               5%                 49%
------------------------------------------------------------------------------------------------------------------------------
          2009                 5            $8.17               7%            57%               7%                 57%
------------------------------------------------------------------------------------------------------------------------------
          2010                 3            $3.49               9%            66%               4%                 60%
------------------------------------------------------------------------------------------------------------------------------
          2011                 6            $13.03              9%            75%              15%                 75%
------------------------------------------------------------------------------------------------------------------------------
          2012                 3            $4.44               8%            82%               4%                 79%
------------------------------------------------------------------------------------------------------------------------------
     2013 & Beyond            12            $9.57              18%           100%              21%                100%
------------------------------------------------------------------------------------------------------------------------------


     PROPERTY MANAGEMENT. The GGP Properties are managed by General Growth Properties, or an affiliate thereof. There is no separate property management agreement.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. The GGP Borrower may obtain the release of one or more of the GGP Properties by defeasing an amount of the loan equal to 115% of the allocated loan amount of such GGP Property(ies), up to the first $20,900,000 portion of the loan prepaid or defeased, and 125% thereafter. Any release is subject to rating agency confirmation of no withdrawal or downgrading of the ratings of the REMIC certificates. The GGP Borrower may also obtain a release of one or more other parcels or outlots in connection with the expansion of other development of the GGP Properties. Any release of such parcels may occur only if there is no material diminution in the value of the GGP Properties and is subject to rating agency confirmation of no withdrawal or downgrading of the ratings of the REMIC certificates.

     Certain additional information regarding the GGP Portfolio Loan and the GGP Portfolio Properties is set forth on Appendix II hereto.


















                                     III-12

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 6 -- WESTGATE MARKETPLACE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL BALANCE:          $30,240,000

CUT-OFF DATE BALANCE:      $30,136,345

FIRST PAYMENT DATE:        8/01/2003

INTEREST RATE:             4.880%

AMORTIZATION:              360 months

ARD:                       NAP

HYPERAMORTIZATION:         NAP

MATURITY DATE:             7/01/2010

EXPECTED MATURITY BALANCE: $26,753,757

SPONSOR(S):                C. Patrick Oles Jr.

INTEREST CALCULATION:      Actual/360


CALL PROTECTION:           Lockout until the earlier  of June
                           26, 2006 or 2 years after the REMIC
                           startup date, with U.S. Treasury
                           defeasance thereafter, or, at the
                           Borrower's option, yield maintenance.
                           The loan is fully prepayable without
                           penalty from or after April 1, 2010.


LOAN PER SF:               $146.22

UP-FRONT RESERVES:         RE Tax:            $83,749

                           Tenant Occupancy:  $100,000



ONGOING RESERVES(1):       RE Tax:            $11,926 / month

                           Insurance:         $2,180 / month

                           TI/LC:             Springing

                           Cap Ex:            $2,576

                           Low Debt Service:  Springing


LOCKBOX(2):                Springing, Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:  Single Asset

PROPERTY TYPE:           Retail

PROPERTY SUB-TYPE:       Anchored

LOCATION:                Houston, TX

YEAR BUILT/RENOVATED:    2001,2002 / NAP

OCCUPANCY(3):            100.0%

SQUARE FOOTAGE:          206,100

THE COLLATERAL:          A newly constructed, grocery-anchored
                         retail center

OWNERSHIP INTEREST:      Fee



MAJOR TENANTS            % NRSF   RENT PSF     LEASE EXPIRATION
-------------            ------   --------     ----------------
HEB                      36.5%     $13.06         12/31/2015

Oshman's                 19.5%     $10.50         1/31/2013

Office Max                9.7%     $11.00         1/31/2018

Pier One                  4.9%     $17.25         7/31/2012


PROPERTY MANAGEMENT:     Barshop & Oles Company, Inc.

U/W NET OP. INCOME:      $3,166,046

U/W NET CASH FLOW:       $3,053,404

APPRAISED VALUE:         $39,000,000

CUT-OFF DATE LTV:        77.3%

MATURITY DATE LTV:       68.6%

DSCR:                    1.59x







--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1) TAXES AND INSURANCE. For six tenants, Kohl's, Pier 1, Washington Mutual, Oshman's, Office Max and HEB, representing 65.6% of the gross leasable income for the property, taxes and insurance are paid directly by such tenants. However, the loan documents require Borrower to cause the prompt payment of taxes and insurance attributable to the property and to submit each such tenant's paid tax receipts and evidence of payment for insurance prior to delinquency. TENANT IMPROVEMENTS - SPRINGING. A monthly deposit of $7,183.33 as a retenanting escrow shall be required on the first to occur of the following: (i) the property has not maintained a DSCR as of a testing date of at least 1.20x, (ii) Borrower's exercise of its right to transfer the property in accordance with the loan documents, or (iii) the occurrence of a default. However, such escrow shall not be required upon an approved assumption of the loan by an entity that maintains in excess of $250,000,000 in assets and a net worth in excess of $50,000,000. LOW DEBT SERVICE RESERVE - SPRINGING. Upon the occurrence of (a) a default or (b) a Low Debt Service Coverage Trigger Event (defined in note 2 below), all funds after the payment of debt service and required escrows will be placed into a Low Debt Service Reserve as additional collateral for the Loan, until such time as (1) the DSCR exceeds 1.15x for four consecutive quarters and (2) no default exists. Upon the establishment of such reserve, all operating expenses will be disbursed by Lender pursuant to a budget approved by Lender.

(2) In the event of (a) the occurrence of a default, or (b) Borrower's exercise of its right to transfer the property in accordance with the loan documents, all gross income and cash proceeds from to the property shall be deposited into an account with Wells Fargo Bank, N.A., as depositor in accordance with the Lockbox Agreement and the Four Party Lockbox Agreement. The cash sweep will end and all remaining cash will be returned to Borrower if the following conditions are satisfied: (a) no default exists and (b) Lender determines, in its sole discretion, that there has not occurred a Low Debt Service Coverage Trigger Event (meaning that the DSCR, as tested quarterly based on (i) Lender's determination of underwritable net operating income using applicable rating agency criteria and (ii) the actual debt coverage, falls below 1.15x with respect to the four consecutive testing dates immediately preceding Borrower's request for such release).

(3)  Occupancy as of June 16, 2003.


THE WESTGATE MARKETPLACE LOAN

     THE LOAN. The sixth largest loan (the "Westgate Marketplace Loan") is evidenced by a promissory note secured by a first priority mortgage encumbering the 206,100 square foot, grocery-anchored retail shopping center located in Houston, Texas (the "Westgate Marketplace Property"). The Westgate Marketplace Loan was originated on June 24, 2003 by Wells Fargo Bank, National Association.

                                     III-13

     THE BORROWER. The borrower is Fry Road Retail, Ltd., a Texas limited partnership (the "Westgate Marketplace Borrower") that owns no material assets other than the Westgate Marketplace Property and related interests. The Westgate Marketplace Borrower and its general partner, B&O Fry Road Investors, Ltd., a Texas limited partnership, are both single purpose entities. The Westgate Marketplace Borrower is owned by an affiliate of Barshop & Oles Company, Inc. (50%) and HEB Grocery Company LP (50%). Barshop & Oles Company is a full-service commercial real estate firm engaged in the acquisition, development and management of retail, industrial and office properties. The company and its affiliates currently own and/or manage more than twenty properties valued in excess of $200 million consisting of approximately 3.0 million square feet of office, industrial and community shopping center properties. HEB Grocery Company (shadow rated A by S&P) is one of the nation's largest family owned food retailers with 300 stores and long-term Wells Fargo Bank customer.

     THE PROPERTY. The Westgate Marketplace Property, located in Houston, Texas, is a newly constructed grocery-anchored retail center comprised of 206,100 square feet of collateral and an additional two parcels comprising approximately 90,000 square feet (leased to Kohl's and Washington Mutual) for which the tenants paid for the construction of improvements. The property was developed by the Westgate Marketplace Borrower between 2001 and 2002 and is situated at the intersection of Fry Rd and Interstate 10 (the major east-west arterial for Houston) in the Katy area of western Houston. The Westgate Marketplace Property is anchored by HEB Grocery Company, Oshman's (rated B/B3 by S&P and Moody's), Office Max, Pier One (rated BBB/Baa3 by S&P and Moody's) and Kohl's (rated A- by S&P, A3 by Moody's and A by Fitch). HEB reported sales of $491 per square foot as of year-end 2002. H.E. Butt Grocery Company is now the nation's 15th largest privately held company according to Forbes magazine. The company has over 300 stores and 50,000 employees in stores across Texas, southwest Louisiana and northern Mexico. As of June 16, 2003, the Westgate Marketplace Property was 100% leased to 25 tenants.


------------------------------------------------------------------------------------------------------------------------------
                                                LEASE ROLLOVER SCHEDULE

                           # OF           AVERAGE BASE     % OF TOTAL    CUMULATIVE %    % OF TOTAL BASE      CUMULATIVE % OF
                          LEASES         RENT PER SF       SQUARE FEET      OF SF        RENTAL REVENUES       TOTAL RENTAL
          YEAR            ROLLING          ROLLING          ROLLING        ROLLING            ROLLING        REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------
         Vacant               --              --               --             --               --                  --
------------------------------------------------------------------------------------------------------------------------------
          2003                --              --               --             --               --                  --
------------------------------------------------------------------------------------------------------------------------------
          2004                --              --               --             --               --                  --
------------------------------------------------------------------------------------------------------------------------------
          2005                --              --               --             --               --                  --
------------------------------------------------------------------------------------------------------------------------------
          2006                 9            $19.57            13%             13%              15%                15%
------------------------------------------------------------------------------------------------------------------------------
          2007                 3            $22.45             3%             15%              3%                 18%
------------------------------------------------------------------------------------------------------------------------------
          2008                 4            $19.55             6%             21%              7%                 25%
------------------------------------------------------------------------------------------------------------------------------
          2009                --              --               --             21%              --                 25%
------------------------------------------------------------------------------------------------------------------------------
          2010                --              --               --             21%              --                 25%
------------------------------------------------------------------------------------------------------------------------------
          2011                --              --               --             21%              --                 25%
------------------------------------------------------------------------------------------------------------------------------
          2012                 3            $18.54             9%             30%              10%                35%
------------------------------------------------------------------------------------------------------------------------------
     2013 & beyond             6            $15.85            70%            100%              65%                100%
------------------------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The Westgate Marketplace Property is managed by Barshop & Oles Company, Inc., which is an affiliate of the Westgate Marketplace Borrower.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Westgate Marketplace Loan and the Westgate Marketplace Property is set forth on Appendix II hereto.









                                     III-14

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 7 -- SUN VALLEY APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL BALANCE:          $30,000,000

CUT-OFF DATE BALANCE:      $28,880,522

FIRST PAYMENT DATE:        1/01/2003

INTEREST RATE:             5.080%

AMORTIZATION:              180 months

ARD:                       NAP

HYPERAMORTIZATION:         NAP

MATURITY DATE:             12/01/2017


EXPECTED MATURITY BALANCE: $550,872

SPONSOR(S):                Arie Halpern; Sam Halpern; David
                           Halpern

INTEREST CALCULATION:      Actual/360


CALL PROTECTION:           Lockout until the earlier of
                           January 1, 2007 or 2 years after
                           the REMIC "start-up" date, with
                           U.S. Treasury defeasance permitted
                           thereafter.  Prepayable without
                           penalty from and after September 1,
                           2017.






LOAN PER SF:               $94,380.79



UP-FRONT RESERVES:          RE Tax:         $56,390


ONGOING RESERVES:           RE Tax:          $64,429 / month


LOCKBOX:                    None

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:  Single Asset

PROPERTY TYPE:           Multifamily

PROPERTY SUB-TYPE:       Garden

LOCATION:                Florham Park, NJ

YEAR BUILT/RENOVATED:    2002 / NAP

OCCUPANCY (1):           95.1%

UNITS:                   306

THE COLLATERAL:          Eighteen 3-story garden style apartment
                         buildings

OWNERSHIP INTEREST:      Fee




PROPERTY MANAGEMENT:     Sun Valley Plaza, LLC




U/W NET OP. INCOME:     $4,073,248

U/W NET CASH FLOW:      $4,012,048

APPRAISED VALUE:        $50,700,000

CUT-OFF DATE LTV:       57.0%

MATURITY DATE LTV:      1.1%

DSCR:                   1.40x












--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1)  Occupancy is based on the rent roll dated August 4, 2003.


THE SUN VALLEY APARTMENTS LOAN

     THE LOAN. The seventh largest loan (the "Sun Valley Apartments Loan") as evidenced by the Secured Promissory Note (the "Sun Valley Apartments Note") is secured by a first priority Mortgage and Security Agreement (the "Sun Valley Apartments Mortgage") encumbering an apartment complex located in Florham Park, New Jersey. The Sun Valley Apartments Loan was originated on November 12, 2002 by or on behalf of Principal Commercial Funding, LLC, a Delaware limited liability company ("PCF").

     THE BORROWER. The borrower is Sun Valley Plaza, LLC, a New Jersey limited liability company (the "Sun Valley Apartments Borrower"). The Sun Valley Apartments Borrower is a single purpose entity. The members of the Sun Valley Apartments Borrower are members of the Halpern and Wilf families. There are nineteen (19) members, with the largest interest held by Quayside Partners, LLC at thirteen percent (13%). No other member holds an interest in excess of seven percent (7%). There are fifteen (15) Managing Members. Any two of the Managing Members, one of which must be a member of the Halpern family, has the authority to manage the Sun Valley Apartments Borrower.

     THE PROPERTY. The Sun Valley Apartments Property, located in Florham Park, New Jersey, was originally constructed in 2002. The Sun Valley Apartments Property consists of eighteen (18) three-story garden-style apartment buildings containing 306 apartment units on 60.45 acres.



                                     III-15

     PROPERTY MANAGEMENT. The Sun Valley Apartments Property is managed by the Sun Valley Apartments Borrower.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. The Sun Valley Apartments Loan provides for the release of two (2) eight foot strips of land pursuant to a proposed roadway dedication. The property which would be released is non-income producing.

      Certain additional information regarding the Sun Valley Apartments Loan and the Sun Valley Apartments Property is set forth on Appendix II hereto.































                                     III-16

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 8 - TOWN SQUARE MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL BALANCE:      $20,900,000

CUT-OFF DATE BALANCE:  $20,900,000

FIRST PAYMENT DATE:    9/01/2003

INTEREST RATE:         3.750%

AMORTIZATION:          Interest Only

ARD:                   NAP

HYPERAMORTIZATION:     NAP

MATURITY DATE:         8/01/2008

EXPECTED MATURITY
BALANCE:               $20,900,000

SPONSOR(S) (1):        Kramont Realty Trust and Metropolitan
                       Life Insurance Company

INTEREST CALCULATION:  30/360

CALL PROTECTION:       Lockout until January 31, 2006.
                       Prepayment permitted in full only.
                       Borrower must pay a premium equal to the greater of a yield maintenance premium or 1% of the principal balance if prepayment occurs prior to the last 90 days of the term of the loan.

LOAN PER SF:           $74.75



UP-FRONT RESERVES:     RE Tax:         $726,235



ONGOING RESERVES(2):   RE Tax:          $73,242 / month

                       TI/LC:           Springing

LOCKBOX:               None

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:  Single Asset

PROPERTY TYPE:           Retail

PROPERTY SUB-TYPE:       Anchored

LOCATION:                Vestal, NY

YEAR BUILT/RENOVATED:    1992 / NAP

OCCUPANCY(3):            100.0%

SQUARE FOOTAGE:          279,601

THE COLLATERAL:          Eight single-story retail buildings

OWNERSHIP INTEREST:      Fee and Leasehold


                                                    LEASE
                                                    -----
MAJOR TENANTS           % NRSF      RENT PSF      EXPIRATION
-------------           ------      --------      ----------
Dick's Sporting Goods    17.0%       $10.25       1/31/2017

Lowes Entertainment      13.7%       $5.75        12/31/2013

TJ Maxx                  10.7%       $7.40        1/31/2008



PROPERTY MANAGEMENT:     Kramont Vestal Management Realty, LLC

U/W NET OP. INCOME:      $2,904,218

U/W NET CASH FLOW:       $2,761,447

APPRAISED VALUE:         $34,500,000

CUT-OFF DATE LTV:        60.6%

MATURITY DATE LTV:       60.6%

DSCR:                    3.52x



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1) Metropolitan Life Insurance Company is sponsor solely to the extent of its separate account known as the Tower Fund.

(2) The TI/LC escrow is suspended as long as certain conditions are met, including that at all times during the term of the loan at least ninety-two percent (92%) of the rentable square footage of the Town Square Mall Property (as defined below) is leased and occupied, and the leases for such space are at rates and on terms which are consistent with the market in the area in which the Town Square Mall Property is located.

(3)  Occupancy is based upon the rent roll dated June 1, 2003.


THE TOWN SQUARE MALL LOAN

     THE LOAN. The eighth largest loan (the "Town Square Mall Loan") as evidenced by an Amended and Restated Mortgage Note (the "Town Square Mall Note") is secured by a first priority Consolidation, Extension, Modification and Spreader Agreement (the "Town Square Mall Mortgage") encumbering a retail center containing approximately 279,601 square feet located in Vestal, New York (the "Town Square Mall Property"). The Town Square Mall Loan was originated by JHREF on July 25, 2003.

     THE BORROWER. The borrower is Vestal Town Square, LLC, a Delaware limited liability company (the "Town Square Mall Borrower"). The Town Square Mall Borrower is a bankruptcy-remote special purpose entity without an independent director. The sponsors are Kramont Realty Trust and Metropolitan Life Insurance Company. Metropolitan Life Insurance Company is sponsor solely to the extent of its separate account known as the Tower Fund.

     THE PROPERTY. The Town Square Mall Borrower's interest in the Town Square Mall Property is composed of approximately 279,601 square feet of retail space, consisting of (a) a fee simple interest in land and improvements and (b) a leasehold interest under a ground lease consisting of approximately 0.597 acres of land ("Ground Lease"). The Town Square Mall Property is 100% occupied as of June 1, 2003.

                                     III-17

     The Town Square Mall Property which secures the Town Square Mall Loan consists of one parcel of the greater retail center also known as Town Square Mall located in Vestal, New York. Collectively, the parcels comprising the greater Town Square Mall retail center contain approximately 632,000 square feet of retail space. The greater Town Square Mall retail center includes a Wal-Mart, Sam's Club and a Lowe's Home Improvement Center, which are not included in the parcel comprising the Town Square Mall Property and are not covered by the Town Square Mall Mortgage. Covenants, conditions and restriction agreements are in place between and among the various parcels comprising the greater Town Square Mall retail center ("CC&Rs"). The CC&Rs have been amended over time with flexibility granted to the owners of the other parcels in the greater Town Square Mall retail center to permit development and expansion of the Wal-Mart and Sam's Club stores on those other parcels.

     The Ground Lease does not contain the right of the lender to enter into a new lease if the ground tenant rejects the Ground Lease in a bankruptcy. But all rent due and payable for the entire term of the Ground Lease was paid at the commencement of the Ground Lease, and the tenant under the ground lease--currently, the Town Square Mall Borrower--has the right to purchase the fee interest in the ground leased premises at any time during the term of the Ground Lease for the sum of $10.00.


------------------------------------------------------------------------------------------------------------------------------
                                                LEASE ROLLOVER SCHEDULE

                           # OF           AVERAGE BASE     % OF TOTAL      CUMULATIVE %    % OF TOTAL BASE      CUMULATIVE % OF
                          LEASES     RENT PER SQUARE FEET  SQUARE FEET   OF SQUARE FEET     RENTAL REVENUES       TOTAL RENTAL
          YEAR            ROLLING          ROLLING          ROLLING          ROLLING            ROLLING         REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------
         Vacant             --                 --              --              --               --                   --
------------------------------------------------------------------------------------------------------------------------------
          2003               1             $18.00              1%              1%               2%                   2%
------------------------------------------------------------------------------------------------------------------------------
          2004               1             $14.00              2%              3%               2%                   4%
------------------------------------------------------------------------------------------------------------------------------
          2005              --                 --              --              3%               --                   4%
------------------------------------------------------------------------------------------------------------------------------
          2006              --                 --              --              3%               --                   4%
------------------------------------------------------------------------------------------------------------------------------
          2007              --                 --              --              3%               --                   4%
------------------------------------------------------------------------------------------------------------------------------
          2008               5             $11.11             28%             31%              21%                  25%
------------------------------------------------------------------------------------------------------------------------------
          2009               3             $21.05              7%             38%               9%                  34%
------------------------------------------------------------------------------------------------------------------------------
          2010              --                 --              --             38%               --                  34%
------------------------------------------------------------------------------------------------------------------------------
          2011              --                 --              --             38%               --                  34%
------------------------------------------------------------------------------------------------------------------------------
          2012               2             $15.17              3%             41%               4%                  38%
------------------------------------------------------------------------------------------------------------------------------
      2013 & Beyond          8             $19.25             59%            100%              62%                 100%
------------------------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The Town Square Mall Property is managed by Kramont Vestal Management, LLC, a real estate management company related to the Town Square Mall Borrower.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed. Certain indirect owners of the Town Square Mall Borrower, namely Kramont Realty Trust, Kramont Operating Partnership, L.P., Vestal Tower, LLC or Metropolitan Life Insurance Company, may incur indebtedness as long as its indebtedness does not affect the compliance of the Town Square Mall Loan with the single purpose entity requirements or cause the assumptions or conclusions in the non-consolidation opinion delivered by the Town Square Mall Borrower in connection with the Town Square Mall Loan to be untrue or inaccurate.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Town Square Mall Loan and the Town Square Mall Property is set forth on Appendix II hereto.











                                     III-18

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 9 - CEDAR KNOLLS SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL BALANCE:          $20,000,000

CUT-OFF DATE BALANCE:      $19,965,143

FIRST PAYMENT DATE:        10/01/2003

INTEREST RATE:             4.750%

AMORTIZATION:              300

ARD:                       NAP

HYPERAMORTIZATION:         NAP

MATURITY DATE:             9/01/2013


EXPECTED MATURITY BALANCE: $14,870,986

SPONSOR(S):                Abe Oster; Daniel Oster

INTEREST CALCULATION:      Actual/360


CALL PROTECTION:           Lockout until the earlier of
                           October 1, 2007 or 2 years after
                           the REMIC "start-up" date, with
                           U.S. Treasury defeasance permitted
                           thereafter.  Prepayable without
                           penalty from and after June 1, 2013.

LOAN PER SF:               $73.96



UP-FRONT RESERVES:         None



ONGOING RESERVES:          RE Tax:       $42,672 / month



LOCKBOX:                   None


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:  Single Asset

PROPERTY TYPE:           Retail

PROPERTY SUB-TYPE:       Anchored

LOCATION:                Cedar Knolls, NJ

YEAR BUILT/RENOVATED:    1974 / 1999-2003

OCCUPANCY(1):            100.0%

SQUARE FOOTAGE:          269,961

THE COLLATERAL:          Multi-tenant, anchored retail community
                         shopping center

OWNERSHIP INTEREST:      Fee



MAJOR TENANTS            % NRSF   RENT PSF     LEASE EXPIRATION
-------------            ------   --------     ----------------

Wal-Mart                  37.9%        $8.34        5/31/2017

TJ Maxx                   19.7%        $15.92       3/31/2012

Foodtown Stop & Shop
Supermarket Company       11.4%        $4.36        1/31/2009

PROPERTY MANAGEMENT:     Interstate Realty Co., L.L.C.

U/W NET OP. INCOME:      $2,729,593

U/W NET CASH FLOW:       $2,538,529

APPRAISED VALUE:         $34,000,000

CUT-OFF DATE LTV:        58.7%

MATURITY DATE LTV:       43.7%

DSCR:                    1.86x


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1)  Occupancy is based on the rent roll dated August 6, 2003.

THE CEDAR KNOLLS SHOPPING CENTER LOAN

     THE LOAN. The ninth largest loan (the "Cedar Knolls Shopping Center Loan") as evidenced by the Secured Promissory Note (the "Cedar Knolls Shopping Center Note") is secured by a first priority Mortgage and Security Agreement (the "Cedar Knolls Shopping Center Mortgage") encumbering a retail center located in Cedar Knolls, New Jersey. The Cedar Knolls Shopping Center Loan was originated on August 6, 2003 by or on behalf of Principal Commercial Funding, LLC, a Delaware limited liability company ("PCF").

     THE BORROWER. The Borrower is Interstate Realty Co., L.L.C., a New Jersey limited liability company (the "Cedar Knolls Shopping Center Borrower"). The Cedar Knolls Shopping Center Borrower is a single purpose entity. The Cedar Knolls Shopping Center Borrower's manager is Abe Oster, who owns 57.5% of the Cedar Knolls Shopping Center Borrower, with the remaining 42.5% of the Cedar Knolls Shopping Center Borrower being owned by Daniel Oster.

     THE PROPERTY. The Cedar Knolls Shopping Center Property, located in Cedar Knolls, New Jersey, was originally constructed in 1974 and underwent extensive renovations from 1999-2003. The Cedar Knolls Shopping Center Property consists of a one-story retail building containing 269,961 square feet located on 25.30 acres.








                                     III-19

------------------------------------------------------------------------------------------------------------------------------
                                                LEASE ROLLOVER SCHEDULE

                           # OF          AVERAGE BASE      % OF TOTAL    CUMULATIVE %    % OF TOTAL BASE      CUMULATIVE % OF
                          LEASES     RENT PER SQUARE FEET  SQUARE FEET  OF SQUARE FEET    RENTAL REVENUES       TOTAL RENTAL
          YEAR            ROLLING          ROLLING           ROLLING       ROLLING           ROLLING          REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------
    Vacant                  --                --               --            --                --                   --
------------------------------------------------------------------------------------------------------------------------------
     2003                   --                --               --            --                --                   --
------------------------------------------------------------------------------------------------------------------------------
     2004                    1               $4.01             6%             6%               2%                     2%
------------------------------------------------------------------------------------------------------------------------------
     2005                    2              $11.34             5%            12%               5%                     8%
------------------------------------------------------------------------------------------------------------------------------
     2006                    3              $27.18             2%            14%               5%                    12%
------------------------------------------------------------------------------------------------------------------------------
     2007                    1               $6.00             2%            15%               1%                    13%
------------------------------------------------------------------------------------------------------------------------------
     2008                    1              $25.00             1%            16%               2%                    16%
------------------------------------------------------------------------------------------------------------------------------
     2009                    2               $8.20            19%            36%              14%                    30%
------------------------------------------------------------------------------------------------------------------------------
     2010                   --                --               --            36%              --                     30%
------------------------------------------------------------------------------------------------------------------------------
     2011                   --                --               --            36%              --                     30%
------------------------------------------------------------------------------------------------------------------------------
     2012                    2              $16.33            21%            56%              30%                    60%
------------------------------------------------------------------------------------------------------------------------------
 2013 & Beyond               3              $10.49            44%           100%              40%                   100%
------------------------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The Cedar Knolls Shopping Center Property is managed by the Cedar Knolls Shopping Center Borrower.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Cedar Knolls Shopping Center Loan and the Cedar Knolls Shopping Center Property is set forth on Appendix II hereto.


















                                     III-20

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 10 - 284 MOTT STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:          $20,000,000

CUT-OFF DATE BALANCE:      $19,930,598

FIRST PAYMENT DATE:        9/01/2003

INTEREST RATE:             4.550%

AMORTIZATION:              300 months

ARD:                       NAP

HYPERAMORTIZATION:         NAP

MATURITY DATE:             8/01/2018


EXPECTED MATURITY BALANCE: $11,062,167

SPONSOR(S):                Mark Kalimian and Linda
                           Berley

INTEREST CALCULATION:      Actual/360

CALL PROTECTION:          Lockout until the earlier of
                          June 24, 2007 or 2 years after
                          the REMIC startup date, with
                          greater of Yield Maintenance
                          thereafter, or, 1% of the
                          principal balance. The loan is
                          fully prepayable without penalty
                          from or after June 1, 2018.


LOAN PER UNIT:             $122,273.61

UP-FRONT RESERVES:         None

ONGOING RESERVES (1):      Taxes:      $56,139 / month

                           Insurance:  Springing

                           Cap Ex:     Springing

LOCKBOX(2):                Springing, Hard

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:  Single Asset

PROPERTY TYPE:           Multifamily

PROPERTY SUB-TYPE:       High Rise

LOCATION:                New York, NY

YEAR BUILT/RENOVATED:    1992

OCCUPANCY(3):            98.2%

UNITS:                   163

THE COLLATERAL:          163-unit, 10-story high rise apartment
                         building

OWNERSHIP INTEREST:      Fee




PROPERTY MANAGEMENT:     Mark Kalimian


U/W NET OP. INCOME:      $3,289,201

U/W NET CASH FLOW:       $3,248,450

APPRAISED VALUE:         $49,700,000

CUT-OFF DATE LTV:        40.1%

MATURITY DATE LTV:       22.3%

DSCR:                    2.42x

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1) A Trigger Event includes (i) Default, (ii) if the Debt Service Coverage Ratio is less than 2.00 (tested annually) or (iii) a transfer of the Property, a monthly amount of $3,368.66 is required for Capital Expenditures after a trigger event.

(2)  Springing Hard Lockbox upon occurrence of Default.

(3)  Occupancy as of July 2, 2003.

THE 284 MOTT STREET LOAN

     THE LOAN. The tenth largest loan (the "284 Mott Street Loan") is evidenced by a promissory note and is secured by a first priority Deed of Trust encumbering a 163-unit apartment complex located in New York, New York (collectively, the "284 Mott Street Property"). The 284 Mott Street loan was originated on July 21, 2003 by Wells Fargo Bank, National Association.

     THE BORROWER. The borrower is Almark Holding Co., LLC, a New York limited liability company (the "284 Mott Street Borrower). The 284 Mott Street Borrower is not a single purpose entity. The 284 Mott Street Borrower consists of two general partners, Mark Kalimian and Linda Berley (brother and sister), each owning 50% interest of the company. The carveout guarantors are Mark Kalimian and Linda Berley who have a reported aggregate net worth in excess of $189 million.

     THE PROPERTY. The 284 Mott Street Property is a 163-unit, 10-story apartment building constructed in 1992 located in the SoHo district of New York, New York. The property is 98.2% occupied as of July 2, 2003. The building contains approximately 92,088 rentable square feet and is situated on a 15,955 square foot (0.37 acre) site. The building has 40 studio apartments, 90 one-bedroom units, 27 two-bedroom units and 6 three-bedroom units. There is a laundry room with 8 washers and 8 dryers and a 32-car underground parking garage. Many of the units offer city views with some units having access to individual private balconies or terraces. The Property had been under rent stabilization guidelines during its first 10 years of operation but as of July 1, 2003, these restrictions expired and the Borrower may now charge market rates without any rental restrictions.

                                     III-21

     PROPERTY MANAGEMENT. The 284 Mott Street Property is self-managed by the 284 Mott Street Borrower.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed, with the exception of existing indebtedness in the aggregate original principal amount of $18,103,000 and $5,185,000 secured by other property owned by the 284 Mott Street Borrower.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the 284 Mott Street Loan and the 284 Mott Street Property is set forth on Appendix II hereto.




































                                     III-22

--------------------------------------------------------------------------------
[BEAR STEARNS LOGO OMITTED]   September 19, 2003   [MORGAN STANLEY LOGO OMITTED]
--------------------------------------------------------------------------------

                                 CMBS NEW ISSUE
                              COLLATERAL TERM SHEET

                   ------------------------------------------

                                 $1,097,261,000
                                  (APPROXIMATE)

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                  AS DEPOSITOR


                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                        PRINCIPAL COMMERCIAL FUNDING, LLC
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                     JOHN HANCOCK REAL ESTATE FINANCE, INC.
                            AS MORTGAGE LOAN SELLERS


                   ------------------------------------------

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2003-TOP12

                   ------------------------------------------


BEAR, STEARNS & CO. INC.                                         MORGAN STANLEY
CO-LEAD BOOKRUNNING MANAGER                         CO-LEAD BOOKRUNNING MANAGER

GOLDMAN, SACHS & CO.                        WELLS FARGO BROKERAGE SERVICES, LLC
CO-MANAGER                                                           CO-MANAGER


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,097,261,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2003-TOP12


TRANSACTION FEATURES
o       Sellers:

---------------------------------------------------------------------------------------------------
                                                 NO. OF    NO. OF      CUT-OFF DATE      % OF
SELLERS                                          LOANS   PROPERTIES    BALANCE ($)       POOL
---------------------------------------------------------------------------------------------------
 Bear Stearns Commercial Mortgage, Inc.           35         38        327,769,174      28.2
 Morgan Stanley Mortgage Capital Inc.             10         21        252,935,175      21.8
 Principal Commercial Funding, LLC                40         40        231,167,780      19.9
 Wells Fargo Bank, National Association           47         47        229,756,537      19.8
 John Hancock Real Estate Finance, Inc.           20         20        119,494,127      10.3
---------------------------------------------------------------------------------------------------
 TOTAL:                                          152         166      1,161,122,793    100.0
---------------------------------------------------------------------------------------------------

o   Loan Pool:

    o   Average Cut-off Date Balance: $7,638,966

    o   Largest Mortgage Loan by Cut-off Date Balance: $66,587,397

    o Five largest and ten largest loans: 22.3% and 32.7% of pool, respectively

o   Credit Statistics:

    o   Weighted average debt service coverage ratio of 2.13x

    o Weighted average current loan-to-value ratio of 59.7%; weighted average balloon loan-to-value ratio of 47.4%

o  Property Types:


                               [GRAPHIC OMMITTED]

                     Retail(2)                      52.0%
                     Office                         20.3%
                     Industrial                      8.9%
                     Multifamily                     8.3%
                     Other(1)                        8.1%
                     Hospitality                     1.5%
                     Self Storage                    0.9%

Notes: (1) "Other" collateral consists of Mixed Use, Leased Fee, and
       Manufactured Housing Community.

       (2) "Retail" collateral consists of 40.8% Anchored, 6.0% Unanchored, 2.0% Free Standing, 3.1% Shadow Anchored, and 0.1% Big Box.


o   Call Protection: (as applicable)

    o 61.8% of the pool (81 loans) has a lockout period ranging from 20 to 47 payments from origination, then defeasance provisions.

    o 26.5% of the pool (41 loans) has a lockout period ranging from 11 to 120 payments from origination, then the greater of yield maintenance and a prepayment premium of 1.0%.

    o 11.7% of the pool (30 loans) has a lockout period ranging from 25 to 60 payments from origination, then the greater of yield maintenance and a prepayment premium of 1.0%, and also permit defeasance two years following securitization.

o Collateral Information Updates: Updated loan information is expected to be part of the monthly certificateholder reports available from the Paying Agent in addition to detailed payment and delinquency information. Information provided by the Paying Agent is expected to be available at www.ctslink.com/cmbs. Updated annual property operating and occupancy information, to the extent delivered by borrowers, is expected to be available to Certificateholders from the Master Servicer through the Paying Agent's website.

o Bond Information: Cash flows are expected to be modeled by TREPP, CONQUEST and INTEX and are expected to be available on BLOOMBERG.

o Lehman Aggregate Bond Index: It is expected that this transaction will be included in the Lehman Aggregate Bond Index.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,097,261,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2003-TOP12


  OFFERED CERTIFICATES
  --------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       CERTIFICATE
             INITIAL                                                                    EXPECTED FINAL     INITIAL      PRINCIPAL
           CERTIFICATE    SUBORDINATION       RATINGS        AVERAGE      PRINCIPAL      DISTRIBUTION   PASS-THROUGH     TO VALUE
  CLASS    BALANCE(1)         LEVELS      (MOODY'S/FITCH)   LIFE(2)(3)   WINDOW(2)(4)       DATE(2)        RATE(5)       RATIO(6)
-----------------------------------------------------------------------------------------------------------------------------------
A-1       $218,000,000        12.000%        Aaa / AAA         3.75         1 - 59          9/13/08         [ ]%           52.5%
-----------------------------------------------------------------------------------------------------------------------------------
A-2       $130,600,000        12.000%        Aaa / AAA         5.98        59 - 78          4/13/10         [ ]%           52.5%
-----------------------------------------------------------------------------------------------------------------------------------
A-3       $185,900,000        12.000%        Aaa / AAA         7.00        78 - 102         4/13/12         [ ]%           52.5%
-----------------------------------------------------------------------------------------------------------------------------------
A-4       $487,288,000        12.000%        Aaa / AAA         9.55       102 - 119         9/13/13         [ ]%           52.5%
-----------------------------------------------------------------------------------------------------------------------------------
B          $30,479,000         9.375%        Aa2 / AA          9.91       119 - 119         9/13/13         [ ]%           54.1%
-----------------------------------------------------------------------------------------------------------------------------------
C          $31,931,000         6.625%         A2 / A          10.06       119 - 131         9/13/14         [ ]%           55.7%
-----------------------------------------------------------------------------------------------------------------------------------
D          $13,063,000         5.500%         A3 / A-         11.53       131 - 142         8/13/15         [ ]%           56.4%
-----------------------------------------------------------------------------------------------------------------------------------


  PRIVATE CERTIFICATES (7)
  ------------------------

-----------------------------------------------------------------------------------------------------------------------------------
             INITIAL
           CERTIFICATE                                                                                                 CERTIFICATE
           BALANCE OR                                                                  EXPECTED FINAL     INITIAL       PRINCIPAL
            NOTIONAL        SUBORDINATION      RATINGS       AVERAGE      PRINCIPAL     DISTRIBUTION    PASS-THROUGH     TO VALUE
  CLASS     AMOUNT(1)          LEVELS      (MOODY'S/FITCH)  LIFE(2)(3)  WINDOW(2)(4)       DATE(2)        RATE(5)        RATIO(6)
-----------------------------------------------------------------------------------------------------------------------------------
X-1      $1,161,122,793 (8)        ---        Aaa / AAA         ---          ---             ---         Variable Rate       ---

-----------------------------------------------------------------------------------------------------------------------------------
X-2      $1,097,720,000 (8)        ---        Aaa / AAA         ---          ---             ---         Variable Rate       ---
-----------------------------------------------------------------------------------------------------------------------------------
E           $14,514,000          4.250%       Baa1 / BBB+      12.02       142 - 152        6/13/16          [ ]%           57.2%
-----------------------------------------------------------------------------------------------------------------------------------
F            $7,257,000          3.625%       Baa2 / BBB       12.91       152 - 158       12/13/16          [ ]%           57.5%
-----------------------------------------------------------------------------------------------------------------------------------
G            $7,257,000          3.000%       Baa3 / BBB-      13.59       158 - 168        10/13/17         [ ]%           57.9%
-----------------------------------------------------------------------------------------------------------------------------------
H - O       $34,833,793            ---            ---           ---           ---             ---            [ ]%            ---
-----------------------------------------------------------------------------------------------------------------------------------

Notes:   (1)  In the case of each such Class, subject to a permitted variance of plus or minus 5%.

         (2) Based on the Structuring Assumptions, assuming 0% CPR, described in the Prospectus Supplement.

         (3)  Average life is expressed in terms of years.

         (4) Principal window is the period (expressed in terms of months and commencing with the month of November 2003) during which distributions of principal are expected to be made to the holders of each designated Class.

         (5) The Class A-1 and A-2 Certificates will accrue interest at a fixed rate. The Class A-3, A-4, B, C, D, E, F and G Certificates will each accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage rate or
              (iii) a rate equal to the weighted average net mortgage rate less a specified percentage. The Class X-1 and X-2 Certificates will accrue interest at a variable rate. The Class X-1 and X-2 Certificates will be collectively known as the "Class X Certificates."

         (6) Certificate Principal to Value Ratio is calculated by dividing each Class' Certificate Balance and the Certificate Balances of all Classes (if any) that are senior to such Class by the quotient of the aggregate pool balance and the weighted average pool loan to value ratio, calculated as described herein. The Class A-1, A-2, A-3 and A-4 Certificate Principal to Value Ratio is calculated based upon the aggregate of the Class A-1, A-2, A-3 and A-4 Certificate Balances.

         (7)  Certificates to be offered privately pursuant to Rule 144A.

         (8) The Class X-1 and Class X-2 Notional Amounts are defined herein and in the Prospectus Supplement.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,097,261,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2003-TOP12

I.  ISSUE CHARACTERISTICS

Issue Type:                       Public: Classes A-1, A-2, A-3, A-4, B, C and D (the "Offered Certificates")

                                  Private (Rule 144A): Classes X-1, X-2, E, F, G, H, J, K, L, M, N and O

Securities Offered:               $1,097,261,000 monthly pay, multi-class, sequential pay commercial mortgage REMIC
                                  Pass-Through Certificates, including seven principal and interest classes (Classes
                                  A-1, A-2, A-3, A-4, B, C, and D)

Sellers:                          Bear Stearns Commercial Mortgage, Inc., Morgan Stanley Mortgage Capital Inc.,
                                  Principal Commercial Funding, LLC, Wells Fargo Bank, National Association, and John
                                  Hancock Real Estate Finance, Inc.

Co-lead Bookrunning Managers:     Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated

Co-Managers:                      Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC

Master Servicer:                  Wells Fargo Bank, National Association

Primary Servicers:                Principal Global Investors, LLC (with respect to the individual loans sold by
                                  Principal Commercial Funding, LLC); John Hancock Real Estate Finance, Inc. (with respect to the individual loans sold by it); Wells Fargo Bank, National Association
                                  (with respect to the individual loans sold by it, Bear Stearns Commercial Mortgage,
                                  Inc., and Morgan Stanley Mortgage Capital Inc.).

Special Servicer:                 ARCap Servicing, Inc.

Trustee:                          LaSalle Bank National Association

Paying Agent and Registrar:       Wells Fargo Bank Minnesota, National Association

Cut-Off Date:                     October 1, 2003. For purposes of the information contained in this term sheet, scheduled payments due in October 2003 with respect to mortgage loans not having payment dates on the first of each month have been deemed received on October 1,
                                  2003, not the actual day on which such scheduled payments were due.

Expected Closing Date:            On or about October 14, 2003

Distribution Dates:               The  13th of each  month,  commencing  in  November  2003 (or if the 13th is not a business day, the next succeeding business day)

Advancing:                        The Master Servicer is required to advance delinquent monthly mortgage payments to the extent recoverable. If the Master Servicer determines that a previously made advance is not recoverable, the Master Servicer will reimburse itself from the
                                  Certificate Account for the amount of the advance, plus interest. The reimbursement will be taken first from principal distributable on the Certificates and then interest. The Master Servicer has discretion to defer to later periods any reimbursements that would be taken from interest on the Certificates. Reimbursement for previously made recoverable advances deferred pursuant to a workout will be taken from principal distributable on the Certificates.

Minimum Denominations:            $25,000 for the Class A-1, A-2, A-3 and A-4 Certificates and $100,000 for all other
                                  Offered Certificates and in multiples of $1 thereafter

Settlement Terms:                 DTC, Euroclear and Clearstream, same day funds, with accrued interest

Legal/Regulatory Status:          Classes A-1, A-2, A-3, A-4, B, C and D are expected to be eligible for exemptive relief under ERISA. No Class of Certificates is SMMEA eligible.

Risk Factors:                     THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS.
                                  SEE THE "RISK FACTORS" SECTION OF THE PROSPECTUS SUPPLEMENT AND THE "RISK FACTORS"
                                  SECTION OF THE PROSPECTUS

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,097,261,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2003-TOP12


II. STRUCTURE CHARACTERISTICS
    -------------------------

The Class A-1 and A-2 Certificates are fixed-rate, monthly pay, multi-class, sequential pay REMIC Pass-Through Certificates. The Class A-3, A-4, B, C, D, E, F and G Certificates will each accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage. The Class X-1 and X-2 Certificates will accrue interest at a variable rate. All Classes of Certificates derive their cash flows from the entire pool of Mortgage Loans.

IO STRUCTURE:

                              Month  0  18  30  42  54  66  78  90  96  Maturity

Class A-1    Aaa/AAA      [ %]                                         $218.0MM
Class A-2    Aaa/AAA      [ %]                                         $130.6MM
Class A-3    Aaa/AAA      [ %]                                         $185.9MM
Class A-4    Aaa/AAA      [ %]                                         $487.3MM
Class B      Aa2/AA       [ %]                                          $30.5MM
Class C      A2/A         [ %]                                          $31.9MM
Class D      A3/A-        [ %]                                          $13.1MM
Class E      Baa1/BBB+    [ %]           [BAR GRAPH OMITTED]            $14.5MM
Class F      Baa2/BBB     [ %]                                           $7.3MM
Class G      Baa3/BBB-    [ %]                                           $7.3MM
Class H      Ba1/BB+      [ %]                                           $5.8MM
Class J      Ba2/BB       [ %]                                           $5.8MM
Class K      Ba3/BB-      [ %]                                           $2.9MM
Classes L-0  B1/B+ to NR  [ %]                                          $20.3MM

[ ] X-1 + X-2 IO Strip    [ ] X-1 Notional    [ ] X-2 Notional    NR = Not Rated


                                [LEGEND OMITTED]



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,097,261,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2003-TOP12

Class X-1 and X-2 Notional
Balances:                         The Notional Amount of the Class X-1 Certificates will be equal to the aggregate of the Certificate Balances of the classes of Principal Balance Certificates outstanding from time to time. The Notional Amount of the Class X-2 Certificates will equal:

                                      o    during the period from the Closing Date through and including the
                                           Distribution Date occurring in April 2005, the sum of (a) the lesser of
                                           $174,917,000 and the Certificate Balance of the Class A-1 Certificates
                                           outstanding from time to time and (b) the aggregate of the Certificate
                                           Balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class
                                           D, Class E, Class F, Class G, Class H, Class J and Class K Certificates
                                           outstanding from time to time;

                                      o    during the period following the Distribution Date occurring in April 2005 through and including the Distribution Date occurring in April 2006, the sum of (a) the lesser of $114,520,000 and the Certificate Balance of the
                                           Class A-1 Certificates outstanding from time to time (b) the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class A-4, Class B,
                                           Class C, Class D, Class E, Class F, and Class G Certificates outstanding from time to time and (c) the lesser of $1,051,000 and the Certificate
                                           Balance of the Class H Certificates outstanding from time to time;

                                      o    during the period following the Distribution Date occurring in April 2006 through and including the Distribution Date occurring in April 2007, the sum of (a) the lesser of $56,563,000 and the Certificate Balance of the
                                           Class A-1 Certificates outstanding from time to time, (b) the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class A-4, Class B,
                                           Class C and Class D Certificates outstanding from time to time and (c) the lesser of $8,375,000 and the Certificate Balance of the Class E
                                           Certificates outstanding from time to time;

                                      o    during the period following the Distribution Date occurring in April 2007 through and including the Distribution Date occurring in April 2008, the sum of (a) the lesser of $85,051,000 and the Certificate Balance of the
                                           Class A-2 Certificates outstanding from time to time, (b) the aggregate of the Certificate Balances of the Class A-3, Class A-4, Class B and Class C
                                           Certificates outstanding from time to time and (c) the lesser of
                                           $1,421,000 and the Certificate Balance of the Class D Certificates
                                           outstanding from time to time;

                                      o    during the period following the Distribution Date occurring in April 2008 through and including the Distribution Date occurring in April 2009, the sum of (a) the lesser of $148,324,000 and the Certificate Balance of the
                                           Class A-3 Certificates outstanding from time to time, (b) the Certificate
                                           Balance of the Class A-4 and Class B Certificates outstanding from time to time and (c) the lesser of $16,453,000 and the Certificate Balance of the
                                           Class C Certificates outstanding from time to time;


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,097,261,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2003-TOP12

                                      o    during the period following the Distribution Date occurring in April 2009 through and including the Distribution Date occurring in April 2010, the sum of (a) the lesser of $51,722,000 and the Certificate Balance of the
                                           Class A-3 Certificates outstanding from time to time, (b) the Certificate
                                           Balance of the Class A-4 and Class B Certificates outstanding from time to time and (c) the lesser of $1,937,000 and the Certificate Balance of the
                                           Class C Certificates outstanding from time to time;

                                      o    during the period following the Distribution Date occurring in April 2010 through and including the Distribution Date occurring in April 2011, the sum of (a) the lesser of $423,463,000 and the Certificate Balance of the
                                           Class A-4 certificates outstanding from time to time and (b) the lesser of
                                           $21,292,000 and the Certificate Balance of the Class B Certificates
                                           outstanding from time to time;

                                      o    during the period following the Distribution Date occurring in April 2010 through and including the Distribution Date occurring in April 2011, the sum of (a) the lesser of $423,463,000 and the Certificate Balance of the
                                           Class A-4 certificates outstanding from time to time and (b) the lesser of
                                           $21,292,000 and the Certificate Balance of the Class B Certificates
                                           outstanding from time to time; o during the period following the
                                           Distribution Date occurring in April 2011 through and including the
                                           Distribution Date occurring in October 2011, the sum of (a) the lesser of
                                           $400,483,000 and the Certificate Balance of the Class A-4 certificates outstanding from time to time and (b) the lesser of $16,433,000 and the
                                           Certificate Balance of the Class B Certificates outstanding from time to time; and

                                      o    Following the Distribution Date occurring in October 2011, $0.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,097,261,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2003-TOP12

Class X-1 Pass-Through Rate:      The Pass-Through Rate applicable to the Class X-1 Certificates for the initial
                                  Distribution Date will equal approximately [__]% per annum. The Pass-Through Rate applicable to the Class X-1 Certificates for each Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the "Class X-1 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-1
                                  Certificates outstanding immediately prior to the related Distribution Date
                                  (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of one of the classes of the Principal Balance Certificates. In general, the Certificate Balance of each class of Principal Balance Certificates will constitute a separate component of the total Notional Amount of the Class X-1 Certificates; provided that, if a portion, but not all, of the Certificate Balance of any particular class of
                                  Principal Balance Certificates is identified under "--Certificate Balance" in the prospectus supplement as being part of the total Notional Amount of the Class X-2
                                  Certificates immediately prior to any Distribution Date, then that identified portion of such Certificate Balance will also represent one or more separate components of the total Notional Amount of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date, and the remaining portion of such Certificate Balance will represent one or more other separate components of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring on or before October 2011, on any particular component of the total
                                  Notional Amount of the Class X-1 Certificates immediately prior to the related
                                  Distribution Date, the applicable Class X-1 Strip Rate will be calculated as follows:

                                      o    if such particular component consists of the entire Certificate Balance of any class of Principal Balance Certificates, and if such Certificate
                                           Balance also constitutes, in its entirety, a component of the total
                                           Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for
                                           such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule A of the prospectus supplement and (ii) the Pass-Through Rate for such Distribution
                                           Date for such class of Principal Balance Certificates;

                                      o    if such particular component consists of a designated portion (but not all)
                                           of the Certificate Balance of any class of Principal Balance Certificates, and if such designated portion of such Certificate Balance also constitutes a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable
                                           Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted
                                           Average Net Mortgage Rate for such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule A of the prospectus supplement and (ii) the Pass-Through
                                           Rate for such Distribution Date for such class of Principal Balance
                                           Certificates;


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,097,261,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2003-TOP12

                                      o    if such particular component consists of the entire Certificate Balance of any class of Principal Balance Certificates, and if such Certificate
                                           Balance does not, in whole or in part, also constitute a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage
                                           Rate for such Distribution Date, over (b) the Pass-Through Rate for such
                                           Distribution Date for such class of Principal Balance Certificates; and

                                      o    if such particular component consists of a designated portion (but not all)
                                           of the Certificate Balance of any class of Principal Balance Certificates, and if such designated portion of such Certificate Balance does not also constitute a component of the total Notional Amount of the Class X-2
                                           Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the
                                           Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the
                                           Pass-Through Rate for such Distribution Date for such class of Principal
                                           Balance Certificates.

                                  For any Distribution Date occurring after October 2011, the Certificate Balance of each class of Principal Balance Certificates will constitute a separate component of the total Notional Amount of the Class X-1 Certificates, and the applicable Class
                                  X-1 Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for
                                  such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates. Under no circumstances will the
                                  Class X-1 Strip Rate be less than zero.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,097,261,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2003-TOP12


Class X-2 Pass-Through Rate:      Distribution Date will equal approximately [__]% per annum. The Pass-Through Rate applicable to the Class X-2 Certificates for each Distribution Date subsequent to the initial Distribution Date and on or before the Distribution Date in October 2011 will equal the weighted average of the respective strip rates (the "Class X-2 Strip
                                  Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-2 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution
                                  Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of a specified class of Principal Balance Certificates. If all or a designated portion of the Certificate Balance of any class of Principal
                                  Balance Certificates is identified above as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that
                                  Certificate Balance (or designated portion thereof) will represent one or more separate components of the total Notional Amount of the Class X-2 Certificates for purposes of calculating the accrual of interest for the related Distribution Date.
                                  For any Distribution Date occurring on or before October 2011, on any particular component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, the applicable Class X-2 Strip Rate will equal the excess, if any, of:

                                      o    the lesser of (a) the rate per annum corresponding to such Distribution
                                           Date as set forth on Schedule A of the prospectus supplement and (b) the
                                           Weighted Average Net Mortgage Rate for such Distribution Date, over

                                      o    the Pass-Through Rate for such Distribution Date for the class of Principal
                                           Balance Certificates whose Certificate Balance, or a designated portion thereof, comprises such component.

                                           Under no circumstances will the Class X-2 Strip Rate be less than zero.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,097,261,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2003-TOP12



Prepayment Premium Allocation:        Any Prepayment Premiums/Yield Maintenance Charges collected with respect to a
                                      Mortgage Loan during any particular Collection Period will be distributed to the holders of each Class of Principal Balance Certificates (other than an excluded class as defined below) then entitled to distributions of principal on such
                                      Distribution Date in an amount equal to the lesser of (i) such Prepayment
                                      Premium/Yield Maintenance Charge and (ii) the Prepayment Premium/Yield
                                      Maintenance Charge multiplied by the product of (a) a fraction, the numerator of which is equal to the amount of principal distributed to the holders of that
                                      Class on the Distribution Date, and the denominator of which is the total principal distributed on that distribution date, and (b) a fraction not greater than one, the numerator of which is equal to the excess, if any, of the
                                      Pass-Through Rate applicable to that Class, over the relevant Discount Rate (as defined in the Prospectus Supplement), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the Mortgage Loan that prepaid, over the relevant Discount Rate.

                                      The portion, if any, of the Prepayment Premium/Yield Maintenance Charge
                                      remaining after such payments to the holders of the Principal Balance
                                      Certificates will be distributed to the holders of the Class X-1 Certificates and Class X-2 Certificates based on an [______] ratio through the Distribution
                                      Date in [______]. After the Distribution Date in [______] all Prepayment
                                      Premium/Yield Maintenance charges remaining after such payments to the holders of the Principal Balance Certificates will be distributed to the Class X-1
                                      Certificates. For the purposes of the foregoing, the Class H Certificates and below are the excluded classes.

                                      The following is an example of the Prepayment Premium Allocation under (ii)
                                      above based on the information contained herein and the following assumptions:

                                      o   Two Classes of Certificates: Class A-2 and X

                                      o   The characteristics of the Mortgage Loan being prepaid are as follows:

                                          -   Mortgage Rate: 6.00%

                                          -   Maturity Date: 10 years

                                      o   The Discount Rate is equal to 3.00%

                                      o   The Class A-2 Pass-Through Rate is equal to 4.00%

                                                                   CLASS A CERTIFICATES
                                     ---------------------------------------------------------------------------------
                                                                                                           YIELD
                                                                                                        MAINTENANCE
                                                      METHOD                            FRACTION         ALLOCATION
                                                                                     --------------    ---------------
                                                                                        CLASS A-2        CLASS A-2
                                                                                     --------------    ---------------
                                    (Class A-2 Pass-Through Rate - Discount Rate)     (4.00%-3.00%)
                                    ---------------------------------------------     -------------        33.33%
                                           (Mortgage Rate - Discount Rate)            (6.00%-3.00%)



                                                                   CLASS X CERTIFICATE
                                     ---------------------------------------------------------------------------------
                                                                                                           YIELD
                                                                                                        MAINTENANCE
                                                      METHOD                          FRACTION           ALLOCATION
                                     ------------------------------------------  ------------------  -----------------
                                            1 - Class A-2 YM Allocation              1 - 33.33%            66.67%

THE FOREGOING TERMS AND STRUCTURAL CHARACTERISTICS OF THE CERTIFICATES ARE IN ALL RESPECTS SUBJECT TO THE MORE DETAILED DESCRIPTION THEREOF IN THE PROSPECTUS, PROSPECTUS SUPPLEMENT AND POOLING AND SERVICING AGREEMENT.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,097,261,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2003-TOP12


III. SELLERS          Bear Stearns Commercial Mortgage, Inc. ("BSCMI")

                      The Mortgage Pool includes 35 Mortgage Loans, representing 28.2% of the Initial Pool Balance, that were originated by BSCMI and/or its affiliates.

                      BSCMI originates loans secured by retail, office, industrial, multifamily, self-storage and hotel properties as well as manufactured housing communities located in the United States. BSCMI and its affiliates originate and underwrite loans through four offices located throughout the United States. BSCMI loan origination and underwriting professionals are all full-time BSCMI employees.

                      Morgan Stanley Mortgage Capital Inc. ("MSMC")

                      The Mortgage Pool includes 10 Mortgage Loans, representing 21.8% of the Initial Pool Balance, that were originated by or on behalf of MSMC or purchased from a third party.

                      MSMC is an affiliate of Morgan Stanley & Co. Incorporated and was formed to originate and purchase mortgage loans secured by commercial and multifamily real estate.

                      Principal Commercial Funding, LLC ("PCF")

                      The Mortgage Pool includes 40 Mortgage Loans, representing 19.9% of the Initial Pool Balance, that were originated by PCF and/or its affiliates.

                      PCF is a wholly owned subsidiary of Principal Global Investors, LLC, which is a wholly owned subsidiary of Principal Life Insurance Company. PCF was formed as a Delaware limited liability company to originate and acquire loans secured by commercial and multi-family real estate. Each of the PCF loans was originated and underwritten by PCF and/or its affiliates.

                      Wells Fargo Bank, National Association ("Wells Fargo")

                      The Mortgage Pool includes 47 Mortgage Loans, representing 19.8% of the Initial Pool Balance, that were originated by Wells Fargo.

                      Wells Fargo is a national banking association and affiliate of Wells Fargo & Company that provides a full range of banking services to individual, agribusiness, real estate, commercial and small business customers. The loans originated by Wells Fargo were originated through its Capital Markets Group.

                      John Hancock Real Estate Finance, Inc. ("JHREF")

                      The Mortgage Pool includes 20 Mortgage Loans, representing 10.3% of the Initial Pool Balance, which were originated by JHREF and/or its affiliates.

                      JHREF is a wholly owned subsidiary of John Hancock Subsidiaries LLC, which, in turn, is a wholly owned subsidiary of John Hancock Life Insurance Company. JHREF was founded in 1982 and is headquartered in Boston, Massachusetts. Each of the JHREF loans was originated and underwritten by JHREF at their headquarters in Boston, Massachusetts.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,097,261,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2003-TOP12

IV.  COLLATERAL DESCRIPTION

                                TEN LARGEST LOANS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     CUT-OFF
                                                                 PROPERTY   CUT-OFF DATE   UNITS/   LOAN PER           DATE  BALLOON
 NO.            PROPERTY NAME                   CITY     STATE     TYPE        BALANCE       SF     UNIT/SF    DSCR    LTV     LTV
----- ------------------------------------ ------------- ----- ----------- ------------- ---------- --------- ------ ------- -------
  1.  West Valley Mall                     Tracy          CA   Retail        $66,587,397    621,697     $107  2.16x   61.5%   50.3%
----- ------------------------------------ ------------- ----- ----------- ------------- ---------- --------- ------ ------- -------
  2.  WestShore Plaza                      Tampa          FL   Retail        $65,922,009    356,024     $281  2.00x   63.3%   53.7%
----- ------------------------------------ ------------- ----- ----------- ------------- ---------- --------- ------ ------- -------
  3.  200 Berkeley  & Stephen L. Brown     Boston         MA   Office        $50,000,000  1,137,331     $132  2.98x   53.6%   53.6%
      Buildings
----- ------------------------------------ ------------- ----- ----------- ------------- ---------- --------- ------ ------- -------
  4.  360 Lexington                        New York       NY   Office        $38,600,000    251,382     $154  2.02x   59.4%   59.4%
----- ------------------------------------ ------------- ----- ----------- ------------- ---------- --------- ------ ------- -------
  5.  GGP Portfolio - Woodlands Village    Flagstaff      AZ   Retail         $8,057,206     91,858      $52  1.75x   67.8%   58.8%
      GGP Portfolio - Riverside Plaza      Provo          UT   Retail         $6,306,504    172,155      $52  1.75x   67.8%   58.8%
      GGP Portfolio - Division Crossing    Portland       OR   Retail         $6,097,614     93,729      $52  1.75x   67.8%   58.8%
      GGP Portfolio - River Pointe Plaza   West Jordan    UT   Retail         $4,406,595     51,311      $52  1.75x   67.8%   58.8%
      GGP Portfolio - Fort Union           Midvale        UT   Retail         $3,183,094     32,968      $52  1.75x   67.8%   58.8%
      GGP Portfolio - Halsey Crossing      Gresham        OR   Retail         $2,984,150     99,438      $52  1.75x   67.8%   58.8%
      GGP Portfolio - Orem Plaza Center    Orem           UT   Retail         $2,844,890     85,221      $52  1.75x   67.8%   58.8%
      GGP Portfolio - Austin Buffs Plaza   Colorado       CO   Retail         $2,645,947     80,902      $52  1.75x   67.8%   58.8%
      GGP Portfolio - Orem Plaza State     Orem           UT   Retail         $1,760,649     27,497      $52  1.75x   67.8%   58.8%
                                                                              ----------     ------      ---  -----   -----   -----
                               SUBTOTAL:                                     $38,286,649    735,079      $52  1.75X   67.8%   58.8%
----- ------------------------------------ ------------- ----- ----------- ------------- ---------- --------- ------ ------- -------
  6.  Westgate Marketplace                 Houston        TX   Retail        $30,136,345    206,100     $146  1.59x   77.3%   68.6%
----- ------------------------------------ ------------- ----- ----------- ------------- ---------- --------- ------ ------- -------
  7.  Sun Valley Apartments                Florham Park   NJ   Multifamily   $28,880,522        306  $94,381  1.40x   57.0%   1.1%
----- ------------------------------------ ------------- ----- ----------- ------------- ---------- --------- ------ ------- -------
  8.  Town Square Mall                     Vestal         NY   Retail        $20,900,000    279,601      $75  3.52x   60.6%   60.6%
----- ------------------------------------ ------------- ----- ----------- ------------- ---------- --------- ------ ------- -------
  9.  Cedar Knolls Shopping Center         Cedar Knolls   NJ   Retail        $19,965,143    269,961      $74  1.86x   58.7%   43.7%
----- ------------------------------------ ------------- ----- ----------- ------------- ---------- --------- ------ ------- -------
 10.  284 Mott Street                      New York       NY   Multifamily   $19,930,598        163 $122,274  2.42x   40.1%   22.3%
----- ------------------------------------ ------------- ----- ----------- ------------- ---------- --------- ------ ------- -------
      TOTALS/WEIGHTED AVERAGES                                              $379,208,663                      2.15X   60.8%   49.6%
------------------------------------------------------------------------------------------------------------------------------------

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,097,261,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2003-TOP12


CUT-OFF DATE BALANCE ($)
--------------------------------------------------------------------------------
                                            NO. OF       AGGREGATE
                                           MORTGAGE     CUT-OFF DATE      % OF
                                             LOANS       BALANCE ($)      POOL
--------------------------------------------------------------------------------
1 - 1,000,000                                  3          2,650,823        0.2
1,000,001 - 2,000,000                         36         55,398,149        4.8
2,000,001 - 3,000,000                         12         29,740,458        2.6
3,000,001 - 4,000,000                         23         80,306,086        6.9
4,000,001 - 5,000,000                         12         55,862,117        4.8
5,000,001 - 6,000,000                         11         61,475,610        5.3
6,000,001 - 7,000,000                          5         33,249,782        2.9
7,000,001 - 8,000,000                          5         38,067,307        3.3
8,000,001 - 9,000,000                          4         35,068,747        3.0
9,000,001 - 10,000,000                        12        115,479,267        9.9
10,000,001 - 15,000,000                       12        155,059,112       13.4
15,000,001 - 20,000,000                        9        159,452,413       13.7
20,000,001 - 25,000,000                        1         20,900,000        1.8
25,000,001 (greater than or equal to)          7        318,412,921       27.4
--------------------------------------------------------------------------------
TOTAL:                                       152      1,161,122,793      100.0
--------------------------------------------------------------------------------
Min:  659,077               Max: 66,587,397            Average: 7,638,966
--------------------------------------------------------------------------------



STATE
----------------------------------------------------------------------------
                                   NO. OF         AGGREGATE
                                  MORTGAGED      CUT-OFF DATE        % OF
                                 PROPERTIES       BALANCE ($)        POOL
----------------------------------------------------------------------------
Southern California                  26         112,524,018           9.7
Northern California                  14         108,297,348           9.3
Florida                              13         139,354,260          12.0
New York                             12         136,427,614          11.7
New Jersey                           11         121,643,094          10.5
Massachusetts                         7         104,661,338           9.0
Texas                                10          70,024,983           6.0
Arizona                               6          43,630,697           3.8
Virginia                              7          37,632,603           3.2
Illinois                              4          36,904,073           3.2
Maryland                              3          29,603,240           2.5
Other States                         53         220,419,525          19.0
----------------------------------------------------------------------------
 TOTAL:                             166       1,161,122,793         100.0
----------------------------------------------------------------------------



PROPERTY TYPE
----------------------------------------------------------------------------
                                   NO. OF         AGGREGATE
                                  MORTGAGED      CUT-OFF DATE        % OF
                                 PROPERTIES       BALANCE ($)        POOL
----------------------------------------------------------------------------
Retail                               76         603,749,609          52.0
Office                               22         235,577,872           0.3
Industrial                           29         103,125,363           8.9
Multifamily                          18          96,326,914           8.3
Mixed Use                             6          37,476,020           3.2
Other - Leased                        3          28,944,882           2.5
Manuf. Housing                        5          27,967,414           2.4
Hospitality                           4          17,398,853           1.5
Self Storage                          3          10,555,868           0.9
----------------------------------------------------------------------------
TOTAL:                              166       1,161,122,793         100.0
----------------------------------------------------------------------------



MORTGAGE RATE (%)
----------------------------------------------------------------------------
                                   NO. OF         AGGREGATE
                                  MORTGAGE       CUT-OFF DATE        % OF
                                    LOANS         BALANCE ($)        POOL
----------------------------------------------------------------------------
<= 4.500                             14         205,903,678          17.7
4.501 - 5.000                        24         248,244,041          21.4
5.001 - 5.500                        42         339,764,680          29.3
5.501 - 6.000                        52         245,812,968          21.2
6.001 - 6.500                        14          79,004,264           6.8
6.501 <=                              6          42,393,162           3.7
----------------------------------------------------------------------------
TOTAL:                              152       1,161,122,793         100.0
----------------------------------------------------------------------------
 Min: 3.430               Max: 7.520                 Wtd Avg: 5.147
----------------------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY (MOS)
----------------------------------------------------------------------------
                                   NO. OF         AGGREGATE
                                  MORTGAGE       CUT-OFF DATE        % OF
                                    LOANS         BALANCE ($)        POOL
----------------------------------------------------------------------------
1 - 60                                8         125,908,996          10.8
61 - 120                            122         884,723,271          76.2
121 - 180                            16         130,351,984          11.2
181 - 240                             6          20,138,542           1.7
----------------------------------------------------------------------------
TOTAL:                              152       1,161,122,793         100.0
----------------------------------------------------------------------------
 Min: 48                   Max: 240                   Wtd Avg:  112
----------------------------------------------------------------------------



REMAINING TERM TO STATED MATURITY (MOS)
----------------------------------------------------------------------------
                                   NO. OF         AGGREGATE
                                  MORTGAGE       CUT-OFF DATE        % OF
                                    LOANS         BALANCE ($)        POOL
----------------------------------------------------------------------------
1 - 60                                8         125,908,996          10.8
61 - 120                            122         884,723,271          76.2
121 - 180                            16         130,351,984          11.2
181 - 240                             6          20,138,542           1.7
----------------------------------------------------------------------------
TOTAL:                              152       1,161,122,793         100.0
----------------------------------------------------------------------------
 Min: 40                    Max: 239                 Wtd Avg: 109
----------------------------------------------------------------------------



REMAINING AMORTIZATION TERM (MOS)
----------------------------------------------------------------------------
                                   NO. OF         AGGREGATE
                                  MORTGAGE       CUT-OFF DATE        % OF
                                    LOANS         BALANCE ($)        POOL
----------------------------------------------------------------------------
Interest Only                        21         251,205,750          21.6
121 - 180                            13          76,078,078           6.6
181 - 240                            14          61,222,378           5.3
241 - 300                            38         314,416,237          27.1
301 - 360                            66         458,200,351          39.5
----------------------------------------------------------------------------
TOTAL:                              152       1,161,122,793         100.0
----------------------------------------------------------------------------
 Non Zero Min: 143               Max: 360          Non Zero Wtd Avg: 311
----------------------------------------------------------------------------



CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
----------------------------------------------------------------------------
                                   NO. OF         AGGREGATE
                                  MORTGAGE       CUT-OFF DATE        % OF
                                    LOANS         BALANCE ($)        POOL
----------------------------------------------------------------------------
<= 25.0                               2           2,998,003           0.3
25.1 - 35.0                           5          12,420,391           1.1
35.1 - 45.0                          14          92,021,210           7.9
45.1 - 55.0                          39         230,524,584          19.9
55.1 - 65.0                          51         492,409,215          42.4
65.1 - 75.0                          34         260,547,330          22.4
75.1 - 85.0                           7          70,202,061           6.0
----------------------------------------------------------------------------
TOTAL:                              152       1,161,122,793         100.0
----------------------------------------------------------------------------
 Min: 4.4                        Max: 77.3              Wtd Avg: 59.7
----------------------------------------------------------------------------



LOAN-TO-VALUE RATIO AT MATURITY (%)
----------------------------------------------------------------------------
                                   NO. OF         AGGREGATE
                                  MORTGAGE       CUT-OFF DATE        % OF
                                    LOANS         BALANCE ($)        POOL
----------------------------------------------------------------------------
 0.1 - 25.0                          24         121,960,965          10.5
 25.1 - 35.0                         15          69,769,136           6.0
 35.1 - 45.0                         26         143,093,894          12.3
 45.1 - 55.0                         50         438,407,608          37.8
 55.1 - 65.0                         33         334,301,382          28.8
 65.1 - 75.0                          4          53,589,808           4.6
----------------------------------------------------------------------------
TOTAL:                              152       1,161,122,793         100.0
----------------------------------------------------------------------------
  Min: 0.4                     Max: 69.9              Wtd Avg:  47.4
----------------------------------------------------------------------------

DEBT SERVICE COVERAGE RATIO (X)
----------------------------------------------------------------------------
                                   NO. OF         AGGREGATE
                                  MORTGAGE       CUT-OFF DATE        % OF
                                    LOANS         BALANCE ($)        POOL
----------------------------------------------------------------------------
 <= 1.25                              5          40,193,784           3.5
 1.26 - 1.35                          9          50,341,130           4.3
 1.36 - 1.45                         10          76,731,997           6.6
 1.46 - 1.55                         10          54,368,370           4.7
 1.56 - 1.65                         18         123,286,254          10.6
 1.66 - 1.75                         15         117,796,198          10.1
 1.76 - 1.85                          9          35,663,125           3.1
 1.86 <=                             76         662,741,936          57.1
----------------------------------------------------------------------------
TOTAL:                              152       1,161,122,793         100.0
----------------------------------------------------------------------------
  Min: 1.20                   Max: 35.43                Wtd Avg:  2.13
----------------------------------------------------------------------------


All numerical information concerning the Mortgage Loans is approximate. All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of Mortgage Loans secured by multiple properties. Sum of columns may not match "Total" due to rounding.






This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,097,261,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2003-TOP12



PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

-----------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                OCT-03            OCT-04           OCT-05         OCT-06          OCT-07          OCT-08
-----------------------------------------------------------------------------------------------------------------------------------
Locked Out                           100.00%            98.42%           97.25%         70.43%           66.34%          63.20%
Greater of YM and 1.00% (2)(3)         0.00%             1.58%            2.75%         29.57%           33.66%          36.80%
Greater of YM and 3.00% (2)(3)         0.00%             0.00%            0.00%          0.00%            0.00%           0.00%
Open                                   0.00%             0.00%            0.00%          0.00%            0.00%           0.00%
-----------------------------------------------------------------------------------------------------------------------------------
TOTALS                               100.00%           100.00%          100.00%        100.00%          100.00%         100.00%
-----------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding         $1,161,122,793    $1,144,206,170   $1,125,882,580  $1,106,145,246  $1,084,311,192    $939,560.401
% Initial Pool Balance               100.00%            98.54%           96.96%         95.27%           93.38%          80.92%
-----------------------------------------------------------------------------------------------------------------------------------



PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

-----------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions (cont'd)       OCT-09            OCT-10           OCT-11         OCT-12          OCT-13          OCT-14
-----------------------------------------------------------------------------------------------------------------------------------
Locked Out                             59.75%            65.82%           66.88%         58.59%          47.37%          44.87%
Greater of YM and 1.00% (2)(3)         38.07%            34.18%           33.12%         35.12%          52.63%          55.13%
Greater of YM and 3.00% (2)(3)          0.00%             0.00%            0.00%          0.00%           0.00%           0.00%
Open                                    2.17%             0.00%            0.00%          6.30%           0.00%           0.00%
-----------------------------------------------------------------------------------------------------------------------------------
TOTALS                                100.00%           100.00%          100.00%        100.00%         100.00%         100.00%
-----------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding            $884,137,964     $670,221,336     $637,816,584    $549,701,794    $84,500,895     $75,652,270
% Initial Pool Balance                 76.15%            57.72%           54.93%         47.34%           7.28%           6.52%
-----------------------------------------------------------------------------------------------------------------------------------



PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

-----------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions (cont'd)       OCT-15            OCT-16
-----------------------------------------------------------------------------------------------------------------------------------
Locked Out                             50.62%            50.80%
Greater of YM and 1.00% (2)(3)         49.38%            49.20%
Greater of YM and 3.00% (2)(3)          0.00%             0.00%
Open                                    0.00%             0.00%
-----------------------------------------------------------------------------------------------------------------------------------
TOTALS                                100.00%           100.00%
-----------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding            $54,404,076       $43,216,231
% Initial Pool Balance                  4.69%             3.72%
-----------------------------------------------------------------------------------------------------------------------------------

NOTES:
(1) The analysis is based on the Structuring Assumptions and a 0% CPR as discussed herein.

(2)  See Appendix II for a description of the Yield Maintenance.

(3)  DEF/YM1 loans have been modeled as Yield Maintenance.




This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                                         -------------------------------------------
[WELLS FARGO LOGO]                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.      For Additional Information please contact
WELLS FARGO BANK MINNESOTA, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               CTSLink Customer Service
CORPORATE TRUST SERVICES                            SERIES 2003-TOP12                                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                    Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                         -------------------------------------------

                                                                                           PAYMENT DATE:  11/13/2003
                                                                                           RECORD DATE:   10/31/2003

------------------------------------------------------------------------------------------------------------------------------------
                                 DISTRIBUTION DATE STATEMENT

                                      TABLE OF CONTENTS

                      ---------------------------------------------------------------------------------
                        STATEMENT SECTIONS                                                PAGE(S)
                        ------------------                                                -------
                        Certificate Distribution Detail                                      2
                        Certificate Factor Detail                                            3
                        Reconciliation Detail                                                4
                        Other Required Information                                           5
                        Cash Reconciliation Detail                                           6
                        Ratings Detail                                                       7
                        Current Mortgage Loan and Property Stratification Tables            8-10
                        Mortgage Loan Detail                                                 11
                        Principal Prepayment Detail                                          12
                        Historical Detail                                                    13
                        Delinquency Loan Detail                                              14
                        Specially Serviced Loan Detail                                     15-16
                        Modified Loan Detail                                                 17
                        Liquidated Loan Detail                                               18
                      ---------------------------------------------------------------------------------


        DEPOSITOR                                         MASTER SERVICER                              SPECIAL SERVICER
---------------------------------------------    -----------------------------------------    --------------------------------------
Bear Stearns Commercial Mortgage                 Wells Fargo Bank, N.A.                       ARCap Servicing, Inc.
Securities Inc.                                  45 Fremont Street, 2nd Floor                 5605 N. MacArthur Blvd.
383 Madison Avenue                               investorreporting@wellsfargo.com             Irving, TX 75038
New York, NY 10179                               San Francisco, CA 94105

Contact:       General Information Number        Contact:       Matilde Sanchez               Contact:       Chris Crouch
Phone Number:  (212) 272-2000                    Phone Number:                                Phone Number:  (972) 580-1688 Ext 333
---------------------------------------------    -----------------------------------------    --------------------------------------

This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the
Master Servicer, Special Servicer and others. Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.
------------------------------------------------------------------------------------------------------------------------------------

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                        Page 1 of 18

                                                                                         -------------------------------------------
[WELLS FARGO LOGO]                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.      For Additional Information please contact
WELLS FARGO BANK MINNESOTA, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               CTSLink Customer Service
CORPORATE TRUST SERVICES                            SERIES 2003-TOP12                                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                    Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                         -------------------------------------------

                                                                                           PAYMENT DATE:  11/13/2003
                                                                                           RECORD DATE:   10/31/2003

------------------------------------------------------------------------------------------------------------------------------------
                                                   CERTIFICATE DISTRIBUTION DETAIL


 Class\                  Pass-Through        Original        Beginning        Principal          Interest
Component     CUSIP          Rate            Balance          Balance        Distribution      Distribution
---------     -----          ----            -------          -------        ------------      ------------

  A-1                     0.000000%           0.00            0.00              0.00              0.00
  A-2                     0.000000%           0.00            0.00              0.00              0.00
  A-3                     0.000000%           0.00            0.00              0.00              0.00
  A-4                     0.000000%           0.00            0.00              0.00              0.00
   B                      0.000000%           0.00            0.00              0.00              0.00
   C                      0.000000%           0.00            0.00              0.00              0.00
   D                      0.000000%           0.00            0.00              0.00              0.00
   E                      0.000000%           0.00            0.00              0.00              0.00
   F                      0.000000%           0.00            0.00              0.00              0.00
   G                      0.000000%           0.00            0.00              0.00              0.00
   H                      0.000000%           0.00            0.00              0.00              0.00
   J                      0.000000%           0.00            0.00              0.00              0.00
   K                      0.000000%           0.00            0.00              0.00              0.00
   L                      0.000000%           0.00            0.00              0.00              0.00
   M                      0.000000%           0.00            0.00              0.00              0.00
   N                      0.000000%           0.00            0.00              0.00              0.00
  R-I                     0.000000%           0.00            0.00              0.00              0.00
 R-II                     0.000000%           0.00            0.00              0.00              0.00
 R-III                    0.000000%           0.00            0.00              0.00              0.00
 -----                    ---------           ----            ----              ----              ----
 Totals                                       0.00            0.00              0.00              0.00
 -----                    ---------           ----            ----              ----              ----
------------------------------------------------------------------------------------------------------------------------------------

                                       Realized Loss/                                             Current
 Class\            Prepayment         Additional Trust         Total           Ending          Subordination
Component           Premium            Fund Expenses        Distribution       Balance           Level (1)
---------           -------            -------------        ------------       -------           ---------

  A-1                0.00                 0.00                 0.00             0.00               0.00
  A-2                0.00                 0.00                 0.00             0.00               0.00
  A-3                0.00                 0.00                 0.00             0.00               0.00
  A-4                0.00                 0.00                 0.00             0.00               0.00
   B                 0.00                 0.00                 0.00             0.00               0.00
   C                 0.00                 0.00                 0.00             0.00               0.00
   D                 0.00                 0.00                 0.00             0.00               0.00
   E                 0.00                 0.00                 0.00             0.00               0.00
   F                 0.00                 0.00                 0.00             0.00               0.00
   G                 0.00                 0.00                 0.00             0.00               0.00
   H                 0.00                 0.00                 0.00             0.00               0.00
   J                 0.00                 0.00                 0.00             0.00               0.00
   K                 0.00                 0.00                 0.00             0.00               0.00
   L                 0.00                 0.00                 0.00             0.00               0.00
   M                 0.00                 0.00                 0.00             0.00               0.00
   N                 0.00                 0.00                 0.00             0.00               0.00
  R-I                0.00                 0.00                 0.00             0.00               0.00
 R-II                0.00                 0.00                 0.00             0.00               0.00
 R-III               0.00                 0.00                 0.00             0.00               0.00
 ------              ----                 ----                 ----             ----               ----
 Totals              0.00                 0.00                 0.00             0.00               0.00
 ------              ----                 ----                 ----             ----               ----
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                        Original      Beginning                                                         Ending
Class     CUSIP      Pass-Through       Notional       Notional       Interest        Prepayment       Total           Notional
                        Rate             Amount         Amount      Distribution       Premium      Distribution        Amount
-----     -----         ----             ------         ------      ------------       -------      ------------        ------

 X-1                  0.000000            0.00           0.00           0.00            0.00            0.00             0.00
 X-2                  0.000000            0.00           0.00           0.00            0.00            0.00             0.00
------------------------------------------------------------------------------------------------------------------------------------

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and deviding the result by (A).
------------------------------------------------------------------------------------------------------------------------------------

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                        Page 2 of 18

                                                                                         -------------------------------------------
[WELLS FARGO LOGO]                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.      For Additional Information please contact
WELLS FARGO BANK MINNESOTA, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               CTSLink Customer Service
CORPORATE TRUST SERVICES                            SERIES 2003-TOP12                                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                    Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                         -------------------------------------------

                                                                                           PAYMENT DATE:  11/13/2003
                                                                                           RECORD DATE:   10/31/2003

------------------------------------------------------------------------------------------------------------------------------------
                                                     CERTIFICATE FACTOR DETAIL

                                                                                             Realized Loss/
 Class\                      Beginning       Principal       Interest       Prepayment      Additional Trust       Ending
Component       CUSIP         Balance      Distribution    Distribution       Premium         Fund Expenses        Balance
---------       -----         -------      ------------    ------------       -------         -------------        -------

   A-1                      0.00000000      0.00000000       0.00000000     0.00000000        0.00000000          0.00000000
   A-2                      0.00000000      0.00000000       0.00000000     0.00000000        0.00000000          0.00000000
   A-3                      0.00000000      0.00000000       0.00000000     0.00000000        0.00000000          0.00000000
   A-4                      0.00000000      0.00000000       0.00000000     0.00000000        0.00000000          0.00000000
    B                       0.00000000      0.00000000       0.00000000     0.00000000        0.00000000          0.00000000
    C                       0.00000000      0.00000000       0.00000000     0.00000000        0.00000000          0.00000000
    D                       0.00000000      0.00000000       0.00000000     0.00000000        0.00000000          0.00000000
    E                       0.00000000      0.00000000       0.00000000     0.00000000        0.00000000          0.00000000
    F                       0.00000000      0.00000000       0.00000000     0.00000000        0.00000000          0.00000000
    G                       0.00000000      0.00000000       0.00000000     0.00000000        0.00000000          0.00000000
    H                       0.00000000      0.00000000       0.00000000     0.00000000        0.00000000          0.00000000
    J                       0.00000000      0.00000000       0.00000000     0.00000000        0.00000000          0.00000000
    K                       0.00000000      0.00000000       0.00000000     0.00000000        0.00000000          0.00000000
    L                       0.00000000      0.00000000       0.00000000     0.00000000        0.00000000          0.00000000
    M                       0.00000000      0.00000000       0.00000000     0.00000000        0.00000000          0.00000000
    N                       0.00000000      0.00000000       0.00000000     0.00000000        0.00000000          0.00000000
    R-I                     0.00000000      0.00000000       0.00000000     0.00000000        0.00000000          0.00000000
   R-II                     0.00000000      0.00000000       0.00000000     0.00000000        0.00000000          0.00000000
   R-III                    0.00000000      0.00000000       0.00000000     0.00000000        0.00000000          0.00000000
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
                         Beginning                                                   Ending
                          Notional          Interest             Prepayment         Notional
Class       CUSIP          Amount         Distribution            Premium            Amount
-----       -----          ------         ------------            -------            ------

 X-1                     0.00000000        0.00000000            0.00000000        0.00000000
 X-2                     0.00000000        0.00000000            0.00000000        0.00000000
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                        Page 3 of 18

                                                                                         -------------------------------------------
[WELLS FARGO LOGO]                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.      For Additional Information please contact
WELLS FARGO BANK MINNESOTA, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               CTSLink Customer Service
CORPORATE TRUST SERVICES                            SERIES 2003-TOP12                                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                    Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                         -------------------------------------------

                                                                                           PAYMENT DATE:  11/13/2003
                                                                                           RECORD DATE:   10/31/2003

------------------------------------------------------------------------------------------------------------------------------------

                                                       RECONCILIATION DETAIL

                ADVANCE SUMMARY                                              MASTER SERVICING FEE SUMMARY

  P & I Advances Outstanding                    0.00       Current Period Accrued Master Servicing Fees                    0.00
  Servicing Advances Outstanding                0.00       Less Master Servicing Fees on Delinquent Payments               0.00
                                                           Less Reductions to Master Servicing Fees                        0.00
  Reimbursements for Interest on P&I            0.00       Plus Master Servicing Fees on Delinquent Payments Received      0.00
  Advances paid from general collections                   Plus Adjustments for Prior Master Servicing Calculation         0.00
                                                           Total Master Servicing Fees Collected                           0.00
  Reimbursements for Interest on Servicing      0.00
  Advances paid from general collections

CERTIFICATE INTEREST RECONCILIATION
-------------------------------------------------------------------------------------------------------------  ---------------------
          Accrued        Net Aggregate     Distributable      Distributable        Additional                     Remaining Unpaid
        Certificate       Prepayment        Certificate    Certificate Interest    Trust Fund     Interest          Distributable
Class    Interest     Interest Shortfall     Interest          Adjustment           Expenses    Distribution    Certificate Interest
-------------------------------------------------------------------------------------------------------------  ---------------------
 A-1       0.00             0.00               0.00               0.00                0.00          0.00                0.00
 A-2       0.00             0.00               0.00               0.00                0.00          0.00                0.00
 A-3       0.00             0.00               0.00               0.00                0.00          0.00                0.00
 A-4       0.00             0.00               0.00               0.00                0.00          0.00                0.00
 X-1       0.00             0.00               0.00               0.00                0.00          0.00                0.00
 X-2       0.00             0.00               0.00               0.00                0.00          0.00                0.00
  B        0.00             0.00               0.00               0.00                0.00          0.00                0.00
  C        0.00             0.00               0.00               0.00                0.00          0.00                0.00
  D        0.00             0.00               0.00               0.00                0.00          0.00                0.00
  E        0.00             0.00               0.00               0.00                0.00          0.00                0.00
  F        0.00             0.00               0.00               0.00                0.00          0.00                0.00
  G        0.00             0.00               0.00               0.00                0.00          0.00                0.00
  H        0.00             0.00               0.00               0.00                0.00          0.00                0.00
  J        0.00             0.00               0.00               0.00                0.00          0.00                0.00
  K        0.00             0.00               0.00               0.00                0.00          0.00                0.00
  L        0.00             0.00               0.00               0.00                0.00          0.00                0.00
  M        0.00             0.00               0.00               0.00                0.00          0.00                0.00
  N        0.00             0.00               0.00               0.00                0.00          0.00                0.00
 R-I       0.00             0.00               0.00               0.00                0.00          0.00                0.00
R-II       0.00             0.00               0.00               0.00                0.00          0.00                0.00
R-III      0.00             0.00               0.00               0.00                0.00          0.00                0.00
-------------------------------------------------------------------------------------------------------------  ---------------------
Totals     0.00             0.00               0.00               0.00                0.00          0.00                0.00
-------------------------------------------------------------------------------------------------------------  ---------------------

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                        Page 4 of 18

                                                                                         -------------------------------------------
[WELLS FARGO LOGO]                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.      For Additional Information please contact
WELLS FARGO BANK MINNESOTA, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               CTSLink Customer Service
CORPORATE TRUST SERVICES                            SERIES 2003-TOP12                                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                    Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                         -------------------------------------------

                                                                                           PAYMENT DATE:  11/13/2003
                                                                                           RECORD DATE:   10/31/2003

------------------------------------------------------------------------------------------------------------------------------------

                                                     OTHER REQUIRED INFORMATION

                                                                          Additional Trust Fund Expenses/(Gains)             0.00
   Available Distribution Amount                           0.00
                                                                                Fees Paid to Special Servicer                0.00
                                                                                Interest on Advances                         0.00
                                                                                Other Expenses of Trust                      0.00

   Aggregate Number of Outstanding Loans                      0
   Aggregate Unpaid Principal Balance of Loans             0.00           Appraisal Reduction Amount
   Aggregate Stated Principal Balance of Loans             0.00           -------------------------------------------------------
                                                                                        Appraisal    Cumulative    Most Recent
                                                                               Loan     Reduction       ASER        App. Red.
                                                                              Number    Effected       Amount         Date
                                                                          -------------------------------------------------------

   Aggregate Amount of Servicing Fee                       0.00
   Aggregate Amount of Special Servicing Fee               0.00
   Aggregate Amount of Trustee Fee                         0.00
   Aggregate Primary Servicing Fee                         0.00
   Aggregate Paying Agent Fee                              0.00
   Aggregate Trust Fund Expenses                           0.00








                                                                          -------------------------------------------------------
                                                                              Total
                                                                          -------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                        Page 5 of 18

                                                                                         -------------------------------------------
[WELLS FARGO LOGO]                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.      For Additional Information please contact
WELLS FARGO BANK MINNESOTA, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               CTSLink Customer Service
CORPORATE TRUST SERVICES                            SERIES 2003-TOP12                                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                    Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                         -------------------------------------------

                                                                                           PAYMENT DATE:  11/13/2003
                                                                                           RECORD DATE:   10/31/2003

------------------------------------------------------------------------------------------------------------------------------------
                                                     CASH RECONCILIATION DETAIL

TOTAL FUNDS COLLECTED                                              TOTAL FUNDS DISTRIBUTED
  INTEREST:                                                          FEES:
    Interest paid or advanced                      0.00                Master Servicing Fee                            0.00
    Interest reductions due to Nonrecoverability                       Trustee Fee                                     0.00
    Determinations                                 0.00                Certificate Administration Fee                  0.00
    Interest Adjustments                           0.00                Insurer Fee                                     0.00
    Deferred Interest                              0.00                Miscellaneous Fee                               0.00
    Net Prepayment Interest Shortfall              0.00                  TOTAL FEES                                        ------
    Net Prepayment Interest Excess                 0.00                                                                      0.00
    Extension Interest                             0.00              ADDITIONAL TRUST FUND EXPENSES:
    Interest Reserve Withdrawal                    0.00                Reimbursement for Interest on Advances          0.00
      TOTAL INTEREST COLLECTED                         ------          ASER Amount                                     0.00
                                                         0.00          Special Servicing Fee                           0.00
  PRINCIPAL:                                                           Reduction of funds due to Non Recoverability
    Scheduled Principal                            0.00                Determination                                   0.00
    Unscheduled Principal                          0.00                Rating Agency Expenses                          0.00
      Principal Prepayments                        0.00                Attorney's Fees & Expenses                      0.00
      Collection of Principal after Maturity Date  0.00                Bankruptcy Expense                              0.00
      Recoveries from Liquidation and Insurance                        Taxes Imposed on Trust Fund                     0.00
      Proceeds                                     0.00                Advances Not Recovered                          0.00
      Excess of Prior Principal Amounts paid       0.00                Other Expenses                                  0.00
      Curtailments                                 0.00                  TOTAL ADDITIONAL TRUST FUND EXPENSES              ------
    Negative Amortization                          0.00                                                                      0.00
    Principal Adjustments                          0.00                  Interest Reserve Deposit                      0.00
      TOTAL PRINCIPAL COLLECTED                        ------
                                                         0.00        PAYMENTS TO CERTIFICATE HOLDERS & OTHERS:
  OTHER:                                                               Interest Distribution                           0.00
    Prepayment Penalties/Yield Maintenance         0.00                Principal Distribution                          0.00
    Repayment Fees                                 0.00                Yield Maintenance/Prepayment Penalties          0.00
    Borrower Option Extension Fees                 0.00                Borrower Option Extension Fees                  0.00
    Equity Payments Received                       0.00                Equity Payments Paid                            0.00
    Net Swap Counterparty Payments Received        0.00                Net Swap Counterparty Payments Paid             0.00
      TOTAL OTHER FUNDS COLLECTED:                     ------            TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS     ------
                                                         0.00                                                                0.00
TOTAL FUNDS COLLECTED                                  ------      TOTAL FUNDS DISTRIBUTED                                 ------
                                                         0.00                                                                0.00
                                                       ======                                                              ======

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                        Page 6 of 18

                                                                                         -------------------------------------------
[WELLS FARGO LOGO]                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.      For Additional Information please contact
WELLS FARGO BANK MINNESOTA, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               CTSLink Customer Service
CORPORATE TRUST SERVICES                            SERIES 2003-TOP12                                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                    Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                         -------------------------------------------

                                                                                           PAYMENT DATE:  11/13/2003
                                                                                           RECORD DATE:   10/31/2003

------------------------------------------------------------------------------------------------------------------------------------

                                                       RATINGS DETAIL
       ----------------------------------------------------------------------------------------------------------
                                               Original Ratings                        Current Ratings (1)
       Class            CUSIP         ---------------------------------        ----------------------------------
                                       Fitch       Moody's       S & P          Fitch       Moody's       S & P
       ----------------------------------------------------------------------------------------------------------
        A-1
        A-2
        A-3
        A-4
        X-1
        X-2
         B
         C
         D
         E
         F
         G
         H
         J
         K
         L
         M
         N
        R-I
       R-II
       R-III
       ----------------------------------------------------------------------------------------------------------
       NR  -  Designates that the class was not rated by the above agency at the time of original issuance.
       X   -  Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
       N/A -  Data not available this period.

     1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.


   Fitch, Inc.                              Moody's Investors Service                   Standard & Poor's Rating Services
   One State Street Plaza                   99 Church Street                            55 Water Street
   New York, New York 10004                 New York, New York 10007                    New York, New York 10041
   (212) 908-0500                           (212) 553-0300                              (212) 438-2430

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                        Page 7 of 18

                                                                                         -------------------------------------------
[WELLS FARGO LOGO]                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.      For Additional Information please contact
WELLS FARGO BANK MINNESOTA, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               CTSLink Customer Service
CORPORATE TRUST SERVICES                            SERIES 2003-TOP12                                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                    Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                         -------------------------------------------

                                                                                           PAYMENT DATE:  11/13/2003
                                                                                           RECORD DATE:   10/31/2003

------------------------------------------------------------------------------------------------------------------------------------
                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                                SCHEDULED BALANCE                                       STATE (3)

                                  % of                                                               % of
Scheduled    # of    Scheduled    Agg.   WAM           Weighted                 # of    Scheduled    Agg.   WAM          Weighted
 Balance    loans     Balance     Bal.   (2)   WAC    Avg DSCR (1)     State   Props.    Balance     Bal.   (2)   WAC   Avg DSCR (1)
---------- -------------------------------------------------------   --------- -----------------------------------------------------





























---------- -------------------------------------------------------   --------- -----------------------------------------------------
  Totals                                                               Totals
---------- -------------------------------------------------------   --------- -----------------------------------------------------

    See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                        Page 8 of 18

                                                                                         -------------------------------------------
[WELLS FARGO LOGO]                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.      For Additional Information please contact
WELLS FARGO BANK MINNESOTA, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               CTSLink Customer Service
CORPORATE TRUST SERVICES                            SERIES 2003-TOP12                                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                    Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                         -------------------------------------------

                                                                                           PAYMENT DATE:  11/13/2003
                                                                                           RECORD DATE:   10/31/2003

------------------------------------------------------------------------------------------------------------------------------------
                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                     DEBT SERVICE COVERAGE RATIO                                            PROPERTY TYPE (3)

                                     % of                                                               % of
Debt Service      # of   Scheduled   Agg.  WAM         Weighted                      # of   Scheduled   Agg.  WAM        Weighted
Coverage Ratio   loans    Balance    Bal.  (2)  WAC   Avg DSCR (1)   Property Type  Props.   Balance    Bal.  (2)  WAC  Avg DSCR (1)
--------------  --------------------------------------------------   -------------  ------------------------------------------------












--------------  --------------------------------------------------   -------------  ------------------------------------------------
    Totals                                                              Totals
--------------  --------------------------------------------------   -------------  ------------------------------------------------



                            NOTE RATE                                           SEASONING

                                     % of                                                               % of
    Note         # of    Scheduled   Agg.  WAM          Weighted                     # of   Scheduled   Agg.  WAM         Weighted
    Rate         loans    Balance    Bal.  (2)  WAC   Avg DSCR (1)     Seasoning    loans    Balance    Bal.  (2)  WAC  Avg DSCR (1)
--------------  --------------------------------------------------   -------------  ------------------------------------------------












--------------  --------------------------------------------------   -------------  ------------------------------------------------
    Totals                                                              Totals
--------------  --------------------------------------------------   -------------  ------------------------------------------------

    See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                        Page 9 of 18

                                                                                         -------------------------------------------
[WELLS FARGO LOGO]                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.      For Additional Information please contact
WELLS FARGO BANK MINNESOTA, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               CTSLink Customer Service
CORPORATE TRUST SERVICES                            SERIES 2003-TOP12                                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                    Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                         -------------------------------------------

                                                                                           PAYMENT DATE:  11/13/2003
                                                                                           RECORD DATE:   10/31/2003

------------------------------------------------------------------------------------------------------------------------------------
                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

        ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                   REMAINING STATED TERM (FULLY AMORTIZING LOANS)

  Anticipated                      % of                                Remaining                       % of
   Remaining    # of   Scheduled   Agg.   WAM         Weighted           Stated     # of   Scheduled   Agg.   WAM        Weighted
    Term (2)    loans   Balance    Bal.   (2)   WAC   Avg DSCR (1)        Term      loans   Balance    Bal.   (2)  WAC  Avg DSCR (1)
--------------  --------------------------------------------------   -------------  ------------------------------------------------












--------------  --------------------------------------------------   -------------  ------------------------------------------------
    Totals                                                              Totals
--------------  --------------------------------------------------   -------------  ------------------------------------------------


       REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                          AGE OF MOST RECENT FINANCIAL INFORMATION
                                                                      Age of Most
   Remaining                         % of                                Recent                        % of
  Amortization   # of    Scheduled    Agg.  WAM       Weighted         Financial    # of   Scheduled   Agg.   WAM         Weighted
      Term       loans    Balance     Bal.  (2)  WAC  Avg DSCR (1)    Information   loans   Balance    Bal.   (2)  WAC  Avg DSCR (1)
--------------  --------------------------------------------------   -------------  ------------------------------------------------












--------------  --------------------------------------------------   -------------  ------------------------------------------------
    Totals                                                              Totals
--------------  --------------------------------------------------   -------------  ------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new financial information becomes available from borrowers on an asset level. In all cases the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                       Page 10 of 18

                                                                                         -------------------------------------------
[WELLS FARGO LOGO]                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.      For Additional Information please contact
WELLS FARGO BANK MINNESOTA, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               CTSLink Customer Service
CORPORATE TRUST SERVICES                            SERIES 2003-TOP12                                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                    Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                         -------------------------------------------

                                                                                           PAYMENT DATE:  11/13/2003
                                                                                           RECORD DATE:   10/31/2003

------------------------------------------------------------------------------------------------------------------------------------
                                                        MORTGAGE LOAN DETAIL

                                                                                                Anticipated                   Neg.
Loan               Property                           Interest      Principal         Gross      Repayment     Maturity      Amort
Number    ODCR     Type (1)       City      State      Payment       Payment         Coupon        Date          Date        (Y/N)
------------------------------------------------------------------------------------------------------------------------------------

























------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------


              Beginning           Ending           Paid          Appraisal        Appraisal          Res.         Mod.
Loan          Scheduled         Scheduled          Thru          Reduction        Reduction         Strat.        Code
Number         Balance           Balance           Date             Date            Amount           (2)           (3)
------------------------------------------------------------------------------------------------------------------------------------

























------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------

    (1) Property Type Code                            (2) Resolution Strategy Code                        (3) Modification Code
    ----------------------                            ----------------------------                        ---------------------

- Multi-Family   OF - Office        1 - Modification  6 - DPO                 10 - Deed In Lieu Of       1 - Maturity Date Extension
- Retail         MU - Mixed Use     2 - Foreclosure     - REO                      Foreclosure           2 - Authorization Change
- Health Care    LO - Lodging       3 - Bankruptcy      - Resolved            11 - Full Payoff           3 - Principal Write-Off
- Industrial     SS - Self Storage  4 - Extension       - Pending Return      12 - Reps and Warranties   4 - Combination
- Warehouse      OT - Other         5 - Note Sale         to Master Servicer  13 - Other or TBD

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                       Page 11 of 18

                                                                                         -------------------------------------------
[WELLS FARGO LOGO]                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.      For Additional Information please contact
WELLS FARGO BANK MINNESOTA, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               CTSLink Customer Service
CORPORATE TRUST SERVICES                            SERIES 2003-TOP12                                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                    Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                         -------------------------------------------

                                                                                           PAYMENT DATE:  11/13/2003
                                                                                           RECORD DATE:   10/31/2003

------------------------------------------------------------------------------------------------------------------------------------
                                                     PRINCIPAL PREPAYMENT DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                          Principal Prepayment Amount                        Prepayment Penalties
               Offering Document    ---------------------------------------    --------------------------------------------------
Loan Number     Cross-Reference      Payoff Amount      Curtailment Amount      Prepayment Premium      Yield Maintenance Charge
------------------------------------------------------------------------------------------------------------------------------------






















------------------------------------------------------------------------------------------------------------------------------------
  Totals
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                       Page 12 of 18

                                                                                         -------------------------------------------
[WELLS FARGO LOGO]                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.      For Additional Information please contact
WELLS FARGO BANK MINNESOTA, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               CTSLink Customer Service
CORPORATE TRUST SERVICES                            SERIES 2003-TOP12                                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                    Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                         -------------------------------------------

                                                                                           PAYMENT DATE:  11/13/2003
                                                                                           RECORD DATE:   10/31/2003

------------------------------------------------------------------------------------------------------------------------------------
                                                         HISTORICAL DETAIL

-------------------------------------------------------------------------------------------------------------
                                             Delinquencies
-------------------------------------------------------------------------------------------------------------
Distribution    30-59 Days    60-89 Days    90 Days or More    Foreclosure         REO          Modifications
   Date         #  Balance    #  Balance    #       Balance    #   Balance     #   Balance       #   Balance
-------------------------------------------------------------------------------------------------------------




















-------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             Prepayments                              Rate and Maturities
--------------------------------------------------------------------------------
 Curtailments            Payoff            Next Weighted Avg.
 #   Balance          #   Balance            Coupon Remit                 WAM






















--------------------------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                       Page 13 of 18

                                                                                         -------------------------------------------
[WELLS FARGO LOGO]                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.      For Additional Information please contact
WELLS FARGO BANK MINNESOTA, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               CTSLink Customer Service
CORPORATE TRUST SERVICES                            SERIES 2003-TOP12                                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                    Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                         -------------------------------------------

                                                                                           PAYMENT DATE:  11/13/2003
                                                                                           RECORD DATE:   10/31/2003

------------------------------------------------------------------------------------------------------------------------------------
                                                      DELINQUENCY LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------

                     Offering            # of                                  Current           Outstanding         Status of
                     Document            Months          Paid Through           P & I              P & I             Mortgage
Loan Number      Cross-Reference         Delinq.            Date               Advances           Advances           Loan (1)
------------------------------------------------------------------------------------------------------------------------------------



























------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
    Resolution                                                  Actual           Outstanding
     Strategy          Servicing          Foreclosure            Loan             Servicing          Bankruptcy            REO
     Code (2)        Transfer Date            Date             Balance            Advances              Date               Date
------------------------------------------------------------------------------------------------------------------------------------



























------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------


                        (1) Status of Mortgage Loan                                     (2) Resolution Strategy Code
                        ---------------------------                                     ----------------------------

A - Payments Not Received      2 - Two Months Delinquent            1 - Modification   6 - DPO              10 - Deed In Lieu Of
    But Still in Grace Period  3 - Three or More Months Delinquent  2 - Foreclosure      - REO                   Foreclosure
B - Late Payment But Less      4 - Assumed Scheduled Payment        3 - Bankruptcy       - Resolved            - Full Payoff
    Than 1 Month Delinquent        (Performing Matured Loan)        4 - Extension        - Pending Return   12 - Reps and Warranties
0 - Current                    7 - Foreclosure                      5 - Note Sale                           13 -
1 - One Month Delinquent       9 - REO

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                       Page 14 of 18

                                                                                         -------------------------------------------
[WELLS FARGO LOGO]                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.      For Additional Information please contact
WELLS FARGO BANK MINNESOTA, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               CTSLink Customer Service
CORPORATE TRUST SERVICES                            SERIES 2003-TOP12                                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                    Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                         -------------------------------------------

                                                                                           PAYMENT DATE:  11/13/2003
                                                                                           RECORD DATE:   10/31/2003

------------------------------------------------------------------------------------------------------------------------------------
                                              SPECIALLY SERVICED LOAN DETAIL - PART 1

------------------------------------------------------------------------------------------------------------------------------------
                                  Offering            Servicing        Resolution
Distribution      Loan            Document             Transfer         Strategy        Scheduled        Property
    Date         Number       Cross-Reference            Date            Code (1)        Balance         Type (2)        State
------------------------------------------------------------------------------------------------------------------------------------































------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                      Net                                                                              Remaining
Interest           Actual          Operating          NOI                         Note           Maturity            Amortization
  Rate            Balance            Income           Date          DSCR          Date            Date                  Term
------------------------------------------------------------------------------------------------------------------------------------































------------------------------------------------------------------------------------------------------------------------------------

                                (1) Resolution Strategy Code                                    (2) Property Type Code
                                ----------------------------                                    ----------------------

1 - Modification        6 - DPO                      10 - Deed In Lieu Of               - Multi-Family              - Office
2 - Foreclosure           - REO                           Foreclosure                RT - Retail                 MU - Mixed use
3 - Bankruptcy            - Resolved                 11 - Full Payoff                   - Health Care            LO - Lodging
4 - Extension             - Pending Return           12 - Reps and Warranties        IN - Industrial             SS - Self Storage
5 - Note Sale               to Master Servicer       13 - Other or TBD               WH - Warehouse              OT - Other
                                                                                        - Mobile Home Park
------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                       Page 15 of 18

                                                                                         -------------------------------------------
[WELLS FARGO LOGO]                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.      For Additional Information please contact
WELLS FARGO BANK MINNESOTA, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               CTSLink Customer Service
CORPORATE TRUST SERVICES                            SERIES 2003-TOP12                                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                    Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                         -------------------------------------------

                                                                                           PAYMENT DATE:  11/13/2003
                                                                                           RECORD DATE:   10/31/2003

------------------------------------------------------------------------------------------------------------------------------------
                                              SPECIALLY SERVICED LOAN DETAIL - PART 2

------------------------------------------------------------------------------------------------------------------------------------

                         Offering      Resolution     Site
Distribution   Loan      Document       Strategy   Inspection                Appraisal  Appraisal     Other REO
   Date       Number  Cross-Reference   Code (1)      Date     Phase 1 Date     Date      Value    Property Revenue      Comment
------------------------------------------------------------------------------------------------------------------------------------





























------------------------------------------------------------------------------------------------------------------------------------

                                                  1) Resolution Strategy Code
                                                  ---------------------------

                1 - Modification                6 - DPO                             10 - Deed In Lieu Of
                2 - Foreclosure                   - REO                                  Foreclosure
                3 - Bankruptcy                    - Resolved                        11 - Full Payoff
                4 - Extension                     - Pending Return                  12 - Reps and Warranties
                5 - Note Sale                       to Master Servicer              13 - Other or TBD

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                       Page 16 of 18

                                                                                         -------------------------------------------
[WELLS FARGO LOGO]                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.      For Additional Information please contact
WELLS FARGO BANK MINNESOTA, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               CTSLink Customer Service
CORPORATE TRUST SERVICES                            SERIES 2003-TOP12                                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                    Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                         -------------------------------------------

                                                                                           PAYMENT DATE:  11/13/2003
                                                                                           RECORD DATE:   10/31/2003

------------------------------------------------------------------------------------------------------------------------------------
                                                        MODIFIED LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------


                        Offering
        Loan            Document          Pre-Modification
        Number      Cross-Reference            Balance          Modification Date               Modification Description
------------------------------------------------------------------------------------------------------------------------------------























------------------------------------------------------------------------------------------------------------------------------------
       Totals
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                       Page 17 of 18

                                                                                         -------------------------------------------
[WELLS FARGO LOGO]                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.      For Additional Information please contact
WELLS FARGO BANK MINNESOTA, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               CTSLink Customer Service
CORPORATE TRUST SERVICES                            SERIES 2003-TOP12                                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                    Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                         -------------------------------------------

                                                                                           PAYMENT DATE:  11/13/2003
                                                                                           RECORD DATE:   10/31/2003

------------------------------------------------------------------------------------------------------------------------------------
                                                       LIQUIDATED LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------

                   Final Recovery            Offering
   Loan             Determination            Document              Appraisal        Appraisal          Actual            Gross
  Number                Date              Cross-Reference             Date            Value            Balance         Proceeds
------------------------------------------------------------------------------------------------------------------------------------
























------------------------------------------------------------------------------------------------------------------------------------
 Current Total
------------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                  Gross Proceeds             Aggregate             Net           Net Proceeds                            Repurchased
   Loan             as a % of               Liquidation        Liquidation        as a % of           Realized            by Seller
  Number          Actual Balance             Expenses *          Proceeds       Actual Balance          Loss                (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
























------------------------------------------------------------------------------------------------------------------------------------
 Current Total
------------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
------------------------------------------------------------------------------------------------------------------------------------

       * Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                       Page 18 of 18

PROSPECTUS

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                   (DEPOSITOR)

     Consider carefully the risk factors beginning on page 7 in this prospectus.

     The securities to be issued are mortgage backed certificates issued by a trust. The securities represent interests only in the related trust fund and do not represent interests in or obligations of Bear Stearns Commercial Mortgage Securities Inc.

     Unless otherwise specified in the applicable prospectus supplement, neither the certificates nor the underlying assets are insured or guaranteed by any governmental agency or other person.

     This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

THE TRUST FUNDS--

     (1) A new trust fund will be established to issue each series of certificates.

     (2) Each trust fund will consist primarily of loans secured by pledges of commercial, multifamily residential or mixed use properties.

     (3) A new trust fund may also include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, and interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements.

THE CERTIFICATES--

     (1) Each series of certificates will be issued as part of a designated series that may include one or more classes.

     (2) Each series of certificates will represent the entire beneficial ownership interest in the related trust fund and will be paid only from the related trust fund assets.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is August 13, 2003.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
               PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT

     We provide information about the certificates in two separate documents that progressively provide more detail. These documents are:

     o this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and

     o the prospectus supplement for a series of certificates, which will describe the specific terms of that series of certificates.

     You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

     We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed. The table of contents of this prospectus and the table of contents included in the applicable prospectus supplement list the pages on which these captions are located. You can also find references to key topics in the table of contents on the preceding page.

     You can find the definitions of capitalized terms that are used in this prospectus beginning on page 111 of this prospectus under the caption "Glossary."

                                TABLE OF CONTENTS


SUMMARY OF PROSPECTUS.............................................................................................6
RISK FACTORS......................................................................................................7
        Risks Relating to the Certificates........................................................................7
        Risks Relating to the Mortgage Loans.....................................................................11
DESCRIPTION OF THE TRUST FUNDS...................................................................................19
        General..................................................................................................19
        Mortgage Loans...........................................................................................19
        MBS......................................................................................................28
        Certificate Accounts.....................................................................................29
        Credit Support...........................................................................................30
        Cash Flow Agreements.....................................................................................30
YIELD AND MATURITY CONSIDERATIONS................................................................................30
        General..................................................................................................30
        Pass-Through Rate........................................................................................30
        Payment Delays...........................................................................................30
        Shortfalls in Collections of Interest as a Result of Prepayments of Mortgage Loans.......................31
        Yield and Prepayment Considerations......................................................................31
        Weighted Average Life and Maturity.......................................................................33
        Controlled Amortization Classes and Companion Classes....................................................33
        Other Factors Affecting Yield, Weighted Average Life and Maturity........................................34
THE DEPOSITOR....................................................................................................36
USE OF PROCEEDS..................................................................................................36
DESCRIPTION OF THE CERTIFICATES..................................................................................36
        General..................................................................................................36
        Distributions............................................................................................37
        Distributions of Interest on the Certificates............................................................37
        Distributions of Principal on the Certificates...........................................................38
        Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity
          Participations.........................................................................................39
        Allocation of Losses and Shortfalls......................................................................39
        Advances in Respect of Delinquencies.....................................................................39
        Reports to Certificateholders............................................................................40
        Voting Rights............................................................................................41
        Termination..............................................................................................42
        Book-Entry Registration and Definitive Certificates......................................................42
DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS..............................................................43
        General..................................................................................................43
        Assignment of Mortgage Loans; Repurchases................................................................44
        Representations and Warranties; Repurchases..............................................................45
        Collection and Other Servicing Procedures................................................................46
        Sub-Servicers............................................................................................46
        Special Servicers........................................................................................47
        Certificate Account......................................................................................47
        Modifications, Waivers and Amendments of Mortgage Loans..................................................50
        Realization upon Defaulted Mortgage Loans................................................................50
        Hazard Insurance Policies................................................................................53
        Due-on-Sale and Due-on-Encumbrance Provisions............................................................54
        Servicing Compensation and Payment of Expenses...........................................................54
        Evidence as to Compliance................................................................................55
        Some Matters Regarding the Servicer and the Depositor....................................................55
        Events of Default........................................................................................56



                                       3



        Rights upon Event of Default.............................................................................57
        Amendment................................................................................................57
        List of Certificateholders...............................................................................58
        The Trustee..............................................................................................58
        Duties of the Trustee....................................................................................59
        Regarding the Fees, Indemnities and Powers of the Trustee................................................59
        Resignation and Removal of the Trustee...................................................................59
DESCRIPTION OF CREDIT SUPPORT....................................................................................60
        General..................................................................................................60
        Subordinate Certificates.................................................................................61
        Cross-Support Provisions.................................................................................61
        Insurance or Guarantees with Respect to Mortgage Loans...................................................61
        Letter of Credit.........................................................................................61
        Certificate Insurance and Surety Bonds...................................................................61
        Reserve Funds............................................................................................62
        Credit Support with Respect to MBS.......................................................................62
LEGAL ASPECTS OF MORTGAGE LOANS..................................................................................62
        General..................................................................................................62
        Types of Mortgage Instruments............................................................................63
        Leases and Rents.........................................................................................63
        Personal Property........................................................................................63
        Foreclosure..............................................................................................63
        Leasehold Risks..........................................................................................66
        Cooperative Shares.......................................................................................67
        Bankruptcy Laws..........................................................................................68
        Environmental Risks......................................................................................70
        Due-on-Sale and Due-on-Encumbrance Provisions............................................................72
        Subordinate Financing....................................................................................72
        Default Interest and Limitations on Prepayments..........................................................72
        Adjustable Rate Loans....................................................................................72
        Applicability of Usury Laws..............................................................................72
        Soldiers' and Sailors' Civil Relief Act of 1940..........................................................73
        Type of Mortgaged Property...............................................................................73
        Americans with Disabilities Act..........................................................................74
        Forfeiture for Drug, RICO and Money Laundering Violations................................................74
MATERIAL FEDERAL INCOME TAX CONSEQUENCES.........................................................................74
        Federal Income Tax Consequences for REMIC Certificates...................................................75
        Taxation of Regular Certificates.........................................................................78
        Taxation of Residual Certificates........................................................................85
        Treatment of Certain Items of REMIC Income and Expense...................................................87
        Limitations on Offset or Exemption of REMIC Income.......................................................88
        Tax-Related Restrictions on Transfer of Residual Certificates............................................89
        Sale or Exchange of a Residual Certificate...............................................................91
        Mark-to-Market Regulations...............................................................................92
        Taxes That May Be Imposed on the REMIC Pool..............................................................92
        Limitations on Deduction of Some Expenses................................................................94
        Taxation of Foreign Investors............................................................................94
        Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made...................96
STATE AND OTHER TAX CONSIDERATIONS..............................................................................103
ERISA CONSIDERATIONS............................................................................................103
        General.................................................................................................103
        Plan Asset Regulations..................................................................................104
        Administrative Exemptions...............................................................................104
        Unrelated Business Taxable Income; Residual Certificates................................................105
LEGAL INVESTMENT................................................................................................105
METHOD OF DISTRIBUTION..........................................................................................107



                                       4



WHERE YOU CAN FIND MORE INFORMATION.............................................................................108
INCORPORATION OF SOME INFORMATION BY REFERENCE..................................................................109
REPORTS.........................................................................................................109
FINANCIAL INFORMATION...........................................................................................109
LEGAL MATTERS...................................................................................................110
RATINGS.........................................................................................................110
GLOSSARY........................................................................................................111


                              SUMMARY OF PROSPECTUS

     This summary includes selected information from this prospectus. It does not contain all of the information you need to consider in deciding whether to buy any class of the offered certificates. To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the applicable prospectus supplement.

TITLE OF CERTIFICATES.......................... Commercial/Multifamily Mortgage
                                                Pass-Through Certificates,
                                                issuable in series.

DEPOSITOR...................................... Bear Stearns Commercial Mortgage
                                                Securities Inc., a Delaware
                                                corporation. Our telephone
                                                number is (212) 272-2000.

DESCRIPTION OF CERTIFICATES; RATINGS........... The certificates of each series will be issued pursuant to a
                                                pooling and servicing agreement
                                                and may be issued in one or more
                                                classes. The certificates of
                                                each series will represent in
                                                the aggregate the entire
                                                beneficial ownership interest in
                                                the property of the related
                                                trust fund. Each trust fund will
                                                consist primarily of a
                                                segregated pool of commercial or
                                                multifamily mortgage loans, or
                                                mortgage-backed securities that
                                                evidence interests in, or that
                                                are secured by commercial or
                                                multifamily mortgage loans. Each
                                                class or certificate will be
                                                rated not lower than investment
                                                grade by one or more nationally
                                                recognized statistical rating
                                                agencies at the date of
                                                issuance.

     The prospectus supplement for a series of certificates includes important information on related trust fund, certificates, and risks, including information on the following:

                                                (1)  the name of the servicer
                                                     and special servicer, the
                                                     circumstances when a
                                                     special servicer will be
                                                     appointed and their
                                                     respective obligations (if
                                                     any) to make advances to
                                                     cover delinquent payments
                                                     on the assets of the trust
                                                     fund, taxes, assessments or
                                                     insurance premiums;

                                                (2)  the assets in the trust
                                                     fund, including a
                                                     description of the pool of
                                                     mortgage loans or
                                                     mortgage-backed securities;

                                                (3)  the identity and attributes
                                                     of each class within a
                                                     series of certificates,
                                                     including whether (and to
                                                     what extent) any credit
                                                     enhancement benefits any
                                                     class of a series of
                                                     certificates;

                                                (4)  the tax status of
                                                     certificates; and

                                                (5)  whether the certificates
                                                     will be eligible to be
                                                     purchased by investors
                                                     subject to ERISA or will be
                                                     mortgage related securities
                                                     for purposes of SMMEA.

                                  RISK FACTORS

     You should carefully consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in the trust fund. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.

RISKS RELATING TO THE CERTIFICATES

     LACK OF A SECONDARY MARKET FOR THE CERTIFICATES MAY MAKE IT DIFFICULT FOR YOU TO RESELL YOUR CERTIFICATES AT ALL OR AT AN ATTRACTIVE PRICE. We cannot assure you that a secondary market will develop for certificates. Even if a secondary market develops, we cannot assure you that it will provide you with liquidity of investment or will continue for as long as the offered certificates remain outstanding. The absence of a secondary market for your certificates means that you may not be able to find a buyer for your certificates or, if you find a buyer, that the selling price may be less than it would have been if a secondary market existed for the certificates. The underwriter for a series of certificates will not be obligated to make a market for that series of certificates even if it intends to do so. Even if a secondary market for your certificates develops, it may provide less liquidity than any comparable market for securities that evidence interests in single-family mortgage loans.

     Insofar as a secondary market does develop with respect to any series of offered certificates or class of any series of offered certificates, other factors may affect their market value. These include:

     o    the perceived liquidity of the offered certificates;

     o their anticipated cash flow, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans; and

     o    prevailing interest rates.

     For example, small fluctuations in prevailing interest rates may affect at any given time the price payable of some of the classes of offered certificates. In particular, a class with a relatively long average life, a companion class or a class of stripped interest certificates or stripped principal certificates may be extremely sensitive to small fluctuations in prevailing interest rates. In addition, the relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the offered certificate in response to an equal but opposite movement in the rates. Accordingly, you may only be able to sell your certificates at a discount from the price that you paid for them even if a secondary market develops for the certificates. We are not aware of any source through which holders of the certificates may obtain price information about the offered certificates on an ongoing basis.

     You will have no right to redeem your certificates except to the extent described in this prospectus and the related prospectus supplement. Offered certificates are subject to early retirement only under some specified circumstances described in this prospectus and in the related prospectus supplement.

     You will be entitled to receive periodic reports pursuant to the related pooling and servicing agreement regarding the status of the related mortgage assets and any credit support for your certificates and any subordination of your certificates to other classes of certificates. The periodic reports will be the primary source of ongoing information regarding the offered certificates of any series. The certificateholders may not receive any additional information from any other source. The limited nature of the information may adversely affect the liquidity of your certificates, even if a secondary market does develop for them.

     SINCE THE MORTGAGE LOANS WILL NOT BE GUARANTEED, YOU MAY NOT RECEIVE FULL PAYMENT ON YOUR CERTIFICATES TO THE EXTENT THERE IS A SHORTFALL IN PAYMENT ON THE ASSETS OR THE RELATED TRUST FUND. The only sources of funds for payment on a series of certificates will generally be the assets of the related trust fund and, to the extent provided in the applicable prospectus supplement, any credit enhancement. The certificates will not be guaranteed by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity unless otherwise stated in the related prospectus supplement. A portion of the amounts remaining in some funds or accounts constituting part of a trust fund, including any certificate account and any accounts maintained as credit support, may be withdrawn under conditions described in the applicable prospectus supplement for purposes other than the payment of principal or interest in the related series of certificates. A series of certificates will have no claim against or security interest in the trust fund for any other series. As a result, you may suffer a loss on your certificates if the sources for payment are insufficient to pay all the principal of and interest on the certificates of your series. If you are a holder of a subordinate certificate, you may bear a portion of the amount of the losses or shortfalls in collections on the mortgage assets before the holders of the remaining classes of certificates in the priority and manner and subject to the limitations specified in the applicable prospectus supplement.

     THE RATE OF PRINCIPAL PREPAYMENTS ON THE MORTGAGE LOANS AND THE RATE OF REPURCHASES OF THE MORTGAGE LOANS MAY ADVERSELY AFFECT THE YIELD ON YOUR INVESTMENT. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used. The pre-tax return on your investment will change from time to time for a number of reasons, including the following:

     o The amount of distributions of principal of the certificates and the times when you receive those distributions depends on the amount and the times at which borrowers make principal payments of the underlying mortgage loans, and on whether we or the servicer purchases the underlying mortgage loans.

     o Prepayments of the mortgage loans in any trust fund by the related borrowers generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payment on those mortgage loans are made as scheduled. The prepayment rate on mortgage loans may be influenced by a variety of economic, tax, legal and social factors. While one prepayment rate may be used for the purpose of pricing the certificates, there can be no assurance that the actual prepayment rate will be faster or slower than any assumed prepayment rate.

     In addition, to the extent described in this prospectus and in the related prospectus supplement, in order to maximize recoveries on defaulted mortgage loans, the servicer or a special servicer will be permitted, within prescribed limits, to extend and modify mortgage loans that are in default or as to which a payment default is imminent. While the servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery than liquidation, we can give you no assurance that any extension or modification will increase the present value of receipts from or proceeds of the affected mortgage loans.

     We or the mortgage loan seller or sellers named in the applicable prospectus supplement will be required to repurchase a mortgage loan from the trust, or if so specified in the applicable prospectus supplement, substitute another mortgage loan, if we or such seller or sellers breach the representations and warranties made with respect to that mortgage loan. In addition, the servicer may have the option to purchase the mortgage loans in the trust fund and may be obligated to purchase mortgage loans from the trust fund under the circumstances described in the prospectus supplement.

     If you buy your certificates at a premium or discount your yield to maturity will be sensitive to prepayments on the mortgage loans in the related trust fund. If the amount of interest payable with respect to your class is disproportionately large, as compared to the amount of principal, as with some classes of stripped interest certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of your certificates may vary from the anticipated yield will depend in part upon the degree to which you purchased them at a discount or premium and the amount and timing of distributions on those certificates. If you purchase a certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield, and if you purchase a certificate at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to you that is lower than the anticipated yield. For more detailed information regarding these risks, you should refer to the section in this prospectus titled "Yield and Maturity Considerations."

     Average Life of Certificates. The terms of your certificates will determine the extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates. For example, a class of certificates, including a class of offered certificates, may provide that on any distribution date you are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to all or a disproportionately large share of the prepayments, or to none or a disproportionately small share of the prepayments. A class of certificates that entitles you to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of early retirement of that class if the rate of prepayment is relatively fast. A class of certificates that entitles you to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of an extended average life of that class if the rate of prepayment is relatively slow. Entitlements of the various classes of certificateholders of any series to receive payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

     Controlled Amortization Classes and Companion Classes. A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment of the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for the certificates. However, prepayment risk will not disappear.

     The stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and/or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A companion class absorbs some, but not all, of the risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement. Ratings assigned by a rating agency to a class of certificates reflect the rating agency's assessment of the likelihood that the holders of certificates of that class will receive all payments to which they are entitled. The ratings are based on the structural, legal and issuer-related aspects associated with these certificates, the nature of the underlying mortgage loans and the extent and quality of any credit enhancement. Ratings will not constitute an assessment of the following:

     o the likelihood that principal prepayments on the related mortgage loans will be made;

     o the degree to which the rate of prepayments might differ from that originally anticipated;

     o the likelihood of early optional termination of the related trust fund; or

     o the possibility that prepayment of the related mortgage loans may be made at any particular rate.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of the series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting any related actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. These criteria may also be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. For more detailed information regarding these risks, you should refer to the section in this prospectus titled "Description of Credit Support" and "Ratings."

     ERISA IMPOSES LIMITATIONS ON WHO CAN PURCHASE THE CERTIFICATES; FAILURE TO COMPLY WITH ERISA MAY MATERIALLY AND ADVERSELY AFFECT THE TRUST FUND AND RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES. Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. In addition, some other retirement plans and arrangements, including individual retirement accounts and Keogh plans, are subject to Section 4975 of the Internal Revenue Code. Due to the complexity of regulations that govern the plans, if you are subject to ERISA or Section 4975 of the Internal Revenue Code you are urged to consult your own counsel regarding the consequences under ERISA or the Internal Revenue Code of acquisition, ownership and disposition of the offered certificates of any series.

     For more detailed information regarding ERISA restrictions, you should review the section in this prospectus titled "ERISA Considerations."

     IF YOU ACQUIRE RESIDUAL CERTIFICATES YOU MAY BE SUBJECT TO ADVERSE TAX CONSEQUENCES. If you are a holder of residual certificates that represents a residual interest in a real estate investment conduit or "REMIC," you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, if any. Accordingly, you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the economic income, if any, attributable to your certificate during that period. While you will have a corresponding amount of the losses later in the term of the REMIC, the present value of phantom income may significantly exceed tax losses. Therefore, the after-tax yield on the residual certificate that you receive may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. A residual certificate may have negative value.

     All or a portion of your share of the REMIC taxable income may be treated under the Internal Revenue Code as an "excess inclusion." You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. Excess inclusion income:

     o generally will not be subject to offset by losses from other activities;

     o will be treated as unrelated business taxable income for a tax-exempt holder; and

     o will not qualify for exemption from withholding tax for a foreign holder.

     In addition, residual certificates are subject to numerous restrictions on transfer.

     INDIVIDUALS AND SOME OTHER ENTITIES SHOULD NOT INVEST IN CERTIFICATES THAT ARE RESIDUAL INTERESTS. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code. Therefore, the certificates that are residual interests generally are not appropriate investments for

     o    individuals;

     o    estates;

     o    trusts beneficially owned by any individual or estate; and

     o pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to sell a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person or to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a "United States person" within the meaning of the Internal Revenue Code.

     IF YOUR CERTIFICATES ARE ISSUED IN BOOK-ENTRY FORM, YOU WILL ONLY BE ABLE TO EXERCISE YOUR RIGHTS INDIRECTLY THROUGH DTC AND YOU MAY ALSO HAVE LIMITED ACCESS TO INFORMATION REGARDING THOSE CERTIFICATES. One or more classes of the offered certificates of any series may be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding definitive certificates are issued, you will be able to exercise your rights only indirectly through DTC and its participating organizations. In addition, your access to information regarding the book-entry certificates may be limited. Conveyance of notices and other communications by DTC to its participating organizations, and directly and indirectly through these organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described in this prospectus, you may suffer delays in the receipt of payments on the book-entry certificates. In addition, your ability to pledge or otherwise take actions with respect to your interest in the book-entry certificates may be limited due to the lack of a physical certificate evidencing that interest.

     For more detailed information regarding book-entry registration, you should review the section in this prospectus titled "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

RISKS RELATING TO THE MORTGAGE LOANS

     MORTGAGE LOANS ARE SUSCEPTIBLE TO NUMEROUS RISKS THAT MAY RESULT IN LOSSES TO YOU.

     (1) Mortgage loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure that are greater than similar risks associated with loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. Thus, the value of an income-producing property is directly related to the net operating income derived from that property. If the net operating income of the property is reduced--for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase--the borrower's ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants. Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including the following:

     o changes in general or local economic conditions and/or specific industry segments;

     o    declines in real estate values;

     o    declines in rental or occupancy rates;

     o increases in interest rates, real estate tax rates and other operating expenses;

     o changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

     o    acts of God and other factors beyond the control of the servicer.

     In the case of mortgage loans that represent participation interests in a mortgage loan, the trustee's or the servicer's enforcement rights may be limited in the event of default by the related borrower.

     (2) The type and use of a particular mortgaged property may present additional risks. For instance, mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements. The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may be dependent upon the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     (3) Other multifamily and commercial properties located in the areas of the mortgaged properties and of the same types as the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. The lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgaged property may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, the renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     (4) Some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any related mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we can give you no assurance that enforcement of the recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property.

     (5) The concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans. Mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     OFFICE PROPERTIES HAVE PARTICULAR RISKS. In addition to risks generally associated with real estate, office properties are also affected significantly by

     o adverse changes in population and employment growth, which generally creates demand for office space,

     o local competitive conditions, including the supply of office space or the existence or construction of new competitive office buildings,

     o    the quality and management philosophy of management,

     o the attractiveness of the properties to tenants and their customers or clients,

     o    the attractiveness of the surrounding neighborhood, and

     o the need to make major repairs or improvements to the property to satisfy the needs of major tenants.

     Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive. In addition, office properties may be adversely affected by an economic decline in the businesses operated by their tenants. A decline of this sort may result in one or more significant tenants ceasing operations at the related locations, which may occur on account of

     o    a tenant's voluntary decision not to renew a lease,

     o    bankruptcy or insolvency of these tenants, or

     o these tenant's general cessation of business activities or for other reasons.

     The risk of an economic decline as described above is greater if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     MORTGAGE LOANS SECURED BY RETAIL PROPERTIES MAY BE ADVERSELY AFFECTED BY CHANGES IN CONSUMER SPENDING PATTERNS, ALTERNATIVE FORMS OF RETAILING AND CHANGES IN TENANTS OCCUPYING THE RETAIL PROPERTIES. In addition to risks generally associated with real estate, mortgage loans secured by retail properties are also affected significantly by a number of factors, including:

     o    adverse changes in consumer spending patterns;

     o local competitive conditions, including the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls;

     o alternative forms of retailing, including direct mail, television shopping networks and Internet based sales, which reduce the need for retail space by retail companies;

     o    the quality and management philosophy of management;

     o the attractiveness of the properties and the surrounding neighborhood to tenants and their customers;

     o the public perception of the safety of customers, at shopping malls and shopping centers, for example;

     o the need to make major repairs or improvements to satisfy the needs of major tenants; and

     o if an anchor or other significant tenant ceases operations at the locations, which may occur on account of a decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or for other reasons. Significant tenants at a shopping center play an important part in generating customer traffic and making the property a desirable location for other tenants at the property. In addition, some tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at the property.

     SOME RISKS THAT AFFECT OCCUPANCY AND RENT LEVELS OF MULTIFAMILY RENTAL PROPERTIES SUCH AS ADVERSE ECONOMIC CONDITIONS, CONSTRUCTION OF ADDITIONAL HOUSING, MILITARY BASE CLOSINGS, COMPANY RELOCATIONS AND RENT CONTROL LAWS MAY AFFECT THE ABILITY OF THE BORROWER TO MEET ITS OBLIGATIONS UNDER THE MORTGAGE LOAN. Adverse economic conditions, either local, regional or national, may limit or reduce the following:

     o    the amount of rent that can be charged for rental units;

     o    tenants' ability to pay rent;

     o    timeliness of rent payments;

     o occupancy levels without a corresponding decrease in expenses--occupancy and rent levels may also be affected by construction of additional housing units;

     o    local military base closings;

     o    construction of additional housing units;

     o    company relocations and closings; and

     o national and local politics, including current or future rent stabilization and rent control laws and agreements.

     Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing rather than continue to lease housing or the characteristics of a neighborhood may change over time or in relation to newer developments. Further, the cost of operating a multifamily rental property may increase, including the cost of utilities and the costs of required capital expenditures. Also, rent control laws could impact the future cash flows of multifamily rental properties that are subject to rental control laws.

     Some multifamily rental properties are eligible to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code. However, Section 42 properties are subject to some restrictions that may affect a borrower's ability to meet its obligations under a mortgage loan. This includes the following:

     o rent limitations associated with those properties may adversely affect the ability of the applicable borrowers to increase rents to maintain those properties in proper condition during periods of rapid inflation or declining market value of those properties;

     o the income restrictions on tenants imposed by Section 42 of the Internal Revenue Code may reduce the number of eligible tenants;

     o some eligible tenants may not find any differences in rents between the Section 42 properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a
          Section 42 property; and

     o a Section 42 property may also have fewer amenities or otherwise be less attractive as a residence making it less attractive to eligible tenants.

     All of the foregoing conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

     MORTGAGE LOANS SECURED BY COOPERATIVELY OWNED APARTMENT BUILDINGS ARE SUBJECT TO THE RISK THAT TENANT-SHAREHOLDERS OF A COOPERATIVELY OWNED APARTMENT BUILDING WILL BE UNABLE TO MAKE THE REQUIRED MAINTENANCE PAYMENTS. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the cooperative corporation that owns the apartment building representing that tenant-shareholder's pro rata share of the corporation's payments in respect of the mortgage loan secured by that apartment building. The tenant-shareholder must also pay its pro rata share of all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to that apartment building, less any other income that the cooperative corporation may realize.

     Adverse economic conditions, either local, regional or national, may adversely affect tenant-shareholders' ability to make required maintenance payments, either because adverse economic conditions have impaired the individual financial conditions of the tenant-shareholders or their ability to sub-let the subject apartments. To the extent that a large number of tenant-shareholders in a cooperatively owned apartment building rely on sub-letting their apartments to make maintenance payments, the lender on any mortgage loan secured by that building will be subject to all the risks that it would have in connection with lending on the security of a multifamily rental property. In addition, if in connection with any cooperative conversion of an apartment building, the sponsor holds the shares allocated to a large number of the apartment units, any lender secured by a mortgage on the building will be subject to a risk associated with the sponsor's creditworthiness.

     SELF-STORAGE PROPERTIES HAVE PARTICULAR RISKS. Warehouse, mini-warehouse and self-storage properties ("Storage Properties") are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. The conversion of Storage Properties to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the Storage Properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors, such that the borrower becomes unable to meet its obligation on the related mortgage loan, the liquidation value of that Storage Property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the Storage Property were readily adaptable to other uses. Tenant privacy, anonymity and efficient access are important to the success of a Storage Property, as are building design and location.

     HOTEL AND MOTEL PROPERTIES HAVE PARTICULAR RISKS. Hotel and motel properties are subject to operating risks common to the lodging industry. These risks include, among other things,

     o a high level of continuing capital expenditures to keep necessary furniture, fixtures and equipment updated,

     o    competition from other hotels and motels,

     o increases in operating costs, which increases may not necessarily in the future be offset by increased room rates and

     o dependence on business and commercial travelers and tourism, increases in energy costs and other expenses of travel and adverse effects of general and local economic conditions.

     These factors could adversely affect the related borrower's ability to make payments on the related mortgage loans. Since limited service hotels and motels are relatively quick and inexpensive to construct, an over-building of hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because hotel and motel rooms are generally rented for short periods of time, hotel and motel properties tend to be more sensitive to adverse economic conditions and competition than many other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have a substantial impact on that hotel's quality of service and economic performances. Additionally, the revenues of certain hotels and motels, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     A hotel or motel property may present additional risks as compared to other commercial property types in that

     o hotels and motels may be operated pursuant to franchise, management and operating agreements that may be terminable by the franchisor, the manager or the operator;

     o the transferability of any operating, liquor and other licenses to the entity acquiring the related hotel and motel, either through purchase or foreclosure, is subject to local law requirements;

     o it may be difficult to terminate an ineffective operator of a hotel or motel property subsequent to a foreclosure of the related property; and

     o future occupancy rates may be adversely affected by, among other factors, any negative perception of a hotel or motel based upon its historical reputation.

     Hotel and motel properties may be operated pursuant to franchise agreements. The continuation of franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hotel or motel property to maintain these standards or adhere to other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of certain capital expenditures that the related borrower determines are too expensive or are otherwise unwarranted in light of general economic conditions or the operating results or prospects of the affected hotels or motels. In that event, the related borrower may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the related borrower may seek to obtain a suitable replacement franchise or to operate the related hotel or motel property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the hotel or motel covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     MANUFACTURED HOUSING COMMUNITY PROPERTIES AND RECREATIONAL VEHICLE PARKS HAVE PARTICULAR RISKS. The successful operation of a manufactured housing community or recreational vehicle park will generally depend upon the number of competing manufactured housing communities or recreational vehicle parks in the local market, as well as upon other factors, including its age, appearance, reputation, management and the types of facilities and services it provides.

     Manufactured housing communities also compete against alternative forms of residential housing, including multifamily rental properties, cooperatively-owned apartment buildings, condominium complexes and single-family residential developments. Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach.

     MANUFACTURED HOUSING COMMUNITY PROPERTIES AND RECREATIONAL VEHICLE PARKS ARE "SPECIAL PURPOSE" PROPERTIES THAT CANNOT BE READILY CONVERTED TO GENERAL RESIDENTIAL, RETAIL OR OFFICE USE. Thus, if the operation of a manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the mortgaged property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the mortgaged property were readily adaptable to other uses.

     MORTGAGE LOANS WITH BALLOON PAYMENTS INVOLVE THE RISK THAT BORROWERS MAY NOT BE ABLE TO REFINANCE THE LOAN OR SELL THE RELATED PROPERTY. Mortgage loans may be non-amortizing or only partially amortizing over their terms to maturity. Those mortgage loans will require substantial principal payments--that is, balloon payments--at their stated maturity. MortgagE loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

     o    value of the related mortgaged property;

     o the level of available mortgage rates at the time of sale or refinancing;

     o    the borrower's equity in the related mortgaged property;

     o the financial condition and operating history of the borrower and the related mortgaged property;

     o tax laws and rent control laws, with respect to some residential properties;

     o Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes; and

     o prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally.

     Neither we nor any of our affiliates will be required to refinance any mortgage loan.

     CREDIT SUPPORT FOR A SERIES OF CERTIFICATES MAY COVER SOME OF YOUR LOSSES OR RISKS BUT MAY NOT COVER ALL POTENTIAL RISKS TO YOU. The prospectus supplement for a series of certificates will describe any credit support provided for these certificates. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, the available credit support may not cover all potential losses or risks. For example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, which may, in turn, include offered certificates. Subordination is intended to reduce the risk to holders of each more senior class of certificates of delinquent distributions or ultimate losses on the mortgage assets. However, the amount of subordination will be limited and may decline. Since the senior certificateholders are paid principal before subordinate certificateholders, subordinate certificateholders may not be paid any principal if the available credit support is exhausted. As a result, if you are a holder of subordinate certificates, you will primarily experience the impact of losses and shortfalls. Moreover, if the available credit support covers more than one series of certificates, you will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     Rating agencies rating the certificates will determine the level of credit support based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and some other factors. We cannot, however, assure you that the loss experience on the related mortgage assets will not exceed the assumed levels.

     For more detail information regarding credit support of certificates you should review the sections in this prospectus titled "--Risks Relating to the Certificates--Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement," "Description of the Certificates" and "Description of Credit Support."

     IF THE MORTGAGED PROPERTY IS SUBJECT TO A LEASE, THE LENDER IS SUBJECT TO THE RISK THAT IF THE BORROWER DEFAULTS, THE MORTGAGE LENDER MAY HAVE TO OBTAIN A COURT ORDER APPOINTING A RECEIVER BEFORE BEING ABLE TO COLLECT RENTS. Each mortgage loan secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents. This means that the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from it, as further security for the related mortgage loan. The borrower may continue to collect rents for so long as there is no default. If the borrower defaults, the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

     For more detailed information regarding leases and rents, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Leases and Rents."

     OWNERS AND OPERATORS OF A MORTGAGED PROPERTY AND MORTGAGE LENDERS MAY BECOME LIABLE FOR THE COSTS OF ENVIRONMENTAL CLEANUP. Under federal law and the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in, beneath, or emanating from that property. The owner may become liable without regard to whether the owner knew of, or was responsible for, the presence of hazardous or toxic substances on the property. The cost of any required remediation and the owner or operator's liability as to any property could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, owners or operators of mortgaged properties that generate hazardous substances that are disposed of at off-site locations may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where the hazardous substances were disposed.

     Lenders whose primary indicia of ownership in a particular property is the holding of a security interest are exempted from the definition of owner under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980. However, lenders may forfeit their secured creditor exemption, as a result of their actions with respect to particular borrowers, and be deemed an owner or operator of property so that they are liable for remediation costs. A lender also risks liability for remediation costs on foreclosure of the mortgage. Unless otherwise specified in the related prospectus supplement, if a trust fund includes mortgage loans, then the related pooling and servicing agreement will contain provisions generally to the effect that the servicer, acting on behalf of the trust fund, may not acquire title to a mortgaged property or assume control of its operation unless the servicer, based upon a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so. We cannot assure you that any requirements of a pooling and servicing agreement will effectively insulate the related trust fund from potential liability for a materially adverse environmental condition at a mortgaged property.

     For more detailed information regarding environmental risks, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Environmental Risks."

     HAZARD INSURANCE POLICIES ON MORTGAGED PROPERTIES MAY NOT FULLY COVER ALL TYPES OF DAMAGE TO THE MORTGAGED PROPERTIES. Unless otherwise specified in a prospectus supplement, the servicer will be required to cause the borrower on each mortgage loan to maintain insurance coverage in respect of the related mortgaged property, including hazard insurance. However, the servicer may be able to satisfy its obligation to cause hazard insurance to be maintained through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The insurance policies will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions. Most insurance policies, however, typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from causes not typically covered by an insurance policy, then, to the extent any consequent losses are not covered by the available credit support, you may in part bear the resulting losses.

     For more detailed information regarding insurance policies, you should review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Hazard Insurance Policies."

     THE YIELD ON YOUR CERTIFICATES MAY BE ADVERSELY AFFECTED TO THE EXTENT THAT THE RELATED TRUST FUND MAY INCLUDE DELINQUENT MORTGAGE LOANS BECAUSE THE AVAILABLE CREDIT SUPPORT MAY NOT COVER ALL LOSSES RELATED TO THE DELINQUENT MORTGAGE LOANS. The trust fund for a particular series of certificates may include mortgage loans that are past-due, i.e., beyond any applicable grace period. However, delinquent mortgage loans may only constitute up to, but not including, 20% (by principal balance) of the trust fund. A special servicer may perform the servicing of delinquent mortgage loans. When a mortgage loan has a loan-to-value ratio of 100% or more, the related borrower will have no equity in the related mortgaged property. In these cases, the related borrower may not have an incentive to continue to perform under that mortgage loan. In addition, when the debt service coverage ratio of a mortgage loan is below 1.0x, the revenue derived from the use and operation of the related mortgaged property is insufficient to cover the operating expenses of the mortgaged property and to pay debt service on that mortgage loan and all mortgage loans senior to that mortgage loan. In those cases, the related borrower will be required to pay from sources other than cash flow from the related mortgaged property. If the related borrower ceases to use alternative cash sources at a time when operating revenue from the related mortgaged property is still insufficient to cover all expenses and debt service, deferred maintenance at the related mortgaged property and/or a default under the subject mortgage loan may occur. Available credit may not cover all losses related to delinquent mortgage loans. You should therefore consider the risk that the inclusion of delinquent mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on the offered certificates.

     For more detailed information regarding delinquent mortgage loans, you should review the section in this prospectus titled "Description of the Trust Funds--Mortgage Loans--General."

     A WORD ABOUT FORWARD LOOKING STATEMENTS. Whenever we use words like "intends," "anticipates" or "expects" or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control that could cause actual results to differ materially from what we think they might be. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of the following:

     o various types of multifamily or commercial mortgage loans or participations in those mortgage loans;

     o pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or

     o    a combination of the foregoing, which we call mortgage assets.

     We will establish each trust fund. We will select each mortgage asset for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which may or may not be the originator of a mortgage loan or the issuer of a MBS and may be our affiliate. Unless otherwise provided in the related prospectus supplement, neither we nor any of our affiliates and no governmental agency or instrumentality or any other person will guarantee or insure any of the mortgage assets included in a trust fund. The discussion below under the heading "--Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes or other evidences of indebtedness called mortgage notes, secured by liens on fee or leasehold estates in properties called mortgaged properties consisting of the following:

     o residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, called multifamily properties, and manufactured housing community properties;

     o commercial properties consisting of office buildings, retail facilities related to the sale of goods and products and facilities related to providing entertainment, recreation or personal services, hotels and motels, casinos, health care-related facilities, recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, auto parks, golf courses, arenas and restaurants, or any cooperatively owned units therein; and

     o mixed use properties--that is, any combination of the foregoing--and unimproved land, both called commercial properties.

     The multifamily properties may include mixed commercial and residential structures, and apartment buildings owned by a private cooperative housing corporation, with shares of the cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. The liens may be created by mortgages, deeds of trust and similar security instruments. Each mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any leasehold will exceed the term of the mortgage note by at least two years. Unless otherwise specified in the related prospectus supplement, each mortgage loan will have been originated by a person other than us; however, the originator may be or may have been one of our affiliates.

     Mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, some of the mortgage loans included in the trust fund for a particular series of certificates may be delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth available information as to the period of the delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Mortgage Loans Secured by Office Properties. Significant factors affecting the value of office properties include the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings, the location of the building with respect to the central business district or population centers, demographic trends within the metropolitan area to move away from or towards the central business district, social trends combined with space management trends, which may change towards options such as telecommuting, tax incentives offered to businesses by cities or suburbs adjacent to or near the city where the building is located and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected by an economic decline in the businesses operated by their tenants. The risk of an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competition is affected by various factors affecting a building, including

     o    its age;

     o    its condition;

     o    its design, including floor sizes and layout;

     o    its access to transportation; and

          o the availability of parking and the owner's ability to offer certain amenities to its tenants, including sophisticated building systems such as

          o    fiber optic cables,

          o    satellite communications or

     o    other base building technological features.

     Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive.

     The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by an array of factors including

     o    labor cost and quality;

     o    tax environment; and

     o    quality of life matters, such as schools and cultural amenities.

     A central business district may have a substantially different economy from that of a suburb. The local economy will affect an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often higher than for other property types.

     Mortgage Loans Secured by Retail Properties. Retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Income from and the market value of retail properties is dependent on various factors including, but not limited, to the following:

     o    the ability to lease space in the properties;

     o    the ability of tenants to meet their lease obligations;

     o the possibility of a significant tenant becoming bankrupt or insolvent; and

     o fundamental aspects of real estate such as location and market demographics.

     The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Declines in tenant sales will cause a corresponding decline in percentage rents and may cause these tenants to become unable to pay their rent or other occupancy costs. The default by a tenant under its lease could result in delays and costs in enforcing the lessor's rights. Repayment of the related mortgage loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the retail properties. The correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Whether a shopping center is anchored or unanchored is also an important distinction. Anchor tenants in shopping centers traditionally have been a major factor in the public's perception of a shopping center. The anchor tenants at a shopping center play an important part in generating customer traffic and making a center a desirable location for other tenants of the center. The failure of an anchor tenant to renew its lease, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor tenant--notwithstanding any continued payment of rent--can have a material negative effect on the economic performance of a shopping center. Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Unlike some other types of commercial properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing, selling through the Internet, and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets, which are often characterized by lower operating costs, could adversely affect the retail properties.

     Mortgage Loans Secured by Multifamily Rental Properties. Significant factors determining the value and successful operation of a multifamily rental property include the following:

     o    location of the property;

     o the number of competing residential developments in the local market, such as apartment buildings, manufactured housing communities and site-built single family homes;

     o the physical attributes of the multifamily building, such as its age and appearance; and

     o    state and local regulations affecting the property.

     In addition, the successful operation of an apartment building will depend upon other factors such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

     Some states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a borrower's ability to raise property rents may impair the borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

     Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements.

     Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing rather than continue to lease housing. The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

     Mortgage Loans Secured by Cooperatively Owned Apartment Buildings. A cooperative apartment building and the land under the building are owned or leased by a non-profit cooperative corporation. The cooperative corporation is in turn owned by tenant-shareholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements. The proprietary leases and occupancy agreements confer exclusive rights to occupy specific apartments or units. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation representing the tenant-shareholder's pro rata share of the corporation's payments in respect of any mortgage loan secured by, including all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, the real property owned by the cooperative corporation, less any other income that the cooperative corporation may realize. Payments to the cooperative corporation are in addition to any payments of principal and interest the tenant-shareholder must make on any loans of the tenant-shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building management and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by the real property owned by the cooperative corporation, as well as all other operating expenses of the property, is dependent primarily upon the receipt of maintenance payments from the tenant-shareholders, together with any rental income from units or commercial space that the cooperative corporation might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the real property owned by the cooperative corporation depends primarily on its ability to refinance the mortgage loan. Neither we nor any other person will have any obligation to provide refinancing for any of the mortgage loans.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. The owner or sponsor allocates shares to each apartment unit, and the current tenants have a fixed period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. The sponsor usually also controls the corporation's board of directors and management for a limited period of time.

     Each purchaser of shares in the cooperative corporation generally enters into a long-term proprietary lease which provides the shareholder with the right to occupy a particular apartment unit. However, many cooperative conversion plans are so-called "non-eviction" plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in the unit as a subtenant from the owner of the shares allocated to that apartment unit. Any applicable rent control or rent stabilization laws would continue to be applicable to that subtenancy. The subtenant may be entitled to renew its lease for an indefinite number of times, with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The shareholder is responsible for the maintenance payments to the cooperative without regard to its receipt or non-receipt of rent from the subtenant, which may be lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant shareholders.

     Mortgage Loans Secured by Industrial Properties. Significant factors that affect the value of industrial properties are

     o    the quality of tenants;

     o    building design and adaptability; and

     o    the location of the property.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slow-down in the economy, and an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, industrial properties may be adversely affected by the availability of labor sources or a change in the proximity of supply sources. Because industrial properties frequently have a single tenant, any related property is heavily dependent on the success of the tenant's business.

     Aspects of building site, design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include ceiling heights, column spacing, number of bays and bay depths, divisibility, floor loading capacities, truck turning radius and overall functionality and accessibility. Nevertheless, site characteristics of an industrial property suitable for one tenant may not be appropriate for other potential tenants, which may make it difficult to relet the property.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels. Further, industrial properties may be adversely affected by economic declines in the industry segment of their tenants.

     Mortgage Loans Secured by Warehouse, Mini-Warehouse and Self-Storage Facilities. Because of relatively low acquisition costs and break-even occupancy rates, warehouse, mini-warehouse and self-storage properties ("Storage Properties") are considered vulnerable to competition. Despite their relatively low acquisition costs, and because of their particular building characteristics, Storage Properties would require substantial capital investments in order to adapt them to alternative uses. Limited adaptability to other uses may substantially reduce the liquidation value of a Storage Property. In addition to competition, factors that affect the success of a Storage Property include the location and visibility of the facility, its proximity to apartment complexes or commercial users, trends of apartment tenants in the area moving to single-family homes, services provided, including security and accessibility, age of improvements, the appearance of the improvements and the quality of management.

     Mortgage Loans Secured by Hotel and Motel Properties. Hotel and motel properties may include full service hotels, resort hotels with many amenities, limited service hotels, hotels and motels associated with national franchise chains, hotels and motels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity. Various factors, including location, quality and franchise affiliation affect the economic performance of a hotel or motel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels and motels can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives. Because hotel and motel rooms generally are rented for short periods of time, hotels and motels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel or motel may have an impact on quality of service and economic performance. Additionally, the lodging industry, in certain locations, is seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel or motel property that is part of a national or regional hotel or motel chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreement. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any related hotel or motel property, the consent of the franchisor for the continued use of the franchise license by the hotel or motel property would be required. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel or motel property, it is unlikely that the purchaser of the related hotel or motel property would be entitled to the rights under any associated liquor license, and the purchaser would be required to apply in its own right for that license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Mortgage Loans Secured by Manufactured Housing Community Properties and Recreational Vehicle Parks. Manufactured housing community properties consist of land that is divided into "spaces" or "homesites" that are primarily leased to manufactured housing community unit owners. Accordingly, the related mortgage loans will be secured by mortgage liens on the real estate, or a leasehold interest therein, upon which the manufactured housing community units are situated, but not the units themselves. The manufactured housing community unit owner often invests in site-specific improvements, including carports, steps, fencing, skirts around the base of the unit, and landscaping. The park owner typically provides private roads within the park, common facilities and, in many cases, utilities. Park amenities may include

     o    driveways;

     o    visitor parking;

     o    recreational vehicle and pleasure boat storage;

     o    laundry facilities;

     o    community rooms;

     o    swimming pools;

     o    tennis courts;

     o    security systems; and

     o    health clubs.

     Due to relocation costs and, in some cases, demand for manufactured housing community unit spaces, the value of a unit in place in a park is generally higher, and can be significantly higher, than the value of the same unit not placed in a park. As a result, a well-operated manufactured housing community that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the unit of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the mobile home can be resold in place, rather than to allow the unit to be removed from the park.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Mortgage loans secured by liens on manufactured housing community properties and recreational vehicle parks are affected by factors not associated with loans secured by liens on other types of income-producing real estate. The successful operation of these types of properties will generally depend upon the number of competing parks, as well as upon other factors, including its age, appearance, reputation, the ability of management to provide adequate maintenance and insurance, and the types of facilities and services it provides. Manufactured housing community properties also compete against alternative forms of residential housing, including

     o    multifamily rental properties;

     o    cooperatively-owned apartment buildings;

     o    condominium complexes; and

     o    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach. Manufactured housing community properties and recreational vehicle parks are "special purpose" properties that cannot be readily converted to general residential, retail or office use. Thus, if the operation of a manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the manufactured housing community may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the manufactured housing community or recreational vehicle park were readily adaptable to other uses.

     Certain states regulate the relationship of a manufactured housing community owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Manufactured housing community owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a unit owner's tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's unit. Certain states also regulate changes in manufactured housing community use and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws either do not provide for decontrol of rental rates upon vacancy of individual units or permit decontrol only in the relatively rare event that the unit is removed from the unit site. Any limitations on a borrower's ability to raise property rents may impair the related borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

     Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property--that is, its ability to generate income. Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans. Absent special facts, recourse in the case of default of non-recourse loans will be limited to the mortgaged property and the other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on such a loan. The Net Operating Income of a mortgaged property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income--and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative--may be affected by the condition of the applicable real estate market and/or the economy of the area in which the mortgaged property is located or the industry that it services. In addition, properties typically leased, occupied or used on a short-term basis, such as some healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of net of expense provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property. This in turn has the following effects:

     o it increases the incentive of the borrower to perform under the terms of the related mortgage loan, in order to protect the equity; and

     o it increases the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

     o the market comparison method, i.e., recent resale value of comparable properties at the date of the appraisal;

     o the cost replacement method, i.e., the cost of replacing the property at the date;

     o the income capitalization method, i.e., a projection of value based upon the property's projected net cash flow; or

     o upon a selection from or interpolation of the values derived from the foregoing methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of the foregoing factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. For additional information regarding risks associated with mortgage loans, you should review the sections in this prospectus titled "Risk Factors--Risks Relating to the Mortgage Loans--Mortgage Loans are susceptible to numerous risks that may result in losses to you" and "--Mortgage loans with balloon payments involve the risk that borrowers may not be able to refinance the loan or sell the related property."

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will have the following characteristics:

     o have had individual principal balances at origination of not less than $25,000;

     o    have had original terms to maturity of not more than 40 years; and

     o provide for scheduled payments of principal, interest or both, to be made on specified dates, known as due dates, that occur monthly, quarterly, semi-annually or annually.

     A mortgage loan may also have the following characteristics:

     o provide for no accrual of interest or for accrual of interest thereon at an interest rate, known as a mortgage rate, that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

     o provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of some events, and may permit negative amortization;

     o be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date; and

     o prohibit over its term or for a certain period prepayments (the period of the prohibition is known as a lock-out period and its date of expiration is known as a lock-out date) and/or require payment of a premium or a yield maintenance penalty, more commonly known as a prepayment premium) in connection with some prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of the related mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an equity participation in addition to payments of interest on and/or principal of the offered certificates, the related prospectus supplement will describe the equity participation and the method or methods by which distributions relating to the equity participation will be made to the holders.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the



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related prospectus supplement. To the extent then applicable and specifically known to us, the prospectus supplement will include the following:

     1. the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     2. the type or types of property that provide security for repayment of the mortgage loans;

     3. the earliest and latest origination date and maturity date of the mortgage loans;

     4. the original and remaining terms to maturity of the mortgage loans, or the respective ranges those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     5. the original Loan-to-Value Ratios of the mortgage loans, or the range of those Loan-to-Value Ratios, and the weighted average original Loan-to-Value Ratio of the mortgage loans;

     6. the mortgage rates borne by the mortgage loans, or range of those mortgage rates, and the weighted average mortgage rate borne by the mortgage loans;

     7. with respect to mortgage loans with adjustable mortgage rates ("ARM Loans"), the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage rate adjustments at the time of any adjustment and over the life of the ARM Loan;

     8. information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, lock-out periods and prepayment premiums;

     9. the Debt Service Coverage Ratios of the mortgage loans, either at origination or as of a more recent date, or the range of those Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios; and

     10. the geographic distribution of the mortgaged properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain some information available to us that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the SEC within fifteen days following their issuance.

MBS

     Mortgage-backed securities included in a trust fund may include:

     o mortgage pass-through certificates or other mortgage-backed securities that are not guaranteed or insured by the United States or any of its agencies or instrumentalities; or

     o certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement. The issuer of the MBS and/or the servicer of the underlying mortgage



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



loans will have entered into the MBS agreement, generally with a trustee or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Distributions in respect of the MBS will be made by the MBS issuer, the MBS servicer or the MBS trustee on the dates specified in the related prospectus supplement. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" in this prospectus may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available, the following:

     1. the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund;

     2. the original and remaining term to stated maturity of the MBS, if applicable;

     3. the pass-through or bond rate of the MBS or the formula for determining those rates;

     4.  the payment characteristics of the MBS;

     5.  the MBS issuer, MBS servicer and MBS trustee, as applicable;

     6.  a description of the credit support, if any;

     7. the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity;

     8. the terms on which mortgage loans may be substituted for those originally underlying the MBS;

     9. the type of mortgage loans underlying the MBS and, to the extent available to us and appropriate under the circumstances, any other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements"; and

     10. the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in some obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.



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



CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against some defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of the series or by one or more other types of credit support arrangements. Other types of credit support arrangements may include letters of credit, insurance policies, guarantees, surety bonds or reserve funds, among others, or a combination. The amount and types of credit support, the identification of the entity providing it, if applicable, and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. For additional information regarding credit support, you should review the sections in this prospectus titled " Risk Factors--Risks Relating to the Mortgage Loans--Credit support for a series of certificates may cover some of your losses or risks but may not cover all potential risks to you."

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for that series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of an obligor or counterparty under the agreement, will be described in the prospectus supplement for a series of certificates.


                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of offered certificates of the series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate the prospectus supplement will specify, the method of determining the pass-through rate. The prospectus supplement will also discuss the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a guaranteed investment contract or other agreement.

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which the payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.



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



SHORTFALLS IN COLLECTIONS OF INTEREST AS A RESULT OF PREPAYMENTS OF MORTGAGE
LOANS

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of the prepayment only through the date of the prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but the prepayment is not accompanied by interest to the due date for the mortgage loan in the related Due Period, then the interest charged to the borrower, net of servicing and administrative fees, may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any shortfall is allocated to a class of offered certificates, the yield on those certificates will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the prospectus supplement for a series of certificates, the servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The related prospectus supplement will also describe any other amounts available to offset shortfalls.

     For additional information regarding prepayment interest shortfalls, you should review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Servicing Compensation and Payment of Expenses."

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those payments to reduce the principal balance--or notional amount, if applicable--of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by their amortization schedules, the dates on which any balloon payments are due, and the rate of voluntary and/or involuntary principal prepayments. You should note that the amortization schedule of an ARM Loan may change periodically to accommodate adjustments to the mortgage rate thereon and that these changes may affect the rate of principal payments on an ARM loan. Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors, as described more fully below, no assurance can be given as to the rate at which any one will prepay.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on the certificates of that series or, in the case of a class of stripped interest certificates, result in the reduction of its notional amount. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield. In addition, if you purchase an offered certificate at a discount, or a premium, and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower, or faster, than the rate anticipated by you during any particular period, the consequent adverse effects on your yield would not be fully offset by a subsequent like increase, or decrease, in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on the date, to a disproportionately large share--which, in some cases, may be all--of the prepayments, or to a disproportionately small share--which, in some cases, may be none--of the prepayments. As and to the extent described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

     In general, the notional amount of a class of stripped interest certificates will either:

     o be based on the principal balances of some or all of the mortgage assets in the related trust fund; or

     o equal the certificate balances of one or more of the other classes of certificates of the same series.

Accordingly, the yield on stripped interest certificates will be inversely related to the rate at which payments and other collections of principal are received on mortgage assets or distributions are made in reduction of the certificate balances of the certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of stripped interest certificates or stripped principal certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in stripped principal certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in stripped interest certificates. If the offered certificates of a series include any of those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. The tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable you to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which the provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either:

     o    converting to a fixed rate loan and thereby locking in the rate; or

     o taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws--which are subject to change--to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to their relative importance, as to the percentage of the principal balance of mortgage loans that will be paid as of any date or as to the overall rate of prepayment on those mortgage loans.




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



WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of the series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of the instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments--for this purpose, the term prepayment includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund--is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the constant prepayment rate ("CPR") prepayment model or the standard prepayment assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans for the life of the related mortgage loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series. The prospectus supplement will also contain the percentage of the initial certificate balance or notional amount of each class of offered certificates that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in the prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule. The principal payment schedule is supported by creating priorities, as and to the extent described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a prepayment collar--that is, a range of prepayment rates that can be sustained without disruption--that determines the principal cash flow of the certificates. A prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb excesses or shortfalls in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, such an event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing the schedule. A targeted amortization class will generally afford the holders some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of certificates in that class to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle those holders to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, known as call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles its holders to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, known as extension risk, if the rate of prepayment is relatively slow. Thus, as and to the extent described in the related prospectus supplement, a companion class absorbs some, but not all, of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on those mortgage loan would be expected during a period of increasing interest rates to amortize at a slower rate, and perhaps not at all, than if interest rates were declining or were remaining constant. A slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. Negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on those certificates, which deferred interest may be added to the certificate balance of those certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization, and that of the classes of certificates to which any related negative amortization would be allocated or that would bear the effects of a slower rate of amortization on the mortgage loans, may increase as a result of this feature.




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



     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage rate, provides that its scheduled payment will adjust less frequently than its mortgage rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage rate. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule thereby resulting in the accelerated amortization of the mortgage loan. Any related acceleration in amortization of its principal balance will shorten the weighted average life of a mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on the mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon:

     o whether the offered certificate was purchased at a premium or a discount; and

     o the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on the certificate, or, in the case of a stripped interest certificate, delay or accelerate the amortization of its notional amount.

     For additional information on the effects of negative amortization on the yield of certificates, you should review the section titled "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Loans. The yield to holders of the offered certificates of any series will directly depend on the extent to which the holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of the losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear its effects.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses and shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

     The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders to a specified portion--which may during specified periods range from none to all--of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of the series, may provide for distributions of principal. Distributions may be provided from:

     o amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates;

     o    Excess Funds; or

     o    any other amounts described in the related prospectus supplement.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of the certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of any of the foregoing sources would have any material effect on the rate at which the certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, under the circumstances and in the manner set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of the certificates and, if the certificates were purchased at premium, reduce the yield on those certificates.


                                  THE DEPOSITOR

     We are Bear Stearns Commercial Mortgage Securities Inc., a Delaware corporation organized on April 20, 1987, and we function as the depositor. Our primary business is to acquire mortgage loans, mortgage-backed securities and related assets and sell interests therein or bonds secured thereby. We are an affiliate of Bear, Stearns & Co. Inc. We maintain our principal office at 383 Madison Avenue, New York, New York 10179. Our telephone number is (212) 272-2000. We do not have, nor do we expect in the future to have, any significant assets.


                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates of any series will be applied by us to the purchase of trust assets or will be used by us for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.


                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of any series, may consist of one or more classes of certificates that, among other things:

     o provide for the accrual of interest thereon at a fixed, variable or adjustable rate;

     o are senior or subordinate to one or more other classes of certificates in entitlement to distributions on the certificates;

     o    are stripped principal certificates;

     o    are stripped interest certificates;

     o provide for distributions of interest or principal that commence only after the occurrence of some events, such as the retirement of one or more other classes of certificates of the series;

     o provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster--and, in some cases, substantially faster--or slower--and, in some cases, substantially slower--than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o provide for distributions based on collections on the mortgage assets in the related trust fund attributable to prepayment premiums and equity participations.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of some classes of stripped interest certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series, if issued as definitive certificates, may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection with the transfer. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the related trustee or servicer on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the distribution date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of any certificate, will be made to the persons in whose names the certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs. The amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor or by check mailed to the address of the certificateholder as it appears in the certificate register. Payment will be made by wire transfer if the certificateholder has provided the person required to make payments with wiring instructions, which may be provided in the form of a standing order applicable to all subsequent distributions, no later than the date specified in the related prospectus supplement, and, if so provided in the related prospectus supplement, the certificateholder holds certificates in the requisite amount or denomination specified therein. If the certificateholder does not provide any wiring instructions, payments will be made by check mailed to the address of the certificateholder as it appears on the certificate register. The final distribution in retirement of any class of certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped principal certificates and some classes of residual certificates that have no pass-through rate, may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates, other than some classes of accrual certificates, and other than any class of stripped principal certificates or residual certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the Accrued Certificate Interest for the class and the distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on the distribution date. Prior to the time interest is distributable on any class of accrual certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. Reference to a notional amount with respect to a class of stripped interest certificates is solely for convenience in making appropriate calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of those certificates--one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under "Yield and Maturity Considerations--Shortfalls in Collections of Interest as a Result of Prepayments of Mortgage Loans," exceed the amount of any sums--including, if and to the extent specified in the related prospectus supplement, all or a portion of the servicer's or special servicer's servicing compensation--that are applied to offset the amount of the shortfalls. The particular manner in which shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of--a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the certificate balance of that class.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped interest certificates and some classes of residual certificates, will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of the class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made from time to time and, if so provided in the related prospectus supplement, will be further reduced by any losses incurred in respect of the related mortgage assets allocated to these certificates from time to time. In turn, the outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to them from time to time, and will be increased, in the case of a class of accrual certificates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest, reduced as described above. Unless otherwise provided in the related prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable cut-off date, after application of scheduled payments due on or before the date, whether or not received. The initial certificate balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of the series who are entitled to receive those distributions until the certificate balances of the certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of one or more specified events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates--each such class is known as a controlled amortization class--may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates--each such class is known as a companion class--may be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, prepayment premiums or payments in respect of equity participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series who are entitled in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses or shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, the amount may be advanced from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for the distribution date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates who are entitled, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which the advances were made--as to any mortgage loan, more commonly known as related proceeds. Advances may also be reimbursed from other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of subordinate certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those subordinate certificates. No advance will be required to be made by the servicer, a special servicer or the trustee if, in the good faith judgment of the servicer, a special servicer or the trustee, as the case may be, the advance would not be recoverable from related proceeds or another specifically identified source--any such advance is known as a nonrecoverable advance. If an advance was previously made by the servicer, a special servicer or the trustee, a nonrecoverable advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by the servicer, special servicer, trustee or other entity from excess funds in a certificate account, the servicer, special servicer, trustee or other entity, as the case may be, will be required to replace the funds in the certificate account on any future distribution date to the extent that funds in the certificate account on the distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of the servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any related surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances made by that entity. Interest will be payable for the period that the advances are outstanding at the rate specified in the related prospectus supplement, and the entity making advances will be entitled to payment of interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise provided in the related pooling and servicing agreement and prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related MBS agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, the servicer, the trustee, or such other party as may be specified in the related prospectus supplement, will forward or make available to each holder a distribution date statement that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

     1. the amount of distribution to holders of the class of offered certificates that was applied to reduce the certificate balance of those certificates;

     2. the amount of distribution to holders of the class of offered certificates that is allocable to Accrued Certificate Interest;

     3. the amount, if any, of distribution to holders of that class of offered certificates that is allocable to both prepayment premiums and payments on account of equity participations;

     4. the amount, if any, by which the distribution is less than the amounts to which holders of a class of offered certificates are entitled;

     5. if the related trust fund includes mortgage loans, the aggregate amount of advances included in the distribution;

     6. if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related servicer, and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer, and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     7. information regarding the aggregate principal balance of the related mortgage assets on or about the distribution date;

     8. if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees, including specific identification of mortgage loans that are more than 60 days delinquent or in foreclosure;

     9. if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the related period. The related period is generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

     10. the certificate balance or notional amount, as the case may be, of each class of certificates, including any class of certificates not offered hereby, at the close of business on a distribution date, separately identifying any reduction in the certificate balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in the certificate balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the certificate balance of a class of accrual certificates, if any, in the event that Accrued Certificate Interest has been added to the balance;

     11. if a class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the applicable pass-through rate for the distribution date and, if determinable, for the next succeeding distribution date;

     12. the amount deposited in or withdrawn from any reserve fund on the distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on the distribution date;

     13. if the related trust fund includes one or more instruments of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each instrument as of the close of business on the distribution date; and

     14. to the extent not otherwise reflected through the information furnished pursuant to subclauses 10 and 13 above, the amount of credit support being afforded by any classes of subordinate certificates.

     In the case of information furnished pursuant to subclauses 1-3 above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of the minimum denomination. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of a series.

     Within a reasonable period of time after the end of each calendar year, the servicer or trustee for a series of certificates, as the case may be, will be required to furnish or make available to you at any time during the calendar year you were a holder of an offered certificate of a series a statement containing the information set forth in subclauses 1-3 above. The information will be aggregated for that calendar year or the applicable portion of that calendar year during which the person was a certificateholder. The obligation to furnish information to a certificateholder will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code as are from time to time in force.

     For other information regarding information provided to a certificateholder, you should review the section in the prospectus titled "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     If the trust fund for a series of certificates includes MBS, the ability of the related servicer, the trustee or such other party as may be specified in the applicable prospectus supplement, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying the MBS will depend on the reports received with respect to the MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date Statements that will be forwarded or made available to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     You will generally not have a right to vote, except with respect to required consents to some amendments to the related pooling and servicing agreement and as otherwise specified in the related prospectus supplement. For additional information, you should review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Amendment." The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of some events which if continuing would constitute an event of default on the part of the related servicer. For further information, you should also review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Events of Default," "--Rights upon Event of Default" and "--Resignation and Removal of the Trustee."

TERMINATION

     The obligations created by the pooling and servicing agreement for each series of certificates will terminate following:

     o the final payment or other liquidation of the last mortgage asset or the disposition of all property acquired upon foreclosure of any mortgage loan; and

     o the payment to the certificateholders of that series of all amounts required to be paid to them pursuant to that pooling and servicing agreement.

     Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in that prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in that prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the related class or classes.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of DTC, and each class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Internal Revenue Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants, which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with SEC.

     Purchases of book-entry certificates under DTC system must be made by or through direct participants, which will receive a credit for the book-entry certificates on DTC's records. Your ownership interest of a book-entry certificate is in turn to be recorded on the direct and indirect participants' records. You will not receive written confirmation from DTC of your purchases, but you are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which you into the transaction. Transfers of ownership interest in the book-entry certificates are to be accomplished by entries made on the books of participants acting on your behalf. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     To facilitate subsequent transfer, all offered certificates deposited by participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of offered certificates with DTC and their registration with Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants to whose accounts the certificates are credited, which may or may not be the certificate owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of the distributions by participants to you will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and will be the responsibility of each participant--and not of DTC, us as the depositor, any trustee or servicer--subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, you may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder, as the term is used in the related pooling and servicing agreement, will be the nominee of DTC, and you will not be recognized as certificateholders under the pooling and servicing agreement. You will be permitted to exercise your rights under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. We will be informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and some of you, your ability to pledge your interest in book-entry certificates to persons or entities that do not participate in DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to you or your nominees, rather than to DTC or its nominee, only if:

     o we advise the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and we are unable to locate a qualified successor; or

     o we, at our option, elect to terminate the book-entry system through DTC with respect to those certificates.

Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the certificate owners identified in our instructions the definitive certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.


               DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include us, the trustee, the servicer and, in some cases, a special servicer appointed as of the date of the pooling and



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



servicing agreement. However, a pooling and servicing agreement may include a mortgage asset seller as a party, and a pooling and servicing agreement that relates to a trust fund that consists solely of MBS may not include the servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, our affiliate, or the mortgage asset seller or its affiliate, may perform the functions of servicer or special servicer. Any party to a pooling and servicing agreement may own certificates issued under that pooling and servicing agreement. However, except with respect to required consents to some amendments to a pooling and servicing agreement, certificates that are held by the servicer or a special servicer for the related series will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe some provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description contained in this prospectus. If the related trust fund includes MBS, it will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of the provisions in the related prospectus supplement. As used in this prospectus with respect to any series, the term certificate refers to all of the certificates of that series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires. We will provide a copy of the pooling and servicing agreement, without exhibits, that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to Bear Stearns Commercial Mortgage Securities Inc., 383 Madison Avenue, New York, New York 10179,
Attention: J. Christopher Hoeffel.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign, or cause to be assigned, to the designated trustee the mortgage loans to be included in the related trust fund. Unless otherwise specified in the related prospectus supplement, we will assign, or cause to be assigned, all principal and interest to be received on or with respect to those mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date. The trustee will, concurrently with the assignment, deliver the certificates to or at our direction in exchange for the mortgage loans and the other assets to be included in the trust fund for the series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund. The information will typically include the address of the related mortgaged property and type of the property; the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     We will deliver, or cause to be delivered, to the related trustee, or to a custodian appointed by the trustee, some loan documents with respect to each mortgage loan to be included in a trust fund. Unless otherwise specified in the related prospectus supplement, the loan documents will include the following:

     o the original mortgage note endorsed, without recourse, to the order of the trustee; and

     o the original mortgage, or a certified copy, with evidence of recording and an assignment of the mortgage to the trustee in recordable form. Unless otherwise provided in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will require that we or another party to the pooling and servicing agreement promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records.

     The trustee, or a custodian appointed by the trustee, for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt. The trustee, or the custodian,




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will hold the mortgage loan documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if any document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee, or custodian, will be required to notify the servicer and us, and one of us will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon the occurrence of conditions, and/or within a specified period, specified in the pooling and servicing agreement, after initial issuance of the series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation. Neither we nor, unless it is the mortgage asset seller, the servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee, or to a custodian appointed by the trustee, because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the mortgage asset seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or a certified copy of that document.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, we will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, some representations and warranties covering, by way of example:

     o the accuracy of the information set forth for the mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement;

     o the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

     o the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and

     o    the payment status of the mortgage loan.

     It is expected that in most cases the warranting party will be the mortgage asset seller. However, the warranting party may also be an affiliate of the mortgage asset seller, the servicer, a special servicer or another person acceptable to us, or us or our affiliate. The warranting party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each pooling and servicing agreement will provide that the servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects your interests. If a warranting party cannot cure the breach within a specified period following the date on which it was notified of that breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon some conditions and/or within a specified period after initial issuance of a series of certificates, to replace the related



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



mortgage loan with one or more other mortgage loans. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to you or to the related trustee on your behalf for a breach of representation and warranty by a warranting party. Neither we nor the servicer, in either case unless we or the servicer is the warranting party, will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued. Consequently, those representations and warranties may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause it to believe that the representations and warranties made in respect of a mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in a trust fund. The servicer will be required to follow collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in the trust fund and held for its own account, provided the procedures are consistent with:

     o the terms of the related pooling and servicing agreement and any related instrument of credit support included in the trust fund;

     o    applicable law; and

     o the servicing standard specified in the related pooling and servicing agreement and prospectus supplement.

     The servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in the trust fund various other customary functions of a servicer of comparable loans. These obligations include the following:

     o maintaining escrow or impound accounts, if required under the related pooling and servicing agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis;

     o managing, or overseeing the management of, mortgaged properties acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise, each of which is called an REO property; and

     o    maintaining servicing records relating to the mortgage loans.

Unless otherwise specified in the related prospectus supplement, the servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.

     For additional information regarding credit support, you should review the section in this prospectus titled "Description of Credit Support."

SUB-SERVICERS

     The servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers. However, unless otherwise specified in the related prospectus supplement, the servicer will remain obligated under the related pooling and servicing agreement. A sub-servicer for any series of certificates



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



may be our affiliate or an affiliate of the servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between the servicer and a sub-servicer will provide that, if for any reason the servicer is no longer acting in that capacity, the trustee or any successor servicer may assume the servicer's rights and obligations under the sub-servicing agreement. The servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers the removal of the sub-servicer to be in your best interest.

     Unless otherwise provided in the related prospectus supplement, the servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the servicer's compensation pursuant to the related pooling and servicing agreement is sufficient to pay the sub-servicer's fees. Each sub-servicer will be reimbursed by the servicer that retained it for some expenditures which it makes, generally to the same extent the servicer would be reimbursed under a pooling and servicing agreement.

     For additional information regarding payment of fees and expenses to a sub-servicer, you should review the sections in this prospectus titled "--Certificate Account" and "--Servicing Compensation and Payment of Expenses."

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related pooling and servicing agreement or may be appointed by the servicer or another specified party. A special servicer for any series of certificates may be our affiliate or an affiliate of the servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of the servicer including the ability to appoint sub-servicers to the extent specified in the related prospectus supplement. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the related prospectus supplement.

CERTIFICATE ACCOUNT

     General. The servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of the mortgage loans. Those certificate accounts will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account. The funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related servicer, trustee or special servicer, if any, as additional compensation. A certificate account may be maintained with the related servicer, special servicer or mortgage asset seller or with a depository institution that is our affiliate or an affiliate of any of the foregoing. Any entity that maintains a certificate account must comply with applicable rating agency standards. If permitted by the applicable rating agency or Agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related servicer or special servicer, if any, or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt, in the case of collections on or in respect of the mortgage loans, or otherwise as provided in the related pooling and servicing agreement, the following payments and collections received or made by the servicer, the trustee or any special servicer subsequent to the cut-off date, other than payments due on or before the cut-off date:

     1. all payments on account of principal, including principal prepayments, on the mortgage loans;



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



     2. all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the servicer or any special servicer as its servicing compensation or as compensation to the trustee;

     3. all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property, other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the servicer, or, if applicable, a special servicer, and/or the terms and conditions of the related Mortgage (collectively, insurance and condemnation proceeds) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired with respect to the liquidation, by foreclosure or otherwise (collectively, liquidation proceeds) together with the net operating income, less reasonable reserves for future expenses, derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

     4. any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support";

     5. any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

     6. any amounts paid under any cash flow agreement, as described under "Description of the Trust Funds--MBS--Cash Flow Agreements";

     7. all proceeds of the purchase of any mortgage loan, or property acquired with respect to the liquidation, by us, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination" (all of the foregoing, also liquidation proceeds);

     8. any amounts paid by the servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses";

     9. to the extent that any related item does not constitute additional servicing compensation to the servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or equity participations with respect to the mortgage loans;

     10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

     11. any amount required to be deposited by the servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the certificate account; and

     12. any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

     1.   to make distributions to you on each distribution date;

     2. to pay the servicer, the trustee or a special servicer any servicing fees not previously retained thereby, the payment to be made out of payments on the particular mortgage loans as to which the fees were earned;

     3. to reimburse the servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies", the reimbursement to be made out of amounts received that were identified and applied by the servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any instrument of credit support with respect to those mortgage loans;

     4. to reimburse the servicer, the trustee or a special servicer for unpaid servicing fees earned by it and unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, the reimbursement to be made out of amounts that represent liquidation proceeds and insurance and condemnation proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which their fees were earned or their expenses were incurred or out of amounts drawn under any instrument of credit support with respect to the mortgage loans and properties;

     5. to reimburse the servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and
          (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

     6. if and to the extent described in the related prospectus supplement, to pay the servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause
          (3) above made by it and the servicing expenses described in clause
          (4) above incurred by it while the advances remain outstanding and unreimbursed;

     7. to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on the mortgaged properties, as described under "--Realization Upon Defaulted Mortgage Loans";

     8. to reimburse the servicer, the special servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under "--Some Matters Regarding the Servicer and the Depositor";

     9. if and to the extent described in the related prospectus supplement, to pay the fees of trustee;

     10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under "--Regarding the Fees, Indemnities and Powers of the Trustee";

     11. if and to the extent described in the related prospectus supplement, to pay the fees of any provider of credit support;

     12. if and to the extent described in the related prospectus supplement, to reimburse prior draws on any instrument of credit support;

     13. to pay the servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;



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



     14. to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

     15. if one or more elections have been made to treat the trust fund or its designated portions as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC
          Certificates--Taxes That May Be Imposed on the REMIC Pool";

     16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired with respect to a defaulted mortgage loan in connection with the liquidation of the mortgage loan or property;

     17. to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

     18. to make any other withdrawals permitted by the related pooling and servicing agreement and described in the related prospectus supplement; and

     19. to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     The servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard set forth in the related pooling and servicing agreement. However, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment will not do the following:

     o affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan;

     o in the judgment of the servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on that mortgage loan; and

     o adversely affect the coverage under any applicable instrument of credit support.

     Unless otherwise provided in the related prospectus supplement, the servicer also may agree to any other modification, waiver or amendment if, in its judgment,

     o a material default on the mortgage loan has occurred or a payment default is imminent;

     o the modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation; and

     o the modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related mortgaged property. In general, the special servicer for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, contact the borrower concerning the default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take the other



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actions as are consistent with the servicing standard set forth in the pooling and servicing agreement. A significant period of time may elapse before the special servicer is able to assess the success of any related corrective action or the need for additional initiatives.

     The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a mortgaged property in lieu of foreclosure on your behalf may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related mortgaged property for a considerable period of time, and the mortgage loan may be restructured in the resulting bankruptcy proceedings. For additional information regarding the restructuring of a mortgage loan, you should review the Section in this prospectus titled "Legal Aspects of Mortgage Loans".

     A pooling and servicing agreement may grant to the servicer, a special servicer, a provider of credit support and/or the holder or holders of one or more classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined purchase price any mortgage loan as to which a specified number of scheduled payments are delinquent. If the predetermined purchase price is insufficient to fully fund the entitlements of certificateholders to principal and interest, it will be so specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the special servicer may offer to sell any defaulted mortgage loan if and when the special servicer determines, consistent with the applicable servicing standard, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will require that the special servicer accept the highest cash bid received from any person, including itself, us or any affiliate of either of us or any certificateholder, that constitutes a fair price for the defaulted mortgage loan. In the absence of any bid determined in accordance with the related pooling and servicing agreement to be fair, the special servicer will generally be required to proceed against the related mortgaged property, subject to the discussion below.

     If a default on a mortgage loan has occurred or, in the special servicer's judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time do the following so long as it is consistent with the servicing standard:

     o    institute foreclosure proceedings;

     o    exercise any power of sale contained in the related Mortgage;

     o    obtain a deed in lieu of foreclosure; or

     o    otherwise acquire title to the related mortgaged property.

     Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or an operator of the mortgaged property within the meaning of some federal environmental laws. The special servicer may do so only if the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that:

     o either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking the actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions; and




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     o    there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if the circumstances or conditions are present for which any related action could be required, taking the actions with respect to the mortgaged property is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions.

     For additional information regarding environmental risks associated with mortgage loans, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Environmental Risks".

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which one or more REMIC elections have been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition, unless one of the following events occurs:

     o the Internal Revenue Service grants an extension of time to sell the property or

     o the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for longer than the period described above will not result in the imposition of a tax on the trust fund or cause the trust fund or any of its designated portions to fail to qualify as a REMIC under the Internal Revenue Code at any time that any certificate is outstanding.

     Subject to the foregoing, the special servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for the property. The special servicer will be required to assure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Section 860G(a)(8) of the Internal Revenue Code at all times. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may be required to retain an independent contractor to manage and operate that property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage that mortgaged property in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement.

     In general, the special servicer will be obligated to operate and manage any mortgaged property acquired as REO property in a manner consistent with the servicing standard. After the special servicer reviews the operation of that property and consults with the trustee to determine the trustee's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from that property, the special servicer could determine, particularly in the case of REO properties that are operating businesses, such as hotels, that it would not be consistent with the servicing standard, to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of Section 857(b)(4)(B) of the Internal Revenue Code (an "REO Tax"). To the extent that income the trust fund receives from an REO property is subject to an REO Tax, such income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%. The determination as to whether income from an REO property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO property. Any REO Tax imposed on the trust fund's income from an REO property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. For additional information you should review the section in this prospectus titled "Material Federal Income Tax Consequences."

     The limitations imposed by the related pooling and servicing agreement and, if applicable, the REMIC provisions of the Internal Revenue Code on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. For additional information you should review the section in this prospectus titled "Legal Aspects of Mortgage
Loans--Foreclosure."



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



     If recovery on a defaulted mortgage loan under any related instrument of credit support is not available, the special servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on that mortgage loan and the aggregate amount of reimbursable expenses incurred by the special servicer in connection with that mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The special servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of liquidation proceeds to you. The reimbursement amount will represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the special servicer will not be required to expend its own funds to effect the restoration unless, and to the extent not otherwise provided in the related prospectus supplement, it determines:

     o that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer for its expenses; and

     o that the expenses will be recoverable by it from related insurance and condemnation proceeds or liquidation proceeds.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will require the servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage as is required under the related mortgage. Alternatively, if the mortgage permits the holder to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, the hazard insurance policy coverage should be consistent with the requirements of the servicing standard. Unless otherwise specified in the related prospectus supplement, the hazard insurance policy coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and the replacement cost of the related mortgaged property. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may depend upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the servicer under any policy will be deposited in the related certificate account. Amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note will be otherwise distributed. The pooling and servicing agreement may provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If a blanket policy contains a deductible clause, the servicer will be required, in the event of a casualty covered by that blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for the deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions. Nevertheless, most of the policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Accordingly, a mortgaged property may not be insured for



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losses arising from any such cause unless the related mortgage specifically requires, or permits its holder to require, that type of coverage.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of:

     o    the replacement cost of the improvements less physical depreciation;
          and

     o the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Some of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the servicer will determine whether to exercise any right the trustee may have under any related provision in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property.

     For additional information regarding due-on-sale and due-on-encumbrance clauses relating to mortgage loans, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, the servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Any special servicer's compensation with respect to a series of certificates will come from payments or other collections on or with respect to specially serviced mortgage loans and REO properties. Because compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, the servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation some expenses incurred in connection with the administration of the related trust fund. Those expenses may include, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Some other expenses, including some expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If and to the extent provided in the related prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest



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shortfalls. For further information regarding prepayment interest shortfalls, you should review the section in the prospectus titled "Yield and Maturity Considerations--Shortfalls in Collections of Interest as a Result of Prepayments of Mortgage Loans".

EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each pooling and servicing agreement will require, on or before a specified date in each year, the servicer to cause a firm of independent public accountants to furnish to the trustee a statement. The statement should provide that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the servicer of mortgage loans under pooling and servicing agreements substantially similar to each other, which may include the pooling and servicing agreement, was conducted through the preceding calendar year or other specified twelve-month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, neither the Audit Program for Mortgages serviced for FHLMC, nor paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

     Each pooling and servicing agreement will also require, on or before a specified date in each year, the servicer to furnish to the trustee a statement signed by one or more officers of the servicer to the effect that the servicer has fulfilled its material obligations under the applicable pooling and servicing agreement throughout the preceding calendar year or other specified twelve-month period.

SOME MATTERS REGARDING THE SERVICER AND THE DEPOSITOR

     The entity serving as servicer under a pooling and servicing agreement may be our affiliate and may have other normal business relationships with us or our affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will permit the servicer to resign from its obligations only upon the following conditions:

     o the appointment of, and the acceptance of the appointment by, a successor to it and receipt by the trustee of written confirmation from each applicable rating agency that the resignation and appointment will not have an adverse effect on the rating assigned by the rating agency to any class of certificates of the series; or

     o a determination that the servicer's obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it.

     No resignation by the servicer will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to some limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related pooling and servicing agreement.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that none of the servicer, any special servicer, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment. However, none of the servicer, us or any other person will be protected against any of the following:

     o breach of a representation, warranty or covenant made in the pooling and servicing agreement;

     o any expense or liability that that person is specifically required to bear pursuant to the terms of the pooling and servicing agreement; and



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



     o any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties or by reason of reckless disregard of the obligations and duties.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that the servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the pooling and servicing agreement or the related series of certificates. However, indemnification will not extend to any loss, liability or expense:

     o that the person is specifically required to bear pursuant to the terms of the agreement, or is incidental to the performance of obligations and duties thereunder and is not otherwise reimbursable pursuant to the pooling and servicing agreement;

     o those that are incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement;

     o that are incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the pooling and servicing agreement, or by reason of reckless disregard of the obligations or duties; or

     o that are incurred in connection with any violation of any state or federal securities law.

     In addition, each pooling and servicing agreement will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. However, each of the servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the related series of certificateholders. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certificateholders, and the servicer or the depositor, as the case may be, will be entitled to charge the related certificate account for those expenses, costs and liabilities.

     Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, will be the successor of the servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the prospectus supplement for a series of certificates, events of default under the related pooling and servicing agreement will include the following:

     o any failure by the servicer to distribute or cause to be distributed to the certificateholders of that series, or to remit to the trustee for distribution to those certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series;

     o any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related pooling and servicing agreement, which failure continues unremedied for sixty days after written notice of the failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series; and

     o some events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the servicer and some actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing events of default, other than to add to it or shorten cure periods or eliminate notice requirements, will be specified in the related prospectus supplement.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the servicer under a pooling and servicing agreement and remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, the trustee will be required, to terminate all of the rights and obligations of the servicer under the pooling and servicing agreement. Upon termination of the servicer's rights and obligations, the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. However, if the servicer is required to make advances under the pooling and servicing agreement regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to do so, or if the related prospectus supplement so specifies, the trustee will not be obligated to make the advances. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may, or, at the written request of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, it will be required to, appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that, unless otherwise provided in the related prospectus supplement, is acceptable to each applicable rating agency to act as successor to the servicer under the pooling and servicing agreement. Pending appointment of a successor, the trustee will be obligated to continue to act in that capacity.

     You will not have the right under any pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement. You may do so only if the following conditions have been met:

     o you previously have given to the trustee written notice of default and other certificateholders of the same series entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series shall have made written request upon the trustee to institute the proceeding in its own name as trustee;

     o    you shall have offered to the trustee reasonable indemnity; and

     o the trustee for sixty days, or the other period specified in the related prospectus supplement, shall have neglected or refused to institute any related proceeding.

     The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the related pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation to it at the request, order or direction of any of the holders of certificates of the related series, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each pooling and servicing agreement may be amended by the respective parties to it, without your consent, to do the following:

     o    to cure any ambiguity;

     o to correct a defective provision therein or to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision in the pooling and servicing agreement;



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



     o to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with its provisions;

     o    to comply with any requirements imposed by the Internal Revenue Code;
          or

     o for any other purpose; provided that the amendment, other than an amendment for the specific purpose referred to in clause 4 above, may not, as evidenced by an opinion of counsel to the effect satisfactory to the trustee, adversely affect in any material respect your interests; and provided further that the amendment, other than an amendment for one of the specific purposes referred to in clauses 1 through 4 above, must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement may also be amended by the respective parties to the pooling and servicing agreement, with the consent of the holders of the related series of certificates entitled to not less than 51%, or another percentage specified in the related prospectus supplement, of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, no amendment may:

     o reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any Certificate without the consent of the holder of that certificate;

     o adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in the immediately preceding clause, without the consent of the holders of all certificates of that class; or

     o modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series.

     However, unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or any of its designated portions, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford the certificateholders access during normal business hours to the most recent list of certificateholders of that series held by the person. If the list is of a date more than 90 days prior to the date of receipt of the certificateholders' request, then the person, if not the registrar for that series of certificates, will be required to request from the registrar a current list and to afford the requesting certificateholders access to it promptly upon receipt.

THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with us or our affiliates and with any servicer or special servicer and its affiliates. If and to the extent specified under the related pooling and servicing agreement, some functions of the trustee may be performed by a fiscal agent under some circumstances.



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DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any underlying mortgage loan or related document. The trustee will not be accountable for the use or application by or on behalf of the servicer for that series of any funds paid to the servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the servicer or any special servicer. If no event of default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related pooling and servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related pooling and servicing agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

REGARDING THE FEES, INDEMNITIES AND POWERS OF THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series. The trustee may be indemnified for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement. However, the indemnification will not extend to any loss, liability or expense that:

     o constitutes a specific liability imposed on the trustee pursuant to the related pooling and servicing agreement,

     o constitutes loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties or by reason of its reckless disregard of its obligations or duties; or

     o may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related pooling and servicing agreement or perform any of its duties either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any other agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice to us. Upon receiving a notice of resignation, we, or any other person as may be specified in the related prospectus supplement, will be required to use our best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as the trustee under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if some events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, we will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series may at any time, with



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cause, or if so specified in the related prospectus supplement, without cause, remove the trustee under the related pooling and servicing agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.


                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any instrument of credit support may provide credit enhancement for more than one series of certificates to the extent described in that instrument.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by the credit support, you will bear the share of deficiencies allocable to your certificates. Moreover, if an instrument of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that that credit support will be exhausted by the claims of the holders of certificates of one or more other series before they receive their intended share of the credit support coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates, the related prospectus supplement will include a description of the following:

     o    the nature and amount of coverage under the credit support;

     o any conditions to payment thereunder not otherwise described in this prospectus;

     o the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced; and

     o    the material provisions relating to the credit support.

Additionally, the related prospectus supplement will set forth some information with respect to the obligor under any instrument of credit support, including the following:

     o    a brief description of its principal business activities;

     o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

     o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

     o its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement.



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SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of, or may be limited to, some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which the subordination will be available.

CROSS-SUPPORT PROVISIONS

     If the mortgage loans or mortgage backed securities in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage loans or mortgage backed securities prior to distributions on subordinate certificates evidencing interests in a different group of mortgage loans or mortgage backed securities within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for some default risks by insurance policies or guarantees. To the extent deemed by us to be material, a copy of each instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement. Under a letter of credit, the issuing bank will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of some types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the issuing bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any related letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any insurance policies and/or surety bonds. A copy of any insurance policy or surety bond will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.



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RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or some classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds. Cash, a letter of credit, permitted investments, a demand note or a combination of the following will be deposited into the reserve funds, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against some types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from the investments will be credited to the related reserve fund for the series, and any loss resulting from the investments will be charged to that reserve fund. However, any reinvestment income or gain from investments may be payable to any related servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each credit support instrument, the information indicated above, to the extent the information is material and available.


                         LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of some legal aspects of loans secured by commercial and multifamily residential properties. Because the legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states.

     For additional information regarding legal aspects of mortgage loans, you should review the section in this prospectus titled "Description of the Trust Funds--Mortgage Loans". For purposes of the following discussion, the term mortgage loan includes a mortgage loan underlying an MBS.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as mortgages. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and,



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generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor, the borrower and usually the owner of the subject property, and a mortgagee, the lender. In contrast, a deed of trust is a three-party instrument, among a trustor, the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor, the borrower, conveys title to the real property to the grantee, the lender, generally with a power of sale, until the time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the related note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, some federal laws, including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room revenues are considered accounts receivable under the UCC; in cases where hotels or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of its security interest. Even if the lender's security interest in room revenues is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenues following a default.

     For additional information regarding foreclosure action with respect to revenue from income-producing properties, you should also review the section in the prospectus titled "--Bankruptcy Laws".

PERSONAL PROPERTY

     In the case of some types of mortgaged properties, such as hotels, motels and nursing homes, personal property, to the extent owned by the borrower and not previously pledged, may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its



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obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary from State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Public sales of mortgaged property are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Some Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on the principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for that of the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to the sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.



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


     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code and, therefore, could be rescinded in favor of the bankrupt's estate, if:

     o    the foreclosure sale was held while the debtor was insolvent; and

     o the price paid for the foreclosed property did not represent (reasonably equivalent value).

     Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court decision of BFP v. Resolution Trust Corporation in 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.

     Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make any repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at some types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     For additional information regarding environmental costs associated with a mortgaged property, you should review the section in this prospectus titled "--Environmental Risks".

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     The proceeds received by the referee or trustee from a foreclosure sale are generally applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by the holders.



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     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their equity of redemption. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However, in some of those states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

LEASEHOLD RISKS

     Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened under some circumstances such as the following:

     o if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

     o if the ground lease permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     o if the ground lease contains some other protective provisions typically included in a mortgageable ground lease.



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     The ground leases that secure the mortgage loans at issue may not contain some of these protective provisions, and the related mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the following:

     o the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the borrower under the ground lease;

     o the right of the leasehold mortgagee to cure the defaults, with adequate cure periods;

     o if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise;

     o the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and

     o the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination of the ground lease.

     In addition to the foregoing protections, a leasehold mortgage may prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease in the lessor's bankruptcy case, although this provision may not be enforceable. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject the lease in a ground lessee bankruptcy case, such a provision may not be enforceable. Without the protections described in this and the foregoing paragraph, a leasehold mortgagee may be more likely to lose the collateral securing its leasehold mortgage. In addition, the terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although some rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation proceeds will ordinarily be governed by the provisions of the ground lease, unless otherwise agreed to by the ground lessee and leasehold mortgagee.

COOPERATIVE SHARES

     Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant to those shares, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. The loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, foreclosure on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases. If, following payment to the lender, there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder may be responsible for the deficiency.



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     For additional information regarding payment of deficiencies, you should review the sections in this prospectus titled "--Anti-Deficiency Legislation."

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a secured lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, provided some substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified. For example, the outstanding amount of the secured loan may be reduced to the then-current value of the property, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, a reduction in the rate of interest and/or an alteration of the repayment schedule and an extension (or shortening) of the term to maturity. The lien of the lender may be transferred to other collateral or collateral may be released from the lien of the lender. The priority of a mortgage loan may also be subordinated to bankruptcy court-approved financing. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     The bankruptcy court can also reinstate accelerated indebtedness and also, in effect, invalidate due-on-sale clauses. A trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related mortgage loan to the contrary, sell the mortgaged property free and clear of all liens, which liens would then attach to the proceeds of the sale.

     The Bankruptcy Code provides that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition rents and hotel revenues, unless a bankruptcy court orders to the contrary based on the equities of the case. Thus, if the borrower has executed an assignment of leases, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute cash collateral under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged properties is adequately protected. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to hotel revenues.

     Bankruptcies of tenants of the mortgaged properties could have an adverse impact on the borrowers' ability to meet their obligations. For example, rights and obligations under an unexpired lease may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease conditioned upon the commencement of a case under the Bankruptcy Code or some other similar events. In addition, there is an automatic stay of, among other things, any act to obtain possession of property of or from a debtor's estate, which may delay the borrower's exercise of the remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.

     A trustee or a debtor-in-possession in a case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to the executory contract or unexpired lease, such as the lessor or borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan.



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Moreover, the claim of a lessor for the damages from the termination of a lease of real property will be limited to the sum of:

     1. the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the leased property was surrendered; and

     2. any unpaid rent due under that lease, without acceleration, on the earlier of those dates.

     If a trustee or debtor-in-possession assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision in that executory contract or unexpired lease or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. The Bankruptcy Code specifically provides, however, that adequate assurance of future performance for purposes of a lease of real property in a shopping center includes the following:

     o adequate assurance of the source of rent due under the lease, and in the case of an assignment, that the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of the debtor and its guarantors, if any, as of the time the debtor became the lessee under the lease;

     o that any percentage rent due under the lease will not decline substantially;

     o that the assumption and assignment of the lease is subject to all the provisions in that lease, including, but not limited to, provisions such as a radius, location, use or exclusivity provision, and will not breach any provision contained in any other lease, financing agreement, or master agreement relating to that shopping center; and

     o that the assumption or assignment of the lease will not disrupt the tenant mix or balance in that shopping center.

     Thus, an undetermined third party may assume the obligations of the lessee under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee.

     If a trustee for a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat that lease as terminated by that rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term of the lease and for any renewal or extension of that term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease, for the balance of the term after the date of rejection of the lease and any renewal or extension thereof, the value of any damages occurring after the date of rejection caused by the nonperformance of any obligation of the lessor after that date.

     In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the related trust fund. Payments may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. In addition, some court decisions suggest that even a non-collusive, regularly conducted foreclosure sale could be challenged in a bankruptcy case as a fraudulent conveyance, regardless of the parties' intent, if a bankruptcy court determines that the mortgaged property has been sold for less than fair consideration while the mortgagor was insolvent or otherwise meets the statutory criteria for fraudulent transfer.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In some circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity



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may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to some tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Pursuant to the doctrines of substantive consolidation or piercing the corporate veil, a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property that is ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity may be extended to the first and the rights of creditors of the first entity may be impaired in the fashion set forth above in the discussion of bankruptcy principles. The application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the certificateholders.

     On February 5, 2001, the United States Bankruptcy Court for the Northern District of Ohio entered an order refusing to modify an interim cash collateral order that treated inventory and receivables sold by a chapter 11 debtor to two special purpose subsidiaries, not in chapter 11, as property of the debtor's estate. In re LTV Steel Company, case no 0043866 (Bankr. N.D. Ohio). In the February 5 opinion, the court states, "To suggest that Debtor lacks some ownership interest in products that it creates with its own labor, as well as the proceeds to be derived from that labor, is difficult to accept." Entry of a similar order in a bankruptcy case in which an originator of certain mortgage loans was the debtor could result in a material impairment of the rights of the Certificateholders.

     For each mortgagor that is described as a special purpose entity, single purpose entity or bankruptcy-remote entity in the prospectus supplement, the activities that may be conducted by the mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational documents of that mortgagor. The activities of the mortgagor are restricted in a manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against that mortgagor remote, and that mortgagor has been organized and is designed to operate in a manner that makes it reasonably likely that its separate existence will be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of that mortgagor. However, we make no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

ENVIRONMENTAL RISKS

     A lender may be subject to unforeseen environmental risks with respect to loans secured by real or personal property, such as the mortgage loans. The environmental risks may give rise to:

     o a diminution in value of property securing a mortgage loan or the inability to foreclose against the property; or

     o in some circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property or the principal balance of the related mortgage loan.

     Under federal law and the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of the mortgage for any mortgage loan may lose its priority to that type of lien.

     Under the federal Comprehensive Response, Compensation, and Liability Act, a lender may be liable either to the government or to private parties for cleanup costs on a property securing a loan, even if the lender does not cause or contribute to the contamination. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, or PRPs, including current owners and operators of the property who did not cause or contribute to the contamination. Many states have laws similar to CERCLA.



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     Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. Court decisions applying the secured-creditor exemption have in the past been inconsistent and confusing. On September 30, 1996, President Clinton signed into law the "Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996," which includes amendments to CERCLA and to the underground storage tank provisions of the Resource Conservation and Recovery Act and applies to any claim that was not finally adjudicated as of September 30, 1996. The Act attempts to clarify the activities in which a lender can engage and still have the benefit of a secured creditor exemption. However, the secured creditor exemption is not available to a lender that participates in management of mortgaged property prior to a foreclosure. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that merely having the capacity to influence, or unexercised right to control operations does not constitute participation in management. A lender will be deemed to have participated in management and will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental compliance or all other operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Act are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability under other laws that may also impose liability on "owners or operators".

     Environment clean-up costs may be substantial. It is possible that environmental clean-up costs could become a liability of the related trust fund and occasion a loss to certificateholders if remedial costs were incurred.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to transfer restrictions. In such a case, if the lender becomes the owner upon foreclosure, it may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that the costs of remediating hazardous substance contamination at a property could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of such a loss, and unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will provide that the servicer, acting on behalf of the related trust fund, may not acquire title to a mortgaged property or take over its operation unless the servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans." There can be no assurance that any environmental site assessment obtained by the servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail some expense.



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     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. The disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce the clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982, effective October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that due-on-sale clauses in some loans made after the effective date of the Garn Act are enforceable, within some limitations, as set forth in the Garn Act and the regulations promulgated thereunder, the servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a due-on-sale provision upon transfer of an interest in the property, regardless of the servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Some of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

ADJUSTABLE RATE LOANS

     The laws of some states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the UCC. In that event, the related trust fund will not be deemed to be a holder in due course within the meaning of the UCC and may take a mortgage note subject to restrictions on the ability to foreclose and to contractual defenses available to a mortgagor.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended, provides that state usury limitations shall not apply to some types of residential (including multifamily) first mortgage loans



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originated by some lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will, if originated after that rejection or adoption, be eligible for inclusion in a trust fund unless:

     o the mortgage loan provides for an interest rate, discount points and charges as are permitted under the laws of the state; or

     o the mortgage loan provides that the terms of that mortgage loan are to be construed in accordance with the laws of another state under which its interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, we cannot give you any information as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on some of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates. The shortfalls would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any instrument of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under some circumstances, during an additional three-month period thereafter. Thus, in the event a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulation of the condominium association. Mortgaged properties which are hotels or motels may present additional risk to the lender in that:

     o hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

     o the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.



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In addition, mortgaged properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of the properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations (such as hotels, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable" within the meaning of the ADA. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, each altered portion is readily accessible to and usable by individuals with disabilities. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose the requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender was, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.


                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks and insurance companies, may be subject to special rules. Except as noted below, this discussion applies to United States persons who hold the certificates as capital assets. The authorities on which this discussion is based are subject to change or differing interpretations, and any related change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended, as well as the REMIC regulations promulgated by the U.S. Department of Treasury. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets, and, where the applicable prospectus supplement provides for a retained yield (the "Retained Interest") with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a holder or certificateholder in this discussion generally mean the beneficial owner of a certificate.


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FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

     General. With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Internal Revenue Code
Section 860D. A trust fund or any of its portions as to which a REMIC election will be made will be referred to as a REMIC pool. For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as REMIC certificates and will consist of one or more classes of regular certificates and one class of residual certificates in the case of each REMIC pool. Qualification as a REMIC requires ongoing compliance with some conditions. With respect to each series of REMIC certificates, Cadwalader, Wickersham & Taft LLP, our counsel, has advised us that in the firm's opinion, assuming:

     o    the making of such an election;

     o    compliance with the pooling and servicing agreement; and

     o compliance with any changes in the law, including any amendments to the Internal Revenue Code or applicable Treasury regulations thereunder,

each REMIC pool will qualify as a REMIC. The regular certificates will be considered to be "regular interests" in the REMIC pool within the meaning of Internal Revenue Code Section 860D and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the residual certificates will be considered to be the sole class of "residual interests" in the REMIC pool within the meaning of Internal Revenue Code Section 860D. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections will be made with respect to the related trust fund, in which event references to REMIC or REMIC pool herein shall be deemed to refer to each such REMIC pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as either as a financial asset securitization investment trust, or FASIT, or as a grantor trust for federal income tax purposes.

     For additional information regarding federal income tax consequences of holding the certificates, you should also review the sections in this prospectus titled "--Federal Income Tax Consequences for FASIT Certificates" and "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made."

     Characterization of Investments in REMIC Certificates. In general, unless otherwise provided in the related prospectus supplement, the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or other prescribed purposes, the REMIC certificates will not be treated as assets qualifying under Section 7701(a)(19)(C) of the Internal Revenue Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the regular certificates and income allocated to the residual certificates will be interest described in
Section 856(c)(3)(B) of the Internal Revenue Code to the extent that such certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code. In addition, the regular certificates will be, if transferred to a REMIC on its startup day in exchange for an interest in such REMIC, "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code and, if transferred to a FASIT pursuant to the rules relating to FASITs, "permitted assets" under Section 860L(c)(1)(G) of the Internal Revenue Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The special servicer, servicer, or the trustee, as required under the pooling and servicing agreement will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include



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amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Internal Revenue Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code.

     Tiered REMIC Structures. For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs ("Tiered REMICs") for federal income tax purposes. The Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs, will be considered to evidence ownership of regular certificates or residual certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code and, "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Internal Revenue Code, and whether the income on such certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code, the Tiered REMICs will be treated as one REMIC.

     Qualification as a REMIC. In order for the REMIC pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC pool with the requirements set forth in the Internal Revenue Code. The REMIC pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC pool, as of the close of the third calendar month beginning after the startup day, which for purposes of this discussion is the date of issuance of the REMIC certificates, and at all times thereafter, may consist of assets other than qualified mortgages and permitted investments. The REMIC regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide reasonable arrangements to prevent its residual interest from being held by Disqualified Organizations and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement for each Series will contain a provision designed to meet this requirement.

     For further information, you should review the section in this prospectus titled "--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates or is purchased by the REMIC pool within a three-month period thereafter pursuant to a fixed price contract in effect on the startup day.

     Qualified mortgages include the following:

     o    whole mortgage loans, such as the mortgage loans;

     o certificates of beneficial interest in a grantor trust that holds mortgage loans, including some of the MBS;

     o regular interests in another REMIC, such as MBS issued by a trust as to which a REMIC election has been made, or in a FASIT holding at least 95% of its assets as qualified mortgages;

     o    loans secured by timeshare interests; and

     o loans secured by shares held by a tenant stockholder in a cooperative housing corporation.



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However, in general:

     o the fair market value of the real property securing the mortgage (including any buildings and structural components) must be at least 80% of the principal balance of the related mortgage loan or of the mortgage loan underlying any related MBS either at origination of the relevant loan or as of the startup day; or

     o substantially all the proceeds of the mortgage loan or the underlying mortgage loan must have been used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the real property value test described in the preceding sentence as of the date of the last modification or as of the REMIC startup day. A qualified mortgage includes a qualified replacement mortgage, which is any mortgage loan that would have been treated as a qualified mortgage if it were transferred to the REMIC pool on the startup day and that is received either:

     o in exchange for any qualified mortgage within a three-month period thereafter; or

     o in exchange for a mortgage loan that is a defective obligation, as defined immediately below, within a two-year period thereafter.

     A defective obligation includes the following:

     1. a mortgage in default or as to which default is reasonably foreseeable;

     2. a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC pool has been breached;

     3.   a mortgage that was fraudulently procured by the mortgagor; and

     4. a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is defective as described in clause 4 in the immediately preceding sentence that is not sold or, if within two years of the startup day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period. A qualified mortgage includes any asset described above that is transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates, or that is purchased by the REMIC pool within three months after the startup day pursuant to a fixed price contract in effect on the startup day.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until distributed to holders of interests in the REMIC pool. A qualified reserve asset is any intangible property (other than a REMIC residual interest) held for investment that is part of any reasonably required reserve maintained by the REMIC pool to provide for payments of expenses of the REMIC pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and some other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced promptly and appropriately as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC pool in connection with the default or imminent default of a qualified mortgage. Foreclosure property generally may not be held beyond the close of the third calendar year following the acquisition of the property by a REMIC pool, with possible extensions granted by the Internal Revenue Service of up to an additional three years.


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     In addition to the foregoing requirements, the various interests in a REMIC pool also must meet certain requirements. All of the interests in a REMIC pool must be either of the following:

     o    one or more classes of regular interests; or

     o a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC pool that is issued on the startup day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount, or other similar amount, and provides that interest payments, or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A regular interest in a REMIC pool may have payments of principal that are subordinated to payments on other regular interests or the residual interest in the REMIC pool, and that are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC pool or prepayment interest shortfalls. A REMIC pool may issue multiple classes of regular interests.

     A residual interest is an interest in a REMIC pool other than a regular interest that is issued on the startup day and that is designated as a residual interest. A REMIC may issue only one class of residual interests on which distributions, if any, are made pro rata.

     If an entity, such as the REMIC pool, fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for REMIC status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the regular certificates may be treated as equity interests therein. The Internal Revenue Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC pool would occur absent regulatory relief. You should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

     General. A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest and original issue discount on a regular certificate will be treated as ordinary income to a holder of the regular certificate as they accrue, and principal payments on a regular certificate in excess of accrued market discount will be treated as a return of capital to the extent of the regular certificateholder's basis in the regular certificate. Regular certificateholders must use the accrual method of accounting with regard to regular certificates, regardless of the method of accounting otherwise used by the regular certificateholders.

     Original Issue Discount. Accrual certificates, interest only, and principal-only certificates will be, and other Classes of regular certificates may be, issued with original issue discount within the meaning of Internal Revenue Code Section 1273(a). Holders of any Class of regular certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based in part on Treasury regulations under Internal Revenue Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act, referred to in this document as OID regulations. Regular certificateholders should be aware, however, that the OID regulations do not adequately address some issues relevant to prepayable securities, such as the regular certificates. To the extent the



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issues are not addressed in the regulations, we intend to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID regulations. Moreover, the OID regulations include an anti-abuse rule allowing the Service to apply or depart from the OID regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. You are advised to consult your own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the regular certificates.

     Each regular certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a regular certificateholder's income. The total amount of original issue discount on a regular certificate is the excess of the stated redemption price at maturity of the regular certificate over its issue price. The issue price of a Class of regular certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of regular certificates of that class is sold to the public, excluding bond houses, brokers and underwriters. Although unclear under the OID regulations, we intend to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by us as the fair market value of that Class as of the issue date. The issue price of a regular certificate also includes the amount paid by an initial regular certificateholder for accrued interest that relates to a period prior to the issue date of the regular certificate, unless the regular certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a regular certificate always includes the original principal amount of the regular certificate, but generally will not include distributions of stated interest if the interest distributions constitute qualified stated interest. Under the OID regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate, as described below, provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the regular certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a regular certificate, it is possible that no interest on any Class of regular certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the regular certificates as qualified stated interest. Distributions of interest on an accrual certificate, or on other regular certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the regular certificates includes all distributions of interest as well as principal thereon. Likewise, we intend to treat an interest only class, or a class on which interest is substantially disproportionate to its principal amount, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a regular certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a regular certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the regular certificate multiplied by the weighted average maturity of the regular certificate. For this purpose, the weighted average maturity of the regular certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until all distributions in reduction of are scheduled to be made, presumably taking into account the prepayment assumption, by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the regular certificate and the denominator of which is the stated redemption price at maturity of the regular certificate. The Conference Committee Report to the 1986 Act provides that the schedule of the distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans and the anticipated reinvestment rate, if any, relating to the regular certificates. The prepayment assumption with respect to a series of regular certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and the income will be capital gain if the regular certificate is held as a capital asset. However, under the OID regulations, regular certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method.

     For additional information regarding an election to treat interest under the constant yield method, you should review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield Method."



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     A regular certificateholder generally must include in gross income for any taxable year the sum of the daily portions, as defined below, of the original issue discount on the regular certificate accrued during an accrual period for each day on which it holds the regular certificate, including the date of purchase but excluding the date of disposition. We will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each regular certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the regular certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the prepayment assumption. Other than as discussed below with respect to a random lot certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

     (a)  the sum of:

          o the present value of all of the remaining distributions to be made on the regular certificate as of the end of that accrual period that are included in the regular certificate's stated redemption price at maturity; and

          o the distributions made on the regular certificate during the accrual period that are included in the regular certificate's stated redemption price at maturity;

     over:

     (b) the adjusted issue price of the regular certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     o    the yield to maturity of the regular certificate at the issue date;

     o events, including actual prepayments, that have occurred prior to the end of the accrual period; and

     o    the prepayment assumption.

     For these purposes, the adjusted issue price of a regular certificate at the beginning of any accrual period equals the issue price of the regular certificate, increased by the aggregate amount of original issue discount with respect to the regular certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the regular certificate's stated redemption price at maturity that were made on the regular certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a regular certificateholder generally will increase to take into account prepayments on the regular certificates as a result of prepayments on the mortgage loans that exceed the prepayment assumption. The daily portions generally will decrease, but not below zero for any period, if the prepayments are slower than the prepayment assumption. An increase in prepayments on the mortgage loans with respect to a series of regular certificates can result in both a change in the priority of principal payments with respect to some classes of regular certificates and either an increase or decrease in the daily portions of original issue discount with respect to the regular certificates.

     Acquisition Premium. A purchaser of a regular certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the regular certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat



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all acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method."

     Variable Rate Regular Certificates. Regular certificates may provide for interest based on a variable rate. Under the OID regulations, interest is treated as payable at a variable rate if, generally:

     o the issue price does not exceed the original principal balance by more than a specified de minimis amount; and

     o the interest compounds or is payable at least annually at current values of:

     o    one or more qualified floating rates;

     o    a single fixed rate and one or more qualified floating rates;

     o    a single objective rate; or

     o a single fixed rate and a single objective rate that is a qualified inverse floating rate.

     A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. Two or more qualified floating rates will be treated as a single qualified floating rate if all the qualified floating rates can reasonably be expected to have approximately the same values throughout the terms of the instrument. This requirement will be conclusively presumed to be satisfied if the values of all the qualified floating rates are within 0.25% of each other on the issue date. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not within the control of the issuer or a related party or unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is an objective rate that is equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds. An inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of regular certificates may be issued under this Prospectus that does not have a variable rate under the OID regulations. For example, a class may be issued that bears different rates at different times during the period it is outstanding such that it is considered significantly front-loaded or back-loaded within the meaning of the OID regulations. It is possible that the class may be considered to bear contingent interest within the meaning of the OID regulations. The OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to regular certificates. However, if final regulations dealing with contingent interest with respect to regular certificates apply the same principles as the OID regulations, the final regulations may lead to different timing of income inclusion than would be the case under the OID regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest regular certificates as ordinary income. You should consult your tax advisors regarding the appropriate treatment of any regular certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC regulations, a regular floating-rate certificate qualifies as a regular interest in a REMIC if:

     o it bears a rate that qualifies as a variable rate under the OID regulations:

          o that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of the rate (plus or minus a specified number of basis points); or

          o that represents a weighted average of rates on some or all of the mortgage loans which bear interest at a fixed rate or at a qualifying variable rate under the REMIC regulations, including the rate that is subject to one or more caps or floors;



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or:

     o it bears one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods.

     Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat regular certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a regular certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that regular certificate generally to be determined by assuming that interest will be payable for the life of the regular certificate based on the initial rate. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID regulations, unless required otherwise by applicable final regulations, we intend to treat regular certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest. The yield on the regular certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the issue date, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on the regular certificates.

     Deferred Interest. Under the OID regulations, all interest on a regular certificate as to which there may be Deferred Interest is includible in the stated redemption price at maturity. Accordingly, any Deferred Interest that accrues with respect to a class of regular certificates will constitute income to the holders of those regular certificates prior to the time distributions of cash with respect to the Deferred Interest are made.

     Market Discount. A purchaser of a regular certificate also may be subject to the market discount rules of Internal Revenue Code Sections 1276 through 1278. Under these Internal Revenue Code sections and the principles applied by the OID regulations in the context of original issue discount, market discount is the amount by which the purchaser's original basis in the regular certificate:

     o is exceeded by the then-current principal amount of the regular certificate; or

     o in the case of a regular certificate having original issue discount, is exceeded by the adjusted issue price of the regular certificate at the time of purchase.

     The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the regular certificate as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any related distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the prepayment assumption.

     The Conference Committee Report to the 1986 Act provides that until the Treasury regulations are issued, market discount would accrue either:

     o    on the basis of a constant interest rate or



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     o    in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of the period, or in the case of a regular certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.

     The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the regular certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a regular certificate over the interest distributable on that certificate. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the regular certificate for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the regular certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the regular certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by that regular certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply.

     For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the election may be deemed to be made.

     Market discount with respect to a regular certificate will be considered to be de minimis if the market discount is less than 0.25% of the remaining stated redemption price at maturity of that regular certificate multiplied by the weighted average maturity of the regular certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase, presumably taking into account prepayment assumptions. It appears that de minimis market discount should be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     Premium. A regular certificate purchased at a cost, excluding any portion of such cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the regular certificateholder holds the regular certificate as a capital asset within the meaning of Internal Revenue Code
Section 1221, the regular certificateholder may elect under Internal Revenue Code Section 171 to amortize the premium under the constant yield method. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. The 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Internal Revenue Code Section 171 on installment obligations such as the regular certificates, although it is unclear whether the alternatives to the constant yield method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a regular certificate rather than as a separate deduction item.

     For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Internal Revenue Code
Section 171 election may be deemed to be made.

     Election to Treat All Interest Under the Constant Yield Method. A holder of a debt instrument such as a regular certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:



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     o    interest includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

     o the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition.

     It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. You should consult your own tax advisors regarding the advisability of making such an election.

     Sale or Exchange of Regular Certificates. If a regular certificateholder sells or exchanges a regular certificate, the regular certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the regular certificate. The adjusted basis of a regular certificate generally will equal the cost of the regular certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the regular certificate and reduced by amounts included in the stated redemption price at maturity of the regular certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a regular certificate realized by an investor who holds the regular certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the regular certificate has been held for the long-term capital gain holding period, currently more than one year. The gain will be treated as ordinary income in the following instances:

     o if a regular certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the regular certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Internal Revenue Code
          Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of the transaction;

     o in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates; or

     o    to the extent that the gain does not exceed the excess, if any, of:

          o the amount that would have been includible in the gross income of the holder if its yield on the regular certificate were 110% of the applicable Federal rate as of the date of purchase; over

          o the amount of income actually includible in the gross income of the holder with respect to the regular certificate.

     In addition, gain or loss recognized from the sale of a regular certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c). Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate than is the ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.



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     Holders that recognize a loss on a sale or exchange of a regular certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     Treatment of Losses. Holders of regular certificates will be required to report income with respect to regular certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of regular certificates, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a regular certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, you are cautioned that while you may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the bad debt rules of Internal Revenue Code Section 166. Under Internal Revenue Code Section 166, it appears that holders of regular certificates that are corporations or that otherwise hold the regular certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any regular certificates becoming wholly or partially worthless. In general, holders of regular certificates that are not corporations and do not hold the regular certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the regular certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of regular certificates should be allowed a bad debt deduction at the time as the principal balance of any class or subclass of the regular certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or the class of regular certificates has been otherwise retired. The Service could also assert that losses on the regular certificates are deductible based on some other method that may defer the deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating negative original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Holders of regular certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the regular certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Service may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. You are advised to consult your tax advisors regarding the treatment of losses on regular certificates.

TAXATION OF RESIDUAL CERTIFICATES

     Taxation of REMIC Income. Generally, the daily portions of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of residual certificates, and will not be taxed separately to the REMIC pool. The daily portions of REMIC taxable income or net loss of a residual certificateholder are determined by allocating the REMIC pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating the daily portion among the residual certificateholders in proportion to their respective holdings of residual certificates in the REMIC pool on the day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except for the following:

     o the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

     o    all bad loans will be deductible as business bad debts; and

     o the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.



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     The REMIC pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the regular certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the regular certificates. The REMIC pool's deductions include interest and original issue discount expense on the regular certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC pool and realized losses on the mortgage loans. The requirement that residual certificateholders report their pro rata share of taxable income or net loss of the REMIC pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a residual certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the regular certificates or income from amortization of issue premium on the regular certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC pool at a discount, and one or more of the mortgage loans is prepaid, the residual certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular certificates and the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon the distributions on those regular certificates on account of any unaccrued original issue discount relating to those regular certificates. When there is more than one class of regular certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular certificates when distributions in reduction of principal are being made in respect of earlier classes of regular certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to the mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of regular certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the series of regular certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular certificates, whereas to the extent that the REMIC pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, residual certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of the mismatching. In general, unrelated deductions will not be available to offset some or all of such "phantom" income, as discussed below under "--Limitations on Offset or Exemption of REMIC Income." The timing of the mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the residual certificateholder's after-tax rate of return. In addition, a residual certificateholder's taxable income during some periods may exceed the income reflected by the residual certificateholder for the periods in accordance with generally accepted accounting principles. You should consult your own accountants concerning the accounting treatment of your investment in residual certificates.

     Basis and Losses. The amount of any net loss of the REMIC pool that may be taken into account by the residual certificateholder is limited to the adjusted basis of the residual certificate as of the close of the quarter (or time of disposition of the residual certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a residual certificate is the amount paid for that residual certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC pool reportable by the residual certificateholder and will be decreased, but not below zero, first, by a cash distribution from the REMIC pool and, second, by the amount of loss of the REMIC pool reportable by the residual certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the residual certificateholder as to whom the loss was disallowed and may be used by the residual certificateholder only to offset any income generated by the same REMIC pool.

     A residual certificateholder will not be permitted to amortize directly the cost of its residual certificate as an offset to its share of the taxable income of the related REMIC pool. However, that taxable income will not include cash received by the REMIC pool that represents a recovery of the REMIC pool's basis in its assets. The recovery of basis by the REMIC pool will have the effect of amortization of the issue price of the residual certificates over their life. However, in view of the possible acceleration of the income of residual certificateholders described above



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



under "Taxation of REMIC Income", the period of time over which the issue price is effectively amortized may be longer than the economic life of the residual certificates.

     A residual certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC regulations appear to treat the issue price of a residual interest as zero rather than the negative amount for purposes of determining the REMIC pool's basis in its assets. The preamble to the REMIC regulations states that the Service may provide future guidance on the proper tax treatment of payments made by a transferor of the residual interest to induce the transferee to acquire the interest. Residual certificateholders should assume such payments are included in income as ordinary income upon receipt and should consult their own tax advisors to consider other possible treatments.

     Further, to the extent that the initial adjusted basis of a residual certificateholder (other than an original holder) in the residual certificate is greater that the corresponding portion of the REMIC pool's basis in the mortgage loans, the residual certificateholder will not recover a portion of the basis until termination of the REMIC pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC regulations currently in effect do not so provide.

     You should review the sections titled "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC pool as a capital loss.

TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE

     Although we intend to compute REMIC income and expense in accordance with the Internal Revenue Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that we will use for reporting income with respect to the mortgage loans and expenses with respect to the regular certificates, and different methods could result in different timing of reporting of taxable income or net loss to residual certificateholders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on regular certificates as described above under "Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates," without regard to the de minimis rule described therein, and "--Premium."

     Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC pool will constitute income to the REMIC pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to regular certificates as described above under "Taxation of Regular Certificates--Deferred Interest."

     Market Discount . The REMIC pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC pool allocable to the mortgage loans is exceeded by their unpaid principal balances. The REMIC pool's basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after its transfer to the REMIC pool. The REMIC regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC pool, or its fair market value at the Closing Date, in the case of a retained class. In respect of mortgage loans that have market discount to which Internal Revenue Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount, regardless of whether any payments of amounts included in the stated redemption price are received. The computation of accrued market discount income generally should be made in the manner described above under "Taxation of Regular Certificates--Market Discount."

     Premium. Generally, if the basis of the REMIC pool in the mortgage loans exceeds their unpaid principal balances, the REMIC pool will be considered to have acquired the mortgage loans at a premium equal to the amount of the excess. As stated above, the REMIC pool's basis in mortgage loans is the fair market value of the mortgage



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loans, based on the aggregate of the issue prices, or the fair market value of retained Classes, of the regular and residual interests in the REMIC pool immediately after their transfer to the REMIC pool. In a manner analogous to the discussion above under "Taxation of Regular Certificates--Premium," a REMIC pool that holds a mortgage loan as a capital asset under Internal Revenue Code
Section 1221 may elect under Internal Revenue Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Internal Revenue Code Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME

     A portion, and often all, of the REMIC taxable income includible in determining the federal income tax liability of a residual certificateholder will be subject to special treatment. That portion, referred to as the excess inclusion, is equal to the excess of REMIC taxable income for the calendar quarter allocable to a residual certificate over the daily accruals for the quarterly period of:

     o 120% of the long-term applicable Federal rate that would have applied to the residual certificate, if it were a debt instrument, on the startup day under Internal Revenue Code Section 1274(d); multiplied by

     o the adjusted issue price of the residual certificate at the beginning of the quarterly period.

For this purpose, the adjusted issue price of a residual certificate at the beginning of a quarter is the issue price of the residual certificate, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that residual certificate prior to the beginning of the quarterly period. Accordingly, the portion of the REMIC pool's taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the residual certificates diminishes and all such taxable income will be so treated if the adjusted issue price of the residual certificates is zero.

     The portion of a residual certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the residual certificateholder's return. However, net operating loss carryforwards are determined without regard to excess inclusion income. Further, if the residual certificateholder is an organization subject to the tax on unrelated business income imposed by Internal Revenue Code Section 511, the residual certificateholder's excess inclusions will be treated as unrelated business taxable income of that residual certificateholder for purposes of Internal Revenue Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to some persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors", and its portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to some persons who are not U.S. Persons.

     In addition, three rules determine the effect of excess inclusions on the alternative minimum taxable income of a residual certificateholder. First, alternative minimum taxable income for a residual certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a residual certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules have the effect of preventing non-refundable tax credits reducing a taxpayer's income tax to an amount less than the alternative minimum tax on excess inclusions.



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TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES

     Disqualified Organizations. If any legal or beneficial interest in a residual certificate is transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of:

     o the present value of the total anticipated excess inclusions with respect to the residual certificate for periods after the transfer; and

     o the highest marginal federal income tax rate applicable to corporations.

The REMIC regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the prepayment assumption. The present value rate equals the applicable Federal rate under Internal Revenue Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the residual certificate, except that where the transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the residual certificate is actually held by the Disqualified Organization.

     In addition, if a Pass-Through Entity has excess inclusion income with respect to a residual certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in the entity, then a tax is imposed on the entity equal to the product of the amount of excess inclusions on the residual certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period the person is the record holder of the residual certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an electing large partnership holds a residual certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on Pass-Through Entities described in the preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides the affidavit mentioned in the prior paragraph.

     The pooling and servicing agreement with respect to a series of certificates will provide that no legal or beneficial interest in a residual certificate may be transferred unless the following occurs:

     o the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the residual certificate, is not a Disqualified Organization and is not purchasing the residual certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman on its behalf); and

     o the transferor provides a statement in writing to us and the trustee that it has no actual knowledge that the affidavit is false.

     Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each residual certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each residual certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related pooling and servicing agreement required under the Internal Revenue Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must



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



be furnished to the Service and to the requesting party within 60 days of the request, and we or the trustee may charge a fee for computing and providing the information.

     Noneconomic Residual Interests. The REMIC regulations would disregard some transfers of residual certificates, in which case the transferor would continue to be treated as the owner of the residual certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC pool. Under the REMIC regulations, a transfer of a noneconomic residual interest, as defined below, to a residual certificateholder, other than a residual certificateholder who is not a U.S. Person, is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a noneconomic residual interest unless, at the time of the transfer:

     o the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and

     o the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

     o the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

     o the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due; and

     o the transferee represents that it will not cause the income with respect to the residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of a transferee or of any other United States Person.

The pooling and servicing agreement with respect to each series of certificates will require the transferee of a residual certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "--Disqualified Organizations." The transferor must have no actual knowledge or reason to know that the statements are false.

     In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, a fourth requirement must be satisfied in one of two alternative ways. The first way such fourth requirement may be satisfied is that the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

     o the present value of any consideration given to the transferee to acquire the interest;

     o the present value of the expected future distributions on the interest; and




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     o    the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is assumed to pay tax at the highest corporate tax rate (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Internal Revenue Code Section 1274(d) at the time of the transfer and the compounding method of the transferee.

The second way such fourth requirement may be satisfied is:

     o the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years, excluding certain related party obligations);

     o the transferee must agree in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for this safe harbor transfer; and

     o the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Foreign Investors. The REMIC regulations provide that the transfer of a residual certificate that has tax avoidance potential to a foreign person will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A residual certificate is deemed to have tax avoidance potential unless, at the time of the transfer:

     o the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer; and

     o the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

If the non-U.S. Person transfers the residual certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a residual certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which the transfer may be made.

SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE

     Upon the sale or exchange of a residual certificate, the residual certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis, as described above under "Taxation of Residual Certificates--Basis and Losses," of the residual certificateholder in the residual certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC pool, a residual certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC pool exceeds the adjusted basis on that distribution date. The income will be treated as gain from the sale or exchange of the residual certificate. It is possible that the termination of the REMIC pool may be treated as a sale or exchange of a residual certificateholder's residual certificate, in which case, if the residual certificateholder has an adjusted basis in the residual certificateholder's residual certificate remaining when its interest in the REMIC pool terminates, and if the residual certificateholder holds the residual certificate as a capital asset under Internal Revenue Code Section 1221,



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then the residual certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of a residual certificate will be treated as ordinary income if one or both of the following conditions are met:

     o if a residual certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the residual certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

     o in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a residual certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Internal Revenue Code Section 1091 will apply to dispositions of residual certificates where the seller of the residual certificate, during the period beginning six months before the sale or disposition of the residual certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a taxable mortgage pool (such as a non-REMIC owner trust) that is economically comparable to a residual certificate.

MARK-TO-MARKET REGULATIONS

     Regulations under Internal Revenue Code Section 475, relating to the requirement that a securities dealer mark-to-market securities held for sale to customers, provide that, for purposes of the mark-to-market requirement, a residual certificate is not treated as a security and thus may not be marked-to-market.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     Prohibited Transactions. Income from some transactions by the REMIC pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of residual certificateholders, but rather will be taxed directly to the REMIC pool at a 100% rate. Prohibited transactions generally include:

     1.   the disposition of a qualified mortgage other than pursuant to:

          o a substitution within two years of the startup day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the startup day;

          o    foreclosure, default or imminent default of a qualified mortgage;

          o    bankruptcy or insolvency of the REMIC pool; or

          o    qualified (complete) liquidation;

     2. the receipt of income from assets that are not the type of mortgages or investments that the REMIC pool is permitted to hold;



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     3.   the receipt of compensation for services; or

     4. the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4), it is not a prohibited transaction to sell REMIC pool property to prevent a default on regular certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

     Contributions to the REMIC Pool After the Startup Day. In general, the REMIC pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC pool after the startup day. Exceptions are provided for cash contributions to the REMIC pool made under the following circumstances:

     o    during the three months following the startup day;

     o    if made to a qualified reserve fund by a residual certificateholder;

     o    if in the nature of a guarantee;

     o    if made to facilitate a qualified liquidation or clean-up call; and

     o    if as otherwise permitted in Treasury regulations yet to be issued.

     Net Income from Foreclosure Property. The REMIC pool will be subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as foreclosure property until the close of the third calendar year following the year of acquisition, with possible extensions of up to an additional three years. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC pool will receive income or gain subject to prohibited transactions taxes or contributions subject to tax. As described in "Description of the Pooling and Servicing Agreements -- Realization upon Defaulted Mortgage Loans" with respect to net income from foreclosure property from a property that secured a mortgage loan, in some circumstances income from such a property may be subject to taxation when it is held by the REMIC pool.

     Liquidation of the REMIC Pool. If a REMIC pool adopts a plan of complete liquidation, within the meaning of Internal Revenue Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC pool credits or distributes in liquidation all of the sale proceeds plus its cash, other than amounts retained to meet claims, to holders of regular certificates and residual certificateholders within the 90-day period.

     Administrative Matters. The REMIC pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC pool's returns. Treasury regulations provide that, except where there is a single residual certificateholder for an entire taxable year, the REMIC pool will be subject to the procedural and administrative rules of the Internal Revenue Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a



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unified administrative proceeding. The residual certificateholder owning the largest percentage interest in the residual certificates will be obligated to act as tax matters person, as defined in the applicable Treasury regulations, with respect to the REMIC pool. Each residual certificateholder will be deemed, by acceptance of the residual certificates, to have agreed to:

     o the appointment of the tax matters person as provided in the preceding sentence; and

     o the irrevocable designation of the servicer as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF SOME EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to some itemized deductions described in Internal Revenue Code Section 67, to the extent that the itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced.

     In the case of a REMIC pool, the deductions may include deductions under Internal Revenue Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC pool, or any similar expenses allocated to the REMIC pool with respect to a regular interest it holds in another REMIC. Investors who hold REMIC certificates either directly or indirectly through pass-through entities may have their pro rata share of the expenses allocated to them as additional gross income, but may be subject to the limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of residual certificates in the case of a REMIC pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable portion of the expenses to holders of regular certificates, as well as holders of residual certificates, where regular certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, the allocable portion will be determined based on the ratio that a REMIC certificateholder's income, determined on a daily basis, bears to the income of all holders of regular certificates and residual certificates with respect to a REMIC pool. As a result, individuals, estates or trusts holding REMIC certificates, either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or other pass-through entities described in the foregoing temporary Treasury regulations, may have taxable income in excess of the interest income at the pass-through rate on regular certificates that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on residual certificates. Unless otherwise indicated in the applicable prospectus supplement, all the expenses will be allocable to the residual certificates.

TAXATION OF FOREIGN INVESTORS

     A regular certificateholder that is not a "United States Person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a regular certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a regular certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that such certificateholder is not a United States Person and providing the name and address of such certificateholder. For these purposes, "United States Person" means a citizen or resident of the United States, a corporation or partnership (except as may be provided in Treasury regulations) created or organized in, or under the laws of, the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a regular certificate held by a residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for




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exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation. It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may not be available to a holder who is not a United States Person and owns 10% or more of one or more underlying mortgagors or, if the holder is a controlled foreign corporation, it is related to one or more underlying mortgagors.

     Further, it appears that a regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     The Treasury Department issued regulations which prescribe new certification requirements to establish exemptions from withholding, backup withholding and information reporting rules. The regulations are generally effective for distributions made after December 31, 2000. Prospective investors are urged to consult their own tax advisors regarding the regulations.

     Unless otherwise stated in the related prospectus supplement, transfers of residual certificates to investors that:

     o    are not United States Persons; or

     o are United States Persons and classified as partnerships under the Internal Revenue Code, if any of their beneficial owners are not United States Persons,

will be prohibited under the related pooling and servicing agreement.

     Backup Withholding. Distributions made on the regular certificates, and proceeds from the sale of the regular certificates to or through some brokers, may be subject to a backup withholding tax under Internal Revenue Code Section 3406 at a rate of 28% (increasing to 31% after 2010) on reportable payments (including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the regular certificateholder complies with some reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the regular certificate, or the certificateholder is otherwise an exempt recipient under applicable provisions of the Internal Revenue Code. Any amounts to be withheld from distribution on the regular certificates would be refunded by the Service or allowed as a credit against the regular certificateholder's federal income tax liability.

     Reporting Requirements. Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the regular certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of regular certificates or beneficial owners who own regular certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of regular certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request the information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of regular certificates. Holders through nominees must request information from the nominee.

     The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC pool to each residual certificateholder by the end of the month following the close of each calendar quarter, 41 days after the end of a quarter under proposed Treasury regulations, in which the REMIC pool is in existence.




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     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to residual certificateholders, furnished annually, if applicable, to holders of regular certificates, and filed annually with the Service concerning Internal Revenue Code Section 67 expenses (see "Limitations on Deduction of Some Expenses" above) allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to residual certificateholders, furnished annually to holders of regular certificates, and filed annually with the Service concerning the percentage of the REMIC pool's assets meeting the qualified asset tests described above under "--Federal Income Tax Consequences for REMIC Certificates--Qualification as a REMIC."

FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION IS MADE

     STANDARD CERTIFICATES

     General. In the event that no election is made to treat a trust fund or a segregated pool of assets therein with respect to a series of certificates that are not designated as stripped certificates, or as a REMIC, the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Internal Revenue Code and not as a partnership, an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the standard certificates, the holder of each standard certificate in the series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its standard certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "--Premium and Discount--Recharacterization of Servicing Fees." Accordingly, the holder of a standard certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its standard certificate, including interest at the coupon rate on the mortgage loans, original issue discount, if any, prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the standard certificateholder's method of accounting. A standard certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own standard certificates, either directly or indirectly through some pass-through entities, will be subject to limitation with respect to some itemized deductions described in Internal Revenue Code Section 67, including deductions under Internal Revenue Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced. As a result, investors holding standard certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on the standard certificates with respect to interest at the pass-through rate on the standard certificates. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of standard certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the stripped bond and stripped coupon rules of the Internal Revenue Code, as described below under "Stripped Certificates" and "--Premium and Discount--Recharacterization of Servicing Fees," respectively.

     Tax Status.

     Standard certificates will have the following status for federal income tax purposes:

     1. A standard certificate owned by a domestic building and loan association within the meaning of Internal Revenue Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that standard certificate is of the type described in the section of the Internal Revenue Code.

     2. A standard certificate owned by a real estate investment trust will be considered to represent real estate assets within the meaning of Internal Revenue Code Section 856(c)(5)(B) to the extent that the assets of the



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          related trust fund consist of qualified assets, and interest income on the assets will be considered interest on obligations secured by mortgages on real property to the extent within the meaning of Internal Revenue Code Section 856(c)(3)(B).

     3. A standard certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Internal Revenue Code
          Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of qualified mortgages within the meaning of Internal Revenue Code Section 860G(a)(3).

     Premium and Discount

     Standard certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of standard certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a standard certificate will be determined generally as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium."

     Original Issue Discount. The original issue discount rules will be applicable to a standard certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors, other than individuals, originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Internal Revenue Code provisions or, under some circumstances, by the presence of teaser rates on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to the income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual. However, Internal Revenue Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a standard certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by the holder.

     Market Discount. Standard certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be generally reported as ordinary income generally in the manner described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," except that it is unclear whether a prepayment assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual.

     Recharacterization of Servicing Fees. If the servicing fee paid to the servicer were deemed to exceed reasonable servicing compensation, the amount of the excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the standard certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation, known as excess servicing, will cause the mortgage loans to be treated under the stripped bond rules. The guidance provides safe harbors for



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servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the amounts is not greater than the value of the services provided.

     Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of the amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as stripped coupons and stripped bonds. Subject to the de minimis rule discussed below under "--Stripped Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the standard certificates, and the original issue discount rules of the Internal Revenue Code would apply to its holder. While standard certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the servicer, or as including the portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, the recharacterization should not have any significant effect upon the timing or amount of income reported by a standard certificateholder, except that the income reported by a cash method holder may be slightly accelerated.

     You should also review "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     Sale or Exchange of Standard Certificates. Upon sale or exchange of a standard certificate, a standard certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the standard certificate. In general, the aggregate adjusted basis will equal the standard certificateholder's cost for the standard certificate, increased by the amount of any income previously reported with respect to the standard certificate and decreased by the amount of any losses previously reported with respect to the standard certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for some financial institutions subject to the provisions of Internal Revenue Code Section 582(c), any related gain or loss would be capital gain or loss if the standard certificate was held as a capital asset. However, gain on the sale of a standard certificate will be treated as ordinary income:

     o if a standard certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the standard certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

     o in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

     Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate than ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a standard certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.


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     STRIPPED CERTIFICATES

     General. Pursuant to Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of stripped bonds with respect to principal payments and stripped coupons with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as stripped certificates. Stripped certificates include stripped interest certificates and stripped principal certificates as to which no REMIC election is made.

     The certificates will be subject to those rules if the following occur:

     o we retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

     o the servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard Certificates--Recharacterization of Servicing Fees" above); and

     o certificates are issued in two or more classes or subclasses representing the right to non-pro rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a stripped certificate will be considered to own stripped bonds with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or stripped coupons with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the stripped certificate's allocable share of the servicing fees paid to the servicer, to the extent that the fees represent reasonable compensation for services rendered. See discussion above under "--Standard Certificates--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to stripped certificateholders, the servicing fees will be allocated to the stripped certificates in proportion to the respective entitlements to distributions of each class or subclass of stripped certificates for the related period or periods. The holder of a stripped certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Certificates--General," subject to the limitation described therein.

     Internal Revenue Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of stripped certificates for federal income tax purposes is not clear in some respects at this time, particularly where the stripped certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft, our counsel that the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Internal Revenue Code and not as an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue Code Section 7701(i).

     Each stripped certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Internal Revenue Code Section 1286, Internal Revenue Code Sections 1272 through 1275, and the OID regulations. While under Internal Revenue Code Section 1286 computations with respect to stripped certificates arguably should be made in one of the ways described below under "--Taxation of Stripped Certificates--Possible Alternative Characterizations," the OID regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The pooling and servicing agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations assume that a stripped certificate will be treated as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount and that the interest component of the stripped certificate would be treated as qualified stated interest under the OID regulations. Further pursuant to these final regulations the purchaser of the stripped certificate will be required to account for any discount as market discount rather than original issue discount unless either:




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     o    the initial discount with respect to the stripped certificate was treated as zero under the de minimis rule of Internal Revenue Code
          Section 1273(a)(3); or

     o no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any related market discount would be reportable as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in the computation.

     Status of Stripped Certificates. No specific legal authority exists as to whether the character of the stripped certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, our counsel has advised us that stripped certificates owned by applicable holders should be considered to represent real estate assets within the meaning of Internal Revenue Code Section 856(c)(5)(B), "obligation[s] principally secured by an interest in real property" within the meaning of Internal Revenue Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to stripped certificates should be considered to represent interest on obligations secured by mortgages on real property within the meaning of Internal Revenue Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for that treatment.

     Taxation of Stripped Certificates.

     Original Issue Discount. Except as described above under "--General," each stripped certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a stripped certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID regulations and the amendments to the original issue discount sections of the Internal Revenue Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a stripped certificate, referred to in this discussion as a stripped certificateholder, in any taxable year likely will be computed generally as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates." However, with the apparent exception of a stripped certificate qualifying as a market discount obligation, as described above under "--General," the issue price of a stripped certificate will be the purchase price paid by each holder of a stripped certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the stripped certificate to the stripped certificateholder, presumably under the prepayment assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a stripped certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the stripped certificateholder's stripped certificate. While the matter is not free from doubt, the holder of a stripped certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in the stripped certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the stripped certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are contingent within the meaning of the OID regulations. The OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the stripped certificates. However, if final regulations dealing with contingent interest with respect to the stripped certificates apply the same principles as the OID regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID regulations. Furthermore, application of the principles could lead to the characterization of gain on the sale of contingent interest stripped certificates as ordinary income. You should consult your tax advisors regarding the appropriate tax treatment of stripped certificates.



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     Sale or Exchange of Stripped Certificates. Sale or exchange of a stripped certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the stripped certificateholder's adjusted basis in the stripped certificate, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the stripped certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a stripped certificateholder other than an original stripped certificateholder should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Holders that recognize a loss on a sale or exchange of a stripped certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     Purchase of More than One Class of Stripped Certificates. Where an investor purchases more than one class of stripped certificates, it is currently unclear whether for federal income tax purposes the classes of stripped certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the stripped certificates discussed above are not the only possible interpretations of the applicable Internal Revenue Code provisions. For example, the stripped certificateholder may be treated as the owner of any of the following:

     o one installment obligation consisting of the Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan;

     o as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

     o a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect to it.

     Alternatively, the holder of one or more classes of stripped certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of stripped certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon, as the case may be, treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Internal Revenue Code Section 1286.

     Because of these possible varying characterizations of stripped certificates and the resultant differing treatment of income recognition, stripped certificateholders are urged to consult their own tax advisors regarding the proper treatment of stripped certificates for federal income tax purposes.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

     o the amount of servicing compensation received by a master servicer or special servicer, and



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     o    all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On June 20, 2002, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as any entity classified as a "trust" under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

     o    a custodian of a person's account,

     o    a nominee, and

     o    a broker holding an interest for a customer in street name.

     These regulations are proposed to be effective beginning January 1, 2004.

     FEDERAL INCOME TAX CONSEQUENCES FOR FASIT CERTIFICATES

     If and to the extent set forth in the prospectus supplement relating to a particular series of certificates, an election may be made to treat the related trust fund or one or more segregated pools of assets therein as one or more financial asset securitization investment trusts, or FASITs, within the meaning of Internal Revenue Code Section 860L(a). Qualification as a FASIT requires ongoing compliance with some conditions. With respect to each series of FASIT certificates, Cadwalader, Wickersham & Taft LLP, our counsel, will advise us that in the firm's opinion, assuming the making of such an election, compliance with the pooling and servicing agreement and compliance with any changes in the law, including any amendments to the Internal Revenue Code or applicable Treasury Regulations thereunder, each FASIT pool will qualify as a FASIT. In that case, the regular certificates will be considered to be regular interests in the FASIT and will be treated for federal income tax purposes as if they were newly originated debt instruments, and the residual certificate will be considered the ownership interest in the FASIT pool. The prospectus supplement for each series of certificates will indicate whether one or more FASIT elections will be made with respect to the related trust fund.

     No final Treasury regulations have as yet been issued detailing the circumstances under which a FASIT election may be made or the consequences of such an election. If a FASIT election is made with respect to any trust fund or as to any segregated pool of assets therein, the related prospectus supplement will describe the federal income tax consequences of the election.

     REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each standard certificateholder or stripped certificateholder at any time during the year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable the certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of stripped certificates, unless provided otherwise in the applicable prospectus supplement, the

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reporting will be based upon a representative initial offering price of each class of stripped certificates. The trustee will also file the original issue discount information with the Service. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required in respect of any reportable payments, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding."

     TAXATION OF FOREIGN INVESTORS

     To the extent that a Certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Internal Revenue Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-United States Persons generally will be subject to 30% United States withholding tax, or the lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the standard certificateholder or stripped certificateholder on original issue discount recognized by the standard certificateholder or stripped certificateholders on the sale or exchange of the Certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-United States Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be portfolio interest and will be treated in the manner, and the persons will be subject to the same certification requirements, described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Foreign Investors--Regular Certificates."


                       STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.


                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, and
Section 4975 of the Internal Revenue Code impose some requirements on employee benefit plans, and on some other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which the plans, accounts or arrangements are invested, and on persons who are fiduciaries with respect to plans in connection with the investment of plan assets.

     ERISA generally imposes on Plan fiduciaries some general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of a Plan and parties in interest who have some specified relationships to the Plan, unless a statutory or administrative exemption is available. Parties in interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Internal Revenue Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Internal Revenue Code. Special caution should be exercised before the assets of a Plan are used to purchase a Certificate if, with respect to the assets, we, the servicer, a special servicer or any sub-servicer or the trustee or an affiliate thereof, either:

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     o    has discretionary authority or control with respect to the investment of the assets of the Plan; or

     o has authority or responsibility to give, or regularly gives, investment advice with respect to the assets of the Plan for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the Plan.

     Before purchasing any offered certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to the purchase under the requirements of ERISA, whether any prohibited transaction class exemption or any individual prohibited transaction exemption, as described below, applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to the series of certificates.

     Some employee benefit plans, such as governmental plans, as defined in
Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Internal Revenue Code, church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal and state law materially similar to the foregoing provisions of ERISA and the Internal Revenue Code. Moreover, any governmental or church plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the trust assets to be deemed plan assets. Section 2510.3-101 of the regulations of the Department of Labor provides that, when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless some exceptions not applicable to this discussion apply, or unless the equity participation in the entity by benefit plan investors, i.e., Plans, whether or not subject to ERISA, and entities whose underlying assets include plan assets, is not significant. For this purpose, the plan asset regulations provide, in general, that participation in an entity, such as a trust fund, is significant if, immediately after the most recent acquisition of any equity interest, 25% or more of any class of equity interests, such as certificates, is held by benefit plan investors. Unless restrictions on ownership of and transfer to plans apply with respect to a series of certificates, we cannot assure you that benefit plan investors will not own at least 25% of a class of certificates.

     Any person who has discretionary authority or control respecting the management or disposition of plan assets, and any person who provides investment advice with respect to the assets for a fee, is a fiduciary of the investing Plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a servicer, a special servicer or any sub-servicer, may be deemed to be a Plan fiduciary with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve one or more prohibited transactions under ERISA, Section 4975 of the Internal Revenue Code or Similar Law.

ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained from the Department of Labor individual prohibited transaction exemptions that apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter or as a selling or placement agent. If such an exemption may be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the exemption's applicability.

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UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a residual certificate by any employee benefit plan qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code Section, including most Plans, may give rise to unrelated business taxable income as described in Sections 511-515 and 860E of the Internal Revenue Code. Further, prior to the purchase of residual certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a residual certificate on behalf of, a Disqualified Organization, which term as defined above includes some tax-exempt entities not subject to Section 511 of the Internal Revenue Code including some governmental plans, as discussed above under the caption "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of certificates.


                                LEGAL INVESTMENT

     The offered certificates will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, only if so specified in the related prospectus supplement. The appropriate characterization of those certificates not qualifying as mortgage related securities, called non-SMMEA certificates, under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment authority is subject to legal investment laws and regulations, capital requirements, or regulatory review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the non-SMMEA certificates constitute legal investments for them.

     Generally, only classes of offered certificates that meet the following criteria will be mortgage related securities for purposes of SMMEA:

     o are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations;

     o are part of a series evidencing interests in a trust fund consisting of loans originated by those types of originators specified in SMMEA; and

     o are part of a series evidencing interests in a trust fund consisting of mortgage loans each of which is secured by a first lien on either a single parcel of real estate on which is located a residential and/or mixed residential and commercial structure, or on one or more parcels of real estate upon which are located one or more commercial structures.

     Those classes qualifying as mortgage related securities will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for the entities under applicable law.

     Under SMMEA, a number of states enacted legislation on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in mortgage related securities secured by liens on residential or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the

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definition of "mortgage related security" to include in relevant part, offered certificates satisfying the rating and qualified originator requirements for mortgage related securities, but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in qualifying mortgage related securities only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows:

     o federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby;

     o    federal credit unions may invest in those securities; and

     o national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe.

     In this connection, the Office of the Comptroller of the Currency, called the OCC, has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information, "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include "commercial mortgage-related securities" and "residential mortgage-related securities." As defined in that rule, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks.

     The National Credit Union Administration, or NCUA, has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. ss. 742.4([B])(2).

     The Office of Thrift Supervision, or OTS, has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That policy statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.



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     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any class of the offered certificates, as some classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines, in some instances irrespective of SMMEA.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying", and, with regard to any class of the offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of some classes of offered certificates as mortgage related securities, no representations are made as to the proper characterization of any class of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. The uncertainties described above--and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates--may adversely affect the liquidity of any class of offered certificates.

     Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to you.


                             METHOD OF DISTRIBUTION

     The certificates offered hereby and by related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to us from that sale.

     We intend that certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of offered certificates may be made through a combination of two or more of these methods. The methods are as follows:

     o by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     o by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

     o    through direct offerings by us.

     If specified in the prospectus supplement relating to a series of offered certificates, we or any of our affiliates or any other person or persons specified in the prospectus supplement (including originators of mortgage loans) may purchase some or all of one or more classes of offered certificates of that series from the underwriter or underwriters or any other person or persons specified in the prospectus supplement. Pursuant to this prospectus and the related prospectus supplement, a purchaser may thereafter from time to time offer and sell some or all of the certificates directly, or through one or more underwriters to be designated at the time of the offering of the certificates, or through dealers (whether acting as agent or as principal) or in any other manner that may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the related prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.



                                      107
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     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefore. The underwriters may be broker-dealers affiliated with us whose identities and relationships to us will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of offered certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the certificates may be deemed to be underwriters in connection with those certificates, and any discounts or commissions received by them from us and any profit on the resale of certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to some conditions precedent, including the following:

     o that the underwriters will be obligated to purchase all certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

     o that we will indemnify the several underwriters, and each person, if any, who controls any related underwriters within the meaning of
          Section 15 of the Securities Act, against some civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of the Securities Act.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of certificates of those series.

     We anticipate that the certificates offered hereby will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of their purchases, be deemed to be underwriters within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any related reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby. Any unrated class may be initially retained by us, and may be sold by us at any time to one or more institutional investors.

     If and to the extent required by applicable law or regulation, this prospectus will be used by Bear, Stearns & Co. Inc., our affiliate, in connection with offers and sales related to market-making transactions in the offered certificates previously offered hereunder in transactions in which Bear, Stearns & Co. Inc. acts as principal. Bear, Stearns & Co. Inc. may also act as agent in those transactions. Sales may be made at negotiated prices determined at the time of sale.


                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement, including this prospectus and a form of the prospectus supplement, under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the applicable prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to, but do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this prospectus and the applicable



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prospectus supplement, you should refer to the registration statement and the exhibits to the registration statement. The registration statement and the exhibits can be inspected and copied at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and the SEC's regional offices at 233 Broadway, New York, New York 10279, and Citicorp Center, 500 West Madison Street, Suite 1500, Chicago, Illinois 60661. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the SEC maintains a public access site on the Internet through the World Wide Web at which provides on-line access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address http://www.sec.gov.


                 INCORPORATION OF SOME INFORMATION BY REFERENCE

     The SEC allows us to incorporate by reference information that we file with the SEC, which allows us to disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and the applicable prospectus supplement. Information that we file later with the SEC will automatically update the information in this prospectus and the applicable prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement. As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling:
Bear Stearns Commercial Mortgage Securities Inc., 383 Madison Avenue, New York, New York 10179, Attention: J. Christopher Hoeffel (212) 272-2000. We have determined that our financial statements will not be material to the offering of any offered certificates.


                                     REPORTS

     We have not authorized anybody to give you any information or to make any representation not contained in this prospectus and any related prospectus supplement and you should not rely on any related information or representation that is not contained in this document. This prospectus and any related prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates being offered pursuant to the related prospectus supplement. They also do not constitute an offer of the offered certificates to any person in any state or other jurisdiction in which the offer would be unlawful. The delivery of this prospectus to you at any time does not imply that information contained in this document is correct as of any time subsequent to the date of this document; however, if any material change occurs while this prospectus is required by law to be delivered, we will amend or supplement this prospectus accordingly.

     The servicer or trustee for each series will be required to mail to holders of the certificates of each series periodic unaudited reports concerning the related trust fund. If holders of beneficial interests in a class of offered certificates are holding and transferring in book-entry form through the facilities of DTC, then unless otherwise provided in the related prospectus supplement, the reports will be sent on behalf of the related trust fund to a nominee of DTC as the registered holder of the offered certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through the participating organizations to the beneficial owners of the applicable offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We will file or cause to be filed with the SEC the periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.


                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.




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                                  LEGAL MATTERS

     The validity of the certificates of each series will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York, or other counsel identified in the prospectus supplement for that series.


                                     RATINGS

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by you of all collections on the underlying mortgage assets to which you are entitled. Ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.



















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                                    GLOSSARY

     Accrued Certificate Interest -- With respect to each class of certificates (other than some classes of stripped interest certificates and some classes of residual certificates), the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally equal to the time period between distribution dates) on the outstanding certificate balance of the class of certificates immediately prior to the distribution date. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of stripped interest certificates will be similarly calculated except that it will accrue on a notional amount that is either based on the principal balances of some or all of the mortgage assets in the related trust fund or equal to the certificate balances of one or more other classes of certificates of the same series.

     ARM Loans -- mortgage loans with adjustable mortgage rates.

     Available Distribution Amount -- Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of the series on the date.

     Debt Service Coverage Ratio -- Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income derived from the related mortgaged property for a twelve-month period to the annualized scheduled payments on the mortgage loan and any other loans senior to it that are secured by the related mortgaged property.

     Disqualified Organization -- any of the following:

     o    the United States, any of its state or political subdivisions;

     o    any foreign government;

     o    any international organization;

     o any agency or instrumentality of any of the foregoing, provided that the term does not include an instrumentality if all of its activities are subject to tax and, except in the case of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by any related governmental entity;

     o any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Internal Revenue Code Section 1381(a)(2)(C); and

     o any organization, other than a farmers' cooperative described in Internal Revenue Code Section 521, that is exempt from taxation under the Internal Revenue Code unless the organization is subject to the tax on unrelated business income imposed by Internal Revenue Code
          Section 511.

     Due Period -- Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date, called the determination date, or otherwise advanced by the related servicer or other specified person, be distributed to the holders of the certificates of the series on the next succeeding distribution date.

     ERISA -- The Employee Retirement Income Security Act of 1974, as amended.



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     Excess Funds -- Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates or prepayment premiums, payments from equity participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest or principal.

     Internal Revenue Code -- The Internal Revenue Code of 1986, as amended.

     Loan-to-Value Ratio -- Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan and any other loans senior to it that are secured by the related mortgaged property to the Value of the related mortgaged property.

     MBS -- pass-through certificates or other mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans.

     Net Operating Income -- Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a mortgaged property during the period, minus the total operating expenses incurred in respect of the mortgaged property during the period other than non-cash items such as depreciation and amortization, capital expenditures, and debt service on the related mortgage loan or on any other loans that are secured by the mortgaged property.

     Non-U.S. Person-- The term "Non-U.S. Person" means any person who is not a U.S. Person.

     Pass-Through Entity -- "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and some corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity.

     Plan -- Any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA, Section 4975 of the Internal Revenue Code or applicable Similar Law.

     Service-- The Internal Revenue Service.

     Similar Law -- Any applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code.

     SMMEA -- The Secondary Market Mortgage Enhancement Act of 1984, as amended.

     U.S. Person -- The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any State, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if:

     o for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust; or

     o for all other taxable years, the trust is subject to United States federal income tax regardless of the source of its income (or, to the extent provided in applicable Treasury Regulations, some trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Value -- The "Value" of a mortgaged property is generally its fair market value determined in an appraisal obtained by the originator at the origination of the loan.



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